UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GORES HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share, of Gores Holdings, Inc.
	(2)	Aggregate number of securities to which transaction applies: 22,136,188 shares of Class A Common Stock
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$10.308 per share of Class A Common Stock (average of high and low prices on NASDAQ on July 26, 2016)

	(4)	Proposed maximum aggregate value of transaction: $906,928,128.90(1)
	(5)	Total fee paid: $91,327.66(2)

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

(1)	Includes cash consideration and stock consideration.
(2)	The amount is the product of $906,928,128.90 multiplied by the SEC’s filing fee of $100.70 per $1,000,000.

GORES HOLDINGS, INC.

9800 Wilshire Blvd.

Beverly Hills, California 90212

Dear Gores Holdings, Inc. Stockholder:

We cordially invite you to attend a special meeting in lieu of the 2016 annual meeting of the stockholders of Gores Holdings, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), which will be held on [    ] at [    ] local time at [    ] (the “Special Meeting”).

On July 5, 2016, the Company, Homer Merger Sub, Inc. (“Company Merger Sub”), AP Hostess Holdings, L.P. (“AP Hostess LP”), Hostess CDM Co-Invest, LLC (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC (“CDM Hostess” and, together with AP Hostess LP and Hostess CDM Co-Invest, the “Selling Equityholders”), and AP Hostess LP, in its capacity as the sellers’ representative, entered into a Master Transaction Agreement (as it may be amended from time to time, the “Master Transaction Agreement”), which provides for, among other things, (i) the mergers of: (A) Hostess Management, LLC, a Delaware limited liability company owned, directly or indirectly, by certain of the Selling Equityholders and certain members of Hostess’ management, with and into Hostess Holdings, L.P., a Delaware limited partnership owned, directly or indirectly, by certain of the Selling Equityholders (“Hostess Holdings”), with Hostess Holdings continuing as the surviving entity (the “Management Merger”); (B) Company Merger Sub with and into AP Hostess Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of AP Hostess LP (“AP Hostess Holdings”), with AP Hostess Holdings continuing as the surviving entity (the “Subsidiary Merger”); and (C) immediately thereafter, AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity (the “Company Merger” and, together with the Management Merger and the Subsidiary Merger, the “Mergers”); and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders (the “Purchase” and, together with the Mergers and the other transactions contemplated by the Master Transaction Agreement, the “Business Combination”). As a result of the foregoing, we will acquire the privately-held Hostess companies, which we collectively refer to as “Hostess.” You are being asked to vote on the Business Combination between us and Hostess.

At the Special Meeting, our stockholders will be asked to consider and vote upon a proposal (the “Business Combination Proposal” or “Proposal No. 1”) to adopt the Master Transaction Agreement, a copy of which is attached to the accompanying proxy statement as Annex A, and approve the transactions contemplated thereby, including the Business Combination. Subject to the terms of the Master Transaction Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $2.3 billion, which amount will be increased by the amount of cash held by Hostess as of the closing of the Business Combination, and which amount will be decreased by the amount of Hostess’ outstanding indebtedness under its existing credit facilities, certain transaction fees and expenses, and certain payments to Hostess management under the Hostess Long Term Incentive Plan (the “Hostess LTIP”). The consideration to be paid to the Selling Equityholders will be funded through a combination of cash and stock consideration. The amount of cash consideration payable to the Selling Equityholders is the sum of (i) cash available to us from the trust account (the “Trust Account”) that holds the proceeds (including interest) of our initial public offering that closed on August 19, 2015 (the “IPO”), and after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to closing the Business Combination (which instructions to redeem are further discussed in the accompanying proxy statement), plus (ii) the anticipated gross proceeds of approximately $300,000,000 from the sale of shares of newly issued Class A Common Stock of the Company, par value $0.0001 per share (the “Class A Stock”), in a private placement (the “Private Placement”), as further discussed in the accompanying proxy statement, less (iii) certain transaction fees and expenses, including the payment of deferred underwriting commissions agreed to at the time of our IPO, less (iv) certain payments to Hostess management under the Hostess LTIP, less (v) approximately $173,000,000 that will be used to repay a portion of the existing indebtedness of Hostess. The remainder of the consideration to be paid to the Selling Equityholders will be stock consideration, consisting of approximately 22,136,188 newly

i

issued shares of our publicly-traded Class A Stock and approximately 29,912,742 shares of our newly established Class B Common Stock, par value $0.0001 per share (the “Class B Stock”), which includes approximately 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, which shares will be valued at approximately $9.73 per share for purposes of determining the aggregate number of shares payable to Selling Equityholders for their ownership interests therein (the “Stock Consideration”). In addition, Mr. C. Dean Metropoulos will receive 2,496,000 Class B limited partnership units in Hostess Holdings (the “Class B Units”) and an equivalent number of shares of Class B Stock pursuant to his Executive Chairman Employment Agreement. The foregoing consideration to be paid to the Selling Equityholders and Mr. Metropoulos may be further increased by amounts payable under the Tax Receivable Agreement (as defined and further discussed below) and amounts payable as earn-out shares of Class A Stock or Class B Stock and an equivalent number of Class B Units, as applicable and as more fully described in the accompanying proxy statement. The number of shares of Class A Stock and Class B Stock (and a corresponding number of Class B Units) issued to the Selling Equityholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. AP Hostess LP will receive shares of Class A Stock, and Hostess CDM Co-Invest, CDM Hostess and Mr. Metropoulos will receive shares of Class B Stock and shall hold an equivalent number of Class B Units. The Class B Units (including the Class B Units issued to Mr. Metropoulos under the Executive Chairman Employment Agreement) may be exchanged (together with the cancellation of an equivalent number of shares of Class B Stock) by the holders thereof for, at the election of the Company, shares of Class A Stock or the cash equivalent of such shares, in accordance with the Exchange Agreement to be entered into at the closing of the Business Combination by the Company, Mr. Metropoulos, Hostess CDM Co-Invest, CDM Hostess and Hostess Holdings, which is further discussed in the accompanying proxy statement. Approximately $173,000,000 of the proceeds from the Trust Account and the Private Placement will be used to repay a portion of Hostess’ existing indebtedness. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination.

In order to facilitate the Business Combination, our sponsor, Gores Sponsor LLC (the “Sponsor”), has agreed to the cancellation of a portion of the shares of Class F Common Stock of the Company, par value $0.0001 per share (the “Class F Stock”), issued to it prior to our IPO (the “Founder Shares”) and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Master Transaction Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

In addition, Mr. Metropoulos has entered into an agreement with our Sponsor that provides for the potential transfer of certain private placement warrants and Founder Shares held by our Sponsor to Mr. Metropoulos. In the event that our Sponsor transfers its commitment to purchase 12,308,929 shares of Class A Stock pursuant to the Private Placement, representing an aggregate subscription amount of approximately $113,000,000 (the “Bridge Shares”), to third parties prior to the closing of the Business Combination, then our Sponsor will, immediately prior to the closing, transfer 2,000,000 private placement warrants and 500,000 Founder Shares to Mr. Metropoulos. To the extent that the Sponsor transfers less than all of the Bridge Shares, then the Sponsor will transfer a proportionally reduced portion of such private placement warrants and Founder Shares to Mr. Metropoulos.

At the closing of the Business Combination, the Company will also enter into the Tax Receivable Agreement, substantially in the form attached as Annex G to this proxy statement (the “Tax Receivable Agreement”), with Hostess CDM Co-Invest, CDM Hostess, AP Hostess LP and Mr. Metropoulos. The Tax Receivable Agreement will generally provide for the payment by the Company to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments that it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments that the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings. Certain payments under the Tax Receivable Agreement will be made to the Selling Equityholders in accordance with specified percentages, regardless of the source of the applicable tax attribute.

At the Special Meeting, Company stockholders will be asked to adopt the Master Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination. In addition, you are being asked to consider and vote upon (i) a proposal to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to the Business Combination, the Private Placement and the Executive Chairman Employment Agreement entered into with Mr. Metropoulos (the “NASDAQ Proposal” or “Proposal No. 2”), (ii) five separate proposals to approve and adopt amendments to the Company’s current certificate of incorporation to: (A) provide for the classification of our board of directors (our “Board”) into three classes of directors with staggered terms of office and to make certain related changes (“Proposal No. 3”); (B) authorize an additional 40,000,000 shares of common stock, which would consist of (x) establishing 50,000,000 shares of a newly designated class of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (y) decreasing the post-combination company’s shares of Class F Stock from 20,000,000 shares to 10,000,000 shares (“Proposal No. 4”); (C) change the stockholder vote required to amend certain provisions of the post-combination company’s certificate of incorporation and bylaws (“Proposal No. 5”); (D) elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo Global Management, LLC, (“Apollo”), Hostess CDM Co-Invest, CDM Hostess and Mr. Metropoulos, each of their respective successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes (“Proposal No. 6”); and (E) provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company (“Proposal No. 7”) (each of which Proposal Nos. 3 through 7 is referred to as a “Charter Amendment Proposal” and collectively the “Charter Amendment Proposals”), (iii) a proposal to elect seven directors to serve staggered terms on our Board until the 2017, 2018 and 2019 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified (the “Director Election Proposal” or “Proposal No. 8”), (iv) a proposal to approve the Hostess Brands, Inc. 2016 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex L (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Incentive Plan Proposal” or “Proposal No. 9”), (v) a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (the “Ratification Proposal” or “Proposal No. 10) and (vi) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals (the “Adjournment Proposal” or “Proposal No. 11”). A copy of our proposed second amended and restated certificate of incorporation reflecting the Charter Amendment Proposals, assuming the consummation of the Business Combination, is attached as Annex B to the accompanying proxy statement.

Each of these proposals is more fully described in this proxy statement, which each stockholder is encouraged to read carefully.

Our publicly-traded common stock, units and warrants are currently listed on the NASDAQ Capital Market under the symbols “GRSH,” “GRSHU” and “GRSHW,” respectively. We intend to apply to continue the listing of our publicly-traded common stock, units and warrants on NASDAQ under the symbols “TWNK,” “TWNKU” and “TWNKW,” respectively, upon the closing of the Business Combination.

Pursuant to our current certificate of incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our Trust Account that holds the proceeds (including interest, which shall be net of taxes payable) of our IPO. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $13,125,000 that we will pay to the underwriters of our IPO or transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of marketable securities held in our Trust Account of approximately $375,081,861 as of March 31, 2016, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held marketable securities with a fair value of approximately $375,081,861 as of March 31, 2016. The Master Transaction Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement, together with the $50,000,000 representing a partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, equaling or exceeding $537,500,000. The obligations of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement, together with the $50,000,000 representing a partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, equaling or exceeding $600,000,000. These conditions to closing in the Master Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or the Selling Equityholders (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would cause our net tangible assets to be less than $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Unless otherwise specified, the information in the accompanying proxy statement assumes that none of our public stockholders exercise their redemption rights with respect to their shares of Class A Stock.

Our Sponsor and current independent directors (our “Initial Stockholders”), as well as our officers and other current directors, have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares. Our Initial Stockholders, directors and officers have agreed to vote any shares of the Company’s common stock owned by them in favor of the Business Combination. The Founder Shares are subject to transfer restrictions. Our current certificate of incorporation includes a conversion adjustment which provides that the Founder Shares will automatically convert at the time of the Business Combination into a number of shares of Class A Stock at the closing of the transactions contemplated by the Master Transaction Agreement, at a conversion rate that entitles the holders of such Founder Shares to continue to own, in the aggregate, 20% of our issued and outstanding shares of common stock after giving effect to the Private Placement. However, our Initial Stockholders have agreed to waive such conversion adjustment and, instead, will receive upon conversion one share of Class A Stock for each Founder Share converted as of the closing of the Business Combination, such that the Initial Stockholders will hold, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor, approximately 8% of the total number of all shares of common stock outstanding after consummation of the Business Combination, consisting of the Founder Shares that will be automatically converted into shares of Class A Stock at the closing of the Business Combination and the shares of Class A Stock subscribed for by our Sponsor pursuant to its subscription agreement, but excluding any Bridge Shares.

We are providing the accompanying proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the Business Combination and other related business to be considered by the Company’s stockholders at the Special Meeting is included in this proxy statement. Whether or not you plan to attend the Special Meeting, we urge all Company stockholders to read this proxy statement, including the Annexes and the accompanying financials statements of the Company and Hostess, carefully and in their entirety. In particular, we urge you to read carefully the section entitled “Risk Factors” beginning on page 63 of this proxy statement.

After careful consideration, our Board has unanimously approved the Master Transaction Agreement and the transactions contemplated therein, and unanimously recommends that our stockholders vote “FOR” adoption of the Master Transaction Agreement and approval of the transactions contemplated thereby, including the Business Combination, and “FOR” all other proposals presented to our stockholders in the accompanying proxy statement. When you consider the Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination” for additional information.

Approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Approval of each of the Charter Amendment Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Approval of the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting.

Your vote is very important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible by following the instructions in this proxy statement to make sure that your shares are represented at the Special Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. The transactions contemplated by the Master Transaction Agreement will be consummated only if the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals are approved at the Special Meeting. Unless waived by the parties to the Master Transaction Agreement, the closing of the Business Combination is conditioned upon the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals. Each of the proposals other than the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, other than the Ratification Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

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If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Special Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Special Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are a stockholder of record and you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST DEMAND THAT THE COMPANY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO THE COMPANY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

On behalf of our Board, I would like to thank you for your support of Gores Holdings, Inc. and look forward to a successful completion of the Business Combination.

Sincerely,

[    ], 2016

Alec E. Gores

Chairman of the Board of Directors

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement is dated [    ], and is expected to be first mailed to Company stockholders on or about [    ].

NOTICE OF SPECIAL MEETING IN LIEU OF 2016 ANNUAL MEETING OF

STOCKHOLDERS OF GORES HOLDINGS, INC.

TO BE HELD [    ], 2016

To the Stockholders of Gores Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting in lieu of 2016 annual meeting of the stockholders of Gores Holdings, Inc., a Delaware corporation (the “Company”), will be held on [    ] at [    ] at [    ] (the “Special Meeting”). You are cordially invited to attend the Special Meeting to conduct the following items of business:

1.

Business Combination Proposal — To consider and vote upon a proposal to adopt the Master Transaction Agreement, dated as of July 5, 2016 (as it may be amended from time to time, the “Master Transaction Agreement”), by and among the Company, Homer Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Company Merger Sub”), AP Hostess Holdings, L.P. (“AP Hostess LP”), Hostess CDM Co-Invest, LLC (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC (“CDM Hostess” and, together with AP Hostess LP and Hostess CDM Co-Invest, the “Selling Equityholders”), and AP Hostess LP, in its capacity as the sellers’ representative thereunder (in such capacity, the “Sellers’ Representative”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, (i) the mergers of: (A) Hostess Management, LLC, a Delaware limited liability company owned, directly or indirectly, by certain of the Selling Equityholders and certain members of Hostess’ management, with and into Hostess Holdings, L.P., a Delaware limited partnership owned, directly or indirectly, by certain of the Selling Equityholders (“Hostess Holdings”), with Hostess Holdings continuing as the surviving entity (the “Management Merger”); (B) Company Merger Sub with and into AP Hostess Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of AP Hostess LP (“AP Hostess Holdings”), with AP Hostess Holdings continuing as the surviving entity (the “Subsidiary Merger”); and (C) immediately thereafter, AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity (the “Company Merger” and, together with the Management Merger and the Subsidiary Merger, the “Mergers”); and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders (the “Purchase” and, together with the Mergers and the other transactions contemplated by the Master Transaction Agreement, the “Business Combination”) (Proposal No. 1);

2.

NASDAQ Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination, the Private Placement (as defined below) and the Executive Chairman Employment Agreement entered into with Mr. C. Dean Metropoulos (Proposal No. 2);

3.	Charter Amendment Proposals — To consider and act upon five separate proposals to amend the Company’s current certificate of incorporation to:

•	provide for the classification of our board of directors (our “Board”) into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 3);

•

authorize an additional 40,000,000 shares of common stock, which would consist of (i) establishing 50,000,000 shares of a newly designated class of Class B Common Stock of the Company, par value $0.0001 per share (the “Class B Stock”), in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Common Stock, par value $0.0001 per share (the “Class F Stock”) from 20,000,000 shares to 10,000,000 shares (Proposal No. 4);

•	change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate of incorporation and bylaws (Proposal No. 5);

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•

elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our sponsor, Gores Sponsor LLC (our “Sponsor”), Apollo Global Management, LLC (“Apollo”), Hostess CDM Co-Invest, CDM Hostess and Mr. C. Dean Metropoulos, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes (Proposal No. 6); and

•

provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company, subject to approval by our stockholders at the Special Meeting (Proposal No. 7).

4.

Director Election Proposal — To consider and vote upon a proposal to elect seven directors to serve staggered terms on our Board until the 2017, 2018 and 2019 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified (Proposal No. 8);

5.

Incentive Plan Proposal — To consider and vote upon a proposal to approve the Hostess Brands, Inc. 2016 Equity Incentive Plan, a copy of which is attached to this proxy statement as Annex L, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended (Proposal No. 9);

6.	Ratification Proposal — To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 10); and

7.

Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals (Proposal No. 11).

The above matters are more fully described in this proxy statement, which also includes, as Annex A, a copy of the Master Transaction Agreement. We urge you to read carefully this proxy statement in its entirety, including the Annexes and accompanying financial statements of the Company and Hostess.

The record date for the Special Meeting is [    ]. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment thereof. A complete list of our stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

Our Sponsor and current independent directors (our “Initial Stockholders”), officers and other current directors have agreed to vote any shares of Class F Stock (the “Founder Shares”) held by them and any public shares purchased during or after our initial public offering (our “IPO”) in favor of our Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares.

Pursuant to our current certificate of incorporation, we will provide our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of the Company’s Class A Stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in our trust account that holds the proceeds (including interest, which shall be net of taxes payable) of our IPO (the “Trust Account”). The per-share amount we will

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distribute to our stockholders who properly redeem their shares will not be reduced by the deferred underwriting commission totaling $13,125,000 that we will pay to the underwriters of our IPO, as well as other transaction expenses incurred in connection with the Business Combination. For illustrative purposes, based on the fair value of marketable securities held in our Trust Account of approximately $375,081,861 as of March 31, 2016, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote “FOR” the Business Combination. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of common stock included in the units sold in our IPO. We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held marketable securities with a fair value of approximately $375,081,861 as of March 31, 2016. The Master Transaction Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement (as defined below), together with the $50,000,000 representing a partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, equaling or exceeding $537,500,000. The obligations of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement (as defined below), together with the $50,000,000 representing a partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, equaling or exceeding $600,000,000. These conditions to closing in the Master Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or the Selling Equityholders (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would cause our net tangible assets to be less than $5,000,001. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination.

Our Initial Stockholders, current officers and other current directors have agreed to waive their redemption rights with respect to any shares of our common stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares. Our Initial Stockholders, directors and officers have agreed to vote any shares of the Company’s common stock owned by them in favor of the Business Combination. The Founder Shares are subject to transfer restrictions. Our current certificate of incorporation includes a conversion adjustment which provides that the Founder Shares will automatically convert at the time of the Business Combination into a number of shares of Class A Stock at the closing of the transactions contemplated by the Master Transaction Agreement, at a conversion rate that entitles the holders of such Founder Shares to continue to own, in the aggregate, 20% of our issued and outstanding shares of common stock after giving effect to the Private Placement (as defined below). However, our Initial Stockholders have agreed to waive such conversion adjustment and, instead, will receive upon conversion one share of Class A Stock for each Founder Share converted as of the closing of the Business Combination, such that the Initial Stockholders will hold, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor, approximately 8% of the total number of all shares of common stock outstanding after consummation of the Business Combination, consisting of the Founder Shares that will be automatically converted into shares of Class A Stock at the closing of the Business Combination and the shares of Class A Stock subscribed for by our Sponsor pursuant to its subscription agreement, but excluding any Bridge Shares.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, other than the Ratification Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

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We anticipate raising additional proceeds to fund the Business Combination and related transactions, including the repayment of approximately $173,000,000 of Hostess’ existing indebtedness, through a private placement of our Class A Stock (the “Private Placement”). The Private Placement was offered to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. In order to facilitate the Business Combination, our Sponsor has agreed to the cancellation of a portion of the Founder Shares held by it and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination. The issuance of 20% or more of our outstanding common stock in connection with the Master Transaction Agreement, the Private Placement and the Executive Chairman Employment Agreement requires stockholder approval of the NASDAQ Proposal.

The approval of the proposal to adopt the Master Transaction Agreement and approve the transactions contemplated thereunder, including the Business Combination, requires the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon at the Special Meeting. The approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The approval of each of the Charter Amendment Proposals requires the affirmative vote of holders of a majority of our outstanding shares of common stock entitled to vote thereon at the Special Meeting. The approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The approval of the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. The Board unanimously recommends that you vote “FOR” each of these proposals.

By Order of the Board of Directors

Alec E. Gores

Chairman of the Board of Directors

Beverly Hills, California

[    ], 2016

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Page
SUMMARY TERM SHEET	1

FREQUENTLY USED TERMS	8

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	13

SUMMARY OF THE PROXY STATEMENT	31

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY	51

SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER INFORMATION OF HOSTESS HOLDINGS	53

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	58

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	61

RISK FACTORS	63

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (NO REDEMPTION SCENARIO)	93

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (NO REDEMPTION SCENARIO)	98

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (MAXIMUM REDEMPTION SCENARIO)	107

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (MAXIMUM REDEMPTION SCENARIO)	112

COMPARATIVE SHARE INFORMATION	117

SPECIAL MEETING IN LIEU OF 2016 ANNUAL MEETING OF COMPANY STOCKHOLDERS	120

PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION	129

PROPOSAL NO. 2 — APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE BUSINESS COMBINATION, THE PRIVATE PLACEMENT AND THE EXECUTIVE CHAIRMAN EMPLOYMENT AGREEMENT	176

PROPOSAL NO. 3 — CLASSIFICATION OF THE BOARD OF DIRECTORS	179

PROPOSAL NO. 4 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK	181

PROPOSAL NO. 5 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO CHANGE THE STOCKHOLDER VOTE REQUIRED TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY	189

PROPOSAL NO. 6 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO ELECT NOT TO BE GOVERNED BY SECTION 203 OF THE DGCL	191

PROPOSAL NO. 7 — APPROVAL OF ADDITIONAL AMENDMENTS TO CURRENT CERTIFICATE IN CONNECTION WITH THE BUSINESS COMBINATION	199

PROPOSAL NO. 8 — ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS	214

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PROPOSAL NO. 9 — APPROVAL OF THE INCENTIVE PLAN, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN AND ALSO FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE CODE	217

PROPOSAL NO. 10 — RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	225

PROPOSAL NO. 11 — THE ADJOURNMENT PROPOSAL	227

INFORMATION ABOUT THE COMPANY	228

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	241

INFORMATION ABOUT HOSTESS	246

HOSTESS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	261

HOSTESS MANAGEMENT	282

EXECUTIVE COMPENSATION	284

MANAGEMENT AFTER THE BUSINESS COMBINATION	294

DESCRIPTION OF SECURITIES	301

BENEFICIAL OWNERSHIP OF SECURITIES	312

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	314

PRICE RANGE OF SECURITIES AND DIVIDENDS	319

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	320

APPRAISAL RIGHTS	320

HOUSEHOLDING INFORMATION	320

TRANSFER AGENT AND REGISTRAR	320

SUBMISSION OF STOCKHOLDER PROPOSALS	320

FUTURE STOCKHOLDER PROPOSALS	320

WHERE YOU CAN FIND MORE INFORMATION	322

INDEX TO CONSOLIDATED FINANCIAL INFORMATION	F-1

ANNEX A — MASTER TRANSACTION AGREEMENT	A-1

ANNEX B — SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF HOSTESS BRANDS, INC.	B-1

ANNEX C — AMENDED AND RESTATED BYLAWS OF HOSTESS BRANDS, INC.	C-1

ANNEX D — OPINION OF MOELIS	D-1

ANNEX E — CONTRIBUTION AND PURCHASE AGREEMENT	E-1

ANNEX F — EXCHANGE AGREEMENT	F-1

ANNEX G — TAX RECEIVABLE AGREEMENT	G-1

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SUMMARY TERM SHEET

This summary term sheet, together with the sections entitled “Questions and Answers About the Proposals for Stockholders” and “Summary of the Proxy Statement,” summarizes certain information contained in this proxy statement, but does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached Annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions used commonly throughout this proxy statement, including this summary term sheet, please see the section entitled “Frequently Used Terms.”

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Gores Holdings, Inc., a Delaware corporation, which we refer to as “we,” “us,” “our,” or the “Company,” is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

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There are currently 46,875,000 shares of Common Stock, par value $0.0001 per share, of the Company, issued and outstanding, consisting of (i) 37,500,000 shares of Class A Stock originally sold as part of the IPO, and (ii) 9,375,000 shares of Class F Stock that were initially issued to our Sponsor, prior to our IPO. There are currently no shares of Company preferred stock issued and outstanding. In addition, we issued 37,500,000 public warrants to purchase Class A Stock (originally sold as part of the units issued in our IPO) as part of our IPO along with 19,000,000 Private Placement Warrants issued to our Sponsor in a private placement prior to our IPO. Each warrant entitles its holder to purchase one-half of one share of our Class A Stock at an exercise price of $5.75 per half share, to be exercised only for a whole number of shares of our Class A Stock. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or August 19, 2016, and they expire five years after the completion of our initial business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, the Company may redeem the outstanding warrants at a price of $0.01 per warrant, if the last sale price of the Company’s Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the Company sends the notice of redemption to the warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by our Sponsor or its permitted transferees. On July 27, 2016, our Sponsor loaned us $500,000 to fund our on-going operational expenses and certain transaction costs in connection with the Business Combination. At the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company. For more information regarding the warrants, please see the section entitled “Description of the Securities.”

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Hostess, America’s Original Snack Cake, has been an iconic American brand for generations. Hostess offers a variety of new and classic treats like Twinkies®, Cupcakes, Ding Dongs®, Ho Hos®, Donettes®, and Fruit Pies that it believes delight snack fans across the nation. In 2013, the Selling Equityholders acquired the Hostess brand out of the bankruptcy liquidation proceedings of its prior owners, free and clear of all past liabilities. After a brief hiatus in production, Hostess began providing Hostess products to consumers and retailers across the nation in July 2013. By combining Hostess’ beloved brands’ established reputation with an innovative business model, Hostess rapidly recaptured market share. Three years after launching “The Sweetest Comeback in the History of Ever”® campaign, Hostess has reestablished a leading premium brand position in the $6.8 billion U.S. Sweet Baked Goods category. For more information about Hostess, please see the sections entitled “Information About Hostess,” “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

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Subject to the terms of the Master Transaction Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $2.3 billion, which amount will be increased by the amount of cash held by Hostess as of the closing of the Business Combination, and which amount will be decreased by the amount of

Hostess’ outstanding indebtedness under its existing credit facilities, certain transaction fees and expenses, and certain payments to Hostess management under the Hostess LTIP. The consideration to be paid to the Selling Equityholders will be funded through a combination of cash and stock consideration. The amount of cash consideration payable to the Selling Equityholders is the sum of (i) cash available to us from the Trust Account, after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement), plus (ii) the anticipated gross proceeds of approximately $300,000,000 from the Private Placement, less (iii) certain transaction fees and expenses, including the payment of deferred underwriting commissions agreed to at the time of our IPO, less (iv) certain payments to Hostess management under the Hostess LTIP, less (v) approximately $173,000,000 that will be used to repay a portion of the existing indebtedness of Hostess. The remainder of the consideration paid to the Selling Equityholders will be stock consideration, consisting of approximately 22,136,188 newly issued shares of our publicly-traded Class A Stock and approximately 29,912,742 shares of our newly established Class B Stock, which includes approximately 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, which shares will be valued at approximately $9.73 per share for purposes of determining the aggregate number of shares payable to the Selling Equityholders for their ownership interests therein. In addition, Mr. Metropoulos will receive 2,496,000 Class B Units (and an equivalent number of shares of Class B Stock) pursuant to the Executive Chairman Employment Agreement. The foregoing consideration to be paid to the Selling Equityholders and Mr. Metropoulos may be further increased by amounts payable under the Tax Receivable Agreement and amounts payable as earn-out shares of Class A Stock or Class B Stock and an equivalent number of Class B Units, as applicable. The number of shares of Class A Stock and Class B Stock (and a corresponding number of Class B Units) issued to the Selling Equityholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. AP Hostess LP will receive shares of Class A Stock, and Hostess CDM Co-Invest, CDM Hostess and Mr. Metropoulos will receive shares of Class B Stock and shall hold an equivalent number of Class B Units. The Class B Units (including the Class B Units issued to Mr. Metropoulos under the Executive Chairman Employment Agreement) may be exchanged (together with the cancellation of an equivalent number of shares of Class B Stock) by the holders thereof for, at the election of the Company, shares of Class A Stock or the cash equivalent of such shares, in accordance with the Exchange Agreement. In order to facilitate the Business Combination, our Sponsor has agreed to the cancellation of approximately 4,062,500 of the Founder Shares held by it and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Master Transaction Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares. For more information about the Master Transaction Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Master Transaction Agreement.”

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In addition, Mr. Metropoulos has entered into an agreement with our Sponsor that provides for the potential transfer of Private Placement Warrants and Founder Shares held by our Sponsor to Mr. Metropoulos. In the event that our Sponsor transfers its commitment to purchase 12,308,929 shares of Class A Stock pursuant to the Private Placement, representing an aggregate subscription amount of approximately $113,000,000, to third parties prior to the closing of the Business Combination, then our Sponsor will, immediately prior to the closing, transfer 2,000,000 Private Placement Warrants and 500,000 Founder Shares to Mr. Metropoulos. To the extent that the Sponsor transfers less than all of the Bridge Shares, then the Sponsor will transfer a proportionally reduced portion of such Private Placement Warrants and Founder Shares to Mr. Metropoulos.

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It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 29% in the post-combination company; (ii) the Private Placement Investors (other than our Sponsor) will own approximately 21% of the post-combination company (such that public stockholders, including Private Placement Investors other than our Sponsor, will own approximately 50% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor, and the shares of Class A Stock purchased by it in the Private Placement) will own approximately 8% of the post-combination company, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor; (iv) AP Hostess LP will own approximately 17% of the post-combination company; (v) Hostess CDM Co-Invest will own approximately 21% of the post-combination company; (vi) CDM Hostess will own approximately 2% of the post-combination company and (vii) Mr. Metropoulos and/or his designee will own approximately 2% of the post-combination company. 100% of the shares of Class B Stock will be owned by the CDM Holders. These levels of ownership interest assume that no shares are elected to be redeemed and that all Bridge Shares have been transferred to third parties prior to the closing of the transactions contemplated by the Master Transaction Agreement. The Private Placement Investors have agreed to purchase in the aggregate approximately 32,678,576 shares of Class A Stock, for approximately $300,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $97,000,000 of the gross proceeds from the Private Placement, in addition to $375,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable to the Selling Equityholders, the repayment of approximately $173,000,000 of Hostess’ existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination, (b) the issuance of any shares of Class A Stock under the Exchange Agreement, a copy of which is attached to this proxy statement as Annex F, upon the exchange of Class B Units (and the cancellation of shares of Class B Stock), or (c) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, but does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 4,062,500 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

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Our management and Board considered various factors in determining whether to approve the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination, including that Hostess is an iconic American brand with very strong brand awareness and a significant market share in the sweet baked goods market. For more information about our decision-making process, see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

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Pursuant to our current certificate of incorporation, in connection with the Business Combination, holders of our public shares may elect to have their Class A Stock redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of March 31, 2016, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company and will not participate in the future growth of the post-combination company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent at least two business days prior to the Special Meeting. Please see the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of the Company’s Stockholders — Redemption Rights.”

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In addition to voting on the proposal to adopt the Master Transaction Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Special Meeting, the stockholders of the Company will be asked to vote on:

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a proposal to approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement, which we refer to as the “NASDAQ Proposal” (Proposal No. 2);

•	five separate proposals to approve and adopt amendments to the Company’s current certificate of incorporation to:

•	provide for the classification of our Board into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 3);

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authorize an additional 40,000,000 shares of common stock, which would consist of (i) establishing 50,000,000 shares of a newly designated class of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Stock from 20,000,000 shares to 10,000,000 shares (Proposal No. 4);

•	change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate of incorporation and bylaws (Proposal No. 5);

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elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes (Proposal No. 6); and

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provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company, subject to approval by our stockholders at the Special Meeting (Proposal No. 7).

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a proposal to elect seven directors to serve staggered terms on our Board until the 2017, 2018 and 2019 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified, which we refer to as the “Director Election Proposal” (Proposal No. 8);

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a proposal to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Code, which we collectively refer to as the “Incentive Plan Proposal” (Proposal No. 9);

•	a proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 10); and

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a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals (Proposal No. 11).

Please see the sections entitled “Proposal No. 1 — Approval of the Business Combination,” “Proposal No. 2 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, the Private Placement and the Executive

Chairman Employment Agreement,” “Proposal No. 3 — Classification of the Board of Directors,” “Proposal No. 4 — Approval of Amendments to Current Certificate to Authorize Additional Shares of Common Stock,” “Proposal No. 5 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate of Incorporation and Bylaws of the Company,” “Proposal No. 6 — Approval of Amendments to Current Certificate to Elect not to be Governed by Section 203 of the DGCL,” “Proposal No. 7 — Approval of Additional Amendments to Current Certificate in Connection with the Business Combination,” “Proposal No. 8 — Election of Directors to the Board of Directors,” “Proposal No. 9 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan and Also for Purposes of Complying with Section 162(m) of the Code,” “Proposal No. 10 — Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm” and “Proposal No. 11 — The Adjournment Proposal.” The Business Combination is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, other than the Ratification Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

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Upon the closing of the Business Combination, we anticipate increasing the initial size of our Board from four to seven directors, each of whom will be voted upon by our stockholders at the Special Meeting. If all director nominees are elected and the Business Combination is consummated, our Board will consist of seven directors. Please see the sections entitled “Proposal No. 8 — Election of Directors to the Board of Directors” and “Management after the Business Combination.”

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Unless waived by the parties to the Master Transaction Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Master Transaction Agreement including, among others, termination of the waiting period under the HSR Act and receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Master Transaction Agreement — Conditions to Closing of the Business Combination.”

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The Master Transaction Agreement may be terminated at any time prior to the consummation of the Business Combination upon agreement of the parties thereto, or by the Company or the Selling Equityholders, upon notice from the Sellers’ Representative to the Company, in specified circumstances. For more information about the termination rights under the Master Transaction Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Master Transaction Agreement — Termination.”

•	The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•

In considering the recommendation of our Board to vote for the proposals presented at the Special Meeting, including the Business Combination Proposal, you should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Special Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the fact that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by August 19, 2017;

•

that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo and the CDM Holders and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

•

that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “Gores” refer to Gores Holdings, Inc., and the term “post-combination company” refers to the Company following the consummation of the Business Combination.

In this proxy statement:

“AP Hostess Holdings” means AP Hostess Holdings, Inc., a Delaware corporation and wholly owned subsidiary of AP Hostess LP controlled by Apollo.

“AP Hostess LP” means AP Hostess Holdings, L.P., a Delaware limited partnership controlled by Apollo.

“Apollo” means Apollo Global Management, LLC, a Delaware limited liability company.

“Board” means the board of directors of the Company.

“Business Combination” means the transactions contemplated by the Master Transaction Agreement, including: (i) the mergers of: (A) Hostess Management with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, the merger of AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders.

“Bridge Shares” means the up to 12,308,929 shares of Class A Stock constituting a portion of the shares of Class A Stock our Sponsor committed to purchase pursuant to the Sponsor Subscription Agreement that our Sponsor may transfer to third parties prior to the closing of the Business Combination.

“CDM Holders” means CDM Hostess, Hostess CDM Co-Invest and Mr. Metropoulos, collectively.

“CDM Hostess” means CDM Hostess Class C, LLC, a Delaware limited liability company controlled by Mr. Metropoulos.

“CDM Rollover Amount” means $50,000,000, which represents a partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess.

“CDM Rollover Shares” means 5,446,429 shares of Class B Stock, which represents a partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess.

“Class A Stock” means the shares of Class A Common Stock, par value $0.0001 per share, of the Company.

“Class A Units” means the Class A Units of Hostess Holdings.

“Class B Stock” means the shares of Class B Common Stock, par value $0.0001 per share, of the Company.

“Class B Units” means the Class B Units of Hostess Holdings.

“Class F Stock” means the shares of Class F Common Stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

“Company” means Gores Holdings, Inc., a Delaware corporation.

“Company Merger Sub” means Homer Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company.

“Contribution Agreement” means that certain Contribution and Purchase Agreement to be entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by the Company, Hostess CDM Co-Invest and CDM Hostess.

“current certificate of incorporation” or “current certificate” means our amended and restated certificate of incorporation, dated August 13, 2015.

“DGCL” means the General Corporation Law of the State of Delaware.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means that certain Exchange Agreement to be entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by the Company, Hostess Holdings, the CDM Holders and such other holders of Class B Units from time to time party thereto.

“Executive Chairman Arrangement” means our arrangement with Mr. Metropoulos, as set forth in the Executive Chairman Director Agreement and the Executive Chairman Employment Agreement.

“Executive Chairman Director Agreement” means that certain Executive Chairman Agreement, dated July 28, 2016, by and between the Company and Mr. Metropoulos.

“Executive Chairman Employment Agreement” means that certain Executive Chairman Employment Agreement, dated July 28, 2016, by and among Hostess Brands, Hostess Holdings, and in a limited capacity, the Company, and Mr. Metropoulos.

“Founder Shares” means the 9,375,000 shares of Class F Stock that are currently owned by our Initial Stockholders, of which 9,300,000 shares are held by our Sponsor and 25,000 shares are held by each of Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Gores Restricted Stock” means that portion of the shares of Class A Stock acquired by our Sponsor at the closing of the Business Combination for an aggregate purchase price of $50,000,000 or less.

“Hostess” means the Hostess Companies and their subsidiaries.

“Hostess Board” means the board of directors of Hostess Holdings GP.

“Hostess Brands” means Hostess Brands, LLC, a Delaware limited liability company.

“Hostess Companies” means each of AP Hostess Holdings, Hostess Holdings GP and Hostess Holdings.

“Hostess CDM Co-Invest” means Hostess CDM Co-Invest, LLC, a Delaware limited liability company controlled by Mr. Metropoulos.

“Hostess Holdings” means Hostess Holdings, L.P., a Delaware limited partnership.

“Hostess Holdings GP” means Hostess Holdings GP, LLC, a Delaware limited liability company and the general partner of Hostess Holdings.

“Hostess LTIP” means Hostess Brand’s Long Term Incentive Plan.

“Hostess Management” means Hostess Management, LLC, a Delaware limited liability company.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Plan” means the Hostess Brands, Inc. 2016 Equity Incentive Plan.

“Initial Stockholders” means our Sponsor and Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company’s independent directors.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investor Subscription Agreements” means those certain subscription agreements entered into on July 5, 2016 between the Company and each of Canyon Capital Advisors LLC, Northwestern Mutual Life Insurance Company and certain of its affiliates, Teachers’ Retirement System of the State of Illinois and certain other accredited investors relating to the Private Placement.

“IPO” means the Company’s initial public offering, consummated on August 19, 2015, through the sale of 37,500,000 public units (including 2,500,000 units sold pursuant to the underwriters’ partial exercise of their over-allotment option) at $10.00 per unit.

“KPMG” means KPMG LLP, an independent registered public accounting firm.

“Master Transaction Agreement” means that certain Master Transaction Agreement, dated as of July 5, 2016, by and among the Company, Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative thereunder.

“Moelis” means Moelis & Company LLC.

“Morgan Lewis” means Morgan, Lewis & Bockius LLP, counsel to Hostess.

“Morrow” means Morrow Sodali, proxy solicitor to the Company.

“Mr. Metropoulos” means Mr. C. Dean Metropoulos, in his individual capacity.

“NASDAQ” means the National Association of Securities Dealers Automated Quotations Capital Market.

“Paul Weiss” means Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the CDM Holders.

“Private Placement” means the private placement of approximately 32,678,576 shares of Class A Stock with a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act, for gross proceeds to the Company in an aggregate amount of approximately $300,000,000.

“Private Placement Investors” means, our Sponsor, Canyon Capital Advisors LLC (on behalf of one or more managed funds or accounts), The Northwestern Mutual Life Insurance Company and certain of its affiliates, Teachers’ Retirement System of the State of Illinois and certain other “accredited investors” (as defined in Rule 501 under the Securities Act).

“Private Placement Shares” means the shares of Class A Stock subscribed for by the Private Placement Investors pursuant to the Subscription Agreements.

“Private Placement Warrants” means the warrants held by our Sponsor that were issued to our Sponsor prior to our IPO, each of which is exercisable for one-half of one share of Class A Stock, in accordance with its terms.

“proposed certificate of incorporation” or “proposed certificate” means the proposed second amended and restated certificate of incorporation of the Company, a form of which is attached hereto as Annex B, which will become the post-combination company’s certificate of incorporation upon the approval of the Charter Amendment Proposals, assuming the consummation of the Business Combination.

“public shares” means shares of Class A Stock included in the units issued in the Company’s IPO.

“public stockholders” means holders of public shares, including our Initial Stockholders to the extent our Initial Stockholders hold public shares, provided, that our Initial Stockholders will be considered a “public stockholder” only with respect to any public shares held by them.

“public units” or “units” means one share of Class A Stock and one public warrant of the Company, whereby each public warrant entitles the holder thereof to purchase one-half of a share of Class A Stock at an exercise price of $5.75 per half share of Class A Stock, sold in the IPO.

“public warrants” means the warrants included in the units issued in the Company’s IPO, each of which is exercisable for one-half of one share of Class A Stock, in accordance with its terms.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights and Lock-Up Agreement to be entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by Hostess Brands, Inc. (formerly the Company), AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess, Mr. Metropoulos, the Sponsor, Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea.

“Related Agreements” means the Contribution Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Registration Rights Agreement, the Subscription Agreements, the Executive Chairman Arrangement, the Sponsor Letter Agreement and the Incentive Plan.

“Restricted Stockholders” means our Sponsor, the Selling Equityholders, Mr. Metropoulos, Mr. Randall Bort, Mr. William Patton and Mr. Jeffery Rea.

“Restricted Stock” means any shares of Class A Stock, shares of Class B Stock, Private Placement Warrants, Class A Units, Class B Units, Gores Restricted Stock, or any options or warrants to purchase any shares of Class A Stock, shares of Class B Stock, Private Placement Warrants, Class A Units, Class B Units, Gores Restricted Stock or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Class A Stock, shares of Class B Stock, Private Placement Warrants, Class A Units, Class B Units or Gores Restricted Stock held by the Restricted Stockholders; provided, that, the Restricted Stock will not include any shares of Class A Stock acquired pursuant to a subscription agreement entered into with the Company in connection with the Business Combination (other than Gores Restricted Stock), any of the CDM Rollover Shares (together with a corresponding number of Class B Units) and any of the Class B Stock (together with a corresponding number of Class B Units) that are issued to Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement at the time of the closing of the Business Combination.

“Rollover Credit Agreements” means, collectively (i) that certain First Lien Credit Agreement, dated as of August 3, 2015, by and among HB Holdings, LLC, Hostess Brands, the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and (ii) that certain Second Lien Credit Agreement, dated as of August 3, 2015, by and among HB Holdings, LLC, Hostess Brands, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Sellers’ Representative” means AP Hostess LP, in its capacity as the sellers’ representative.

“Selling Equityholders” means AP Hostess LP, Hostess CDM Co-Invest and CDM Hostess.

“Special Meeting” means the special meeting in lieu of the 2016 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

“Sponsor” means Gores Sponsor LLC, a Delaware limited liability company.

“Sponsor Letter Agreement” means that certain Letter Agreement, dated as of July 5, 2016, by and among the Company, Mr. Metropoulos, our Sponsor and Platinum Equity, LLC.

“Sponsor Shares” means the 17,755,358 shares of Class A Stock subscribed for by our Sponsor pursuant to the Sponsor Subscription Agreement.

“Sponsor Subscription Agreement” means the subscription agreement entered into on July 5, 2016 between us and our Sponsor.

“Stock Consideration” means the Class A Stock and the Class B Stock to be issued to the Selling Equityholders pursuant to the terms of the Master Transaction Agreement.

“Subscription Agreements” means the Investor Subscription Agreements and the Sponsor Subscription Agreement.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement to be entered into at the closing of the transactions contemplated by the Master Transaction Agreement, including the Business Combination, by the Company, Hostess CDM Co-Invest, CDM Hostess, AP Hostess LP and Mr. Metropoulos.

“The Gores Group” means The Gores Group LLC, an affiliate of our Sponsor.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust Account” means the trust account of the Company that holds the proceeds from the Company’s IPO.

“Trustee” means Continental Stock Transfer & Trust Company.

“Weil” means Weil, Gotshal & Manges LLP, counsel to the Company.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that is important to our stockholders. We urge stockholders to read carefully this entire proxy statement, including the Annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the Special Meeting, which will be held on [    ] at [    ] local time at [    ].

Q:	Why am I receiving this proxy statement?

A:

Our stockholders are being asked to consider and vote upon a proposal to adopt the Master Transaction Agreement and approve the transactions contemplated thereby, among other proposals. We have entered into the Master Transaction Agreement providing for, among other things: (i) the mergers of: (A) Hostess Management with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders, which we refer to herein as the “Business Combination.” As a result of the foregoing, we will acquire Hostess. You are being asked to vote on the Business Combination between us and Hostess. Subject to the terms of the Master Transaction Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $2.3 billion. A copy of the Master Transaction Agreement is attached to this proxy statement as Annex A.

This proxy statement and its Annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read this proxy statement and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its Annexes.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held on [ ] at [ ] local time at [ ].

Q:	What are the specific proposals on which I am being asked to vote at the Special Meeting?

A:	The Company’s stockholders are being asked to approve the following proposals:

1.	Business Combination Proposal — To adopt the Master Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1);

2.

NASDAQ Proposal — To approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement (Proposal No. 2);

3.	Charter Amendment Proposals — To consider and act upon five separate proposals to amend the Company’s current certificate of incorporation to:

•	provide for the classification of our Board into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 3);

•

authorize an additional 40,000,000 shares of Common Stock, which would consist of (i) establishing 50,000,000 shares of a newly designated class of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Stock from 20,000,000 shares to 10,000,000 shares (Proposal No. 4);

•	change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate of incorporation and bylaws (Proposal No. 5);

•

elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes (Proposal No. 6); and

•

provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company, subject to approval by our stockholders at the Special Meeting (Proposal No. 7);

4.

Director Election Proposal — To elect seven directors to serve staggered terms on our Board until the 2017, 2018 and 2019 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified (Proposal No. 8);

5.

Incentive Plan Proposal — To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Code (Proposal No. 9);

6.	Ratification Proposal — To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 10); and

7.

Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals. (Proposal No. 11).

Q:	Are the proposals conditioned on one another?

A:

Yes. The Business Combination is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, other than the Ratification Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 19, 2017, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Q:	Why is the Company providing stockholders with the opportunity to vote on the Business Combination?

A:

Under our current certificate of incorporation, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of our initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the Business Combination Proposal in order to allow our public stockholders to effectuate redemptions of their public shares in connection with the closing of our Business Combination. The adoption of the Master Transaction Agreement is required under Delaware law and the approval of the Business Combination is required under our current certificate of incorporation. In addition, such approval is also a condition to the closing of the Business Combination under the Master Transaction Agreement.

Q:	What revenues and profits/losses has Hostess generated in the last three years?

A:

For the fiscal years ended December 31, 2015, December 31, 2014 and for the period from February 6, 2013 (inception) through December 31, 2013, Hostess had total net revenue of $620,815,000, $554,695,000 and $237,418,000, and net income (loss) including non-controlling interest of $88,760,000, $81,464,000 and ($5,594,000), respectively. At the end of fiscal year 2015, Hostess’ total assets were $613,871,000 and its total liabilities were $1,273,992,000. In connection with the Business Combination, the Company will repay approximately $173,000,000 of Hostess’ existing indebtedness. For additional information, please see the sections entitled “Selected Historical Financial Information of Hostess Holdings” and “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Q:	What will happen in the Business Combination?

A:

Pursuant to the Master Transaction Agreement, and upon the terms and subject to the conditions set forth therein, the Company will acquire Hostess through a series of mergers and equity purchases, which transactions we collectively refer to as the “Business Combination.” First, Hostess Management will merge with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity with certain of the Selling Equityholders as its sole owners. Second, Company Merger Sub will merge with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity with the Company as its sole owner. Third, immediately following the effectiveness of the merger of Company Merger Sub with and into AP Hostess Holdings, AP Hostess Holdings will merge with and into the Company, with the Company continuing as the surviving entity. In addition, the Company will purchase certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders in exchange for shares of Common Stock of the Company. After giving effect to the foregoing transactions, Hostess Holdings will continue as a subsidiary of the Company and the Selling Equityholders will hold a portion of the Company’s Common Stock and certain Class B Units of Hostess Holdings.

Q:	Following the Business Combination, will the Company’s securities continue to trade on a stock exchange?

A:

Yes. We intend to apply to continue the listing of the post-combination company’s Class A Stock, units and public warrants on NASDAQ under the symbols “TWNK,” “TWNKU” and “TWNKW,” respectively, upon the closing of the Business Combination.

Q:	How has the announcement of the Business Combination affected the trading price of the Company’s Class A Stock?

A:

On July 1, 2016, the trading date before the public announcement of the Business Combination, the Company’s public units, Class A Stock and warrants closed at $10.00, $9.7799 and $0.25, respectively. On [    ], 2016, the trading date immediately prior to the date of this proxy statement, the Company’s public units, Class A Stock and warrants closed at $[    ], $[    ] and $[    ], respectively.

Q:	How will the Business Combination impact the shares of the Company outstanding after the Business Combination?

A:

After the Business Combination, the amount of Common Stock outstanding will increase by approximately 177.4% to approximately 130,036,006 shares of Common Stock (assuming that no shares of Class A Stock are redeemed), consisting of approximately 97,627,264 shares of Class A Stock (including the conversion of the Founder Shares into Class A Stock) and approximately 32,408,742 shares of Class B Stock (including the CDM Rollover Shares and Class B Shares issued to Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement). The Class B Units are exchangeable (together with the cancellation of shares of Class B Stock) by the holders thereof for, at the Company’s election, shares of Class A Stock or the cash equivalent of such shares. Additional shares of Common Stock may be issuable in the future as a result of the issuance of additional shares that are not currently outstanding, including: (i) issuance of shares of Class A Stock or Class B Stock as earn-out shares for achievement of specified thresholds in the Master Transaction Agreement, and (ii) issuance of shares of Class A Stock upon exercise of the public warrants and Private Placement Warrants after the Business Combination. The issuance and sale of such shares in the public market could adversely impact the market price of our Common Stock, even if our business is doing well.

Q:	Is the Business Combination the first step in a “going private” transaction?

A:

No. The Company does not intend for the Business Combination to be the first step in a “going private” transaction. One of the primary purposes of the Business Combination is to provide a platform for Hostess to access the U.S. public markets.

Q:	Will the management of Hostess change in the Business Combination?

A:

We anticipate that all of the executive officers of Hostess will remain with the post-combination company. The current directors of Hostess will resign at the time of the Business Combination. Messrs. C. Dean Metropoulos, Andrew Jhawar, Randall Bort, Jeffrey Rea, Mark R. Stone, [    ] and [    ] have been nominated to serve as directors of the post-combination company upon completion of the Business Combination.” Please see the sections entitled “Proposal No. 8 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Q:	What equity stake will current stockholders of the Company, Private Placement Investors and the Selling Equityholders hold in the post-combination company after the closing?

A:

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 29% in the post-combination company; (ii) the Private Placement Investors (other than our Sponsor) will own approximately 21% of the post-combination company (such that public stockholders, including Private Placement Investors other than our Sponsor, will own approximately 50% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor, and the shares of Class A Stock purchased by it in the Private Placement) will own approximately 8% of the post-combination company, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor; (iv) AP Hostess LP will own approximately 17% of the post-combination company; (v) Hostess CDM Co-Invest will own approximately 21% of the post-combination company; (vi) CDM Hostess will own approximately 2% of the post-combination company and (vii) Mr. Metropoulos and/or his designee will own approximately 2% of the post-combination company. 100% of the shares of Class B Stock will be owned by the CDM Holders. These levels of ownership interest assume that no shares are elected to be redeemed and that all Bridge Shares have been transferred to third parties prior to the closing of the transactions contemplated by the Master Transaction Agreement. The Private Placement Investors have agreed to purchase in the aggregate approximately 32,678,576 shares of Class A Stock, for approximately $300,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $97,000,000 of the gross proceeds from the Private Placement, in addition to $375,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable to the Selling Equityholders, the repayment of approximately $173,000,000 of Hostess’ existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination, (b) the issuance of any shares of Class A Stock under the Exchange Agreement, a copy of which is attached to this proxy statement as Annex F, upon the exchange of Class B Units (and the cancellation of shares of Class B Stock), or (c) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, but does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 4,062,500 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:	Will the Company obtain new financing in connection with the Business Combination?

A:

Yes. The Company will use the proceeds from the Private Placement, together with the funds in the Trust Account, to fund the cash consideration payable to the Selling Equityholders in the Business Combination, to repay approximately $173,000,000 of the existing indebtedness of Hostess and to pay certain transaction expenses. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination. In addition, the Company will be assuming approximately $992,000,000 of the existing net indebtedness of Hostess. The Company does not anticipate obtaining any new debt financing to fund the Business Combination.

Q:	What conditions must be satisfied to complete the Business Combination?

A:

There are a number of closing conditions in the Master Transaction Agreement, including the expiration of the applicable waiting period under the HSR Act and the approval by the stockholders of the Company of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Master Transaction Agreement.”

Q:

Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account and from the Private Placement, to fund the aggregate purchase price?

A:

Unless waived by the Company or the Selling Equityholders, as applicable, the Master Transaction Agreement provides that (i) our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $537,500,000, and (ii) the obligation of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $600,000,000.

The Private Placement Investors have agreed to purchase approximately 32,678,576 shares of Class A Stock in the aggregate in the Private Placement at $9.18 per share (subject to customary terms and conditions, including the closing of the Business Combination) for gross proceeds to the Company of approximately $300,000,000 pursuant to Subscription Agreements entered into at the signing of the Master Transaction Agreement.

The Company will use the proceeds of the Private Placement, together with the funds in the Trust Account, to fund the cash consideration in the Business Combination, to repay approximately $173,000,000 of the existing indebtedness of Hostess and to pay certain transaction expenses. In order to facilitate the Business Combination, our Sponsor agreed to the cancellation of approximately 4,062,500 of the Founder Shares held by it and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to Subscription Agreements entered into in connection therewith) at a discount. The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination.

Q:	Why is the Company proposing the NASDAQ Proposal?

A:

We are proposing the NASDAQ Proposal in order to comply with NASDAQ Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of Common Stock outstanding before the issuance of stock or securities.

In connection with the Business Combination, we expect to issue: (i) approximately 22,136,188 shares of Class A Stock and approximately 29,912,742 shares of Class B Stock as Stock Consideration (including the CDM Rollover Shares) in the Business Combination; (ii) approximately 32,678,576 shares of Class A Stock in the Private Placement; and (iii) approximately 2,496,000 shares of Class B Stock in connection with the Executive Chairman Employment Agreement. Because we may issue 20% or more of our outstanding Common Stock when considering together the Stock Consideration, the Private Placement and the Executive Chairman Employment Agreement, we are required to obtain stockholder approval of such issuance pursuant to NASDAQ Listing Rules 5635(a) and (d). For more information, please see the section entitled “Proposal No. 2 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement.”

Q:	Why is the Company proposing the Charter Amendment Proposals?

A:

The proposed certificate of incorporation that we are asking our stockholders to approve in connection with the Business Combination provides for: (i) the classification of our Board into three separate classes; (ii) the authorization of additional shares of Common Stock, including establishing a newly designated class of Class B Stock and decreasing the authorized amount of Class F Stock; (iii) the election not to be governed by Section 203 of the DGCL and, instead, includes a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and makes certain related changes; (iv) changes to the stockholder vote required to amend the post-combination company’s proposed certificate of incorporation and bylaws; and (v) certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.” and eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company. Pursuant to Delaware law and the Master Transaction Agreement, we are required to submit the Charter Amendment Proposals to the Company’s stockholders for approval. For additional information please see the sections entitled “Proposal No. 3 — Classification of the Board of Directors,” “Proposal No. 4 — Approval of Amendments to Current Certificate to Authorize Additional Shares of Common Stock,” “Proposal No. 5 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate of Incorporation and Bylaws of the Company,” “Proposal No. 6 — Approval of Amendments to Current Certificate to Elect Not to be Governed by Section 203 of the DGCL,” and “Proposal No. 7 — Approval of Additional Amendments to Current Certificate in Connection with the Business Combination” for more information.

Q:	Why is the Company proposing the Director Election Proposal?

A:

Upon consummation of the Business Combination, and assuming Proposal No. 3 is approved to classify the Board into three classes instead of two, each comprising as nearly as possible one-third of the directors to serve three-year terms, our Board anticipates increasing its initial size from four directors to seven directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Company believes it is in the best interests of stockholders to allow stockholders to vote upon the election of newly appointed directors. Please see the section entitled “Proposal No. 8 — Election of Directors to the Board of Directors” for additional information.

Q:	Why is the Company proposing the Incentive Plan Proposal?

A:

The purpose of the Incentive Plan is to further align the interests of the eligible participants with those of stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company. Please see the section entitled “Proposal No. 9 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan and Also for Purposes of Complying with Section 162(m) of the Code” for additional information.

Q:	Why is the Company proposing the Ratification Proposal?

A:

We are proposing the Ratification Proposal in order to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2016. KPMG has audited our financial statements for the fiscal year ended December 31, 2015. Our Audit Committee of our Board is directly responsible for appointing the Company’s independent registered public accounting firm. Our Audit Committee is not bound by the outcome of this vote. Please see the section entitled “Proposal No. 10 — Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm” for more information.

Q:	Why is the Company proposing the Adjournment Proposal?

A:

We are proposing the Adjournment Proposal to allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals, but no other proposal if the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals are approved. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond November 22, 2016. Please see the section entitled “Proposal No. 11 — The Adjournment Proposal” for additional information.

Q:	What happens if I sell my shares of Class A Stock before the Special Meeting?

A:

The record date for the Special Meeting is earlier than the date that the Business Combination is expected to be completed. If you transfer your shares of Class A Stock after the record date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares of Class A Stock because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Class A Stock prior to the record date, you will have no right to vote those shares at the Special Meeting or redeem those shares for a pro rata portion of the proceeds held in our Trust Account.

Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a

Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting with regard to the Business Combination Proposal will have the same effect as a vote “AGAINST” the Business Combination Proposal. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.

The approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the NASDAQ Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the NASDAQ Proposal.

The approval of the Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting with regard to any of the Charter Amendment Proposals will have the same effect as a vote “AGAINST” such Charter Amendment Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the election of directors.

The approval of the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal.

Q:	What happens if the Business Combination Proposal is not approved?

A:	If the Business Combination Proposal is not approved and we do not consummate a business combination by August 19, 2017, we will be required to dissolve and liquidate our trust account.

Q:	May the Company, its Sponsor or the Company’s directors or officers or their affiliates purchase shares in connection with the Business Combination?

A:

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such selling stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such selling stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the Trust Account.

Q:	How many votes do I have at the Special Meeting?

A:

Our stockholders are entitled to one vote on each proposal presented at the Special Meeting for each share of Common Stock held of record as of [    ], the record date for the Special Meeting. As of the close of business on the record date, there were 46,875,000 outstanding shares of our Common Stock.

Q:	What constitutes a quorum at the Special Meeting?

A:

A majority of the issued and outstanding shares of the Company’s Common Stock entitled to vote as of the record date at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions will be counted as present for the purpose of determining a quorum. Our Initial Stockholders, who currently own 20% of our issued and outstanding shares of Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, 23,437,501 shares of our Common Stock would be required to achieve a quorum.

Q:	How will the Company’s Sponsor, directors and officers vote?

A:

Prior to our IPO, we entered into agreements with our Sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of the Business Combination Proposal. None of our Sponsor, directors or officers has purchased any shares of our Common Stock during or after our IPO and, as of the date of this proxy statement, neither we nor our Sponsor, directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares prior to the consummation of the Business Combination. Currently, our Initial Stockholders own 20% of our issued and outstanding shares of Common Stock, including all of the Founder Shares, and will be able to vote all such shares at the Special Meeting.

Q:	What interests do the Sponsor and the Company’s current officers and directors have in the Business Combination?

A:

Our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests. You should take these interests into account in deciding whether to approve the Business Combination. These interests include:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	the fact that, upon consummation of the Business Combination, we anticipate changing the lock-up period on the Founder Shares from one year to six months;

•

the fact that, on July 27, 2016, our Sponsor loaned us $500,000 to fund our on-going operational expenses and certain transaction costs incurred by us in connection with the Business Combination and that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by August 19, 2017;

•

that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

•

that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:	Did the Company’s Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:

Yes. Although our current certificate of incorporation does not require our Board to seek a third-party valuation or fairness opinion in connection with a business combination unless the target business is affiliated with our Sponsor, directors or officers, the Company’s Board received a fairness opinion from Moelis as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company to the Selling Equityholders in the Business Combination. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Opinion of the Company’s Financial Advisor” and the opinion of Moelis attached hereto as Annex D for additional information.

Q:	What happens if I vote against the Business Combination Proposal?

A:

If you vote against the Business Combination Proposal but the Business Combination Proposal still obtains the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will be approved and, assuming the approval of the NASDAQ Proposal and the Charter Amendment Proposals and the satisfaction or waiver of the other conditions to closing, the Business Combination will be consummated in accordance with the terms of the Master Transaction Agreement.

If you vote against the Business Combination Proposal and the Business Combination Proposal does not obtain the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting, then the Business Combination Proposal will fail and we will not consummate the Business Combination. If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until August 19, 2017. If we fail to complete an initial business combination by August 19, 2017, then we will be required to dissolve and liquidate the Trust Account by returning the then-remaining funds in such account to our public stockholders.

Q:	Do I have redemption rights?

A:

If you are a holder of public shares, you may redeem your public shares for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. Our Sponsor, directors and officers have agreed to waive their redemption rights with respect to any shares of our Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on the fair value of marketable securities held in the Trust Account of approximately $375,081,861 as of March 31, 2016, the estimated per share redemption price would have been approximately $10.00. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of franchise and income taxes payable) in connection with the liquidation of the Trust Account, unless we complete an alternative business combination prior to August 19, 2017.

Q:	Can the Company’s Initial Stockholders redeem their Founder Shares in connection with consummation of the Business Combination?

A:

No. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may hold in connection with the consummation of our Business Combination.

Q:	Is there a limit on the number of shares I may redeem?

A:

Yes. A public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), is restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in our IPO. Accordingly, all shares in excess of 15% owned by a holder will not be redeemed for cash. On the other hand, a public stockholder who holds less than 15% of the public shares of Class A Stock may redeem all of the public shares held by such stockholder for cash.

In no event is your ability to vote all of your shares (including those shares held by you in excess of 15% of the shares sold in our IPO) for or against our Business Combination restricted.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held marketable securities with a fair value of approximately $375,081,861 as of March 31, 2016. The Master Transaction Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $537,500,000. The obligations of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $600,000,000. These conditions to closing in the Master Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or the Selling Equityholders (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would cause our net tangible assets to be less than $5,000,001.

Q:	Is there a limit on the total number of shares that may be redeemed?

A:

Yes. Our current certificate of incorporation provides that we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the Master Transaction Agreement. Other than this limitation, our current certificate of incorporation does not provide a specified maximum redemption threshold. In addition, the Master Transaction Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $537,500,000, and the obligations of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $600,000,000. In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus the amounts required to satisfy closing cash conditions pursuant to the terms of the Master Transaction Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate Business Combination.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:

No. You may exercise your redemption rights whether you vote your shares of Common Stock for or against, or whether you abstain from voting on the Business Combination Proposal or any other proposal described by this proxy statement. As a result, the Master Transaction Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less-liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of NASDAQ.

Q:	How do I exercise my redemption rights?

A:

In order to exercise your redemption rights, you must (i) check the box on the enclosed proxy card to elect redemption, (ii) check the box on the enclosed proxy card marked “Stockholder Certification,” (iii) if you hold public units, separate the underlying public shares and public warrants, and (iv) prior to [    ] on [    ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

Please check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other stockholder with respect to shares of Common Stock. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A Stock included in the units sold in our IPO, which we refer to as the “15% threshold.” Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using Depository Trust Company’s (DTC) Deposit/Withdrawal At Custodian (DWAC) system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a tendering broker a fee and it is in the broker’s discretion whether or not to pass this cost on to the redeeming stockholder. However, this fee would be incurred regardless of whether or not we require stockholders seeking to exercise redemption rights to tender their shares, as the need to deliver shares is a requirement to exercising redemption rights, regardless of the timing of when such delivery must be effectuated.

Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:

Whether the redemption is subject to U.S. federal income tax depends on the particular facts and circumstances. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

Q:	If I am a Company warrant holder, can I exercise redemption rights with respect to my public warrants?

A:	No. The holders of our public warrants have no redemption rights with respect to our public warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	No. Appraisal rights are not available to holders of our Common Stock in connection with the Business Combination.

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:

If the Business Combination is consummated, the funds held in the Trust Account (together with the proceeds from the Private Placement) will be used to: (i) pay the cash consideration payable to the Selling Equityholders pursuant to the Master Transaction Agreement; (ii) pay Company stockholders who properly exercise their redemption rights; (iii) pay $13,125,000 in deferred underwriting commissions to the underwriters of our IPO, in connection with the Business Combination; (iv) pay certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees and other professional fees) that were incurred by the Company and other parties to the Master Transaction Agreement in connection with the transactions contemplated by the Master Transaction Agreement, including the Business Combination, and pursuant to the terms of the Master Transaction Agreement; and (v) repay approximately $173,000,000 of Hostess’ existing indebtedness.

Q:	What happens if the Business Combination is not consummated?

A:

There are certain circumstances under which the Master Transaction Agreement may be terminated. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Master Transaction Agreement” for information regarding the parties’ specific termination rights.

If we do not consummate the Business Combination, we may continue to try to complete a business combination with a different target business until August 19, 2017. If we fail to complete an initial business combination by August 19, 2017, then we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. Please see the section entitled “Risk Factors — Risks Related to the Company and the Business Combination.”

Holders of our Founder Shares have waived any right to any liquidation distribution with respect to such shares. In addition, if we fail to complete a business combination by August 19, 2017, there will be no redemption rights or liquidating distributions with respect to our outstanding warrants, which will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:

The closing of the Business Combination is expected to take place on or prior to the third business day following the satisfaction or waiver of the conditions described below in the subsection entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination.” The closing is expected to occur in the third quarter of 2016. The Master Transaction Agreement may be terminated by the Company or the Selling Equityholders if the closing of the Business Combination has not occurred by November 30, 2016.

For a description of the conditions to the completion of the Business Combination, see the section entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination.”

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement, including the Annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:	How do I vote?

A:

If you were a holder of record of our Common Stock on [    ], the record date for the Special Meeting, you may vote with respect to the proposals in person at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Voting by Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received by [    ] on [    ].

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. For additional information, please see the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders” beginning on page 120 of this proxy statement.

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:

At the Special Meeting, we will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, a failure to vote or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and each of the Charter Amendment Proposals, while only an abstention (and not a failure to vote) will have the same effect as a vote “AGAINST” the NASDAQ Proposal, the Incentive Plan Proposal, the Ratification Proposal or the Adjournment Proposal. A failure to vote will have no effect on the Director Election Proposal.

Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:

Signed and dated proxies received by us without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:

Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Other than the Ratification Proposal, we believe the proposals presented to the stockholders at this Special Meeting will be considered non-discretionary and, therefore, your broker, bank, or nominee cannot vote your shares without your instruction on any of the proposals presented at the Special Meeting, other than the Ratification Proposal. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank, or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the Special Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote by sending a later-dated, signed proxy card to our Secretary at the address listed below so that it is received by our Secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to our Secretary, which must be received by our Secretary prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies for the Special Meeting?

A:

The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Morrow a fee of $25,000, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the Company’s Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who can help answer my questions?

A:	If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact:

Gores Holdings, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

(310) 209-3010

Attention: Jennifer Kwon Chou

Email: jchou@gores.com

You may also contact our proxy solicitor at:

Morrow Sodali

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: GRSH.info@morrowco.com

To obtain timely delivery, our stockholders must request the materials no later than five business days prior to the Special Meeting.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to our Transfer Agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact our Transfer Agent:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information contained in this proxy statement and does not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the Annexes and accompanying financial statements of the Company and Hostess, to fully understand the proposed Business Combination (as described below) before voting on the proposals to be considered at the Special Meeting (as described below). Please see the section entitled “Where You Can Find More Information” beginning on page 322 of this proxy statement.

Unless otherwise specified, all share calculations assume (i) no exercise of redemption rights by the Company’s public stockholders; (ii) no inclusion of any shares of Class A Stock issuable upon the exercise of the Company’s warrants; (iii) an equity raise of approximately $300,000,000 of gross proceeds from the Private Placement at $9.18 per share will fund a portion of the cash consideration payable to the Selling Equityholders pursuant to the Master Transaction Agreement for the Business Combination and related transactions; (iv) cancellation of approximately 4,062,500 Founder Shares by our Sponsor; and (v) transfer of all Bridge Shares to third parties prior to the closing of the Business Combination.

The historical financial statements of Hostess have been presented herein, as opposed to those of the various entities of the Selling Equityholders. The Selling Equityholders entities are holding companies without any operations, and no material assets beyond their investment in Hostess. The Selling Equityholders entities are not permitted to consolidate Hostess under GAAP. As such, the historical Hostess Holdings financial statements represent the highest level of consolidated financial statements that presents the full financial position and results of operations of the underlying business.

Parties to the Business Combination

The Company

The Company is a blank check company incorporated on June 1, 2015 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company’s securities are traded on NASDAQ under the ticker symbols “GRSH”, “GRSHU” and “GRSHW”. The Company intends to apply to continue the listing of its Class A Stock, public units and public warrants on NASDAQ under the symbols “TWNK,” “TWNKU” and “TWNKW,” respectively, upon the closing of the Business Combination.

The mailing address of the Company’s principal executive office is 9800 Wilshire Blvd., Beverly Hills, California 90212.

Company Merger Sub

Company Merger Sub, a Delaware corporation, is a wholly-owned subsidiary of the Company, formed by the Company on June 23, 2016, to consummate the Business Combination. In the Business Combination, Company Merger Sub will merge with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity.

The mailing address of Company Merger Sub’s principal executive office is 9800 Wilshire Blvd., Beverly Hills, California 90212.

AP Hostess LP and Sellers’ Representative

AP Hostess LP is a Delaware limited partnership that was formed in 2013 for the purpose of indirectly acquiring and holding interests in Hostess Holdings and Hostess Holdings GP through its wholly-owned subsidiary, AP Hostess Holdings. AP Hostess LP is owned and controlled by certain funds managed by affiliates of Apollo.

AP Hostess LP is acting as Sellers’ Representative pursuant to the terms of the Master Transaction Agreement.

The mailing address of AP Hostess LP’s principal executive office is 9 West 57th Street, 43rd Floor, New York, New York 10019.

Hostess CDM Co-Invest

Hostess CDM Co-Invest is a Delaware series limited liability company that was formed in 2013 for the purpose of acquiring and holding interests in Hostess Holdings and Hostess Holdings GP. Hostess CDM Co-Invest is controlled by Mr. Metropoulos and owned by certain trusts for the benefit of members of the Metropoulos family and associates of Mr. Metropoulos.

CDM Hostess

CDM Hostess is a Delaware limited liability company that was formed in 2013 for the purpose of acquiring and holding interests in Hostess Management. CDM Hostess is controlled by Mr. Metropoulos and owned by certain trusts for the benefit of members of the Metropoulos family and associates of Mr. Metropoulos.

Hostess’ Business

Hostess, America’s Original Snack Cake, has been an iconic American brand for generations. Hostess offers a variety of new and classic treats like Twinkies®, Cupcakes, Ding Dongs®, Ho Hos®, Donettes®, and Fruit Pies that it believes delight snack fans across the nation. In 2013, the Selling Equityholders acquired the Hostess brand out of the bankruptcy liquidation proceedings of its prior owners, free and clear of all past liabilities. After a brief hiatus in production, Hostess began providing Hostess products to consumers and retailers across the nation in July 2013. By combining Hostess’ beloved brands’ established reputation with an innovative business model, Hostess rapidly recaptured market share. Three years after launching “The Sweetest Comeback in the History of Ever”®, Hostess has reestablished a leading premium brand position in the $6.8 billion U.S. Sweet Baked Goods, or “SBG,” category.

Since the relaunch, Hostess has:

•

grown from a business with zero sales to one that generated $620.8 million in net revenue, $88.8 million in net income (including non-controlling interest) and $182.2 million in Adjusted EBITDA (as defined below in the section entitled “Summary of the Proxy Statement — Selected Consolidated Historical Financial and Other Information of Hostess Holdings”) for the year ended December 31, 2015. Adjusted EBITDA is not based on the accounting principles generally accepted in the U.S. (“non-GAAP financial measures”) and such measure is defined and reconciled to the most directly comparable U.S. GAAP measure in footnote 6 to the section entitled “Summary of the Proxy Statement — Selected Consolidated Historical Financial and Other Information of Hostess Holdings” below in this proxy statement;

•	increased market share from 0% at relaunch, to over 16%, for the 4 weeks ended May 21, 2016 per Nielsen’s U.S. SBG category;

•	improved manufacturing and distribution through Hostess’ new simplified, industry redefining operating model;

•	expanded channel and geographic reach to include the portion of the 160,000 convenience, drug and dollar store universe previously not fully available under the Direct-Store-Delivery (“DSD”) model;

•

enhanced in-store merchandising capabilities enabling industry leading display levels and the ability to launch nationally coordinated promotion campaigns via the Direct-To-Warehouse (“DTW”) model; and

•	acquired the stock of Superior Cake Products, Inc. (“Superior”) to expand its platform into the “In-Store Bakery” section of grocery and club retailers.

When Hostess products returned to shelves in July 2013, the relaunch was met with substantial media attention and a strong consumer response. The initial demand surpassed Hostess’ expectations, and it had to manage its production levels as it ramped up its supply chain. Since April 2013, Apollo and Metropoulos & Co. have invested over $130 million to upgrade Hostess’ manufacturing footprint, implement new IT systems and enhance production efficiency via the installation of automated baking and packaging lines. These investments, coupled with Hostess’ DTW distribution model, have paved new opportunities for Hostess and increased Hostess’ distribution channels.

Hostess’ DTW distribution model uses centralized distribution centers and common carriers to fill orders, with products generally delivered to Hostess’ customers’ warehouses. This model has eliminated the need for DSD truck routes and drivers. Once limited by the previous DSD model, Hostess has since been able to expand its core distribution while gaining access to new channels (e.g., further penetration into convenience, drug, dollar, foodservice, and cash & carry stores). Hostess has both renewed and added relationships with trusted retailers around the country, once again stocking shelves with Hostess products.

As a highly fragmented category in both the U.S. and internationally, SBG represents a significant opportunity for further consolidation. The new Hostess business model and efficient route-to-market strategy, along with highly sophisticated and modern systems, provide an ideal platform for eventually adding other branded snacks to the Hostess portfolio. Hostess maintains a highly-disciplined outlook on M&A, focusing on opportunities with large addressable markets. In addition, Hostess believes its expertise in managing brands (led by Mr. Metropoulos) and experience in operating packaged food businesses (under Mr. Bill Toler’s leadership) gives Hostess the specialized tools to position itself as an attractive vehicle for future growth within the snacking universe.

For more information about Hostess, please see the sections entitled “Information About Hostess,” “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Management after the Business Combination.”

The Business Combination Proposal

On July 5, 2016, the Company entered into the Master Transaction Agreement, by and among the Company, Company Merger Sub, a wholly-owned subsidiary of the Company, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess, and Sellers’ Representative, solely in its capacity as the sellers’ representative thereunder. The Master Transaction Agreement provides for, among other things: (i) the mergers of: (A) Hostess Management with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders. For more information about the transactions contemplated in the Master Transaction Agreement, please see the section entitled “Proposal No. 1 – Approval of the Business Combination.” A copy of the Master Transaction Agreement is attached to this proxy statement as Annex A.

Consideration to Selling Equityholders in the Business Combination

Subject to the terms of the Master Transaction Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $2.3 billion, which amount will be increased by the amount of cash held by Hostess as of the closing of the Business Combination, and which amount will be decreased by the amount of Hostess’ outstanding indebtedness under its existing credit facilities, certain transaction fees and expenses, and certain payments to Hostess management under the Hostess LTIP. The consideration to be paid to the Selling Equityholders will be funded through a combination of cash and stock consideration. The amount of cash consideration payable to the Selling Equityholders is the sum of (i) cash available to us from the Trust Account, after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement), plus (ii) the anticipated gross proceeds of approximately $300,000,000 from the Private Placement, less (iii) certain transaction fees and expenses, including the payment of deferred underwriting commissions agreed to at the time of our IPO, less (iv) certain payments to Hostess management under the Hostess LTIP, less (v) approximately $173,000,000 that will be used to repay a portion of the existing indebtedness of Hostess. The remainder of the consideration paid to the Selling Equityholders will be stock consideration, consisting of approximately 22,136,188 newly issued shares of our publicly-traded Class A Stock and approximately 29,912,742 shares of our newly established Class B Stock, which includes approximately 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, which shares will be valued at approximately $9.73 per share for purposes of determining the aggregate number of shares payable to the Selling Equityholders for their ownership interests therein. In addition, Mr. Metropoulos will receive 2,496,000 Class B Units (and an equivalent number of shares of Class B Stock) pursuant to the Executive Chairman Employment Agreement. The foregoing consideration to be paid to the Selling Equityholders and Mr. Metropoulos may be further increased by amounts payable under the Tax Receivable Agreement and amounts payable as earn-out shares of Class A Stock or Class B Stock and an equivalent number of Class B Units, as applicable. The number of shares of Class A Stock and Class B Stock (and a corresponding number of Class B Units) issued to the Selling Equityholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. AP Hostess LP will receive shares of Class A Stock, and Hostess CDM Co-Invest, CDM Hostess and Mr. Metropoulos will receive shares of Class B Stock and shall hold an equivalent number of Class B Units. The Class B Units (including the Class B Units issued to Mr. Metropoulos under the Executive Chairman Employment Agreement) may be exchanged (together with the cancellation of an equivalent number of shares of Class B Stock) by the holders thereof for, at the election of the Company, shares of Class A Stock or the cash equivalent of such shares, in accordance with the Exchange Agreement. In order to facilitate the Business Combination, our Sponsor has agreed to the cancellation of approximately 4,062,500 of the Founder Shares held by it and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Master Transaction Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares. For more information about the consideration to the Selling Equityholders, please see the section entitled “Proposal No. 1 — Approval of the Business Combination.”

Related Agreements

Contribution Agreement

At the closing of the Business Combination, the Company, Hostess CDM Co-Invest and CDM Hostess will enter into the Contribution Agreement, substantially in the form attached as Annex E to this proxy statement. Pursuant to the Contribution Agreement, (i) Hostess CDM Co-Invest will sell certain limited partnership interests in Hostess Holdings to the Company in exchange for Hostess CDM Co-Invest’s pro rata portion of the cash consideration, less certain deductions, as set forth in the Master Transaction Agreement, (ii) CDM Hostess will sell certain limited partnership interests in Hostess Holdings to the Company in exchange for CDM Hostess’ pro rata portion of the cash consideration, less certain deductions, as set forth in the Master Transaction Agreement, and (iii) Hostess CDM Co-Invest will contribute all of its Class C general partner interests in Hostess Holdings GP to the Company in exchange for (x) approximately 22,136,188 shares of Class B Stock, plus approximately 5,446,429 rollover shares of the Class B Stock, as set forth in the Master Transaction Agreement, less certain shares of Class B Stock to be held in escrow, and (y) approximately 2,330,125 shares of Class B Stock, less certain shares of Class B Stock to be held in escrow, as set forth in the Master Transaction Agreement, which Hostess CDM Co-Invest shall direct the Company to issue and deliver to CDM Hostess.

Exchange Agreement

At the closing of the Business Combination, the Company, the CDM Holders and Hostess Holdings will enter into the Exchange Agreement, substantially in the form attached as Annex F to this proxy statement. Pursuant to the Exchange Agreement, the CDM Holders and such other holders of Class B Units from time to time party thereto will be entitled to exchange Class B Units, and surrender shares of the Company’s Class B Stock for cancellation, in exchange for, at the option of the Company, a number of shares of the Company’s Class A Stock or the cash equivalent of such shares.

Tax Receivable Agreement

At the closing of the Business Combination, the Company will enter into the Tax Receivable Agreement, substantially in the form attached as Annex G to this proxy statement, with the Selling Equityholders and Mr. Metropoulos. The Tax Receivable Agreement will generally provide for the payment by the Company to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B units of Hostess Holdings; (iv) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings. Certain payments under the Tax Receivable Agreement will be made to the Selling Equityholders in accordance with specified percentages, regardless of the source of the applicable tax attribute.

Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex H to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders will be bound by restrictions on the transfer of their shares of Class A Stock, Class B Stock and other securities of the Company and its subsidiaries until the later of (i) six months following the date of the Registration Rights Agreement, and (ii) the date that is the earlier of (A) 60 days after a registration statement registering the resale of shares of Class A Stock issued pursuant to the subscription agreements entered into in connection with the Business Combination has been filed with the SEC and declared effective and (B) 270 days after the closing of the transactions contemplated by the Master Transaction Agreement, except for transfers as bona fide gifts, to a trust, to wholly owned subsidiaries or other equity holders (in the case of entities), pursuant to any acquisition or sale involving the Company, pursuant to an indemnity transfer, or with the prior written consent of the Company and each holder of Restricted Stock.

Upon the consummation of the Business Combination, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Restricted Stockholders will each be entitled to participate in six demand registrations, and will also have certain “piggyback” registration rights with respect to registration statements filed by the Company subsequent to the Business Combination.

In addition, the Registration Rights Agreement provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designees for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement).

Subscription Agreements

Concurrently with the execution of the Master Transaction Agreement, the Company entered into the Investor Subscription Agreements with Canyon Capital Advisors LLC, Northwestern Mutual Life Insurance Company and certain of its affiliates, Teachers’ Retirement System of the State of Illinois and certain other accredited investors, pursuant to which the Private Placement Investors agreed to purchase up to 14,923,218 shares of Class A Stock for an aggregate commitment amount of approximately $137,000,000, subject to certain conditions, including the closing of the Business Combination.

On the same date, the Company entered into a separate Sponsor Subscription Agreement with our Sponsor, pursuant to which our Sponsor agreed to purchase up to 17,755,358 shares of Class A Stock for an aggregate commitment amount of approximately $163,000,000, subject to certain conditions, including the closing of the Business Combination. The Sponsor Subscription Agreement provides our Sponsor with the right to transfer up to $113,000,000 of its obligation to purchase the Sponsor Shares to any party or parties, provided that our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates, maintain a subscription level of at least $50,000,000 in the aggregate. Upon any such transfer, our Sponsor’s commitment to purchase the Sponsor Shares will be correspondingly reduced, and our Sponsor will be fully and unconditionally released from its obligation to purchase the Sponsor Shares subject to the transferred commitment amount.

The Private Placement Shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreements provide that the Company must register the resale of the Private Placement Shares pursuant to a registration statement that must be filed within thirty calendar days after consummation of the Business Combination.

The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Master Transaction Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto or (iii) if any of the conditions to the closing are not satisfied on or prior to the closing and which make the consummation of the Business Combination fail to occur.

Executive Chairman Arrangement

Pursuant to the terms of the Executive Chairman Employment Agreement, attached hereto as Annex J-1, Hostess will employ Mr. Metropoulos as the Executive Chairman of certain subsidiaries of Hostess, effective as of the closing date of the Business Combination and until December 31, 2018 (or until December 31, 2019 by mutual agreement of the parties). The Executive Chairman Employment Agreement provides that Mr. Metropoulos will receive an annual base salary of $30,000 as well as a one-time issuance of 2,496,000

Class B Units (and an equivalent number of shares of Class B Stock), which units and shares will be subject to a one-year holding period subject to certain exceptions. Mr. Metropoulos will also be entitled to (i) participate in any of Hostess’ employee benefit plans, (ii) continued access to and use of the automobile currently being provided to him by Hostess, and (iii) reimbursement of up to $25,000 per month for the cost of business travel using his personal aircraft consistent with past practice. Subject to his continued employment through December 31, 2018, Mr. Metropoulos will be entitled to shares of Class A Stock (or, upon his written request, an equivalent number of shares of Class B Stock and Class B Units) upon achievement of earn-out targets for the 2018 fiscal year, as specified in the Executive Chairman Employment Agreement. The Executive Chairman Employment Agreement will supersede all prior agreements between Mr. Metropoulos and Hostess regarding compensation for Mr. Metropoulos’ services to Hostess that are in effect immediately prior to the consummation of the Business Combination.

Pursuant to the terms of the Executive Chairman Director Agreement, attached hereto as Annex J-2, Mr. Metropoulos will serve as the Executive Chairman of the Board, effective as of the closing date of the Business Combination and until December 31, 2018 (or until December 31, 2019 by mutual agreement of the parties). The Executive Chairman Director Agreement provides that, for so long as the CDM Holders in the aggregate hold at least 7.5% of the capital stock of the Company on a fully diluted basis, Mr. Metropoulos will have the right to designate one member for election to the Board, which designee will be Mr. Metropoulos himself so long as he is employed as the Executive Chairman of the Board.

Sponsor Letter Agreement

Mr. Metropoulos has entered into the Sponsor Letter Agreement, attached hereto as Annex K, with our Sponsor that provides for the potential transfer of Private Placement Warrants and Founder Shares held by our Sponsor to Mr. Metropoulos. In the event that our Sponsor transfers the Bridge Shares to third parties prior to the closing of the Business Combination, then our Sponsor will, immediately prior to the closing, transfer 2,000,000 Private Placement Warrants and 500,000 Founder Shares to Mr. Metropoulos. To the extent that our Sponsor transfers less than all of the Bridge Shares, then our Sponsor will transfer a proportionally reduced portion of such Private Placement Warrants and Founder Shares to Mr. Metropoulos.

Incentive Plan

Our Board approved the Incentive Plan on July 26, 2016, subject to stockholder approval of the Incentive Plan at the Special Meeting. The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders post-Business Combination by providing long-term incentive compensation opportunities tied to the performance of the Company and the Class A Stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan. For more information about the Incentive Plan, please see the section entitled “Proposal No. 9 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan and Also for Purposes of Complying with Section 162(m) of the Code — Description of the Incentive Plan.”

Organizational Structure

The following diagram, which is subject to change based upon any redemptions by the Company’s current public stockholders in connection with the Business Combination, illustrates the ownership structure of the post-combination company immediately following the Business Combination:

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable), by (ii) the total number of then-outstanding public shares; provided that the Company will not redeem any shares of Class A Stock issued in the IPO to the extent that such redemption would result in the Company having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) of less than $5,000,001. As of March 31, 2016, this would have amounted to approximately $10.00 per share. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the shares of Class A Stock included in the units sold in our IPO.

If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Please see the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on the Company’s Public Float

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 29% in the post-combination company; (ii) the Private Placement Investors (other than our Sponsor) will own approximately 21% of the post-combination company (such that public stockholders, including Private Placement Investors other than our Sponsor, will own approximately 50% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor, and the shares of Class A Stock purchased by it in the Private Placement) will own approximately 8% of the post-combination company, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor; (iv) AP Hostess LP will own approximately 17% of the post-combination company; (v) Hostess CDM Co-Invest will own approximately 21% of the post-combination company; (vi) CDM Hostess will own approximately 2% of the post-combination company and (vii) Mr. Metropoulos and/or his designee will own approximately 2% of the post-combination company. 100% of the shares of Class B Stock will be owned by the CDM Holders. These levels of ownership interest assume that no shares are elected to be redeemed and that all Bridge Shares have been transferred to third parties prior to the closing of the transactions contemplated by the Master Transaction Agreement. The Private Placement Investors have agreed to purchase in the aggregate approximately 32,678,576 shares of Class A Stock, for approximately $300,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $97,000,000 of the gross proceeds from the Private Placement, in addition to $375,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable to the Selling Equityholders, the repayment of approximately $173,000,000 of Hostess’ existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination, (b) the issuance of any shares of Class A Stock under the Exchange Agreement, a copy of which is attached to this proxy statement as Annex F, upon the exchange of Class B Units (and the cancellation of shares of Class B Stock), or (c) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, but does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 4,062,500 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different.

The following table illustrates varying ownership levels in the Company, assuming varying levels of redemptions by the Company’s public stockholders:(1)

	No Redemptions	12.5 Million shares of Class A Stock Redeemed
The Company’s public stockholders	29%	19%
The Private Placement Investors	21%	21%
Initial Stockholders	8%	8%
AP Hostess LP	17%	22%
Hostess CDM Co-Invest	21%	26%
CDM Hostess	2%	2%
Mr. Metropoulos	2%	2%

	100%	100%

(1)	This table, other than the maximum redemption scenario wherein 12.5 million shares of Class A Stock are redeemed, reflects the assumptions as set forth in the preceding paragraph.

The Private Placement is contingent upon, among other things, stockholder approval of the Business Combination Proposal and the closing of the Business Combination. The issuance of 20% or more of our outstanding shares of Common Stock in connection with the Master Transaction Agreement, the Private Placement and the Executive Chairman Employment Agreement requires stockholder approval of the NASDAQ Proposal.

Board of Directors of the Company Following the Business Combination

Upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to seven directors, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled “Proposal No. 8 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

The Charter Amendment Proposals

Upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to reflect the Charter Amendment Proposals to:

•	provide for the classification of our Board into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 3);

•

authorize an additional 40,000,000 shares of Common Stock, which would consist of (i) establishing 50,000,000 shares of a newly designated class of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Common Stock from 20,000,000 shares to 10,000,000 shares (Proposal No. 4);

•	change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate of incorporation and bylaws (Proposal No. 5);

•

elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes (Proposal No. 6); and

•

provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company, subject to approval by our stockholders at the Special Meeting (Proposal No. 7).

Please see the sections entitled “Proposal No. 3 — Classification of the Board of Directors,” “Proposal No. 4 — Approval of Amendments to Current Certificate to Authorize Additional Shares of Common Stock,” “Proposal No. 5 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate of Incorporation and Bylaws of the Company,” “Proposal No. 6 — Approval of Amendments to Current Certificate to Elect Not to be Governed by Section 203 of the DGCL,” and “Proposal No. 7 — Approval of Additional Amendments to Current Certificate in Connection with the Business Combination” for more information.

Other Proposals

In addition, the stockholders of the Company will be asked to vote on:

•

a proposal to approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Business Combination, the Private Placement and the Executive Chairman Employment Agreement (Proposal No. 2);

•

a proposal to elect seven directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death (Proposal No. 8);

•

a proposal to approve and adopt the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Code (Proposal No. 9);

•	a proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 10); and

•

a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals (Proposal No. 11).

Please see the sections entitled “Proposal No. 2 — Approval of the Issuance of More than 20% of the Company’s Issued and Outstanding Common Stock in Connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement,” “Proposal No. 8 — Election of Directors to the Board of Directors,” “Proposal No. 9 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan and Also for Purposes of Complying with Section 162(m) of the Code,” “Proposal No. 10 — Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm” and “Proposal No. 11 — The Adjournment Proposal” for more information.

Date, Time and Place of Special Meeting

The Special Meeting will be held on [    ] at [    ] local time at [    ], or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

Only Company stockholders of record at the close of business on [    ], the record date for the Special Meeting, will be entitled to vote at the Special Meeting. You are entitled to one vote for each share of Company Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 46,875,000 shares of Company Common Stock outstanding and entitled to vote, of which 37,500,000 are shares of Class A Stock and 9,375,000 are Founder Shares held by our Initial Stockholders.

Accounting Treatment

The Business Combination will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company treated as the acquirer, assuming that the public stockholder redemptions do not exceed a level whereby the Selling Equityholders would retain control of Hostess Holdings. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. However, the Company generally believes that if the Selling Equityholders retain greater than 50% of the voting control of the post-combination company, the Company would not be considered the accounting acquirer. Under the acquisition method of accounting, the Company will allocate the purchase price of this acquisition to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Transaction costs will be expensed as incurred.

If the public stockholder redemptions exceed the level whereby the Selling Equityholders retain control of Hostess Holdings, then Hostess Holdings will be considered the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. This is referred to as reverse merger accounting. If Hostess Holdings is the acquirer for accounting purposes, the Company will be considered the acquired entity, and the assets and liabilities of the Company, as opposed to Hostess Holdings, will be recorded at fair value. As displayed in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” the resulting accounting treatment differs materially if reverse merger accounting is applied.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Proxy Solicitation

Proxies may be solicited by mail. The Company has engaged Morrow to assist in the solicitation of proxies.

If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Revoking Your Proxy.”

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the fact that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by August 19, 2017;

•

that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

•	that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private

Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

Reasons for the Approval of the Business Combination

We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We sought to do this by utilizing the networks and industry experience of both our Sponsor and our Board to identify, acquire and operate one or more businesses within or outside of the United States, although we were not limited to a particular industry or sector.

In particular, our Board considered the following positive factors, although not weighted or in any order of significance:

•

Iconic Brand. Hostess is an iconic American brand with very strong brand awareness. Hostess has significant market share in the sweet baked goods market and is a category leader in the single serve market and bagged donuts market.

•

Business and Financial Condition and Prospects. The knowledge and familiarity of the Board and the Company’s management with Hostess’ business, financial condition, results of operations (including Hostess’ favorable margins) and future growth prospects. The Board discussed Hostess’ current prospects for growth in executing upon and achieving Hostess’ business plans, and noted that the U.S. sweet baked goods industry is highly fragmented and represents a significant opportunity for further consolidation. The Board believed that Hostess’ additional market share gain and growth rates could outpace the underlying market, given that Hostess demonstrated above-market growth post-bankruptcy and that Hostess had not yet reached the sweet baked goods market share it held prior to its bankruptcy. In addition, the Board believed that there is expected market growth overall in the $6.8 billion sweet baked goods category and that Hostess is in a premium position to capitalize on such growth with its brand power and market position.

•

Acquisition of Hostess Assets by the Selling Equityholders. The Board considered the fact that the assets of Hostess were acquired, free and clear of all past liabilities, out of bankruptcy in 2013 by Apollo and the CDM Holders.

•

Apollo and CDM Holder’s Investment in Hostess. Following the acquisition of Hostess out of bankruptcy in 2013, Apollo and the CDM Holders invested significant capital in Hostess transforming Hostess to a competitively advantaged direct to warehouse model with extended shelf life technology, an upgraded manufacturing footprint, implementation of new IT systems and enhanced production efficiency through the installation of automated baking and packaging lines. The Board viewed these investments as improving Hostess’ operating model, allowing flexibility to innovate and quickly bring to market new products and ideas.

•

Experienced and Proven Management Team. The Board considered the fact that the post-combination company will be led by the senior management team of Hostess which, with an average of 19 years of industry experience, has successfully transformed the business since it was acquired out of bankruptcy in 2013 and has delivered industry leading profitability margins. In addition, the Board considered the fact that Mr. Metropoulos, who has more than 30 years of successful experience revamping iconic brands throughout the consumer space and a strong track record of growing revenues, reducing costs and enhancing capital efficiency, would continue on as the Executive Chairman of the post-combination company.

•

Opinion of Moelis. The opinion of Moelis, dated July 4, 2016, addressed to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company in the Business Combination which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion as more fully described below under the caption “Proposal No. 1 — Approval of the Business Combination — Opinion of the Company’s Financial Advisor.”

•

Other Alternatives. The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes had not presented a better alternative.

•

Terms of the Master Transaction Agreement. The Board considered the terms and conditions of the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination.

•

Independent Director Role. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Master Transaction Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Master Transaction Agreement and the transactions contemplated therein, including the Business Combination.

For more information about our decision-making process, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Company’s Board of Directors’ Reasons for the Approval of the Business Combination.”

Conditions to Closing of the Business Combination

The respective obligations of the Company and the Selling Equityholders to consummate the transactions contemplated by the Master Transaction Agreement, including the Business Combination, are subject to the satisfaction or written waiver by both the Company and the Selling Equityholders, of each of the following conditions:

•	the waiting period applicable to the transactions contemplated by the Master Transaction Agreement under the HSR Act must have expired or early termination must have been granted;

•

there must not be in effect any order by a governmental entity of competent jurisdiction enjoining, restricting or otherwise making illegal the consummation of the Business Combination or any law or regulations that makes the consummation of the Business Combination illegal or otherwise prohibited; and

•

the required vote of the Company’s stockholders to approve the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals shall have been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of NASDAQ.

The obligations of the Company to affect the Business Combination are subject to fulfillment, on or prior to the closing date, of certain conditions (any or all of which may be waived in writing by the Company), including, among others:

•

the Selling Equityholders must have performed and complied in all material respects with all obligations required to be performed or complied with by the Selling Equityholders under the Master Transaction Agreement at or prior to closing; and

•	the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, must equal or exceed $537,500,000.

The obligations of the Selling Equityholders to affect the Business Combination are subject to fulfillment, on or prior to the closing date, of certain conditions (any or all of which may be waived in writing by the Selling Equityholders), including, among others:

•

the Company must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Master Transaction Agreement at or prior to closing;

•	the Company’s current certificate must be amended to reflect the Charter Amendment Proposals; and

•	the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, must equal or exceed $600,000,000.

Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Conditions to Closing of the Business Combination” for additional information.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On July 19, 2016, the Company and Hostess filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on August 18, 2016, unless the FTC and the Antitrust Division earlier terminates the waiting period or makes a request for additional information or documentary material related to Business Transaction (a “Second Request”). If the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which we have complied. Complying with a Second Request can take a significant period of time.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Hostess is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of Company stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the Company’s Common Stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum.

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting with regard to the Business Combination Proposal will have the same effect as a vote “AGAINST” the Business Combination Proposal. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.

The approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the NASDAQ Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the NASDAQ Proposal.

The approval of the Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting with regard to any of the Charter Amendment Proposals will have the same effect as a vote “AGAINST” such Charter Amendment Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the election of directors.

The approval of the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, other than the Ratification Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement. It is important for you to note that in the event that the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 19, 2017, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to our public stockholders.

Opinion of the Company’s Financial Advisor

In connection with the Board’s approval of the Master Transaction Agreement, the Board received a written opinion, dated July 4, 2016, from the Company’s financial advisor, Moelis, as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company. The full text of Moelis’ written opinion, dated July 4, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. Stockholders are urged to read Moelis’ written opinion carefully and in its entirety. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Business Combination. Moelis’ opinion is limited solely to the fairness, from a financial point of view to the Company, of the consideration to be paid by the Company in the Business Combination, and does not address the Company’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available with respect to the Company. Moelis’ opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Business Combination or any other matter.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Master Transaction Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including The Gores Group, that could arise with regard to the proposed terms of the (i) Master Transaction Agreement, (ii) the Private Placement and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination (including a provision that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity and the exclusion of our Sponsor, Apollo, the CDM Holders and their affiliates and transferees as “interested stockholders” from the restrictions in our proposed certificate of incorporation that are similar to Section 203 of the DGCL). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Master Transaction Agreement and the transactions contemplated therein, including the Business Combination. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Independent Director Oversight.”

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the NASDAQ Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	the fact that, upon consummation of the Business Combination, we anticipate changing the lock-up period on the Founder Shares from one year to six months;

•

the fact that, on July 27, 2016, our Sponsor loaned us $500,000 to fund our on-going operational expenses and certain transaction costs incurred by us in connection with the Business Combination and that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by August 19, 2017;

•

that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

•

that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

Risk Factors

In evaluating the Business Combination and the proposals to be considered and voted on at the Special Meeting, you should carefully review and consider the risk factors set forth under the section entitled “Risk Factors” beginning on page 63 of this proxy statement. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of the Company and Hostess to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of the Company following consummation of the Business Combination.

SELECTED HISTORICAL FINANCIAL INFORMATION OF THE COMPANY

The following table contains summary historical financial data for the Company as of and for the three months ended March 31, 2016 and as of and for the period from June 1, 2015 (inception) through December 31, 2015. Such data for the period from June 1, 2015 through December 31, 2015 and as of December 31, 2015 have been derived from the audited financial statements of the Company, which are included elsewhere in this proxy statement. Such data as of and for the three months ended March 31, 2016 have been derived from the unaudited financial statements of the Company included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the sections entitled “The Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About the Company” and in our financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement.

	For the Three Months Ended March 31, 2016	For the period from June 1, 2015 (inception) to December 31, 2015
	(unaudited)
Statement of Operations Data:
Revenues	$—	$—
Professional fees and other expenses	(234,051)	(411,207)
State franchise taxes, other than income tax	(45,000)	(69,917)

Loss from operations	(279,051)	(481,124)
Other income — Interest and dividend income	72,097	11,205
Net loss	$(206,954)	$(469,919)

Weighted average common shares outstanding (Basic and diluted)	10,937,736	10,856,156
Net loss per common share: (Basic and diluted)	$(0.02)	$(0.04)

	As of March 31, 2016	As of December 31, 2015
	(unaudited)	(audited)
Condensed Balance Sheet Data:
ASSETS:
Current assets:
Cash and cash equivalents	$549,249	$790,635
Prepaid expenses	272,808	259,149

Total current assets	822,057	1,049,785
Investments and cash held in Trust Account	375,081,861	375,010,481

Total assets	$375,903,918	$376,060,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$292,908	$217,384
State franchise tax accrual	45,000	69,917

Total current liabilities(1)	337,908	287,301
Deferred underwriting compensation	13,125,000	13,125,000

Total liabilities	13,462,908	13,412,301

	As of March 31, 2016	As of December 31, 2015
	(unaudited)	(audited)
Commitments and Contingencies
Shares of Class A common stock subject to possible redemption; 35,744,100 and 35,764,796 shares at March 31, 2016 and December 31, 2015, respectively, at a value of $10.00 per share	357,441,000	357,647,960

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,755,900 and 1,735,204 shares issued and outstanding (excluding 35,744,100 and 35,764,796 shares subject to possible redemption) at March 31, 2016 and December 31, 2015, respectively	176	174
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 9,375,000 shares issued and outstanding	938	938
Additional paid-in-capital	5,675,769	5,468,811
Retained earnings	(469,919)	—
Deficit accumulated	(206,954)	(469,919)

Total stockholders’ equity	5,000,010	5,000,004

Total liabilities and stockholders’ equity	$375,903,918	$376,060,265

(1)

Subsequent to March 31, 2016, our Sponsor loaned us $500,000 to be used to fund our on-going operational expenses and certain transaction costs incurred by us in connection with the Business Combination.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL AND OTHER INFORMATION OF HOSTESS HOLDINGS

The following table contains summary historical consolidated financial and other data for Hostess Holdings as of and for the three months ended March 31, 2016 and March 31, 2015 and as of and for the years ended December 31, 2015, December 31, 2014 and for the period from February 6, 2013 (inception) through December 31, 2013. Such data as of December 31, 2015 and December 31, 2014 and for the years ended December 31, 2015 and December 31, 2014 and for the period from February 6, 2013 (inception) through December 31, 2013 have been derived from the audited consolidated financial statements of Hostess Holdings included elsewhere in this proxy statement. Such data as of March 31, 2016 and for the three months ended March 31, 2016 and March 31, 2015 have been derived from the unaudited consolidated financial statements of Hostess Holdings included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the information contained under the headings “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About Hostess” and in Hostess Holdings’ audited consolidated financial statements and unaudited interim condensed consolidated financial statements and the related notes included elsewhere in this proxy statement.

The historical financial statements of Hostess Holdings have been presented herein, as opposed to those of the various entities of the Selling Equityholders. The Selling Equityholders entities are holding companies without any operations, and no material assets beyond their investment in Hostess Holdings. The Selling Equityholders entities are not permitted to consolidate Hostess Holdings under GAAP. As such, the historical Hostess Holdings financial statements represent the highest level of consolidated financial statements that presents the full financial position and results of operations of the underlying business.

Statement of Operations Data

The following table sets forth Hostess Holdings’ net revenues, operating costs and expenses attributable to Hostess Holdings’ operations:

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)
Net revenue	$160,218	$146,689	$620,815	$554,695	$237,418
Cost of goods sold	89,926	81,191	355,963	320,763	145,498
Special employee incentive compensation(1)	—	—	2,649	—	—

Gross profit	70,292	65,498	262,203	233,932	91,920
Operating costs and expenses:
Advertising and marketing	7,199	6,614	31,967	32,197	19,354
Selling expenses	6,795	7,285	29,484	25,664	10,544
General and administrative	9,756	8,412	32,382	33,745	21,850
Special employee incentive compensation(1)	—	—	1,274	—	—
Impairment of property and equipment	7,300	—	2,700	13,241	—
Acquisition and bakery start-up costs(2)	—	—	—	—	14,029
Loss on sale/abandonment of property and equipment and bakery shutdown costs(3)	147	430	4,182	5,150	—
Related party expenses	1,236	1,230	4,306	4,468	2,813

Total operating costs and expenses	32,433	23,971	106,295	114,465	68,590

Operating income	37,859	41,527	155,908	119,467	23,330
Other expense:
Interest expense, net	17,851	9,114	50,011	37,447	27,766
Loss on debt extinguishment(4)	—	—	25,880	—	—
Other (income) expense(5)	1,470	(23)	(8,743)	556	1,158

Total other expense	19,321	9,091	67,148	38,003	28,924

Net income (loss)	18,538	32,436	88,760	81,464	(5,594)

Less: Net income attributable to the non-controlling interest	929	1,622	4,507	4,267	—

Net income (loss) attributable to Hostess Holdings, L.P.	$17,609	$30,814	$84,253	$77,197	$(5,594)

Statement of Cash Flows Data

The following table sets forth selected elements of Hostess Holdings’ Consolidated Statements of Cash Flows:

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$19,009	$21,834	$132,972	$108,329	$(29,672)
Net cash provided by (used in) investing activities	(3,233)	34,635	17,880	(91,393)	(422,498)
Net cash provided by (used in) financing activities	(2,627)	(80,807)	(296,002)	(9,769)	654,626

Balance Sheet Data (at period end)

The following table sets forth selected attributes of Hostess Holdings’ Consolidated Balance Sheets:

(In thousands)	March 31, 2016	December 31, 2015	December 31, 2014
	(Unaudited)
Cash and cash equivalents	$77,627	$64,473	$209,623
Property and equipment, net	124,708	128,078	112,732
Total assets	638,522	613,871	765,494
Long-term debt	1,192,093	1,193,667	473,175

Total liabilities and partners’ equity	638,522	613,871	765,494

Other Financial Data

The following table sets forth Adjusted EBITDA(6):

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA(6)	$49,369	$45,416	$182,236	$149,811	$43,098

(1)

For the year ended December 31, 2015, a one-time special bonus payment of $2.6 million and $1.3 million was paid to employees at Hostess Holdings’ bakery facilities and corporate employees, respectively, as compensation for their efforts in the successful recapitalization of Hostess.

(2)

In April 2013, Hostess Holdings began the process of bringing four of its acquired bakeries into operation and completed this process in July 2013. For the period from inception through December 31, 2013, Hostess Holding incurred bakery start-up costs totaling $6.7 million, including repairs, materials and supplies, labor costs, and ingredients used in testing, and acquisition-related costs of approximately $7.3 million.

(3)

During the three months ended March 31, 2016 and March 31, 2015, Hostess Holdings incurred bakery shutdown costs of $0.1 million and $0.4 million, respectively, in expenses associated with utilities, insurance, and maintenance related to the assets that were held for sale. During the years ended December 31, 2015 and December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with the closure and relocation of assets of $1.2 million and $1.4 million, respectively. Also, during the year ended December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with employee severance and Worker Adjustment and Retraining Notification (WARN) ACT payments of $2.9 million. Hostess Holdings recorded a loss on sale and abandonment of property and equipment of $3.0 million and $0.8 million during the years ended December 31, 2015 and December 31, 2014, respectively.

(4)

Hostess Holdings recorded a loss on extinguishment related to Hostess Holdings’ original term loan dated April 9, 2013 of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million, during the year ended December 31, 2015.

(5)

Other expense primarily consisted of legal and professional fees of $1.5 million, related to Hostess Holdings’ pursuit of a potential acquisition during the three months ended March 31, 2016 compared to other income of $23,000, during the three months ended March 31, 2015. During the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to Hostess Holdings’ pursuit of a potential sale of Hostess. During the year ended December 31, 2014 and the period February 6, 2013 (inception) through December 31, 2013, other expense was $0.6 million and $1.2 million, respectively.

(6)

Adjusted EBITDA is a non-GAAP financial measure commonly used in Hostess Holdings’ industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Hostess Holdings has included Adjusted EBITDA because it believe it provides management and investors with additional information to measure Hostess Holdings’ performance and liquidity, estimate Hostess Holdings’ value and evaluate Hostess Holdings’ ability to service debt.

Hostess Holdings defines Adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization and (iii) related party expenses, as further adjusted to eliminate the impact of certain items that Hostess Holdings does not consider indicative of its ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons Hostess Holdings considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future Hostess Holdings may incur expenses that are the same as or similar to some of the adjustments set forth below. Hostess Holdings’ presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Hostess Holdings’ results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect Hostess Holdings’ capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, Hostess Holdings’ working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on Hostess Holdings’ debt; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

The following table sets forth Hostess Holdings’ reconciliation of Adjusted EBITDA (unaudited):

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
Net income (loss)	$18,538	$32,436	$88,760	$81,464	$(5,594)

Plus non-GAAP adjustments:
Interest expense, net	17,851	9,114	50,011	37,447	27,766
Loss on debt extinguishment(i)	—	—	25,880	—	—
Depreciation and amortization	2,677	2,098	9,836	7,113	2,611
Related party expenses(ii)	1,236	1,230	4,306	4,468	2,813
Unit-based compensation	150	131	1,381	372	315
Acquisition and bakery start-up costs	—	—	—	—	14,029
Other (income) expense(iii).	1,470	(23)	(8,743)	556	1,158
Impairment of property and equipment	7,300	—	2,700	13,241	—
Loss on sale/abandonment of property and equipment and bakery shutdown costs(iv)	147	430	4,182	5,150	—
Special employee incentive compensation(v)	—	—	3,923	—	—

Adjusted EBITDA	$49,369	$45,416	$182,236	$149,811	$43,098

(i)

Hostess Holdings recorded a loss on extinguishment related to Hostess Holdings’ original Term Loan of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million, during the year ended December 31, 2015.

(ii)

Related party expenses consist of expenses associated with the employment agreement with Mr. Metropoulos as the Chief Executive Officer and/or Executive Chairman of certain subsidiaries of Hostess. Hostess Holdings classifies all expenses associated with this arrangement as related party expenses.

(iii)

Other expense primarily consisted of legal and professional fees of $1.5 million, related to Hostess Holdings’ pursuit of a potential acquisition during the three months ended March 31, 2016 compared to other income of $23,000, during the three months ended March 31, 2015. During the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to Hostess Holdings’ pursuit of a potential sale of Hostess. During the year ended December 31, 2014 and the period February 6, 2013 (inception) through December 31, 2013, other expense was $0.6 million and $1.2 million, respectively.

(iv)

During the three months ended March 31, 2016 and March 31, 2015, Hostess Holdings incurred bakery shutdown costs of $0.1 million and $0.4 million, respectively, in expenses associated with utilities, insurance, and maintenance related to the assets that were held for sale. During the years ended December 31, 2015 and December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with the closure and relocation of assets of $1.2 million and $1.4 million, respectively. Also, during the year ended December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with employee severance and Worker Adjustment and Retraining Notification (WARN) Act payments of $2.9 million. Hostess Holdings recorded a loss on sale and abandonment of property and equipment of $3.0 million and $0.8 million during the years ended December 31, 2015 and December 31, 2014, respectively.

(v)

For the year ended December 31, 2015, a one-time special bonus payment of $2.6 million and $1.3 million was paid to employees at Hostess Holdings’ bakery facilities and corporate employees, respectively, as compensation for their efforts in the successful recapitalization of Hostess.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information for the period ended December 31, 2015 and the three months ended March 31, 2016 combines the historical consolidated statement of operations of the Company and Hostess Holdings, giving effect to the Business Combination as if it had been consummated on January 1, 2015. The selected unaudited pro forma condensed combined balance sheet as of March 31, 2016 combines the historical consolidated balance sheet of the Company and Hostess Holdings, giving effect to the Business Combination as if it had been consummated on March 31, 2016. The selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this proxy statement under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The selected unaudited pro forma condensed combined financial information is presented for informational purposes only. The selected unaudited pro forma condensed combined financial information does not purport to represent what the combined company’s results of operations or financial condition would have been had the Business Combination actually occurred on the dates indicated, and does not purport to project the combined company’s results of operations or financial condition for any future period or as of any future date. The selected unaudited pro forma condensed combined financial information does not reflect any potential divestitures that may occur prior to, or subsequent to, the completion of the Business Combination, cost savings that may be realized as a result of the Business Combination, or any potential changes in compensation plans. Further, as explained in the notes accompanying the unaudited pro forma condensed combined financial information included under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” the pro forma allocation of purchase consideration reflected in the selected unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual allocation of purchase consideration that will be recorded at the time the Business Combination is completed. Additionally, the unaudited pro forma adjustments made in the selected unaudited condensed combined pro forma financial information, which are described in those notes, are preliminary and may be revised.

Combined Financial Information (Assuming No Redemptions)

	Company	Hostess Holdings	Pro Forma Assuming No Redemptions
Statement of Operations Data - For the Three Months Ended March 31, 2016
Net revenue	$—	$160,218	$160,218
Gross profit	$—	$70,292	$70,196
Operating expenses	$279	$32,433	$37,444
Operating (loss) income	$(279)	$37,859	$32,752
Net (loss) income attributed to common stockholders	$(207)	$17,609	$7,715
Net income per common share - basic and diluted	$—		$0.08

	Company	Hostess Holdings	Pro Forma Assuming No Redemptions
Statement of Operations Data - For the Year Ended December 31, 2015
Net revenue	$—	$620,815	$620,815
Gross profit	$—	$262,203	$261,838
Operating expenses	$481	$106,295	$126,098
Operating (loss) income	$(481)	$155,908	$135,740
Net (loss) income attributed to common stockholders	$(470)	$84,253	$36,975
Net income per common share - basic and diluted	$—		$0.39

	Company	Hostess Holdings	Pro Forma Assuming No Redemptions
Balance Sheet Data - As of March 31, 2016
Total current assets	$822	$167,480	$165,930
Total assets	$375,904	$638,522	$2,547,735
Total current liabilities	$338	$70,952	$60,413
Total liabilities	$13,463	$1,280,270	$1,428,189
Total partners’ / stockholders’ equity	$362,441	$(641,748)	$1,119,546

Combined Financial Information (Assuming Maximum Redemptions)

	Company	Hostess Holdings	Pro Forma Assuming Maximum Redemptions
Statement of Operations Data - For the Three Months Ended March 31, 2016
Net revenue	$—	$160,218	$160,218
Gross profit	$—	$70,292	$70,292
Operating expenses	$279	$32,433	$32,712
Operating (loss) income	$(279)	$37,859	$37,580
Net (loss) income attributed to common stockholders	$(207)	$17,609	$9,268
Net income per common share - basic and diluted	$—		$0.11

	Company	Hostess Holdings	Pro Forma Assuming Maximum Redemptions
Statement of Operations Data - For the Year Ended December 31, 2015
Net revenue	$—	$620,815	$620,815
Gross profit	$—	$262,203	$262,203
Operating expenses	$481	$106,295	$106,776
Operating (loss) income	$(481)	$155,908	$155,427
Net (loss) income attributed to common stockholders	$(470)	$84,253	$42,921
Net income per common share - basic and diluted	$—		$0.49

	Company	Hostess Holdings	Pro Forma Assuming Maximum Redemptions
Balance Sheet Data - As of March 31, 2016
Total current assets	$822	$167,480	$163,729
Total assets	$375,904	$638,522	$776,604
Total current liabilities	$338	$70,952	$60,413
Total liabilities	$13,463	$1,280,270	$1,243,037
Total partners’ / stockholders’ equity	$362,441	$(641,748)	$(466,433)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

•	the benefits of the Business Combination;

•	the future financial performance of the post-combination company following the Business Combination;

•	changes in the market for Hostess products;

•	expansion plans and opportunities; and

•

other statements preceded by, followed by or that include the words “may,” “can,” “should,” “will,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding how your vote should be cast or in voting your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Master Transaction Agreement;

•	the outcome of any legal proceedings that may be instituted against Hostess or the Company following announcement of the proposed Business Combination and transactions contemplated thereby;

•

the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company, or other conditions to closing in the Master Transaction Agreement;

•	the inability to obtain or maintain the listing of the post-combination company’s Class A Stock on NASDAQ following the Business Combination;

•	the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the Hostess and the Company businesses, and the ability of the combined business to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the inability to launch new Hostess products or to profitably expand into new markets;

•	the possibility that Hostess or the Company may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated in this proxy statement, including those set forth under the section entitled “Risk Factors.”

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this proxy statement, including the financial statements and notes to the financial statements included herein, in evaluating the Business Combination and the proposals to be voted on at the Special Meeting. The following risk factors apply to the business and operations of Hostess and its consolidated subsidiaries and will also apply to the business and operations of the post-combination company following the completion of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to complete or realize the anticipated benefits of the Business Combination, and may have a material adverse effect on the business, cash flows, financial condition and results of operations of the post-combination company. These risk factors are not exhaustive and investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Hostess and the post-combination company. You should carefully consider the following risk factors in addition to the other information included in this proxy statement, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Hostess Operations

Maintaining, extending and expanding Hostess’ reputation and brand image are essential to Hostess’ business success.

Hostess has many iconic brands with long-standing consumer recognition. Hostess’ success depends on its ability to maintain its brand image for its existing products, extend its brands to new platforms, and expand its brand image with new product offerings.

Hostess seeks to maintain, extend, and expand its brand image through marketing investments, including advertising and consumer promotions, and product innovation. Increasing attention on the role of food marketing could adversely affect Hostess’ brand image. It could also lead to stricter regulations and greater scrutiny of marketing practices. Existing or increased legal or regulatory restrictions on Hostess’ advertising, consumer promotions and marketing, or Hostess’ response to those restrictions, could limit Hostess’ efforts to maintain, extend and expand Hostess’ brands. Moreover, adverse publicity about regulatory or legal action against Hostess could damage Hostess’ reputation and brand image, undermine Hostess’ customers’ confidence and reduce long-term demand for Hostess’ products, even if the regulatory or legal action is unfounded or not material to Hostess’ operations.

In addition, Hostess’ success in maintaining, extending, and expanding Hostess’ brand image depends on Hostess’ ability to adapt to a rapidly changing media environment. Hostess increasingly relies on social media and online dissemination of advertising campaigns. The growing use of social and digital media increases the speed and extent that information or misinformation and opinions can be shared. Negative posts or comments about Hostess, Hostess’ brands or Hostess’ products on social or digital media, whether or not valid, could seriously damage Hostess’ brands and reputation. If Hostess does not maintain, extend, and expand its brand image, then its product sales, financial condition and operating results could be materially and adversely affected.

Hostess’ intellectual property rights are valuable, and Hostess’ failure to protect them could reduce the value of its products and brands.

Hostess considers its intellectual property rights, particularly and most notably its trademarks, but also its trade secrets and copyrights, to be a significant and valuable part of its business. Hostess attempts to protect its intellectual property rights by taking advantage of a combination of trademark, copyright and trade secret laws, third-party nondisclosure and assignment agreements and policing of third-party misuse of Hostess’ intellectual property. Hostess’ failure to obtain or adequately protect Hostess’ intellectual property rights, or any change in law or other changes that serve to lessen or remove the current legal protections of Hostess’ intellectual property, may diminish Hostess’ competitiveness and could materially harm Hostess’ business.

Hostess may be unaware of third-party claims of intellectual property infringement relating to Hostess brands or products. Any litigation regarding intellectual property could be costly and time-consuming and could divert management’s and other key personnel’s attention from Hostess’ business operations. Third-party claims of intellectual property infringement might require Hostess to pay monetary damages or enter into costly license agreements. Hostess also may be subject to injunctions against development and sale of certain of its products. Any of these occurrences could materially and adversely affect Hostess’ reputation, product sales, financial condition and operating results.

Hostess must leverage its brand value to compete against lower-priced alternative brands.

In nearly all of Hostess’ product categories, Hostess competes with lower-priced alternative products. Hostess’ products must provide higher value and/or quality to its consumers than alternatives, particularly during periods of economic uncertainty. Consumers may not buy Hostess’ products if relative differences in value and/or quality between its products and retailer or other economy brands change in favor of competitors’ products or if consumers perceive this type of change. If consumers choose the lower-priced brands, then Hostess could lose market share or sales volumes, which could materially and adversely affect Hostess’ product sales, financial condition, and operating results.

Hostess must correctly predict, identify and interpret changes in consumer preferences and demand and offer new products to meet those changes.

Consumer preferences for food and snacking products change continually. Hostess’ success will depend on its ability to predict, identify and interpret the tastes, dietary habits, packaging and other preferences of consumers and to offer products that appeal to these preferences. Moreover, weak economic conditions, recession or other factors could affect consumer preferences and demand. If Hostess does not offer products that appeal to consumers or if Hostess misjudges consumer demand for its products, its sales and market share will decrease and its profitability could suffer.

Hostess continually introduces new products or product extensions and its operating results and growth will depend upon the market reception of such new products. There can be no assurance that new products will find widespread acceptance among consumers, and unsuccessful product launches may decrease Hostess’ profitability and damage Hostess’ brands’ reputation.

In addition, prolonged negative perceptions concerning the health implications of certain food products could influence consumer preferences and acceptance of some of Hostess’ products and marketing programs. For example, consumers are increasingly focused on health and wellness, including weight management and reducing sugar consumption. Hostess might be unsuccessful in its efforts to effectively respond to changing consumer preferences and social expectations. Continued negative perceptions and failure to satisfy consumer preferences could materially and adversely affect Hostess’ reputation, product sales, financial condition and operating results.

Hostess operates in a highly competitive industry.

The sweet baked goods business is highly competitive. Numerous brands and products compete for shelf space and sales, with competition based primarily on product quality, brand recognition and loyalty, price, trade promotion, consumer promotion, customer service, and the ability to identify and satisfy emerging consumer preferences. Hostess faces competition from other large national bakeries, smaller regional operators, supermarket chains with their own private labeled brands, grocery stores with their own in-store bakery departments and diversified food companies. Hostess’ competitors include a significant number of companies of varying sizes, including divisions, subdivisions, or subsidiaries of larger companies. Many of these competitors have multiple product lines, substantially greater financial and other resources available to them, and may be substantially less leveraged than Hostess. Hostess may not be able to compete successfully with these companies. Competitive pressures or other factors could cause Hostess to lose market share, which may require Hostess to lower prices, increase marketing and advertising expenditures, or increase the use of discounting or promotional campaigns, each of which would materially and adversely affect Hostess’ margins and could result in a decrease in Hostess’ operating results and profitability.

Hostess’ growth may be limited by its inability to add additional shelf or retail space for its products.

Hostess’ results will depend on its ability to drive revenue growth, in part, by expanding the distribution channels for its products. However, Hostess’ ability to do so may be limited by its inability to secure additional shelf or retail space for its products. Shelf and retail space for sweet baked goods is limited and subject to competitive and other pressures, and there can be no assurance that retail operators will provide Hostess sufficient shelf space for its products to enable Hostess to meet its growth objectives.

Hostess’ success will depend on its continued ability to produce and successfully market products with extended shelf life.

Hostess has invested to extend its product shelf life, while maintaining its products’ taste, texture and quality. The extended shelf life is an important component of Hostess’ direct-to-distribution model. Hostess’ ability to produce and successfully market existing and new products with this extended shelf life, while maintaining taste, texture and quality, is essential to Hostess’ success. If Hostess is unable to continue to produce products with extended shelf life or if the products are not accepted by consumers, Hostess could be forced to make changes to its distribution model and that could have an adverse effect on product sales, financial condition and operating results.

Hostess may be unable to drive revenue growth in its key products or add products that are faster-growing and more profitable.

The sweet baked goods industry’s overall growth is linked to population growth. Hostess’ future results will depend on its ability to drive revenue growth in its key products. Because Hostess’ operations are concentrated in North America, where growth in the sweet baked goods industry has been moderate, Hostess’ success also depends in part on Hostess’ ability to enhance its portfolio by adding innovative new products. There can be no assurance that new products will find widespread acceptance among consumers. Hostess’ failure to drive revenue growth in its key products or develop innovative new products could materially and adversely affect its profitability, financial condition and operating results.

Commodity, energy, and other input prices are volatile and may rise significantly.

Hostess purchases and uses large quantities of commodities, including flour, sweeteners, edible oils and cocoa to manufacture its products. In addition, Hostess purchases and uses significant quantities of paper, corrugate, films and plastics to package its products. Hostess is also exposed to changes in energy prices, which impact both its manufacturing and distribution costs. Prices for commodities, other supplies and energy are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, currency fluctuations, severe weather or global climate change, consumer, industrial or investment demand, and changes in governmental regulation and trade, alternative energy, and agricultural programs. Rising commodity, energy, and other input costs could materially and adversely affect Hostess’ cost of operations, including the manufacture, transportation, and distribution of its products, which could materially and adversely affect its financial condition and operating results.

Although Hostess monitors its exposure to commodity prices as an integral part of its overall risk management program, and seeks to utilize forward buying strategies through short-term and long-term advance purchase contracts, to lock in prices for certain high-volume raw materials, packaging components and fuel inputs, these strategies may not protect Hostess from increases in specific raw materials costs. Continued volatility or sustained increases in the prices of commodities and other supplies Hostess purchases could increase the costs of its products, and its profitability could suffer. Moreover, increases in the prices of Hostess’ products to cover these increased costs may result in lower sales volumes. If Hostess is not successful in its hedging activities, or if Hostess is unable to price its products to cover increased costs, then commodity and other input price volatility or increases could materially and adversely affect its financial condition and operating results.

If Hostess loses one or more of its major customers, or if any of Hostess’ major customers experience significant business interruption, its operating results could be adversely affected.

Hostess has several large customers that account for a significant portion of its sales. Wal-Mart and its affiliates are Hostess’ largest customers and represented approximately 20.8% of net revenues in 2015. Cumulatively, including Wal-Mart, Hostess’ top ten customers accounted for approximately 59.1% of net revenues in 2015.

Hostess does not have long-term supply contracts with any of its major customers. The loss of one or more major customers, a material reduction in sales to these customers as a result of competition from other food manufacturers, or the occurrence of a significant business interruption of Hostess’ customers’ operations would result in a decrease in Hostess’ revenues, operating results, and earnings.

Hostess’ geographic focus makes it particularly vulnerable to economic and other events and trends in North America.

Hostess operates in North America and, therefore, is particularly susceptible to adverse regulations, economic climate, consumer trends, market fluctuations, including commodity price fluctuations or supply shortages of Hostess’ key ingredients, and other adverse events. The concentration of Hostess’ businesses in North America could present challenges and may increase the likelihood that an adverse event in North America would materially and adversely affect Hostess’ product sales, financial condition and operating results.

The consolidation of retail customers could adversely affect Hostess.

Retail customers may continue to consolidate, resulting in fewer customers for Hostess’ business. Consolidation also produces larger retail customers that may seek to leverage their position to improve their profitability by demanding improved efficiency, lower pricing, increased promotional programs, or specifically tailored products. In addition, larger retailers have the scale to develop supply chains that permit them to operate with reduced inventories or to develop and market their own retailer brands. Retail consolidation and increasing retailer power could materially and adversely affect Hostess’ product sales, financial condition, and operating results.

Retail consolidation also increases the risk that adverse changes in Hostess’ customers’ business operations or financial performance will have a corresponding material and adverse effect on Hostess. For example, if Hostess’ customers cannot access sufficient funds or financing, then they may delay, decrease, or cancel purchases of Hostess’ products, or delay or fail to pay Hostess for previous purchases, which could materially and adversely affect Hostess’ product sales, financial condition, and operating results.

Hostess’ results could be adversely impacted as a result of increased labor and employee-related expenses.

Inflationary pressures and any shortages in the labor market could increase labor costs, which could have a material adverse effect on Hostess’ consolidated operating results or financial condition. Hostess’ labor costs include the cost of providing employee benefits, including health and welfare, and severance benefits. The annual costs of benefits vary with increased costs of health care and the outcome of collectively-bargained wage and benefit agreements.

Higher health care costs and labor costs due to statutory and regulatory changes could adversely affect Hostess’ business.

With the passage in 2010 of the U.S. Patient Protection and Affordable Care Act (the “ACA”), Hostess is required to provide affordable coverage, as defined in the ACA, to all employees, or otherwise be subject to a payment per employee based on the affordability criteria in the ACA. Many of these requirements are being phased in over a period of time. Additionally, some states and localities have passed state and local laws mandating the provisions of certain levels of health benefits by some employers. Increased health care and insurance costs could have a material adverse effect on Hostess’ business, financial condition and operating results. In addition, changes in federal or state workplace regulations could adversely affect Hostess’ ability to meet Hostess’ financial targets.

Various federal and state labor laws govern Hostess’ relationships with Hostess’ employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, overtime, family leave, safety standards, payroll taxes, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. As Hostess’ employees are paid at rates set above, but related to, the applicable minimum wage, further increases in the minimum wage could increase Hostess’ labor costs. Significant additional government regulations could materially adversely affect Hostess’ business, financial condition and operating results.

A portion of Hostess’ workforce belongs to unions. Failure to successfully negotiate collective bargaining agreements, or strikes or work stoppages could cause Hostess’ business to suffer.

Approximately 34% of Hostess’ employees, as of March 31, 2016, are covered by collective bargaining agreements and other employees may seek to be covered by collective bargaining agreements. Strikes or work stoppages or other business interruptions could occur if Hostess is unable to renew these agreements on satisfactory terms or enter into new agreements on satisfactory terms, which could impair manufacturing and distribution of Hostess’ products or result in a loss of sales, which could adversely impact Hostess’ business, financial condition or operating results. The terms and conditions of existing, renegotiated or new collective bargaining agreements could also increase Hostess’ costs or otherwise affect Hostess’ ability to fully implement future operational changes to enhance Hostess’ efficiency or to adapt to changing business needs or strategy.

Hostess may be subject to product liability claims should the consumption of any of Hostess’ products cause injury, illness or death.

Hostess sells food products for human consumption, which involves risks such as product contamination or spoilage, misbranding, product tampering and other adulteration of food products. Consumption of a misbranded, adulterated, contaminated or spoiled product may result in personal illness or injury. Hostess could be subject to claims or law suits relating to an actual or alleged illness or injury, and Hostess could incur liabilities that are not insured or exceed its insurance coverage. Even if product liability claims against Hostess are not successful or fully pursued, these claims could be costly and time consuming and may require Hostess’ management to spend time defending the claims rather than operating the business. In addition, publicity regarding these claims could adversely affect Hostess’ reputation.

Hostess’ recent product recall increased its costs and may negatively impact Hostess’ brands’ reputation, and future recalls could adversely affect Hostess’ business.

On June 3, 2016, Hostess announced the recall of approximately 710,000 cases of various products that Hostess believes may contain peanut residue from flour. These products could pose a risk to consumers with peanut allergies because the products potentially contained low levels of undeclared peanut residue. While Hostess believes it has taken all appropriate steps to address this issue, the recall resulted in increased costs and could negatively affect Hostess’ brands’ reputation.

In the future, a product that has been actually or allegedly misbranded or becomes adulterated could result in product withdrawals or recalls, destruction of product inventory, negative publicity, temporary plant closings, substantial cost of compliance or remediation, and potentially significant product liability judgments against Hostess. Any of these events could result in a loss of demand for Hostess’ products, which would have a material adverse effect on Hostess’ financial condition, operating results or cash flows. Hostess could also be adversely affected if consumers lose confidence in Hostess’ product quality, safety and integrity generally.

Unanticipated business disruptions could adversely affect Hostess’ ability to provide its products to its customers.

Factors that are hard to predict or beyond Hostess’ control, like weather, natural disasters, fire, explosions, terrorism, political unrest, generalized labor unrest or health pandemics could damage or disrupt Hostess’ operations. In addition, Hostess’ operations could be disrupted by a material equipment failure. Hostess does not have significant redundant operating equipment to allow for such disruptions. Accordingly, if Hostess does not effectively respond to disruptions in its operations, for example, by replacing capacity at its manufacturing locations, or cannot quickly repair damage to its information, production or supply systems, Hostess may be late in delivering or unable to deliver products to its customers. If that occurs, Hostess may lose its customers’ confidence, and long-term consumer demand for its products could decline. These events could materially and adversely affect Hostess’ product sales, financial condition and operating results.

Hostess relies on third parties for significant services that are important to its business, and their failure to perform could adversely affect Hostess’ business, financial condition and operating results.

Hostess operates a direct-to-warehouse distribution system that utilizes third-party centralized distribution centers and common carriers to transport a substantial majority of Hostess’ products. While this has expanded Hostess’ distribution reach and reduced delivery costs, Hostess is dependent upon third parties to effectively distribute its products. Any failure by Hostess to deliver its products in a timely manner would have an adverse impact on Hostess’ sales and its reputation. In addition, Hostess relies on third parties for sales and marketing services. Hostess does not have long-term contracts with any of these third party service providers. Accordingly, any termination by a third party provider of their services to Hostess, or any failure by these third parties to perform their obligations to Hostess, would have a material adverse impact on Hostess’ business and operating results.

Legal claims or other regulatory enforcement actions could subject Hostess to civil and criminal penalties.

As a large food company, Hostess operates in a highly regulated environment with constantly evolving legal and regulatory frameworks. Various laws and regulations govern food production, storage, distribution, sales, advertising and marketing, as well as licensing, trade, labor, tax and environmental matters, and health and safety practices. Government authorities regularly change laws and regulations and their interpretations. Consequently, Hostess is subject to heightened risk of legal claims or other regulatory enforcement actions. Although Hostess has implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that Hostess’ employees, contractors, or agents will not violate its policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims or regulatory enforcement actions arising out of Hostess’ failure or alleged failure to comply with applicable laws and regulations could subject Hostess to civil and criminal penalties that could materially and adversely affect Hostess’ product sales, reputation, financial condition, and operating results.

Hostess’ insurance may not provide adequate levels of coverage against claims.

Hostess believes that it maintains insurance customary for businesses of Hostess’ size and type. However, there are types of losses Hostess may incur that cannot be insured against or that Hostess believes are not economically reasonable to insure. Such losses could have a material adverse effect on Hostess’ business and operating results.

Hostess is subject to laws and regulations relating to protection of the environment, worker health, and workplace safety. Costs to comply with these laws and regulations, or claims with respect to environmental, health and safety matters, could have a significant negative impact on Hostess’ business.

Hostess’ operations are subject to various federal, state and local laws and regulations relating to the protection of the environment, including those governing the discharge of pollutants into the air and water, the management and disposal of solid and hazardous materials and wastes, employee exposure to hazards in the workplace and the cleanup of contaminated sites. Hostess is required to obtain and comply with environmental permits for many of its operations, and sometimes Hostess is required to install pollution control equipment or to implement operational changes to limit air emissions or wastewater discharges and/or decrease the likelihood of accidental releases of hazardous materials. Hostess could incur substantial costs, including cleanup costs, civil or criminal fines or penalties, and third-party claims for property damage or personal injury as a result of any violations of environmental laws and regulations, noncompliance with environmental permit conditions or contamination for which Hostess may be responsible that is identified or that may occur in the future. Such costs may be material.

Under federal and state environmental laws, Hostess may be liable for the costs of investigation, removal or remediation of certain hazardous or toxic substances, as well as related costs of investigation and damage to natural resources, at various properties, including Hostess’ current and former properties and the former properties of Hostess’ predecessors, as well as offsite waste handling or disposal sites that Hostess or its predecessors have used. Liability may be imposed upon Hostess without regard to whether Hostess knew of or caused the presence of such hazardous or toxic substances. Any such locations, or locations that Hostess may acquire in the future, may result in liability to Hostess under such laws or expose Hostess to third-party actions such as tort suits based on alleged conduct or environmental conditions. In addition, Hostess may be liable if hazardous or toxic substances migrate from properties for which Hostess may be responsible to other properties.

In addition to regulations applicable to Hostess’ operations, failure by any of Hostess’ suppliers to comply with regulations, or allegations of compliance failure, may disrupt Hostess’ operations and could result in potential liability. Even if Hostess was able to obtain insurance coverage or compensation for any losses or damages resulting from the noncompliance of a supplier with applicable regulations, Hostess’ brands and reputation may be adversely affected by negative perceptions of Hostess’ brands stemming from such compliance failures.

Hostess cannot predict what environmental or health and safety legislation or regulations will be enacted in the future or how existing or future laws or regulations will be enforced, administered or interpreted. Hostess also cannot predict the amount of future expenditures that may be required in order to comply with such environmental or health and safety laws or regulations or to respond to environmental claims.

Hostess’ operations are subject to regulation by the U.S. Food and Drug Administration (“FDA”), Federal Trade Commission (“FTC”) and other governmental entities, and such regulations are subject to change from time to time which could impact how Hostess manages its production and sale of products.

Hostess’ operations are subject to extensive regulation by the FDA, the FTC and other national, state, and local authorities. For example, Hostess is subject to the Food, Drug and Cosmetic Act and regulations promulgated thereunder by the FDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, and safety of food. Under this program, the FDA regulates manufacturing practices for foods through, among other things, its current “good manufacturing practices” regulations, or cGMPs, and specifies the recipes for certain foods. Hostess’ processing facilities and products are subject to periodic inspection by federal, state, and local authorities. In January 2011, the FDA’s Food Safety Modernization Act was signed into law. The law increased the number of inspections at food facilities in the U.S. in an effort to enhance the detection of food-borne illness outbreaks and order recalls of tainted food products. The FTC and other authorities regulate how Hostess markets and advertises its products, and Hostess could be the target of claims relating to alleged false or deceptive advertising under federal, state, and foreign laws and regulations. Changes in these laws or regulations or the introduction of new laws or regulations could increase the costs of doing business for Hostess or its customers or suppliers or restrict Hostess’ actions, causing its operating results to be adversely affected.

Hostess seeks to comply with applicable regulations through a combination of employing internal personnel to ensure quality-assurance compliance and contracting with third-party laboratories that conduct analysis of products for the nutritional-labeling requirements. Compliance with regulations is costly and time-consuming. Failure to comply with applicable laws and regulations or maintain permits and licenses relating to Hostess’ operations could subject Hostess to civil remedies, including fines, injunctions, recalls or seizures, as well as potential criminal sanctions, which could result in increased operating costs resulting in a material adverse effect on Hostess’ operating results and business.

Hostess’ business operations could be disrupted if its information technology systems fail to perform adequately.

The efficient operation of Hostess’ business depends on Hostess’ information technology systems, some of which are managed by third-party service providers. Hostess relies on its information technology systems to effectively manage its business data, communications, supply chain, order entry and fulfillment, and other business processes. The failure of Hostess’ information technology systems to perform as Hostess anticipates could disrupt Hostess’ business and could result in transaction errors, processing inefficiencies, and the loss of sales and customers, causing Hostess’ business and operating results to suffer. In addition, Hostess’ information technology systems may be vulnerable to damage or interruption from circumstances beyond its control, including fire, natural disasters, power outages, systems failures, security breaches, cyber-attacks and viruses. Any such damage or interruption could have a material adverse effect on Hostess’ business.

Hostess may not successfully identify or complete strategic acquisitions, alliances, divestitures or joint ventures.

From time to time, Hostess may evaluate acquisition candidates, alliances or joint ventures that may strategically fit Hostess’ business objectives or Hostess may consider divesting businesses that do not meet Hostess’ strategic objectives or growth or profitability targets. On May 10, 2016, Hostess acquired Superior Cake Products, Inc., located in Southbridge, Massachusetts. These activities may present financial, managerial, and operational risks including, but not limited to, diversion of management’s attention from existing core businesses, difficulties integrating or separating personnel and financial and other systems, inability to effectively and immediately implement control environment processes across a diverse employee population, adverse effects on existing or acquired customer and supplier business relationships, and potential disputes with buyers, sellers or partners. In addition, to the extent Hostess undertakes acquisitions, alliances or joint ventures or other developments outside Hostess’ core geography or in new categories, Hostess may face additional risks related to such developments. Any of these factors could materially and adversely affect Hostess’ product sales, financial condition, and operating results.

Hostess may be unable to hire or retain and develop key personnel or a highly skilled and diverse workforce or manage changes in Hostess’ workforce.

Hostess must hire, retain and develop a highly skilled and diverse workforce. Hostess competes to hire new personnel in the many regions in which Hostess manufactures and markets its products and then to develop and retain their skills and competencies. Unplanned turnover or failure to develop adequate succession plans for leadership positions or hire and retain a diverse workforce with the skills and in the locations Hostess needs to operate and grow Hostess’ business could deplete Hostess’ institutional knowledge base and erode Hostess’ competitiveness.

Hostess also faces increased personnel-related risks. These risks could lead to operational challenges, including increased competition for employees with the skills Hostess require to achieve Hostess’ business goals, and higher employee turnover, including of employees with key capabilities. Furthermore, Hostess might be unable to manage changes in, or that affect, Hostess’ workforce appropriately or satisfy the legal requirements associated with how Hostess manages and compensates Hostess’ employees.

These risks could materially and adversely affect Hostess’ reputation, ability to meet the needs of Hostess’ customers, product sales, financial condition and operating results.

Hostess’ substantial leverage could adversely affect Hostess’ ability to raise additional capital to fund its operations, limit Hostess’ ability to react to changes in the economy or its industry, expose Hostess to interest rate risk to the extent of its variable rate debt, and prevent Hostess from meeting its obligations under its indebtedness.

Hostess is highly leveraged. As of March 31, 2016, Hostess’ total indebtedness was approximately $1,192,000,000. Hostess’ high degree of leverage could have important consequences, including:

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requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on Hostess’ indebtedness, thereby reducing Hostess’ ability to use its cash flow to fund its operations, capital expenditures, and future business opportunities or to pay dividends;

•	exposing Hostess to the risk of increased interest rates because certain of Hostess’ borrowings, including certain borrowings under Hostess’ credit facilities, are at variable rates;

•	making it more difficult for Hostess to make payments on its indebtedness;

•	increasing Hostess’ vulnerability to general economic and industry conditions;

•	restricting Hostess from making strategic acquisitions or causing Hostess to make non-strategic divestitures;

•	subjecting Hostess to restrictive covenants that may limit Hostess’ flexibility in operating its business;

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limiting Hostess’ ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions, and general corporate or other purposes; and

•	placing Hostess at a competitive disadvantage compared to its competitors who are less highly leveraged.

Despite Hostess’ significant leverage, Hostess may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with its significant leverage.

Risks Related to the Company and the Business Combination

Our Initial Stockholders have agreed to vote in favor of the Business Combination, regardless of how our public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their Founder Shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor the Business Combination. As of the date hereof, our Initial Stockholders own shares equal to 20% of our issued and outstanding shares of Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if our Initial Stockholders agreed to vote any shares of Common Stock owned by them in accordance with the majority of the votes cast by our public stockholders.

Our Sponsor, certain members of our Board and our officers have interests in the Business Combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this proxy statement.

When considering our Board’s recommendation that our stockholders vote in favor of the approval of the Business Combination Proposal, our stockholders should be aware that the directors and officers of the Company have interests in the Business Combination that may be different from, or in addition to, the interests of our stockholders. These interests include:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

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the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

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the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

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the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	the fact that, upon consummation of the Business Combination, we anticipate changing the lock-up period on the Founder Shares from one year to six months;

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the fact that, on July 27, 2016, our Sponsor loaned us $500,000 to fund our on-going operational expenses and certain transaction costs incurred by us in connection with the Business Combination and that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

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if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

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the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

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the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by August 19, 2017;

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that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

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that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

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that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

Our Initial Stockholders, including our Sponsor and our independent directors, hold a significant number of shares of our Common Stock. They will lose their entire investment in us if a business combination is not completed.

Our Initial Stockholders hold in the aggregate 9,375,000 Founder Shares, representing 20% of the total outstanding shares upon completion of our IPO. The Founder Shares will be worthless if we do not complete a business combination by August 19, 2017. In addition, our Sponsor holds an aggregate of 19,000,000 Private Placement Warrants that will also be worthless if we do not complete a business combination by August 19, 2017.

The Founder’s Shares are identical to the shares of Class A Stock included in the units, except that (i) the Founder Shares are subject to certain transfer restrictions, (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of our Business Combination, (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our Business Combination by August 19, 2017 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our Business Combination by August 19, 2017) and (iii) the Founder Shares are automatically convertible into shares of our Class A Stock at the time of our Business Combination, as described herein.

The personal and financial interests of our officers and directors may have influenced their motivation in identifying and selecting Hostess, completing a business combination with Hostess and may influence their operation of the post-combination company following the Business Combination.

Our Sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if a business combination is not completed.

At the closing of a business combination (including this Business Combination), our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of our Sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination and completing our Business Combination.

Our Sponsor, directors or officers or their affiliates may elect to purchase shares from public stockholders, which may influence a vote on a proposed Business Combination and reduce the public “float” of our Class A Stock.

Our Sponsor, directors or officers or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our Business Combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, directors, officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining stockholder approval of the Business Combination or to satisfy closing conditions in the Master Transaction Agreement regarding required amounts in the Trust Account and the proceeds from the Private Placement and the CDM Rollover Amount equaling or exceeding certain thresholds where it appears that such requirements would otherwise not be met. This may result in the completion of our Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A Stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on the NASDAQ or another national securities exchange or reducing the liquidity of the trading market for our Class A Stock.

Our public stockholders may experience dilution as a consequence of, among other transactions, the issuance of Class A Stock as consideration in the Business Combination, the Private Placement and the Executive Chairman Employment Agreement. Having a minority share position may reduce the influence that our current stockholders have on the management of the post-combination company.

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 29% in the post-combination company; (ii) the Private Placement Investors (other than our Sponsor) will own approximately 21% of the post-combination company (such that public stockholders, including Private Placement Investors other than our Sponsor, will own approximately 50% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor, and the shares of Class A Stock purchased by it in the Private Placement) will own approximately 8% of the post-combination company, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor; (iv) AP Hostess LP will own approximately 17% of the post-combination company; (v) Hostess CDM Co-Invest will own approximately 21% of the post-combination company; (vi) CDM Hostess will own approximately 2% of the post-combination company and (vii) Mr. Metropoulos and/or his designee will own approximately 2% of the post-combination company. 100% of the shares of Class B Stock will be owned by the CDM Holders. These levels of ownership interest assume that no shares are elected to be redeemed and that all Bridge Shares have been transferred to third parties prior to the closing of the transactions contemplated by the Master Transaction Agreement. The Private Placement Investors have agreed to purchase in the aggregate approximately 32,678,576 shares of Class A Stock, for approximately $300,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $97,000,000 of the gross proceeds from the Private Placement, in addition to $375,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable to the Selling Equityholders, the repayment of approximately $173,000,000 of Hostess’ existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination, (b) the issuance of any shares of Class A Stock under the Exchange Agreement, a copy of which is attached to this proxy statement as Annex F, upon the exchange of Class B Units (and the cancellation of shares of Class B Stock), or (c) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, but does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 4,062,500 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. Please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information. To the extent that any shares of Class A Stock are issued pursuant to the earn-out contemplated by the Master Transaction Agreement or upon exercise of the public warrants or the Private Placement Warrants or the Incentive Plan, current stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of our current stockholders to influence management of the post-combination company through the election of directors following the Business Combination.

There can be no assurance that our Class A Stock that will be issued in connection with the Business Combination will be approved for listing on NASDAQ following the closing of the Business Combination, or that we will be able to comply with the continued listing standards of NASDAQ.

Our Class A Stock, public units and public warrants are currently listed on NASDAQ. Our continued eligibility for listing may depend on, among other things, the number of our shares that are redeemed. If, after the Business Combination, NASDAQ delists our Class A Stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

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a determination that our Class A Stock is a “penny stock” which will require brokers trading in our Class A Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Stock, public units and public warrants are listed on NASDAQ, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on NASDAQ, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Resales of the shares of Class A Stock included in the Stock Consideration could depress the market price of our Class A Stock.

There may be a large number of shares of Class A Stock sold in the market following the completion of the Business Combination or shortly thereafter. The shares held by the Company’s public stockholders will be freely tradeable, and the shares held by the Private Placement Investors other than our Sponsor and its affiliates will be freely tradeable following the registration of the resale thereof pursuant to a registration statement that we have agreed to file within 30 days after the completion of the Business Combination. Unless such registration statement is not declared effective within four months after the completion of the Business Combination, subject to certain exceptions, beginning at least six months after the completion of the Business Combination, the holders of Restricted Stock will also be permitted to sell their shares of Class A Stock (including shares of Class A Stock received in exchange for Class B Units (together with the cancellation of shares of Class B Stock) in accordance with the Exchange Agreement) in transactions not requiring registration under the Securities Act or pursuant to a demand registration.

We will have approximately 97,627,264 shares of Class A Stock outstanding after the Business Combination, including the Restricted Stock. We also intend to register all shares of Class A Stock that we may issue under the Incentive Plan. Once we register these shares, they can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates.

Such sales of shares of Class A Stock or the perception of such sales may depress the market price of our Class A Stock.

We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by August 19, 2017. If we are unable to effect a business combination by August 19, 2017, we will be forced to liquidate and our warrants will expire worthless.

We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, there is a risk that we will be unable to continue as a going concern if we do not consummate an initial business combination by August 19, 2017. Unless we amend our current certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered, if we do not complete an initial business combination by August 19, 2017, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per public unit in the IPO. In addition, if we fail to complete an initial business combination by August 19, 2017, there will be no redemption rights or liquidating distributions with respect to our public warrants or the Private Placement Warrants, which will expire worthless, unless we amend our current certificate of incorporation to extend the life of the Company and certain other agreements into which we have entered.

Even if we consummate the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of our warrants may be amended.

The exercise price for our warrants is $11.50 per whole share of Class A Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Our ability to successfully effect the Business Combination and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of Hostess whom we expect to stay with Hostess following the Business Combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business and its financial condition could suffer as a result.

Our ability to successfully effect our Business Combination is dependent upon the efforts of our key personnel, including the key personnel of Hostess. Although some of our key personnel may remain with Hostess in senior management or advisory positions following our Business Combination, it is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of our post-combination business. We anticipate that some or all of the management of Hostess will remain in place.

Hostess’ success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of Hostess’ officers could have a material adverse effect on Hostess’ business, financial condition, or operating results. Hostess does not maintain key-man life insurance on any of its officers. The services of such personnel may not continue to be available to Hostess.

The Company and Hostess will be subject to business uncertainties and contractual restrictions while the Business Combination is pending.

Uncertainty about the effect of the Business Combination on employees and third parties may have an adverse effect on the Company and Hostess. These uncertainties may impair our or Hostess’ ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of the Business Combination, our or Hostess’ business could be harmed.

We may waive one or more of the conditions to the Business Combination.

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the Business Combination, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to our obligations to close the Business Combination that there be an amount from the Trust Account, the proceeds of the Private Placement and the CDM Rollover Amount that equals or exceeds $537,500,000. However, if our Board determines that a breach of this obligation is not material, then the Board may elect to waive that condition and close the Business Combination. We may not waive the condition that our stockholders approve the Business Combination. Please see the section entitled “Proposal No. 1 — Approval of the Business Combination — The Master Transaction Agreement — Conditions to Closing of the Business Combination” for additional information.

The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Master Transaction Agreement may result in a conflict of interest when determining whether such changes to the terms of the Master Transaction Agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

In the period leading up to the closing of the Business Combination, other events may occur that, pursuant to the Master Transaction Agreement, would require the Company to agree to amend the Master Transaction

Agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of Hostess’ business, a request by the Selling Equityholders or Hostess to undertake actions that would otherwise be prohibited by the terms of the Master Transaction Agreement or the occurrence of other events that would have a material adverse effect on Hostess’ business and would entitle the Company to terminate the Master Transaction Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through its Board, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement may result in a conflict of interest on the part of one or more of the directors between what he or she may believe is best for the Company and our stockholders and what he or she may believe is best for himself or herself or his or her affiliates in determining whether or not to take the requested action. As of the date of this proxy statement, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the Business Combination has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the Business Combination that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the Business Combination Proposal.

We will incur significant transaction and transition costs in connection with the Business Combination.

We have incurred and expect to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. We may incur additional costs to retain key employees. All expenses incurred in connection with the Master Transaction Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.

The Company’s transaction expenses as a result of the Business Combination are currently estimated at approximately $30,000,000, including $13,125,000 in deferred underwriting commissions to the underwriters of our IPO.

If we are unable to complete an initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against us that The Gores Group is unable to indemnify), and our warrants will expire worthless.

If we are unable to complete an initial business combination by August 19, 2017, our public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third-party brings a claim against us that The Gores Group is unable to indemnify (as described herein)) and our warrants will expire worthless.

If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the Trust Account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the funds held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our Business Combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. The Gores Group has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, The Gores Group will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether The Gores Group has sufficient funds to satisfy its indemnity obligations and we have not asked The Gores Group to reserve for such indemnification obligations. Therefore, we cannot assure you that The Gores Group would be able to satisfy those obligations.

Our directors may decide not to enforce the indemnification obligations of The Gores Group, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our public stockholders.

In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share or (ii) other than due to the failure to obtain such waiver, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and The Gores Group asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against The Gores Group to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against The Gores Group to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our Trust Account available for distribution to our public stockholders may be reduced below $10.00 per share.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

Following the consummation of the Business Combination, our only significant asset will be our ownership interest in Hostess and such ownership may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

Following the consummation of the Business Combination, we will have no direct operations and no significant assets other than our ownership interest in Hostess. We and certain investors, certain of the Selling Equityholders, and directors and officers of Hostess and its affiliates will become stockholders of the post-combination company at that time. We will depend on Hostess for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, to pay any dividends with respect to our Common Stock, and to satisfy our obligations under the Tax Receivable Agreement. The financial condition and operating requirements of Hostess may limit our ability to obtain cash from Hostess. The earnings from, or other available assets of, Hostess may not be sufficient to pay dividends or make distributions or loans to enable us to pay any dividends on our Common Stock or satisfy our other financial obligations, including our obligations under the Tax Receivable Agreement.

The ability of Hostess Brands and its subsidiaries (other than subsidiaries which have been designated as unrestricted pursuant to the ability of Hostess Brands to do so in certain limited circumstances) to make distributions, loans and other payments to us for the purposes described above and for any other purpose will be governed by the terms of the Rollover Credit Agreements, and will be subject to the negative covenants set forth therein. Any loans or other extensions of credit will be subject to the investment covenants under the Rollover Credit Agreements, which provide for several exceptions including, among others (i) a general investment basket equal to the greater of a fixed dollar amount and a percentage of EBITDA and (ii) an unlimited investment basket based on satisfying a total net leverage ratio on a pro forma basis. Similarly, any dividends, distributions or similar payments will be subject to the dividends and distributions covenant under the Rollover Credit Agreements, which also provide for several exceptions including, among others (i) for payment of overhead and certain fees and expenses of parent companies, (ii) for tax distributions, subject to certain limitations, (iii) a general dividend and distribution basket equal to the greater of a fixed dollar amount and a percentage of EBITDA and (iv) an unlimited dividend and distribution basket based on satisfying a total net leverage ratio of a pro forma basis.

If our dividend policy is materially different than the distribution policy of Hostess Holdings, upon the exchange of any Class B Units, the limited partners of Hostess Holdings could receive a disproportionate interest in the aggregate distributions by our operating subsidiaries that have not been distributed by us.

Both the Company and the CDM Holders are limited partners of Hostess Holdings. To the extent Hostess Holdings distributes to its limited partners a greater share of income received from our operating subsidiaries than we distribute to our stockholders, then any of the CDM Holders who participate in such distribution by Hostess Holdings and subsequently exercise their rights to exchange limited partnership units in Hostess Holdings for Class A Stock may receive a disproportionate interest in the aggregate distributions by our operating subsidiaries that have not been distributed by us. The reason is that such CDM Holder could receive both (i) the benefit of a distribution by Hostess Holdings to its limited partners, including such CDM Holder, and (ii) the benefit of a distribution by the Company to the holders of Class A Stock, including such CDM Holder. Consequently, if our dividend policy does not match the distribution policy of Hostess Holdings, other holders of Class A Stock as of the date of an exchange could experience a reduction in their interest in the profits previously distributed by our operating subsidiaries that have not been distributed by us. Our current dividend policy could result in distributions to our common stockholders that are different from the distributions made by Hostess Holdings to its limited partners.

We may be required to pay the Selling Equityholders for a significant portion of the tax benefit relating to any additional tax depreciation or amortization deductions we claim as a result of any step up in the tax basis of the assets of our operating subsidiaries resulting from the CDM Holders’ exchange of shares of Class B Stock and Class B Units for shares of our Class A Stock.

Class B Units in Hostess Holdings may be exchanged (together with the cancellation of shares of Class B Stock) by the holders thereof for, at the Company’s election, shares of Class A Stock, on a one-for-one basis (subject to customary anti-dilution adjustments), or the cash equivalent of such shares. The exchanges may result in increases to our share of the tax basis of the tangible and intangible assets of our operating subsidiaries that otherwise would not have been available, although the U.S. Internal Revenue Service may challenge all or part of that tax basis increase, and a court could sustain such a challenge by the U.S. Internal Revenue Service. These increases in tax basis, if sustained, may reduce the amount of tax that we would otherwise be required to pay in the future.

Upon the completion of this offering, we will enter into the Tax Receivable Agreement that will provide for the payment by us to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments that it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments that the Company makes under the Tax Receivable Agreement. It is expected that we will benefit from the remaining 15% cash savings, if any, in income tax that we realize.

Subsequent to our completion of our Business Combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on Hostess, we cannot assure you that this diligence will surface all material issues that may be present in Hostess’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Hostess’ business and outside of our and Hostess’ control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the post-combination company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following our Business Combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this proxy statement relating to the Business Combination contained an actionable material misstatement or material omission.

We have no operating or financial history and our results of operations may differ significantly from the unaudited pro forma financial data included in this proxy statement.

We are a blank check company and we have no operating history and no revenues. This proxy statement includes unaudited pro forma condensed combined financial statements for the post-combination company. The unaudited pro forma condensed combined statement of operations of the post-combination company combines the historical audited results of operations of the Company for the period ended December 31, 2015 and the unaudited results of the Company for the three months ended March 31, 2016, with the historical audited results of operations of Hostess Holdings for the year ended December 31, 2015 and the unaudited results of Hostess Holdings for the three months ended March 31, 2016, respectively, and gives pro forma effect to the Business Combination as if it had been consummated on June 1, 2015. The unaudited pro forma condensed combined balance sheet of the post-combination company combines the historical balance sheets of the Company as of March 31, 2016 and of Hostess Holdings as of March 31, 2016 and gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2016.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the Business Combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the post-combination company. Accordingly, the post-combination company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States, and our domestic tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; and

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by U.S. federal and state authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

Following the Business Combination, the price of our securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for our securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the Business Combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NASDAQ for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on NASDAQ or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of the Company’s securities prior to the closing of the Business Combination may decline. The market values of our securities at the time of the Business Combination may vary significantly from their prices on the date the Master Transaction Agreement was executed, the date of this proxy statement, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the Business Combination, there has not been a public market for Hostess’ stock and trading in the shares of our Class A Stock has not been active. Accordingly, the valuation ascribed to Hostess and our Class A Stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for our securities develops and continues, the trading price of our securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of the post-combination company’s securities following the Business Combination may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning the post-combination company or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the post-combination company;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving the post-combination company;

•	changes in the post-combination company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Stock available for public sale;

•	any major change in our Board or management;

•	sales of substantial amounts of Common Stock by our directors, officers or significant stockholders or the perception that such sales could occur; and

•	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the post-combination company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A Stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Class A Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Stock. After the Business Combination, our Initial Stockholders, including our Sponsor, as well as Apollo and the CDM Holders will hold approximately 50% of our Common Stock, including approximately 33% of our Class A Stock and 100% of our Class B Stock. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders will be bound by restrictions on the transfer of their shares of Class A Stock and Class B Stock for at least six months following the closing of the Business Combination. In addition, our Initial Stockholders entered into a letter agreement with us, pursuant to which they agreed that the Founder Shares (which will be converted into shares of Class A Stock at the closing of the Business Combination) may not be transferred until the earlier to occur of (i) one year after the closing of the Business Combination or (ii) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after the closing of the Business Combination that results in all of the Company’s public stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination, the Founder Shares will be released from these transfer restrictions. Upon consummation of the Business Combination, we anticipate that the letter agreement will be amended to change the lock-up period from one year to six months.

Our quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond our control, resulting in a decline in our stock price.

Our quarterly operating results may fluctuate significantly because of several factors, including:

•	labor availability and costs for hourly and management personnel;

•	profitability of our products, especially in new markets and due to seasonal fluctuations;

•	changes in interest rates;

•	impairment of long-lived assets;

•	macroeconomic conditions, both nationally and locally;

•	negative publicity relating to products we serve;

•	changes in consumer preferences and competitive conditions;

•	expansion to new markets; and

•	fluctuations in commodity prices.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about the post-combination company, its business, or its market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company or the post-combination company. If no securities or industry analysts commence coverage of the post-combination company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the post-combination company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover the Company were to cease coverage of the post-combination company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We may be unable to obtain additional financing to fund the operations and growth of the post-combination company.

We may require additional financing to fund the operations or growth of the post-combination company. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination company. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our Business Combination.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and NASDAQ. In particular, we are required to comply with certain SEC, NASDAQ and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our Sponsor, Apollo and the CDM Holders will have significant influence over us after completion of the Business Combination.

Upon completion of the Business Combination, our Sponsor, Apollo and the CDM Holders will beneficially own approximately 50% of our Common Stock, including approximately 33% of our Class A Stock and 100% of our Class B Stock. Holders of our Class B Stock are entitled to vote on all matters presented to the Company’s stockholders, but do not have any economic rights to the distributions of the Company. As long as our Sponsor,

Apollo and the CDM Holders own or control a significant percentage of our outstanding voting power, they will have the ability to significantly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets.

Pursuant to the Executive Chairman Director Agreement entered into with Mr. Metropoulos, Mr. Metropoulos will serve as the Executive Chairman of our Board after completion of the Business Combination. The Executive Chairman Director Agreement provides that, for so long as the CDM Holders in the aggregate hold at least 7.5% of the capital stock of the Company on a fully-diluted basis, Mr. Metropoulos will have the right to designate one member for election to the Board, which designee will be Mr. Metropoulos himself so long as he is employed as Executive Chairman.

Our Sponsor’s, Apollo’s and the CDM Holders’ interests may not align with the interests of our other stockholders. Our Sponsor, The Gores Group, an affiliate of our Sponsor, Apollo and the CDM Holders are all in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Our Sponsor, The Gores Group, Apollo and the CDM Holders may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our proposed certificate of incorporation provides that certain transactions will not be “corporate opportunities” and that our directors and officers, and Apollo and the CDM Holders are not subject to the doctrine of corporate opportunity and do not have any obligation to offer us a corporate opportunity unless presented to one of our directors or officers in his or her capacity as a director or officer. Our proposed certificate of incorporation also provides that the Selling Equityholders and their affiliates, and their respective partners, directors, officers members, managers, equityholders and employees, do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. Please see the section entitled “Proposal No. 7 — Approval of Additional Amendments to Current Certificate of Incorporation in Connection with the Business Combination” for additional information.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We have not registered the shares of Class A Stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed, as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, to use our best efforts to file a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in such registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder or an exemption is available. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A Stock included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A Stock for sale under all applicable state securities laws.

The exercise price for our warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.

The exercise price of our warrants is higher than is typical with many similar blank check companies in the past. Historically, with regard to units offered by blank check companies, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our warrants is $5.75 per half share, or $11.50 per whole share, subject to adjustment as provided herein. As a result, the warrants are less likely to ever be in the money and more likely to expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 65% of the then-outstanding warrants.

Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 65% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force the warrant holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of their warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by our Sponsor or its permitted transferees.

Because each warrant is exercisable for only one-half of one share of our Class A Stock, the units may be worth less than units of other blank check companies.

Each warrant is exercisable for one-half of one share of Class A Stock. Warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the warrant holder. As a result, warrant holders who did not purchase an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued. This is different from other companies similar to ours whose units include one share of common stock and one warrant to purchase one whole share. This unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

Warrants will become exercisable for our Class A Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

We issued warrants to purchase 18,750,000 shares of Class A Stock as part of our IPO and prior to our IPO, we issued Private Placement Warrants to our Sponsor to purchase 9,500,000 shares of our Class A Stock, in each case at $11.50 per share. In addition, prior to consummating an initial business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the Trust Account or vote as a class with the Common Stock on a business combination. We expect to issue approximately 32,678,576 shares of our Class A Stock to the Private Placement Investors in the Private Placement upon consummation of the Business Combination. The shares of Class A Stock issued in the Private Placement and additional shares of our Class A Stock issued upon exercise of our warrants will result in dilution to the then existing holders of Class A Stock of the Company and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A Stock.

The Private Placement Warrants are identical to the warrants sold as part of the units issued in our IPO except that, so long as they are held by our Sponsor or its permitted transferees, (i) they will not be redeemable by us, (ii) they (including the Class A Stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our Sponsor until 30 days after the completion of an initial business combination and (iii) they may be exercised by the holders on a cashless basis.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by August 19, 2017 may be considered a liquidation distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following August 19, 2017 in the event we do not complete an initial business combination and, therefore, we do not intend to comply with those procedures.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete an initial business combination by August 19, 2017 is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our Board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our Board and us to claims of punitive damages.

If, after we distribute the proceeds in the Trust Account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

Anti-takeover provisions contained in our proposed certificate of incorporation and proposed bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Assuming the passage of Proposal Nos. 1 through 7 of this proxy statement, the post-combination company’s proposed certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	a staggered Board providing for three classes of directors, which limits the ability of a stockholder or group to gain control of our Board;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of our Board or the resignation, death or removal of a director in certain circumstances, which prevents stockholders from being able to fill vacancies on our Board;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•

a prohibition on stockholders calling a special meeting and the requirement that a meeting of stockholders may only be called by members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•

the requirement that changes or amendments to certain provisions of our certificate of incorporation or bylaws must be approved by holders of at least two-thirds of the Common Stock of the post-combination company; and

•

advance notice procedures that stockholders must comply with in order to nominate candidates to our Board or to propose matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year (a) following August 19, 2020, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Because Hostess had net revenues during its last fiscal year of approximately $620.8 million, if we expand our business or increase our revenues post-Business Combination, we may cease to be an emerging growth company prior to August 19, 2020.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find our Class A Stock less attractive because we will rely on these exemptions. If some investors find our Class A Stock less attractive as a result, there may be a less active trading market for our Class A Stock and our stock price may be more volatile.

Risks Related to the Redemption

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our stockholders do not agree.

Our current certificate of incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause our net tangible assets to be less than

$5,000,001 (such that we are not subject to the SEC’s “penny stock” rules). However, the Master Transaction Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $537,500,000, and the obligations of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $600,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our Sponsor, directors or officers or their affiliates. As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by the Company or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals (as described in this proxy statement) at the Special Meeting.

In the event the aggregate cash consideration we would be required to pay for all shares of Class A Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Master Transaction Agreement exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all shares of Class A Stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate Business Combination.

If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than fifteen percent (15%) of our Class A Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of our Class A Stock issued in the IPO.

A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the shares of Class A Stock included in the units sold in our IPO. In order to determine whether a stockholder is acting in concert or as a group with another stockholder, the Company will require each public stockholder seeking to exercise redemption rights to certify to the Company whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to the Company at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which the Company makes the above-referenced determination. Your inability to redeem any such excess shares will reduce your influence over our ability to consummate the Business Combination and you could suffer a material loss on your investment in us if you sell such excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to such excess shares if we consummate the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15% of the shares sold in our IPO and, in order to dispose of such excess shares, would be required to sell your stock in open market transactions, potentially at a loss. We cannot assure you that the value of such excess shares will appreciate over time following the Business Combination or that the market price of our Class A Stock will exceed the per-share redemption price. Notwithstanding the foregoing, stockholders may challenge the Company’s determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

However, our stockholders’ ability to vote all of their shares (including such excess shares) for or against the Business Combination is not restricted by this limitation on redemption.

There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of the Company might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of the Company who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of our Class A Stock for a pro rata portion of the funds held in our Trust Account.

Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things (i) submit a request in writing and (ii) tender their certificates to our Transfer Agent or deliver their shares to the Transfer Agent electronically through the DWAC system at least two business days prior to the Special Meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our Transfer Agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because we do not have any control over this process or over the brokers, which we refer to as “DTC,” it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. Please see the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our Business Combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

If, despite our compliance with the proxy rules, a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials that we are furnishing to holders of our public shares in connection with our Business Combination describes the various procedures that must be complied with in order to validly redeem public shares. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (NO REDEMPTION SCENARIO)

The following unaudited pro forma condensed combined balance sheet as of March 31, 2016 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the three months ended March 31, 2016 are based on the historical financial statements of the Company and Hostess Holdings giving effect to the Business Combination. The Company and Hostess Holdings shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.”

The historical financial statements of Hostess Holdings have been presented herein, as opposed to those of the various entities of the Selling Equityholders. The Selling Equityholders entities are holding companies without any operations, and no material assets beyond their investment in Hostess Holdings. The Selling Equityholders entities are not allowed to consolidate Hostess Holdings under U.S. generally accepted accounting principles. As such, the historical Hostess Holdings financial statements represent the highest level of consolidated financial statements that presents the full financial position and results of operations of the underlying business.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the three months ended March 31, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of March 31, 2016 assumes that the Business Combination was completed on March 31, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was derived from Hostess Holdings’ audited consolidated statement of operations for the year ended December 31, 2015 and the Company’s audited statement of operations for the period from June 1, 2015 (inception) to December 31, 2015. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the three months ended March 31, 2016 were derived from Hostess Holdings’ unaudited consolidated financial statements as of and for the three months ended March 31, 2016 and the Company’s condensed unaudited financial statements as of and for the three months ended March 31, 2016.

On July 5, 2016, the Company entered into the Master Transaction Agreement with Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative, pursuant to which, among other things and subject to the terms and conditions contained in the Master Transaction Agreement, the Company will acquire a controlling interest in Hostess Holdings. After giving effect to the Business Combination, Hostess Holdings will continue as a subsidiary of the Company and the Selling Equityholders will hold a portion of the Company’s Common Stock. In addition, the CDM Holders will retain a significant interest in Hostess Holdings through their ownership of Class B Units.

The pro forma information contained herein assumes the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares of Class A Stock even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will elect to convert their shares of Class A Stock to cash. As a result it has elected to provide pro forma financial statements under two different assumptions which produce significantly different allocations of total Company equity between common shareholders and noncontrolling interests. The actual results will be within the scenarios described below, however, there can be no assurance regarding which scenario will be closest to the actual results.

The following unaudited pro forma condensed combined financial statements assume that none of the Company’s stockholders exercise redemption rights with respect to their shares of Class A Stock for a pro rata portion of the funds contained in the Trust Account.

GORES HOLDINGS, INC.

(ASSUMING NO REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2016

(dollars in thousands, except share and per share amounts)

	Historical As of March 31, 2016
	Company	Hostess Holdings, LP	Pro Forma Adjustments for Equity Offering		As Adjusted for Equity Offering	Pro Forma Adjustments For Business Combination		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$549	$77,627	$300,000	(a)	$378,176	$375,082	(a)	$78,258
						(675,000)	(a)
Restricted cash	—	4,655	—		4,655	(4,655)	(b)	—
Accounts receivable, net	—	52,042	—		52,042	—		52,042
Inventories	—	26,477	—		26,477	2,201	(c)	28,678
Assets held for sale	—	4,000	—		4,000	—		4,000
Prepaids and other current assets	273	2,679	—		2,952	—		2,952

Total current assets	822	167,480	300,000		468,302	(302,372)		165,930
Property and equipment, net	—	124,708	—		124,708	13,614	(d)	138,322
Restricted cash	—	17,225	—		17,225	(17,225)	(b)	—
Investments and cash held in Trust Account	375,082	—	—		375,082	(375,082)	(e)	—
Intangible assets, net	—	263,423	—		263,423	1,306,834	(f)	1,570,257
Goodwill	—	56,992	—		56,992	609,145	(g)	666,137
Deferred finance charges	—	1,605	—		1,605	(1,605)	(h)	—
Other assets, net	—	7,089	—		7,089	—		7,089

Total assets	$375,904	$638,522	$300,000		$1,314,426	$1,233,309		$2,547,735

GORES HOLDINGS, INC.

(ASSUMING NO REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2016 (CONTINUED)

(dollars in thousands, except share and per share amounts)

	Historical As of March 31, 2016
	Company	Hostess Holdings, LP	Pro Forma Adjustments for Equity Offering		As Adjusted for Equity Offering	Pro Forma Adjustments For Business Combination		Pro forma Combined
LIABILITIES AND PARTNERS’ / STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Long-term debt payable within one year	$—	$9,250	$—		$9,250	$(9,250)	(i)	$—
Accounts payable	—	36,583	—		36,583	—		36,583
Accrued expenses .	293	20,031	—		20,324	—		20,324
Deferred distributions to partners	—	4,655	—		4,655	(4,655)	(b)	—
State franchise tax accrual	45	—	—		45	—		45
Other liabilities	—	433	—		433	3,028	(j)	3,461

Total current liabilities	338	70,952	—		71,290	(10,877)		60,413

Long-term debt	—	1,192,093	—		1,192,093	(134,378)	(i)	1,057,715
Deferred distributions to partners	—	17,225	—		17,225	(17,225)	(b)	—
Deferred tax liabilities	—	—	—		—	138,593	(k)	138,593
Deferred underwriting compensation	13,125	—	—		13,125	(13,125)	(l)	—
Other liabilities	—	—	—		—	171,468	(j)	171,468

Total liabilities	13,463	1,280,270	—		1,293,733	134,456		1,428,189

Common stock subject to possible redemption; 35,744,100 shares (at redemption value of $10.00 per share)	357,441	—	—		357,441	(357,441)	(m)	—

Partners’ equity (deficit)	—	(604,676)	—		(604,676)	604,676	(n)	—
Noncontrolling interest	—	(37,072)	—		(37,072)	37,072	(o)	272,723
						209,007	(p)
						21,216	(q)
						42,500	(r)
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 9,375,000 shares issued and outstanding	1	—	—		1	(1)	(s)	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 93,817,500 shares issued and outstanding	—	—	3	(a)	3	4	(m)	10
						2	(t)
						1	(s)
Class B common stock, $0.0001 par value; 50,000,000 shares authorized, 29,912,742 shares issued and outstanding						3	(v)	3
Additional paid-in capital	5,676	—	299,997	(a)	305,673	357,437	(m)	885,578
						222,468	(t)
Retained earnings	(677)	—	—		(677)	(38,091)	(u)	(38,768)

Total liabilities and partners’ / stockholders’ equity (deficit)	$375,904	$638,522	$300,000		$1,314,426	$1,233,309		$2,547,735

GORES HOLDINGS, INC.

(ASSUMING NO REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(dollars in thousands, except share and per share amounts)

	Historical For the Three Months Ended March 31, 2016		Pro Forma Adjustments For Equity Offering		As Adjusted For Equity Offering	Pro Forma Adjustments For Business Combination			Pro Forma Combined
	Company	Hostess Holdings, LP
Net revenue	$—	$160,218	$—		$160,218	$			$160,218
Cost of goods sold	—	89,926	—		89,926		96	(a)	90,022

Gross profit	—	70,292	—		70,292		(96)		70,196
Advertising and marketing	—	7,199	—		7,199		—		7,199
Selling expenses	—	6,795	—		6,795		—		6,795
General and administrative	279	9,756	—		10,035		4,732	(a)	14,767
Impairment of property and equipment	—	7,300	—		7,300		—		7,300
Bakery shutdown costs	—	147	—		147		—		147
Related party expenses	—	1,236	—		1,236		—		1,236

Operating income (loss)	(279)	37,859	—		37,580		(4,828)		32,752

Other expense:					—
Interest expense, net	—	17,851	—		17,851		(3,052)	(b)	14,799
Loss on debt extinguishment	—	—	—		—		—		—
Other (income) expense	(72)	1,470	—		1,398		—		1,398

Total other expense	(72)	19,321	—		19,249		(3,052)		16,197

Pretax net income (loss)	(207)	18,538	—		18,331		(1,776)		16,555
Tax provision	—	—	—		—		(4,530)	(c)	(4,530)

Net income (loss)	(207)	18,538			18,331		(6,306)		12,025
Less: Net income attributable to the noncontrolling interest	—	929	—		929		3,381	(d)	4,310

Net income (loss) attributable to common stockholders	$(207)	$17,609	$—		$17,402		$(9,687)		$7,715

Pro Forma weighted average common shares outstanding basic	10,856,156		32,679,688	(e)	43,535,844		(10,856,156)	(e)	93,817,508
							61,137,820	(e)
Pro Forma weighted average common shares outstanding diluted	10,856,156		32,679,688	(e)	43,535,844		(10,856,156)	(e)	93,817,508
							61,137,820	(e)
Pro Forma net income attributed to common stock holders per share basic									$0.08
Pro Forma net income attributed to common stock holders per share diluted									$0.08

GORES HOLDINGS, INC.

(ASSUMING NO REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(dollars in thousands, except share and per share amounts)

	Historical For the Year Ended December 31, 2015
	Company	Hostess Holdings, LP	Pro Forma Adjustments For Equity Offering		As Adjusted For Equity Offering	Pro Forma Adjustments For Business Combination		Pro Forma Combined
Net revenue	$—	$620,815	$—		$620,815	$—		$620,815
Cost of goods sold	—	355,963	—		355,963	365	(a)	356,328
Special employee incentive compensation	—	2,649	—		2,649	—		2,649

Gross profit	—	262,203	—		262,203	(365)		261,838
Advertising and marketing	—	31,967	—		31,967	—		31,967
Selling expenses	—	29,484	—		29,484	—		29,484
General and administrative	481	32,382	—		32,863	19,322	(a)	52,185
Special employee incentive compensation	—	1,274	—		1,274	—		1,274
Impairment of property and equipment	—	2,700	—		2,700	—		2,700
Loss on sale/abandonment of property and equipment	—	3,001	—		3,001	—		3,001
Bakery shutdown costs	—	1,181	—		1,181	—		1,181
Related party expenses	—	4,306	—		4,306	—		4,306

Operating income (loss)	(481)	155,908	—		155,427	(19,687)		135,740

Other expense:
Interest expense, net	—	50,011	—		50,011	(10,742)	(b)	39,269
Loss on debt extinguishment	—	25,880	—		25,880	—		25,880
Other (income) expense	(11)	(8,743)	—		(8,754)	—		(8,754)

Total other expense	(11)	67,148	—		67,137	(10,742)		56,395

Pretax net income (loss)	(470)	88,760	—		88,290	(8,945)		79,345
Tax provision	—	—	—		—	(21,712)	(c)	(21,712)

Net income (loss)	(470)	88,760	—		88,290	(30,657)		57,633
Less: Net income attributable to the noncontrolling interest	—	4,507	—		4,507	16,151	(d)	20,658

Net income attributable to common stock holders	$(470)	$84,253	$—		$83,783	$(46,808)		$36,975

Pro Forma weighted average common shares outstanding basic	10,856,156		32,679,688	(e)	43,535,844	(10,856,156)	(e)	93,817,508
						61,137,820	(e)
Pro Forma weighted average common shares outstanding diluted	10,856,156		32,679,688	(e)	43,535,844	(10,856,156)	(e)	93,817,508
						61,137,820	(e)
Pro Forma net income attributed to common stock holders per share basic								$0.39
Pro Forma net income attributed to common stock holders per share diluted								$0.39

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(NO REDEMPTION SCENARIO)

NOTE 1 — DESCRIPTION OF THE BUSINESS COMBINATION

Description of the Business Combination

On July 5, 2016, the Company, Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative thereunder entered into the Master Transaction Agreement which provides for (i) the mergers of: (A) Hostess Management with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, the merger of AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders (the “Business Combination”). As a result of the Business Combination, the Company will acquire the majority of the partnership interests of Hostess Holdings. Assuming a pro forma Business Combination date of March 31, 2016, for consideration, the Selling Equityholders will receive $501 million (“Cash Consideration”), ownership interests in the Combined Company valued at $520 million based on a stock price of $9.80 per share, and a cash contribution to Hostess Holdings to pay down existing debt to a level of $992 million.

As part of the Business Combination, and concurrent with executing the Master Transaction Agreement, the Company entered into Subscription Agreements pursuant to which the Private Placement Investors have agreed to acquire an additional 32.7 million shares of the Company’s Class A Stock for gross proceeds of approximately $300 million. The $300 million of gross proceeds from the sale of the Company’s Class A Stock is included in the Cash Consideration. The remainder of the Cash Consideration will be provided by the funds held in the Company’s Trust Account.

Basis of Presentation

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Pursuant to ASC 805, the Company has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	The Company previously engaged in significant pre-combination activities in order to raise capital, market to investors and pursue a business combination;

•	The Company pays cash and equity consideration, representing a majority of the consideration paid excluding assumed debt, for a controlling interest of the equity in Hostess Holdings;

•	The existing stockholders of the Company retain relatively more voting rights in the Combined Company than the Selling Equityholders, with or without the impact of outstanding stock warrants; and

•	None of the Selling Equityholders will have voting control after the Business Combination, or hold a majority of positions on the Board.

A preponderance of the evidence discussed above supports the conclusion that the Company is the accounting acquirer in the Business Combination.

Hostess Holdings constitutes a business, with inputs, processes, and outputs. Accordingly, the acquisition of Hostess Holdings constitutes the acquisition of a business for purposes of ASC 805, and due to the change in control, will be accounted for using the acquisition method.

Under the acquisition method, the acquisition-date fair value of the gross consideration paid by the Company to effect the Business Combination is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as described in Note 3 below. Management of Hostess Holdings has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the three months ended March 31, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of March 31, 2016 assumes that the Business Combination was completed on March 31, 2016. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

NOTE 2 — BASIS OF THE PRO FORMA PRESENTATION

Upon consummation of the Business Combination, Hostess Holdings will adopt the Company’s accounting policies. The Company may identify differences between the accounting policies among the Companies, that when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

NOTE 3 — PRELIMINARY ALLOCATION OF PURCHASE PRICE

The total purchase consideration for the Business Combination has been allocated to the assets acquired, liabilities assumed, and noncontrolling interest for purposes of the unaudited pro forma condensed combined financial information based on their estimated relative fair values. The allocation of the purchase consideration herein is preliminary. The final allocation of the purchase consideration for the Business Combination will be determined after the completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following the completion of the Business Combination.

Accordingly, the final acquisition accounting adjustments could differ materially from the unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of the purchase consideration allocable to goodwill and could impact the operating results of the Company following the Business Combination due to differences in the allocation of the purchase consideration, depreciation and amortization related to some of these assets and liabilities. The purchase consideration was preliminarily allocated as follows:

Cash paid to Selling Equityholders	$501,372
Repayment of Hostess Holdings long-term debt	143,628
Hostess Holdings debt assumed by the Company	980,088
Equity consideration paid to Selling Equityholders	222,472
Tax receivable arrangement payable due to Selling Equityholders	165,246
Fair value of future earn-out payments due to Selling Equityholders	9,250

Total consideration	$2,022,056

Accounts receivable	$52,042
Inventories	28,677
Prepaids and other assets	13,768
Property and equipment	138,322
Accounts payable and accrued expenses	(57,047)
Deferred tax liabilities	(138,593)
Intangible assets	1,570,257
Goodwill	666,137
Noncontrolling interest	(251,507)

Total assets acquired, liabilities assumed and noncontrolling interest	$2,022,056

The estimated value of approximately $165.2 million related to the Tax Receivable Agreement that the Company entered into with Selling Equityholders and Mr. Metropoulos, which generally provides for the payment by the Company to the Selling Equityholders and Mr. Metropoulos of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings. Certain payments under the Tax Receivable Agreement will be made to Selling Equityholders and Mr. Metropoulos in accordance with specified percentages, regardless of the source of the applicable tax attribute.

The consideration also includes the estimated fair value of future payments made to Selling Equityholders based on the performance of the Company for the years ending December 31, 2016 and December 31, 2017. The estimated fair value of these contingent payments is $9.3 million based on the expected future performance of the Company as of the date of the Business Combination. The actual future payments may vary based on the future performance of the Company. As the subsequent re-measurement of this estimate will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of intangibles derived from customer relationships and certain trade names and trademarks. Customer relationships were valued through application of the income approach. Under this approach, revenue, operating expenses and other costs associated with existing customers were estimated in order to derive cash flows attributable to the existing customer relationships. The resulting cash flows were then discounted to present value at a rate of 15% to arrive at the fair value of existing customer relationships as of the valuation date. The trade names were valued through application of the income approach, involving the estimation of likely future sales and an appropriate royalty rate of 10%. The amortization related to the customer relationships is reflected as an unaudited pro forma adjustment to the unaudited pro forma condensed combined statement of operations using the straight-line method. Hostess Holdings management has determined the estimated remaining useful life of the customer relationships based on the projected economic benefits associated with these relationships. The 20-year preliminarily estimated useful life represents the approximate point in the projection period in which a majority of the asset’s cash flows are expected to be realized based on assumed attrition rates. The trade name and trademarks are preliminarily estimated to have indefinite useful lives as the Company expects a market participant would use the trade name and trademarks in perpetuity based on their historical strength and consumer recognition. These assumptions have been developed based on discussions with Hostess Holdings’ management and review of Hostess Holdings’ historical customer data.

The amount that will ultimately be allocated to these identified intangible assets, and the related amount of amortization, may differ materially from this preliminary allocation.

The preliminary allocation of the purchase consideration to property and equipment was based on the fair value of such assets determined using the cost approach. The cost approach consisted of estimating the fixed assets’ replacement cost as new less all forms of depreciation. The equipment’s reported historical cost in Hostess Holdings’ fixed asset ledgers, assuming full asset utilization, were adjusted for inflation using cost inflationary indices obtained from public sources, including the U.S. Bureau of Labor Statistics. For real property, the estimated replacement cost was determined using construction cost data compiled by appraisal publications. Depreciation expense for property and equipment was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 5 to 30 years and taking into consideration the fixed assets’ reported ages.

Goodwill represents the excess of the total purchase consideration over the fair value of the underlying net assets, largely arising from the workforce and extensive efficient distribution network that has been established by Hostess Holdings.

NOTE 4 — PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2015.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

(a)	Reflects the net adjustment to cash associated with the Private Placement and Business Combination:

Cash inflow from Private Placement	$300,000	(1)

Cash inflow from Company’s Trust Account	375,082	(2)

Paydown of Hostess Holdings long-term debt	134,378	(3)
Paydown of Hostess Holdings long-term debt payable within one year	9,250	(3)
Payment to Selling Equityholders	501,372	(4)
Payment to redeeming Company shareholders	—	(5)
Payment of deferred underwriting fee	13,125	(6)
Payment of Company expenses	16,875	(7)

Cash outflow from Business Combination	675,000

Net pro forma cash flow	$82

(1)	Represents the issuance of 32.7 million shares of Company common stock at a price of $9.18 per share through a private placement.
(2)

Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company shareholders.

(3)	Reflects the cash prepayment of Hostess Holdings debt under the terms of the Master Transaction Agreement.
(4)

Reflects the net cash consideration paid to or on behalf of the Selling Equityholders. Under the terms of the Master Transaction Agreement, this amount will be contingent upon the amount of funds from the Trust Account that will be used to pay redeeming Company shareholders.

(5)	Reflects no redemptions of Company shares and no cash payments to redeeming Company shareholders.
(6)	Reflects the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.
(7)

Represents the payment of estimated acquisition-related transaction costs. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.

(b)	Represents the exclusion of certain Hostess Holdings assets and liabilities from the Business Combination:

Restricted cash (current)	$4,655
Restricted cash (non-current)	17,225
Deferred distributions to partners (current)	(4,655)
Deferred distributions to partners (non-current)	(17,225)

$—

(c)

Represents the adjustment to record the change in the carrying value of inventory to fair value based on preliminary purchase price allocations. The inventory consisted primarily of raw materials to be used in production and finished goods. The fair value of inventory was established through application of the income approach, using estimates of selling prices and costs such as selling and marketing expenses to be incurred in order to dispose of the finished goods and arriving at the future profitability that is expected to be generated once the inventory is sold. As the additional future expense related to the sale of inventory at fair value will not have an ongoing impact on the statement of operations, there is no corresponding adjustment to the pro forma condensed combined statement of operations.

(d)

Represents the adjustment to record the change in the carrying value of property and equipment to fair value based on preliminary purchase price allocations. The adjustment was based on the fair value of such assets determined using the cost approach. The cost approach consisted of estimating the fixed assets’ replacement cost new less all forms of depreciation. The assets’ reported historical cost in Hostess Holdings’ fixed asset ledgers, assuming full asset utilization, were adjusted for inflation using cost inflationary indices obtained from public sources, including the U.S. Bureau of Labor Statistics. Depreciation expense was preliminarily estimated based on a straight line methodology, using original useful lives ranging from 5 to 30 years and taking into consideration the fixed assets’ reported ages.

(e)	Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(f)	Represents the net adjustment to intangible assets based on the preliminary purchase price allocation.

(g)	Represents the adjustment to goodwill based on the preliminary purchase price allocation.

(h)	Represents the elimination of Hostess Holdings’ historical deferred financing charges which were determined to have no fair value based on the preliminary purchase price allocation.

(i)

Represents funds used to pay down Hostess Holdings’ debt under the terms of the Master Transaction Agreement assuming a March 31, 2015 net debt balance of $1,135,428 and a post-Business Combination net debt balance of $991,800.

Long-term debt payable within one year	$(9,250)
Long-term debt	(134,378)

Total debt payment	$(143,628)

(j)

Represents contingent consideration payable to Selling Equityholders based on the preliminary purchase price allocation. The expected future payments under the Tax Receivable Agreement are contingent upon the number of Company shares redeemed. As the subsequent re-measurement of these estimates will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

Current-earnout liability	$3,028

Earnout liability	6,222
Tax receivable arrangement payable	165,246

Total non-current liabilities	$171,468

(k)

Represents adjustments to reflect applicable deferred tax assets and liabilities. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the investment in Hostess Holdings.

(l)	Represents the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.

(m)	Represents the conversion of the Company’s redeemable stock to permanent equity:

Historical common stock subject to possible redemption	$(357,441)
Pro forma par value of converted shares of Class A Stock	4
Pro forma additional paid in capital of converted shares of Class A Stock	357,437

$—

(n)	Represents the elimination of Hostess Holdings’ historical partners’ equity account.

(o)	Represents the elimination of Hostess Holdings’ historical noncontrolling interest account.

(p)

Represents the fair value of noncontrolling interest in the Company. These economic interests are held directly in Hostess Holdings by certain of the Selling Equityholders. The fair value per unit gives effect to a discount for lack of control of approximately 15%.

Noncontrolling interest units issued	25,081,193
Fair value per unit	$8.33

$209,007,000

(q)

Represents 2,496,000 shares of Class B Stock and 2,496,000 Class B Units issued to Mr. Metropoulos concurrent with the Business Combination as compensation pursuant to the Executive Chairman Employment Agreement. This issuance is considered a one-time expense.

(r)	Represents 5,446,429 Class B Units valued at $7.80 per unit rolled over by a Hostess Holdings owner into a noncontrolling interest in the Company.

(s)	Represents the conversion of 5,312,500 of the Founder Shares to Class A Stock at a par value of $.0001 per share, and the cancellation of the remaining 4,062,500 Founder Shares.

(t)	Represents purchase consideration paid to Selling Equityholders in the form of Class A Stock:

Common shares issued	22,692,508
Price per share	$9.80

$222,468,000

(u)	Represents the following costs:

Transaction costs paid with Company cash	$16,875
Compensation costs paid to Mr. Metropoulos in stock	21,216

Total costs	$38,091

As these costs will not have an ongoing impact to the statement of operations, there are no corresponding adjustments to the pro forma condensed combined statement of operations.

(v)	Represents the par value of shares of Class B Stock issued to owners of the noncontrolling interest.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and for the three month period ended March 31, 2016 are as follows:

(a)	Represents the elimination of historical depreciation and amortization expense for Hostess Holdings and recognition of new depreciation and amortization expense based on the fair value of property and equipment and intangible assets. Property and equipment is expected to be depreciated straight line over estimated useful lives of 5 to 30 years for building and land improvements and 3 to 20 years for machinery and equipment. Intangible assets with defined useful lives are expected to be amortized straight line over estimated useful lives of less than one year to 20 years.

	Three Months Ended March 31,	Year Ended December 31,
	2016	2015
Hostess Holdings historical depreciation allocated to cost of goods sold	$(1,982)	$(7,515)
Pro forma depreciation allocated to cost of goods sold based on fair value	2,078	7,880

Pro forma adjustment to cost of goods sold	$96	$365

	—	—

	Three Months Ended March 31,	Year Ended December 31,
	2016	2015
Hostess Holdings historical depreciation allocated to general and administrative expenses	$(88)	$(295)
Hostess Holdings historical amortization of software and intangible assets allocated to general and administrative expenses	(605)	(2,026)
Pro forma depreciation allocated to general and administrative expenses based on fair value	92	309
Pro forma amortization of software and intangible assets allocated to general and administrative expenses based on fair value	5,333	21,334

Pro forma adjustment to general and administrative expenses	$4,732	$19,322

(b)	Represents the reduction of interest expense due to the paydown of Hostess Holdings debt.

(c)

Represents federal and state income taxes at the statutory rate of approximately 37% assuming corporation status for the 74% of Hostess Holdings owned by the Company. The effective tax rate of the Combined Company may be significantly different depending on the income attributable to noncontrolling interests.

(d)

Represents the elimination of historical income attributed to the noncontrolling interest and attributes a portion of the pro forma income to the non-controlling interest. Income will be allocated to the noncontrolling interest based on its pro rata share of the total equity of Hostess Holdings, as shown below:

Total Partnership units	126,841,129
Partnership units held by the noncontrolling interest	33,023,622
Pro rata share	26%

The resulting pro forma adjustments are as follows:

	For The Quarter Ended March 31,	For the Year Ended December 31,
	2016	2015
Elimination of historical noncontrolling interest allocated loss	$(929)	$(4,507)
Pro forma noncontrolling interest allocated income	4,310	20,658

Net pro forma adjustment	$3,381	$16,151

(e)	Pro forma weighted average shares outstanding reflect the following:

Shares of Class A Stock before the Business Combination	1,755,900
Shares of Class A Stock converted from redeemable shares upon consummation of the Business Combination	35,744,100
Shares of Class A Stock consideration paid to Selling Equityholders	23,637,820

Shares of Class A Stock issued through the Business Combination	61,137,820
Shares of Class A Stock issued through the Private Placement	32,679,688

Weighted-average shares of Class A Stock outstanding — basic	93,817,508
Dilutive effect of exercise of Public Warrants	—
Dilutive effect of exercise of Private Placement Warrants	—

Weighted-average shares of Class A Stock outstanding — diluted	93,817,508

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(MAXIMUM REDEMPTION SCENARIO)

The following unaudited pro forma condensed combined balance sheet as of March 31, 2016 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the three months ended March 31, 2016 are based on the historical financial statements of the Company and Hostess Holdings giving effect to the Business Combination. The Company and Hostess Holdings shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.”

The historical financial statements of Hostess Holdings have been presented herein, as opposed to those of the various entities of the Selling Equityholders. The Selling Equityholders entities are holding companies without any operations, and no material assets beyond their investment in Hostess Holdings. The Selling Equityholders entities are not allowed to consolidate Hostess Holdings under U.S. generally accepted accounting principles. As such, the historical Hostess Holdings financial statements represent the highest level of consolidated financial statements that presents the full financial position and results of operations of the underlying business.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and for the three months ended March 31, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of March 31, 2016 assumes that the Business Combination was completed on March 31, 2016.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 was derived from Hostess Holdings’ audited consolidated statement of operations for the year ended December 31, 2015 and the Company’s audited statement of operations for the period from June 1, 2015 (inception) to December 31, 2015. The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the three months ended March 31, 2016 were derived from Hostess Holdings’ unaudited consolidated financial statements as of and for the three months ended March 31, 2016 and the Company’s condensed unaudited financial statements as of and for the three months ended March 31, 2016.

On July 5, 2016, the Company entered into the Master Transaction Agreement with Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative, pursuant to which, among other things and subject to the terms and conditions contained in the Master Transaction Agreement, the Company will acquire a controlling interest in Hostess Holdings. After giving effect to the Business Combination, Hostess Holdings will continue as a subsidiary of the Company and the Selling Equityholders will hold a portion of the Company’s Common Stock. In addition, the CDM Holders will retain a significant interest in Hostess Holdings through their ownership of Class B Units.

The pro forma information contained herein assumes the Company’s stockholders approve the proposed Business Combination. The Company’s stockholders may elect to redeem their shares of Class A Stock even if they approve the proposed Business Combination. The Company cannot predict how many of its public stockholders will elect to convert their shares of Class A Stock to cash. As a result it has elected to provide pro forma financial statements under two different assumptions which produce significantly different allocations of total Company equity between common shareholders and noncontrolling interests. The actual results will be within the scenarios described below, however, there can be no assurance regarding which scenario will be closest to the actual results.

The following pro forma condensed combined financial statements assume that the maximum number of shares of Class A Stock are redeemed such that the remaining funds held by in the Trust Account after the payment of the redeeming shares’ pro-rata allocation along with the proceeds from the Private Placement are sufficient to fund the minimum cash consideration to be paid to the Selling Equityholders under the terms of the Master Transaction Agreement.

GORES HOLDINGS, INC.

(ASSUMING MAXIMUM REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

MARCH 31, 2016

(dollars in thousands, except share and per share amounts)

	Historical As of March 31, 2016
	Company	Hostess Holdings, LP	Pro Forma Adjustments for Equity Offering		As Adjusted for Equity Offering	Pro Forma Adjustments For Business Combination		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$549	$77,627	$300,000	(a)	$378,176	$375,082	(a)	$78,258
						(675,000)	(a)	—
Restricted cash	—	4,655	—		4,655	(4,655)	(b)	—
Accounts receivable, net	—	52,042	—		52,042	—		52,042
Inventories	—	26,477	—		26,477	—		26,477
Assets held for sale	—	4,000	—		4,000	—		4,000
Prepaids and other current assets	273	2,679	—		2,952	—		2,952

Total current assets	822	167,480	300,000		468,302	(304,573)		163,729
Property and equipment, net	—	124,708	—		124,708	—		124,708
Restricted cash	—	17,225	—		17,225	(17,225)	(b)	—
Investments and cash held in Trust Account	375,082	—	—		375,082	(375,082)	(c)	—
Intangible assets, net	—	263,423	—		263,423	—		263,423
Goodwill	—	56,992	—		56,992	—		56,992
Deferred finance charges	—	1,605	—		1,605	—		1,605
Deferred tax assets	—	—	—		—	159,058	(f)	159,058
Other assets, net	—	7,089	—		7,089	—		7,089

Total assets	$375,904	$638,522	$300,000		$1,314,426	$537,822		$776,604

GORES HOLDINGS, INC.

(ASSUMING MAXIMUM REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)

MARCH 31, 2016

(dollars in thousands, except share and per share amounts)

	Historical As of March 31, 2016
	Company	Hostess Holdings, LP	Pro Forma Adjustments for Equity Offering		As Adjusted for Equity Offering	Pro Forma Adjustments For Business Combination		Pro forma Combined
LIABILITIES AND PARTNERS’ / STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Long-term debt payable within one year	$—	$9,250	$—		$9,250	$(9,250)	(d)	$—
Accounts payable	—	36,583	—		36,583	—		36,583
Accrued expenses .	293	20,031	—		20,324	—		20,324
Deferred distributions to partners	—	4,655	—		4,655	(4,655)	(b)	—
State franchise tax accrual	45	—	—		45	—		45
Other liabilities	—	433	—		433	3,028	(e)	3,461

Total current liabilities	338	70,952	—		71,290	(10,877)		60,413

Long-term debt	—	1,192,093	—		1,192,093	(134,378)	(d)	1,057,715
Deferred distributions to partners	—	17,225	—		17,225	(17,225)	(b)	—
Deferred underwriting compensation	13,125	—	—		13,125	(13,125)	(g)	—
Other liabilities	—	—	—		—	124,909	(e)	124,909

Total liabilities	13,463	1,280,270	—		1,293,733	(50,696)		1,243,037

Common stock subject to possible redemption; 35,744,100 shares (at redemption value of $10.00 per share)	357,441	—	—		357,441	(357,441)	(h)	—
Partners’ equity (deficit)	—	(604,676)	—		(604,676)	604,676	(i)	—
Noncontrolling interest	—	(37,072)	—		(37,072)	37,072	(j)	(198,942)
						(220,158)	(k)
						21,216	(l)
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 9,375,000 shares issued and outstanding	1	—	—		1	(1)	(t)	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 87,255,000 shares issued and outstanding	—	—	3	(a)	3	3	(h)	9
						2	(o)
						1	(f)
Class B common stock, $0.0001 par value; 50,000,000 shares authorized, 36,475,242 shares issued and outstanding						4	(s)	4
Additional paid-in capital	5,676	—	299,997	(a)	305,673	232,434	(h)	0
						(419,420)	(q)
						(118,687)	(n)
Retained earnings	(677)	—	—		(677)	(38,091)	(m)	(267,504)
						(9,250)	(p)
						159,058	(o)
						(2,172)	(q)
						(376,372)	(r)

Total liabilities and partners’ / stockholders’ equity (deficit)	$375,904	$638,522	$300,000		$1,314,426	$(537,822)		$776,604

GORES HOLDINGS, INC.

(ASSUMING MAXIMUM REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2016

(dollars in thousands, except share and per share amounts)

	Historical For the Three Months Ended March 31, 2016		Pro Forma Adjustments For Equity Offering			As Adjusted For Equity Offering	Pro Forma Adjustments For Business Combination			Pro Forma Combined
	Company	Hostess Holdings, LP
Net revenue	$—	$160,218	$—			$160,218	$—			$160,218
Cost of goods sold	—	89,926	—			89,926	—			89,926

Gross profit	—	70,292	—			70,292	—			70,292
Advertising and marketing	—	7,199	—			7,199	—			7,199
Selling expenses	—	6,795	—			6,795	—			6,795
General and administrative	279	9,756	—			10,035	—			10,035
Impairment of property and equipment	—	7,300	—			7,300	—			7,300
Bakery shutdown costs	—	147	—			147	—			147
Related party expenses	—	1,236	—			1,236	—			1,236

Operating income (loss)	(279)	37,859	—			37,580	—			37,580

Other expense:						—
Interest expense, net	—	17,851	—			17,851	(3,052)	(a	)	14,799
Loss on debt extinguishment	—	—	—			—	—			—
Other (income) expense	(72)	1,470	—			1,398	—			1,398

Total other expense	(72)	19,321	—			19,249	(3,052)			16,197

Pretax net income (loss)	(207)	18,538	—			18,331	3,052			21,383
Tax provision	—	—	—			—	(5,442)	(b	)	(5,442)

Net income (loss)	(207)	18,538				18,331	(2,390)			15,941
Less: Net income attributable to the noncontrolling interest	—	929	—			929	5,744	(c	)	6,673

Net income (loss) attributable to common stockholders	$(207)	$17,609	$—			$17,402	$(8,134)			$9,268

Pro Forma weighted average common shares outstanding basic	10,856,156		32,679,688	(d	)	43,535,844	(10,856,156)	(d	)	87,255,008
							54,575,320	(d	)
Pro Forma weighted average common shares outstanding diluted	10,856,156		32,679,688	(d	)	43,535,844	(10,856,156)	(d	)	87,255,008
							54,575,320	(d	)
Pro Forma net income attributed to common stock holders per share basic										$0.11
Pro Forma net income attributed to common stock holders per share diluted										$0.11

GORES HOLDINGS, INC.

(ASSUMING MAXIMUM REDEMPTIONS)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

(dollars in thousands, except share and per share amounts)

	Historical For the Year Ended December 31, 2015		Pro Forma Adjustments For Equity Offering			As Adjusted For Business Combination	Pro Forma Adjustments For Business Combination			Pro Forma Combined
	Company	Hostess Holdings, LP
Net revenue	$—	$620,815	$—			$620,815	$—			$620,815
Cost of goods sold	—	355,963	—			355,963	—			355,963
Special employee incentive compensation	—	2,649	—			2,649	—			2,649

Gross profit	—	262,203	—			262,203	—			262,203
Advertising and marketing	—	31,967	—			31,967	—			31,967
Selling expenses	—	29,484	—			29,484	—			29,484
General and administrative	481	32,382	—			32,863	—			32,863
Special employee incentive compensation	—	1,274	—			1,274	—			1,274
Impairment of property and equipment	—	2,700	—			2,700	—			2,700
Loss on sale/abandonment of property and equipment	—	3,001	—			3,001	—			3,001
Bakery shutdown costs	—	1,181	—			1,181	—			1,181
Related party expenses	—	4,306	—			4,306	—			4,306

Operating income (loss)	(481)	155,908	—			155,427	—			155,427

Other expense:
Interest expense, net	—	50,011	—			50,011	(10,742)	(a	)	39,269
Loss on debt extinguishment	—	25,880	—			25,880	—			25,880
Other (income) expense	(11)	(8,743)	—			(8,754)	—			(8,754)

Total other expense	(11)	67,148	—			67,137	(10,742)			56,395

Pretax net income (loss)	(470)	88,760	—			88,290	10,742			99,032
Tax provision	—	—	—			—	(25,204)	(b	)	(25,204)

Net income (loss)	(470)	88,760	—			88,290	(14,462)			73,828
Less: Net income attributable to the noncontrolling interest	—	4,507	—			4,507	26,400	(c	)	30,907

Net income attributable to common stock holders	$(470)	$84,253	$—			$83,783	$(40,862)			$42,921

Pro Forma weighted average common shares outstanding basic	10,856,156		32,679,688	(d	)	43,535,844	(10,856,156)	(d	)	87,255,008
							54,575,320	(d	)
Pro Forma weighted average common shares outstanding diluted	10,856,156		32,679,688	(d	)	43,535,844	(10,856,156)	(d	)	87,255,008
							54,575,320	(d	)
Pro Forma net income attributed to common stock holders per share basic										$0.49
Pro Forma net income attributed to common stock holders per share diluted										$0.49

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL

INFORMATION

(MAXIMUM REDEMPTION SCENARIO)

NOTE 1 — DESCRIPTION OF THE BUSINESS COMBINATION

Description of the Business Combination

On July 5, 2016, the Company, Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative thereunder entered into the Master Transaction Agreement which provides for (i) the mergers of: (A) Hostess Management with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (B) Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; and (C) immediately thereafter, the merger of AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders (the “Business Combination”). As a result of the Business Combination, the Company will acquire the majority of the partnership interests of Hostess Holdings. Assuming a pro forma Business Combination date of March 31, 2016, for consideration, the Selling Equityholders will receive $376 million (“Cash Consideration”), ownership interests in the Combined Company valued at $645 million based on a stock price of $9.84 per share, and a cash contribution to Hostess Holdings to pay down existing debt to a level of $992 million.

As part of the Business Combination, and concurrent with executing the Master Transaction Agreement, the Company entered into Subscription Agreements pursuant to which the Private Placement Investors have agreed to acquire an additional 32.7 million shares of the Company’s Class A Stock for gross proceeds of approximately $300 million. The $300 million of gross proceeds from the sale of the Company’s Class A Stock is included in the Cash Consideration. The remainder of the Cash Consideration will be provided by the funds held in the Company’s trust account.

Basis of Presentation

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. The Company is the legal acquirer under the terms of the Master Transaction Agreement. However the Business Combination will be accounted for as a reverse merger in accordance with ASC 805. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Pursuant to ASC 805, Hostess Holdings has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•	The Selling Equityholders retain approximately 52% of the equity and voting rights after the Business Combination;

•	The ongoing senior management of the Company will largely be comprised of Hostess Holdings employees;

A preponderance of the evidence discussed above supports the conclusion that Hostess Holdings is the accounting acquirer in the Business Combination.

Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Hostess Holdings issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Accordingly, there are no pro forma adjustments for depreciation and amortization expense on the statements of operation. Operations prior to the Business Combination will be those of Hostess Holdings.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the three months ended March 31, 2016 give pro forma effect to the Business Combination as if it had occurred on January 1, 2015. The unaudited pro forma condensed combined balance sheet as of March 31, 2016 assumes that the Business Combination was completed on March 31, 2016. The unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Companies and related adjustments.

The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the Business Combination.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. In accordance with ASC 805, any subsequent changes to the allocation of consideration transferred that result in material changes to the consolidated financial statements during the measurement period will be adjusted.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

NOTE 2 — BASIS OF THE PRO FORMA PRESENTATION

Upon consummation of the Business Combination, the Company will adopt the Hostess Holdings’ accounting policies. Hostess Holdings may identify differences between the accounting policies among the Companies, that when conformed, could have a material impact on the consolidated financial statements of the Combined Company.

NOTE 3 — PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Companies and should be read in conjunction with their historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited proforma combined financial statements.

The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2015.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

(a)	Reflects the net adjustment to cash associated with the Private Placement and Business Combination:

Cash inflow from Private Placement	$300,000	(1)

Cash inflow from Company’s Trust Account	375,082	(2)

Paydown of Hostess Holdings long-term debt	134,378	(3)
Paydown of Hostess Holdings long-term debt payable within one year	9,250	(3)
Payment to Selling Equityholders	376,372	(4)
Payment to redeeming Company shareholders	125,000	(5)
Payment of deferred underwriting fee	13,125	(6)
Payment of Company expenses	16,875	(7)

Cash outflow from Business Combination	675,000

Net pro forma cash flow	$82

(1)	Represents the issuance of 32.7 million shares of Class A Stock at a price of $9.18 per share through the Private Placement.
(2)

Represents the reclassification of cash equivalents held in the Trust Account to reflect that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)	Reflects the cash prepayment of Hostess Holdings debt under the terms of the Master Transaction Agreement.
(4)

Reflects the net cash consideration paid to or on behalf of the Selling Equityholders. Under the terms of the Master Transaction Agreement, this amount will be contingent upon the amount of funds from the Trust Account that will be used to pay redeeming Company stockholders.

(5)

Reflects the maximum payment that could be made to redeeming Company stockholders which would leave sufficient cash to fund minimum required cash consideration payable to the Selling Equityholders under the terms of the Master Transaction Agreement.

(6)	Reflects the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.
(7)

Represents the payment of estimated acquisition-related transaction costs. In accordance with ASC 805, acquisition-related transaction costs and related charges are not included as a component of consideration to be transferred but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.

(b)	Represents the exclusion of certain Hostess Holdings assets and liabilities from the Business Combination:

Restricted cash (current)	$4,655
Restricted cash (non-current)	17,225
Deferred distributions to partners (current)	(4,655)
Deferred distributions to partners (non-current)	(17,225)

$—

(c)	Represents the relief of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.

(d)

Represents funds used to pay down Hostess Holdings debt under the terms of the Master Transaction Agreement assuming a March 31, 2015 net debt balance of $1,135,428 and a post-Business Combination net debt balance of $991,800.

Long-term debt payable within one year	$(9,250)
Long-term debt	(134,378)

Total debt payment	$(143,628)

(e)

Represents contingent consideration payable to the Selling Equityholders based on the preliminary purchase price allocation. The expected future payments under the Tax Receivable Agreement are contingent upon the number of shares of Class A Stock.

Current-earnout liability	$3,028
Earnout liability	6,222
Tax receivable arrangement payable	118,687

Total non-current liabilities	$124,909

(f)

Represents adjustments to reflect applicable deferred tax assets and liabilities. The deferred taxes are primarily related to the difference between the financial statement and tax basis in the investment in Hostess Holdings.

(g)	Represents the payment of underwriting costs incurred as part of the Company’s IPO committed to be paid upon the consummation of a business combination.

(h)	Represents the conversion and redemption of the redeemable Class A Stock at a price of $10 per share (expressed in number of shares):

Conversion of redeemable shares to Common Shares of the Company	23,244,100
Redemption of redeemable shares	12,500,000

Total redeemable shares	35,744,100

(i)	Represents the elimination of Hostess Holdings’ historical Partners’ equity account

(j)	Represents the elimination of Hostess Holdings’ historical noncontrolling interest account

(k)	Represents the adjustment needed to reflect the Selling Equityholders equity accounts that will form noncontrolling interest, at the historical pro-rata amount of net Hostess Holdings liabilities.

(l)

Represents 2,496,000 shares of Class B Stock and 2,496,000 Class B Units issued to Mr. Metropoulos concurrent with the Business Combination as compensation pursuant to the Executive Chairman Employment Agreement. This issuance is considered a one-time expense.

(m)	Represents the following costs:

Transaction costs paid with Company cash	$16,875
Compensation costs paid to Mr. Metropoulos in stock	21,216

Total costs	$38,091

(n)	Represents the reduction of equity attributed to the Tax Receivable Agreement.

(o)	Represents the increase of equity attributed to deferred tax assets and liabilities

(p)	Represents the expense associated with the earnout liability

(q)	Represents the reallocation of historical partners’ equity of Hostess Holdings to equity of the Company

(r)	Represents cash payments made to the Selling Equityholders in consideration for the Business Combination

(s)	Represents the par value of shares of Class B Stock issued to holders of noncontrolling interest.

(t)	Represents the conversion of 5,312,500 Founder Shares to Class A Stock at a par value of $0.0001 per share and the cancellation of the remaining 4,062,500 Founder Shares.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 and for the three month period ended March 31, 2016 are as follows:

(a)	Represents the reduction of interest expense due to the pay down of Hostess Holdings debt.

(b)

Represents federal and state income taxes at the statutory rate of approximately 37% assuming corporation status for 69% of Hostess Holdings owned by the Company. The effective tax rate of the Combined Company may be significantly different depending on the income attributable to noncontrolling interests.

(c)

Represents the elimination of historical income attributed to the noncontrolling interest and attributes a portion of the pro forma income to the non-controlling interest. Income will be allocated to the noncontrolling interest based on its pro rata share of the total equity of Hostess Holdings, as shown below:

Total Partnership units	126,841,129
Partnership units held by the noncontrolling interest	39,586,122
Pro rata share	31%

The resulting pro forma adjustments are as follows:

	For The Quarter Ended March 31, 2016	For the Year Ended December 31, 2015
Elimination of historical noncontrolling interest allocated loss	$(929)	$(4,507)
Pro forma noncontrolling interest allocated income	6,673	30,907

Net pro forma adjustment	$5,744	$26,400

(d)	Pro forma weighted average shares outstanding reflect the following:

Shares of Class A Stock before the Business Combination	1,755,900
Shares of Class A Stock converted from redeemable shares upon consummation of the Business Combination	23,244,100
Shares of Class A Stock consideration paid to Selling Equityholders	29,575,320

Shares of Class A Stock issued through the Business Combination	54,575,320
Shares of Class A Stock issued through the Private Placement	32,679,688

Weighted-average shares of Class A Stock outstanding — basic	87,255,008
Dilutive effect of exercise of Public Warrants	—
Dilutive effect of exercise of Private Placement Warrants	—

Weighted-average shares of Class A Stock outstanding — diluted	87,255,008

COMPARATIVE SHARE INFORMATION

The following tables set forth:

•	historical per share information of the Company for the year ended December 31, 2015;

•	historical per share information of Hostess Holdings for the year ended December 31, 2015; and

•

unaudited pro forma per share information of the combined company for the fiscal year ended December 31, 2015, after giving effect to the Business Combination, assuming two redemption scenarios as follows:

•	Assuming No Redemptions: This scenario assumes that no shares of Class A Stock are redeemed; and

•

Assuming Maximum Redemptions: This scenario assumes that 12,500,00 shares of Class A Stock, or 33.3% of the outstanding shares of Class A Stock, are redeemed, resulting in an aggregate payment of $125,000,000 out of the Trust Account, and that the fair value of the marketable securities held in the Trust Account following such redemption along with the proceeds from the Private Placement are sufficient to satisfy closing cash conditions pursuant to the terms of the Master Transaction Agreement. If, as a result of redemptions of Class A Stock by our public stockholders, these closing cash conditions are not met (or waived), then the Company or the Selling Equityholders (as applicable) may elect not to consummate the Business Combination or redeem any shares and all shares of Class A Stock submitted for redemption will be returned to the holders thereof.

The pro forma net income (loss) and cash dividends per share information reflect the Business Combination contemplated by the Master Transaction Agreement as if it had occurred on January 1, 2015.

This information is based on, and should be read together with, the selected historical consolidated financial information, the unaudited pro forma condensed combined financial information and the historical consolidated financial information of the Company and Hostess Holdings, and the accompanying notes to such financials statements, that has been presented in its filings with the SEC that are included or incorporated herein by reference in this proxy statement. The unaudited pro forma condensed combined per share data are presented for illustrative purposes only and are not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Business Combination had been completed as of the dates indicated or will be realized upon the completion of the Business Combination. Please see the section entitled “Where You Can Find More Information” beginning on page 322 of this proxy statement. Uncertainties that could impact our financial condition include risks that effect Hostess’ operations and outlook such as economic recessions, inflation, fluctuations in interest and currency exchange rates, and changes in the fiscal or monetary policies of the United States government. For more information on the risks, please see the section entitled “Risk Factors.” You are also urged to read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information (No Redemption Scenario)” beginning on page 93 of this proxy statement and the section entitled “Unaudited Pro Forma Condensed Combined Financial Information (Maximum Redemption Scenario)” beginning on page 107 of this proxy statement.

	Historical
(in thousands, except per share amounts)	Company 12 Months Ended 12/31/15	Hostess 12 Months Ended 12/31/15(2)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Max Redemptions)
Book value per share(1)	$0.45	n/a	$9.03	$(3.07)
Basic net income (loss) per common share	$(0.04)	n/a	$0.39	$0.49
Diluted net income (loss) per common share	$(0.04)	n/a	$0.39	$0.49
Cash dividends per share	$—	n/a	n/a	n/a

(1)	Book value per share = (Total equity)/shares outstanding at December 31, 2015 for the Company, and at March 31, 2016 for the pro forma.
(2)	Historically, as a private partnership, Hostess Holdings has not calculated these amounts.

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

(No Redemption Scenario — assuming no redemptions of the outstanding shares of Class A Stock by the Company’s stockholders)

Sources			Uses
Company Cash(1)	$375		Cash Consideration(1)(2)	$472
Hostess CDM Co-Invest’s additional rollover contribution(3)	$50		Hostess CDM Co-Invest’s additional rollover contribution(3)	$50
Additional Private Placement Investors (excluding $50 additional rollover contribution from Hostess CDM Co-Invest and $50 from Sponsor)(3)	$250		Cash to paydown a portion of Rollover Credit Agreement(4)	$173
Sponsor Private Placement Investment(3)	$50		Company Transaction Costs	$30
Debt Under Rollover Credit Agreement(4)	$992		Debt Under Rollover Credit Agreement(4)	$992
Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$265		Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$265
AP Hostess LP Rollover Shares(3)(5)	$217		AP Hostess LP Rollover Shares(3)(5)	$217
Founder Shares(6)	$94		Founder Shares(6)	$94

Total Sources	$2,292	(7)	Total Uses	$2,292	(7)

(1)	Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.
(2)

Cash consideration excludes Hostess CDM Co-Invest’s additional rollover contribution and is calculated before transaction costs incurred by Hostess. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(3)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming Bridge Shares have been transferred to third-party investors.
(4)	Expected net debt prior to closing of Business Combination of $1,165, paid down by $173, to equal net debt of $992 post-Business Combination (including $7.5 of cash remaining on balance sheet).
(5)	To the extent that Company stockholders exercise their redemption rights, this amount will be increased. Assumes a nominal share price of $10.00.
(6)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming a nominal share price of $10.00.
(7)	Totals may differ due to rounding.

Sources & Uses

(Maximum Redemption Scenario — assuming redemptions of 33.3% of the outstanding shares of Class A Stock by the Company’s stockholders)

Sources			Uses
Company Cash(1)	$250		Cash Consideration(2)	$347
Hostess CDM Co-Invest’s additional rollover contribution(3)	$50		Hostess CDM Co-Invest’s additional rollover contribution(3)	$50
Additional Private Placement Investors (excluding $50 additional rollover contribution from Hostess CDM Co-Invest and $50 from Sponsor)(3)	$250		Cash to paydown a portion of Rollover Credit Agreement(4)	$173
Sponsor Private Placement Investment(3)	$50		Company Transaction Costs	$30
Debt Under Rollover Credit Agreement(4)	$992		Debt Under Rollover Credit Agreement(4)	$992
Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$330		Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$330
AP Hostess LP Rollover Shares(3)(5)	$276		AP Hostess LP Rollover Shares(3)(5)	$276
Founder Shares(6)	$94		Founder Shares(6)	$94

Total Sources	$2,292	(7)	Total Uses	$2,292	(7)

(1)

Assumes 33.3% of the outstanding shares of Class A Stock have been redeemed by the Company’s stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $125 to $250, and the sum of Company cash, Hostess CDM Co-Invest’s additional rollover contribution, proceeds from additional Private Placement Investors and proceeds from the Sponsor Subscription Agreement by $125 to $600 (the amount of required funds in the Trust Account to satisfy the Selling Equityholders’ obligation to consummate the Business Combination, pursuant to the Master Transaction Agreement).

(2)	Cash consideration excludes Hostess CDM Co-Invest’s additional rollover contribution and is calculated before transaction costs incurred by Hostess.
(3)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming Bridge Shares have been transferred to third-party investors.
(4)	Expected net debt prior to closing of Business Combination of $1,165, paid down by $173, to equal net debt of $992 post-Business Combination (including $7.5 of cash remaining on balance sheet).
(5)	To the extent that Company stockholders exercise any additional redemption rights, this amount shall be increased. Assumes a nominal share price of $10.00.
(6)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming a nominal share price of $10.00.
(7)	Totals may differ due to rounding.

SPECIAL MEETING IN LIEU OF 2016 ANNUAL MEETING OF COMPANY STOCKHOLDERS

This proxy statement is being provided to Company stockholders as part of a solicitation of proxies by the Board for use at the Special Meeting in Lieu of 2016 Annual Meeting of Stockholders to be held on [    ], 2016, and at any adjournment or postponement thereof. This proxy statement contains important information regarding the Special Meeting, the proposals on which you are being asked to vote and information you may find useful in determining how to vote and voting procedures.

This proxy statement is being first mailed on or about [    ] to all stockholders of record of the Company as of [    ], the record date for the Special Meeting. Stockholders of record who owned Company Common Stock at the close of business on the record date are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 46,875,000 shares of Company Common Stock outstanding.

Date, Time and Place of Special Meeting

The Special Meeting will be held at [    ], on [    ], at, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

As a stockholder of the Company, you have a right to vote on certain matters affecting the Company. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are summarized above and fully set forth in this proxy statement. You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of our Common Stock at the close of business on [    ], which is the record date for the Special Meeting. You are entitled to one vote for each share of our Common Stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 46,875,000 shares of Common Stock outstanding, of which 37,500,000 are public shares and 9,375,000 are Founder Shares held by our Initial Stockholders.

Proposals at the Special Meeting

At the Special Meeting, Company stockholders will vote on the following proposals:

•	Business Combination Proposal — To adopt the Master Transaction Agreement and to approve the transactions contemplated thereby, including the Business Combination (Proposal No. 1).

•

NASDAQ Proposal — To approve, for purposes of complying with applicable NASDAQ Listing Rules, the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement (Proposal No. 2).

•	Charter Amendment Proposals — To consider and act upon five separate proposals to amend the Company’s current certificate of incorporation to:

•	provide for the classification of our Board into three classes of directors with staggered terms of office and to make certain related changes (Proposal No. 3);

•

authorize an additional 40,000,000 shares of Common Stock, which would consist of (i) establishing 50,000,000 shares of a newly designated class of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Stock from 20,000,000 share to 10,000,000 shares (Proposal No. 4);

•	change the stockholder vote required to amend certain provisions of the post-combination company’s proposed certificate of incorporation and bylaws (Proposal No. 5);

•

elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes (Proposal No. 6); and

•

provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to our status as a blank check company, which our Board believes are necessary to adequately address the needs of the post-combination company, subject to approval by our stockholders at the Special Meeting (Proposal No. 7).

•

Director Election Proposal — To elect seven directors to serve staggered terms on our Board until the 2017, 2018 and 2019 annual meeting of stockholders, respectively and until their respective successors are duly elected and qualified (Proposal No. 8).

•

Incentive Plan Proposal — To approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Code (Proposal No. 9).

•	Ratification Proposal — To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 10).

•

Adjournment Proposal — To approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals. This proposal will only be presented at the Special Meeting if there are not sufficient votes to approve the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals (Proposal No. 11).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF

THESE PROPOSALS.

Vote of the Company’s Sponsor, Directors and Officers

Prior to our IPO, we entered into agreements with our Initial Stockholders, other current directors and officers, pursuant to which each agreed to vote any shares of Common Stock owned by them in favor of an initial business combination. These agreements apply to our Initial Stockholders, including our Sponsor, as it relates to the Founder Shares and the requirement to vote all of the Founder Shares in favor of the Business Combination Proposal and for all other proposals presented to our stockholders in this proxy statement.

Our Initial Stockholders, other current directors and officers have waived any redemption rights, including with respect to shares of Class A Stock purchased in our IPO or in the aftermarket, in connection with Business Combination. The Founder Shares held by our Initial Stockholders have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us by August 19, 2017. However, our Initial Stockholders are entitled to redemption rights upon our liquidation with respect to any public shares they may own.

Quorum and Required Vote for Proposals for the Special Meeting

The approval of the Business Combination Proposal requires the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a

Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting with regard to the Business Combination Proposal will have the same effect as a vote “AGAINST” the Business Combination Proposal. Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the Business Combination Proposal.

The approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the NASDAQ Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the NASDAQ Proposal.

The approval of the Charter Amendment Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting with regard to any of the Charter Amendment Proposals will have the same effect as a vote “AGAINST” such Charter Amendment Proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions will have no effect on the election of directors.

The approval of the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Accordingly, a Company stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of Common Stock required to validly establish a quorum, and if a valid quorum is otherwise established, such failure to vote will have no effect on the outcome of any vote on the Incentive Plan Proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “AGAINST” the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal.

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, other than the Ratification Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

It is important for you to note that, in the event that the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals do not receive the requisite vote for approval, we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 19, 2017, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders.

Recommendation to Company Stockholders

Our Board believes that each of the Business Combination Proposal, the NASDAQ Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal to be presented at the Special Meeting is in the best interests of the Company and our stockholders and unanimously recommends that its stockholders vote “FOR” each of the proposals.

When you consider the recommendation of our Board in favor of approval of the Business Combination Proposal, you should keep in mind that our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Special Meeting, including the Business Combination Proposal. These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	the fact that, upon consummation of the Business Combination, we anticipate changing the lock-up period on the Founder Shares from one year to six months;

•

the fact that, on July 27, 2016, our Sponsor loaned us $500,000 to fund our on-going operational expenses and certain transaction costs incurred by us in connection with the Business Combination and that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by August 19, 2017;

•

that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

•

that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

Broker Non-Votes and Abstentions

Abstentions are considered present for the purposes of establishing a quorum and will have the same effect as a vote “AGAINST” the Business Combination Proposal, the NASDAQ Proposal, the Charter Amendment Proposals, the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal, but will have no effect on the Director Election Proposal.

In general, if your shares are held in “street” name and you do not instruct your broker, bank or other nominee on a timely basis on how to vote your shares, your broker, bank or other nominee, in its sole discretion, may either leave your shares unvoted or vote your shares on routine matters, but not on any non-routine matters. Other than the Ratification Proposal, none of the proposals at the Special Meeting are routine matters. As such, without your voting instructions, your brokerage firm cannot vote your shares on any proposal to be voted on at the Special Meeting, other than the Ratification Proposal.

Voting Your Shares — Stockholders of Record

If you are a Company stockholder of record, you may vote by mail or in person at the Special Meeting. Each share of our Common Stock that you own in your name entitles you to one vote on each of the proposals for the Special Meeting. Your one or more proxy cards show the number of shares of our Common Stock that you own.

Voting by Mail. You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Special Meeting so that your shares will be voted if you are unable to attend the Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Special Meeting. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of our Common Stock will be voted as recommended by our Board. Our Board recommends voting “FOR” the Business Combination Proposal, “FOR” the NASDAQ Proposal, “FOR” the Charter Amendment Proposals, “FOR” the Director Election Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Ratification Proposal and “FOR” the Adjournment Proposal. Votes submitted by mail must be received by [    ] on [    ].

Voting in Person at the Meeting. If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, you will need to bring to the Special Meeting a legal proxy from your broker, bank or nominee authorizing you to vote these shares. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Common Stock.

Voting Your Shares — Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and this proxy statement is being sent to you by that broker, bank or other nominee. The broker, bank or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker, bank or other nominee authorizing you to vote those shares. Please see “Attending the Special Meeting” below for more details.

Attending the Special Meeting

Only Company stockholders on the record date or their legal proxy holders may attend the Special Meeting. To be admitted to the Special Meeting, you will need a form of photo identification and valid proof of ownership of Common Stock or a valid legal proxy. If you have a legal proxy from a stockholder of record, you must bring a form of photo identification and the legal proxy to the Special Meeting. If you have a legal proxy from a “street name” stockholder, you must bring a form of photo identification, a legal proxy from the record holder (that is, the bank, broker or other holder of record) to the “street name” stockholder that is assignable, and the legal proxy from the “street name” stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the Special Meeting or at the Special Meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify the Company’s Secretary in writing to Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212, before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters

The Special Meeting has been called only to consider the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Amendment Proposals, the Director Election Proposal, the Incentive Plan Proposal, the Ratification Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement, which serves as the notice of the Special Meeting.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of our Common Stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect: (203) 658-9400.

Redemption Rights

Pursuant to our current certificate of incorporation, any holders of our public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less franchise and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of our IPO (calculated as of two business days prior to the consummation of the Business Combination, less franchise and income taxes payable). For illustrative purposes, based on the fair value of marketable securities held in the Trust Account of approximately $375,081,861 as of March 31, 2016, the estimated per share redemption price would have been approximately $10.00.

In order to exercise your redemption rights, you must:

•	if you hold public units, separate the underlying public shares and public warrants;

•	check the box on the enclosed proxy card to elect redemption;

•

check the box on the enclosed proxy card marked “Stockholder Certification” if you are not acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) with any other shareholder with respect to shares of Common Stock and

•

prior to [    ] on [    ] (two business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our Transfer Agent, at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attention: Mark Zimkind

Email: mzimkind@continentalstock.com

and

•

deliver your public shares either physically or electronically through DTC’s DWAC system to our Transfer Agent at least two business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

Stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name” are required to either tender their certificates to our Transfer Agent prior to the date set forth in these proxy materials, or up to two business days prior to the vote on the proposal to approve the Business Combination at the Special Meeting, or to deliver their shares to the Transfer Agent electronically using DTC’s DWAC system, at such stockholder’s option. The requirement for physical or electronic delivery prior to the Special Meeting ensures that a redeeming stockholder’s election to redeem is irrevocable once the Business Combination is approved.

Holders of outstanding public units must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If you hold public units registered in your own name, you must deliver the certificate for such public units to Continental Stock Transfer & Trust Company, our Transfer Agent, with written instructions to separate such public units into public shares and public warrants. This must be completed far enough in advance to permit the mailing of the public share certificates back to you so that you may then exercise your redemption rights upon the separation of the public shares from the public units.

If a broker, dealer, commercial bank, trust company or other nominee holds your public units, you must instruct such nominee to separate your public units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company, our Transfer Agent. Such written instructions must include the number of public units to be split and the nominee holding such public units. Your nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the public units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held marketable securities with a fair value of approximately $375,081,861 as of March 31, 2016. The Master Transaction Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $537,500,000. The obligation of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $600,000,000. These conditions to closing in the Master Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then the Company or the Selling Equityholders (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would cause our net tangible assets to be less than $5,000,001.

Prior to exercising redemption rights, stockholders should verify the market price of our Class A Stock as they may receive higher proceeds from the sale of their Class A Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of our Class A Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in our Class A Stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of our Class A Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of the post-combination company, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and we do not consummate an initial business combination by August 19, 2017, we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public stockholders and our warrants will expire worthless.

Appraisal Rights

Appraisal rights are not available to holders of shares of our Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of its Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Special Meeting. The Company and its directors, officers and employees may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $25,000, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. We will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors, officers and employees of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1 — APPROVAL OF THE BUSINESS COMBINATION

We are asking our stockholders to adopt the Master Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Master Transaction Agreement, which is attached as Annex A to this proxy statement. Please see the subsection entitled “The Master Transaction Agreement” below, for additional information and a summary of certain terms of the Master Transaction Agreement. You are urged to read carefully the Master Transaction Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting.

The Master Transaction Agreement

This subsection of the proxy statement describes the material provisions of the Master Transaction Agreement, but does not purport to describe all of the terms of the Master Transaction Agreement. The following summary is qualified in its entirety by reference to the complete text of the Master Transaction Agreement, which is attached as Annex A hereto. You are urged to read the Master Transaction Agreement in its entirety because it is the primary legal document that governs the Business Combination.

The Master Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Master Transaction Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Master Transaction Agreement. The representations, warranties and covenants in the Master Transaction Agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the Schedules contain information that is material to an investment decision.

General Description of the Master Transaction Agreement

On July 5, 2016, the Company entered into the Master Transaction Agreement with Company Merger Sub, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and AP Hostess LP, in its capacity as the Sellers’ Representative, pursuant to which, among other things and subject to the terms and conditions contained in the Master Transaction Agreement, the Company will acquire Hostess. After giving effect to the Business Combination, Hostess Holdings will continue as a subsidiary of the Company and the Selling Equityholders will hold a portion of the Company’s Common Stock. In addition, the CDM Holders will retain a significant interest in Hostess Holdings through their ownership of Class B Units.

Subject to the terms of the Master Transaction Agreement and customary adjustments set forth therein, the aggregate purchase price for the Business Combination and related transactions is expected to be approximately $2.3 billion, which amount will be increased by the amount of cash held by Hostess as of the closing of the Business Combination, and which amount will be decreased by the amount of Hostess’ outstanding indebtedness under its existing credit facilities, certain transaction fees and expenses, and certain payments to Hostess management under the Hostess LTIP. The consideration to be paid to the Selling Equityholders will be funded through a combination of cash and stock consideration.

The Company has agreed to provide its stockholders with the opportunity to redeem shares of Class A Stock in conjunction with a stockholder vote on the transaction contemplated by the Master Transaction Agreement, including the Business Combination.

Structure of the Business Combination

Prior to the closing of the Business Combination contemplated by the Master Transaction Agreement, the parties will undertake the following transactions: (i) the merger of Hostess Management with and into Hostess Holdings, with Hostess Holdings continuing as the surviving entity; (ii) the merger of Company Merger Sub with and into AP Hostess Holdings, with AP Hostess Holdings continuing as the surviving entity; (iii) the merger of AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity; and (iv) the acquisition of certain partnership interests in Hostess Holdings held by certain of the Selling Equityholders by the Company. As a result of the foregoing transactions, at the closing of the Business Combination, the Company will own 100% of the general partnership interests in Hostess Holdings and all of the Class A Units in Hostess Holdings. The CDM Holders will hold all of the Class B Units in Hostess Holdings, together with an equivalent number of shares of Class B Stock, which Class B Units may be exchanged (together with the cancellation of an equivalent number of shares of Class B Stock) by the holders thereof for, at the Company’s election, shares of Class A Stock or the cash equivalent of such shares, in accordance with the terms of the Exchange Agreement.

Consideration to Selling Equityholders in the Business Combination

The consideration to be paid to the Selling Equityholders will be funded through a combination of cash and stock consideration. The amount of cash consideration payable to the Selling Equityholders is the sum of (i) cash available to us from the Trust Account, after giving effect to taxes payable, any redemptions that may be elected by any of our public stockholders for their pro rata share of the aggregate amount of funds on deposit in the Trust Account as of two business days prior to the closing of the Business Combination (which instructions to redeem such public shares are further discussed in this proxy statement), plus (ii) the anticipated gross proceeds of approximately $300,000,000 from the Private Placement, less (iii) certain transaction fees and expenses, including the payment of deferred underwriting commissions agreed to at the time of our IPO, less (iv) certain payments to Hostess management under the Hostess LTIP, less (v) approximately $173,000,000 that will be used to repay a portion of the existing indebtedness of Hostess. The remainder of the consideration paid to the Selling Equityholders will be stock consideration, consisting of approximately 22,136,188 newly issued shares of our publicly-traded Class A Stock and approximately 29,912,742 shares of our newly established Class B Stock, which includes approximately 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, which shares will be valued at approximately $9.73 per share for purposes of determining the aggregate number of shares payable to the Selling Equityholders for their ownership interests therein. In addition, Mr. Metropoulos will receive 2,496,000 Class B Units (and an equivalent number of shares of Class B Stock) pursuant to the Executive Chairman Employment Agreement. The foregoing consideration to be paid to the Selling Equityholders and Mr. Metropoulos may be further increased by amounts payable under the Tax Receivable Agreement and amounts payable as earn-out shares of Class A Stock or Class B Stock and an equivalent number of Class B Units, as applicable. The number of shares of Class A Stock and Class B Stock (and a corresponding number of Class B Units) issued to the Selling Equityholders as Stock Consideration is subject to adjustment, depending on, among other things, the level of redemptions of shares of Class A Stock by our public stockholders. AP Hostess LP will receive shares of Class A Stock, and Hostess CDM Co-Invest, CDM Hostess and Mr. Metropoulos will receive shares of Class B Stock and shall hold an equivalent number of Class B Units. The Class B Units (including the Class B Units issued to Mr. Metropoulos under the Executive Chairman Employment Agreement) may be exchanged (together with the cancellation of an equivalent number of shares of Class B Stock) by the holders thereof for, at the election of the Company, shares of Class A Stock or the cash equivalent of such shares, in accordance with the Exchange Agreement. In order to facilitate the Business Combination, our Sponsor has agreed to the cancellation of approximately 4,062,500 of the Founder Shares held by it and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically convert into shares of Class A Stock on a one-for-one basis at the closing of the transactions contemplated by the Master Transaction Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

In addition, Mr. Metropoulos has entered into an agreement with our Sponsor that provides for the potential transfer of Private Placement Warrants and Founder Shares held by our Sponsor to Mr. Metropoulos. In the event that our Sponsor transfers the Bridge Shares to third parties prior to the closing of the Business Combination, then our Sponsor will, immediately prior to the closing, transfer 2,000,000 Private Placement Warrants and 500,000 Founder Shares to Mr. Metropoulos. To the extent that the Sponsor transfers less than all of the Bridge Shares, then the Sponsor will transfer a proportionally reduced portion of such Private Placement Warrants and Founder Shares to Mr. Metropoulos.

Earn Out

Under the Master Transaction Agreement, the Selling Equityholders may be entitled to receive additional shares of Class A Stock (or an equivalent number of shares of Class B Stock and Class B Units) (the “Earn-Out Shares”). The number of Earn-Out Shares to be issued (if any) by the Company will depend on the adjusted EBITDA of Hostess as calculated pursuant to the terms of the Master Transaction Agreement (“Hostess EBITDA”) for the 2016 and 2017 fiscal years.

If Hostess EBITDA for the one-year period commencing on January 1, 2016 and ending on December 31, 2016, is equal or greater than $225,400,000, then the Company will issue 2,750,000 additional shares of Class A Stock to the Selling Equityholders. However, if Hostess EBITDA for such 2016 period is less than $225,400,000, but Hostess EBITDA for the one-year period commencing on January 1, 2017 and ending on December 31, 2017 is equal to or greater than $240,500,000, then the Company will issue such 2,750,000 shares of Class A Stock to Hostess CDM Co-Invest. In addition, if Hostess EBITDA of the one-year period commencing on January 1, 2017 and ending on December 31, 2017, is equal to or greater than $245,500,000, then the Company will issue 2,750,000 shares of Class A Stock to Hostess CDM Co-Invest. The Selling Equityholders may be entitled to the Earn-Out Shares in the event an acceleration event (as described in the Master Transaction Agreement) occurs.

Notwithstanding the foregoing, if any Earn-Out Shares are to be issued to Hostess CDM Co-Invest or CDM Hostess and, at the time of such issuance such entity holds any Class B Stock or Class B Units, then in lieu of issuing Class A Stock as the Earn-Out Shares, the Company will issue an equivalent number of shares of Class B Stock and will cause Hostess Holdings to issue an equivalent number of Class B Units to such entity, which Class B Stock and Class B Units will be subject to the exchange rights set forth in the Exchange Agreement.

Material Adverse Effect

Under the Master Transaction Agreement, certain representations and warranties of Hostess are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Master Transaction Agreement, a “Hostess Material Adverse Effect” means any change, effect, event or occurrence that is materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Hostess Companies and their subsidiaries, taken as a whole; provided, however, that any such change, effect, event or occurrence resulting from the following items shall not be considered when determining whether a Hostess Material Adverse Effect has occurred (unless, in the case of clauses (i), (ii), (iii) and (iv), such changes or events have a disproportionate effect on the Hostess Companies and their subsidiaries as compared to other companies in the same industry, in which case only the extent of such disproportionate effect shall be taken into account when determining whether a Hostess Material Adverse Effect has occurred): (i) changes in economic, political, regulatory, financial or capital market conditions generally or in the industries in which the Hostess Companies and their subsidiaries operate (including the inability to finance the acquisition or any increased costs for financing or suspension of trading in, or limitation on prices for, securities on any domestic or international securities exchange) or any failure or bankruptcy (or any similar event) of any financial services or banking institution or insurance company; (ii) any acts of war, sabotage, terrorist activities or changes imposed by any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction associated with additional security; (iii) effects of weather or meteorological events; (iv) any change of law, accounting standards, regulatory policy or industry standards after July 5, 2016; (v) the announcement, execution, delivery or performance of the Master Transaction Agreement or the consummation of the transactions contemplated thereby, including the Business Combination, or contemplated by any related transaction document or the fact that the prospective owner of the Hostess Companies and their subsidiaries is the Company; (vi) any change in the financial condition or results of operation of the Company or its affiliates, including changes to the credit rating of the Company and its affiliates; (vii) any failure by the Hostess Companies and their subsidiaries to meet projections or forecasts or revenue or earnings predictions for any period (but, for the purposes of clarity, not the underlying causes of such failure); (viii) any event described in the disclosure schedule to the Master Transaction Agreement (but for the purposes of clarity, not the changes, effects or occurrences resulting from such event); (ix) any actions taken by a Hostess Company or any of its subsidiaries after July 5, 2016 at the written request of the Company; and (x) any actions required to be taken pursuant to the Master Transaction Agreement.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to take place at 10:00 a.m., local time, at the offices of Hostess Brands on the third business day following the satisfaction or waiver of the conditions described below under the subsection entitled “Conditions to Closing of the Business Combination” or at such other time, date and place as may be mutually agreed upon in writing by the parties to the Master Transaction Agreement. The closing of the Business Combination will be deemed effective as of 12:01 a.m., Eastern time, on such date.

Conditions to Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the Company and the Selling Equityholders to consummate the transactions contemplated by the Master Transaction Agreement, including the Business Combination, are subject to the satisfaction, or written waiver by both the Company and the Selling Equityholders, of each of the following conditions:

•	the waiting period applicable to the transactions contemplated by the Master Transaction Agreement under the HSR Act must have expired or early termination must have been granted;

•

there must not be in effect any order by a governmental entity of competent jurisdiction enjoining, restricting or otherwise making illegal the consummation of the Business Combination or any law or regulations that makes the consummation of the Business Combination illegal or otherwise prohibited; and

•

the required vote of the Company’s stockholders to approve the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals has been duly obtained in accordance with the DGCL, the Company’s current certificate of incorporation and bylaws and the rules and regulations of NASDAQ.

Conditions to the Company’s Obligations

The obligations of the Company to effect the Business Combination are subject to fulfillment, on or prior to the closing date, of each of the following conditions (any or all of which may be waived in writing by the Company):

•

the representations and warranties of the Selling Equityholders, in most instances disregarding qualifications contained therein relating to materiality or Hostess Material Adverse Effect, must be true and correct as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Selling Equityholders to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Hostess Material Adverse Effect;

•

the Selling Equityholders must have performed and complied in all material respects with all obligations required to be performed or complied with by the Selling Equityholders under the Master Transaction Agreement at or prior to closing;

•

since the date of the Master Transaction Agreement, there must not have been any event, change, circumstance, effect, occurrence, condition, state of facts or development that would, individually or in the aggregate, reasonably be expected to result in a Hostess Material Adverse Effect;

•

the Company must have received a certificate executed by the Sellers’ Representative, dated as of the closing date, confirming that the conditions set forth in the three immediately preceding bullet points have been satisfied;

•

the Company must have received a certificate executed by an authorized representative of each of the Hostess Companies confirming that each such Hostess Company is not, and during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has not been, a United States real property holding company;

•

the Selling Equityholders must have delivered or shall stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered to the Company by them;

•	the Company and Hostess Holdings GP must have received a duly executed letter of resignation of each member of the board of directors of Hostess Holdings GP;

•

there must not be any legal proceeding by any governmental entity that challenges or seeks to make the Business Combination illegal or otherwise prohibited instituted, pending or threatened in writing;

•	the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, must equal or exceed $537,500,000; and

•

the consummation of the Business Combination must be a permitted change in control under the Rollover Credit Agreements and no event of default under such Rollover Credit Agreements shall have occurred and be continuing.

Conditions to the Selling Equityholders’ Obligations

The obligations of the Selling Equityholders to effect the Business Combination are subject to fulfillment, on or prior to the closing date, of each of the following conditions (any or all of which may be waived in writing by the Selling Equityholders):

•

the representations and warranties of the Company, in most instances disregarding qualifications contained therein relating to materiality or “material adverse effect”, must be true and correct as of the closing date as if made on and as of the closing date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties of the Company to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to prevent or materially delay the consummation of the transactions;

•

the Company must have performed and complied in all material respects with all obligations required to be performed or complied with by it under the Master Transaction Agreement at or prior to closing;

•

the Selling Equityholders must have received a certificate executed by an authorized officer of the Company, dated as of the closing date, confirming that the conditions set forth in the two immediately preceding bullet points have been satisfied;

•

the Company must have delivered or stand ready to deliver duly executed copies of all certificates, instruments, contracts, closing deliverables and other documents required to be delivered to the Selling Equityholders by it;

•	the Company’s current certificate must be amended to reflect the Charter Amendment Proposals;

•	the Class A Stock to be issued pursuant to the Master Transaction Agreement shall have been approved for listing on NASDAQ;

•	the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, must equal or exceed $600,000,000; and

•

all funds contained in the Trust Account shall be released from the Trust Account and available to the Company for payment of the cash consideration to the Selling Equityholders, permitted transaction expenses, payments to Hostess management under the Hostess LTIP and partial repayment of Hostess’ existing indebtedness.

Representations and Warranties

Under the Master Transaction Agreement, the Selling Equityholders made customary representations and warranties relating to: organization and existence; authority and enforceability; noncontravention; legal proceedings; capitalization; brokers; Company shares; independent investigation; and contracts with the Company.

Under the Master Transaction Agreement, the Selling Equityholders made customary representations and warranties about the Hostess Companies relating to: organization and existence; capitalization of the Hostess Companies; subsidiaries; noncontravention; financial statements; absence of certain changes or events; legal proceedings; compliance with laws, permits and filings; material contracts; real property; employee benefits; labor and employment matters; environmental matters; insurance; taxes; intellectual property; absence of undisclosed liabilities; indebtedness; affiliate transactions; major customers and major suppliers; inventory; sufficiency of assets; product warranty; product recalls; accounts receivable; the Foreign Corrupt Practices Act of 1977, as amended; brokers; information supplied; and disclaimer of warranties.

Under the Master Transaction Agreement, the Company made customary representations and warranties relating to: organization and existence; authority and enforceability; noncontravention; capitalization; subsidiaries; taxes; material contracts; employees and benefit plans; compliance with laws; affiliate transactions; SEC reports and financial statements; accuracy of information supplied; NASDAQ stock market quotation; Board approval and Company stockholder vote; the Investment Company Act of 1940, as amended; the co-investor amount in connection with the Private Placement; the Trust Account; title to assets; securities laws matters; legal proceedings; independent investigation; brokers; and disclaimer of warranties.

Covenants of the Parties

Covenants of the Selling Equityholders

The Selling Equityholders made certain covenants under the Master Transaction Agreement, including, among others, the following:

•

The Selling Equityholders have agreed to cause Hostess to, prior to the effective time of the Business Combination, use its reasonable best efforts to conduct its business in the ordinary course of business and to use its reasonable best efforts to preserve, maintain and protect its material assets in material compliance with applicable laws;

•	Subject to certain exceptions, prior to the effective time of the Business Combination, the Selling Equityholders will not, and will not permit Hostess to:

•

sell, transfer or dispose of any of the material assets or properties of Hostess, other than (i) sales, transfers or dispositions of obsolete or surplus assets, (ii) sales, transfers or dispositions in connection with the normal repair or replacement of assets or properties and (iii) sales or dispositions in accordance with any Hostess material contract or sales in lieu of condemnation or in connection with eminent domain or similar legal proceedings;

•	directly or indirectly acquire, whether by merger or consolidating with, or acquiring all or substantially all of the assets of, any other person;

•

make any capital expenditure or leasehold improvement that exceeds $500,000 individually or exceeds $5,000,000 in the aggregate, except to the extent such capital expenditure or leasehold improvement: (i) has been budgeted for by Hostess in the capital expenditure plan; (ii) is directed by a governmental entity; or (iii) is incurred with respect to any emergency situation; provided, however, that Hostess may, in the reasonable discretion of the Selling Equityholders, delay the making of any capital expenditures included on the capital expenditure plan; provided, further, that all such actions shall be taken in good faith and based on the needs and possible changing requirements of the business;

•	grant, issue, sell or otherwise dispose of any of the equity securities of Hostess;

•	liquidate, dissolve, reorganize or otherwise wind up the business or operations of Hostess;

•	purchase any equity securities of any person other than a subsidiary;

•	amend or modify the organizational documents of Hostess;

•	effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of Hostess;

•	engage in any material new line of business;

•

(i) change any material tax or accounting methods, policies or practices inconsistent with past practice, except as required by a change in GAAP or applicable law, (ii) make, revoke or amend any material tax election, (iii) enter into any closing agreement affecting any U.S. federal or any other material tax liability, (iv) waive any refund of taxes other than claiming it as a credit or a payment of an estimated tax, (v) extend any statute of limitations with respect to taxes inconsistent with past practice or (vi) file any amended tax return related to a material amount of taxes;

•

with respect to any current or former employee, director or independent contractor of Hostess (i) increase the compensation payable or employee benefits to be provided except (A) any increases in the rate of base salary or wage that do not exceed ten percent (10%) of such person’s current compensation pursuant to (x) annual adjustments in the ordinary course of business consistent with past practices or (y) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business consistent with past practice, or (B) any increases required pursuant to any existing benefit plans, (ii) grant or increase any severance or change in control pay or benefits, (iii) enter into, amend, or terminate any benefit plan or any other plan, policy, program, agreement, trust or arrangement that would have constituted a benefit plan if it had been in effect on the date of the Master Transaction Agreement, or (iv) take any action to accelerate the vesting or payment of, otherwise fund or secure the payment of, any compensation or benefits under any benefit plan;

•	create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for borrowed money;

•

amend, terminate (unless the counterparty is in default under the applicable material contract and such termination is permitted) or waive any material term under any material contract other than in the ordinary course of business;

•	amend, terminate or waive any material term under the Rollover Credit Agreements;

•

enter into any labor or collective bargaining or similar agreement, or make any commitment or incur any liability to any labor organization with respect to Hostess, other than with respect to matters involving, or subject to, the normal grievance process for individual employees at any plant or facility operated by Hostess which do not give rise to any liability that is material to the Hostess Companies or its subsidiaries;

•

release, assign, compromise, settle or agree to settle any legal proceeding material to the Hostess Companies or its subsidiaries or their respective properties or assets; provided, that Hostess may release, assign, compromise, settle or agree to settle any legal proceedings relating to the Specified Matter (as defined and described below) or so long as such settlement is solely monetary in nature and is paid prior to Closing, included as a current liability or otherwise reflected as a reduction to the purchase price;

•	fail to comply with the terms of the Rollover Credit Agreements or take any action, or omit to take any action, that would result in a default under the Rollover Credit Agreements; or

•	agree or commit to do any of the foregoing.

Notwithstanding the foregoing, Hostess will be permitted to (i) declare, set aside and pay dividends prior to the effective time of the Business Combination, (ii) pay a bonus to William Toler, as contemplated by certain transactions in connection with the Master Transaction Agreement, and (iii) grant certain awards under the Hostess LTIP, as set forth in the Schedules.

•

The Selling Equityholders will not, and will cause Hostess and its respective representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or group, concerning any sale of any material assets of Hostess or any of the outstanding Hostess securities or any conversion, consolidation, liquidation, dissolution or similar transaction involving the Hostess Companies or their subsidiaries, other than with the Company and its representatives, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any such alternative transaction or (iii) commence, continue or renew any due diligence investigation regarding any such alternative transaction. The Selling Equityholders are required to immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any alternative transaction and will promptly notify (and in no event later than 24 hours) the Company of any inquiry or proposal with respect to an alternative transaction at any time prior to the closing.

•

The Selling Equityholders will promptly provide the Company with all information concerning the business and the management, operations and financial condition of Hostess reasonably requested by the Company for inclusion in this proxy statement and cause the officers and employees of the Hostess Companies to be reasonably available to the Company and its counsel in connection with drafting this proxy statement and responding in a timely manner to comments on this proxy statement from the SEC.

•	The Selling Equityholders will terminate all contracts and other arrangements involving the lease of any aircraft by or to Hostess.

•

AP Hostess Holdings will obtain approval or waiver, as applicable, of any “parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder) prior to the closing of the Business Combination.

Covenants of the Company and Company Merger Sub

The Company and Company Merger Sub made certain covenants under the Master Transaction Agreement, including, among others, the following:

•

The Company and Company Merger Sub have agreed that, prior to the effective time of the Business Combination, the Company and Company Merger Sub will use their reasonable best efforts to conduct their businesses in the ordinary course of business and to use their reasonable best efforts to preserve, maintain and protect their material assets in material compliance with applicable laws;

•	Subject to certain exceptions, prior to the effective time of the Business Combination, neither the Company nor Company Merger Sub shall:

•	directly or indirectly acquire, whether by merger or consolidating with, or acquiring all or substantially all of the assets of, any other person;

•	grant, issue, sell or otherwise dispose of any of the equity securities of the Company or Company Merger Sub, including any Common Stock or preferred stock of the Company;

•	liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Company or Company Merger Sub;

•	purchase any equity securities of any person;

•	amend or modify the organizational documents of the Company or Company Merger Sub;

•	effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of the Company or Company Merger Sub;

•	engage in any new line of business;

•	enter into any transaction with any affiliate of the Company;

•

(i) change any material tax or accounting methods, policies or practices inconsistent with past practice, except as required by a change in GAAP or applicable law, (ii) make, revoke or amend any material tax election, or (iii) enter into any closing agreement affecting any material tax liability;

•	create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for borrowed money;

•	amend, terminate (unless the counterparty is in default under the applicable material contract and such termination is permitted) or waive any material term under any material contract of the Company;

•

declare, set aside or pay any dividend or any other distribution with respect to the equity interests of the Company or redeem or repurchase any equity interests of the Company (other than in accordance with the Company stockholder redemption at the closing); or

•	agree or commit to do any of the foregoing.

•

The Company will not, and will cause its affiliates and their respective representatives not to, directly or indirectly (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or group, concerning any offer, inquiry, proposal or indication of interest relating to a business combination with the Company, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any such business combination proposal or (iii) commence, continue or renew any due diligence investigation regarding any such business combination proposal. The Company is required to immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any such business combination proposal and will promptly notify (and in no event later than 24 hours) the Sellers’ Representative of any inquiry or proposal with respect to a business combination proposal.

•

Upon satisfaction or waiver of the conditions to closing and upon notice to the Trustee of the Trust Account, the Company will cause the Trustee to (i) pay all amounts due and payable to redeeming Company stockholders and (ii) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with the Master Transaction Agreement, after which the Trust Account will be terminated.

•

The Company will promptly prepare and file with the SEC this proxy statement and cause this proxy statement to be mailed to its stockholders of record as of [    ], the record date for the Special Meeting. Prior to filing this proxy statement with the SEC, the Company will make drafts of the proxy statement and other documents to be filed with the SEC available to the Selling Equityholders, provide the Selling Equityholders with a reasonable opportunity to comment on such documents and consider such comments in good faith. The Company will not file any documents with the SEC without the prior written consent of the Selling Equityholders. The Company will promptly transmit to its stockholders any amendments or supplements to this proxy statement.

•

The Company will, as promptly as practicable, establish a record date and hold a meeting of stockholders for the purpose of obtaining the required vote of the Company’s stockholders to approve the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals and will use its reasonable best efforts to obtain such required stockholder vote. The Company’s Board will recommend to its stockholders that they vote in favor of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals and will not change, withdraw, withhold, qualify or modify such recommendation, other than in certain limited circumstances.

•	The Company will make all necessary filings with respect to the Business Combination under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules or regulations thereunder.

•

The Company will use its reasonable best efforts to cause the shares of Class A Stock to be issued in connection with the Business Combination as Stock Consideration to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the closing. From the date of the Master Transaction Agreement through the closing, the Company will use its reasonable best efforts to remain listed as a public company on the NASDAQ.

•

From the date of the Master Transaction Agreement through the closing, the Company will take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and not take any action that would cause the Company to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

•

Prior to the closing, the Board, or an appropriate committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of the Class A Stock pursuant to the Master Transaction Agreement and the other transaction documents by any officer or director of the Hostess Companies or their subsidiaries who is expected to become a “covered person” of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction for purposes of Section 16 of the Exchange Act.

•

The Company will not permit any Subscription Agreement to be modified or amended in a manner that is materially adverse to the Selling Equityholders and will use its commercially reasonable efforts to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein. The Subscription Agreements contain all of the conditions precedent to the obligations of the Private Placement Investors to contribute to the Company the amount set forth in the Subscription Agreements on the terms therein.

Mutual Covenants

•

The Company and the Selling Equityholders will reasonably cooperate in matters regarding the publicity of the Business Combination and will remain subject to certain continuing obligations of confidentiality with regard to information relating to the post-combination company and the Selling Equityholders.

•

The Company and the Selling Equityholders will pay their own costs and expenses incurred in connection with the Master Transaction Agreement and consummation of the transactions contemplated thereby, including the Business Combination, except (i) for any filing fees required by governmental entities for filings or permits required to be made in connection with the Master Transaction Agreement or the consummation of the transactions contemplated thereby, which each of the Company and the Selling Equityholders will pay 50% of such fees; (ii) for any transfer taxes, which each of the Company and the Selling Equityholders will pay 50% of such taxes; or (iii) as otherwise expressly provided in the Master Transaction Agreement.

•

From the date of the Master Transaction Agreement until the Closing, the parties to the Master Transaction Agreement will promptly prepare and file with the appropriate governmental entities all authorizations, consents, notifications, certifications, registrations, declarations and filings that are necessary to consummate the Business Combination.

•

The Company and the Selling Equityholders will use their reasonable best efforts to make all pre-merger notification filings required under the HSR Act within 10 business days following the date of the Master Transaction Agreement. The Company and the Selling Equityholders will cooperate with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under the HSR Act. The Company and the Selling Equityholders will each use its reasonable efforts to respond to and comply with any request for information from any antitrust authority, including the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission. The Company will use its reasonable best efforts to prevent the entry in any legal proceeding brought by an antitrust authority or any other governmental entity of an order that would prohibit, make unlawful or delay the consummation of the Business Combination.

•

The Company and the Selling Equityholders will use their reasonable best efforts to prepare and file all filings necessary to obtain all permits set forth in the Schedules that are necessary for the consummation of the Business Combination within 60 days of the date of the Master Transaction Agreement. In addition, the Selling Equityholders will use their reasonable best efforts to obtain any required consents and approval of parties to contracts with Hostess to the extent reasonably and specifically requested by the Company.

•

The Company and the Selling Equityholders, along with their respective affiliates and representatives, will release the other party from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning Hostess occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Master Transaction Agreement.

•

The Company and the Selling Equityholders also agree to (i) take further actions as may be necessary, proper or advisable to consummate and make effective the Business Combination; (ii) allow the other reasonable access to information regarding Hostess; (iii) take certain actions with respect to tax matters; (iv) take certain actions to permit the Company to assume Hostess’ existing net indebtedness under the Rollover Credit Agreements; and (v) use commercially reasonable efforts to ensure that the Board of the post-combination company is comprised of seven members, consisting of the director nominees set forth in Proposal No. 8 — Election of Directors to the Board of Directors.

Survival of Representations and Warranties; Indemnification

The representations and warranties of the parties contained in the Master Transaction Agreement will survive until the 12-month anniversary of the closing, except:

•

The Selling Equityholders’ representations and warranties regarding their organization and existence, authority and enforceability, capitalization and brokers will survive until the fifth anniversary of the closing;

•	The Hostess Companies’ representations and warranties regarding their capitalization and brokers will survive until the fifth anniversary of the closing;

•

The Hostess Companies’ representations and warranties regarding certain tax matters will survive until the date that is 30 days after the expiration of the applicable statute of limitations with respect to such tax mattes (including any extensions thereof); and

•	The Company’s representations and warranties regarding its organization and existence, authority and enforceability, capitalization and brokers will survive until the fifth anniversary of the closing.

The covenants and agreements contained in the Master Transaction Agreement that by their terms do not contemplate performance after the closing shall not survive the closing. The covenants and agreements contained in the Master Transaction Agreement that by their terms contemplate performance after the closing shall survive the closing in accordance with their terms until such covenants and agreements are fully performed or fulfilled.

The Company and the Selling Equityholders have agreed to customary indemnification obligations with respect to breaches of the representations and warranties described above, which obligations will be subject to the following limitations:

•	a minimum claim amount of $300,000;

•	a deductible equal to 0.75% of the cash consideration received by the Selling Equityholders at closing; and

•	a maximum liability cap equal to 7.5% of the cash consideration received by the Selling Equityholders at closing.

In addition, the Selling Equityholders have agreed to indemnify the Company for certain losses relating to the May 2016 voluntary recall by Grain Craft of certain flour products, and the June 2016 voluntary recall by Hostess of certain products due to flour supplied by Grain Craft (the “Specified Matter”). At the closing of the Business Combination, an amount of shares of Common Stock equal to $12,000,000 which would otherwise be payable to the Selling Equityholders will be placed into a third party escrow account to satisfy any indemnification claims in respect of the Specified Matter. Such shares will be the sole source of recovery for any claims relating to the Specified Matter. Any shares remaining in the Specified Matter escrow fund that are not necessary to satisfy any outstanding claims will be finally released to the Selling Equityholders on the second anniversary of the closing of the Business Combination.

No party to the Master Transaction Agreement will be liable thereunder for any damages that are not reasonably foreseeable or any punitive damages (except, in each case, to the extent asserted by a third party), irrespective of whether such damages are available under applicable law.

Termination

The Master Transaction Agreement may be terminated and the Business Combination may be abandoned any time prior to the closing, whether before or after stockholder approval of the Master Transaction Agreement, as follows:

•

by the Company or, upon notice from the Sellers’ Representative, the Selling Equityholders, if the Business Combination has not been consummated by November 30, 2016; provided, however, that the right to terminate the Master Transaction Agreement by this date will not be available to any party that is then in breach of any representation, warranty, covenant or other agreement contained in the Master Transaction Agreement such that certain closing conditions are not satisfied;

•

by the Company in the event of a breach by the Selling Equityholders of any representation, warranty, covenant or other agreement of such Selling Equityholders contained in the Master Transaction Agreement, which would give rise to the failure of certain closing conditions and which cannot be or has not been cured within 30 days after the giving of written notice to the Selling Equityholders (or such lesser period remaining prior to November 29, 2016); provided, however, that the Company does not have a right to terminate the Master Transaction Agreement if, at the time of such termination, it is in breach of any representation, warranty, covenant or other agreement contained in the Master Transaction Agreement such that certain closing conditions are not satisfied;

•

by the Selling Equityholders, upon notice from the Sellers’ Representative, in the event of a breach by the Company of any representation, warranty, covenant or other agreement of the Company contained in the Master Transaction Agreement, which would give rise to the failure of certain closing conditions and which cannot be or has not been cured within 30 days after the giving of written notice to the Company (or such lesser period remaining prior to November 29, 2016); provided, however, that the Selling Equityholders do not have a right terminate the Master Transaction Agreement if, at the time of such termination, they are in breach of any representation, warranty, covenant or other agreement contained in the Master Transaction Agreement such that certain closing conditions are not satisfied;

•

by the Company or, upon notice from the Sellers’ Representative, the Selling Equityholders, if (i) there is a final, nonappealable order in effect which makes consummation of the Business Combination illegal or otherwise prohibited or (ii) the required vote of the Company’s stockholders to approve the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals has not been obtained at the Special Meeting; or

•	by mutual written agreement of the Company and the Selling Equityholders.

In the event of termination of the Master Transaction Agreement, the Master Transaction Agreement will become void and there will be no liability or obligation on the part of any party thereto, except for obligations relating to (i) publicity and confidentiality, (ii) expenses, (iii) certain miscellaneous provisions of the Master Transaction Agreement, including those related to governing law, and (iv) the confidentiality agreement between the parties. However, no such termination will relieve any party to the Master Transaction Agreement from any liability resulting from any intentional default or intentional breach of the Master Transaction Agreement unless the parties to the Master Transaction Agreement expressly waive such defaulting or breaching party from any liability resulting from any such default or breach. In addition, no party to the Master Transaction Agreement will be liable thereunder for any damages that are not reasonably foreseeable or any punitive damages (except, in each case, to the extent asserted by a third party), irrespective of whether such damages are available under applicable law. Certain provisions of the Master Transaction Agreement will survive any termination of the Master Transaction Agreement.

Amendments

The Master Transaction Agreement may be amended only by a written instrument signed (including by electronic means) on behalf of the Company and the Sellers’ Representative, on behalf of the Selling Equityholders. However, any amendment, supplement or modification to any transaction document attached as an exhibit to the Master Transaction Agreement that, by its terms, requires the consent of CDM Hostess or Hostess CDM Co-Invest requires the written consent of such entity, as applicable.

Related Agreements

This section describes the material provisions of certain additional agreements to be entered into pursuant to the Master Transaction Agreement, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. A form of the Contribution Agreement is attached hereto as Annex E, a form of the Exchange Agreement is attached hereto as Annex F, a form of the Tax Receivable Agreement is attached hereto as Annex G and a form of the Registration Rights Agreement is attached hereto as Annex H. A copy of the form of the Investor Subscription Agreements is attached as Annex I-1 hereto, a copy of the subscription agreement between Canyon Capital Advisors LLC and us is attached as Annex I-2 hereto, and a copy of the Sponsor Subscription Agreement is attached as Annex I-3 hereto. A copy of the Executive Chairman Employment Agreement is attached hereto as Annex J-1, a copy of the Executive Chairman Director Agreement is attached hereto as Annex J-2 and a copy of the Sponsor Letter Agreement is attached hereto as Annex K. A form of the Incentive Plan is attached hereto as Annex L. Stockholders and other interested parties are urged to read such Related Agreements in their entirety prior to voting on the proposals presented at the Special Meeting.

Contribution Agreement

At the closing of the Business Combination, the Company, Hostess CDM Co-Invest and CDM Hostess will enter into the Contribution Agreement, substantially in the form attached as Annex E to this proxy statement. Pursuant to the Contribution Agreement, (i) Hostess CDM Co-Invest will sell certain limited partnership interests in Hostess Holdings to the Company in exchange for Hostess CDM Co-Invest’s pro rata portion of the cash consideration, less certain deductions, as set forth in the Master Transaction Agreement, (ii) CDM Hostess will sell certain limited partnership interests in Hostess Holdings to the Company in exchange for CDM Hostess’ pro rata portion of the cash consideration, less certain deductions, as set forth in the Master Transaction Agreement, and (iii) Hostess CDM Co-Invest will contribute all of its Class C general partner interests in Hostess Holdings GP to the Company in exchange for (x) approximately 22,136,188 shares of Class B Stock, plus approximately 5,446,429 rollover shares of the Class B Stock, as set forth in the Master Transaction Agreement less certain shares of Class B Stock to be held in escrow, and (y) approximately 2,330,125 shares of Class B Stock, less certain shares of Class B Stock to be held in escrow, as set forth in the Master Transaction Agreement, which Hostess CDM Co-Invest shall direct the Company to issue and deliver to CDM Hostess.

Exchange Agreement

At the closing of the Business Combination, the Company, the CDM Holders and Hostess Holdings will enter into the Exchange Agreement, substantially in the form attached as Annex F to this proxy statement. Pursuant to the Exchange Agreement, the CDM Holders and such other holders of Class B Units from time to time party thereto will be entitled to exchange Class B Units, and surrender shares of the Company’s Class B Stock for cancellation, in exchange for, at the option of the Company, a number of shares of the Company’s Class A Stock or the cash equivalent of such shares.

Tax Receivable Agreement

At the closing of the Business Combination, the Company will enter into the Tax Receivable Agreement, substantially in the form attached as Annex G to this proxy statement, with the Selling Equityholders and Mr. Metropoulos. The Tax Receivable Agreement will generally provide for the payment by the Company to the Selling Equityholders of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of: (i) certain increases in tax basis resulting from the Business Combination; (ii) certain tax attributes of Hostess Holdings and its subsidiaries existing prior to the Business Combination; (iii) certain increases in tax basis resulting from exchanges of Class B Units; (iv) imputed interest deemed to be paid by the Company as a result of payments it makes under the Tax Receivable Agreement; and (v) certain increases in tax basis resulting from payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of these cash savings. Certain payments under the Tax Receivable Agreement will be made to the Selling Equityholders in accordance with specified percentages, regardless of the source of the applicable tax attribute.

Registration Rights Agreement

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex H to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders will be bound by restrictions on the transfer of their shares of Class A Stock, Class B Stock and other securities of the Company and its subsidiaries until the later of (i) six months following the date of the Registration Rights

Agreement, and (ii) the date that is the earlier of (A) 60 days after a registration statement registering the resale of shares of Class A Stock issued pursuant to the subscription agreements entered into in connection with the Business Combination has been filed with the SEC and declared effective and (B) 270 days after the closing of the transactions contemplated by the Master Transaction Agreement, except for transfers as bona fide gifts, to a trust, to wholly owned subsidiaries or other equity holders (in the case of entities), pursuant to any acquisition or sale involving the Company, pursuant to an indemnity transfer, or with the prior written consent of the Company and each holder of Restricted Stock.

Upon the consummation of the Business Combination, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Restricted Stockholders will each be entitled to participate in six demand registrations, and will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts, selling commissions and expenses related to the sale of shares to fund the indemnification obligations of the Selling Equityholders under the Master Transaction Agreement.

In addition, the Registration Rights Agreement provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement).

Subscription Agreements

Concurrently with the execution of the Master Transaction Agreement, the Company entered into the Investor Subscription Agreements with Canyon Capital Advisors LLC, Northwestern Mutual Life Insurance Company and certain of its affiliates, Teachers’ Retirement System of the State of Illinois and certain other accredited investors, pursuant to which the Private Placement Investors agreed to purchase up to 14,923,218 shares of Class A Stock for an aggregate commitment amount of approximately $137,000,000, subject to certain conditions, including the closing of the Business Combination.

On the same date, the Company entered into a separate Sponsor Subscription Agreement with our Sponsor, pursuant to which our Sponsor agreed to purchase up to 17,755,358 shares of Class A Stock for an aggregate commitment amount of approximately $163,000,000, subject to certain conditions, including the closing of the Business Combination. The Sponsor Subscription Agreement provides our Sponsor with the right to transfer up to $113,000,000 of its obligation to purchase the Sponsor Shares to any party or parties, provided that our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates, maintain a subscription level of at least $50,000,000 in the aggregate. Upon any such transfer, our Sponsor’s commitment to purchase the Sponsor Shares will be correspondingly reduced, and our Sponsor will be fully and unconditionally released from its obligation to purchase the Sponsor Shares subject to the transferred commitment amount.

The Private Placement Shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Subscription Agreements provide that the Company must register the resale of the Private Placement Shares pursuant to a registration statement that must be filed within thirty calendar days after consummation of the Business Combination.

Certain holders who subscribed for or held on the date of the Subscription Agreements at least 10,000,000 shares of Class A Stock have certain additional rights in connection with conducting underwritten offerings. In addition, certain holders have “tag along” rights to sell their commitments in the event our Sponsor, Platinum Equity LLC, any of their respective affiliates or any of their members or employees sell any shares of Class A Stock or their commitments for a purchase price of at least $11.00 per share at any time on or prior to consummation of the Business Combination.

The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Master Transaction Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto or (iii) if any of the conditions to the closing are not satisfied on or prior to the closing and which make the consummation of the Business Combination fail to occur. Each of the Private Placement Investors and our Sponsor waived any interest in, and any claim it may have against, any monies held in the Trust Account as a result of its Subscription Agreement. No fees or other compensation was paid or will be payable to any of the Private Placement Investors or any third parties in connection with the Subscription Agreements.

Executive Chairman Arrangement

Pursuant to the terms of the Executive Chairman Employment Agreement, attached hereto as Annex J-1, Hostess will employ Mr. Metropoulos as the Executive Chairman of certain subsidiaries of Hostess, effective as of the closing date of the Business Combination and until December 31, 2018 (or until December 31, 2019 by mutual agreement of the parties). The Executive Chairman Employment Agreement provides that Mr. Metropoulos will receive an annual base salary of $30,000 as well as a one-time issuance of 2,496,000 Class B Units (and an equivalent number of shares of Class B Stock), which units and related shares will be subject to a one-year holding period subject to certain exceptions. Mr. Metropoulos will also be entitled to (i) participate in any of Hostess’ employee benefit plans, (ii) continued access to and use of the automobile currently being provided to him by Hostess, and (iii) reimbursement of up to $25,000 per month for the cost of business travel using his personal aircraft consistent with past practice. The Executive Chairman Employment Agreement will supersede all prior agreements between Mr. Metropoulos and Hostess regarding compensation for Mr. Metropoulos’ services to Hostess that are in effect immediately prior to the consummation of the Business Combination.

The Executive Chairman Employment Agreement also provides that, subject to his continued employment through December 31, 2018, Mr. Metropoulos will have the following earn-out opportunities: (i) if Hostess EBITDA (as defined herein) for 2018 is at least $257,800,000 (i.e., $5,000,000 above target), he will receive 1,375,000 earn-out shares; and (ii) if Hostess EBITDA for 2018 is at least $262,800,000 (i.e., $10,000,000 above target), he will receive an additional 1,375,000 earn-out shares. In the event that Hostess Brands terminates Mr. Metropoulos’ employment without “cause,” Mr. Metropoulos dies or becomes “disabled,” or he resigns for “good reason” (as such definitions are defined in the Executive Chairman Employment Agreement), in any case prior to December 31, 2018, Mr. Metropoulos will remain eligible to receive the earn-out shares, subject to the achievement of Hostess EBITDA for 2018 described above. The earn-out shares will be issued after the final Hostess EBITDA for 2018 has been determined, except that if a change of control (as defined in the Master Transaction Agreement) occurs prior to such determination, 2,750,000 earn-out shares will be issued to Mr. Metropoulos at the time of such change of control. The earn-out shares will be in the form of shares of Class A Stock, except that if at the time of any such issuance, Hostess CDM Co-Invest or CDM Hostess holds shares of Class B Stock in the Company, then upon Mr. Metropoulos’ written request, (i) Mr. Metropoulos or another CDM Holder designated by Mr. Metropoulos will be issued an equivalent number of shares of Class B Stock, and (ii) Hostess Holdings will issue to Mr. Metropoulos or another CDM Holder designated by Mr. Metropoulos an equivalent number of Class B Units.

Pursuant to the terms of the Executive Chairman Director Agreement, attached hereto as Annex J-2, Mr. Metropoulos will serve as the Executive Chairman of the Board, effective as of the closing date of the Business Combination and until December 31, 2018 (or until December 31, 2019 by mutual agreement of the parties). The Executive Chairman Director Agreement provides that, for so long as the CDM Holders in the aggregate hold at least 7.5% of the capital stock of the Company on a fully diluted basis, Mr. Metropoulos will have the right to designate one member for election to the Board, which designee will be Mr. Metropoulos himself so long as he is employed as the Executive Chairman of the Board.

Sponsor Letter Agreement

Mr. Metropoulos has entered into the Sponsor Letter Agreement, attached hereto as Annex K, with our Sponsor that provides for the potential transfer of Private Placement Warrants and Founder Shares held by our Sponsor to Mr. Metropoulos. In the event that our Sponsor transfers the Bridge Shares to third parties prior to the closing of the Business Combination, then our Sponsor will, immediately prior to the closing, transfer 2,000,000 Private Placement Warrants and 500,000 Founder Shares to Mr. Metropoulos. To the extent that our Sponsor transfers less than all of the Bridge Shares, then our Sponsor will transfer a proportionally reduced portion of such Private Placement Warrants and Founder Shares to Mr. Metropoulos.

Incentive Plan

Our Board approved the Incentive Plan on July 26, 2016, subject to stockholder approval of the Incentive Plan at the Special Meeting. The purpose of the Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders post-Business Combination by providing long-term incentive compensation opportunities tied to the performance of the Company and the Class A Stock. The Incentive Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel through the granting of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and/or other stock-based awards consistent with the terms of the Incentive Plan. For more information about the Incentive Plan, please see the section entitled “Proposal No. 9 — Approval of the Incentive Plan, Including the Authorization of the Initial Share Reserve under the Incentive Plan and Also for Purposes of Complying with Section 162(m) of the Code — Description of the Incentive Plan.”

Background of the Business Combination

The Company is a blank check company incorporated in Delaware on June 1, 2015, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of our management team and Board. The terms of the Business Combination were the result of extensive negotiations between our independent directors, our management team, our Sponsor, The Gores Group, representatives of Hostess, Apollo and Mr. C. Dean Metropoulos. The following is a brief description of the background of these negotiations, the Business Combination and related transactions.

Prior to the consummation of our IPO, neither the Company, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with the Company.

After our IPO, the Company commenced an active search for prospective businesses and assets to acquire. Representatives of the Company, our Sponsor and The Gores Group contacted and were contacted by a number of individuals and entities with respect to acquisition opportunities.

During that period, our management, our Sponsor and The Gores Group:

•	considered and conducted an analysis of over forty potential acquisition targets (other than Hostess); and

•

ultimately engaged in detailed discussions, due diligence and negotiations with eight target businesses or their representatives, entering into non-disclosure agreements with seven of those eight potential acquisition targets.

Of the eight potential targets (the “Other Potential Targets”), five were in the industrial business services sector, one was in the branded food sector, one was in the leisure sector and one was in the technology sector.

The Company did not pursue a transaction with any of the Other Potential Targets due to a number of reasons, including (i) a decline in the business performance of one or more Other Potential Targets, (ii) the parties’ differing viewpoints as to valuation of one or more of the Other Potential Targets, or (iii) one or more of the Other Potential Targets pursuing an alternative transaction. Ultimately, the Board unanimously determined that the Business Combination with Hostess was the most attractive potential transaction.

Throughout September 2015, Mr. Andy Africk of Searay Capital and a former partner of Apollo Management, L.P., and Mr. John Janitz of Evergreen Capital Partners met several times to discuss possible business combination opportunities for the Company, including a possible business combination with Hostess.

Independent of the conversations between Messrs. Africk and Janitz, on October 1, 2015, representatives of the Company, including Mr. Mark Stone, Chief Executive Officer of the Company, Mr. Kyle Wheeler, President of the Company, and Mr. David Leeney of The Gores Group, attended a meeting with a third party in New York City, during which the Company was informed of several acquisition opportunities, including a potential transaction involving Hostess.

As a result of ongoing conversations between Messrs. Africk and Janitz, Mr. Africk contacted Mr. Andrew Jhawar, a member of the board of directors of Hostess, Senior Partner of Apollo Management, L.P. and the partner responsible for Apollo’s investment in Hostess to confirm Mr. Jhawar’s interest in exploring a potential business combination with the Company. Mr. Janitz contacted Mr. Stone to confirm the Company’s interest in exploring the potential combination with Hostess. On October 6, 2015, Messrs. Africk and Janitz introduced Mr. Stone to Mr. Jhawar. Messrs. Stone and Jhawar subsequently arranged a meeting for October 20, 2015 to discuss a potential business combination involving Hostess and the Company.

On October 20, 2015, Messrs. Stone and Jhawar met at Apollo’s offices in Century City, California. During this meeting, Mr. Jhawar reviewed with Mr. Stone the business of Hostess and Apollo’s and Mr. Metropoulos’ acquisition of the Hostess assets out of bankruptcy in 2013 as well as the subsequent capital investment to transform the business of Hostess. During this meeting, Mr. Jhawar discussed with Mr. Stone Apollo’s pricing expectations with respect to a potential transaction involving Hostess, as well as Apollo’s interest in retaining a portion of its ownership in Hostess following the transaction.

On October 29, 2015, to facilitate the Company’s diligence review with respect to a potential business combination involving Hostess, The Gores Group entered into a non-disclosure agreement with Hostess Holdco, LLC (“Holdco LLC”) and began receiving and reviewing preliminary diligence materials. Following the execution of the non-disclosure agreement, the Company’s management team commenced diligence efforts based on information provided by Hostess and conducted research on Hostess, the industry in which Hostess operates and comparable companies in the same sector as Hostess. This diligence review continued up through July 5, 2016.

On November 11, 2015, Mr. Stone delivered a non-binding indication of interest to Apollo expressing the Company’s interest in pursuing a potential business combination with Hostess. The indication of interest contemplated a purchase price for Hostess at a multiple of approximately eleven times EBITDA for the twelve months ended December 31, 2015 on a cash-free and debt-free basis. The non-binding indication of interest also expressed the Company’s desire to continue diligence, and requested that Hostess enter into exclusive negotiations with the Company.

On November 16, 2015 and November 17, 2015, Mr. Stone and other representatives of the Company met with Mr. Bill Toler, Chief Executive Officer of Hostess, other representatives of the Hostess senior management team and a representative of Apollo in Kansas City, Missouri for a management presentation conducted by Hostess management.

On November 18, 2015, Mr. Stone, Mr. Alec Gores, Chairman of the Board, and other representatives of the Company, met with Mr. Metropoulos in Beverly Hills, California to discuss the potential transaction involving Hostess. During this meeting, the parties discussed various aspects of the proposed transaction, including Mr. Metropoulos’ views on Hostess, his role as executive chairman of the post-combination company and the contemplated capital structure of the Company post-combination.

In early December, the Company engaged Weil as its legal counsel and KPMG to advise on tax structuring. Throughout December 2015, representatives of Weil, Morgan Lewis, counsel to Hostess, and KPMG, accountants for the Company and Hostess, held several telephonic conferences discussing proposed transaction structures.

On January 7, 2016, the Board held a meeting in which Mr. Stone, Mr. Wheeler, and Mr. Jim Vieceli, former counsel of The Gores Group, were in attendance. During this meeting, Mr. Stone updated the Board on the status of the Company’s review of potential acquisition targets, including the Other Potential Targets and Hostess. In particular, Mr. Stone updated the Board on the discussions with Apollo and Mr. Metropoulos regarding a potential business combination with Hostess, including the status of the Company’s diligence to date and the then-current contemplated transaction structure. Following this discussion, the Board directed management to continue to explore the potential combination with Hostess and to update the Board as the discussions progressed.

On January 27, 2016, the Board held a meeting in which Mr. Stone, Mr. Wheeler and Mr. Andrew McBride, Chief Financial Officer and Secretary of the Company, were in attendance to discuss the status of the potential business combination with Hostess and the contemplated transaction structure. During this meeting, Mr. Stone updated the Board on the status of the Company’s review of potential acquisition targets, including the Other Potential Targets and Hostess. Mr. Stone updated the Board on the discussions with Apollo and Mr. Metropoulos regarding a potential business combination with Hostess, including the status of the Company’s diligence to date and the then-current contemplated transaction structure.

On February 23, 2016, the Board held a meeting in which Messrs. Stone, Wheeler and McBride were in attendance. During this meeting, Mr. Stone updated the Board on the status of the Company’s review of potential acquisition targets, including the Other Potential Targets and Hostess. Mr. Stone updated the Board on the discussions with Apollo and Mr. Metropoulos regarding a potential business combination with Hostess, including the status of the Company’s diligence to date and the then-current contemplated transaction structure. Following this discussion, the Board directed management to continue to explore the potential business combination with Hostess and to update the Board as the discussions progressed.

On March 3, 2016, the Company and Holdco LLC entered into a non-binding indication of interest with respect to a potential business combination with Hostess, which included updated terms from the non-binding indication of interest delivered by the Company to Hostess on November 11, 2015, and contemplated a purchase price on a cash-free and debt-free basis, based upon a multiple of approximately eleven times EBITDA for the twelve months ended December 31, 2015. The indication of interest contemplated that the potential business combination would be funded by equity capital provided by the Company and third party debt financing to consummate the transaction. The non-binding indication of interest also included an initial exclusivity provision whereby Holdco LLC agreed to negotiate exclusively with the Company concerning a potential business combination through April 8, 2016.

On March 9, 2016 and March 10, 2016, Messrs. Gores, Stone, Toler and Metropoulos met in New York City with potential investors to discuss their interest in making an equity investment in connection with the potential business combination. Each potential investor was informed in advance that the information that would be shared may constitute material non-public information, and each potential investor agreed to be bound by certain confidentiality obligations as well as a prohibition on trading the securities of the Company and using the information for purposes other than such potential investor’s investment in connection with the potential business combination. The feedback and responses received from the potential investors regarding a potential business combination between the Company and Hostess was generally positive.

On March 15, 2016, Messrs. Gores and Stone as well as other representatives of the Company met with Mr. Jhawar in Beverly Hills, California to discuss possible transaction structures, processes and timing. During this meeting, the parties also discussed the positive feedback received from the potential investors during the meetings on March 9, 2016 and March 10, 2016.

During the latter part of March 2016 and into April 2016, Mr. Stone and other representatives of the Company continued to have discussions regarding possible transaction structures, processes and timing with Messrs. Jhawar and Metropoulos. During these meetings, Mr. Stone reiterated the Company’s strong interest in pursuing the potential business combination with Hostess.

On April 5, 2016, the Board held a meeting in which Messrs. Stone, Wheeler and McBride were in attendance to discuss the status of the potential business combination with Hostess and the contemplated transaction structure. During this meeting, Mr. Stone updated the Board on the status of the Company’s review of potential acquisition targets, including the Other Potential Targets and Hostess. Mr. Stone updated the Board on the discussions with Apollo and Mr. Metropoulos regarding a potential business combination with Hostess, including the status of the Company’s diligence to date and the then-current contemplated transaction structure. Following this discussion, the Board reiterated its belief that management should continue to explore the potential combination with Hostess and directed management to update the Board as the discussions progressed.

On April 8, 2016, the initial exclusivity period between the Company and Hostess expired. From April 8, 2016 to April 26, 2016, representatives of the Company and Messrs. Jhawar and Metropoulos continued to have discussions regarding possible transaction structures, processes and timing. During this period, Mr. Jhawar advised Mr. Stone that it would be necessary for the Company to obtain commitments of $350 million in additional equity capital to fund a portion of the consideration for the acquisition of Hostess in order for the parties to move forward with respect to the potential business combination.

On April 26, 2016, the Board held a meeting, in which Messrs. Stone, Wheeler and McBride were in attendance, to discuss the status of the potential business combination with Hostess and the contemplated transaction structure. During this meeting, Mr. Stone updated the Board on the status of the Company’s review of potential acquisition targets, including the Other Potential Targets and Hostess. In addition, Mr. Stone updated the Board on the status of the discussions with Hostess, including the fact that the exclusivity period with Hostess expired on April 8, 2016. Mr. Stone further discussed with the Board Apollo’s request that the Company obtain $350 million in additional equity capital to fund a portion of the consideration. Following this discussion, the Board directed management to continue to explore the potential combination with Hostess, including by delivering an updated indication of interest to Hostess, and to update the Board as the discussions progressed.

On April 27, 2016, the Company and Holdco LLC entered into a second non-binding indication of interest (the “Second IOI”), which contemplated a proposed fully-diluted enterprise value of $2.236 billion, an earn out for the 2016 and 2017 fiscal years, a commitment to obtain $350 million of additional capital to fund a portion of the consideration and other key terms of the potential business combination. In addition, the Second IOI included an exclusivity period through May 27, 2016, providing the parties a 30-day period during which the Company and its representatives and Hostess and its representatives would continue due diligence work and commence drafting of the Master Transaction Agreement and related documentation. In addition, during this 30-day period, the Company and other representatives of the Company commenced efforts to secure commitments for $350 million in additional equity capital (which we refer to as the “Private Placement”).

On May 18, 2016, the Board held a meeting in which Messrs. Stone, Wheeler and McBride and representatives of Weil were in attendance. During this meeting, representatives of Weil gave a presentation to the directors regarding their fiduciary duties in connection with the potential business combination. The Board discussed the due diligence process generally, as well as the requested diligence reports and the timing of delivery of such reports from the advisors assisting the Company with the due diligence process with respect to a transaction involving Hostess. In addition, the Board discussed the status of the discussions with potential investors in the Private Placement.

On May 20, 2016, Mr. Stone, other representatives of the Company and Messrs. Jhawar and Metropoulos discussed via telephonic conference the status of all work streams related to the potential business combination, including the status of the Company’s diligence review as well as the discussions with potential investors in the Private Placement.

During May 2016, Messrs. Stone and Metropoulos had conversations regarding Mr. Metropoulos’ role as Executive Chairman of the post-combination company and the terms thereof.

In late May, the Company engaged KPMG to perform a quality of earnings analysis with respect to Hostess.

On May 25, 2016, Messrs. Stone, Jhawar and Metropoulos and other representatives of the Company held another telephonic conference to discuss the status of all work streams related to the potential business combination including the status of the Company’s diligence review as well as the discussions with potential investors in the Private Placement. During this meeting, the parties agreed to extend the exclusivity period through June 17, 2016.

On May 26, 2016, the Board held a meeting in which Messrs. Stone, Wheeler, and McBride and representatives of Weil were in attendance. Representatives of the Company updated the Board with respect to the status of the negotiations regarding the potential business combination involving Hostess. During this meeting, Mr. Stone informed the Board that Hostess and the Company had verbally agreed to extend exclusivity until June 17, 2016 and that the Company was making progress on various work streams, including discussions with potential investors, due diligence and definitive documentation. The Board then discussed the possibility of obtaining a fairness opinion in connection with the acquisition of Hostess. The Board determined it appropriate, in its business judgment, for Mr. Randall Bort and Mr. Stone to identify potential financial advisors for the independent directors to interview and evaluate to be engaged by the Company to deliver a fairness opinion to the Board. Accordingly, the Board directed Messrs. Bort and Stone to identify and recommend prospective financial advisors to the independent directors.

Later that day, the Company and Holdco LLC executed an extension of the exclusivity period, extending such period through June 17, 2016. All other provisions of the Second IOI remained in effect.

On June 2, 2016, the Board held a meeting, in which Messrs. Stone, Wheeler and McBride, Mr. Robbie Reynders, Managing Director, Operations of The Gores Group, and representatives of Weil were in attendance. Mr. Reynders presented the comprehensive diligence findings to the Board with respect to the potential acquisition of Hostess. During this meeting, Mr. Bort discussed the fairness opinion and interview process that Mr. Bort, Mr. William Patton and Mr. Jeffrey Rea conducted with several potential financial advisor candidates. After the Board discussed the strengths and weaknesses of each financial advisor and their respective proposals, the Board selected Moelis, an independent investment banking firm, to assist the Board in evaluating the potential business combination and to render an opinion to the Board addressing the fairness, from a financial point of view, to the Company of the consideration to be paid by the Company in the potential business combination. The Board then authorized Mr. Bort to contact representatives of Moelis to discuss the terms of its engagement with the Company. Thereafter, Moelis delivered a draft engagement letter to representatives of Weil. Between June 4, 2016 and June 10, 2016, representatives of Weil, on behalf of the Company, and representatives of Moelis negotiated the terms of the engagement letter.

On June 4, 2016, Messrs. Stone, Jhawar and Metropoulos and other representatives of the Company discussed via telephonic conference the status of all work streams related to the potential business combination including the status of the discussion with potential investors in the Private Placement.

On June 8, 2016, Messrs. Stone, Jhawar and Metropoulos and other representatives of the Company participated via telephonic conference to discuss the status of all work streams related to the potential business combination, including the status of the Company’s diligence review as well as the discussions with potential investors in the Private Placement.

On June 9, 2016, the Board held a meeting in which Messrs. Stone, Wheeler and McBride of the Company and representatives of Weil were in attendance. Mr. Stone updated the Board on the status of the potential business combination and provided an update on the various work streams. Mr. Bort then provided an update on his discussions with Moelis regarding its engagement by the Company and the terms of the Moelis engagement letter. The Board discussed the terms of the engagement letter and representatives of Weil discussed with the

Board certain disclosures provided by Moelis to the Board in connection with its potential engagement. The directors discussed the disclosures, including with respect to work performed by Moelis for the Company, our Sponsor and the potential Selling Equityholders on prior transactions. Following such discussion and after considering the matters set forth in the disclosures, the Board approved the engagement of Moelis and the terms of the Moelis engagement letter. The Board then authorized Mr. Stone to execute the Moelis engagement letter on behalf of the Company.

On June 10, 2016, the Company formally entered into the engagement letter with Moelis.

Later that day, Morgan Lewis provided an initial draft of the Master Transaction Agreement to Weil. Between June 10, 2016 and July 5, 2016, representatives of the Company, representatives of Hostess, Weil, Morgan Lewis and Paul Weiss, counsel to the CDM Holders, negotiated the terms of the definitive Master Transaction Agreement and Related Agreements.

On June 14, 2016, the Board held a meeting, in which Messrs. Stone, Wheeler and McBride of the Company and representatives of Weil were in attendance. Mr. Stone updated the Board on the status of the potential business combination and informed the Board that the parties were continuing to make progress on the transaction, including with respect to discussions with potential investors, due diligence and definitive documentation. Representatives of Weil then provided an update on the status of the definitive documentation, including the Master Transaction Agreement, a draft of which was provided to the Board in advance of the meeting, and highlighted the key issues in the draft Master Transaction Agreement for the Board.

On June 16, 2016, the Board held a meeting in which Messrs. Stone, Wheeler and McBride of the Company and representatives of Weil were in attendance. Mr. Stone updated the Board on the status of the potential business combination and representatives of Weil provided an update on the status of the definitive documentation, including the Master Transaction Agreement, a draft of which was provided to the Board in advance of the meeting, and highlighted the open issues in the Master Transaction Agreement for the Board.

Later that day, Mr. Stone contacted Mr. Jhawar via telephone to discuss the status of all work streams related to the potential business combination, including the Private Placement and legal documentation.

On June 17, 2016, Messrs. Jhawar and Metropoulos and other representatives of Hostess contacted Mr. Stone via telephone to discuss the status of all work streams related to the potential business combination, including the Private Placement and legal documentation. In addition, the parties discussed the current status of Hostess’ financial performance including, the recent acquisition by Hostess of Superior Cake Products, Inc., and the impact of that acquisition on the potential business combination. The parties also discussed an extension to the exclusivity period through June 23, 2016. Later that day, the Company and Holdco LLC executed an extension of the exclusivity period, extending such period through June 23, 2016. All other provisions of the Second IOI remained in effect.

On June 20, 2016, Messrs. Stone and Metropoulos held a meeting in London, England to discuss Mr. Metropoulos’ role as the Executive Chairman of the post-combination company.

On June 21, 2016, the Board held a meeting in which Messrs. Stone, Wheeler and McBride of the Company and representatives of Weil were in attendance. Mr. Stone updated the Board on the status of the potential business combination, and representatives of Weil provided an update on the status of the definitive documentation and timing in general. Representatives of Weil discussed the key open issues in the Master Transaction Agreement with the Board and the preliminary timeline and process leading to execution of definitive documentation regarding the potential business combination. Representatives of Weil then provided an overview of the proposed Tax Receivable Agreement and the Company’s obligations thereunder following the closing and explained the terms and conditions of the Tax Receivable Agreement to the Board.

On June 22, 2016, Mr. Jhawar contacted Mr. Stone via telephone to discuss the status of all work streams related to the potential business combination, including the status of legal documentation.

On June 23, 2016, the Board held a meeting in which Messrs. Stone, Wheeler and McBride of the Company and representatives of Weil were in attendance. Mr. Stone updated the Board on the status of the potential business combination and the various work streams.

Later that day, the Company and Holdco LLC executed an extension of the exclusivity period, extending such period through June 27, 2016. All other provisions of the Second IOI remained in effect.

On June 27, 2016, the Company and Holdco LLC executed an extension of the exclusivity period, extending such period through June 29, 2016. All other provisions of the Second IOI remained in effect

On June 29, 2016, the Company and Holdco LLC executed an extension of the exclusivity period, extending such period through July 5, 2016. All other provisions of the Second IOI remained in effect.

From June 30 through the morning of July 5, 2016, representatives of Weil, Morgan Lewis and Paul Weiss exchanged several drafts of the definitive agreements for the potential business combination, including the Master Transaction Agreement, and conducted various telephonic conferences to discuss and resolve the remaining open issues. The Company and representatives of Weil also negotiated subscription agreements and other documentation with the participants in the Private Placement.

On July 4, 2016, the Board convened to discuss final transaction terms and evaluate the Business Combination. Messrs. Stone, Wheeler and McBride of the Company, representatives of Weil and representatives of Moelis were also in attendance by invitation of the Board. Representatives of Moelis provided a presentation to the Board, a copy of which was provided to the Board in advance of the meeting, regarding Moelis’ financial analysis of the consideration to be paid by the Company in the Business Combination and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion, dated July 4, 2016 and attached as Annex D to this proxy statement, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the conditions and limitations set forth in the opinion, the consideration to be paid by the Company in the Business Combination is fair, from a financial point of view, to the Company. Thereafter, representatives of Weil provided a presentation to the Board, a copy of which was provided to the Board in advance of the meeting, regarding the Business Combination and various elements thereof, including the Master Transaction Agreement and the other definitive agreements, copies of all of which were provided to the Board in advance of the meeting. The Board concluded, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represented the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes had not presented a better alternative. After discussion and upon a motion duly made and seconded, the Board unanimously resolved that the following be approved: (i) the Master Transaction Agreement, each of the Related Agreements and the Business Combination; (ii) the Private Placement; and (iii) the issuance of shares of Class A Stock and Class B Stock in connection with the Business Combination.

On July 5, 2016, the parties executed the Master Transaction Agreement and the Private Placement Investors executed the Subscription Agreements and other documentation related thereto. On the morning of July 5, 2016, before the stock market opened, the Company and Hostess each announced the execution of the Master Transaction Agreement and the Business Combination.

Opinion of the Company’s Financial Advisor

At the meeting of the Board on July 4, 2016 to evaluate and approve the Business Combination, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated July 4, 2016, addressed to the Board to the effect that, as of the date of the opinion and based upon and subject to the assumptions, conditions and limitations set forth in the opinion, the consideration to be paid by the Company in the Business Combination was fair, from a financial point of view, to the Company.

The full text of Moelis’ written opinion, dated July 4, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. Stockholders are urged to read Moelis’ written opinion carefully and in its entirety. Moelis’ opinion was provided for the use and benefit of the Board (in its capacity as such) in its evaluation of the Business Combination. Moelis’ opinion is limited solely to the fairness to the Company, from a financial point of view, of the consideration to be paid by the Company in the Business Combination, and does not address the Company’s underlying business decision to effect the Business Combination or the relative merits of the Business Combination as compared to any alternative business strategies or transactions that might be available with respect to the Company. Moelis’ opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Business Combination or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.

In arriving at its opinion, Moelis, among other things:

•	reviewed certain publicly available business and financial information relating to the Company and Hostess Holdings;

•

reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Hostess Holdings furnished to Moelis by the Company, including financial forecasts provided to or discussed with Moelis by the management of the Company (for further information on such financial forecasts, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Certain Company Projected Financial Information”);

•	reviewed certain internal information relating to expenses expected to result from the Business Combination;

•

conducted discussions with members of the senior management and representatives of the Company concerning the information described in the foregoing, as well as the business and prospects of Hostess Holdings generally;

•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;

•	reviewed a draft, dated July 3, 2016, of the Master Transaction Agreement;

•	participated in certain discussions and negotiations among representatives of the Company and its advisors; and

•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its review, Moelis did not assume any responsibility for independent verification of any of the information supplied to, discussed with or reviewed by Moelis for the purpose of its opinion and has, with the consent of the Board, relied on such information being complete and accurate in all material respects. In addition, with the consent of the Board, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, Hostess Holdings or any other entity, nor was Moelis furnished with any such evaluation or appraisal. With respect to the financial forecasts and other information relating to Hostess Holdings and expenses expected to result from the Business Combination referred to above, Moelis assumed, at the direction of the Board, that such financial forecasts and other information were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Hostess Holdings or the Company, as the case may be, as to the future performance of Hostess Holdings and the other matters covered thereby. Moelis also assumed, at the direction of the Board, that the future financial results and the other matters covered thereby reflected in such forecasts and other information will be achieved at the times and in the amounts projected. In addition, Moelis relied, with the consent of the Board, on the assessments of the management of the Company as to the Company’s ability to retain key employees of Hostess Holdings. With respect to outstanding litigation involving Hostess Holdings or its subsidiaries and for which significant damages are alleged, the Board instructed Moelis to rely solely upon the judgment of the management of the Company and its counsel that the outcome of the litigation will not have a material adverse effect on the financial condition or results or operations of Hostess Holdings.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of the opinion. Furthermore, the credit, financial and stock markets have been experiencing unusual volatility and Moelis expressed no opinion or view as to any potential effects of such volatility on the Company, Hostess Holdings or the Business Combination. Moelis’ opinion did not address the fairness of the Business Combination or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the consideration from a financial point of view to the Company. In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Business Combination, or any class of such persons, relative to the consideration or otherwise. At the direction of the Board, Moelis was not asked to, nor did it, offer any opinion as to any terms of the Master Transaction Agreement or any aspect or implication of the Business Combination, except for the consideration to the extent expressly specified in Moelis’ opinion. With the consent of the Board, Moelis expressed no opinion as to the prices at which the securities of the Company may trade at any time. Moelis is not a tax, legal, regulatory or accounting expert, did not express any view or opinion with respect to such matters or similar matters, and assumed and relied upon, without independent verification, the assessments of the Company and its other advisors with respect to all tax, legal, regulatory, accounting and similar matters. In rendering its opinion, Moelis assumed, with the consent of the Board, that the final executed form of the Master Transaction Agreement would not differ in any material respect from the draft of July 3, 2016 that Moelis reviewed, that the Business Combination would be consummated in accordance with its terms and that the parties to the Master Transaction Agreement would comply with all the material terms of the Master Transaction Agreement. Moelis also assumed, with the consent of the Board, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Business Combination will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on Hostess Holdings or the Company or on the expected benefits to the Company of the Business Combination. Moelis also was not requested to, and did not, participate in the structuring or negotiation of the Business Combination. Except as described in this summary, the Company and its Board imposed no other instructions or limitations on Moelis with respect to the investigations made or procedures followed by Moelis in rendering its opinion.

The following is a summary of the material financial analyses presented by Moelis to the Board at its meeting held on July 4, 2016 in connection with its opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.

Financial Analyses of Hostess Holdings

Selected Publicly Traded Companies Analysis. Moelis reviewed financial and stock market information of the below listed publicly traded, mid-cap companies that are branded, primarily conventional, packaged food marketers. Although none of these companies are identical to Hostess Holdings across a range of key criteria including, among others, growth profile, EBITDA margin, business model and financial leverage, these companies share certain business characteristics similar to Hostess Holdings in Moelis’ professional judgment.

Moelis reviewed, among other things, enterprise values of the selected companies (calculated as market value of the relevant company’s diluted common equity based on its closing stock price on June 29, 2016, plus preferred stock, plus, as of the relevant company’s most recently reported quarter end, short-term and long-term debt, less cash and cash equivalents, plus book value of non-controlling interests) as a multiple, to the extent information was publicly available, of estimated EBITDA (defined as earnings before interest, taxes, depreciation and amortization expense, where applicable) for calendar years 2016 (“CY 2016”) and 2017 (“CY 2017”). Financial data for the selected companies was based on publicly available consensus research analysts’ estimates, public filings and other publicly available information as of June 29, 2016.

The estimated EBITDA multiples for the selected companies are summarized in the table below:

Company	EV / CY 2016 EBITDA	EV / CY 2017 EBITDA
Post Holdings, Inc.	10.4x	10.0x
Pinnacle Foods Inc.(1)	13.1x	12.2x
Flowers Foods, Inc.	10.2x	9.8x
Snyder’s-Lance, Inc.(2)	15.1x	11.9x
B&G Foods Inc.	14.0x	13.4x
Lancaster Colony Corporation	15.8x	16.2x	(3)
J&J Snack Foods Corp.	13.4x	12.6x
Amplify Snack Brands, Inc.	14.6x	12.0x
Inventure Foods, Inc.	14.3x	9.2x

(1)	The acquisition of Boulder was completed near beginning of period (1/15/2016); 2016 EBITDA was not adjusted.
(2)	The acquisition of Diamond was completed on 2/29/16; 2016 EBITDA was pro forma adjusted for incremental EBITDA as if Diamond acquisition were completed on 1/1/2016.
(3)	No public research estimates available for Lancaster Colony CY2017 figure. Fiscal year 2017 (year ending 6/30/2017) figures used instead of CY2017.

The mean and median EBITDA multiples for the selected companies were 13.4x and 14.0x, respectively, in the case of CY 2016, and 11.9x and 12.0x, respectively, in the case of CY 2017.

Moelis then applied a range of selected multiples derived from the selected companies of 12.0x to 13.5x to the estimated EBITDA of Hostess Holdings for CY 2016 (adjusted as described below). Financial data for Hostess Holdings was based on financial forecasts and other information and data provided by the Company’s management, including the Company’s estimated EBITDA of Hostess Holdings for CY 2016, which estimated EBITDA included adjustments by the Company to reflect (i) certain add-backs, related party expenses and stock based compensation, (ii) certain adjustments based on a quality of earnings report received by the Company and (iii) the pro forma impact of the Superior Cake acquisition as if it were consummated on January 1, 2016 (“Estimated Adjusted CY2016 EBITDA” and such adjustments, the “EBITDA Adjustments”). In addition, at the Company’s direction, Estimated Adjusted CY2016 EBITDA was further adjusted to reflect $3.0 million of public company costs for the full year, rather than the $1.5 million of public company costs for six months included in Estimated Adjusted CY2016 EBITDA. This analysis indicated the following implied total enterprise value range for Hostess Holdings, as compared to the $2,292 million consideration:

Implied Total Enterprise Value Range	Consideration
$2,630 million - $2,960 million	$2,292 million

Selected Precedent Transactions Analysis. Moelis reviewed financial information of selected transactions in the food industry announced between February 2010 and November 2015 with a transaction value of less than $5 billion. Moelis reviewed, among other things, announced transaction enterprise values of the selected transactions as a multiple, to the extent information was publicly available, of estimated EBITDA for the latest

12 months (“LTM EBITDA”). Financial data for the relevant transaction was based on publicly available information at the time of announcement of the relevant transaction.

The list of selected transactions and related LTM EBITDA multiples are set forth below:

Date Announced	Target	Acquirer	TEV/LTM EBITDA
November 24, 2015	Boulder Brands, Inc.	Pinnacle Foods Inc.	15.6x	(1)
October 28, 2015	Diamond Foods Inc.	Snyder’s-Lance, Inc.	16.7x
August 6, 2014	Sahale Snacks Inc.	The J.M. Smucker Company	15.5x
June 30, 2014	Flagstone Foods	TreeHouse Foods, Inc.	13.2x
June 30, 2014	CytoSport Holdings, Inc.	Hormel Foods Corporation	13.8x
May 22, 2014	Ragu / Bertolli (Unilever)	Mizkan Group	15.0x
April 21, 2014	Van’s Natural Foods	Hillshire Brands Co.	15.7x	(2)
March 6, 2014	KIND Inc. (VMG Stake)	Daniel Lubetzky	15.3x	(3)
August 12, 2013	Wish-Bone Salad Dressings (Unilever)	Pinnacle Foods Inc.	12.1x	(4)
June 10, 2013	Pirate Brands	B&G Foods, Inc.	10.3x	(5)
January 3, 2013	Skippy Peanut Butter (Unilever)	Hormel Foods Corporation	10.7x
September 5, 2012	Snack Factory, LLC	Synder’s-Lance, Inc.	11.3x	(6)
May 31, 2012	Udi’s Healthy Foods, LLC	Smart Balance, Inc.	13.3x
February 15, 2012	Pringles (The Proctor & Gamble Company)	Kellogg Company	11.1x	(7)
February 25, 2010	Kettle Foods	Diamond Foods Inc.	11.5x	(8)

(1)	Estimated CY 2015 EBITDA as of 11/24/2015.
(2)	Estimated CY 2014 EBITDA as of 4/21/2014
(3)	Actual CY 2013 EBITDA
(4)	Estimated CY 2013 EBITDA as of 8/12/2013
(5)	Estimated CY 2013 EBITDA as of 6/10/2013
(6)	Estimated CY 2012 EBITDA as of 9/5/2012
(7)	Actual FY 2011 EBITDA (year ended 12/31/2011)
(8)	Actual FY 2009 EBITDA (year ended 9/30/2009)

The mean and median LTM EBITDA multiples for the selected transactions were 13.4x and 13.3x, respectively.

Moelis then applied a range of selected multiples derived from the selected transactions of 12.0x to 15.0x to Hostess Holdings’ EBITDA for the 12-month period ending June 2016 (adjusted as described below). Financial data for Hostess Holdings was based on financial forecasts and other information and data provided by the Company’s management, including the Company’s estimated EBITDA of Hostess Holdings for the 12-month period ending June 2016, which estimated EBITDA reflected the EBITDA Adjustments (the “June 2016 LTM EBITDA”) and, at the Company’s direction, was further adjusted to reflect $3.0 million of public company costs for the full year. This analysis indicated the following implied total enterprise value range for Hostess Holdings, as compared to the $2,292 million consideration:

Implied Total Enterprise Value Range	Consideration
$2,340 million - $2,925 million	$2,292 million

Discounted Cash Flow Analysis. Moelis performed a discounted cash flow (“DCF”) analysis of Hostess Holdings using financial forecasts and other information and data provided by the Company’s management to calculate the present value of the estimated future unlevered free cash flows projected to be generated by Hostess Holdings. In performing the DCF analysis of Hostess Holdings, Moelis utilized a range of discount rates of 6.0% to 7.5% based on the Company’s estimated weighted cost of capital to calculate estimated present values as of June 30, 2016 of (i) Hostess Holdings’ estimated after-tax unlevered free cash flows for the second half of 2016 through the fiscal year ending December 31, 2020, and (ii) estimated terminal values derived by applying a perpetuity growth rate of 1.50% to 2.50%. This analysis indicated the following implied total enterprise value range for Hostess Holdings, as compared to the $2,292 million consideration:

Implied Total Enterprise Value Range	Consideration
$2,325 million - $3,895 million	$2,292 million

Miscellaneous

This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above is identical to Hostess Holdings or the Business Combination. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Moelis or any other person assumes responsibility if future results are materially different from those forecast.

The consideration to be paid by the Company in the Business Combination was determined through arms’ length negotiations between the Company and Hostess Holdings and was approved by the Board. Moelis did not recommend any specific consideration to the Company or its Board, or that any specific amount or type of consideration constituted the only appropriate consideration for the Business Combination.

Moelis was engaged by the Company to provide its opinion as to the fairness, from a financial point of view, to the Company of the consideration pursuant to the engagement letter between Moelis and the Company, dated June 8, 2016 (the “Engagement Letter”), and will receive a fee for its services of $1,000,000 in the aggregate, $250,000 of which became payable in connection with the delivery of its opinion, regardless of the conclusion reached therein, and the remainder of which is contingent upon completion of the Business Combination. No part of Moelis’ fee is conditioned upon the conclusion expressed in its opinion. The Company has also agreed in the Engagement Letter to reimburse Moelis for reasonable and documented out-of-pocket and other customary expenses Moelis has incurred in performing services pursuant to the Engagement Letter, including the reasonable costs of Moelis’ legal counsel, provided that such costs and expenses do not exceed $75,000 without the prior written consent of the Company (such consent not to be unreasonably withheld), and to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, Hostess Holdings and their respective affiliates. Moelis is currently providing certain capital markets advisory services to the Company in connection with the Business Combination, and expects to receive compensation of $1,000,000 for such services contingent upon the closing of the Business Combination. Moelis and its affiliates may in the future provide investment banking and other services to the Company unrelated to the Business Combination and may receive compensation for such services. In the past two years prior to the date of the opinion, Moelis received fees, which in the aggregate were significantly greater than the amount of Moelis’ aggregate fee referred to above in connection with the Business Combination, for acting as, among other things, (i) restructuring advisor to an ad hoc creditors committee on which an affiliate of one of the Selling

Equityholders is a member, (ii) financial advisor to three companies in which an affiliate of one of the Selling Equityholders is an equityholder, (iii) restructuring advisor to (x) an affiliate of one of the Selling Equityholders and (y) a company in which an affiliate of one of the Selling Equityholders is an equityholder, (iv) co-manager for a debt offering by a company in which an affiliate of one of the Selling Equityholders is a minority equityholder and (v) placement agent for a potential capital raising transaction by an affiliate of one of the Selling Equityholders.

The Board selected Moelis as its financial advisor in connection with the Business Combination because Moelis has substantial experience in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, and valuations for corporate and other purposes.

Independent Director Oversight

Our Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Master Transaction Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. As part of their evaluation of the Business Combination, our independent directors were aware of the potential conflicts of interest with our Sponsor and its affiliates, including The Gores Group, that could arise with regard to the proposed terms of the (i) Master Transaction Agreement, (ii) the Private Placement and (iii) amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination (including a provision that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity and the exclusion of our Sponsor, Apollo, the CDM Holders and their affiliates and transferees as “interested stockholders” from the restrictions in our proposed certificate of incorporation that are similar to Section 203 of the DGCL). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Master Transaction Agreement and the transactions contemplated therein, including the Business Combination.

The Company’s Board of Directors’ Reasons for the Approval of the Business Combination

The Board, in evaluating the transaction with Hostess, consulted with the Company’s management and its legal counsel, financial advisors and other advisors. In reaching its unanimous resolution (i) that the terms and conditions of the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of the Company and its stockholders and (ii) to recommend that the stockholders adopt the Master Transaction Agreement and approve the transactions contemplated thereby, including the Business Combination, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the Company’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements” beginning on page 61 of this document.

The Board considered a number of factors pertaining to the Business Combination as generally supporting its decision to enter into the Master Transaction Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:

•

Iconic Brand. Hostess is an iconic American brand with very strong brand awareness. Hostess has significant market share in the sweet baked goods market and is a category leader in the single serve market and bagged donuts market.

•

Business and Financial Condition and Prospects. The knowledge and familiarity of the Board and the Company’s management with Hostess’ business, financial condition, results of operations (including Hostess’ favorable margins) and future growth prospects. The Board discussed Hostess’ current prospects for growth in executing upon and achieving Hostess’ business plans, and noted that the U.S. sweet baked goods industry is highly fragmented and represents a significant opportunity for further consolidation. The Board believed that Hostess’ additional market share gain and growth rates could outpace the underlying market, given that Hostess demonstrated above-market growth post-bankruptcy and that Hostess had not yet reached the sweet baked goods market share it held prior to its bankruptcy. In addition, the Board believed that there is expected market growth overall in the $6.8 billion sweet baked goods category and that Hostess is in a premium position to capitalize on such growth with its brand power and market position.

•

Acquisition of Hostess Assets by the Selling Equityholders. The Board considered the fact that the assets of Hostess were acquired, free and clear of all past liabilities, out of bankruptcy in 2013 by Apollo and the CDM Holders.

•

Apollo and CDM Holder’s Investment in Hostess. Following the acquisition of Hostess out of bankruptcy in 2013, Apollo and the CDM Holders invested significant capital in Hostess transforming Hostess to a competitively advantaged direct to warehouse model with extended shelf life technology, an upgraded manufacturing footprint, implementation of new IT systems and enhanced production efficiency through the installation of automated baking and packaging lines. The Board viewed these investments as improving Hostess’ operating model, allowing flexibility to innovate and quickly bring to market new products and ideas.

•

Experienced and Proven Management Team. The Board considered the fact that the post-combination company will be led by the senior management team of Hostess which, with an average of 19 years of industry experience, has successfully transformed the business since it was acquired out of bankruptcy in 2013 and has delivered industry leading profitability margins. In addition, the Board considered the fact that Mr. Metropoulos, who has more than 30 years of successful experience revamping iconic brands throughout the consumer space and a strong track record of growing revenues, reducing costs and enhancing capital efficiency, would continue on as the Executive Chairman of the post-combination company.

•

Opinion of Moelis. The opinion of Moelis, dated July 4, 2016, addressed to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by the Company in the Business Combination which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications set forth in such opinion as more fully described below under the caption “Proposal No. 1 — Approval of the Business Combination — Opinion of the Company’s Financial Advisor.”

•

Other Alternatives. The Board’s belief, after a thorough review of other business combination opportunities reasonably available to the Company, that the proposed Business Combination represents the best potential business combination for the Company based upon the process utilized to evaluate and assess other potential acquisition targets, and the Board’s and management’s belief that such processes had not presented a better alternative.

•

Terms of the Master Transaction Agreement. The Board considered the terms and conditions of the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination.

•

Independent Director Role. The Board is comprised of a majority of independent directors who are not affiliated with our Sponsor and its affiliates, including The Gores Group. In connection with the Business Combination, our independent directors, Messrs. Randall Bort, William Patton and Jeffrey Rea, took an active role in evaluating and negotiating the proposed terms of the Business Combination, including the Master Transaction Agreement, the Related Agreements and the amendments to our current certificate of incorporation to take effect upon the completion of the Business Combination. Our independent directors evaluated and unanimously approved, as members of the Board, the Master Transaction Agreement and the transactions contemplated therein, including the Business Combination.

The Company’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

•	Benefits Not Achieved. The risk that the potential benefits of the Business Combination may not be fully achieved, or may not be achieved within the expected timeframe.

•

Liquidation of the Company. The risks and costs to the Company if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in the Company being unable to effect a business combination by August 19, 2017 and force the Company to liquidate and the warrants to expire worthless.

•

Exclusivity. The fact that the Master Transaction Agreement includes an exclusivity provision that prohibits the Company from soliciting other business combination proposals, which restricts the Company’s ability to consider other potential business combinations to complete prior to August 19, 2017.

•	Stockholder Vote. The risk that the Company’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•	Closing Conditions. The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the Company’s control.

•

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses. The fees and expenses associated with completing the Business Combination.

•	Other Risks. Various other risks associated with the Business Combination, the business of the Company and the business of Hostess described under “Risk Factors” beginning on page 63 of this document.

In addition to considering the factors described above, the Board also considered that:

•

Interests of Certain Persons. Some officers and directors of the Company may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of the Company’s stockholders (see “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination” beginning on page 162 of this document). Our independent directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Board, the Master Transaction Agreement and the transactions contemplated therein, including the Business Combination.

The Board concluded that the potential benefits that it expected the Company and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business

Combination. Accordingly, the Board unanimously determined that the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of, the Company and its stockholders.

Satisfaction of 80% Test

It is a requirement under our current certificate of incorporation and NASDAQ listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination. As of July 5, 2016, the date of the execution of the Master Transaction Agreement, the fair value of marketable securities held in the Trust Account was approximately $362,160,509.98 (excluding $13,125,000 of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $289,728,407.98. In reaching its conclusion that the Business Combination meets the 80% asset test, our Board reviewed the enterprise value of Hostess of approximately $2.3 billion implied by adding: (i) approximately $532,000,000 of equity consideration in the post-combination company to be issued to the Selling Equityholders, including the CDM Rollover Amount; (ii) approximately $472,000,000 (excluding transaction costs incurred by Hostess) of cash consideration payable to the Selling Equityholders at the closing of the Business Combination; (iii) the assumption of approximately $992,000,000 of Hostess’ existing net indebtedness; (iv) the repayment of approximately $173,000,000 of Hostess’ existing indebtedness; (v) the payment of approximately $30,000,000 of certain transaction costs; and (vi) approximately $93,750,000 of Founder Shares retained by our Initial Stockholders. In determining whether the enterprise value described above represents the fair market value of Hostess, our Board considered all of the factors described above in this section and the fact that the purchase price for Hostess was the result of an arm’s length negotiation. As a result, our Board concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account).

Certain Company Projected Financial Information

Hostess provided the Company with its internally prepared projections for the fiscal years ending December 31, 2016 and December 31, 2017 and certain additional projected information for the fiscal years ending December 31, 2018 through December 31, 2020. The prospective financial information was not prepared with a view towards compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. These projections were prepared solely for internal use, and capital budgeting and other management purposes, and are subjective in many respects and therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or holders. You are cautioned not to rely on the projections in making a decision regarding the transaction, as the projections may be materially different than actual results.

The projections reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Hostess’ control, such as the risks and uncertainties contained in the section entitled “Risk Factors.” The projections reflect the consistent application of the accounting policies of Hostess and should be read in conjunction with the accounting policies included in Note 1 to the accompanying the historical audited consolidated financial statement of Hostess Holdings included in this proxy statement.

The financial projections for revenue and costs are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Hostess’ control. While all projections are necessarily speculative, Hostess believes that the prospective financial information covering periods beyond 12 months from its date of preparation carries increasingly higher levels of uncertainty and should be read in that context. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The inclusion of the projections in this proxy statement should not be regarded as an indication that Hostess or its representatives considered or currently consider the projections to be a reliable prediction of future events, and reliance should not be placed on the projections.

The projections were requested by, and disclosed to, the Company for use as a component in its overall evaluation of Hostess, and are included in this proxy statement because they were provided to the Board for its evaluation of the Business Combination and were provided to Moelis for its use in connection with its financial analyses and opinion to the Board, as described in the section entitled “Opinion of the Company’s Financial Advisor” above and as set forth as Annex D to this proxy statement. Hostess has not warranted the accuracy, reliability, appropriateness or completeness of the projections to anyone, including to the Company. Neither Hostess’ management nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Hostess compared to the information contained in the projections, and none of them intends to or undertakes any obligation to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the projections are shown to be in error. Accordingly, they should not be looked upon as “guidance” of any sort. Hostess will not refer back to these forecasts in its future periodic reports filed under the Exchange Act.

The projections were prepared by, and are the responsibility of, Hostess’ management. KPMG, Hostess’ independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The KPMG report included in this proxy statement relates to historical financial information of Hostess Holdings. They do not extend to the projections and should not be read as if they do.

The key elements of the projections provided to the Company are summarized below (in millions of dollars):(1)(2)(3)

	Fiscal Year Ending December 31,
($ in millions)	2016E	2017E
Net Revenue
Hostess	$684	$738
Superior	$39	$42

Combined Total	$722	$781
% Growth	11%	8%
Gross Profit
Hostess	$306	$326
Superior	$11	$13

Combined Total	$317	$339
% Margin	44%	43%
Adjusted EBITDA(4)
Hostess	$214	$227
Superior	$7	$8

Combined Total	$220	$235
% Margin	30%	30%

(1)

Each of Hostess’ and Superior Cake Products, Inc.’s (“Superior”) projections are unaudited, based upon estimated results and represent their respective standalone business and do not include the impact of purchase accounting or other impacts from the consummation of the Business Combination. Some figures may not add up exactly due to rounding.

(2)

After providing the Company with its projected financial information for the fiscal years ending December 31, 2016 through December 31, 2017, Hostess provided an updated reforecast of its 2016E projections, which reflected an adjustment to projected net revenues and adjusted EBITDA. The Company and Hostess determined that the adjustment that resulted from this 2016E adjustment would also be applied to the projections provided by Hostess for 2017E, and the Company applied such assumptions to such projections.

(3)	Some figures may not add up exactly due to rounding.
(4)	Adjusted EBITDA is a non-GAAP measure. Please see below for a reconciliation of net income to adjusted EBITDA for Hostess.

The reconciliation of net income to adjusted EBITDA for Hostess is summarized below (in millions of dollars):(1)

	Fiscal Year Ending December 31,
($ in millions)	2016E	2017E
Net Income (loss)	$74.9	$101.8
Plus non-GAAP adjustments:
Interest expense, net	59.6	50.1
Depreciation and amortization	11.5	15.3
Related party expenses	2.5	—
Unit-based compensation	0.3	0.2
Bakery shutdown expenses	0.2	—
Other (income) expense(2)	9.9	—
Impairment of property and equipment	7.3	—
Distributions for cash taxes and tax sharing	47.4	60.1
Adjusted EBITDA	$213.8	$227.5

(1)

Hostess projections represent the stand alone business and do not include the impact of purchase accounting or other impacts from the consummation of the Business Combination. The reconciliation of net income to adjusted EBITDA for Hostess does not include the reconciliation of net income to adjusted EBITDA for Superior. The acquisition of Superior was not material to Hostess for purposes of Item 3-05 of Regulation S-X and, accordingly, financial statements of Superior have not been presented.

(2)

2016 estimate includes $7.7 million of exceptional one-time items, $2.1 million of fees for professional services and $0.1 million of other expenses. During the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to Hostess Holdings’ pursuit of a potential sale. During the year ended December 31, 2014, other expense was $0.6 million.

In addition, Hostess provided the Company with its internally prepared projections of (i) its adjusted EBITDA for the fiscal year ending December 31, 2018, and (ii) its anticipated capital expenditures for the fiscal years ending December 31, 2016 through December 31, 2020 (and for the six months ending December 31, 2016). The key elements of these projections provided to the Company are summarized below (in millions of dollars): (1)

	Fiscal Year Ending December 31,
($ in millions)	2016E		2016H2	2017E	2018E	2019E	2020E
Adjusted EBITDA(2)	$				253
Capital Expenditures(3)		$46	31	31	26	32	26

(1)

These projections represent the combined total of Hostess’ and Superior’s business. Each of Hostess’ and Superior’s projections are unaudited, based upon estimated results and represent their respective standalone business and do not include the impact of purchase accounting or other impacts from the consummation of the Business Combination.

(2)

After providing the Company with its projected financial information for the fiscal years ending December 31, 2016 through December 31, 2017 discussed above, Hostess provided an updated reforecast of its 2016E projections, which reflected an adjustment to projected net revenues and adjusted EBITDA. The Company and Hostess determined that the adjustment that resulted from this 2016E adjustment would also be applied to the projection of Adjusted EBITDA for 2018 provided by Hostess, and the Company applied such assumptions to such projections.

(3)	Excludes capital expenditures for the acquisition of Superior, but includes ongoing Superior capital expenditures as well as capitalized software development costs.

Additional Company-Prepared Projected Financial Information

In addition to the projections for Hostess set forth and discussed above under “—Certain Company Projected Financial Information,” projections of free cash flow for Hostess for the fiscal years ending December 31, 2016 through December 31, 2020 and the terminal value were prepared by the Company and provided to Moelis to assist them in the preparation of their fairness opinion. The key elements of such projections are summarized in the table below. In preparing this information, the Company relied on the projections provided by Hostess to the Company, as set forth and discussed above under “—Certain Company Projected Financial Information.” All information set forth below relating to the projected free cash flows for the fiscal years ending December 31, 2016 through December 31, 2020 has been prepared by the Company (and not by Hostess Holdings) based upon certain of the projections provided to the Company by Hostess, as set forth and summarized above.

The projections were prepared by, and are the responsibility of, the Company. KPMG, the Company’s independent auditor, has not examined, compiled or otherwise applied procedures with respect to the accompanying prospective financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on it. The KPMG report included in this proxy statement relates to historical financial information of the Company. They do not extend to the projections and should not be read as if they do.

($ in millions)(1)	2016E		2016E H2	2017E	2018E	2019E	2020E	Terminal Value(4)
Adjusted EBITDA		$220	109	235	253	269	283	283
Minus: Distributions for Tax Payments		$(48)	(26)	(60)	(63)	(71)	(78)	(117)
Minus: Cash Interest		$(60)	(24)	(50)	(59)	(52)	(44)	n/a
Minus: Exceptionals - Public Company Expenses(2)		$(5)	(5)	—	—	—	—	—
Minus: Change in Net Working Capital		$(14)	10	(3)	(3)	(5)	(4)	(4)
Minus: Capex(3)		$(97)	(31)	(31)	(26)	(32)	(26)	(17)

Projected Levered Free Cash Flow		$(2)	33	91	103	109	131	n/a
Plus: Cash Interest		$60	24	50	59	52	44	n/a
Minus: Pro-forma Cash Interest tax shield		$(10)	(10)	(20)	(24)	(21)	(18)	n/a

Projected Unlevered Free Cash Flow		$48	48	121	138	140	157	n/a
Reconciliation to Unlevered Free Cash Flow Used in Moelis Fairness Opinion:
Plus: Exceptionals - Public Company Expenses	$	n/a	5	—	—	—	—	—
Plus: Stock based compensation	$	n/a	—	—	1	1	3	3
Minus: Difference Distribution for Tax Payments(4)	$	n/a	(10)	(16)	(17)	(18)	(19)	—

Unlevered Free Cash Flow Moelis Fairness Opinion	$	n/a	43	105	122	124	141	148

(1)	Some figures may not add up exactly due to rounding.
(2)	One-time expenses related to achieve public company compliance for Hostess.
(3)	2016E capex includes acquisition cost for Superior.
(4)

Moelis assumed a 43.8% tax rate with no Tax Receivable Agreement benefit sharing. Projections included preliminary Tax Receivable Agreement analysis as well as an effective tax rate reduction from Section 199 deduction.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, stockholders should be aware that aside from their interests as stockholders, our Sponsor and certain members of our Board and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, and in recommending to stockholders that they approve the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination.

These interests include, among other things:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•

the fact that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated by August 19, 2017;

•

that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo the CDM Holders, each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

•

that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

These interests may influence our directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Potential Purchases of Public Shares

In connection with the stockholder vote to approve the proposed Business Combination, our Sponsor, directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that our Sponsor, directors or officers or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Total Company Shares to be Issued in the Business Combination

It is anticipated that, upon completion of the Business Combination: (i) the Company’s public stockholders (other than the Private Placement Investors) will retain an ownership interest of approximately 29% in the post-combination company; (ii) the Private Placement Investors (other than our Sponsor) will own approximately 21% of the post-combination company (such that public stockholders, including Private Placement Investors other than our Sponsor, will own approximately 50% of the post-combination company); (iii) our Initial Stockholders (including our Sponsor, and the shares of Class A Stock purchased by it in the Private Placement) will own approximately 8% of the post-combination company, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor; (iv) AP Hostess LP will own approximately 17% of the post-combination company; (v) Hostess CDM Co-Invest will own approximately 21% of the post-combination company; (vi) CDM Hostess will own approximately 2% of the post-combination company and

(vii) Mr. Metropoulos and/or his designee will own approximately 2% of the post-combination company. 100% of the shares of Class B Stock will be owned by the CDM Holders. These levels of ownership interest assume that no shares are elected to be redeemed and that all Bridge Shares have been transferred to third parties prior to the closing of the transactions contemplated by the Master Transaction Agreement. The Private Placement Investors have agreed to purchase in the aggregate approximately 32,678,576 shares of Class A Stock, for approximately $300,000,000 of gross proceeds, in the Private Placement. In this proxy statement, we assume that approximately $97,000,000 of the gross proceeds from the Private Placement, in addition to $375,000,000 of the funds from the Trust Account, will be used to fund the cash consideration payable to the Selling Equityholders, the repayment of approximately $173,000,000 of Hostess’ existing indebtedness and the payment of certain transaction expenses. The ownership percentage with respect to the post-combination company following the Business Combination does not take into account (a) warrants to purchase Class A Stock that will remain outstanding immediately following the Business Combination, (b) the issuance of any shares of Class A Stock under the Exchange Agreement, a copy of which is attached to this proxy statement as Annex F, upon the exchange of Class B Units (and the cancellation of shares of Class B Stock), or (c) the issuance of any shares upon completion of the Business Combination under the Incentive Plan, a copy of which is attached to this proxy statement as Annex L, but does include Founder Shares, which will be converted into shares of Class A Stock at the closing of the Business Combination on a one-for-one basis (after giving effect to the cancellation of approximately 4,062,500 of such shares and even though such shares of Class A Stock will be subject to transfer restrictions). If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company’s existing stockholders in the post-combination company will be different. For more information, please see the sections entitled “Summary of the Proxy Statement — Impact of the Business Combination on the Company’s Public Float” and “Unaudited Pro Forma Condensed Combined Financial Information.”

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

(No Redemption Scenario — assuming no redemptions of the outstanding shares of Class A Stock by the Company’s stockholders)

Sources			Uses
Company Cash(1)	$375		Cash Consideration(1)(2)	$472
Hostess CDM Co-Invest’s additional rollover contribution(3)	$50		Hostess CDM Co-Invest’s additional rollover contribution(3)	$50
Additional Private Placement Investors (excluding $50 additional rollover contribution from Hostess CDM Co-Invest and $50 from Sponsor)(3)	$250		Cash to paydown a portion of Rollover Credit Agreement(4)	$173
Sponsor Private Placement Investment(3)	$50		Company Transaction Costs	$30
Debt Under Rollover Credit Agreement(4)	$992		Debt Under Rollover Credit Agreement(4)	$992
Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$265		Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$265
AP Hostess LP Rollover Shares(3)(5)	$217		AP Hostess LP Rollover Shares(3)(5)	$217
Founder Shares(6)	$94		Founder Shares(6)	$94

Total Sources	$2,292	(7)	Total Uses	$2,292	(7)

(1)	Assumes no Company stockholder has exercised its redemption rights to receive cash from the Trust Account. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(2)

Cash consideration excludes Hostess CDM Co-Invest’s additional rollover contribution and is calculated before transaction costs incurred by Hostess. This amount will be reduced by the amount of cash used to satisfy any redemptions.

(3)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming Bridge Shares have been transferred to third-party investors.
(4)	Expected net debt prior to closing of Business Combination of $1,165, paid down by $173, to equal net debt of $992 post-Business Combination (including $7.5 of cash remaining on balance sheet).
(5)	To the extent that Company stockholders exercise their redemption rights, this amount will be increased. Assumes a nominal share price of $10.00.
(6)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming a nominal share price of $10.00.
(7)	Totals may differ due to rounding.

Sources & Uses

(Maximum Redemption Scenario — assuming redemptions of 33.3% of the outstanding shares of Class A Stock by the Company’s stockholders)

Sources			Uses
Company Cash(1)	$250		Cash Consideration(2)	$347
Hostess CDM Co-Invest’s additional rollover contribution(3)	$50		Hostess CDM Co-Invest’s additional rollover contribution(3)	$50
Additional Private Placement Investors (excluding $50 additional rollover contribution from Hostess CDM Co-Invest and $50 from Sponsor)(3)	$250		Cash to paydown a portion of Rollover Credit Agreement(4)	$173
Sponsor Private Placement Investment(3)	$50		Company Transaction Costs	$30
Debt Under Rollover Credit Agreement(4)	$992		Debt Under Rollover Credit Agreement(4)	$992
Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$330		Hostess CDM Co-Invest / CDM Hostess Rollover Shares (excluding CDM Co-Invest’s additional rollover contribution)(3)(5)	$330
AP Hostess LP Rollover Shares(3)(5)	$276		AP Hostess LP Rollover Shares(3)(5)	$276
Founder Shares(6)	$94		Founder Shares(6)	$94

Total Sources	$2,292	(7)	Total Uses	$2,292	(7)

(1)

Assumes 33.3% of the outstanding shares of Class A Stock have been redeemed by the Company’s stockholders to receive cash from the Trust Account, reducing the amount of Company cash by $125 to $250, and the sum of Company cash, Hostess CDM Co-Invest’s additional rollover contribution, proceeds from additional Private Placement Investors and proceeds from the Sponsor Subscription Agreement by $125 to $600 (the amount of required funds in the Trust Account to satisfy the Selling Equityholders’ obligation to consummate the Business Combination, pursuant to the Master Transaction Agreement).

(2)	Cash consideration excludes Hostess CDM Co-Invest’s additional rollover contribution and is calculated before transaction costs incurred by Hostess.
(3)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming Bridge Shares have been transferred to third-party investors.
(4)	Expected net debt prior to closing of Business Combination of $1,165, paid down by $173, to equal net debt of $992 post-Business Combination (including $7.5 of cash remaining on balance sheet).
(5)	To the extent that Company stockholders exercise any additional redemption rights, this amount shall be increased. Assumes a nominal share price of $10.00.
(6)	Before giving effect to cancellation of 4.0625 Founder Shares and assuming a nominal share price of $10.00.
(7)	Totals may differ due to rounding.

Board of Directors of the Company Following the Business Combination

Assuming the approval of Proposal No. 3, upon consummation of the Business Combination, our Board anticipates increasing its initial size from four directors to seven directors, each of whom will be voted upon by our stockholders at the Special Meeting. If all director nominees are elected and the Business Combination is consummated, our Board will initially consist of seven directors. Please see the sections entitled “Proposal No. 8 — Election of Directors to the Board of Directors” and “Management After the Business Combination” for additional information.

Certificate of Incorporation; Bylaws

Pursuant to the terms of the Master Transaction Agreement, upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to:

•	classify our Board into three separate classes, with each class having a three-year term;

•	amend the current certificate of incorporation to authorize additional shares and classes of Common Stock to provide for our “Up-C” structure;

•	change the stockholder vote required to amend certain provisions of the post-combination company’s certificate of incorporation and bylaws;

•

elect not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes;

•	change our name to “Hostess Brands, Inc.”;

•

provide that any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office;

•	allow the newly established position of Executive Chairman of the Board to call special meetings of stockholders;

•	revise our waiver regarding corporate opportunities;

•	remove certain provisions related to our status as a blank check company;

•	make certain other changes that our Board deems appropriate for a public operating company; and

•

make conforming changes to reflect that the certificate of incorporation of the post-combination company will be the Second Amended and Restated Certificate of Incorporation and provide other clarifying language.

For additional information, please see the sections entitled “Proposal No. 3 — Classification of the Board of Directors,” “Proposal No. 4 — Approval of Amendments to Current Certificate to Authorize Additional Shares of Common Stock,” “Proposal No. 5 — Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate of Incorporation and Bylaws of the Company,” “Proposal No. 6 — Approval of Amendments to Current Certificate to Elect not to be Governed by Section 203 of the DGCL” and “Proposal No. 7 — Approval of Additional Amendments to Current Certificate in Connection with the Business Combination.”

Name; Headquarters

The name of the post-combination company after the Business Combination will be Hostess Brands, Inc. and our headquarters will be located in Kansas City, Missouri.

Redemption Rights

Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our current certificate of incorporation. As of March 31, 2016, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of our Class A Stock for cash and will no longer own shares of the post-combination company. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our Transfer Agent in accordance with the procedures described herein. Notwithstanding the foregoing, a holder of the public shares, together with any affiliate of his or her or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13d-3 of the Exchange Act) will be restricted from seeking redemption rights with respect to more than fifteen percent (15%) of the shares of Class A Stock included in the units sold in our IPO. Accordingly, all public shares in excess of the 15% threshold beneficially owned by a public stockholder or group will not be redeemed for cash.

We have no specified maximum redemption threshold under our current certificate of incorporation, other than the aforementioned 15% threshold. Each redemption of shares of Class A Stock by our public stockholders will reduce the amount in our Trust Account, which held marketable securities with a fair value of approximately $375,081,861 as of March 31, 2016. The Master Transaction Agreement provides that our obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $537,500,000. The obligations of the Selling Equityholders to consummate the Business Combination is conditioned on the amount of the Trust Account and the proceeds from the Private Placement, together with the CDM Rollover Amount, equaling or exceeding $600,000,000. These conditions to closing in the Master Transaction Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of Class A Stock by our public stockholders, these conditions are not met (or waived), then we or the Selling Equityholders (as applicable) may elect not to consummate the Business Combination. In addition, in no event will we redeem shares of our Class A Stock in an amount that would cause our net tangible assets to be less than $5,000,001. Please see the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Appraisal Rights

Appraisal rights are not available to our stockholders in connection with the Business Combination.

Accounting Treatment

The Business Combination will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”), with the Company treated as the acquirer, assuming that the public stockholder redemptions do not exceed a level whereby the Selling Equityholders would retain control of Hostess Holdings. The ultimate determination of the accounting acquirer is a qualitative and quantitative assessment that requires careful consideration, of which the final determination will occur after the consummation of the Business Combination. However, the Company generally believes that if the Selling Equityholders retain greater than 50% of the voting control of the post-combination company, the Company would not be considered the accounting acquirer. Under the acquisition method of accounting, the Company will allocate the purchase price of this acquisition to tangible and identifiable intangible assets acquired and liabilities assumed, based on their estimated acquisition-date fair values. These estimates will be determined through established and generally accepted valuation techniques. Transaction costs will be expensed as incurred.

If the public stockholder redemptions exceed the level whereby the Selling Equityholders retain control of Hostess Holdings, then Hostess Holdings will be considered the acquirer for accounting purposes, notwithstanding the legal form of the Business Combination. This is referred to as reverse merger accounting. If Hostess Holdings is the acquirer for accounting purposes, the Company will be considered the acquired entity, and the assets and liabilities of the Company, as opposed to Hostess Holdings, will be recorded at fair value. As displayed in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” the resulting accounting treatment differs materially if reverse merger accounting is applied.

Certain United States Federal Income Tax Considerations

The following is a discussion of certain material U.S. federal income tax considerations for holders of our shares of Class A Stock that elect to have their Class A Stock redeemed for cash if the Business Combination is completed. This discussion applies only to Class A Stock that is held as a capital asset for U.S. federal income tax purposes. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, such as:

•	financial institutions;

•	insurance companies;

•	dealers or traders in securities subject to a mark-to-market method of accounting with respect to shares of Class A Stock;

•	persons holding Class A Stock as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes; and

•	tax-exempt entities.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Redemption of Class A Stock

In the event that a holder’s shares of Class A Stock are redeemed pursuant to the redemption provisions described in this proxy statement under the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of Company Stockholders — Redemption Rights,” the treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or other exchange of shares of Class A Stock under Section 302 of the Code. If the redemption qualifies as a sale of shares of Class A Stock, a U.S. holder will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock,” and a Non-U.S. holder will be treated as described under the section entitled “Non-U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.” If the redemption does not qualify as a sale of shares of Class A Stock, a holder will be treated as receiving a corporate distribution with the tax consequences to a U.S. holder described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax consequences to a non-U.S. holder described below under the section entitled “Non-U.S. holders — Taxation of Distributions.”

Whether a redemption of shares of Class A Stock qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the redeemed holder before and after the redemption (including any stock constructively owned by the holder as a result of owning warrants and any of our stock that a holder would directly or indirectly acquire pursuant to the Business Combination or the Private Placement) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A Stock generally will be treated as a sale of Class A Stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests result in a redemption qualifying for sale treatment, a holder takes into account not only shares of our stock actually owned by the holder, but also shares of our stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock that the holder has a right to acquire by exercise of an option, which would generally include Class A Stock which could be acquired pursuant to the exercise of the warrants. Moreover, any of our stock that a holder directly or constructively acquires pursuant to the Business Combination or the Private Placement generally should be included in determining the U.S. federal income tax treatment of the redemption.

In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of shares of Class A Stock must, among other requirements, be less than eighty percent (80%) of the percentage of our outstanding voting stock actually and constructively owned by the holder immediately before the redemption. There will be a complete termination of a holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the holder are redeemed or (ii) all of the shares of our stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock. The redemption of Class A Stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances.

However, the U.S. Internal Revenue Service (the “IRS”) has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the foregoing tests is satisfied, then the redemption of shares of Class A Stock will be treated as a corporate distribution to the redeemed holder and the tax effects to such U.S. holder will be as described below under the section entitled “U.S. holders — Taxation of Distributions,” and the tax effects to such Non-U.S. holder will be as described below under the section entitled “Non-U.S. holders — Taxation of Distributions.” After the application of those rules, any remaining tax basis of the holder in the redeemed Class A Stock will be added to the holder’s adjusted tax basis in its remaining stock, or, if it has none, to the holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

A holder should consult with its own tax advisors as to the tax consequences of a redemption.

U.S. holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of Class A Stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.

Taxation of Distributions. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a distribution, as discussed above under the section entitled “Redemption of Class A Stock,” such distributions generally will constitute a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described below under the section entitled “U.S. holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A Stock described in this proxy statement may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A Stock,” a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the shares of Class A Stock redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A Stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A Stock described in this proxy statement may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. holder’s adjusted tax basis in its Class A Stock generally will equal the U.S. holder’s acquisition cost less any prior distributions paid to such U.S. holder with respect to its shares of Class A Stock treated as a return of capital.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” A Non-U.S. holder is a beneficial owner of our Class A Stock who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;

but does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of a redemption.

Taxation of Distributions. If our redemption of a Non-U.S. holder’s shares of Class A Stock is treated as distribution, as discussed above under the section entitled “Redemption of Class A Stock,” to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), such distribution will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described below under the section entitled “Non-U.S. holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock.”

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. holder that is a corporation for U.S. federal income tax purposes and is receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock. If our redemption of a U.S. holder’s shares of Class A Stock is treated as a sale or other taxable disposition, as discussed above under the section entitled “Redemption of Class A Stock,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” at a thirty percent (30%) rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of shares of our Class A Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Stock (we would be treated as a buyer with respect to a redemption of Class A Stock) may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition. We believe that we are not and have not been at any time since our formation a United States real property holding corporation and we do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments resulting from our redemption of shares of Class A Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on our Class A Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on a redemption of Class A Stock.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the U.S. Federal Trade Commission (“FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (“Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Business Combination is subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination is granted. On July 19, 2016, the Company and Hostess filed the required forms under the HSR Act with the Antitrust Division and the FTC. The 30-day waiting period with respect to the Business Combination, which cannot expire on a Saturday, Sunday or a U.S. federal holiday, is expected to expire at 11:59 p.m. Eastern Time on August 18, 2016, unless the FTC and the Antitrust Division earlier terminates the waiting period or makes a request for additional information or documentary material related to Business Transaction (a “Second Request”). If the FTC or the Antitrust Division issues a Second Request, the waiting period with respect to the Business Combination will be extended for an additional period of 30 calendar days, which will begin on the date on which we have complied. Complying with a Second Request can take a significant period of time.

At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. Neither the Company nor Hostess is aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required for Approval

The Business Combination is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals at the Special Meeting. Each of the proposals other than the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals, other than the Ratification Proposal and the Adjournment Proposal, which are not conditioned on the approval of any other proposal set forth in this proxy statement.

This Business Combination Proposal (and consequently, the Master Transaction Agreement and the transactions contemplated thereby, including the Business Combination) will be adopted and approved only if the holders of at least a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting vote “FOR” the Business Combination Proposal. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Business Combination Proposal.

As of the date of this proxy statement, our Initial Stockholders have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination. As of the date hereof, our Sponsor, directors and officers own 20% of our issued and outstanding shares of Common Stock and have not purchased any public shares, but may do so at any time.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT OUR STOCKHOLDERS VOTE “FOR”

THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — APPROVAL OF THE ISSUANCE OF

MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK

IN CONNECTION WITH THE BUSINESS COMBINATION, THE PRIVATE PLACEMENT AND

THE EXECUTIVE CHAIRMAN EMPLOYMENT AGREEMENT

Overview

Assuming the Business Combination Proposal is approved, a portion of the consideration to be paid to the Selling Equityholders in connection with the Business Combination will consist of the Stock Consideration, consisting of: (i) approximately 22,136,188 shares of Class A Stock to be issued to AP Hostess LP; (ii) approximately 27,582,617 shares of Class B Stock (and an equivalent number of Class B Units) to be issued to Hostess CDM Co-Invest; and (iii) approximately 2,330,125 shares of Class B Stock (and an equivalent number of Class B Units) to be issued to CDM Hostess, in each case as set forth in and pursuant to the terms of the Master Transaction Agreement. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders will be bound by restrictions on the transfer of their Restricted Stock until the later of (i) six months following the date of the Registration Rights Agreement, and (ii) the date that is the earlier of (A) 60 days after a registration statement registering the resale of shares of Class A Stock issued pursuant to the subscription agreements entered into in connection with the Business Combination has been filed with the SEC and declared effective and (B) 270 days after the closing of the transactions contemplated by the Master Transaction Agreement, except for transfers as bona fide gifts, to a trust, to wholly owned subsidiaries or other equity holders (in the case of entities), pursuant to any acquisition or sale involving the Company or with the prior written consent of the Company and each holder of Restricted Stock. Pursuant to the Registration Rights Agreement, each of the Restricted Stockholders will be entitled to participate in six demand registrations, and will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination. For more information on the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Related Agreements — Registration Rights Agreement.”

In connection with the Business Combination, the Company also intends to issue approximately 32,678,576 shares of Class A Stock in the Private Placement at $9.18 per share (subject to customary terms and conditions, including the closing of the Business Combination) to a limited number of accredited investors (as defined by Rule 501 of Regulation D) pursuant to Section 4(a)(2) of the Securities Act of 1933, including our Sponsor, for gross proceeds to the Company of approximately $300,000,000. The Private Placement Investors will be entitled to customary registration rights, including the filing of a registration statement registering the resale of the Class A Stock issued in the Private Placement within 30 days after the consummation of the Business Combination.

The Company entered into the Investor Subscription Agreements with Canyon Capital Advisors LLC, Northwestern Mutual Life Insurance Company and certain of its affiliates, Teachers’ Retirement System of the State of Illinois and certain other accredited investors, pursuant to which such Private Placement Investors agreed to purchase up to 14,923,218 shares of Class A Stock for an aggregate commitment amount of approximately $137,000,000, subject to certain conditions, including the closing of the Business Combination.

The Company entered into a separate Sponsor Subscription Agreement with our Sponsor, pursuant to which our Sponsor agreed to purchase up to 17,755,358 shares of Class A Stock for an aggregate commitment amount of approximately $163,000,000, subject to certain conditions, including the closing of the Business Combination.

Pursuant to the terms of the Executive Chairman Employment Agreement, the Company will issue 2,496,000 shares of Class B Stock (and an equivalent number of Class B Units will be issued by Hostess Holdings) to Mr. Metropoulos upon the closing of the Business Combination. Such shares of Class B Stock are subject to transfer restrictions as set forth in the Executive Chairman Employment Agreement.

In connection with the Business Combination, the Company also intends to reserve for issuance approximately 39,558,742 shares of Class A Stock for potential future issuances of Class A Stock under the Exchange Agreement and the Incentive Plan.

The terms of the Stock Consideration, the Private Placement, the Executive Chairman Employment Agreement, the Exchange Agreement and the Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Master Transaction Agreement, which is attached as Annex A hereto and the form of the Registration Rights Agreement, which is attached as Annex H hereto. A copy of the Executive Chairman Employment Agreement is attached as Annex J-1 hereto and a copy of the Executive Chairman Director Agreement is attached as Annex J-2 hereto. A copy of the form of the Investor Subscription Agreements is attached as Annex I-1 hereto, a copy of the subscription agreement between Canyon Capital Advisors LLC and us is attached as Annex I-2 hereto, and a copy of the Sponsor Subscription Agreement is attached as Annex I-3 hereto. A copy of the Incentive Plan is attached as Annex L hereto. The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

We are seeking stockholder approval in order to comply with NASDAQ Listing Rules 5635(a) and (d).

Under NASDAQ Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Common Stock (or securities convertible into or exercisable for Common Stock); or (B) the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Common Stock in connection with the Business Combination, the Private Placement and the Executive Chairman Employment Agreement. In addition, the Company intends to reserve for issuance shares of Class A Stock for potential future issuances of Class A Stock under the Exchange Agreement and the Incentive Plan.

Under NASDAQ Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the NASDAQ Proposal is adopted, approximately (i) 32,678,576 shares of Class A Stock will be issued in connection with the Private Placement, (ii) 22,136,188 shares of Class A Stock will be issued as Stock Consideration pursuant to the terms of the Master Transaction Agreement, (iii) 29,912,742 shares of a newly established Class B Stock will be issued as Stock Consideration, including the 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, pursuant to the terms of the Master Transaction Agreement, (iv) 2,496,000 shares of Class B Stock will be issued to Mr. Metropoulos pursuant to the terms of the Executive Chairman Employment Agreement, and (v) 4,062,500 Founder Shares held by our Sponsor will be cancelled, which collectively represents approximately 186.1% of the 46,875,000 shares of our Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

The approval of the NASDAQ Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal. This Proposal No. 2 is conditioned upon the approval of the Business Combination Proposal and the Charter Amendment Proposals. If the Business Combination Proposal and the Charter Amendment Proposals are not approved, this Proposal No. 2 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH THE STOCK CONSIDERATION TO BE ISSUED IN THE BUSINESS COMBINATION AND THE PRIVATE PLACEMENT AND THE EXECUTIVE CHAIRMAN EMPLOYMENT AGREEMENT.

PROPOSAL NO. 3 — CLASSIFICATION OF THE BOARD OF DIRECTORS

Overview

Assuming the Business Combination Proposal and NASDAQ Proposal are approved, our stockholders are also being asked to approve the reclassification of the Board. Our current certificate of incorporation provides that our Board be divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term.

In connection with the Business Combination, our Board will be reconstituted and initially comprised of seven members. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes instead of two, each comprising as nearly as possible one-third of the directors to serve three-year terms; provided that if this Proposal No. 3 is approved at the Special Meeting, our first class of directors will serve a one-year term expiring at our 2017 annual meeting of stockholders, our second class of directors will serve a two-year term expiring at our 2018 annual meeting of stockholders, and our newly formed third class of directors will serve a three-year term expiring at our 2019 annual meeting of stockholders.

Furthermore, any vacancies which occur during the year may be filled by the Board to serve for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Reasons for the Amendments

The addition of a third class of directors is intended to encourage experience and leadership stability on the Board of the post-combination company. The Board believes that providing for a third class of directors will assure desirable continuity in leadership and policy following the Business Combination.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE V	The current certificate provides as follows:	Section 5.2(b) shall be revised and restated in its entirety as follows:

Section 5.2(b) — Subject to Section 5.5 hereof, the Board shall be divided into two classes, as nearly equal in number as possible, and designated Class I and Class II. The Board is authorized to assign members of the Board already in office to Class I or Class II. The term of the initial Class I Directors shall expire at the first annual meeting of the

Section 5.2(b) — Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual

Current Certificate	Proposed Certificate

stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a two-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.

meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting is required to approve this Proposal No. 3. Abstentions or the failure to vote on Proposal No. 3 will have the same effect as a vote “AGAINST” Proposal No. 3.

This Proposal No. 3 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, this Proposal No. 3 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE TO

AUTHORIZE ADDITIONAL SHARES OF COMMON STOCK

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate of incorporation, which is, in the judgment of our Board, necessary to consummate the Business Combination and adequately address the needs of the post-combination company.

There currently are 46,875,000 shares of Common Stock issued and outstanding, consisting of 37,500,000 shares of Class A Stock originally sold as part of the units issued in our IPO and 9,375,000 Founder Shares that were issued to our Sponsor prior to our IPO and which are currently held by our Initial Stockholders. There are currently no shares of Company preferred stock issued and outstanding. In the Business Combination, we expect to issue approximately: (i) 22,136,188 newly issued shares of Class A Stock to AP Hostess Holdings as part of the Stock Consideration; (ii) 29,912,742 shares of a newly established Class B Stock, including the 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, to Hostess CDM Co-Invest and CDM Hostess as part of the Stock Consideration; (iii) 32,678,576 shares of Class A Stock in the Private Placement; and (iv) 2,496,000 shares of Class B Stock to Mr. Metropoulos, pursuant to the Executive Chairman Employment Agreement.

Following the closing of the Business Combination, our Sponsor has agreed to the cancellation of approximately 4,062,500 of the Founder Shares held by it and to facilitate the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the terms of the Master Transaction Agreement) and the Private Placement Investors (pursuant to the Subscription Agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically convert into shares of Class A Stock. In addition, following the Business Combination, there will be 37,500,000 public warrants outstanding originally sold as part of units in our IPO and 19,000,000 Private Placement Warrants held by our Sponsor, which are convertible into shares of Class A Stock after expiration of any applicable lock-up period. Simultaneously with the closing of the Business Combination, we also intend to reserve for issuance up to 5,500,000 shares of Class A Stock and 5,500,000 shares of Class B Stock, which may be issued as earn-out shares pursuant to the terms of the Master Transaction Agreement, up to 2,7500,000 shares of Class A Stock and 2,750,000 shares of Class B Stock, which may be issued as earn-out shares pursuant to the terms of the Executive Chairman Employment Agreement, up to 32,408,742 shares of Class A Stock for exchange pursuant to the terms of the Exchange Agreement and up to 7,150,000 shares of Class A Stock under the Incentive Plan, subject to adjustment to prevent dilution or enlargement of the rights granted to, or available for, participants under the Incentive Plan. For more information about shares of Common Stock which may be issued in the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination” and for more information about our Common Stock, warrants and Founder Shares, please see the section entitled “Description of Securities.”

The additional amendment would increase our total number of authorized shares of all classes of Common Stock from 220,000,000 shares to 260,000,000 shares, which would consist of (i) establishing 50,000,000 shares of a newly designated class of Class B Stock, in order to provide for our “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interest in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s Class F Stock from 20,000,000 shares to 10,000,000 shares.

Reasons for the Amendments

The amendment is intended to provide adequate authorized share capital to: (i) accommodate the issuance of shares of Class A Stock and Class B Stock as Stock Consideration, the sale of Class A Stock in a private placement to be consummated in connection with the Business Combination and the issuance of shares of Class B Stock to Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement, as well as reserving for issuance shares of Common Stock pursuant to the future conversion of outstanding warrants into shares of Class A Stock, the issuance of earn-out shares pursuant to the Master Transaction Agreement and the Executive Chairman Employment Agreement, the issuance of shares of Class A Stock pursuant to the Exchange Agreement and the issuance of shares of Class A Stock (or derivative securities thereof) pursuant to the Incentive Plan; and (ii) to provide flexibility for future issuances of Common Stock if determined by Board to be in the best interests of the post-combination company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE IV	The current certificate provides as follows:	Section 4.1 shall be revised and restated in its entirety as follows:

Section 4.1 — Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 221,000,000 shares, consisting of (a) 220,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 20,000,000 shares of Class F Common Stock (the “Class F Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.1 — Authorized Capital Stock. Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 261,000,000 shares, consisting of (a) 260,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 50,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

	The current certificate provides as follows:	Section 4.3 shall be revised and restated in its entirety as Sections 4.2 and 4.4 as follows:

Section 4.3 — Common Stock.

(a) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall possess all voting power with respect to the Corporation. Subject to the provisions in Article IX hereof, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted

Section 4.2 — Class F Common Stock. Immediately upon the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, each share of Class F Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the

Current Certificate	Proposed Certificate

to the stockholders on which the holders of the Common Stock are entitled to vote.

(b) Class F Common Stock.

(i) Shares of Class F Common Stock are convertible into shares of Class A Common Stock on a one-for-one basis (the “Initial Conversion Ratio”) and shall automatically convert into Class A Common Stock on the business day following the closing of the initial Business Combination.

(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Corporation’s initial public offering of securities (the “Offering”), all issued and outstanding shares of Class F Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of the initial Business Combination at a ratio for which:

•    the numerator shall be equal to the sum of (A) 25% of all shares of Class A Common Stock issued or issuable (upon the conversion or exercise of any equity-linked securities or otherwise) by the Corporation, related to or in connection with the consummation of the initial Business Combination (excluding any securities issued or issuable to any seller in the initial Business Combination) plus (B) the number of shares of Class F Common Stock issued and outstanding prior to the closing of the initial Business Combination; and

•    the denominator shall be the number of shares of Class F Common Stock issued and outstanding prior to the closing of the initial Business Combination.

part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 4.4 — Common Stock.

(a) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock

Current Certificate	Proposed Certificate

Notwithstanding anything to the contrary contained herein, in no event shall the Class F Common Stock convert into Class A Common Stock at a ratio that is less than one-for-one.

Each share of Class F Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this Section 4.3(b). The pro rata share for each holder of Class F Common Stock will be determined as follows: Each share of Class F Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of shares of Class A Common Stock into which all of the issued and outstanding shares of Class F Common Stock shall be converted pursuant to this Article and the denominator of which shall be the total number of issued and outstanding shares of Class F Common Stock at the time of conversion.

(c) Except as otherwise required by law or this Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation).

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions; provided, however, that the holders of Class B Common Stock shall not be entitled to share in any such dividends or other distributions.

(d) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them; provided, however, that the holders of Class B Common Stock shall not be entitled to receive any portion of any such assets in respect of their shares of Class B Common Stock.

Current Certificate	Proposed Certificate

Amended and Restated Certificate (including any Preferred Stock Designation).

(d) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(e) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX hereof, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them

Section 4.6 There is no applicable language in the current certificate.

Section 4.6 — Class B Common Stock.

(a) Shares of Class B Common Stock may only be issued to and held by the CDM Holders (as defined in Article 10.3) and their respective Permitted Transferees (as defined in the LP Agreement) and any other transferee of Class B Units to the extent permitted by the LP Agreement (collectively, the “Permitted Holders”).

(b) At any time Hostess Holdings issues a Class B Unit to a Permitted Holder, the Corporation shall issue a share of Class B Common Stock to such Permitted Holder. Upon the conversion or cancellation of any Class B Units

Current Certificate	Proposed Certificate

pursuant to the Exchange Agreement and the LP Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled for no consideration being paid or issued with respect thereto and without any action on the part of any person, including the Corporation, subject to the terms of the Exchange Agreement and LP Agreement. Any such cancelled shares of Class B Common Stock shall be deemed no longer outstanding, and all rights with respect to such shares shall automatically cease and terminate. Shares of Class B Common Stock may only be transferred to a person other than the Corporation or Hostess Holdings if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee in accordance with the LP Agreement. If Class B Units are being transferred to a Permitted Holder in accordance with the LP Agreement, an equal number of shares of Class B Common Stock must be simultaneously transferred to such transferee. The Corporation shall take all actions necessary so that, for so long as the Class B Common Stock is outstanding, the number of shares of Class B Common Stock outstanding equals the number of Class B Units outstanding and held by the Permitted Holders. For the avoidance of doubt, nothing herein restricts the ability of the Permitted Holders from surrendering shares of Class B Common Stock to the Corporation or Hostess Holdings pursuant to the Exchange Agreement.

(c) The Corporation shall, and shall cause the General Partner and Hostess Holdings to, take all actions necessary so that, for as long as the Class B Common Stock is outstanding, the number of Class B Units outstanding equals the number of shares of Class B Common Stock outstanding. The Corporation shall take all such other actions as may be reasonably necessary or advisable to give effect to the intended substantive

Current Certificate	Proposed Certificate

economic results of the provisions of this Second Amended and Restated Certificate, the Exchange Agreement and the LP Agreement.

(d) At any time when there are no longer any shares of Class B Common Stock outstanding, this Second Amended and Restated Certificate automatically shall be deemed amended to delete this Section 4.6 in its entirety.

(e) As used in this Second Amended and Restated Certificate, the term:

(i) “Class A Units” means the Class A Units of Hostess Holdings.

(ii) “Class B Units” means the Class B Units of Hostess Holdings.

(iii) “Exchange Agreement” means the Exchange Agreement, dated as of [●], 2016, by and among the Corporation, Hostess Holdings, CDM Hostess Co-Invest, LLC, CDM Hostess Class C, LLC, and such other holders of Class B Units from time to time party thereto, as it may be amended from time to time in accordance with its terms.

(iv) “General Partner” means Hostess Holdings GP, LLC or any person who becomes an additional, successor or substitute general partner of Hostess Holdings pursuant to the LP Agreement.

(v) “Hostess Holdings” means Hostess Holdings, L.P., a Delaware limited liability company.

(vi) “LP Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of Hostess Holdings, dated as of [●], 2016, as amended from time to time in accordance with its terms.

(vii) “Master Transaction Agreement” means the Master Transaction Agreement, dated as of July [●], 2016, by and among the Corporation, Homer Merger Sub,

Current Certificate	Proposed Certificate

Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC and AP Hostess Holdings, L.P. in its capacity as Sellers’ Representative thereunder, as amended from time to time in accordance with its terms.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting is required to approve this Proposal No. 4. Abstentions or the failure to vote on Proposal No. 4 will have the same effect as a vote “AGAINST” Proposal No. 4.

This Proposal No. 4 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, this Proposal No. 4 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

PROPOSAL NO. 5 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE

TO CHANGE THE STOCKHOLDER VOTE REQUIRED TO AMEND

THE CERTIFICATE OF INCORPORATION OF THE COMPANY

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate of incorporation, which is, in the judgment of our Board, necessary to adequately address the needs of the post-combination company.

The additional amendments would require the approval by affirmative vote of the holders of at least two-thirds of the common stock of the post-combination company to make any amendment to certain provisions of the post-combination company certificate of incorporation or bylaws, including any amendments to Article V (Board of Directors), Section 7.1 (Meetings), Section 7.3 (Action by Written Consent), Article VIII (Limited Liability; Indemnification), Article IX (Corporate Opportunity), Article X (Business Combinations) and Article XI (Amendment of Amended and Restated Certificate of Incorporation).

Reasons for the Amendments

The amendments are intended to protect key provisions of the proposed certificate of incorporation from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the changes proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE XI	The current certificate provides as follows:	Article XI shall be revised and restated in its entirety as follows:

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided,

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the

Current Certificate	Proposed Certificate
however, that Article IX of this Amended and Restated Certificate may be amended only as provided therein.

right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting is required to approve this Proposal No. 5. Abstentions or the failure to vote on Proposal No. 5 will have the same effect as a vote “AGAINST” Proposal No. 5.

This Proposal No. 5 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, this Proposal No. 5 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 5.

PROPOSAL NO. 6 — APPROVAL OF AMENDMENTS TO CURRENT CERTIFICATE

TO ELECT NOT TO BE GOVERNED BY SECTION 203 OF THE DGCL

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve an additional amendment to our current certificate of incorporation, which, in the judgment of our Board, is necessary to adequately address the needs of the post-combination company.

The additional amendment would cause the post-combination company to not to be governed by Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes.

Reasons for the Amendments

The amendment is intended to shield stockholders from the coerciveness of front-end loaded two-tier offers by preventing the offeror from effecting the second step of the offer unless the target’s board of directors approves such transaction.

The post-combination company will not be subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that a person becomes an interested stockholder, unless (i) before such stockholder becomes an “interested stockholder,” the Board approves the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the outstanding stock of the corporation at the time of the transaction (excluding stock owned by certain persons), or (iii) at the time or after the stockholder became an interested stockholder, the Board and at least two-thirds (66 2/3%) of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in the certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL.

The Board has elected to opt out of Section 203, but the Board believes that it is in the best interests of stockholders to have protections similar to those afforded by Section 203. These provisions will encourage any potential acquiror to negotiate with the Board and therefore provides an opportunity to possibly obtain a higher purchase price than would otherwise be offered in connection with a proposed acquisition of the post-combination company. Such provisions may make it more difficult for an acquirer to consummate certain types of unfriendly or hostile corporate takeovers or other transactions involving the corporation that have not been approved by the Board. The Board believes that while such provisions will provide some measure of protection against an interested stockholder that is proposing a two-tiered transaction structure that is unduly coercive, it would not ultimately prevent a potential takeover that enjoys the support of stockholders and will also help to prevent a third party from acquiring “creeping control” of the Company without paying a fair premium to all stockholders. Thus, the Board has determined that the provisions included in Article X, as amended, are in the best interests of the post-combination company.

Our certificate of incorporation, as amended, will contain provisions that have the same effect as Section 203, except that they provide that our Sponsor, Apollo and the CDM Holders and their affiliates and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions. The Board has determined to exclude its Sponsor, Apollo and the CDM Holders and their affiliates and transferees from the definition of “interested stockholder” because our Sponsor currently holds voting power in excess of and immediately following the Business Combination these parties will hold voting power in excess of the 15% threshold under Section 203, such that “creeping control” without paying a fair premium to all stockholders, which Section 203 of the DGCL is intended to prevent, would not be applicable to our Sponsor, Apollo and the CDM Holders and their affiliates and transferees.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE X	There is no applicable language in the current certificate.	Article X shall be replaced in the current certificate with the following:

Section 10.1 — Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

Section 10.2 — Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether

Current Certificate	Proposed Certificate

shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3 — Definitions. For purposes of this Article X, the term:

(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

Current Certificate	Proposed Certificate

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) — (E) of this

Current Certificate	Proposed Certificate

subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “CDM Holders” means CDM Hostess Co-Invest, LLC, CDM Hostess Class C, LLC and C. Dean Metropoulos (at such time as he may hold shares of Class B Common Stock).

(e) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person

Current Certificate	Proposed Certificate

who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(f) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include (A) the Sponsor Holders or their transferees, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation

Current Certificate	Proposed Certificate

which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

Current Certificate	Proposed Certificate

(h) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(i) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(j) “Sponsor Holders” means (i) the investment funds affiliated with The Gores Group LLC and their respective successors and Affiliates, (ii) the investment funds affiliated with Apollo Global Management and their respective successors and Affiliates and (iii) the CDM Holders and their respective successors and Affiliates.

(k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting is required to approve this Proposal No. 6. Abstentions or the failure to vote on Proposal No. 6 will have the same effect as a vote “AGAINST” Proposal No. 6.

This Proposal No. 6 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, this Proposal No. 6 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 6.

PROPOSAL NO. 7 — APPROVAL OF ADDITIONAL AMENDMENTS TO CURRENT CERTIFICATE IN CONNECTION WITH THE BUSINESS COMBINATION

Overview

Assuming the Business Combination Proposal and the NASDAQ Proposal are approved, our stockholders are also being asked to approve certain amendments to our current certificate of incorporation, which are, in the judgment of our Board, necessary to adequately address the needs of the post-combination company.

The additional amendments affect the following:

•	change the post-combination company’s name to Hostess Brands, Inc.;

•	change the purpose of the post-combination company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”;

•	conform the provisions respecting preferred stock of the post-combination company;

•	provide that any vacancy on the Board will be filled by a majority vote of the remaining directors then in office;

•	provide that the newly established position of Executive Chairman of the Board has the power to call a special meeting of stockholders;

•	provide that the post-combination company will indemnify and advance expenses to directors and officers in actions by or in the right of the Company to procure a judgment in its favor;

•	delete the prior provisions under Article IX (Business Combination Requirements; Existence); and

•

provide that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity. In addition, the amendments correct typographical errors and reflect that the certificate of incorporation of the post-combination company will be the Second Amended and Restated Certificate of Incorporation.

Reasons for the Amendments

These additional amendments to the certificate of incorporation of the post-combination company and the reasons for each of them are:

•

Amending Article I to change the post-combination company’s name to “Hostess Brands, Inc.” Previously, the Company’s name was Gores Holdings, Inc. The Board believes the name of the post-combination company should more closely align with the name of the existing operating business and therefore has proposed the name change.

•

Amending Article II to provide that the purpose of the post-combination company is “to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.” The Board believes this change is appropriate because the post-combination company will have already effected a business combination as initially contemplated and will no longer be a blank check company.

•

Amending Section 4.2 and renumbering such section as Section 4.3 of the proposed certificate of incorporation to provide that such section is not subject to the provisions of former Article IX. The Board believes that references to Article IX are no longer appropriate because the post-combination company will no longer be a blank check company.

•

Amending Section 5.3 to provide that any vacancy on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office. Previously, any such vacancy could, but was not required to, be filled by a majority vote of the Board. The Board believes this change appropriately clarifies how vacancies on our Board may be filled.

•

Amending Section 7.1 to provide that the Executive Chairman of the Board may call a special meeting of stockholders. Previously, only the Chairman of the Board, the Chief Executive Officer of the Company and the Board, pursuant to a resolution adopted by a majority of the Board, had the ability to call a special meeting of stockholders. In connection with the Business Combination, the role of Executive Chairman of the Board will be established. The Board believes that it is appropriate for the Executive Chairman of the Board to also have the power to call a special meeting of stockholders.

•

Amending Section 8.2(a) to provide that the post-combination company’s obligation to indemnify and advance expenses to directors and officers of the post-combination company includes actions by or in the right of the Company to procure a judgment in its favor. Previously, Section 8.2(a) did not specify that indemnification and advancement of expenses would apply in such actions. The Board believes that this change appropriately clarifies for which actions indemnification and advancement of expenses is available and believes that these measures will help to ensure that the post-combination company will be able to attract and retain qualified directors, officers, employees and agents.

•

Deleting Article IX to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve the Company and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in Article IX of our current certificate of incorporation require that proceeds from the Company’s IPO be held in the Trust Account until a business combination or liquidation of the Company has occurred. These provisions would restrict our ability to pursue the Business Combination with Hostess and the related financings, among other things.

•

Amending Article X and renumbering such article as Article IX of the proposed certificate of incorporation to provide that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity and do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company or any of its subsidiaries. Previously, Article X provided that the doctrine of corporate opportunity would not apply to the Company or any of its officers or directors. The Board believes that this change is appropriate because the post-combination company could not undertake certain opportunities (such as those it is not financially, contractually or legally able to undertake) in any case, and neither the Selling Equityholders nor their affiliates should be restricted from investing in or operating similar businesses because the Selling Equityholders would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.

Comparison of Current Certificate to Proposed Certificate

The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE I	The current certificate provides as follows:	Article I shall be revised and restated in its entirety as follows:

	ARTICLE I NAME The name of the corporation is Gores Holdings, Inc. (the “Corporation”)	ARTICLE I NAME The name of the corporation is Hostess Brands, Inc. (the “Corporation”)

ARTICLE II	The current certificate provides as follows:	Article II shall be revised and restated in its entirety as follows:

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE IV	The current certificate provides as follows:	Section 4.2 shall be revised and restated in its entirety as new Section 4.3 as follows:

Section 4.2 — Preferred Stock. Subject to Article IX of this Amended and Restated Certificate, the Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations,

Section 4.3 — Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other

	Current Certificate	Proposed Certificate

powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

ARTICLE V	The current certificate provides as follows:	Section 5.3 shall be revised and restated in its entirety as follows:

Section 5.3 — Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.3 — Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

ARTICLE VII	The current certificate provides as follows:	Section 7.1 shall be revised and restated in its entirety as follows:

Section 7.1 — Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.1 — Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or Executive Chairman of the Board, as applicable, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

	Current Certificate	Proposed Certificate
ARTICLE VII	The current certificate provides as follows:	Section 7.3 shall be revised and restated in its entirety as follows:

Section 7.3 — Subsequent to the consummation of the Offering, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

Section 7.3 — Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE VIII	The current certificate provides as follows:	Section 8.2(a) shall be revised and restated in its entirety as follows:

Section 8.2(a) — To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes, and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by

Section 8.2(a) — To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or

	Current Certificate	Proposed Certificate

applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

ARTICLE IX	The current certificate provides as follows:	The proposed certificate will not include provisions similar to Article IX (Business Combination Requirements; Existence) of the current certificate.

Section 9.1 General.

(a) The provisions of this Article IX shall apply during the period commencing upon the effectiveness of this Amended and Restated Certificate and terminating upon the consummation of the Corporation’s initial Business Combination and no amendment to this Article IX shall be effective prior to the consummation of the initial Business Combination unless approved by the affirmative vote of the holders of at least sixty-five percent (65%) of all then outstanding shares of the Common Stock.

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and

Current Certificate	Proposed Certificate

certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission on July 17, 2015, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earlier of (i) the completion of the initial Business Combination, (ii) the redemption or repurchase of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination within 24 months from the closing of the Offering and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of the Amended and Restated Certificate relating to stockholders’ rights or pre-business combination activity (as described in Section 9.7). Holders of shares of the Corporation’s Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are affiliates of Gores Sponsor LLC, (the “Sponsor”) or officers or directors of the Corporation) are referred to herein as “Public Stockholders.”

Section 9.2 Redemption and Repurchase Rights.

(a) Prior to the consummation of the initial Business Combination, the Corporation shall provide all holders of Offering Shares with the opportunity to have their Offering Shares redeemed or repurchased upon the consummation of the initial Business Combination pursuant to, and subject to the limitations of, Sections 9.2(b) and 9.2(c) (such rights of such holders to have their Offering Shares redeemed or repurchased pursuant to such Sections, the “Redemption

Current Certificate	Proposed Certificate

Rights”) hereof for cash equal to the applicable redemption or repurchase price per share determined in accordance with Section 9.2(b) hereof (the “Redemption Price”); provided, however, that the Corporation shall not redeem or repurchase Offering Shares to the extent that such redemption or repurchase would result in the Corporation having net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of less than $5,000,001 (such limitation hereinafter called the “Redemption Limitation”). Notwithstanding anything to the contrary contained in this Amended and Restated Certificate, there shall be no Redemption Rights or liquidating distributions with respect to any warrant issued pursuant to the Offering.

(b)

(i) Repurchase Rights. Unless the Corporation offers to redeem the Offering Shares as described in Section 9.2(b)(ii), it shall offer to repurchase the Offering Shares pursuant to a tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act (such rules and regulations hereinafter called the “Tender Offer Rules”) which it shall commence prior to the consummation of the initial Business Combination and shall file tender offer documents with the Securities and Exchange Commission that contain substantially the same financial and other information about the initial Business Combination and the Redemption Rights as is required under Regulation 14A of the Exchange Act (such rules and regulations hereinafter called the “Proxy Solicitation Rules”), even if such information is not required under the Tender Offer Rules. If the Corporation offers to repurchase the Offering Shares (and has not otherwise withdrawn the tender offer), the Redemption Price per share of the Common Stock payable to holders of the Offering Shares tendering their Offering Shares pursuant to such tender offer shall be equal to, subject to the Redemption Limitation, the quotient obtained by dividing: (i) the aggregate amount on deposit in the Trust

Current Certificate	Proposed Certificate

Account as of two business days prior to the date of the commencement of the tender offer, including interest (which interest shall be net of taxes payable), by (ii) the total number of then outstanding Offering Shares.

(ii) Redemption Rights. If a stockholder vote is required by law to approve the proposed initial Business Combination or the Corporation decides to hold a stockholder vote on the proposed initial Business Combination for business or other legal reasons, the Corporation shall offer to redeem the Offering Shares at a Redemption Price per share of the Common Stock payable to holders of the Offering Shares exercising their Redemption Rights (irrespective of whether they voted in favor or against the initial Business Combination) equal to, subject to the Redemption Limitation, the quotient obtained by dividing (a) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable), by (b) the total number of then outstanding Offering Shares.

(c) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination pursuant to a proxy solicitation, a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13(d)(3) of the Exchange Act), shall be restricted from seeking Redemption Rights with respect to more than 15% of the Offering Shares.

(d) In the event that the Corporation has not consummated an initial Business Combination within 24 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable

Current Certificate	Proposed Certificate

in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the stockholders remaining following such redemption and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

(e) If the Corporation offers to redeem the Offering Shares in conjunction with a stockholder vote on an initial Business Combination, the Corporation shall consummate the proposed initial Business Combination only if (i) such initial Business Combination is approved by the affirmative vote of the holders of a majority of the shares of the Common Stock that are voted at a stockholder meeting held to consider such initial Business Combination and (ii) the Redemption Limitation is not exceeded.

(f) If the Corporation conducts a tender offer pursuant to Section 9.2(b)(i), the Corporation shall consummate the proposed initial Business Combination only if the Redemption Limitation is not exceeded.

Section 9.3 Distributions from the Trust Account.

(a) A Public Stockholder shall be entitled to receive funds from the Trust Account only as provided in Sections 9.2(a), 9.2(b), 9.2(d) or 9.7 hereof. In no other circumstances shall a Public Stockholder have any right or interest of any kind in or to distributions from the Trust Account, and no stockholder other than a Public Stockholder shall have any interest in or to the Trust Account.

Current Certificate	Proposed Certificate

(b) Each Public Stockholder that does not exercise its Redemption Rights shall retain its interest in the Corporation and shall be deemed to have given its consent to the release of the remaining funds in the Trust Account to the Corporation, and following payment to any Public Stockholders exercising their Redemption Rights, the remaining funds in the Trust Account shall be released to the Corporation.

(c) The exercise by a Public Stockholder of the Redemption Rights shall be conditioned on such Public Stockholder following the specific procedures for redemptions set forth by the Corporation in any applicable tender offer or proxy materials sent to the Corporation’s Public Stockholders relating to the proposed initial Business Combination. Payment of the amounts necessary to satisfy the Redemption Rights properly exercised shall be made as promptly as practical after the consummation of the initial Business Combination.

Section 9.4 Share Issuances. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation that would entitle the holders thereof to receive funds from the Trust Account or vote on any initial Business Combination.

Section 9.5 Transactions with Affiliates. In the event the Corporation enters into an initial Business Combination with a target business that is affiliated with the Sponsor, or the directors or officers of the Corporation, the Corporation, or a committee of the independent directors of the Corporation, shall obtain an opinion from an independent accounting firm or an independent investment banking firm that is a member of the Financial Industry Regulatory Authority that such initial Business Combination is fair to the Corporation from a financial point of view.

Section 9.6 No Transactions with Other Blank Check Companies. The Corporation shall not enter into a Business Combination with another blank check company or a similar company with nominal operations.

	Current Certificate	Proposed Certificate

Section 9.7 Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to Section 9.2(d) that would affect the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 24 months from the date of the Closing, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Offering Shares. The Corporation’s ability to provide such opportunity is subject to the Redemption Limitation.

Section 9.8 Minimum Value of Target. The Corporation’s initial Business Combination must occur with one or more target businesses that together have a fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination.

ARTICLE X	The current certificate provides as follows:	Current Article X shall be revised and restated in its entirety as new Article IX as follows:

ARTICLE X

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate

ARTICLE IX

CORPORATE OPPORTUNITY

(a) The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate

Current Certificate	Proposed Certificate

opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

(b) Without limiting the foregoing, to the extent permitted by applicable law, each of the Sellers (as defined in the Master Transaction Agreement) and their respective Affiliates (as defined in Article 10.3) (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the

Current Certificate	Proposed Certificate

Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

(c) Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

Vote Required for Approval

The affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote thereon at the Special Meeting is required to approve this Proposal No. 7. Abstentions or the failure to vote on Proposal No. 7 will have the same effect as a vote “AGAINST” Proposal No. 7.

This Proposal No. 7 is conditioned upon the approval and completion of the Business Combination Proposal and the NASDAQ Proposal. If the Business Combination Proposal or the NASDAQ Proposal is not approved, this Proposal No. 7 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 7.

PROPOSAL NO. 8 — ELECTION OF DIRECTORS TO THE BOARD OF DIRECTORS

Overview

The Company’s Board is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two year term. If Proposal No. 3 is approved, the proposed certificate of incorporation will reclassify our Board into three separate classes, with each class serving a three year term. Assuming the Business Combination Proposal, the NASDAQ Proposal and Proposal No. 3 are approved at the Special Meeting, stockholders are being asked to elect seven directors to our Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is contingent upon approval of the Business Combination and the NASDAQ Proposal. Before we mail definitive proxy materials to our stockholders, we will identify the director nominees and the directors that will constitute each committee of the Board of the post-combination company.

Our Board has nominated each of Mr. C. Dean Metropoulos, Mr. Andrew Jhawar, Mr. Mark R. Stone, Mr. Randall Bort, Mr. Jeffrey Rea, [    ] and [    ] to serve as directors of the post-combination company, with [    ] to serve as Class I directors, [    ] to serve as Class II directors and [    ] to serve as Class III directors. The following sets forth information regarding each nominee.

C. Dean Metropoulos — Mr. Metropoulos is Chairman and Chief Executive Officer of Metropoulos & Co., a boutique acquisition and management firm focusing on the food and consumer sectors. Since 2013, Mr. Metropoulos has served as the Executive Chairman of certain subsidiaries of Hostess and member of the Hostess Board. Mr. Metropoulos has over 30 years of experience in acquiring and restructuring businesses in the U.S., Mexico and Europe and has been involved in approximately 80 transactions, including investments in Pabst Brewing Company, Pinnacle Foods Group, Inc. (Swanson/Hungry-Man, Vlasic Pickles, Open Pit Barbeque Sauce, Duncan Hines, Log Cabin Syrup, Mrs. Butterworth’s Syrup, Aunt Jemima Frozen Breakfast, Mrs. Paul’s Seafood, Van De Kamp’s Seafood, Celeste Pizza, & Lender’s Bagels), Aurora Foods, Stella Foods, The Morningstar Group, International Home Foods (Chef Boyardee, Pam Cooking Spray, Gulden’s Mustard & Bumble Bee Tuna), Ghirardelli Chocolates, Mumm and Perrier Jouet Champagnes and Hillsdown Holdings, PLC (Premier International Foods, Burtons Biscuits and Christie Tyler Furniture), among others. Mr. Metropoulos holds a B.S. and an M.B.A. from Babson College.

Andrew Jhawar — Mr. Jhawar has served as a member of the Hostess Board and a member of the board of directors of AP Hostess Holdings since April 2013. Mr. Jhawar is a Senior Partner and Head of the Consumer & Retail Industry team in the private equity business of Apollo Management, L.P., having joined in February 2000. Prior to joining Apollo, Mr. Jhawar was an investment banker for five years with Donaldson, Lufkin & Jenrette Securities Corporation and, prior to that, Jefferies & Company, where he focused primarily on the structuring, execution and negotiation of high yield debt and equity financing transactions. Mr. Jhawar currently is the Chairman of the Board of Directors of The Fresh Market, Inc. (from April 2016 — current), which is a leading specialty grocery retailer with over 175 stores located predominantly in the Southeastern U.S. and he is also Chairman of the Board of Managers of The Stand, LLC (from August 2015 — current), a growing fast casual Southern California better burger restaurant company. In addition, Mr. Jhawar previously sat on a number of private and public company boards including Smart & Final, Inc. from 2007 to 2012, Sprouts Farmers Market, Inc. (NASDAQ: SFM) from 2011 to 2016, including as Chairman of the Board from 2013 to 2015, General Nutrition Centers, Inc. (NYSE: GNC) from 2003 to 2007 and Rent-A-Center, Inc. (NASDAQGS: RCII) from 2001 to 2005. Mr. Jhawar graduated with an M.B.A. from Harvard Business School and graduated, summa cum laude, with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Mark R. Stone — Mr. Stone has been our Chief Executive Officer since June 2015. Mr. Stone is a Senior Managing Director and President, Operations of The Gores Group, a private equity firm. Mr. Stone is a member of the Investment Committee and a member of the Office of the Chairman of The Gores Group. Mr. Stone has worked at The Gores Group since 2005, in part, focusing on all Gores’ operational due diligence efforts and worldwide operations of all Gores’ portfolio companies. He has been a senior team member with key responsibility in several turnaround value-oriented investment opportunities, including Stock Building Supply (ticker: STCK), a supplier of building materials and construction services to professional home builders and contractors in the United States; United Road Services, a provider of finished vehicle logistics services; and Sage Automotive Interiors, the largest North American manufacturer of high performance automotive seat fabrics. Mr. Stone has also been involved with the acquisition, successful carve-out and transformation of Lineage Power and VincoTech, manufacturers of telecom conversion products, electronic OEMs, power modules, GPS products and electronic manufacturing services, from Tyco Electronics; Therakos, a global leader in advanced technologies for extracorporeal photopheresis (ECP), from Johnson & Johnson; and Sagem Communications, a Paris-based manufacturer of set-top boxes, residential terminals, printers and other communications equipment, from the Safran Group. He has served as Executive Chairman and/or CEO of several portfolio companies including Siemens Enterprise Communications, a leading Munich-based global corporate telephony (PBX) and unified communications (UC) solutions provider, and Enterasys Networks, a global network solutions provider. Prior to joining The Gores Group in 2005, Mr. Stone spent nearly a decade as a Chief Executive transforming businesses across the services, industrial and technology sectors. Mr. Stone spent five years with The Boston Consulting Group as a member of their high technology and industrial goods practices and served in the firm’s Boston, London, Los Angeles and Seoul offices. Mr. Stone earned a B.S. in Finance with Computer Science and Mathematics concentrations from the University of Maine and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

Randall Bort — Mr. Bort has served as a member of our Board since August 14, 2015. Mr. Bort is a Co-Founder of SandTree Holdings, LLC, a private commercial real estate investment firm. Previously, Mr. Bort was an investment banker at Drexel Burnham Lambert, BT Securities, Donaldson, Lufkin & Jenrette, Credit Suisse First Boston, The Mercanti Group and Imperial Capital. Mr. Bort has significant financial, transactional and capital markets experience across multiple industries and has worked both domestically and in Asia. Mr. Bort graduated from Claremont McKenna College with a B.A in Economics and Mathematics and received his M.B.A. in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania. Mr. Bort is a member of the Board of Trustees of Children’s Bureau, a non-profit organization based in Los Angeles focused on foster care and the prevention of child abuse.

Jeffrey Rea — Mr. Rea has served as a member of our Board since March 21, 2016. Mr. Rea currently serves as a director of BMC Stock Holdings, Inc. (NASDAQ: “STCK”). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology.

[    ]

[    ]

Vote Required for Approval

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven director nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Failure to vote by proxy or to vote in person at the Special Meeting and abstentions will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee.

This Proposal No. 8 is conditioned upon the approval of the Business Combination Proposal, the NASDAQ Proposal and Proposal No. 3. If the Business Combination Proposal, the NASDAQ Proposal or Proposal No. 3 is not approved, this Proposal No. 8 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR

STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SEVEN DIRECTOR

NOMINEES TO THE BOARD OF DIRECTORS

PROPOSAL NO. 9 — APPROVAL OF THE INCENTIVE PLAN,

INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN AND ALSO FOR PURPOSES OF COMPLYING WITH SECTION 162(M) OF THE CODE

Overview

Our Board approved the Incentive Plan on July 26, 2016, subject to stockholder approval of the Incentive Plan at the Special Meeting. If approved by stockholders, the Incentive Plan will continue until July 26, 2026. Among other things, approval of the Incentive Plan by our stockholders will have the effect of:

•	authorizing 7,150,000 shares of our Class A Stock as the initial reserve of shares available for issuance under the Incentive Plan; and

•	constituting disclosure and approval of the material terms of the performance goals under the Incentive Plan for purposes of complying with the applicable requirements of Section 162(m) of the Code.

The Company anticipates that the initial share reserve to be authorized under the Incentive Plan should be sufficient for multiple years of future awards. If the Incentive Plan is not approved, the Company does not expect to be able to offer competitive equity packages to hire or retain key personnel.

This proposal is conditioned upon the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals. If the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals are not approved, this proposal will have no effect.

Description of the Incentive Plan

The following is a description of the material terms of the Incentive Plan. The following summary does not purport to be complete and is qualified by reference to the terms of the entire Incentive Plan, which is attached to this proxy statement as Annex L. Our stockholders are encouraged read carefully the entire Incentive Plan before voting on this proposal.

Shares Subject to the Incentive Plan

Subject to adjustments as described below, the maximum aggregate number of shares of Class A Stock that may be issued pursuant to awards granted under the Incentive Plan will be 7,150,000. Any shares of Class A Stock delivered under the Incentive Plan will consist of authorized and unissued shares, or treasury shares. Shares of Class A Stock that are (i) tendered by a participant or withheld by the Company in payment of the exercise, base or purchase price relating to an award, (ii) tendered by the participant or withheld by the Company to satisfy any taxes or tax withholding obligations with respect to an award, or (iii) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right under the Incentive Plan, as applicable, will not be available for future awards under the Incentive Plan.

Awards that are required to be paid in cash pursuant to their terms will not reduce the share reserve. To the extent that an award granted under the Incentive Plan is canceled, expired, forfeited, or otherwise terminated without delivery of the shares to the participant, the shares of Class A Stock retained by or returned to the Company will not be deemed to have been delivered under the Incentive Plan, and will be available for future awards under the Incentive Plan.

Administration

The Incentive Plan will be administered by the Compensation Committee (or the Board or a committee of the Board appointed by the Board). Subject to the limitations set forth in the Incentive Plan, the Compensation

Committee has the authority to, among other things, determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the Incentive Plan and terms of awards and adopt rules for the administration, interpretation and application of the Incentive Plan. All interpretations, determinations and actions by the Compensation Committee will be final, conclusive and binding upon all parties.

Eligibility

Awards under the Incentive Plan may be granted to all key employees, non-employee directors, consultants or other personal service providers of the Company or any of its subsidiaries. The Compensation Committee selects from among the eligible individuals who will receive awards under the Incentive Plan.

As of July 26, 2016, the market value of a share of our common stock (the closing price on NASDAQ) was $10.28.

Adjustments

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to our Class A Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our Class A Stock, appropriate and equitable adjustments will be made to the number and kind of shares of Class A Stock available for grant, as well as to other maximum limitations under the Incentive Plan, and the number and kind of shares of Class A Stock, shares of other classes of the Company’s common stock, securities, units or other rights or property subject to, or issuable in respect of, awards that are affected by the event.

Stock Options

Stock options granted under the Incentive Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a share of Class A Stock on the date of the grant of the option, or such higher amount determined by the Compensation Committee. The Compensation Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified performance goals established by the Compensation Committee. The maximum term of an option will be ten years from the date of grant.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash or, (ii) to the extent permitted by the Compensation Committee, (A) in shares of Class A Stock, (B) through an open-market broker-assisted transaction, (C) by reducing the number of shares of Class A Stock otherwise deliverable upon the exercise of the stock option, (D) by combination of any of the above methods, or (E) by such other method approved by the Compensation Committee, and must satisfy any required tax withholding amounts. All options generally are nontransferable. Without the prior approval of the Company’s stockholders, the Incentive Plan prohibits the cancellation of underwater stock options in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of stock options. Dividends will not be paid with respect to stock options. Dividend equivalent rights may be granted with respect to the shares of Class A Stock subject to stock options to the extent permitted by the Compensation Committee and set forth in the award agreement.

Stock Appreciation Rights

A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of Class A Stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares of Class A Stock as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price per share of a stock appreciation right may not be less than the fair market value of a share of Class A Stock on the date of grant. The Compensation Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change of control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in shares of Class A Stock or in a combination of both. Without the prior approval of the Company’s stockholders, the Incentive Plan prohibits the cancellation of underwater stock appreciation rights in exchange for cash or another award (other than in connection with a change of control of the Company) or the “repricing” of stock appreciation rights. Dividends shall not be paid with respect to stock appreciation rights. Dividend equivalent rights may be granted with respect to the shares of Class A Stock subject to stock appreciation rights to the extent permitted by the Compensation Committee and set forth in the award agreement.

Restricted Stock Awards

A restricted stock award represents shares of Class A Stock that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Compensation Committee, and/or on such other terms and conditions as approved by the Compensation Committee in its discretion. Unless otherwise set forth in an award agreement, restricted stock award holders will have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends, during the restricted period. Any dividends with respect to a restricted stock award that is subject to performance-based vesting may be subject to the same restrictions on transfer and vesting requirements as the underlying restricted stock award.

Restricted Stock Units

An award of a restricted stock unit, or “RSU,” provides the participant the right to receive a payment based on the value of a share of Class A Stock. RSUs may be subject to vesting requirements, restrictions and conditions to payment. Such requirements may be based on the continued service of the participant for a specified time period, on the attainment of specified performance goals established by the Compensation Committee and/or on such other terms and conditions as approved by the Compensation Committee in its discretion. In addition, an RSU may be designated as a “performance stock unit” or “PSU,” the vesting requirements of which may be based, in whole or in part, on the attainment of pre-established performance goal(s) over a specified performance period designed to meet the requirements for exemption under Section 162(m) of the Code, or otherwise, as approved by the Compensation Committee in its discretion. An RSU award will become payable to a participant at the time or times determined by the Compensation Committee and set forth in the award agreement, which may be upon or following the vesting of the award. RSUs are payable in cash or in shares of Class A Stock or in a combination of both. RSUs may, but are not required to, be granted together with a dividend equivalent right with respect to the shares of Class A Stock subject to the award. Dividend equivalent rights may be subject to conditions that apply to the underlying RSUs.

Cash Performance Awards

A cash performance award is denominated in a cash amount (rather than in shares) and is payable based on the attainment of pre-established business and/or individual performance goals over a specified performance period. The requirements for vesting may be also based upon the continued service of the participant during the performance period. The maximum amount of cash performance awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be paid to a participant during any one calendar year under all cash performance awards is $10,000,000.

Performance Criteria

For purposes of cash performance awards, PSUs, as well as for any other awards under the Incentive Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be one or any combination of the following, for the Company or any identified subsidiary or business unit, as determined by the Compensation Committee at the time of the award:

•	net earnings;

•	earnings per share;

•	net debt;

•	net revenue;

•	revenue growth, sales growth or product revenue growth;

•	net income (before or after taxes);

•	pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•	net operating profit;

•	return measures (including, but not limited to, return on assets or net assets, capital, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, distributable cash flow, cash flow per share and free cash flow);

•	earnings before or after interest, taxes, depreciation, amortization and/or rent;

•	appreciation in and/or maintenance of share price (including, but not limited to, growth measures and total stockholder return);

•	cost reduction, expense control or loss management;

•	market share;

•	economic value added;

•	working capital;

•	adjusted operating margins, gross margins or cash margin;

•	year-end cash;

•	debt reductions;

•	the completion of corporate transactions;

•	gross or net profit margins;

•	revenue mix;

•	operating efficiency;

•	product diversification;

•	market penetration;

•	measurable achievement in quality, operation or development initiatives or production volume levels;

•	quarterly dividends or distributions;

•	employee retention or turnover;

•	operating income before depreciation, amortization and/or taxes; and

•	any combination of or a specified increase or decrease, as applicable, in any of the foregoing.

Each of the performance criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Compensation Committee at the time the applicable award is granted including, without limitation, GAAP.

At the time that an award is granted, the Compensation Committee may provide that performance will be measured in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements and the cumulative effects of accounting or tax law changes. In addition, with respect to a participant hired or promoted following the beginning of a performance period, the Compensation Committee may determine to prorate the amount of any payment in respect of such participant’s cash performance awards or PSUs for the partial performance period, to the extent not inconsistent with Section 162(m) of the Code.

Further, the Compensation Committee shall, to the extent provided in an award agreement, have the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award. Following the conclusion of the performance period, the Compensation Committee shall certify in writing whether the applicable performance goals have been achieved.

Other Stock-Based Awards

Other stock-based awards represent awards granted at the discretion of the Compensation Committee based on the fair market value of shares of Class A Stock, including unrestricted shares, deferred shares, phantom shares or units, and dividend equivalent rights. Other stock-based awards will be based on the terms and conditions determined by the Compensation Committee, including but not limited to the right to receive one or more shares of Class A Stock upon completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Such other stock-based awards may be granted alone or in conjunction with other awards under the Incentive Plan. The Compensation Committee will determine to whom and when such other stock-based awards will be made, the number of shares awarded, and whether such award will be settled in cash, shares or a combination of cash and shares.

Award Limitations

For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Class A Stock that may be subject to stock options, stock appreciation rights, performance-based restricted stock awards, performance-based RSUs, and other stock-based awards that vest in full or in part based on the attainment of performance goals granted to any single participant other than a non-employee director in any single calendar year during the term of the Incentive Plan will be limited to 1,000,000 shares of Class A Stock for each such award type individually (subject to adjustment as provided in the Incentive Plan), except for calendar year 2016, in which case such limit will be 2,000,000 shares.

Further, the annual compensation awarded to any non-employee director during each fiscal year including both shares of Class A Stock subject to awards under the Incentive Plan and any cash fees paid may not exceed $750,000 in total value (calculating the value of such awards based on the grant date fair value of such awards for financial reporting purposes).

As of July 26, 2016, the market value of a share of our Class A Stock (the closing price on NASDAQ) was $10.28.

Effect of Change of Control

Upon the occurrence of a “change of control” (as defined in the Incentive Plan), unless otherwise provided in the applicable award agreement, the Compensation Committee is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of such outstanding awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms as such outstanding awards (with appropriate adjustments to the type of consideration payable upon settlement of the awards); (iii) acceleration of exercisability, vesting and/or payment; and (iv) if all or substantially all of the Company’s outstanding shares of Class A Stock are transferred in exchange for cash, shares or other property or consideration in connection with such change of control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Compensation Committee (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancel all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Compensation Committee.

Substitute Awards in Corporate Transactions

The Compensation Committee may grant awards under the Incentive Plan to employees or directors of corporations that are acquired by the Company in substitution of awards previously granted by such corporations to such persons. Any such substitute awards shall not reduce the share reserve; provided, however, that such treatment is permitted by applicable law and the listing requirements of NASDAQ or other exchange or securities market on which the Class A Stock is listed.

Forfeiture / Right of Recapture

The Compensation Committee may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the Incentive Plan), violation of Company policies or breach of noncompetition, nonsolicitation, confidentiality or other restrictive covenants that may apply to the participant.

If within one year (or such longer time specified in an award agreement or other agreement or policy applicable to a participant) after the date on which a participant exercises a stock option or stock appreciation right or on which a restricted stock award, restricted stock unit or other stock- based award vests or becomes payable or on which a cash performance award is paid to a participant, or on which income otherwise is realized by a participant in connection with an award, either (i) a participant is terminated for cause, (ii) the Compensation Committee determines in its discretion that the participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery policy, “clawback” or similar policy, as may be in effect from time to time, or (iii) after a participant is terminated for any other reason, the Compensation Committee determines in its discretion either that, (A) during the participant’s period of service, the participant engaged in an act or omission which would have warranted termination of service for “cause” and a forfeiture event has occurred with respect to the participant or (B) after termination, the participant engaged in conduct that materially violated any continuing obligation or duty of the participant in respect of the Company or any of its subsidiaries, then any gain realized by the participant from the exercise, vesting, payment or other realization of income by the participant in connection with an award, will be paid by the participant to the Company upon notice from the Company, subject to applicable state law.

Participants may be subject to the Company’s compensation recovery policy, “clawback” or similar policy, as may be in effect from time to time and/or any compensation recovery, “clawback” or similar policy made applicable by law including the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Term, Amendment and Termination

The term of the Incentive Plan is ten years from the date the Board approved the Incentive Plan, subject to the approval by the stockholders. The Board of Directors may amend, modify, suspend or terminate the Incentive

Plan at any time; provided, however, that no termination or amendment of the Incentive Plan will materially and adversely affect any award granted under the Incentive Plan without the consent of the participant or the permitted transferee of the award. The Board may seek the approval of any amendment by the Company’s stockholders to the extent it deems necessary for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of NASDAQ, or for any other purpose. Notwithstanding the foregoing, the Board of Directors shall have broad authority to amend the Incentive Plan and any award without the consent of a participant to the extent it deems necessary or desirable in its discretion to comply with or to take into account changes in, or interpretation of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

Federal Tax Consequences

The following discussion summarizes certain material federal income tax consequences associated with certain awards that may be granted under the Incentive Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

Nonqualified Stock Options

A recipient of a nonqualified stock option will not have taxable income at the time of grant. However, the holder realizes income in connection with the exercise of the option, in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding tax deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending upon how long the shares were held following exercise), for which the Company is not entitled to a deduction.

Incentive Stock Options

A recipient of an incentive stock option will not have taxable income at the time of grant or at the time of exercise. However, the exercise of an incentive stock option may result in an alternative minimum tax liability to the holder. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise results in ordinary income to the holder (and a tax deduction to the Company), generally equal to the value of the shares at the time of exercise less the exercise price, and any additional gain recognized in the disposition is treated as a capital gain, for which the Company is not entitled to a deduction. On the other hand, if the holder does not dispose of the shares until after the expiration of the above-described one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss, for which the Company is not entitled to a deduction.

Stock Appreciation Rights

A recipient of a stock appreciation right will not have taxable income at the time of grant. However, the holder realizes income in connection with the exercise of the stock appreciation right, in an amount equal to the excess of the fair market value of the shares acquired upon exercise over the base price. A corresponding tax deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending upon how long the shares were held following exercise), for which the Company is not entitled to a deduction.

Restricted Stock Awards

A recipient of a restricted stock award will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of restricted stock vesting on any date over the purchase price paid, if any. Any further gain or loss from the subsequent sale of such shares constitutes capital gain or loss. However, if the recipient makes a timely election under Section 83(b) of the Code at the time of grant, then such recipient is taxed on the date of grant at ordinary income rates, on the excess of the fair market value of the restricted stock on the date of grant over the purchase price paid, if any. Any further gain or loss on the subsequent sale of such shares constitutes a capital gain or loss. The Company will generally be entitled to a tax deduction at the time the holder recognizes ordinary income.

Restricted Stock Units

A recipient of a restricted stock unit award will not have taxable income at the time of grant. However, the holder realizes income at the time that any shares underlying the award become vested and are settled (whether settled in cash or shares). The holder will generally include in income the amount of the cash received or the value of the shares received, as applicable. Such amount will be treated as ordinary income by the participant, and a corresponding tax deduction is available to the Company.

New Incentive Plan Benefits

The number of awards that will be received by or allocated to our executive officers and other eligible individuals under the Incentive Plan are subject to the discretion of the Compensation Committee. As such, the benefits and amounts that will be received or allocated under the Incentive Plan in the future are not determinable at this time.

Vote Required for Approval

The affirmative vote of holders of at least a majority of the outstanding shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting is required to approve the Incentive Plan, including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Code. Abstentions will have the same effect as a vote “AGAINST” this Proposal No. 9. This Proposal No. 9 is conditioned on the approval of the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals. If the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposal is not approved, this Proposal No. 9 will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE INCENTIVE PLAN PROPOSAL, INCLUDING THE AUTHORIZATION OF THE INITIAL SHARE RESERVE UNDER THE INCENTIVE PLAN AND ALSO FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE.

PROPOSAL NO. 10 — RATIFICATION OF APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

We are asking our stockholders to ratify our Audit Committee’s selection of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Our Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. Our Audit Committee is not bound by the outcome of this vote.

KPMG has audited our financial statements for the fiscal year ended December 31, 2015. A representative of KPMG is expected to be present at the Special Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions from stockholders. The following is a summary of fees paid or to be paid to KPMG by the Company for services rendered in fiscal year 2015.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by KPMG in connection with regulatory filings. The fees billed by KPMG for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, the registration statement, the Form 8-K filed in connection with the closing of our IPO and other required filings with the SEC for the period from June 1, 2015 (inception) through December 31, 2015 totaled $154,167. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay KPMG for audit-related fees for the period from June 1, 2015 (inception) through December 31, 2015.

Tax Fees. We did not pay KPMG for tax planning and tax advice for the period from June 1, 2015 (inception) through December 31, 2015.

All Other Fees. We did not pay KPMG for any other services for the period from June 1, 2015 (inception) through December 31, 2015.

Our Audit Committee has determined that the services of KPMG are compatible with maintaining the independence of KPMG as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has approved all of the foregoing services. Our Audit Committee will pre-approve all future auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by our Audit Committee prior to the completion of the audit).

Vote Required for Approval

The ratification of the appointment of KPMG requires the vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR

STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION BY OUR AUDIT COMMITTEE OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 11 — THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal or the Charter Amendment Proposals, but no other proposal if the Business Combination Proposal, the NASDAQ Proposal and the Charter Amendment Proposals are approved. In no event will our Board adjourn the Special Meeting or consummate the Business Combination beyond November 22, 2016.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, the Charter Amendment Proposals or any other proposal.

Vote Required for Approval

The approval of the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of our Common Stock represented in person or by proxy and entitled to vote thereon at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” this proposal.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT THE COMPANY

General

We are a blank check company incorporated on June 1, 2015 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as a “business combination.” Prior to our entering into the Master Transaction Agreement, our acquisition and value creation strategy was to identify, acquire and, after an initial business combination, to build a company in an industry or sector that complements the experience of our management team and can benefit from our operational expertise. Our acquisition selection process has leveraged our team’s network of potential transaction sources, ranging from owners and directors of private and public companies, private equity funds, investment bankers, lenders, attorneys, accountants and other trusted advisors across various sectors. We have neither engaged in any operations nor generated any revenue to date. Based on our business activities, we are a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting solely of cash and/or cash equivalents.

On June 12, 2015, our Sponsor purchased an aggregate of 11,500,000 Founder Shares, for an aggregate purchase price of $25,000 or approximately $0.002 per share. Subsequently, our Sponsor transferred an aggregate of 75,000 Founder Shares to Messrs. Randall Bort, William Patton and Jeffrey Rea, the Company’s independent directors. On August 13, 2015, our Sponsor forfeited 1,437,500 Founder Shares, and following the expiration of the unexercised portion of the underwriters’ over-allotment option, our Sponsor forfeited an additional 687,500 Founder Shares, so that the Founder Shares held by our Initial Stockholders would represent 20% of our outstanding shares of Common Stock immediately following the consummation of our IPO.

On August 19, 2015, we consummated our IPO of 37,500,000 units of the Company, including 2,500,000 units issued pursuant to the partial exercise of the underwriters’ over-allotment option. Each such unit consists of one share of Class A Stock and one public warrant to purchase one-half of one share of Class A Stock at an exercise price of $5.75 per half share of Class A Stock (or $11.50 per whole share). The units were sold at a price of $10.00 per share, generating gross proceeds to us of $375,000,000. Prior to the IPO closing date, we completed the private sale of an aggregate of 19,000,000 Private Placement Warrants to our Sponsor at a price of $0.50 per Private Placement Warrant, each exercisable to purchase one-half of one share of Class A Stock at $5.75 per half share (or $11.50 per whole share), generating gross proceeds to us of $9,500,000. The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the units in the IPO, except that the Private Placement Warrants may be net cash settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees. The sale of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

On August 19, 2015, the closing date of our IPO, $375,000,000 of the gross proceeds from the IPO and the sale of the Private Placement Warrants was deposited in the Trust Account with Continental Stock Transfer and Trust Company acting as Trustee. Of the $9,500,000 held outside of the Trust Account, $7,500,000 was used to pay underwriting discounts and commissions, $300,000 was used to repay notes payable to our Sponsor and the balance was available to pay accrued offering and formation costs, business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Funds held in the Trust Account have been invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earliest of: (i) the completion of a business combination; (ii) the redemption of any shares of Class A Stock properly tendered in connection with a stockholder vote to amend our current certificate of incorporation to modify the substance or timing of our obligation to redeem 100% of such shares of Class A Stock if we do not complete a business combination by August 19, 2017; and (iii) the redemption of 100% of the shares of Class A Stock if we are unable to complete a business combination by August 19, 2017 (subject to applicable law).

On October 15, 2015, we announced that the holders of our public units may elect to separately trade the Class A Stock and warrants included in the units commencing on October 16, 2015 on the NASDAQ under the symbols “GRSH” and “GRSHW,” respectively. Those units not separated will continue to trade on the NASDAQ under the symbol “GRSHU.”

Initial Business Combination

NASDAQ rules require that an initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in our Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with an initial business combination. Our Board has determined that the Business Combination meets the 80% test.

Redemption Rights for Holders of Public Shares

We are providing our public stockholders with the opportunity to redeem their public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest but net of franchise and income taxes payable, divided by the number of then outstanding public shares, upon the consummation of the Business Combination, subject to the limitations described herein. As of March 31, 2016, the fair value of the marketable securities held in the Trust Account, net of taxes payable and any interest that we may withdraw for working capital purposes, is approximately $10.00 per public share. Our Initial Stockholders, including our Sponsor, and our other current directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination. The Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price.

Submission of Our Initial Business Combination to a Stockholder Vote

The Special Meeting of our stockholders to which this proxy statement relates is to solicit your approval of the Business Combination. Unlike many other blank check companies, our public stockholders are not required to vote against the Business Combination in order to exercise their redemption rights. If the Business Combination is not completed, then public stockholders electing to exercise their redemption rights will not be entitled to receive such payments. Our Initial Stockholders, including our Sponsor, have agreed to vote any shares of Common Stock owned by them in favor of the Business Combination.

Limitations on Redemption Rights

Notwithstanding the foregoing our current certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemptions with respect to more than an aggregate of 15% of the shares of Class A Stock included in the units sold in our IPO.

Employees

We currently have three officers. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed an initial business combination. We presently expect our officers to devote such amount of time as they reasonably believe is necessary to our business, and the amount of time that Mr. Gores or any other members of our management will devote in any time period will vary based on the current stage of the business combination process. We do not intend to have any full time employees prior to the closing of an initial business combination.

Management

Directors and Officers

The directors and officers of the Company are as follow as of July 27, 2016:

Name	Age	Position
Alec Gores	63	Chairman
Mark R. Stone	52	Chief Executive Officer
Kyle Wheeler	36	President
Andrew McBride	35	Chief Financial Officer and Secretary
Randall Bort	51	Director
William Patton	70	Director
Jeffrey Rea	51	Director

Alec Gores has been our Chairman since June 2015. Mr. Gores is the Founder, Chairman and Chief Executive Officer of The Gores Group, a global investment firm focused on acquiring businesses that can benefit from the firm’s operating expertise. Mr. Gores began his career as a self-made entrepreneur and operating executive. In 1978, he self-funded and founded Executive Business Systems (EBS), a developer and distributor of vertical business software systems. In 1986, CONTEL purchased EBS, and Mr. Gores subsequently began acquiring and operating non-core businesses from major corporations, Mr. Gores holds a degree in Computer Science from Western Michigan University. We believe Mr. Gores’ significant investment and financial expertise make him well qualified to serve as a member of our Board.

Mark R. Stone — Mr. Stone has been our Chief Executive Officer since June 2015. Mr. Stone is a Senior Managing Director and President, Operations of The Gores Group, a private equity firm. Mr. Stone is a member of the Investment Committee and a member of the Office of the Chairman of The Gores Group. Mr. Stone has worked at The Gores Group since 2005, in part, focusing on all Gores’ operational due diligence efforts and worldwide operations of all Gores’ portfolio companies. He has been a senior team member with key responsibility in several turnaround value-oriented investment opportunities, including Stock Building Supply (ticker: STCK), a supplier of building materials and construction services to professional home builders and contractors in the United States; United Road Services, a provider of finished vehicle logistics services; and Sage Automotive Interiors, the largest North American manufacturer of high performance automotive seat fabrics. Mr. Stone has also been involved with the acquisition, successful carve-out and transformation of Lineage Power and VincoTech, manufacturers of telecom conversion products, electronic OEMs, power modules, GPS products and electronic manufacturing services, from Tyco Electronics; Therakos, a global leader in advanced technologies for extracorporeal photopheresis (ECP), from Johnson & Johnson; and Sagem Communications, a Paris-based manufacturer of set-top boxes, residential terminals, printers and other communications equipment, from the Safran Group. He has served as Executive Chairman and/or CEO of several portfolio companies including Siemens Enterprise Communications, a leading Munich-based global corporate telephony (PBX) and unified communications (UC) solutions provider, and Enterasys Networks, a global network solutions provider. Prior to joining The Gores Group in 2005, Mr. Stone spent nearly a decade as a Chief Executive transforming businesses across the services, industrial and technology sectors. Mr. Stone spent five years with The Boston Consulting Group as a member of their high technology and industrial goods practices and served in the firm’s Boston, London, Los Angeles and Seoul offices. Mr. Stone earned a B.S. in Finance with Computer Science and Mathematics concentrations from the University of Maine and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

Kyle Wheeler has served as our President since June 2015 and previously served as our Chief Financial Officer and Secretary from June 2015 until January 2016. From October 2012 through December 2015, Mr. Wheeler was previously responsible for leading the negotiation and execution of acquisitions and divestitures at The Gores Group. Prior to joining The Gores Group, Mr. Wheeler was a Principal at FdG Associates, a private investment firm. Previously, Mr. Wheeler was based in New York and was a member of the mergers & acquisitions, restructuring advisory and merchant banking groups at Gleacher Partners, an advisory and investment firm. Mr. Wheeler previously served on the board of directors of Cosmo Specialty Fibers, Norment Security Group, Sage Automotive and Scovill Fasteners, portfolio companies of The Gores Group. Mr. Wheeler holds a B.A. in Economics and Political Science from Colgate University, where he was elected to Phi Beta Kappa.

Andrew McBride has been our Chief Financial Officer and Secretary since January 2016. Mr. McBride has served as Director, Finance and Tax at The Gores Group since February 2010, where he is responsible for tax due diligence and structuring of acquisitions, compliance, planning, financial management and portfolio company reporting. Previously, from January 2008 to January 2010, Mr. McBride worked in the High Net Worth group at Ehrhardt, Keefe, Steiner, and Hottman, P.C.. From January 2004 to January 2008, Mr. McBride was with KPMG, LLP, assisting international corporations with tax planning, structuring and compliance issues. Mr. McBride holds a B.S. in Accounting and Finance from the University of Notre Dame and is licensed as a Certified Public Accountant in the State of Colorado.

Randall Bort has served as a member of our Board since August 14, 2015. Mr. Bort is a Co-Founder of SandTree Holdings, LLC, a private commercial real estate investment firm. Previously, Mr. Bort was an investment banker at Drexel Burnham Lambert, BT Securities, Donaldson, Lufkin & Jenrette, Credit Suisse First Boston, The Mercanti Group and Imperial Capital. Mr. Bort has significant financial, transactional and capital markets experience across multiple industries and has worked both domestically and in Asia. Mr. Bort graduated from Claremont McKenna College with a B.A in Economics and Mathematics and received his M.B.A. in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania. Mr. Bort is a member of the Board of Trustees of Children’s Bureau, a non-profit organization based in Los Angeles focused on foster care and the prevention of child abuse. We believe Mr. Bort’s significant investment and financial expertise make him well qualified to serve as a member of our Board.

William Patton has served as a member of our Board since August 14, 2015. Mr. Patton is Chairman, Chief Executive Officer and Co-Founder of The Four Star Group, a consulting and advisory firm focused on the civilian fields of Defense, Space, Military and Security. Mr. Patton has served as chairman, president and/or chief executive officer of a number of private and public companies including Unisys, Cado Systems, MAI Basic Four and Peerless Systems and has spent his entire career in the related fields of computer systems and telecommunications technology. Mr. Patton holds an undergraduate Business degree from Santa Monica City College and a B.S. in Petroleum Engineering from the Missouri School of Science & Technology graduating cum laude, and attended the Harvard Business School PMD Program. Mr. Patton was the Co-Founder and first President of the United States Academic Decathlon, now recognized as the nation’s largest high school competition emphasizing academic excellence including most of the United States and many international schools. Mr. Patton served as an officer and Ranger in the United States Army for nine years, attaining the rank of Major. We believe Mr. Patton’s significant experience on the boards of a number of private and public companies makes him well qualified to serve as a member of our Board.

Jeffrey Rea has served as a member of our Board since March 21, 2016. Mr. Rea currently serves as a director of BMC Stock Holdings, Inc. (NASDAQ: “STCK”). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the Senior Vice President of the building products group at Johns Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology.

Stockholder Communications

Our Board has established a process for stockholders to send communications to our Board. Stockholders may communicate with our Board generally or a specific director at any time by writing to the Company’s Secretary, Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to our Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to our Board generally, to the Chairman of our Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to our Board.

Director Independence

NASDAQ listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

We currently have three “independent directors” as defined in the NASDAQ listing standards and applicable SEC rules, Messrs. Randall Bort, William Patton and Jeffrey Rea.

Board Leadership Structure and Role in Risk Oversight

Our Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board the flexibility to establish the most appropriate structure for the Company at any given time. Currently, our Chief Executive Officer and Chairman roles are separately held by Mr. Mark R. Stone and Mr. Alec Gores, respectively. In addition, none of the officers of the Company is a member of our Board and none of the directors of our Board is an officer of the Company.

Our Board is actively involved in overseeing our risk management process. Our Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to our Board include consideration of the challenges and risks of our businesses, and our Board and management actively engage in discussion on these topics. In addition, each of our Board’s committees considers risk within its area of responsibility. For example, our Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. In addition, our Compensation Committee considers risk and structures our executive compensation programs, if any, to provide incentives to appropriately reward executives for growth without undue risk taking.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the Board or compensation committee of an entity that has one or more executive directors serving on our Board.

Number and Terms of Office of Officers and Directors

Our Board consists of four members. Our Board is divided into two classes, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the Class I directors, consisting of Messrs. Bort and Patton, will expire at our first annual meeting of stockholders. The term of office of the Class II directors, consisting Messrs. Gores and Rea, will expire at the second annual meeting of stockholders.

Our officers are elected by our Board and serve at the discretion of our Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chairman, Vice Chairman, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board.

Committees of Our Board

Our Board has two standing committees: an Audit Committee and a Compensation Committee. Each of our Audit Committee and our Compensation Committee is composed solely of independent directors.

Audit Committee

Our Board has established an Audit Committee of the Board. Audit Committee members include Messrs. Bort, Patton and Rea. Mr. Bort serves as chairman of the Audit Committee. Under the NASDAQ listing standards and applicable SEC rules, we are required to have three members of the audit committee. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. The Company had until August 19, 2016 (12 months from the date its securities were first listed on NASDAQ) to fully comply with the audit committee independence requirements. Mr. Gores, who is not an independent director, served on the Audit Committee until March 21, 2016, when Mr. Rea was appointed to the Board. On March 21, 2016, Mr. Rea was appointed to serve as a member of the Audit Committee, after the Board previously determined that he satisfies all applicable requirements to serve on such committee, upon which Mr. Gores was removed from the Audit Committee. Messrs. Bort, Patton and Rea qualify as independent directors under applicable rules. Each member of the Audit Committee is financially literate and our Board has determined that Mr. Bort qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee Charter, which details the principal functions of the Audit Committee, including:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•

reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the FASB, the SEC or other regulatory authorities.

Our Audit Committee Charter is filed as an exhibit to our registration statement in connection with our IPO. A copy of our Audit Committee Charter is available, free of charge, from the Company by writing to the Company’s Secretary, Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212.

Compensation Committee

Our Board has established a Compensation Committee of the Board. Compensation Committee members include Messrs. Bort and Patton. Mr. Patton serves as chairman of the Compensation Committee.

We have adopted a Compensation Committee Charter which details the principal functions of the Compensation Committee, including:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•	reviewing and approving the compensation of all of our other officers;

•	reviewing our executive compensation policies and plans;

•	implementing and administering our incentive compensation equity-based remuneration plans;

•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Our Compensation Committee Charter was filed as an exhibit to our registration statement in connection with our IPO. A copy of our Compensation Committee Charter is available, free of charge, from the Company by writing to the Company’s Secretary, Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212.

Committee Membership, Meetings and Attendance

Each of the Audit Committee and Compensation Committee of our Board is comprised entirely of independent directors.

From June 1, 2015 (inception) through December 31, 2015, the end of our fiscal year, our Audit Committee held two meetings, at which all members of the Audit Committee were present. Our Board or a committee thereof acted by written consent five times in fiscal year 2015. Our Compensation Committee did not hold meetings in fiscal year 2015.

We encourage all of our directors to attend our annual meetings of stockholders. This Special Meeting will be our first annual meeting.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee in connection with the Business Combination. In accordance with Rule 5605(e)(2) of the NASDAQ rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the NASDAQ rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent (10%) of our Common Stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2015 there were no delinquent filers.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees that complies with the rules and regulations of the NASDAQ. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 9800 Wilshire Blvd., Beverly Hills, California 90212 or by telephone at (310) 209-3010. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Conflicts of Interest

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor these fiduciary obligations under applicable law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our business combination. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Our Sponsor, officers and directors may become involved with subsequent blank check companies similar to us, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company until we have entered into a definitive agreement regarding our Business Combination or we have failed to complete an initial business combination by August 19, 2017. Potential investors should also be aware of the following other potential conflicts of interest:

•	the fact that our Initial Stockholders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•

the fact that our Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, which if unrestricted and freely tradable would be valued at approximately $53,125,000 (after giving effect to the cancellation of approximately 4,062,500 Founder Shares) but, given the restrictions on such shares, we believe such shares have less value;

•

the fact that our Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor paid an aggregate of $9,500,000 for its 19,000,000 Private Placement Warrants to purchase shares of Class A Stock and that such Private Placement Warrants will expire worthless if a business combination is not consummated by August 19, 2017;

•

the continued right of our Sponsor to hold our Class A Stock and the shares of Class A Stock to be issued to our Sponsor upon exercise of its Private Placement Warrants following the Business Combination, subject to certain lock-up periods;

•	the fact that, upon consummation of the Business Combination, we anticipate changing the lock-up period on the Founder Shares from one year to six months;

•

the fact that, on July 27, 2016, our Sponsor loaned us $500,000 to fund our on-going operational expenses and certain transaction costs incurred by us in connection with the Business Combination and that, at the option of our Sponsor, any amounts outstanding under any loan made by our Sponsor or an affiliate of our Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Class A Stock of the post-combination company;

•

if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, The Gores Group, an affiliate of our Sponsor, has agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•

the anticipated continuation of at least two of our existing directors, Messrs. Randall Bort and Jeffrey Rea, and the election of our Chief Executive Officer, Mr. Mark R. Stone, as directors of the post-combination company;

•	the continued indemnification of our existing directors and officers and the continuation of our directors’ and officers’ liability insurance after the Business Combination;

•

the fact that our Sponsor, officers and directors may not participate in the formation of, or become a director or officer of, any other blank check company until we have entered into a definitive agreement regarding an initial business combination or fail to complete an initial business combination by August 19, 2017;

•

the fact that our Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any out-of-pocket expenses if an initial business combination is not consummated August 19, 2017;

•

that, as described in the Charter Amendment Proposals and reflected in Annex B, our proposed certificate of incorporation will be amended to exclude our Sponsor, Apollo and the CDM Holders and each of their successors, certain affiliates and each of their respective transferees as “interested parties” from the list of prohibited business combinations not in compliance with Section 203 of the DGCL;

•

that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees and provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement); and

•

that our Sponsor has entered into the Sponsor Subscription Agreement with the Company, pursuant to which our Sponsor has committed to purchase up to 17,755,358 shares of Class A Stock in the Private Placement for an aggregate commitment of $163,000,000. Pursuant to the terms of the Sponsor Subscription Agreement, our Sponsor may transfer or assign its rights to purchase shares of Class A Stock to third parties, so long as our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates party to any other Subscription Agreement, maintains a subscription level of at least $50,000,000.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our current certificate of incorporation provides that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have. Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Alec Gores	The Gores Group, LLC(1)	Private equity investments	Director and Officer
Mark R. Stone	The Gores Group, LLC(1)	Private equity investments	Director and Officer
Kyle Wheeler	None	None	None
Andy McBride	The Gores Group, LLC(1)	Private equity investments	Director and Officer
Randall Bort	None
William Patton	None
Jeffrey Rea	None

(1)	Includes all portfolio companies and certain other affiliates of The Gores Group.

Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then current fiduciary or contractual obligations, he or she will honor these obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our business combination. Our current certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our Company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

We are not prohibited from pursuing a business combination with a company that is affiliated with our Sponsor, officers or directors. In the event we seek to complete our business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such a business combination is fair to our Company from a financial point of view.

Our Initial Stockholders have agreed to vote their Founder Shares and their public shares, if any, in favor of the Business Combination.

Limitation on Liability and Indemnification of Officers and Directors

Our current certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our current certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Executive Compensation

None of our officers or directors have received any cash compensation for services rendered to us. Commencing on August 19, 2015, through the earlier of the consummation of an initial business combination or our liquidation, we pay monthly recurring expenses of $10,000 to The Gores Group for office space, administrative and secretarial support. Our Sponsor, officers, directors, or any of their respective affiliates, may be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors will review on a quarterly basis all payments that were made to our Sponsor, officers, directors and our or their affiliates. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination.”

Audit Committee Report

Our Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board, which we refer to as “PCAOB,” Audit Standard No. 16, “Communications with Audit Committees,” referred to as PCAOB Audit Standard No. 16. Additionally, our Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, our Audit Committee recommended to our Board that the audited financial statements for the year ended December 31, 2015 be included in our annual report on Form 10-K for the last fiscal year for filing with the SEC.

Submitted by:

Audit Committee of the Board of Directors,

Randall Bort

William Patton

Jeffrey Rea

Fees and Services

KPMG has audited our financial statements for the fiscal year ended December 31, 2015. The following is a summary of fees paid or to be paid to KPMG for services rendered in fiscal year 2015.

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by KPMG in connection with regulatory filings. The fees billed by KPMG for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, the registration statement, the Form 8-K filed in connection with the closing of our IPO and other required filings with the SEC for the period from June 1, 2015 (inception) through December 31, 2015 totaled $154,167. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay KPMG for audit-related fees for the period from June 1, 2015 (inception) through December 31, 2015.

Tax Fees. We did not pay KPMG for tax planning and tax advice for the period from June 1, 2015 (inception) through December 31, 2015.

All Other Fees. We did not pay KPMG for any other services for the period from June 1, 2015 (inception) through December 31, 2015.

Our Audit Committee has determined that the services provided by KPMG are compatible with maintaining the independence of KPMG as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has approved all of the foregoing services. Our Audit Committee will pre-approve all future auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by our Audit Committee prior to the completion of the audit).

THE COMPANY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and related notes of the Company included elsewhere in this proxy statement. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a blank check company incorporated on June 1, 2015 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses with one or more target businesses. We have reviewed, and continue to review, a number of opportunities to enter into a business combination with an operating business, but we are not able to determine at this time whether we will complete a business combination with any of the target businesses that we have reviewed or with any other target business. We intend to effectuate a business combination using cash from the proceeds of our IPO and the sale of an aggregate of 19,000,000 Private Placement Warrants at a price of $0.50 per warrant (a purchase price of $9,500,000) that occurred prior to the IPO, our capital stock, debt, or a combination of cash, stock and debt.

As indicated in the accompanying consolidated financial statements, at March 31, 2016, we had approximately $549,000 in cash and deferred offering costs of $13,125,000. We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

Results of Operations

For the three months ended March 31, 2016, we had a net loss of $206,954. Our business activities during the quarter mainly consisted of identifying and evaluating prospective acquisition candidates for a business combination. We believe that we have sufficient funds available to complete our efforts to effect a business combination with an operating business by August 19, 2017. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to a business combination.

As indicated in the accompanying unaudited consolidated financial statements, at March 31, 2016, we had approximately $549,000 in cash and deferred offering costs of $13,125,000. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a business combination will be successful.

Liquidity and Capital Resources

In June 2015, our Sponsor purchased an aggregate of 11,500,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, our Sponsor transferred an aggregate of 75,000 Founder Shares to each of our independent directors. Immediately prior to our IPO, our Sponsor forfeited 1,437,500 Founder Shares, and following the expiration of the unexercised portion of the underwriters’ over-allotment option, our Sponsor forfeited an additional 687,500 Founder Shares, so that the remaining Founder Shares held by our Initial Stockholders represented 20% of the outstanding shares upon completion of our IPO. On August 19, 2015, we consummated our IPO of 37,500,000 public units at a price of $10.00 per unit, including

2,500,000 public units as a result of the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $375,000,000. Prior to the closing date of our IPO, we completed the private sale of an aggregate of 19,000,000 Private Placement Warrants, each exercisable to purchase one-half of one share of Class A Stock at $5.75 per half share, to our Sponsor, at a price of $0.50 per Private Placement Warrant, generating gross proceeds, before expenses, of $9,500,000. After deducting the underwriting discounts and commissions (excluding the additional fee of 3.5% of the per public unit offering price payable upon the Company’s completion of a Business Combination (the “Deferred Discount”), which amount will be payable upon consummation of a business combination, if consummated) and the estimated offering expenses, the total net proceeds from our IPO and the sale of the Private Placement Warrants were $376,100,000, of which $375,000,000 (or $10.00 per share sold in the IPO) was placed in our Trust Account with the Trustee. The amount of proceeds not deposited in the Trust Account was $1,100,000 at the closing of our IPO. In addition, interest income on the funds held in the Trust Account may be released to us to pay our franchise and income tax obligations. As of March 31, 2016 and December 31, 2015, the Trust Account consisted solely of money market funds.

On June 12, 2015, our Sponsor loaned us an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to our IPO, and on August 6, 2015, our Sponsor loaned us an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to our IPO. These notes were non-interest bearing and payable on the earlier of December 31, 2015 or the completion of our IPO. These notes were repaid in full upon the completion of our IPO.

As of March 31, 2016 and December 31, 2015, we had cash held outside of the Trust Account of approximately $549,000 and $790,000, respectively, which is available to fund our working capital requirements.

At March 31, 2016 and December 31, 2015, the Company had current liabilities of $337,908 and $287,301 and working capital of $484,149 and $762,484, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a business combination. Such work is continuing after March 31, 2016 and amounts are continuing to accrue.

We intend to use substantially all of the funds held in our Trust Account, including interest (which interest shall be net of taxes payable) to consummate our initial business combination. Moreover, we may need to obtain additional financing either to complete a business combination or because we become obligated to redeem a significant number of shares of our Class A Stock upon completion of a business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to consummate a business combination, the remaining proceeds held in our Trust Account, if any, will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategy.

Off-balance sheet financing arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial agreements involving assets.

Contractual obligations

As of March 31, 2016 and December 31, 2015, we did not have any long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations or long-term liabilities other than an administrative services agreement to pay monthly recurring expenses of $10,000 to The Gores Group, an affiliate of our Sponsor, for office space, utilities and secretarial support. The administrative services agreement terminates upon the earlier of the completion of a business combination or the liquidation of the Company.

The underwriters are entitled to underwriting discounts and commissions of 5.5%, of which 2.0% ($7,500,000) was paid at the closing of our IPO, and 3.5% ($13,125,000) was deferred. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a business combination, subject to the terms of the underwriting agreement. The underwriters are not entitled to any interest accrued on the Deferred Discount.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Offering Costs

We comply with the requirements of the Accounting Standards Codification (the “ASC”) 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to our IPO and were charged to stockholders’ equity upon the completion of our IPO. Accordingly, at March 31, 2016 and December 31, 2015, offering costs totaling approximately $21,407,116 and $21,407,116, respectively, (including $20,625,000 in underwriters’ fees), have been charged to stockholders’ equity.

Redeemable Common Stock

All of the 37,500,000 shares of Class A Stock sold as part of the public units in our IPO contain a redemption feature which allows for the redemption of such shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with our initial business combination and in connection with certain amendments to our current certificate of incorporation. In accordance with ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”), redemption provisions not solely within our control require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although we did not specify a maximum redemption threshold, our current certificate of incorporation provides that the Company will not redeem our public shares in an amount that would cause our net tangible assets (stockholders’ equity) to be less than $5,000,001.

We recognize changes in redemption value immediately as they occur and adjust the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against accumulated deficit. At March 31, 2016 and December 31, 2015, 35,744,100 and 35,764,796, respectively, of the 37,500,000 public shares are classified outside of permanent equity at their redemption value.

Net loss per common share

Net loss per common share is computed by dividing net loss applicable to stockholders by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares of Class A Stock to be issued in connection with the conversion of the Class F Stock or to settle warrants, as calculated using the treasury stock method. At March 31, 2016, we did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in our earnings under the treasury stock method. As a result, diluted net loss per common share is the same as basic net loss per common share for the period.

Income taxes

Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Recent accounting pronouncements

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-10 to Topic 915, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in ASU No. 2014-10 simplify the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs, by eliminating the requirement for development stage entities to present inception-to-date information in the statements of operations, cash flows and stockholders’ equity. The adoption of ASU No. 2014-10 did not have a significant impact on the financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes — Balance Sheet Classification of Deferred Taxes (Topic 740). The amendments under the new guidance require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The guidance is effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The amendments in this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company early adopted this guidance effective December 31, 2015 on a retrospective basis, the impact of which was not significant to the financial statements. The Company adopted FASB ASU No. 2014-15, which provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures. As of March 31, 2016, the Company’s financial statements have been presented to conform to the reporting and disclosure requirements of the above standards.

Quantitative and Qualitative Disclosures About Market Risk

Market risk is a broad term for the risk of economic loss due to adverse changes in the fair value of a financial instrument. These changes may be the result of various factors, including interest rates, foreign exchange rates, commodity prices and/or equity prices. Our business activities for the three months ended March 31, 2016 consisted solely of organizational activities and activities relating to our IPO and the identification of a target company for our initial business combination. As of March 31, 2016, marketable securities with a fair value of approximately $375,081,861 (including accrued interest and subject to reduction by the Deferred Discount due at the consummation of an initial business combination) were held in the Trust Account for the purposes of consummating our initial business combination. As of such date, the Trust Account consisted solely of money market funds. Due to the short-term nature of the money market fund’s investments, we do not believe that there will be an associated material exposure to interest rate risk.

We have not engaged in any hedging activities during the three months ended March 31, 2016. We do not expect to engage in any hedging activities with respect to the market risk to which we are exposed.

Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2016. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were effective. As of the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

INFORMATION ABOUT HOSTESS

Hostess, America’s Original Snack Cake, has been an iconic American brand for generations. Hostess offers a variety of new and classic treats like Twinkies®, Cupcakes, Ding Dongs®, Ho Hos®, Donettes®, and Fruit Pies that it believes delight snack fans across the nation. In 2013, the Selling Equityholders acquired the Hostess brand out of the bankruptcy liquidation proceedings of its prior owners, free and clear of all past liabilities. After a brief hiatus in production, Hostess began providing Hostess products to consumers and retailers across the nation in July 2013. By combining Hostess’ beloved brands’ established reputation with an innovative business model, Hostess rapidly recaptured market share. Three years after launching “The Sweetest Comeback in the History of Ever”®, Hostess has reestablished a leading premium brand position in the $6.8 billion U.S. Sweet Baked Goods (“SBG”) category.

The historical financial statements of Hostess have been presented herein, as opposed to those of the various entities of the Selling Equityholders. The Selling Equityholders entities are holding companies without any operations, and no material assets beyond their investment in Hostess. The Selling Equityholders entities are not permitted to consolidate Hostess under GAAP. As such, the historical Hostess Holdings financial statements represent the highest level of consolidated financial statements that presents the full financial position and results of operations of the underlying business.

What Hostess Accomplished

In April 2013, Apollo and Metropoulos & Co. acquired the Hostess brand, including strategic assets that were completely free and clear from all pre-existing liabilities, contracts, deferred tax and other “legacy” issues. Apollo and Metropoulos & Co. viewed this as an opportunity to elevate an iconic brand that had ceased operations as a result of an inability to contain operational costs. Since the relaunch, Hostess has:

•

Grown from a business with zero sales to one that generated $620.8 million in net revenue, $88.8 million in net income (including non-controlling interest) and $182.2 million in Adjusted EBITDA (defined below in “Selected Historical Financial Information of Hostess Holdings”) for the year ended December 31, 2015. Adjusted EBITDA is not based on accounting principles generally accepted in the U.S. (“non-GAAP financial measures”) and such measure is defined and reconciled to the most directly comparable U.S. GAAP measure in footnote 6 to the “Selected Historical Financial Information of Hostess Holdings” below in this proxy statement.

•	Increased market share from 0% at launch, to over 16% for the four weeks ended May 21, 2016 per Nielsen’s U.S. SBG category.

•	Improved manufacturing and distribution through Hostess’ new simplified, industry redefining operating model.

•	Expanded channel and geographic reach to include the portion of the 160,000 convenience, drug and dollar store universe previously not fully available under the Direct-Store-Delivery (“DSD”) model.

•	Enhanced in-store merchandising capabilities enabling industry leading display levels and the ability to launch nationally coordinated promotion campaigns via the Direct-To-Warehouse (“DTW”) model.

•	Acquired the stock of Superior Cake Products, Inc. (“Superior”) to expand its platform into the “In-Store Bakery” section of grocery and club retailers.

Net Revenues	Net Income (Loss)

Adjusted EBITDA(1)

(1)	See footnote 6 to the “Selected Historical Financial Information of Hostess Holdings” below in this proxy statement for a definition and reconciliation of Adjusted EBITDA.

When Hostess products returned to shelves in July 2013, the relaunch was met with substantial media attention and a strong consumer response. The initial demand surpassed Hostess’ expectations, and it had to manage its production levels as it ramped up its supply chain. Since April 2013, Apollo and Metropoulos & Co. have invested over $130 million to upgrade Hostess’ manufacturing footprint, implement new IT systems and enhance production efficiency via the installation of automated baking and packaging lines. These investments, coupled with Hostess’ DTW distribution model, have paved new opportunities for Hostess and increased Hostess’ distribution channels.

Hostess’ DTW distribution model uses centralized distribution centers and common carriers to fill orders, with products generally delivered to Hostess’ customers’ warehouses. This model has eliminated the need for DSD truck routes and drivers. Once limited by the previous DSD model, Hostess has since been able to expand its core distribution while gaining access to new channels (e.g., further penetration into convenience, drug, dollar, foodservice, and cash & carry stores). Hostess has both renewed and added relationships with trusted retailers around the country, once again stocking shelves with Hostess products. Although Hostess today operates as an entirely different company than its predecessor (“legacy Hostess”), it remains committed to providing the same great tasting products and iconic brands consumers know and love. Since Hostess’ relaunch, it has emphasized a balanced approach between acknowledging its storied roots while contemporizing its brand through on-trend social media. Hostess’ over 1.1 million Facebook fans and 90,200 Twitter followers illustrate how Hostess’ products continue to be well-received by its loving consumers.

As a highly fragmented category in both the U.S. and internationally, SBG represents a significant opportunity for further consolidation. The new Hostess business model and efficient route-to-market strategy, along with highly sophisticated and modern systems, provide an ideal platform for eventually adding other branded snacks to the Hostess portfolio. Hostess maintains a highly-disciplined outlook on M&A, focusing on opportunities with large addressable markets. In addition, Hostess believes its expertise in managing brands (led by Mr. Metropoulos) and experience in operating packaged food businesses (under Bill Toler’s leadership) gives Hostess the specialized tools to position itself as an attractive vehicle for future growth within the snacking universe.

Hostess has been actively investing in new product development to further leverage its strong brand and to expand into new categories and markets to drive incremental growth. In April 2015, Hostess launched Hostess® branded bread and buns to capitalize on the strength of its brand and to expand its product assortment in the small format channels, including convenience and drug channels. For the year ended December 31, 2015, Hostess branded bread and bun net revenues accounted for approximately $10.9 million. In May 2016, Hostess acquired Superior to expand its market and product offerings in the “In-Store Bakery” section of grocery and club retailers. Superior is located in Southbridge, Massachusetts and manufactures eclairs, madeleines, brownies, and iced cookies.

The Industry Where Hostess Operates: Large and Attractive

Snacking is ubiquitous in the U.S. and continues to grow.

Nearly all U.S. consumers eat snacks at least once per day. According to Information Resources, Inc. (“IRI”), the average number of snacks consumed per person per day in the U.S. increased over 40%, from 1.9 to 2.7 between 2010 and 2015. The U.S. SBG category is one of the largest categories within the broader $110 billion U.S. snacking universe, with estimated retail sales of $6.8 billion in 20161. The SBG category includes breakfast items (i.e., doughnuts, breakfast danishes, and muffins) and all-day snacking items (i.e., snack cakes, pies, bars, brownies, blondies, and SBG cookies). According to IRI, sweet snacks (i.e., candy, cookies, and SBG) accounted for nearly 35% of the total snacking category in 2015. Hostess’ product offerings within the SBG industry are characterized by highly impulse-driven purchase decisions, low price elasticity, and continued appeal across economic cycles. Hostess’ products benefit from increased snacking frequency driven by today’s busy lifestyles. According to IRI’s snacking survey, over 90% of consumers state that taste is important when looking for snacks, and Hostess is one of the leading providers of delectable and satisfying snack cakes in America. According to IRI’s 2016 “State of the Snack Food Industry” report, retail dollar sales of indulgent snacks in the U.S. grew 3.4% year over year, in-line with growth of the broader core snacks category and faster than the total retail food & beverage industry (2.9%). In fact, according to IRI, Hostess’ products participate in some of the fastest growing industry segments, such as Bakery Snacks (6.9% 2015 over 2014 growth) and doughnuts / pastries (6.7% 2015 over 2014 growth).

Hostess is a category and segment leader.

Hostess is one of the leading brands by market share within premium SBG. Hostess has a #1 leading market position within the two largest SBG Segments, Doughnut Segment and Snack Cake Segment, and has a #2 leading market position of total Sweet Baked Goods, according to Nielsen U.S. total universe for the 52 weeks ended May 21, 2016. The Doughnut and Snack Cake Segments together account for 48% of the SBG categories’ total dollar sales. Hostess believes its importance to the SBG category is clearly evident through the sales decline the category experienced while Hostess was off store shelves. The U.S. SBG category contracted 8% during Hostess’ hiatus, but subsequently grew to a 10% increase — an 18% point swing — during the 52 weeks ended May 21, 2016 period following Hostess’ return. Hostess accounted for over 70% of SBG category growth in the 52 weeks ended May 21, 2016.

Hostess $ share of SBG category[2]	SBG category growth[3]	U.S. SBG category growth
	Since relaunch	Hostess hiatus[4]	Following relaunch[5]

Competitive landscape.

The top three brands in the U.S. SBG category account for 56% of retail sales according to Nielsen, while the rest of the category remains fairly fragmented. With limited private label penetration within the category (3.8% market share vs. 18.3% for overall packaged food)1, consumers have shown a strong preference for trusted

[1]	Source: Nielsen U.S. total universe, 52 weeks ended 05/21/2016
[2]	Source: Nielsen U.S. total universe, 24 weeks ended 12/28/2013 and 05/21/2016. Market share based on Retail Sales Dollars.
[3]	Source: Nielsen U.S. total universe, 52 weeks ended 5/23/2015 vs. 52 weeks ended 5/21/2016
[4]	Source: Nielsen U.S. total universe, 12 weeks ended 07/12/2013
[5]	Source: Nielsen U.S. total universe, 52 weeks ended 05/21/2016 brands within the SBG category. The leading positions are solidified through extensive product portfolios, strong brand awareness, established distribution capabilities and long-standing relationships with critical high-volume retailers. Furthermore, high levels of capital investment are required to establish manufacturing and distribution capabilities of meaningful scale, providing additional barriers to entry. Ultimately, Hostess believes the immense cost and time to develop a brand presence make it difficult for smaller players and new entrants to compete.

Consumers favor on-the-go breakfast consumption.

Over 50% of the $6.8 billion SBG category is the breakfast sub-category, consisting of donuts ($1.6 billion), breakfast Danish ($1.4 billion) and muffins ($450 million) according to Nielsen U.S. total universe for the 52 weeks ended May 21, 2016. Convenience and brand preference continue to influence snack selection, as over half of U.S. consumers rate portability as a key attribute in breakfast items as according to Mintel. In addition, Hostess has launched a line of Hostess whole grain mini muffins, jumbo muffins, danishes, and glazed donuts, which have been well-received as new breakfast offerings. This plays to Hostess’ strengths as its products conveniently come packaged in both single-serve and multipack varieties.

Hostess’ Competitive Strengths

Leading brands synonymous with American snacking.

For nearly a century, Hostess believes it has maintained its brand power and category awareness by satisfying consumers’ need for fun, light-hearted treats. Hostess believes its portfolio of highly recognized products is synonymous with American snacking and there is perhaps no better indicator of this than Hostess’ 90%+ brand awareness, according to Harman Atchison study in 2014. Hostess believes it has established its leadership position in the SBG segment through the strength and quality of its products, developing and promoting a brand that unites its loyal consumer base and by pricing its products at a reasonable premium to other snacking alternatives.

Hostess takes great pride in baking an assortment of classic American treats such as Twinkies®, Donettes®, Cupcakes, Sno Balls®, Ding Dongs®, Zingers®, Ho Hos® and Suzy Qs®. Each brand has established its own identity and fan base, with brands appearing in movies, TV shows and other pop culture venues. Hostess believes the Hostess brand is perceived as fun, dynamic, innovative and part of American popular culture. Hostess’ most famous brand, Twinkies®, continues to gain visibility as a cultural icon due to its appearance in movies, TV shows, and music videos. Hostess has leveraged these associations through recent successful campaigns around movie releases including X-Men, The Minions and the 2016 summer movie release, Ghostbusters. Hostess currently has over 1.1 million Facebook fans and 90,200 Twitter followers as well as prominent visibility on YouTube and Instagram. A number of highly-influential pop-culture “taste-makers” continue to lend their support through key social media channels.

Strong position at retailers.

Hostess’ re-launch was met with anticipation by retailers due to substantial consumer demand. Hostess believes consumers and retailers alike recognize Hostess, and its breadth of products, as a leading brand and umbrella for the whole category. Hostess’ broad product portfolio offers the unique opportunity to continually expand shelf space, particularly in newly obtained and newly accessible channels. Previously limited by the DSD model, Hostess has since been able to leverage its DTW model to expand its core distribution while gaining access to other whitespace channels (i.e., certain convenience, drug, dollar, foodservice, and cash & carry stores). As a result, Hostess has both renewed and added relationships with trusted retailers around the country, once again stocking shelves with Hostess products. Hostess believes that its DTW model, along with the strength of the premium Hostess positioning, allows it to offer retailers attractive margins that incentivize further distribution of Hostess products.

The New Hostess: an innovation engine.

When Hostess re-launched, it set out to challenge the status quo business model of its competitors. Hostess established its innovative DTW distribution model and heavily invested in machinery and equipment at its bakeries, which has resulted in energy, labor and time savings, along with the ability to achieve efficiency and quality-made products. These investments paved the way for new product innovation. Where in the past the DSD model required new products to be manufactured on various lines in multiple facilities in order to facilitate distribution across the country, Hostess can now leverage its existing infrastructure and produce new products on one line in one facility. Centralized production allows Hostess to continually innovate and bring new products to market while not disrupting the production of its existing product portfolio.

Hostess is devoted to maintaining its iconic brands while contemporizing in order to stay relevant into the future. Hostess believes that to support its premium position, it must continually evolve with changing consumer preferences and trends. As such, Hostess has created an infrastructure that allows it to remain flexible. Hostess’ new pre-built, retail-ready corrugated displays allow retailers to take full or partial pallets of product through its warehouses and have them ready for display and consumption. Hostess continues to develop new flavors and platforms, and have a robust innovation pipeline that expands the Hostess brand across categories. Recent new product launches include whole grain mini muffins, Suzy Qs® snack cakes, and M&M® and Milky Way® brownies, co-branded with Mars®. With the recent acquisition of Superior, Hostess will have a presence in the In-Store Bakery category. Hostess’ new product launches have been highly successful and have augmented Hostess’ top line growth. New products launched in the twelve months ended May 31, 2016 have achieved $17.4 million in sales, accounting for 2.7% of total sales during that period. The recent acquisition of Superior will provide a presence in the In-Store Bakery category.

Hostess has been able to meet growing demand while continuing to rationalize its manufacturing footprint and Hostess expects to be able to meet future demand with only limited additional capital expenditure.

Substantial whitespace opportunity.

Hostess believes its DTW distribution model has created a substantial whitespace opportunity, which is one of the key drivers that Hostess expects to fuel Hostess’ future growth. For the first time, Hostess has full access to the convenience, drug and dollar store universe, some of which was not economically efficient to serve via DSD. Distributing to these channels proved inefficient in the past due to small average drop size under the DSD model. Similarly, Hostess has a significant opportunity in continuing to build distribution in the drug channel after having already successfully established a strong presence in the drug class of trade. Historically, DSD snack cake companies have competed with candy and tobacco distributors; however, Hostess’ DTW model has enabled Hostess to partner with these third-party distributors who can profitably penetrate both the convenience store and drug channels and who are looking for opportunities to gain share in the SBG category. For calendar 2015, convenience and drug stores accounted for 33% of net sales. Hostess has established a strong presence and market share in the drug channel and is focused on continuously expanding coverage of convenience stores. These partnerships further expand Hostess’ distribution reach in a highly efficient manner and Hostess believes they will materially add to its growth potential going forward.

Highly efficient and profitable business model.

The DTW distribution model is a significant change from legacy Hostess’ DSD system. Today all transportation and shipping is done through third-parties to warehouse locations. Hostess invests heavily in automation, which allows for improved product quality, consistency and efficiency. However, the benefits of Hostess’ industry redefining model is felt even after its products leave the bakery. By shipping products using prebuilt, shippable display cases through its DTW network, Hostess believes it now offers retailers an enhanced merchandising asset and the ability to execute nationwide marketing campaigns with retail-ready displays placed in stores across the country all on the same day. Given the impulse driven nature of the category, in-store displays are a key differentiator in driving sales velocities.

Hostess’ new business model is supported by cost-advantaged manufacturing and distribution, expanded channel / retail store reach, enhanced in-store merchandising capabilities, and offers retailers attractive margins that incentivize further distribution of Hostess products.

Experienced management team: an entrepreneurial spirit.

Hostess believes its company culture is an integral part of its strategy, built on entrepreneurship, innovation, collaboration and a competitive spirit. Embodying these tenets is a strong and experienced management team, led by its CEO, Bill Toler, and its Chairman, Mr. Metropoulos. Bill Toler has over 30 years of industry experience and previously served as CEO of AdvancePierre Foods. Mr. Metropoulos has been involved in 82 successful transactions including Chef Boyardee, Duncan Hines, Ghirardelli Chocolate, Bumble Bee Tuna, Pabst Blue Ribbon, Premier Foods (the biggest UK food company), and Mumm and Perrier Jouet Champagnes. Mr. Metropoulos has over 30 years of experience revamping iconic brands throughout the consumer space. In addition, Hostess believes it has a strong supporting cast of senior leaders working in tandem with its management team. Key team members have on average over 19 years of industry experience and expertise across all business functions.

Hostess’ Growth Strategy

Hostess believes it has built an innovative business model around its iconic brands and is well-positioned to capitalize on Hostess’ brand power and premium position as it continues to drive growth. Hostess’ improved operating model allows flexibility to innovate and quickly bring to market new products and ideas. With the investments Hostess has made in its brand, its people and its infrastructure, Hostess believes it is well positioned to continue to deliver industry-leading growth that outpaces both its SBG peers and the snacking industry.

Enhance Distribution

Hostess plans to capitalize on the strength of the Hostess brand, positive market trends, and its attractive retailer economics in order to generate new customers and increase the number of stores carrying Hostess products. Unlike legacy Hostess, Hostess now has the ability to unlock the potential afforded by the extended reach of warehouse distribution. Continued distribution and market share gains are expected to come from traditional channels (“core expansion”), with the remainder expected to come from untapped or under-developed whitespace channels (“whitespace opportunity”).

Core expansion.

While Hostess has been successful in re-establishing and growing its presence throughout the traditional channels in which legacy Hostess previously operated, there remains further opportunity to close the gap in market share relative to legacy Hostess penetration. By expanding points of distribution, increasing SKU assortments and recapturing shelf space in existing retailers, Hostess plans to continue its sales growth. Hostess’ top three products (Donettes®, Twinkies® and Cupcakes) have All Commodity Volume (“ACV”) rates in core channels that are 25% to 50% higher than the average rate achieved by other products in its portfolio. These high levels are directly correlated to the focused approach Hostess implemented on these three products during the relaunch. By applying this tailored and focused approach to Hostess’ other existing product lines, it will work with retailers to expand the average number of SKUs offered and materially reduce this gap. The average number of products selling at core retailers today is approximately 20 SKUs, and Hostess’ goal is to achieve placement of 25 SKUs.

Whitespace opportunity.

Hostess’ warehouse distribution model has created the potential for it to profitably distribute its products everywhere candy bars are sold in the U.S. One area of focus is the previously underserved independent convenience stores and small grocery stores. Similarly, Hostess has a significant opportunity to continue to build distribution in the drug and club channels. Importantly, the DTW model enables Hostess to partner with third party distributors (e.g., McLane, Core-Mark) who can profitably penetrate both the convenience and drug channels and who are looking for opportunities to gain share in the SBG category. Hostess’ transition to DTW has created a significant opportunity for distributors to enter this category and partnerships with leading distributors are expected to add materially to its growth going forward.

Increase Velocity

Hostess believes there is significant growth opportunity from continuing to strengthen brand positioning and market share gain, and driving impulse purchases through expanded use of preloaded, retail-ready corrugated displays.

Marketing: Continue to unite the consumer and the brand. Hostess’ master brand strategy, combined with significant investments in highly effective marketing and brand-building, has resulted in what Hostess believes to be one of the strongest brand equities in snacking. Hostess’ “The Sweetest Comeback in the History of Ever”® campaign signaled the highly anticipated re-launch of Hostess and was met with strong media coverage. During this campaign, Hostess strategically invested over $3 million in billboards, lining bus exteriors and media campaigns. Hostess uses social media as a cost effective marketing tool to connect with key demographics. Looking towards the future, Hostess is committed to continuing to unite its customers and its brand and welcoming them into the Hostess family.

Integrated display and promotion. Hostess believes that impulse purchase decisions are another fundamental driver of retail sales in the SBG category, which makes prominent in-store placement an essential growth lever. The DTW model provides Hostess with a competitive advantage through the ability to utilize retail-ready corrugated displays. These pre-built displays are visually impactful, produced economically, and require minimal in-store labor to assemble or load, thus providing cost-efficient display vehicles that benefit both the retailer and Hostess alike. Preloaded displays also allow Hostess full control over its brand marketing, which allows Hostess to execute retailer-wide campaigns regionally or nationally in a consistent manner — a unique competitive advantage across the entire SBG category, which is predominantly DSD-served.

Expand Product Offerings

Hostess understands the need to continually evolve while maintaining the tradition and offerings its loyal consumer base has come to know and love. Hostess has been actively investing in new product development and building its long-term pipeline, leveraging a four-stage innovation pipeline and commercialization process to bring new products to market in a timely fashion. For example, in 2014 Hostess identified that its ability to reach retailers was challenged by the limited breadth of its breakfast offerings. Hostess quickly developed a line of large muffins, Danish and glazed donuts to fill out its breakfast line and as a result, Hostess was able to win a significant number of new distribution points. Hostess’ new product innovation strategy is organized around four key objectives:

•

Complementing Hostess’ existing product offering by launching classic products not yet re-released or entirely new products in SBG sub-segments where it currently do not compete (e.g., Mars® co-branded Brownies);

•	Launching line extensions to drive incremental velocity;

•	Reaching new consumer segments with new benefits and / or occasions; and

•	Expanding into new categories and markets to drive highly incremental growth.

New product innovation is designed to further leverage Hostess’ brand equity with consumers, while also further penetrating retailers’ shelves. Hostess has a robust new product pipeline, which when combined with Hostess’ utilization of limited time offers, is expected to contribute to growth going forward. For example,

Hostess recently developed a portfolio of bread products under the Hostess label. The Hostess bread launch is designed for small format channels, (e.g., convenience, drug and dollar) that often cannot get full or consistent service and pricing across their total retail footprint from independent DSD drivers. With ESL (“Extended Shelf Life”) bread via DTW, Hostess can now provide a consistent branded solution to bread service and pricing across an entire retail chain. In just one year after launch, Hostess has grown its bread share of total combined convenience and drug store channels to 21.5%, making it the number one selling bread brand in these combined channels.

In May 2016, Hostess acquired Superior in order to expand its market and product offerings in the “In-Store Bakery” section of the grocery and club retailers. Retailers are increasingly utilizing in-store bakery goods to provide a differentiated shopping experience and to showcase product offerings. Superior manufactures eclairs, madeleines, brownies, and iced cookies, and also offers preservative free and gluten free products. Hostess believes there is also a strong growth potential by expanding Superior’s product offerings within the “In-Store Bakery” section of grocery and club retailers.

Platform for future acquisitions

Hostess believes it today serves as an ideal platform for growth within the broader branded snacking universe. Within the highly fragmented SBG category, there exists the opportunity to drive value creation through acquisitions by leveraging the Hostess platform, infrastructure and team. Hostess’ highly skilled and seasoned leadership is committed to seeking-out opportunities that add new capabilities and product attributes (e.g., Better-for-you) to its already broad offerings. Hostess’ experienced management includes several individuals with a proven track-record of successfully managing and acquiring consumer businesses. Hostess believes its scale, access to capital and management experience will allow it to consider both small and large acquisitions in the future and to integrate them in a seamless fashion.

Products

The following is a summary of Hostess’ principal product lines:

Twinkies®	Zingers®
Donettes®	Coffee Cakes
Cupcakes	Cinnamon Rolls
Ding Dongs®	Honey Buns
Fruit Pies	Sno Balls®
Mini Muffins	Chocodiles®
Ho Hos®	Brownies
Suzy Qs®	Hostess® Bread and Buns
Danish	Jumbo Muffins

Production

Hostess produces its products at three modern baking facilities, located in Emporia, Kansas, Columbus, Georgia, and Indianapolis, Indiana. Hostess has invested heavily in baking and packaging technology to improve productivity and efficiency at each site, including installing two highly automated Autobake systems and a fully-automated packaging system.

Hostess’ state of the art Autobake technologies have resulted in significant energy, labor and time savings. The technology provides fully-automated industrial baking ovens and systems, combining cost efficient, compact and continuous baking solutions that can be custom configured. The first Autobake, which exclusively produces Twinkies®, was installed in Emporia, Kansas in July 2014. Its capabilities include equipment that fully-automates the packaging process (from wrapping to palletizing). Hostess installed the second Autobake in Emporia in March 2015, primarily designed to produce cupcakes. A third new cake line in Columbus, Georgia is currently planned for 2018.

Hostess currently anticipates spending $35 million to $45 million during 2016 in support of consolidation of production lines, expanding capacity and expanding its flavor portfolio.

Raw Materials

Hostess’ principal raw materials are flour, sweeteners, edible oils and compound coating, as well as corrugate and films used to package its products. Hostess utilizes various buying strategies to lock in prices for various raw materials and packaging to reduce the impact of commodity pressure.

In addition, Hostess is dependent on natural gas as fuel for firing its ovens. Hostess’ third-party common carriers use gasoline and diesel as fuel for their trucks.

Hostess has strategic, long-term relationships with its key suppliers for its raw materials and packaging that help leverage its buying power.

Distribution

Hostess utilizes a DTW distribution system, using centralized distribution centers and common carriers. From Hostess’ three baking facilities, products are shipped to two distribution centers located in Shorewood, Illinois and Carthage, Missouri. Each distribution center is owned and operated by third parties. The distribution centers are able to fill customer orders and reduce inventory on hand as a result of this centralized consolidation for productions across bakeries. Products are delivered to customers’ warehouses from the distribution centers using common freight carriers. A small number of Hostess’ customers pick up their orders directly from its warehouses.

The DTW model is enabled by Hostess’ ESL technology. Some of Hostess’ product is shipped frozen at the request of certain retailers. As a result of Hostess’ DTW model, Hostess does not keep a significant backlog of finished goods inventory, as its fresh bakery products are promptly shipped to Hostess’ distribution centers after being produced.

Customers

Hostess’ top 10 customers in 2015 accounted for 59.1% of sales. During 2015, Hostess’ largest customer, Wal-Mart, represented 20.8% of its sales. No other customer accounted for more than 10% of Hostess’ sales during 2015. The loss of, or a material negative change in Hostess’ relationship with Wal-Mart or any of its top 10 other major customers could have a material adverse effect on Hostess’ business. Hostess’ customers include mass merchandisers, supermarkets and other retailers, distributors, convenience, drug and dollar stores.

Competition

Hostess faces competition from other large national bakeries, smaller regional operators, supermarket chains with their own private label brands, and grocery stores with their own in-store bakery departments. The key competitive factors in the industry include product quality, price, customer service, brand recognition and loyalty, promotional activities, access to retail outlets, sufficient shelf-space and ability to identify and satisfy consumer preferences. Some of Hostess’ largest national competitors include Flowers Foods, Inc., Group Bimbo, S.A. and McKee Foods Corporation. In addition, Hostess also competes with regional sweet goods manufacturers and other companies that produce cookies, candies and other sweet snacks. At times, Hostess experiences pricing pressure in certain of its markets from competitor promotions and other pricing practices. However, Hostess believes its brand recognition and the customer loyalty to many of its products help mitigate this impact.

Trademarks and Other Intellectual Property

Hostess believes that its intellectual property has substantial value and has contributed to the success of its business. In particular, Hostess’ trademarks, including its registered Hostess® and Dolly Madison® brand trademarks and its Twinkies®, Ding Dongs®, Ho Hos®, Zingers®, Sno Balls®, and Donettes® product trademarks, are valuable assets that Hostess believes reinforces its customers’ favorable perception of its products.

From time to time, third parties have used names similar to Hostess’, have applied to register trademarks similar to Hostess’ and, Hostess believes, have infringed or misappropriated its intellectual property rights. Third parties have also, from time to time, opposed Hostess’ trademarks and challenged Hostess’ intellectual property rights. Hostess responds to these actions on a case-by-case basis.

Hostess relies on laws and regulations, as well as contractual restrictions, to protect its intellectual property and proprietary rights.

Government Regulation

Hostess’ products are subject to various local, state and federal laws, regulations and administrative practices affecting its business. Hostess must comply with provisions regulating health and sanitation standards, food labeling, equal employment, minimum wages, and environmental protection. Hostess’ operations, including the manufacturing, processing, formulating, packaging, labeling and advertising of products, are subject to regulation by various federal agencies, including the Food and Drug Administration (referred to as the “FDA”), the Federal Trade Commission (referred to as the “FTC”), the Consumer Product Safety Commission and the Environmental Protection Agency.

Food. The FDA has comprehensive authority to regulate the safety of food and food ingredients (other than meat and poultry products), as well as dietary supplements. Food additives and food contact substances are subject to pre-market approvals or notification requirements. The FDA’s overall food safety authority was dramatically enhanced in 2011 with the passage of the Food Safety Modernization Act (referred to as the “FSMA”). The FSMA requires the FDA to issue regulations mandating that risk-based preventive controls be observed by most food producers. This authority will apply to domestic food facilities and, by way of imported food supplier verification requirements, to foreign facilities that supply food products to the U.S. market. In addition, the FSMA requires the FDA to identify “high risk” foods and “high risk” facilities and instructs the FDA to set goals for the frequency of FDA inspections of such high risk facilities as well as non-high risk facilities and foreign facilities from which food is imported into the United States. Though most of the regulations and guidance for this program are being developed, the FSMA has had an immediate impact.

For example, with respect to foods, the FSMA meaningfully augments the FDA’s ability to access producers’ records and suppliers’ records. The FSMA gives the FDA authority to require food producers, distributors and sellers to recall adulterated or misbranded food if the FDA determines that there is a reasonable probability that the food will cause serious adverse health consequences to persons or animals. Additionally, the FSMA increases the FDA’s authority to institute administrative detentions of adulterated and misbranded foods. The FSMA is also likely to result in enhanced tracking and tracing of food requirements and, as a result, added recordkeeping burdens upon Hostess’ suppliers and contract manufacturers.

The FDA also exercises broad jurisdiction over the labeling and promotion of food. Labeling is a broad concept that, under certain circumstances, extends even to product-related claims and representations made on a company’s website or similar printed or graphic medium. All foods must bear labeling that provides consumers with essential information with respect to ingredients, product weight, etc.

FDA Enforcement. The FDA has broad authority to enforce the provisions of the Food, Drug and Cosmetic Act (referred to as the “FDCA”) applicable to the safety, labeling, manufacturing and promotion of foods, including powers to issue a public warning letter to a company, publicize information about illegal products, institute an administrative detention of food, request or order a recall of illegal products from the market, and request the Department of Justice to initiate a seizure action, an injunction action or a criminal prosecution in the U.S. courts. Pursuant to the FSMA, the FDA also has the power to refuse the import of any food from a foreign supplier that is not appropriately verified as in compliance with all FDA laws and regulations. Moreover, the FDA has the authority to administratively suspend the registration of any facility producing food deemed to present a reasonable probability of causing serious adverse health consequences.

Food Advertising. The FTC exercises jurisdiction over the advertising of foods. The FTC has the power to institute monetary sanctions and the imposition of “consent decrees” and penalties that can severely limit a company’s business practices.

Employees

As of March 31, 2016, Hostess employed approximately 1,175 people. Of Hostess’ total workforce, approximately 1,025 were located at its bakery facilities. The remaining workers comprised functions including operations management, sales and supply chain, among others. Some of Hostess’ primary bakery workers are employed through temporary staffing agencies and may be hired as employees following their respective restriction period, which is generally 90 days. As of March 31, 2016, Hostess had approximately 45 temporary workers at the bakery facilities. In early 2015, Hostess entered into collective bargaining agreements with the local unions of the Bakery, Confectionary, Tobacco Workers and Grain Millers Union in Indianapolis, Indiana and Columbus, Georgia, of which approximately 400 employees are covered by these collective bargaining agreements.

Hostess considers its relations with employees to be good and has not experienced a strike or significant work stoppage.

Legal Proceedings

Hostess is involved in lawsuits, claims and proceedings arising in the ordinary course of its business. These matters involve personnel and employment issues, personal injury, contract and other proceedings arising in the ordinary course of business, which have not resulted in any material losses to date. Although Hostess does not expect the outcome of these proceedings will have a material adverse effect on its financial condition or results of operations, litigation is inherently unpredictable. Therefore, Hostess could incur judgments or enter into settlements or claims that could materially impact its results.

Properties

As of March 31, 2016, Hostess operated three baking facilities and two distribution centers and occupied corporate headquarters, as shown in the chart below.

	Location	Owned/Leased	Size (Sq. Ft.)
Baking Facility	Emporia, Kansas	Owned	278,500
Baking Facility	Columbus, Georgia	Leased	313,700
Baking Facility	Indianapolis, Indiana	Owned	195,000
Distribution Center	Shorewood, Illinois	Leased	507,187
Distribution Center	Carthage, Missouri	Other(1)	—
Corporate Headquarters	Kansas City, Missouri	Leased	40,450

(1)	Variable fees related to the third-party distribution center include storage and pallet-related charges.

Hostess believes its properties are adequate for its operations and are in good condition.

Selected Consolidated Historical Financial and Other Data of Hostess Holdings

The following table contains summary historical consolidated financial and other data for Hostess Holdings for the three months ended March 31, 2016 and March 31, 2015 and for the years ended December 31, 2015, December 31, 2014 and for the period from February 6, 2013 (inception) through December 31, 2013. Such data as of December 31, 2015 and December 31, 2014 and for the years ended December 31, 2015 and December 31, 2014 and for the period from February 6, 2013 (inception) through December 31, 2013 have been derived from the audited consolidated financial statements of Hostess Holdings included elsewhere in this proxy statement. Such data as of March 31, 2016 and for the three months ended March 31, 2016 and March 31, 2015 have been derived from the unaudited consolidated financial statements of Hostess Holdings included elsewhere in this proxy statement. Results from interim periods are not necessarily indicative of results that may be expected for the entire year. The information below is only a summary and should be read in conjunction with the information contained under the headings “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Information About Hostess” and in Hostess Holdings’ audited consolidated financial statements and unaudited interim condensed consolidated financial statements and the related notes included elsewhere in this proxy statement.

The following table sets forth Hostess Holdings’ net revenues, operating costs and expenses attributable to Hostess Holdings’ operations:

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)
Net revenue	$160,218	$146,689	$620,815	$554,695	$237,418
Cost of goods sold	89,926	81,191	355,963	320,763	145,498
Special employee incentive compensation(1)	—	—	2,649	—	—

Gross profit	70,292	65,498	262,203	233,932	91,920
Operating costs and expenses:
Advertising and marketing	7,199	6,614	31,967	32,197	19,354
Selling expenses	6,795	7,285	29,484	25,664	10,544
General and administrative	9,756	8,412	32,382	33,745	21,850
Special employee incentive compensation(1)	—	—	1,274	—	—
Impairment of property and equipment	7,300	—	2,700	13,241	—
Acquisition and bakery start-up costs(2)	—	—	—	—	14,029
Loss on sale/abandonment of property and equipment and bakery shutdown costs(3)	147	430	4,182	5,150	—
Related party expenses	1,236	1,230	4,306	4,468	2,813

Total operating costs and expenses	32,433	23,971	106,295	114,465	68,590

Operating income	37,859	41,527	155,908	119,467	23,330
Other expense:
Interest expense, net	17,851	9,114	50,011	37,447	27,766
Loss on debt extinguishment(4)	—	—	25,880	—	—
Other (income) expense(5)	1,470	(23)	(8,743)	556	1,158

Total other expense	19,321	9,091	67,148	38,003	28,924

Net income (loss)	18,538	32,436	88,760	81,464	(5,594)

Less: Net income attributable to the non-controlling interest	929	1,622	4,507	4,267	—

Net income (loss) attributable to Hostess Holdings, L.P.	$17,609	$30,814	$84,253	$77,197	$(5,594)

The following table sets forth selected attributes of Hostess Holdings’ Consolidated Balance Sheets:

(In thousands)	March 31, 2016	December 31, 2015	December 31, 2014
	(Unaudited)
Cash and cash equivalents	$77,627	$64,473	$209,623
Property and equipment, net	124,708	128,078	112,732
Total assets	638,522	613,871	765,494
Long-term debt	1,192,093	1,193,667	473,175
Total liabilities and partners’ equity	638,522	613,871	765,494

The following table sets forth selected elements of Hostess Holdings’ Consolidated Statements of Cash Flows:

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)
Net cash provided by (used in) operating activities	$19,009	$21,834	$132,972	$108,329	$(29,672)
Net cash provided by (used in) investing activities	(3,233)	34,635	17,880	(91,393)	(422,498)
Net cash provided by (used in) financing activities	(2,627)	(80,807)	(296,002)	(9,769)	654,626

The following table sets forth Adjusted EBITDA(6):

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted EBITDA(6)	$49,369	$45,416	$182,236	$149,811	$43,098

(1)

For the year ended December 31, 2015, a one-time special bonus payment of $2.6 million and $1.3 million was paid to employees at Hostess Holdings’ bakery facilities and corporate employees, respectively, as compensation for their efforts in the successful recapitalization of Hostess.

(2)

In April 2013, Hostess Holdings began the process of bringing four of its acquired bakeries into operation and completed this process in July 2013. For the period from inception through December 31, 2013, Hostess Holding incurred bakery start-up costs totaling $6.7 million, including repairs, materials and supplies, labor costs, and ingredients used in testing, and acquisition-related costs of approximately $7.3 million.

(3)

During the three months ended March 31, 2016 and March 31, 2015, Hostess Holdings incurred bakery shutdown costs of $0.1 million and $0.4 million, respectively, in expenses associated with utilities, insurance, and maintenance related to the assets that were held for sale. During the years ended December 31, 2015 and December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with the closure and relocation of assets of $1.2 million and $1.4 million, respectively. Also, during the year ended December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with employee severance and Worker Adjustment and Retraining Notification (WARN) ACT payments of $2.9 million. Hostess Holdings recorded a loss on sale and abandonment of property and equipment of $3.0 million and $0.8 million during the years ended December 31, 2015 and December 31, 2014, respectively.

(4)

Hostess Holdings recorded a loss on extinguishment related to Hostess Holdings’ original term loan dated April 9, 2013 of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million, during the year ended December 31, 2015.

(5)

Other expense primarily consisted of legal and professional fees of $1.5 million, related to Hostess Holdings’ pursuit of a potential acquisition during the three months ended March 31, 2016 compared to other income of $23,000, during the three months ended March 31, 2015. During the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to Hostess Holdings’ pursuit of a potential sale of Hostess. During the year ended December 31, 2014 and the period February 6, 2013 (inception) through December 31, 2013, other expense was $0.6 million and $1.2 million, respectively.

(6)

Adjusted EBITDA is a non-GAAP financial measure commonly used in Hostess Holdings’ industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Hostess Holdings has included Adjusted EBITDA because it believe it provides management and investors with additional information to measure Hostess Holdings’ performance and liquidity, estimate Hostess Holdings’ value and evaluate Hostess Holdings’ ability to service debt.

Hostess Holdings defines Adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization and (iii) related party expenses, as further adjusted to eliminate the impact of certain items that Hostess Holdings does not consider indicative of its ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons Hostess Holdings considers them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future Hostess Holdings may incur expenses that are the same as or similar to some of the adjustments set forth below. Hostess Holdings’ presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Hostess Holdings’ results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect Hostess Holdings’ capital expenditures, future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, Hostess Holdings’ working capital needs;

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on Hostess Holdings’ debt; and

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future.

The following table sets forth Hostess Holdings’ reconciliation of Adjusted EBITDA (unaudited):

(In thousands)	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
Net income (loss)	$18,538	$32,436	$88,760	$81,464	$(5,594)
Plus non-GAAP adjustments:
Interest expense, net	17,851	9,114	50,011	37,447	27,766
Loss on debt extinguishment(v)	—	—	25,880	—	—
Depreciation and amortization	2,677	2,098	9,836	7,113	2,611
Related party expenses(vi)	1,236	1,230	4,306	4,468	2,813
Unit-based compensation	150	131	1,381	372	315
Acquisition and bakery start-up costs	—	—	—	—	14,029
Other (income) expense(vii)	1,470	(23)	(8,743)	556	1,158
Impairment of property and equipment	7,300	—	2,700	13,241	—
Loss on sale/abandonment of property and equipment and bakery shutdown costs(viii)	147	430	4,182	5,150	—
Special employee incentive compensation(ix)	—	—	3,923	—	—

Adjusted EBITDA	$49,369	$45,416	$182,236	$149,811	$43,098

(v)

Hostess Holdings recorded a loss on extinguishment related to Hostess Holdings’ original Term Loan of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million, during the year ended December 31, 2015.

(vi)

Related party expenses consist of expenses associated with the employment agreement with Mr. Metropoulos as the Chief Executive Officer and/or Executive Chairman with certain subsidiaries of Hostess. Hostess Holdings classifies all expenses associated with this arrangement as related party expenses.

(vii)

Other expense primarily consisted of legal and professional fees of $1.5 million, related to Hostess Holdings’ pursuit of a potential acquisition during the three months ended March 31, 2016 compared to other income of $23,000, during the three months ended March 31, 2015. During the year ended December 31, 2015, other income consisted of $12.0 million of proceeds from the sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by $3.3 million for professional service fees related to Hostess Holdings’ pursuit of a potential sale of Hostess. During the year ended December 31, 2014 and the period February 6, 2013 (inception) through December 31, 2013, other expense was $0.6 million and $1.2 million, respectively.

(viii)

During the three months ended March 31, 2016 and March 31, 2015, Hostess Holdings incurred bakery shutdown costs of $0.1 million and $0.4 million, respectively, in expenses associated with utilities, insurance, and maintenance related to the assets that were held for sale. During the years ended December 31, 2015 and December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with the closure and relocation of assets of $1.2 million and $1.4 million, respectively. Also, during the year ended December 31, 2014, Hostess Holdings incurred bakery shutdown costs associated with employee severance and Worker Adjustment and Retraining Notification (WARN) Act payments of $2.9 million. Hostess Holdings recorded a loss on sale and abandonment of property and equipment of $3.0 million and $0.8 million during the years ended December 31, 2015 and December 31, 2014, respectively.

(ix)

For the year ended December 31, 2015, a one-time special bonus payment of $2.6 million and $1.3 million was paid to employees at Hostess Holdings’ bakery facilities and corporate employees, respectively, as compensation for their efforts in the successful recapitalization of Hostess.

HOSTESS MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Stockholders of the Company should read the following discussion and analysis of Hostess’ financial condition and results of operations together with the consolidated financial statements and related notes of Hostess that are included elsewhere in this proxy statement. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Hostess’ actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section entitled “Risk Factors” or in other parts of this proxy statement. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

The following discussion refers to the financial results of Hostess Holdings, for the three month periods ended March 31, 2016 and March 31, 2015, the years ended December 31, 2015 and December 31, 2014 and the period from inception on February 6, 2013 to December 31, 2013.

Overview

Hostess, America’s Original Snack Cake, has been an iconic American brand for generations. Hostess offers a variety of new and classic treats like Twinkies®, Cupcakes, Ding Dongs®, Ho Hos®, Donettes®, and Fruit Pies that it believes delight snack fans across the nation. In 2013, the Selling Equityholders acquired the Hostess brand out of the bankruptcy liquidation proceedings of its prior owners, free and clear of all past liabilities. After a brief hiatus in production, Hostess began providing Hostess products to consumers and retailers across the nation in July 2013. By combining Hostess’ beloved brands’ established reputation with an innovative business model, Hostess rapidly recaptured market share. Three years after launching “The Sweetest Comeback in the History of Ever”®, Hostess has reestablished a leading premium brand position in the $6.8 billion U.S. Sweet Baked Goods, or “SBG,” category.

Since the relaunch, Hostess has:

•

grown from a business with zero sales to one that generated $620.8 million in net revenue, $88.8 million in net income (including non-controlling interest) and $182.2 million in Adjusted EBITDA (as defined below) for the year ended December 31, 2015. Adjusted EBITDA is not based on the accounting principles generally accepted in the U.S. (“non-GAAP financial measures”) and such measure is defined and reconciled to the most directly comparable U.S. GAAP measure in footnote 6 to the section entitled “Summary of the Proxy Statement — Selected Consolidated Historical Financial and Other Information of Hostess Holdings;”

•	increased market share from 0% at relaunch, to over 16%, for the 4 weeks ended May 21, 2016 per Nielsen’s U.S. SBG category;

•	improved manufacturing and distribution through Hostess’ new simplified, industry redefining operating model;

•	expanded channel and geographic reach to include the portion of the 160,000 convenience, drug and dollar store universe previously not fully available under the Direct-Store-Delivery (“DSD”) model;

•

enhanced in-store merchandising capabilities enabling industry leading display levels and the ability to launch nationally coordinated promotion campaigns via the Direct-To-Warehouse (“DTW”) model; and

•	acquired the stock of Superior Cake Products, Inc. (“Superior”) to expand its platform into the “In-Store Bakery” section of grocery and club retailers.

When Hostess products returned to shelves in July 2013, the relaunch was met with substantial media attention and a strong consumer response. The initial demand surpassed Hostess’ expectations, and it had to manage its production levels as it ramped up its supply chain. Since April 2013, Apollo and Metropoulos & Co.

have invested over $130 million to upgrade Hostess’ manufacturing footprint, implement new IT systems and enhance production efficiency via the installation of automated baking and packaging lines. These investments, coupled with Hostess’ DTW distribution model, have paved new opportunities for Hostess and increased Hostess’ distribution channels.

Hostess’ DTW distribution model uses centralized distribution centers and common carriers to fill orders, with products generally delivered to Hostess’ customers’ warehouses. This model has eliminated the need for DSD truck routes and drivers. Once limited by the previous DSD model, Hostess has since been able to expand its core distribution while gaining access to new channels (e.g., further penetration into convenience, drug, dollar, foodservice, and cash & carry stores). Hostess has both renewed and added relationships with trusted retailers around the country, once again stocking shelves with Hostess products.

As a highly fragmented category in both the U.S. and internationally, SBG represents a significant opportunity for further consolidation. The new Hostess business model and efficient route-to-market strategy, along with highly sophisticated and modern systems, provide an ideal platform for eventually adding other branded snacks to the Hostess portfolio. Hostess maintains a highly-disciplined outlook on M&A, focusing on opportunities with large addressable markets. In addition, Hostess believes its expertise in managing brands (led by Mr. Metropoulos) and experience in operating packaged food businesses (under Mr. Bill Toler’s leadership) gives Hostess the specialized tools to position itself as an attractive vehicle for future growth within the snacking universe.

History

Hostess Holdings, an entity ultimately controlled by affiliates of Apollo and Metropoulos & Co., was formed on February 6, 2013 in connection with the acquisition of the Hostess® and Dolly Madison® group of brands, which include iconic products such as Twinkies®, Cup Cakes, Ding Dongs®, Zingers®, HoHo’s® and Donettes®. A wholly owned subsidiary of Hostess Holdings, Hostess Brands (f/k/a New HB Acquisition, LLC), acquired the Hostess® and Dolly Madison® assets from Old HB, Inc. (f/k/a Hostess Brands, Inc.) (“Old HB”) through the bankruptcy liquidation proceedings of Old HB on April 9, 2013 for approximately $409.0 million. The assets purchased included, among other things, five bakeries, 32 other parcels of real estate, equipment and other personal property, and all of the trademarks, recipes and know-how sold under the Hostess® and Dolly Madison® group of brands.

Hostess Holdings was formed on February 6, 2013 specifically to acquire the Hostess® and Dolly Madison® group of assets. The following is an executive summary of the key items that transpired during the acquisition and initial period from the formation date through December 31, 2013.

•	Completed the purchase of certain assets of Old HB on April 9, 2013 which included:

•	Hostess® and Dolly Madison® group of brands and recipes for products that include Twinkies®, Cup Cakes, Ding Dongs®, Zingers®, HoHo’s® and Donettes®, among others.

•

Real estate and personal property including the Kansas City headquarters building, a Kansas City storage facility and five bakeries (located in California, Kansas, Indiana, Georgia and Illinois) valued at $58.6 million.

•	30 thrift or thrift/depot combination facilities valued at $18.3 million.

•	Financed the acquisition and associated start-up costs with:

•	$500 million term loan due April 9, 2020.

•	$192 million of equity from its investors.

•	Net of the purchase price of approximately $409 million, and certain transaction fees and expenses of approximately $33 million, Hostess Holdings had approximately $250 million of cash on the balance sheet upon the transaction close. Hostess Holdings also entered into a five-year $60 million asset-based revolving credit facility upon the transaction close (terminated in connection with the debt recapitalization described under the section entitled “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt Recapitalization” below).

•	Established an experienced food and consumer products executive leadership team for Hostess Holdings.

•

Established a full-time workforce of bakery and corporate employees required to launch and operate the business. The majority of Hostess Holdings’ primary bakery workers were employed through temporary staffing agencies and were hired as employees following their respective restriction period, which is generally 90 days.

•	Commenced bakery production activities including:

•	Test production runs in the Emporia, Kansas and Schiller Park, Illinois bakeries, which initiated in May 2013 and ramped up to full production in early June 2013.

•	Test production runs in Columbus, Georgia and Indianapolis, Indiana bakeries, which initiated in June 2013 and ramped up to full production in early July 2013.

•

Deployed substantial capital related to the start-up of the business, which includes amounts to update and upgrade its facilities, relocate product lines and purchase new packaging equipment. Hostess Holdings invested a total of $37.9 million in these capital improvements in 2013.

•	Commenced product sales launch including:

•

On July 15, 2013, product shipments were initiated, and Hostess Holdings focused its production on a limited variety of its top selling products to high-volume customers. By October 2013, Hostess Holdings’ product offerings consisted of the vast majority of Old HB’s iconic products.

•

Hostess Holdings sold over 190 million Twinkies® within 90 days of launch. This iconic product was the largest contributor to revenue during the launch period. The initial sales surge was generated by the high nationwide level of interest surrounding the return of Twinkies®.

•

At launch, the majority of Hostess Holdings’ sales were to customers that operate or distribute to large format retail customers, with a smaller portion of Hostess Holdings’ sales to its small format customers. Hostess Holdings’ has expanded its sales channels substantially since launch, with deeper penetration in small format, club stores and vending sales.

•

“The Sweetest Comeback in the History of Ever”® campaign was Hostess Holdings’ advertising platform and was an integral part of its launch. The initial focus of this campaign consisted of a four-week pre-launch period from mid-June 2013 to the date sales commenced on July 15, 2013, followed by a six-week period through August 31, 2013, promoting the recent launch. During this time, the total amount spent on this campaign was approximately $3.1 million.

•

Hostess Holdings opened two centralized distribution centers to streamline distribution and delivery to its customers. These facilities are used as a central hub for its bakeries and distribute almost all of its shipments to its customers. The distribution centers are able to fill customer orders and reduce inventory on hand as a result of this consolidation of its inventory. This strategic business approach has resulted in greater efficiencies at the bakeries and has reduced Hostess’ finished goods inventory transfers between bakeries.

•	Developed a new enterprise resource planning systems platform and supply chain strategy to support Hostess Holdings’ Direct-to-Warehouse distribution model.

•	Established customer relationships with a substantial number of Hostess Holdings’ target customers under its new Direct-to-Warehouse distribution model.

•

Executed arrangements with various vendors for the provision of brokerage services including sales and customer service, transportation planning, inventory warehousing, information technology and re-established supplier relationships.

•	Sold foreign trademark rights to selected products in Egypt, Jordan, Libya and Palestine for $10.0 million.

•

Determined that certain facilities were not necessary for the operations of the business, and thus, classified such facilities as assets held for sale. Such facilities include the California bakery, the 30 thrift or thrift/depot facilities and one of the Kansas City headquarters buildings.

On August 3, 2015, Hostess Holdings, through its subsidiaries, recapitalized its debt and entered into the First Lien Term Loan and the Second Lien Term Loan (the “First and Second Lien Term Loans” or the “Term Loans”) of $925.0 million and $300.0 million, respectively. Hostess Holdings, through a subsidiary, also entered into a Revolving Credit Agreement (the “Revolver”) that provides for borrowings up to $100.0 million. For additional information on the Term Loans and the Revolver and a description of the recapitalization of Hostess Holdings’ debt, please see the section entitled “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Debt Recapitalization” below.

Components of Operating Results

Revenue

Hostess Holdings primarily generates its revenue through selling fresh baked sweet goods under the Hostess® group of brands, which include iconic products such as Twinkies®, Cup Cakes, Ding Dongs®, Zingers®, HoHo’s® and Donettes® and the Dolly Madison® brand. Hostess Holdings’ product assortment, which primarily includes snack cakes, muffins, donuts and pies, are sold under its Direct-to-Warehouse distribution system to customers’ warehouses and distribution centers by the case or in display ready corrugate units. Hostess Holdings’ customers then display and sell its products to the end consumer in single-serve, multi-pack or club-pack formats. Hostess Holdings sells its products to supermarket chains, national mass merchandisers and convenience stores, along with a smaller portion of Hostess Holdings’ product sales going to dollar stores, vending and club locations.

Hostess Holdings’ revenues are driven by average net price and total volume of products sold. Factors that impact unit pricing and sales volume include product mix, the cost of ingredients, the promotional activities implemented by Hostess Holdings and its competitors, industry capacity, product innovation and quality and consumer preferences. Hostess Holdings does not keep a significant backlog of finished goods inventory, as its fresh baked products are promptly shipped to Hostess Holdings’ distribution centers after being produced and then distributed to customers.

Hostess Holdings reports net revenue, which represents its gross revenue less sales discounts, adjustments and allowances.

Cost of Goods Sold

Cost of goods sold consists of ingredients, packaging, labor, energy, other production costs and warehousing and transportation costs for the distribution of Hostess Holdings’ products to its customers. The cost of ingredients and packaging represent the majority of Hostess Holdings’ total costs of goods sold. All costs that are incurred at the bakeries are included in cost of goods sold. Hostess Holdings does not allocate any corporate functions into cost of goods sold.

Hostess’ ingredients are principally flour, sweeteners, edible oils and compound coating, which are subject to substantial price fluctuations, as is the cost of corrugate and films used to package Hostess’ products. The prices for raw materials are influenced by a number of factors, including the weather, crop production, transportation and processing costs, government regulation and policies and worldwide market supply and demand. Hostess Holdings’ also relies on fuel products, such as natural gas and electricity, to operate its bakeries and produce its products. Fluctuations in the prices of the raw materials or fuel products used in the production, packaging or transportation of Hostess’ products affect the cost of goods sold and its product pricing strategy.

Hostess utilizes forward buying strategies through advance purchase contracts with its suppliers, to lock in prices for certain high-volume raw materials, packaging components and fuel inputs. Through these initiatives, Hostess believes it is able to obtain competitive prices.

Hostess’ investments in state-of-the-art baking technologies have enabled it to increase production volume and improve operational efficiencies. These investments and improvements have allowed Hostess to close its Schiller Park, Illinois bakery, in October 2014, while continuing to meet customer demands. In April 2015, the installation of a second automated cake line increased Hostess’ capacity, which enables Hostess to meet its increasing demand.

Advertising and Marketing Expenses

Hostess’ advertising and marketing expenses primarily relate to its advertising campaigns, which include social media, billboard, print, online advertising, local promotional events and monthly agency fees. Hostess also invests in wire and corrugate displays delivered to customers to prominently display its products, field marketing to reset and check the store inventory on a regular basis and marketing employment costs.

Selling Expenses

Selling expenses primarily include sales management employment, travel and related expenses, as well as broker fees. Hostess utilizes brokers for sales support, including merchandising and order processing. The fees paid to brokers are based upon revenue billed and achievement of certain revenue targets.

General and Administrative Expenses

General and administrative expenses primarily include employee and related expenses for the accounting, planning, customer service, legal, human resources, corporate operations, research and development, purchasing, logistics and executive functions. Also included are professional services relating to Hostess’ corporate audit and tax fees, legal fees, outsourced fees relating to information technology, transportation planning, and corporate site and insurance costs.

The majority of Hostess’ research and development cost is dedicated to enhancing and expanding its product lines in response to changing consumer preferences and trends, and continuing to enhance the taste of its products. In addition, Hostess’ research and development organization provides technical support to ensure that its core products are consistently produced in accordance with its high quality standards and specifications. Finally, this department is charged with developing processes to reduce Hostess’ costs without adversely affecting the quality of its products.

Bakery Start-up and Shutdown Costs

In April 2013, Hostess began the process of bringing four of its acquired bakeries into operation and completed this process in July 2013. As a result, Hostess incurred start-up costs totaling $6.7 million, which included repairs, materials and supplies, labor cost and ingredients used in testing, all reported for the period from inception through December 31, 2013. On October 17, 2014, Hostess closed its Schiller Park, Illinois bakery, and as a result incurred $4.3 million in expense associated with the closure and relocation of assets.

Related Party Expenses

We classify all expenses associated with Hostess’ employment arrangement with Mr. Metropoulos as related party expenses.

Other Expenses

Other expense consists primarily of: (i) interest expense net and charges in connection with financings, (ii) loss on debt extinguishment of Hostess Holdings’ former Term Loan dated April 9, 2013, and (iii) other (income) expense related to sale of foreign trademark rights and licenses, potential acquisition costs, professional service fees related to Hostess Holdings’ pursuit of a potential sale, and other miscellaneous expense.

Non-controlling Interest

The equity and result of operations of the portion of New Hostess Holdco, LLC (“New Hostess”) and Hostess Management not owned by Hostess are reported as non-controlling interest. The non-controlling interest is comprised of members of the management team and Mr. Metropoulos, who indirectly own an interest in the profits of New Hostess through their direct ownership in Hostess Management. Hostess Management provides for allocations of income and distributions to its members based on the terms of its operating agreement, as well as each unit grant agreement. In general, profits and distributions above a base amount are allocable to class B and C unit holders once certain vesting and income thresholds are met.

To calculate the non-controlling interest displayed in the accompanying consolidated balance sheets, Hostess considers the amount of cash that would be payable to the non-controlling interest holders if it was liquidated at that date at book value. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for distributions, is the share of the earnings or losses allocated to non-controlling interest for the period. There was no partners’ equity held by non-controlling interest at December 31, 2013.

Income Taxes

Hostess Holdings is a limited partnership, and therefore, has no tax liability for federal income taxes. Income is taxed to the ultimate owners based on their proportionate share of Hostess Holdings’ taxable income. No provision or liability for income taxes has been made in the accompanying consolidated financial statements at the federal level. Also, Hostess Holdings does not believe it is subject to significant state income taxes, and therefore, have not recognized any state income taxes in the accompanying consolidated financial statements.

Operating Results

The following table sets forth Hostess Holdings’ results of operations (in millions) for the periods indicated:

(In thousands)	Three Months Ended March 31, 2016	Percent of Net Revenue	Three Months Ended March 31, 2015	Percent of Net Revenue	Year Ended December 31, 2015	Percent of Net Revenue	Year Ended December 31, 2014	Percent of Net Revenue	February 6, 2013 (Inception) through December 31, 2013	Percent of Net Revenue
Net revenue	$160,218	100%	$146,689	100%	$620,815	100%	$554,695	100%	$237,418	100%
Cost of goods sold	89,926	56	81,191	55	355,963	57	320,763	58	145,498	61
Special employee incentive compensation	—	—	—	—	2,649	1	—	—	—	—

Gross profit	70,292	44	65,498	45	262,203	42	233,932	42	91,920	39
Operating costs and expenses:
Advertising and marketing	7,199	4	6,614	5	31,967	5	32,197	6	19,354	8
Selling expenses	6,795	4	7,285	5	29,484	5	25,664	4	10,544	5
General and administrative	9,756	6	8,412	6	32,382	5	33,745	6	21,850	9
Special employee incentive compensation	—	—	—	—	1,274	—	—	—	—	—
Impairment of property and equipment	7,300	5	—	—	2,700	—	13,241	2	—	—
Acquisition and bakery start-up costs	—	—	—	—	—	—	—	—	14,029	6
Loss on sale/abandonment of property and equipment and bakery shutdown costs	147	—	430	—	4,182	1	5,150	1	—	—
Related party expenses	1,236	1	1,230	1	4,306	1	4,468	1	2,813	1

Total operating costs and expenses	32,433	20	23,971	17	106,295	17	114,465	20	68,590	29

Operating income	37,859	24	41,527	28	155,908	25	119,467	22	23,330	10
Other expense:
Interest expense, net	17,851	11	9,114	6	50,011	8	37,447	7	27,766	12
Loss on debt extinguishment	—	—	—	—	25,880	4	—	—	—	—
Other (income) expense	1,470	1	(23)	—	(8,743)	(1)	556	—	1,158	—

Total other expense	19,321	12	9,091	6	67,148	11	38,003	7	28,924	12

Net income (loss)	18,538	12	32,436	22	88,760	14	81,464	15	(5,594)	(2)

Less: Net income attributable to the noncontrolling interest	929	1	1,622	1	4,507	1	4,267	1	—	—

Net income (loss) attributable to Hostess Holdings, L.P.	$17,609	11%	$30,814	21%	$84,253	13%	$77,197	14%	$(5,594)	(2)%

Results of Operations — For the Three Months Ended March 31, 2016 and the Three Months Ended March 31, 2015

Net Revenue

Net revenue increased by 9.2%, or $13.5 million, to $160.2 million for the three months ended March 31, 2016 compared to $146.7 million for the three months ended March 31, 2015, primarily due to the increase in the number of cases sold. Hostess’ growth in volume is driven in part due to its strategic efforts to continue to build distribution in the “whitespaces” of the convenience and drug channels. Also, in April 2015, Hostess launched Hostess® branded bread and buns as part of its business strategy to expand its product assortment. For the three months ended March 31, 2016, Hostess’ branded bread and bun net revenues accounted for $5.5 million.

Cost of Goods Sold

Cost of goods sold increased 10.7%, or $8.7 million, to $89.9 million for the three months ended March 31, 2016 compared to $81.2 million for the three months ended March 31, 2015, resulting in a gross profit of $70.3 million for the three months ended March 31, 2016 compared to $65.5 million for the three months ended March 31, 2015. As a percentage of net revenues, cost of goods sold was 56.1% for the three months ended March 31, 2016 and 55.3% for the three months ended March 31, 2015. The increase in cost of goods sold as a percentage of net revenues was primarily due to the increase in ingredient costs of 2.5%, partially offset by decreases in customer transportation costs of 1.3% and direct labor costs of 0.4%.

Advertising and Marketing

Advertising and marketing expenses increased 9.1%, or $0.6 million, to $7.2 million for the three months ended March 31, 2016 compared to $6.6 million for the three months ended March 31, 2015, primarily due to the increase in field marketing and merchandising costs to reset and check the store inventory on a regular basis, partially offset by the decrease in expense for displays. The components of Hostess Holdings’ advertising and marketing expenses were as follows:

	Three Months Ended
(In thousands)	March 31, 2016	March 31, 2015
Advertising	$1,057	$1,210
Displays	2,608	2,977
Field marketing and merchandising	2,490	1,563
Marketing employee and related expenses	479	422
Other marketing expenses	565	442

Total advertising and marketing	$7,199	$6,614

Selling Expenses

Selling expenses decreased 6.8%, or $0.5 million, to $6.8 million for the three months ended March 31, 2016 compared to $7.3 million for the three months ended March 31, 2015, primarily due to decreases in broker fees and sales management expenses. Hostess’ brokerage fee expense was $4.4 million, or 2.7% of net revenue for the three months ended March 31, 2016 compared to $4.6 million, or 3.1% of net revenue for the three months ended March 31, 2015. Excluding brokerage fees, Hostess’ selling expenses were $2.4 million, or 1.5% of net revenue for the three months ended March 31, 2016 compared to $2.7 million, or 1.8% of net revenue for the three months ended March 31, 2015.

General and Administrative

General and administrative expenses increased 16.7%, or $1.4 million, to $9.8 million for the three months ended March 31, 2016 compared to $8.4 million for the three months ended March 31, 2015, primarily due to increases in corporate salaries and consulting expense to support the growth of Hostess Holdings. The increase in salaries is a result of an increase in the number of corporate employees and also an increase in annual wages.

Impairment of Property and Equipment

During the three months ended March 31, 2016, Hostess decided to close certain production lines at its Indianapolis, Indiana bakery and transition this production to other facilities. Hostess Holdings recorded an impairment loss of $7.3 million on equipment it no longer intend to use or have idled.

Loss on Sale/Abandonment of Property and Equipment and Bakery Shutdown Costs

During the three months ended March 31, 2016 and March 31, 2015, Hostess Holdings’ incurred bakery shutdown costs of $0.1 million and $0.4 million, respectively, primarily due to utilities, insurance, and maintenance expenses related to the Schiller Park, Illinois bakery, which was classified as assets held for sale. This property was sold in May 2016.

Related Party Expenses

Related party expenses of $1.2 million were unchanged during the three months ended March 31, 2016 compared to the three months ended March 31, 2015. Mr. Metropoulos serves as Hostess’ Executive Chairman and expenses associated with his employment agreement are recorded to related party expenses.

Operating Income

As a result of the foregoing, operating income decreased 8.7%, or $3.6 million, to $37.9 million for the three months ended March 31, 2016 compared to $41.5 million for the three months ended March 31, 2015, and was negatively impacted from the impairment of property and equipment and general and administrative expense.

Interest Expense, net

Interest expense, net, increased 96.7%, or $8.8 million, to $17.9 million for the three months ended March 31, 2016 compared to $9.1 million for the three months ended March 31, 2015, primarily due to an increase in borrowings. Hostess Holdings extinguished its original Term Loan through early principal payments of $150.0 million and $343.8 million on June 4, 2015 and August 3, 2015, respectively. On August 3, 2015, Hostess Holdings, through a subsidiary, recapitalized its debt and entered into First and Second Lien Term Loans of $925.0 million and $300.0 million, respectively.

Other (Income) Expense

Other expense of $1.5 million, consisting primarily of legal and professional fees related to Hostess Holdings’ pursuit of a potential acquisition during the three months ended March 31, 2016 compared to other income of $23,000, during the three months ended March 31, 2015.

Net income

Net income decreased 42.9%, or $13.9 million, to $18.5 million for the three months ended March 31, 2016 compared to $32.4 million for the three months ended March 31, 2015. Net income during the three months ended March 31, 2016 compared to the three months ended March 31, 2015 was positively impacted by the increase in net revenues and was negatively impacted by the increase in interest expense, impairment of property and equipment, legal and professional fees related to a potential acquisition, and general and administrative expense.

Net Income Attributable to the Non-controlling Interest of Hostess Holdings.

Net income attributable to the non-controlling interest was $0.9 million and $1.6 million for the three months ended March 31, 2016 and March 31, 2015, respectively. As a result, net income attributable to Hostess Holdings was $17.6 million and $30.8 million for the three months ended March 31, 2016 and March 31, 2015, respectively.

Results of Operations — For the Year Ended December 31, 2015 and the Year Ended December 31, 2014

Net Revenue

Net revenue increased by 11.9%, or $66.1 million, to $620.8 million for the year ended December 31, 2015 compared to $554.7 million for the year ended December 31, 2014, primarily due to the increase in the number of cases sold. Hostess’ growth in volume is driven in part due to its strategic efforts to expand the breakfast product items (donuts, danishes and muffins) and to continue to build distribution in the “whitespaces” of its convenience, drug, and other channels. Also, in April 2015, Hostess launched Hostess® branded bread and buns as part of its business strategy to expand its product assortment. For the year ended December 31, 2015, Hostess’ branded bread and bun net revenues accounted for $10.9 million.

Cost of Goods Sold

Cost of goods sold increased 11.0%, or $35.2 million, to $356.0 million for the year ended December 31, 2015 compared to $320.8 million for the year ended December 31, 2014, which after deducting the $2.6 million one-time special employee incentive compensation payment described below, resulted in a gross profit at $262.2 million for the year ended December 31, 2015 compared to $233.9 million for the year ended December 31, 2014. As a percentage of net revenues, cost of goods sold was 57.3% for the year ended December 31, 2015 and 57.8% for the year ended December 31, 2014.

Special Employee Incentive Compensation

For the year ended December 31, 2015, a one-time special bonus payment of $2.6 million was paid to employees at Hostess’ bakery facilities as compensation for their efforts in the successful recapitalization of Hostess Holdings and was recorded on a separate line in Hostess Holdings’ consolidated statements of operations as a deduction from gross profit.

Advertising and Marketing

Advertising and marketing expenses decreased 0.6%, or $0.2 million, to $32.0 million for the year ended December 31, 2015 compared to $32.2 million for the year ended December 31, 2014, primarily due to the decrease in displays, partially offset by the increase in advertising and other marketing expenses. The components of Hostess Holdings’ advertising and marketing expenses were as follows:

	Year Ended
(In thousands)	December 31, 2015	December 31, 2014
Advertising	$6,502	$2,916
Displays	13,390	18,592
Field marketing and merchandising	7,757	8,083
Marketing employee and related expenses	1,494	1,335
Other marketing expenses	2,824	1,271

Total advertising and marketing	$31,967	$32,197

Selling Expenses

Selling expenses increased 14.8%, or $3.8 million, to $29.5 million for the year ended December 31, 2015 compared to $25.7 million for the year ended December 31, 2014, primarily due to increases in broker fees.

Hostess’ brokerage fee expense was $19.6 million, or 3.2% of net revenue for the year ended December 31, 2015 compared to $16.5 million, or 3.0% of net revenue for the year ended December 31, 2014. Excluding brokerage fees, Hostess’ selling expenses were $9.9 million, or 1.6% of net revenue for the year ended December 31, 2015 compared to $9.2 million, or 1.7% of net revenue for the year ended December 31, 2014.

General and Administrative

General and administrative expenses increased 3.9%, or $1.3 million, to $32.4 million for the year ended December 31, 2015 compared to $33.7 million for the year ended December 31, 2014 due primarily to increases in corporate salaries and consulting expense. The increase in salaries is a result of an increase in the number of corporate employees and also an increase in annual wages.

Special Employee Incentive Compensation

For the year ended December 31, 2015, a one-time special bonus payment of $1.3 million was paid to corporate employees as compensation for their efforts in the successful recapitalization of Hostess Holdings.

Impairment of Property and Equipment

During the years ended December 31, 2015 and December 31, 2014, Hostess Holdings recorded an impairment loss of $2.7 million and $12.0 million, respectively, to write-down the assets held for sale related to the bakery located at Schiller Park, Illinois. Also, during the year ended December 31, 2014, Hostess Holdings recorded an impairment loss of $1.2 million to write-down the corporate office building located in Kansas City, Missouri to fair value.

Loss on Sale/Abandonment of Property and Equipment and Bakery Shutdown Costs

Hostess Holdings recorded a loss on sale and abandonment of property and equipment of $3.0 million and $0.8 million for the years ended December 31, 2015 and December 31, 2014, respectively. During the years ended December 31, 2015 and December 31, 2014, Hostess Holdings incurred bakery shutdown costs of $1.2 million and $4.3 million, respectively, primarily due to utilities, insurance, and maintenance expenses related to the Schiller Park, Illinois bakery, which was classified as assets held for sale.

Related Party Expenses

Related party expenses were $4.3 million during the year ended December 31, 2015 compared to $4.5 million during the year ended December 31, 2014.

Operating Income

As a result of the foregoing, operating income increased 30.5%, or $36.4 million, to $155.9 million for the year ended December 31, 2015 compared to $119.5 million for the year ended December 31, 2014.

Interest Expense, net

Interest expense, net, increased 33.7%, or $12.6 million, to $50.0 million for the year ended December 31, 2015 compared to $37.4 million for the year ended December 31, 2014, primarily due to an increase in borrowings. Hostess Holdings extinguished its original Term Loan through early principal payments of $150.0 million and $343.8 million on June 4, 2015 and August 3, 2015, respectively. On August 3, 2015, Hostess Holdings, through a subsidiary, recapitalized its debt and entered into First and Second Lien Term Loans of $925.0 million and $300.0 million, respectively.

Loss on Debt Extinguishment

Hostess Holdings recorded a loss on extinguishment related to its original Term Loan of $25.9 million, which consisted of prepayment penalties of $9.9 million and write-off of deferred financing costs of $16.0 million, during the year ended December 31, 2015.

Other (Income) Expense

For the year ended December 31, 2015, other income of $8.7 million primarily consisted of proceeds of $12.0 million from an April 16, 2015 sale of foreign trademark rights and perpetual irrevocable licenses to certain “know how” in certain countries in the Middle East, partially offset by professional service fees of $3.3 million related to the pursuit of a potential sale of Hostess Holdings. For the year ended December 31, 2014, other expense was $0.6 million.

Net Income

Net income increased 9.0%, or $7.3 million, to $88.8 million for the year ended December 31, 2015 compared to $81.5 million for the year ended December 31, 2014. Net income for the year ended December 31, 2015 compared to the year ended December 31, 2014 was positively impacted by the increase in net revenues, the decrease in impairment of property and equipment, and the decrease in bakery shutdown costs. Net income was negatively impacted by the increase in interest expense, selling expense, and loss on sale and abandonment of property and equipment.

Net Income Attributable to the Non-controlling Interest in Hostess Holdings

Net income attributable to the non-controlling interest was $4.5 million and $4.3 million for the year ended December 31, 2015 and December 31, 2014, respectively. As a result, net income attributable to Hostess Holdings was $84.3 million and $77.2 million for the year ended December 31, 2015 and December 31, 2014, respectively.

Results of Operations—For the Year Ended December 31, 2014 and February 6, 2013 (Inception) through December 31, 2013

Net Revenue

For the year ended December 31, 2014, Hostess Holdings’ net revenue was $554.7 million. For the period from inception through December 31, 2013, its net revenue was $237.4 million.

Cost of Goods Sold

For the year ended December 31, 2014, Hostess Holdings’ cost of goods sold was $320.8 million, or 57.8% of net revenue, resulting in a gross profit of $233.9 million, or 42.2% of net revenue. For the period from inception through December 31, 2013, its cost of goods sold was $145.5 million, or 61.3% of net revenue, resulting in a gross profit of $91.9 million, or 38.7% of net revenue.

Advertising and Marketing Expenses

For the year ended December 31, 2014, Hostess Holdings’ advertising and marketing expenses were $32.2 million. For the period from inception through December 31, 2013, advertising and marketing expenses were $19.4 million. Advertising expense was $2.9 million for the year ended December 31, 2014, as Hostess continued to focus on various types of advertising to drive customer demand in its target markets in a cost effective manner. Advertising expense was $5.6 million for the period from inception through December 31, 2013, driven by “The Sweetest Comeback in the History of Ever”® campaign. This campaign was an integral part of Hostess’ launch. Display expense was $18.6 million for the year ended December 31, 2014, and $13.3 million for the period from inception through December 31, 2013. Expenses related to field marketing and merchandising of Hostess products at customer locations became a prominent component of Hostess’ business model beginning in 2014 as it continued to focus on its retail merchandising conditions.

The components of Hostess Holdings’ advertising and marketing expenses were as follows:

(In thousands)	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
Advertising	$2,916	$5,587
Displays	18,592	13,298
Field marketing and merchandising	8,083	—
Marketing employee and related expenses	1,335	—
Other marketing expenses	1,271	469

Total advertising and marketing	$32,197	$19,354

Selling Expenses

For the year ended December 31, 2014, Hostess Holdings’ selling expenses were $25.7 million. Excluding brokerage fees, for the year ended December 31, 2014, selling expenses were $9.2 million, or 1.6% of net revenue. For the year ended December 31, 2014, Hostess Holdings’ brokerage fee expense was $16.5 million, or 3.0% of net revenue. For the period from inception through December 31, 2013, selling expenses were $10.5 million. Excluding brokerage fees, for the period from inception through December 31, 2013, selling expenses were $4.5 million, or 1.9% of net revenue. For the period from inception through December 31, 2013, Hostess Holdings’ brokerage fee expense was $6.0 million, or 2.5% of net revenue.

General and Administrative Expenses

During the year ended December 31, 2014, Hostess Holdings’ general and administrative expenses were $33.7 million, primarily comprised of employment costs and professional and consulting expenses. For the period from inception through December 31, 2013, its general and administrative expenses were $21.9 million, due primarily to employment costs, professional and consulting expenses, and other operating expenses.

Impairment of Property and Equipment

During the year ended December 31, 2014, Hostess Holdings recorded impairment charges totaling $13.2 million, comprised of $12.0 million at its Schiller Park, Illinois bakery and $1.2 million at its corporate office located at 1 East Armour Boulevard in Kansas City, Missouri.

Acquisition and Bakery Start-up Costs

Acquisition related costs of $7.4 million were incurred for the period from inception through December 31, 2013. In April 2013, Hostess Holdings began the process of bringing four of its acquired bakeries into operation and completed this process in July 2013. For the period from inception through December 31, 2013, Hostess Holdings incurred start-up costs totaling $6.7 million, including repairs, materials and supplies, labor costs, and ingredients used in testing.

Loss on Sale/Abandonment of Property and Equipment and Bakery Shutdown Costs

During the year ended December 31, 2014, Hostess Holdings recognized a loss on sale/abandonment of property and equipment of $0.8 million. During the year ended December 31, 2014, it closed its Schiller Park, Illinois bakery and incurred expenses associated with employee severance and Worker Adjustment and Retraining Notification (WARN) Act payments of $2.9 million, as well as expenses associated with the closure and relocation of assets of $1.4 million.

Related Party Expenses

During the year ended December 31, 2014, related party expenses were $4.5 million. For the period from inception through December 31, 2013, related party expenses were $2.8 million.

Operating income

As a result of the foregoing, operating income was $119.5 million for the year ended December 31, 2014. For the period from inception through December 31, 2013, operating income was $23.3 million.

Interest expense, net

Interest expense, net, was $37.4 million, during the year ended December 31, 2014. For the period from inception through December 31, 2013, interest expense, net was $27.8 million.

Other expense

For the year ended December 31, 2014, Hostess Holdings’ total other expense was $0.6 million, and for the period from inception through December 31, 2013, other expense was $1.2 million.

Net Income (Loss)

As a result of the foregoing, for the year ended December 31, 2014, Hostess Holdings reported net income of $81.5 million, and for the period from inception through December 31, 2013, it reported net loss of $5.6 million.

Net Income Attributable to the Non-controlling Interest in Hostess Holdings

For the year ended December 31, 2014, the net income attributable to the non-controlling interest was $4.3 million, and the net income attributable to Hostess Holdings was $77.2 million. For the period from inception through December 31, 2013, the net loss attributable to Hostess Holdings was $5.6 million.

Liquidity and Capital Resources

Hostess Holdings’ primary sources of liquidity are from the cash on the balance sheet, availability under its Revolver (as discussed below) and future cash flow generated from operations. Hostess Holdings believes that the current cash and cash equivalents on the balance sheet will be sufficient to satisfy the anticipated cash requirements associated with its existing operations for at least the next 12 months. Its ability to generate sufficient cash from its operating activities depends on Hostess’ future performance, which is subject to general economic, political, financial, competitive and other factors beyond its control. In addition, Hostess Holdings’ future capital expenditures and other cash requirements could be higher than it currently expects as a result of various factors, including any expansion of its business that it undertakes, including acquisitions. Hostess Holdings considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Hostess Holdings had working capital surplus, excluding cash and restricted cash, as of March 31, 2016, December 31, 2015, and December 31, 2014 of $14.2 million, $6.9 million, and $70.3 million, respectively. It has the ability to borrow under its Revolver to meet obligations as they come due. As of March 31, 2016, Hostess Holdings had approximately $98.2 million available for borrowing, net of letters of credit, under its Revolver.

As of March 31, 2016, Hostess Holdings was in compliance with all financial covenants relating to the First Lien and Second Lien Term Loans and the Revolver.

Cash Flows from Operating Activities

Cash flows provided by operating activities were $19.0 million and $21.8 million during the three months ended March 31, 2016 and March 2015, respectively. The decrease in cash flows provided by operating activities for the three months ended March 31, 2016 was primarily due to the decrease in net income, partially offset by the increase in accrued interest.

During the year ended December 31, 2015, the year ended December 31, 2014, and the period from February 6, 2013 (inception) through December 31, 2013, cash flows provided by (used in) operating activities, as reflected in Hostess Holdings’ consolidated statements of cash flows, were $133.0 million, $108.3 million, and $(29.7) million, respectively. The increase in cash flows provided by operating activities for the years ended December 31, 2015 and December 31, 2014 was primarily due to the increase in net income. The increase in cash flows provided by operating activities for the year ended December 31, 2014 and the period from February 6, 2013 (inception) through December 31, 2013 was primarily due to the increase in net income.

Cash Flows from Investing Activities

Cash flows provided by (used in) investing activities were $(3.2) million and $34.6 million, during the three months ended March 31, 2016 and March 31, 2015, respectively. Cash outflows from investing activities include purchases of property and equipment of $2.8 million and $7.9 million during the three months ended March 31, 2016 and March 31, 2015, respectively. Hostess Holdings’ property and equipment capital expenditures primarily consisted of strategic growth initiatives, maintenance and productivity improvements. Hostess Holdings expects that its total gross cash outflows for capital expenditures will be approximately $35.0 million to $40.0 million during 2016. During the three months ended March 31, 2015, Hostess Holdings received proceeds from the sale of marketable securities of $43.0 million and used cash to partially fund member distributions.

During the year ended December 31, 2015, the year ended December 31, 2014, and the period from February 6, 2013 (inception) through December 31, 2013, cash flows provided by (used in) investing activities, as reflected in Hostess Holdings’ consolidated statements of cash flows, were $17.9 million, $(91.4) million, and $(422.5) million, respectively. Cash outflows from investing activities include purchases of property and equipment of $25.1 million, $51.1 million, and $37.9 million during the year ended December 31, 2015, the year ended December 31, 2014, and February 6, 2013 (inception) through December 31, 2013, respectively. Hostess Holdings’ property and equipment capital expenditures primarily consisted of strategic growth initiatives, maintenance and productivity improvements. During February 6, 2013 (inception) through December 31, 2013, cash used in investing activities consisted of the acquisition of Old HB of $409.1 million and cash provided by investing activities included the proceeds of $10.0 million from the sale of licensing rights.

Cash Flows from Financing Activities

Cash flows used in financing activities were $2.6 million and $80.8 million during the three months ended March 31, 2016 and March 31, 2015, respectively. Hostess Holdings made principal payments of $2.3 million and $1.3 million, during the three months ended March 31, 2016 and March 31, 2015, respectively. During the three months ended March 31, 2016 and March 31, 2015, it paid distributions of $0.3 million and $79.6 million, respectively, to partners.

During the year ended December 31, 2015, the year ended December 31, 2014, and the period from February 6, 2013 (inception) through December 31, 2013, cash flows provided by (used in) financing activities, as reflected in Hostess Holdings’ consolidated statement of cash flows, were $(296.0) million, $(10.0) million, and $654.6 million, respectively. Proceeds from the issuance of its term loan debt were $1,225.0 million and $500.0 million during the year ended December 31, 2015 and the period from February 6, 2013 (inception) through December 31, 2013. Hostess Holdings made principal payments of $498.6 million and $3.8 million, during the year ended December 31, 2015 and December 31, 2014, respectively. During the year ended

December 31, 2015, the year ended December 31, 2014, and the period from February 6, 2013 (inception) through December 31, 2013, Hostess Holdings paid distributions of $952.9 million, $6.0 million, and $13.2 million, respectively, to partners, including distributions to non-controlling interest of $46.8 million, during the year ended December 31, 2015.

Debt Recapitalization

On August 3, 2015, Hostess Holdings, through a subsidiary, recapitalized its debt and entered into First and Second Lien Term Loans of $925.0 million and $300.0 million, respectively. The gross proceeds were primarily used to finance equity distributions and pay-off the $343.8 million balance of the original Term Loan of a subsidiary (the “Original Term Loan”). Hostess Holdings incurred First and Second Term Loan debt fees of $14.7 million and $6.3 million, respectively, funded with gross proceeds and these will be amortized as interest expense over the life of the respective Term Loans. Additionally, as part of the recapitalization, Hostess Holdings, through such subsidiary, entered into the Revolver that provides for borrowings up to $100.0 million. Hostess Holdings incurred debt fees of $1.8 million for the Revolver, funded with gross proceeds from the Term Loans.

Hostess Holdings also expensed 2% prepayment penalties of $6.9 million and $3.0 million as part of the Original Term Loan’s early extinguishment in August 2015 and June 2015, respectively. In addition, $11.2 million and $4.8 million of amortization were expensed in August 2015 and June 2015, respectively, to write-off the remaining deferred financing costs.

The First and Second Lien Term Loans have maturity dates of August 3, 2022 and August 3, 2023, respectively. Under the terms of the First Lien Term Loan agreement, Hostess Holdings is required to repay the principal amount of First Lien Term Loan on the last day of each March, June, September and December, which commenced on December 31, 2015 in an amount equal to 0.25% of the aggregate First Lien Term Loan principal amount and a balloon payment of the remainder at its maturity date of August 3, 2022. The Second Lien Term Loan shall be repaid with a balloon payment on its maturity date of August 3, 2023. The Term Loans are secured by liens on (x) the equity interests of the borrower subsidiary of Hostess Holdings, and (y) substantially all present and future assets of such subsidiary and its respective subsidiaries that guarantee the Term Loans.

Interest on the First Lien Term Loan is paid quarterly at a rate, at the borrower’s option, of either (a) the applicable LIBOR (subject to a LIBOR floor of 1.00% per annum) plus an applicable margin of 3.25% or 3.50% per annum depending on the net first lien leverage ratio or (b) the base rate plus an applicable margin of 2.25% or 2.50% per annum, depending on the net first lien leverage ratio. The total weighted average interest rate charged on the First Lien Term Loan during the year ending December 31, 2015 was 4.50% per annum.

Interest on the Second Lien Term Loan is paid quarterly at a rate, at the borrower’s option of either (a) the applicable LIBOR (subject to a LIBOR floor of 1.00% per annum) plus an applicable margin of 7.50% per annum or (b) the base rate plus an applicable margin of 6.50% per annum. The total weighted average interest rate charged on the Second Lien Term Loan during the year ended December 31, 2015 was 8.50% per annum.

The Revolver has a stated maturity date of August 3, 2020 and is secured by liens on (x) the equity interests of the borrower subsidiary of Hostess Holdings and (y) substantially all present and future assets of such subsidiary and its respective subsidiaries that guarantee the Revolver. The Revolver has a commitment fee, payable quarterly, of 0.375% or 0.50% per annum (depending on the net first lien leverage ratio) based upon the unused portion.

Interest on borrowings under the Revolver is, at the subsidiary borrower’s option, either (a) the applicable LIBOR plus a margin of 3.00%, 3.25% or 3.50% per annum, depending on the net first lien leverage ratio or (b) the base rate plus a margin of 2.00%, 2.25% or 2.50% per annum. At March 31, 2016, the subsidiary borrower had $98.2 million available for borrowing, net of letters of credit, under its Revolver.

Commitments and Contingencies

Hostess Holdings has entered into various long-term arrangements through advance purchase contracts to lock in prices for certain high-volume raw materials, packaging components and fuel for normal product production requirements. These advance purchase arrangements are contractual agreements and can only be canceled with a termination penalty that is based upon the current market price of the commodity. These fixed price agreements qualify for the “normal purchase” exception under ASC 815; therefore, the purchases under these contracts are expensed as incurred and included within operating expenses. The following are the contractual commitments as of December 31, 2015 (in thousands):

Contractual Commitments	Total Committed	Commitments within 1 year	Commitments beyond 1 year
First Lien Term Loan	$922,688	$9,250	$913,438
Second Lien Term Loan	300,000	—	300,000
Interest payments on First and Second Lien Term Loans(1)	456,790	66,865	389,925
Corporate office lease (Kansas City, MO)	634	317	317
Corporate office lease (Dallas, TX)	78	78	—
Warehouse lease (Kansas City, MO)	16	16	—
Ingredient procurement	62,400	59,900	2,500
Packaging procurement	5,000	5,000	—

	$1,747,606	$141,426	$1,606,180

(1)	Interest expense on Hostess Holdings’ First Lien Term Loan and Second Lien Term Loan was estimated at 4.5% and 8.5%, respectively

Impact of Inflation

Inflationary factors, such as increases in the cost of goods sold and selling, general and administrative expenses, may adversely affect Hostess Holdings’ operating results. Although it does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on Hostess Holdings’ ability to maintain current levels of gross profit margin and selling, general and administrative expenses as a percentage of net revenues if the selling prices of its products do not increase to cover these increased costs.

Seasonality

Sweet goods revenues tend to be moderately seasonal, with declines during the early winter period, which Hostess Holdings believes are attributable to altered consumption patterns during the holiday season. Hostess Holdings expects this trend to continue and be applicable to its business. Hostess Holdings attempts to mitigate the seasonality by running certain targeted promotional campaigns. It also believes that its alternative channels are less affected by this decrease, which may mitigate the impact of this in future years as sales in these channels increase.

Off-Balance Sheet Arrangements

Hostess Holdings does not engage in any off-balance sheet financing activities, nor does it have any interest in entities referred to as variable interest entities.

Critical Accounting Policies and Estimates

Hostess Holdings’ consolidated financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In connection with the preparation of its financial statements, Hostess Holdings is required to make assumptions and estimates about future events, and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. Hostess Holdings bases its assumptions, estimates, and judgments on historical experience, current trends and other factors that management believes to be relevant at the time its consolidated financial statements are prepared. On a regular basis, Hostess Holdings reviews the accounting policies, assumptions, estimates, and judgments to ensure that its financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from its assumptions and estimates, and such differences could be material. Hostess Holdings has identified several policies as being critical because they require management to make particularly difficult, subjective and complex judgments about matters that are inherently uncertain, and there is a likelihood that materially different amounts would be reported under different conditions or using different assumptions.

All of Hostess Holdings’ significant accounting policies are discussed in Note 1 to its consolidated financial statements included elsewhere in this proxy statement.

Revenue Recognition

Hostess Holdings invoices at the time of shipment of its product, but it recognizes revenue only upon delivery to its customers, as it arranges freight and is generally responsible, along with its common carriers, for any damage that occurs during transportation. Hostess Holdings allows customers to return product that is damaged at the time of delivery or is defective. Hostess Holdings’ products are sold on credit terms established in accordance with industry practice, which typically require payment within 30 days of invoice date. Hostess Holdings’ policy is to provide customers with product when needed. Hostess Holdings’ commitment to freshness and product dating serves to regulate the quantity of product shipped or delivered.

Revenue is reported net of the estimates for the costs of various trade and promotional allowances including, but not limited to, rebates for achieving various performance levels, incentives for product placement locations in retail stores, pricing discounts for those customers electing to provide their own transportation for shipment of product and subsidies for advertising placed by customer. Also, Hostess Holdings includes an estimate for returns of damaged or defective products. In lieu of accepting returns for expiring products, Hostess Holdings provides an allowance to certain customers.

Hostess Holdings’ promotional activities are conducted either through the retail trade or directly with consumers and include activities such as feature price discounts, consumer coupons, and loyalty programs. The costs of these activities are generally recognized at the time the related revenue is recorded, which precedes the actual cash expenditure. The recognition of these costs therefore requires management judgment regarding the volume of promotional offers that will be redeemed by either the retail trade or consumer. These estimates are made using various techniques including historical data on performance of similar promotional programs. Differences between estimated expense and actual redemptions are normally insignificant and recognized as a change in management estimate in a subsequent period. These expenditures are recorded as reductions to net revenue and based on their significance, could fluctuate materially if different assumptions or conditions were to prevail.

Valuation of Goodwill, Intangible Assets, and Long-Lived Assets

Hostess Holdings evaluates goodwill, intangible and long-lived assets for impairment each year as of September 30th and any time an event occurs or circumstances change that would more likely than not indicate fair value is less than the carrying amount of the related asset group and may not be fully recoverable.

Valuation of Goodwill

Hostess Holdings’ recorded goodwill was approximately $57.0 million as of March 31, 2016, December 31, 2015 and December 31, 2014. In 2013, the excess of the amount paid for the Old HB business over the fair value of the assets acquired was recorded as goodwill. Hostess Holdings’ goodwill is recorded in its Direct-to-

Warehouse Distribution segment, which is also the reporting unit for purposes of evaluating recorded goodwill for impairment. If the carrying value of the reporting unit exceeds its fair value, Hostess Holdings is required to reallocate the fair value of the reporting unit as if the reporting unit had been acquired in a business combination and the fair value of the reporting unit was the price paid to acquire the reporting unit.

At December 31, 2015 and December 31, 2014, Hostess Holdings assessed qualitative factors and reached a determination that it is not more likely than not that the fair value of its reporting unit was less than its carrying value and therefore the two step method, as described in ASC 350-20, Intangibles-Goodwill and Other, was not necessary. Factors considered in determining this conclusion include but are not limited to Hostess Holdings’ adjusted EBITDA improvement from calendar 2013 to 2015 and overall financial performance compared with projected results, cost factors that may have a negative effect on earnings and cash flows, industry and market considerations, and general economic conditions. There was no goodwill impairment as of December 31, 2015 and December 31, 2014.

Valuation of Intangible Assets

Hostess Holdings evaluates indefinite lived intangible assets for impairment annually or more frequently if there are indicators of triggering events or circumstances that indicate potential impairment. Hostess Holdings evaluates finite lived intangible assets for impairment whenever events or changes in circumstances indicate that these assets may not be fully recoverable.

In 2013, Hostess Holdings allocated a portion of the purchase price from Old HB to include the fair value for trademarks and customer relationships. The fair values were determined with the assistance of a third party using the income approach, which is considered to be Level 3 within the fair value hierarchy as defined in the accounting guidance. For trademarks, the application of the income approach was premised on a royalty savings method, whereby the trademark is valued by reference to the amount of royalty income it could generate if it was licensed, in an arm’s-length transaction, to a third party. For customer relationships, the application of the income approach was premised on an excess earnings method, whereby the customer relationships are valued by the earnings expected to be generated from those customers after other capital charges. Corresponding to the results of this analysis, a useful life of 17 years was assigned to these customer relationships based on their projected revenue and present value of available cash flow. As of March 31, 2016, December 31, 2015, and December 31, 2014, Hostess Holdings’ recorded indefinite-lived trademarks were $254.7 million and its recorded customer relationships, net of accumulated amortization, were $8.7 million, $8.9 million, and 9.5 million, respectively.

Valuation of Long-Lived Assets.

Hostess Holdings reviews internal management reports on a quarterly basis as well as monitors current and potential future competition in the markets where it operates for indicators of triggering events or circumstances that indicate potential impairment. Upon an indicator of a triggering event, if the sum of the estimated future cash flows, undiscounted and without interest charges, are less than the carrying amount of the asset group, an impairment loss is recognized in the amount by which the carrying value of the asset exceeds its estimated fair value. Assets are evaluated for impairment on an individual production line basis, which management believes is the lowest level for which there are identifiable cash flows. The impairment evaluation is based on the estimated cash flows from continuing use until the expected disposal date or end of the useful life.

There are a number of estimates and significant judgments that are made by management in performing these impairment evaluations. Such judgments and estimates include estimates of future revenues, cash flows, and expenses, among others. Hostess Holdings believes it has used reasonable and appropriate business judgments. There is considerable management judgment with respect to cash flow estimates to be used in determining fair value, and, accordingly, actual results could vary significantly from such estimates, which fall under Level 3 within the fair value measurement hierarchy. These estimates determine whether impairments have been incurred and also quantify the amount of any related impairment charge. Given the nature of Hostess’

business and its recent history, future impairments are possible and they may be material, based upon business conditions that are constantly changing and the competitive business environment in which Hostess Holdings operates.

During the three months ended March 31, 2016, Hostess Holdings decided to close certain production lines at its Indianapolis, Indiana bakery and transition this production to other facilities. Hostess Holdings recorded an impairment loss of $7.3 million on equipment it no longer intend to use or have idled. During the year ended December 31, 2015 and December 31, 2014, Hostess Holdings recorded an impairment loss of $2.7 million and $12.0 million, respectively, to write-down the assets held for sale related to the bakery located at Schiller Park, Illinois. Also, during the year ended December 31, 2014, Hostess Holdings recorded an impairment loss of $1.2 million to write-down the corporate office building located in Kansas City, Missouri to fair value. At December 31, 2015, the carrying value was determined by using the fair value agreed upon in a real estate purchase agreement with a third-party, dated December 21, 2015, less estimated closing costs and transaction commissions. At December 31, 2014, the carrying value was based on management’s best estimate of fair value, less estimated transaction costs, which is considered to be a Level 3 measurement within the fair value measurement hierarchy as defined in the accounting guidance. Level 3 fair market values were determined using a variety of information, including appraisals and market comparables.

Unit Based Compensation

Hostess Holdings established a profits interest plan under its 2013 Hostess Management, LLC Equity Incentive Plan (“Plan”) to allow members of the management team to participate in the success of Hostess Holdings. This Plan consists of an approximate 9% interest in New Hostess through ownership in Hostess Management, which was contributed by the parent entities of Hostess Holdings.

In September 2013, the Plan committee, consisting of two members designated by the Plan, awarded a grant of 916,096 Class C limited partnership units in Hostess Holdings to Mr. Metropoulos that immediately vested at the date of grant. The total estimated grant date fair value was $0.2 million and was based on an estimated unit value of approximately $0.24. In October 2013, the Plan committee awarded grants of 783,756 Class B limited partnership units in Hostess Holdings to certain members of management under the Plan. The total estimated grant date fair value was $1.2 million and was based on an estimated unit value of $1.57 per unit. In July 2014, the Plan committee awarded grants of 97,200 Class B limited partnership units in Hostess Holdings and a grant of 183,219 Class B-1 limited partnership units in Hostess Holdings to certain members of management. The total estimated grant date fair value was $1.6 million and was based on an estimated Class B per unit value of $6.05 and a Class B-1 per unit value of $5.60. Class B-1 units are a subclass of Class B units (together, a “Class B unit” or “Class B units”) and differ from Class B units primarily due to being included in a different distribution tranche for Distributable Cash, as defined below in Note 1. Significant Accounting Policies of the Notes to Hostess Holdings’ consolidated financial statements elsewhere in this proxy statement. There were no equity awards granted during the year ended December 31, 2015. The estimated fair value of the awards granted in 2013 and 2014, was based upon a contemporaneous valuation reflecting market conditions on each respective date of grant.

New Accounting Pronouncements

Please see Note 1. Significant Accounting Policies of the Notes to Hostess Holdings’ consolidated financial statements elsewhere in this proxy statement hereof for further information regarding recently issued accounting standards.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to interest rate market risk.

Market risk on variable-rate financial instruments

At March 31, 2016 and December 31, 2015, Hostess Holdings, through a subsidiary, maintained a First and Second Lien Term Loans comprised of a $925.0 million and $300.0 million, respectively, and a revolving credit facility for borrowings up to $100.0 million. The First Lien Term Loan provides for borrowings at a rate of either (a) applicable LIBOR (subject to a LIBOR floor of 1.00% per annum) plus an applicable margin of 3.25% or 3.50% per annum, depending on the net first lien coverage ratio, or (b) the base rate plus an applicable margin of 2.25% or 2.50% per annum, depending on the net first lien leverage ratio. The Second Lien Term Loan provides for borrowings at a rate of either (a) the applicable LIBOR (subject to a LIBOR floor of 1.00% per annum) plus an applicable margin of 7.50% per annum or (b) the base rate plus an applicable margin of 6.50% per annum. The rate in effect at March 31, 2016 and December 31, 2015 for the outstanding First and Second Term Loan was a LIBOR-based rate of 4.50% and 8.50% per annum, respectively. Please see Note 6. Debt of the Notes to Hostess Holdings’ consolidated financial statements elsewhere in this proxy statement hereof for additional information. Increases in market interest rates would cause interest expense to increase and earnings before income taxes to decrease. The change in interest expense and earnings before income taxes would be dependent upon the weighted average outstanding borrowings during the reporting period following an increase in market interest rates. At March 31, 2016 and December 31, 2015, the subsidiary borrower had $98.2 million available for borrowing, net of letters of credit, under its Revolver. At March 31, 2016 and December 31, 2015, the subsidiary borrower had an aggregate principal balance of $1,220.4 million and $ 1,222.7 million, respectively, outstanding under the Term Loans. A 100 basis point change in market interest rates would have increased or decreased interest expense on the Term Loans by $3.1 million and $7.8 million during the three months ended March 31, 2016 and the year ended December 31, 2015, respectively.

HOSTESS MANAGEMENT

Executive Officers and Senior Management Team

The following table sets forth certain information regarding Hostess’ executive officers and key employees as of June 30, 2016. Hostess Holdings expects that these executive officers and key employees will continue as executive officers and key employees following the Business Combination.

Name	Age	Position(s) Held
C. Dean Metropoulos	70	Executive Chairman
William Toler	57	President and Chief Executive Officer
Thomas Peterson	44	Executive Vice President, Chief Financial Officer
Michael Cramer	63	Executive Vice President, Chief Administrative Officer
Andrew Jacobs	49	Senior Vice President, Chief Customer Officer
Stuart Wilcox	55	Senior Vice President, Chief Operating Officer
Burke Raine	37	Senior Vice President, Chief Marketing Officer
Jolyn Sebree	44	Senior Vice President, General Counsel

Mr. C. Dean Metropoulos — Mr. Metropoulos is Chairman and Chief Executive Officer of Metropoulos & Co., a boutique acquisition and management firm focusing on the food and consumer sectors. Since 2013, Mr. Metropoulos has served as the Executive Chairman of certain subsidiaries of Hostess and member of the Hostess Board. Mr. Metropoulos has over 30 years of experience in acquiring and restructuring businesses in the U.S., Mexico and Europe and has been involved in approximately 80 transactions, including investments in Pabst Brewing Company, Pinnacle Foods Group, Inc. (Swanson/Hungry-Man, Vlasic Pickles, Open Pit Barbeque Sauce, Duncan Hines, Log Cabin Syrup, Mrs. Butterworth’s Syrup, Aunt Jemima Frozen Breakfast, Mrs. Paul’s Seafood, Van De Kamp’s Seafood, Celeste Pizza, & Lender’s Bagels), Aurora Foods, Stella Foods, The Morningstar Group, International Home Foods (Chef Boyardee, Pam Cooking Spray, Gulden’s Mustard & Bumble Bee Tuna), Ghirardelli Chocolates, Mumm and Perrier Jouet Champagnes and Hillsdown Holdings, PLC (Premier International Foods, Burtons Biscuits and Christie Tyler Furniture), among others. Mr. Metropoulos holds a B.S. and an M.B.A. from Babson College.

Mr. William Toler has served as President and Chief Executive Officer since April 2014. He brings more than 30 years of consumer packaged goods industry experience to Hostess. Prior to joining Hostess, he worked as an operating partner at Oaktree Capital from October 2013 to April 2014. Prior to that, he served from September 2008 to September 2013 as the Chief Executive Officer of AdvancePierre Foods, Inc., a leading supplier of value-added protein and hand-held convenience products to the food service, school, retail, club, vending and convenience store markets. Prior to joining AdvancePierre, Mr. Toler was President of Pinnacle Foods from July 2005 to September 2008. He has also held key positions at ICG Commerce, Campbell Sales Company, Nabisco, Reckitt & Colman and Procter & Gamble.

Mr. Thomas Peterson has served as Executive Vice President, Chief Financial Officer since March 2016. Prior to that he was employed at Hostess as the Senior Vice President and Corporate Controller from April 2013 through February 2016. Prior to joining Hostess, he served as a Managing Director for FTI Consulting from March 2011 to April 2013. Prior to this role, from January 2009 to March 2011, he served as a Director for FTI Consulting.

Mr. Michael Cramer has served as Executive Vice President, Chief Administrative Officer since April 2013. From June 2010 through November 2014, he served as Senior Vice President and Director of Pabst Brewing Company. From March 2004 through June 2008, he served as Executive Vice President for Pinnacle Foods.

Mr. Andrew Jacobs has served as Senior Vice President, Chief Customer Officer since September 2014. Prior to this role, he was employed at Hostess as the Senior Vice President, Strategic Channels from

February 2014 through September 2014. From September 2012 until February 2014, he served as President of Wolfgang Candy Company. From September 2003 through May 2012, he served as Vice President and General Manager (US Customers) for The Hershey Company.

Mr. Stuart Wilcox has served as Senior Vice President, Chief Operating Officer since October 2015. From January 2014 through October 2015, he served as Senior Vice President of Operations for Goldenstate Foods. From January 2012 through January 2014, he served as Senior Vice President of Operations for The Original Cakerie. From April 2009 through January 2012, he served as the Vice President of Operations for Chiquita/Fresh Express.

Mr. Burke Raine has served as Senior Vice President, Chief Marketing Officer since March 2016. From February 2014 through March 2016, he served as Vice President, Marketing for Diamond Foods, Inc. Prior to this position, he served as Senior Director of Marketing for Diamond Foods, Inc. from July 2013 through January 2014. From February 2012 through June 2013, he served as Director of Marketing for PEPSICO. Prior to this role, he was employed at PEPSICO as Senior Marketing Manager from February 2009 through February 2012.

Ms. Jolyn Sebree has served as Senior Vice President, General Counsel and Corporate Secretary since April 2013. From March 2012 through April 2013, she served as Senior Vice President, Acting General Counsel and Corporate Secretary at Hostess Brands, Inc. Prior to this role, she served as Vice President, Assistant General Counsel at Hostess Brands, Inc. from August 2011 to March 2012.

EXECUTIVE COMPENSATION

The Company

The following disclosure concerns the compensation of the Company’s officers and directors for the fiscal year ended December 31, 2015 (i.e., pre-Business Combination).

None of our officers or directors have received any cash compensation for services rendered to us. There are no agreements or understandings, whether written or unwritten, with our named executive officers concerning the information specified in Item 402(t)(2) or (3) (i.e., any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Business Combination). Since our formation, we have not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of our officers or directors. Commencing on August 19, 2015, through the earlier of the consummation of an initial business combination or our liquidation, we have and will continue to pay monthly recurring expenses of $10,000 to The Gores Group for office space, administrative and secretarial support. Our Sponsor, officers, directors, or any of their respective affiliates, may be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our independent directors review on a quarterly basis all payments that were made to our Sponsor, officers, directors and our or their affiliates. We note that some named executive officers have economic interests in our Sponsor. For more information about the interests of our Sponsor in the Business Combination, please see the section entitled “Proposal No. 1 — Approval of the Business Combination — Interests of Certain Persons in the Business Combination.”

After the completion of our Business Combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the post-combination company. For a discussion of our executive compensation arrangements after the closing of the Business Combination, please see the section entitled “Management After the Business Combination” beginning on page 294 of this proxy statement.

Hostess

The following discussion and analysis of compensation arrangements of Hostess’ named executive officers for the fiscal year ended December 31, 2015 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with Hostess’ financial statements and related notes appearing elsewhere in this proxy statement. Compensation information included in the following discussion is presented in actual dollar amounts.

Executive Compensation

As an emerging growth company, Hostess has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to Hostess’ principal executive officer and Hostess’ two next most highly compensated executive officers. These individuals are referred to as Hostess’ “Named Executive Officers.”

Summary Compensation Table

The following table presents information regarding the compensation of Hostess’ Named Executive Officers for services rendered during the year ended December 31, 2015:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	All Other Compensation ($)(3)	Total ($)
C. Dean Metropoulos	2015	$1,500,000	$270,000	$2,553,664	$4,323,664
Executive Chairman

William Toler	2015	406,692	92,700	10,796	510,188
President and Chief Executive Officer

Andrew Jacobs	2015	307,978	56,200	9,620	373,798
Senior Vice President, Chief Customer Officer

(1)

Salary information presented in this table for Mr. Toler and Mr. Jacobs reflects actual salary amounts received both before and after changes in the levels of base compensation that occurred in June 2015 and, therefore, the salary information included in the table is less than the current base salary of each Named Executive Officer.

(2)

Reflects discretionary bonuses paid for services performed in 2015. For a discussion of Hostess’ historic performance-based cash incentive compensation program, see “Executive Compensation Program Elements — Annual Incentive Compensation Program” below regarding Hostess’ Annual Incentive Plan (“AIP”).

(3)

All Other Compensation is comprised of Company matching contributions under Hostess’ 401(k) plan which is a tax-qualified defined contribution plan, life insurance premiums, aircraft expense, automobile expense, and cell phone allowance. The following table summarizes “All Other Compensation” provided to the Named Executive Officers during the year ended December 31, 2015:

	Company Matching Contributions to 401(k) Plan	Life Insurance Premiums	Aircraft(a)	Automobile(b)	Cell Phone Allowance	Total
C. Dean Metropoulos	$7,950	$2,339	$2,500,000	$43,375	$—	$2,553,664
William Toler	7,950	1,806	—	—	1,040	10,796
Andrew Jacobs	7,950	630	—	—	1,040	9,620

(a)	This column represents the amount Hostess paid for use of a private aircraft in accordance with Mr. Metropoulos’ employment agreement.
(b)

This column represents annual aggregate incremental costs associated with the provision of an automobile as provided in Mr. Metropoulos’ employment agreement, consisting of depreciation, maintenance, insurance, and registration expenses.

Executive Compensation Program Elements

Hostess’ executive compensation program consists of the elements described below:

Base Salaries

Base salary is a fixed element within a total compensation package intended to attract and retain the talent necessary to successfully manage Hostess’ business and execute its business strategies. Base salaries for Hostess’ Named Executive Officers are established based on the scope of their responsibilities, taking into account relevant experience, internal pay equity, tenure, Hostess’ ability to replace the individual, and other factors deemed relevant. The table below shows the annual base salaries for Hostess’ Named Executive Officers:

	2015 Annual Base Salary	2014 Annual Base Salary	% Increase 2015 vs 2014(1)
C. Dean Metropoulos	$1,500,000	$1,500,000	—%
William Toler	412,000	400,000	3.0%
Andrew Jacobs	311,967	302,910	3.0%

(1)

This column represents the percentage increase in annual base salaries awarded to Mr. Toler and Mr. Jacobs in June 2015. The base salary for Mr. Metropoulos, in accordance with his employment agreement, is $1,500,000 per year for duties performed as Executive Chairman of certain subsidiaries of Hostess. See “Executive Agreement” below for the terms of the agreements.

Annual Incentive Compensation Program

Hostess sponsors an AIP for corporate employees, under which participants, including Hostess’ Named Executive Officers, are eligible to receive cash bonus payments, which historically have been paid in a single installment in the first quarter of the subsequent year upon review of performance targets by the Hostess Board. Aggregate bonus opportunities under this AIP are set annually by the Hostess Board and the target levels of performance are determined based on Hostess’ internal planning and forecasting processes. Each Named Executive Officer is eligible for an annual bonus, as it may be determined by the Hostess Board from time to time. The Executive Chairman of the Hostess Board works together with the Hostess Board in setting bonuses for Hostess’ executive officers other than the bonus for himself. He does not participate in decisions or voting with respect to his own bonus. Hostess believes that annual bonuses based on performance serve to align the interests of management and stockholders. Individual bonuses are based on individual and department performance and, as such, can be highly variable from year to year.

In order to establish the funds for the bonus pool for any AIP payment to occur, attainment of not less than 90% of targeted adjusted EBITDA must be achieved. See “Hostess’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” elsewhere in this proxy statement for information regarding this non-GAAP measure. The amount at which Hostess funds the bonus pool is on a scale ranging from a threshold of 20% to a maximum of 120% of target based on adjusted EBITDA ranging from 90% to 105% or higher. The bonus fund scale is as follows:

The aggregate bonus under Hostess’ AIP for each Named Executive Officer is comprised of three main criteria: (1) net revenue performance, weighted at 60% of the aggregate bonus, (2) gross margin percentage performance, weighted at 20% of the aggregate bonus, and (3) individual and department performance, collectively weighted at 20% of the aggregate bonus. The payout amount for both the net revenue performance and the gross margin percentage performance criteria is based on the same scale as the bonus fund scale noted above. Under these two performance criteria, no AIP would be paid below attainment of threshold; upon attainment of threshold, Hostess would pay 20% of the target payout multiplied by the available bonus pool fund; upon attainment of target, Hostess would pay 100% of the target payout multiplied by the available bonus pool fund; and upon attainment of the maximum target for AIP; each Named Executive Officer would receive the maximum potential bonus of 120% multiplied by the available bonus pool fund.

The individual and department performance criteria, of the aggregate bonus, are based on achievement of both individual and department key performance objectives and overall individual performance and contribution to Hostess’ strategic and financial goals. Under the AIP, the Hostess Board retains certain discretion to decrease or increase individual and department performance bonuses relative to the targets based on qualitative or other subjective factors deemed relevant by the Hostess Board.

2015 AIP Results. No payments under the AIP for calendar 2015 were due because Hostess did not attain the 90% of targeted adjusted EBITDA required to establish the bonus pool funds for any AIP payments. Hostess attained an adjusted EBITDA equivalent to 87.4% of targeted adjusted EBITDA for the year ended December 31, 2015.

2015 Discretionary Bonus. Although Hostess did not attain the 90% of targeted adjusted EBITDA required to achieve any bonus payments under AIP, the Hostess Board approved a discretionary bonus to be paid in calendar 2016 in respect of 2015 as a result of the accomplishments achieved in 2015, and also after adjusting for the impact of reduced available egg supplies due to an outbreak of avian influenza, which increased egg prices to record highs, and thereby increased Hostess’ cost of ingredients.

The following table summarizes the AIP and the discretionary bonus paid to Hostess’ Named Executive Officers for 2015:

	2015 Base Salary	Target AIP Bonus as % of Base Salary	Target Bonus Amount	% Allocated to Company Performance - Net Revenue	% Allocated to Company Performance - Gross Margin%	% Allocated to Individual Group Performance	Adjusted EBITDA Bonus Pool Achievement(1)	Total Discretionary Bonus Payout(2)
C. Dean Metropoulos	$1,500,000	60	$900,000	60	20	20	$—	$270,000
William Toler	412,000	100	412,000	60	20	20	—	92,700
Andrew Jacobs	311,997	60	187,198	60	20	20	—	56,200

(1)	For 2015, Hostess did not attain the 90% targeted adjusted EBITDA required to establish the bonus pool funds for any AIP payments.
(2)

Although Hostess did not attain the 90% adjusted EBITDA threshold required to achieve any bonus payments under the AIP, the Hostess Board approved a discretionary bonus in calendar 2016 as a result of the accomplishments achieved in 2015.

Equity-Based Incentive Compensation Program

Hostess considers equity-based compensation awarded under its 2013 Hostess Management Equity Incentive Plan, as amended (“Plan”) to be of key importance and designed to support multiple objectives, including (i) aligning executives’ interests with those of Hostess’ unit holders, (ii) ensuring that realized compensation reflects changes in unit holder value over the long term, thereby mitigating incentives for executives to pursue short-term objectives at the expense of long-term value creation, and (iii) attracting, motivating, rewarding, and retaining highly skilled executives.

Hostess Management was formed to serve as a vehicle through which members holding class B units (“Members”) thereof may receive incentive equity in respect to Hostess by co-investing with other parties. The Plan has designated a Plan Committee consisting of two members, Mr. Metropoulos and Mr. Cramer. Subject to the limitations set forth in the Hostess Management Agreement, Hostess Holdings, the Managing Member, has authority to award additional units, prescribe the restrictions, terms and conditions of awards, and distribute profits and losses and Distributable Cash (as defined below and in the Hostess Management Agreement). As of December 31, 2015, the maximum number of class B units available for delivery pursuant to awards granted under the Plan was 1,282,534 units. There were no equity awards granted during calendar 2015. As of December 31, 2015, there were 545,871 class B units and 0 class C units remaining available for issuance under the Plan. See “Master Transaction Agreement” below for further information regarding the impact of the transactions to the holders of class B units.

Equity Awards Granted

On July 21, 2014, the Plan Committee awarded a grant of class B-1 units to Mr. Toler and a grant of class B units to Mr. Jacobs. Class B-1 units are a subclass of class B units (together, “class B unit” or “class B units”) and differ from class B units primarily due to being included in a different distribution tranche for Distributable Cash, as defined below. The vesting of these units may be accelerated under certain circumstances. See “Potential Payments Upon Termination or Change in Control” below for further information.

For the awards granted to Mr. Toler and Mr. Jacobs, 40% of class B units vested on May 1, 2016 and January 29, 2016, respectively, and the remaining 60% were to vest in equal or nearly equal installments on each of the next three anniversaries thereafter, provided that each Named Executive Officer remains employed with Hostess.

Each holder of vested class B units is entitled to distributions of Distributable Cash and also profits and losses, in proportion to each holder’s percentage share and other terms and conditions as outlined in the Plan. Distributable Cash is defined as all cash and funds received by Hostess Management, less the sum of all expenditures and reserves necessary for the operation of Hostess Management. For awards granted to the Named Executive Officers in 2013 and 2014, the amount of Distributable Cash is limited by the individual cap amount, as established in each holder’s award agreement. See “Outstanding Equity Awards at December 31, 2015” below for further information regarding each Named Executive Officer’s remaining individual cap amount. No distribution of Distributable Cash shall be made with respect to any unvested class B units; however, the undistributed amount shall be retained by Hostess Management until such time as the class B unit becomes vested, and then the funds shall be promptly distributed to the holder of such class B unit. If the holder of unvested class B units is terminated for any reason, other than due to a change in control, the units, and all undistributed amounts with respect to the unvested units, shall immediately be forfeited. See “Potential Payments upon Termination or Change in Control” below for further information regarding change in control. No Member shall have the right to withdraw capital or to receive any distributions at his/her option, except as otherwise expressly provided in the Plan.

On August 3, 2015, the Hostess Board authorized, at their discretion, (a) the distribution to the Hostess Management class B unit holders of 50% of the individual cap value of each class B unit holder’s grant, (b) the acceleration of vesting of class B units so that each holder was vested at 50%, and (c) the borrowing of funds sufficient for the equity distribution and debt refinancing. See “Hostess’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Debt Recapitalization” elsewhere in this proxy statement. The borrowing of funds sufficient for the equity distribution includes the majority of funds for such distribution of the remaining individual cap held in an escrow account, which will be distributed in accordance with the vesting schedule of class B units granted prior to March 2016.

Master Transaction Agreement

On July 5, 2016, Hostess entered into the Master Transaction Agreement described elsewhere in this proxy statement. As a result of the Master Transaction Agreement, among other things, Hostess Management will merge with and into Hostess Holdings and as a result, (a) the Hostess Management class B units will be cancelled and extinguished, (b) CDM Hostess will receive, in the aggregate, (i) the right to receive certain amounts of cash and (ii) the right to receive Hostess Holdings class B units, and (c) the holders of class B units will receive, or receive the right to receive, certain amounts of cash for the cancelled class B units at the closing of the Business Combination. CDM Hostess is an affiliated company of Mr. Metropoulos. Please see the section entitled “Executive Compensation — Hostess — Potential Payments upon Termination or Change in Control” below for further information regarding the Master Transaction Agreement.

Retirement Benefits

Hostess provides a tax-qualified defined contribution retirement plan to the Named Executive Officers. The 401(k) plan is a tax-qualified retirement plan in which the Named Executive Officers participate on the same terms as Hostess’ other participating employees.

Executive Agreement

The material terms of each Named Executive Officer’s employment agreement are described below:

Mr. C. Dean Metropoulos, Executive Chairman of the Hostess Board, entered into an employment agreement with Hostess on April 9, 2013. Mr. Metropoulos’ agreement provides for base compensation, annual cash bonuses under the AIP, an automobile, and use of a private aircraft with payments of $2,500,000 annually at Hostess’ expense. Under the terms of his employment agreement, Hostess leases the private aircraft from Mr. Metropoulos or one of his affiliated companies for a term of 5 years. Mr. Metropoulos’ agreement also provides for participation in all of Hostess’ normal and customary benefit plans, such as medical benefits and 401(k) plan. See “Potential Payments upon Termination or Change in Control” below for information regarding the impact of the transactions on Mr. Metropoulos’ employment agreement.

Mr. Toler, President and Chief Executive Officer, entered into a letter of employment agreement with Hostess on July 22, 2014. Mr. Toler’s agreement provides for base compensation with eligibility for annual increases, annual cash bonuses under the AIP, and eligibility for equity awards under Hostess’ Plan. Mr. Toler’s target bonus is 100% of his annual base salary. Mr. Toler’s agreement also provides for participation in all of Hostess’ normal and customary benefit plans, such as medical benefits and 401(k) plan.

Mr. Jacobs, Senior Vice President of Sales, signed an offer letter with Hostess on July 22, 2014. Under his letter, Mr. Jacobs is an employee-at-will and will continue in his position until his retirement or other termination of his employment. Mr. Jacobs’ agreement provides for base compensation with eligibility for annual increases, annual cash bonuses under the AIP, and eligibility for equity awards under Hostess’ Plan. Mr. Jacobs’ target bonus is 60% of his annual base salary. Mr. Jacobs’ agreement also provides for participation in all of Hostess’ normal and customary benefit plans, such as medical benefits and 401(k) plan.

Outstanding Equity Awards at December 31, 2015

The following table presents information regarding the unvested units held by Hostess’ Named Executive Officers as of December 31, 2015:

	Stock Awards
Name	Grant Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(3)
C. Dean Metropoulos	—	—	$—
William Toler(1)	07/21/2014	91,610	513,338
Andrew Jacobs(2)	07/21/2014	17,500	105,915

(1)

Represents class B-1 units in Hostess Management. 50% of the units originally granted vested on December 31, 2015. Assuming Mr. Toler remains employed by Hostess, the remaining 50% of units will vest as follows: (i) 10% vest on May 1, 2017; (ii) 20% vest on May 1, 2018; and (iii) 20% vest on May 1, 2019. A prorated amount of cash up to the individual cap will be distributed, provided there are available funds in the escrow account, net of any tax payments previously distributed as follows: (i) $500,000 on May 1, 2017, before tax effect; (ii) $1,000,000 on May 1, 2018, before tax effect; and (iii) $1,000,000 on May 1, 2019, before tax effect.

(2)

Represents class B units in Hostess Management. 50% of the units vested on December 31, 2015. Assuming Mr. Jacobs remains employed by Hostess, the remaining 50% of units will vest as follows: (i) 10% vest on January 29, 2017; (ii) 20% vest on January 29, 2018; and (iii) 20% vest on January 29, 2019. A prorated amount of cash up to the individual cap will be distributed, provided there are available funds in the escrow account, net of any tax payments previously distributed as follows: (i) $100,000 on January 29, 2017, before tax effect; (ii) $200,000 on January 29, 2018, before tax effect; and (iii) $200,000 on January 29, 2019, before tax effect.

(3)

The market value of the units was calculated based on the estimated grant date fair value on July 21, 2014 for the B-1 and B units of approximately $5.60 and $6.05 per unit, respectively, since these per unit amounts were the last valuation available. The actual value of the class B-1 and B units as of any relevant valuation date could be significantly higher or lower than the per unit value Hostess has assumed for purposes of preparing this table. See Note 1, Significant Accounting Policies, to Hostess’ audited financial statements contained elsewhere in this proxy statement for further information.

Potential Payments upon Termination or Change in Control

The following tables describe potential payments and other benefits that would have been received or receivable by each Named Executive Officer under the officer’s employment agreement or related plans and agreements if employment had been terminated under various circumstances on December 31, 2015:

	Termination Following A Change of Control ($)	Death or Disability ($)	Termination for any Reason ($)	Retirement ($)
C. Dean Metropoulos
Base salary	—	—	—	—
AIP	270,000	—	270,000	—
Aircraft lease agreement	5,772,225	2,500,000	—	—
Automobile(1)	145,000	145,000	145,000	145,000

Total	6,187,225	2,645,000	415,000	145,000

William Toler
Base salary	412,000	—	—	—
AIP	412,000	—	—	—

Total	824,000	—	—	—

Andrew Jacobs
Base salary	—	—	—	—
AIP	—	—	—	—

Total	—	—	—	—

(1)	The fair value of the automobile was estimated using average selling price for similar automobiles.

In the event Mr. Metropoulos’ employment is terminated prior to the end of the fiscal year, he is eligible to receive a pro-rata portion of the performance bonus under the AIP, in respect to that fiscal year, as determined by the Hostess Board in its sole discretion. Upon a Change in Control (as defined below and in the applicable lease agreement), the private aircraft lease agreement shall immediately terminate, and all remaining lease payments shall accelerate and be immediately paid in full. “Change in Control” is defined as any transaction immediately following which investment funds managed by the current principals of Hostess Holdings cease to directly or indirectly own, more than a 50% equity interest of Hostess Holdings or any one of its parent entities. In the event Mr. Metropoulos’ termination is due to his death, the private aircraft lease agreement shall immediately terminate and an amount equal to the lesser of (i) $2,500,000, or (ii) the total amounts then remaining outstanding under the lease agreement shall be paid to his estate. Also, upon Mr. Metropoulos’ termination of employment for any reason, title and ownership of the automobile shall be transferred to Mr. Metropoulos at no additional cost, subject to any taxes applicable to such transfer.

In the event Mr. Toler’s employment is terminated as a result of a Change in Control (as defined below and in the applicable employment agreement), he is eligible to receive a lump cash severance payment equal to one year of his base salary then in effect and target bonus at the time of his severance. Change in Control is defined as a sale of more than 51% of the stock of Hostess Brands by the current shareholders, provided the entity that purchases control does not agree to retain the executive at the then current salary and target bonus for a period of at least one year post closing.

Acceleration of Class B Vesting.

If a Change in Control (as defined below and also in the Plan) occurs prior to the Named Executive Officer’s termination date, then all of the then unvested class B units granted prior to March 2016 shall immediately vest and a payment in full will be made for the remaining undistributed individual cap, net of any tax payments previously distributed. Change in Control is defined as any transaction immediately following which investment funds managed by either Apollo Management VII, L.P. and Mr. Metropoulos cease to directly or indirectly, or in the aggregate, own more than a 50% equity interest in Hostess Holdings.

Impact of the Master Transaction Agreement

Upon closing of the Transactions, the Named Executive Officers could receive the following potential payments:

	Accelerated Vesting and Settlement of Class B units Granted in 2014(1)	Cancellation and Payment of Class B units Granted in 2016(2)	Settlement of Fully Vested Class C units Granted in 2013(3)	Termination of Aircraft Lease Agreement(4)	Total
C. Dean Metropoulos	$—	$—	$8,164,598	$5,772,225	$13,936,823
William Toler	3,000,000	750,551	—	—	3,750,551
Andrew Jacobs	500,000	300,222	—	—	800,222

(1)

This column represents the amount of cash each Named Executive Officer will receive for the distribution of the individual cap as a result of the accelerated vesting and settlement of the remaining unvested class B unit awards granted in 2014. In March 2016, the Board approved an additional individual cap amount for Mr. Toler, which resulted in an estimated additional potential payment of $1,000,000 and an estimated total potential payment of $3,000,000. Distributions will be paid using funds from the escrow account and the remaining amount will be paid from Hostess’ cash on hand.

(2)

This column represents the amount of cash Hostess agreed to pay each Named Executive Officer for the class B unit awards granted in 2016 that will be cancelled at the time of the closing of the Business Combination. The payment amount of approximately $4.10 per unit represents the excess closing value pursuant to the Master Transaction Agreement over the threshold value determined in accordance with the equity award agreement. See Note 1, Significant Accounting Policies, to Hostess’ unaudited financial statements contained elsewhere in this proxy statement for further information regarding the terms of the March 2016 grant.

(3)

This column represents the undistributed amounts of funds in escrow allocated to class C units and payable to CDM Hostess, which is an affiliated company of Mr. Metropoulos. The total value of class C units would be determined by the transaction value of a potential transaction which pays out all or some of the equity of Hostess.

(4)

This column represents the termination costs at December 31, 2015. Upon a Change in Control (as defined above under “Potential Payments Upon Termination or Change in Control”), the private aircraft lease agreement shall immediately terminate, and all remaining lease payments as contemplated by the employment agreement with Mr. Metropoulos and the lease in effect shall accelerate and be immediately paid in full. The consummation of the Business Combination would constitute such a change in control.

As part of the Master Transaction Agreement and in addition to any bonus owed for calendar 2016 under the existing AIP, Mr. Toler will receive an incentive performance bonus of $375,000, provided Hostess achieves the adjusted EBITDA target for the year ended December 31, 2016. In the event that the Company does not retain Mr. Toler as an executive with his current salary and target bonus for a period of at least one year post closing, Mr. Toler will be eligible to receive a lump cash severance payment equal to one year of his base salary then in effect and target bonus at the time of his severance. See “Potential Payments Upon Termination or Change in Control.”

Mr. Metropoulos, a member of the Hostess Board, is party to the Executive Chairman Arrangement, which, effective upon the closing of the Business Combination, supersedes and replaces the original agreement dated April 9, 2013. The Executive Chairman Arrangement shall continue until December 31, 2018, and may be extended by mutual agreement until December 31, 2019. The Executive Chairman Employment Agreement provides for base compensation of $30,000 and a grant of 2,496,000 fully vested Class B Units (and an equivalent number of shares of Class B Stock) to be issued on the closing of the Business Combination. Mr. Metropoulos will be entitled to receive an additional earn-out payment of up to 2,750,000 shares, which may be paid in either Class A Stock or in a combination of Class B Stock and Class B Units in Hostess Holdings, subject to the achievement of specified adjusted EBITDA levels for calendar 2018. The Executive Chairman Arrangement provides that Mr. Metropoulos will be entitled to reimbursement, not to exceed $25,000 per month, for business travel on a private aircraft. The Executive Chairman Employment Agreement also provides for participation in any of Hostess’ employee benefit plans. Mr. Metropoulos will not be eligible to receive bonuses under Hostess’ AIP, other than any bonus owed for calendar 2016 under the existing AIP.

In the event the Executive Chairman Employment Agreement is terminated (i) as a result of his death or disability, (ii) by certain subsidiaries of Hostess without “Cause,” or (iii) by Mr. Metropoulos with “Good Reason” (as those terms are defined below and in the applicable employment agreement) and also after the closing of the Business Combination but prior to December 31, 2018, he will remain eligible to receive the additional earn-out payment of up to 2,750,000 shares, which may be paid in either Class A Stock or, if the CDM Holders hold Class B Stock and Class B Units at the time of such issuance, upon Mr. Metropoulos’ written request, an equivalent number of shares of Class B Stock and Class B Units, subject to the achievement of specified adjusted EBITDA levels for calendar 2018. Cause is defined as (i) conviction of, or plea of guilty to, a felony, that materially impairs his ability to perform his duties or (ii) his gross dereliction, gross negligence or malfeasance in the performance of his duties. Good Reason is defined as (i) any material adverse change in his title, role, or responsibilities, including his removal from the board of directors of the post-combination company, (ii) breach by certain subsidiaries of Hostess of any material provision of the employment agreement, (iii) at any time on or after January 1, 2018, his good faith determination that any medical condition requires him to step down from his position and duties, or (iv) the alteration, amendment, addition to or repeal of Article IX of the proposed certificate of incorporation of the Company or the adoption of any provision of the proposed certificate of incorporation of the Company inconsistent with Article IX of the proposed certificate of incorporation of the Company without his prior written consent. Also, upon Mr. Metropoulos’ termination of employment with certain subsidiaries of Hostess for any reason, title and ownership of the automobile shall be transferred to Mr. Metropoulos at no additional cost, subject to any taxes applicable to such transfer.

Director Compensation

None of the directors of Hostess Holdings GP, which, as the general partner of Hostess Holdings, controlled its management and affairs, received any compensation for their board service in 2015.

MANAGEMENT AFTER THE BUSINESS COMBINATION

Management and Board of Directors

The Company anticipates that the current executive officers of Hostess will become executive officers of the post-combination company following the Business Combination. For biographical information concerning the current executive officers of Hostess, who the Company anticipates will become the executive officers of the post-combination company, please see the section entitled “Information About Hostess — Executive Officers and Senior Management Team.” The following persons are anticipated to be the directors and executive officers of the post-combination company, which will be renamed “Hostess Brands, Inc.” following the Business Combination:

Name	Age	Position
C. Dean Metropoulos	70	Executive Chairman
Andrew Jhawar	44	Director
Mark R. Stone	52	Director
Randall Bort	51	Director
Jeffrey Rea	51	Director
[ ]	[ ]	Director
[ ]	[ ]	Director
William Toler	57	President and Chief Executive Officer
Thomas Peterson	44	Executive Vice President, Chief Financial Officer
Michael Cramer	63	Executive Vice President, Chief Administrative Officer
Andrew Jacobs	49	Senior Vice President, Chief Customer Officer
Stuart Wilcox	55	Senior Vice President, Chief Operating Officer
Burke Raine	37	Chief Marketing Officer
Jolyn Sebree	44	Senior Vice President, General Counsel

Information about Anticipated Executive Officers and Directors Upon the Closing of the Business Combination

Upon the closing of the Business Combination, we anticipate increasing the initial size of our Board from four directors to seven directors, each of whom will be voted upon by our stockholders at the Special Meeting. If all director nominees are elected and the Business Combination is consummated, our Board will initially consist of seven directors. Before we mail definitive proxy materials to our stockholders, we will identify the director nominees and the directors that will constitute each committee of the Board of the post-combination company.

C. Dean Metropoulos — Mr. Metropoulos is Chairman and Chief Executive Officer of Metropoulos & Co., a boutique acquisition and management firm focusing on the food and consumer sectors. Since 2013, Mr. Metropoulos has served as the Executive Chairman of certain subsidiaries of Hostess and member of the Hostess Board. Mr. Metropoulos has over 30 years of experience in acquiring and restructuring businesses in the U.S., Mexico and Europe and has been involved in approximately 80 transactions, including investments in Pabst Brewing Company, Pinnacle Foods Group, Inc. (Swanson/Hungry-Man, Vlasic Pickles, Open Pit Barbeque Sauce, Duncan Hines, Log Cabin Syrup, Mrs. Butterworth’s Syrup, Aunt Jemima Frozen Breakfast, Mrs. Paul’s Seafood, Van De Kamp’s Seafood, Celeste Pizza, & Lender’s Bagels), Aurora Foods, Stella Foods, The Morningstar Group, International Home Foods (Chef Boyardee, Pam Cooking Spray, Gulden’s Mustard & Bumble Bee Tuna), Ghirardelli Chocolates, Mumm and Perrier Jouet Champagnes and Hillsdown Holdings, PLC (Premier International Foods, Burtons Biscuits and Christie Tyler Furniture), among others. Mr. Metropoulos holds a [B.A.][B.S.] and an M.B.A. from Babson College.

Andrew Jhawar — Mr. Jhawar has served as a member of the Hostess Board and a member of the board of directors of AP Hostess Holdings since April 2013. Mr. Jhawar is a Senior Partner and Head of the Consumer & Retail Industry team in the private equity business of Apollo Management, L.P., having joined in February 2000.

Prior to joining Apollo, Mr. Jhawar was an investment banker for five years with Donaldson, Lufkin & Jenrette Securities Corporation and, prior to that, Jefferies & Company, where he focused primarily on the structuring, execution and negotiation of high yield debt and equity financing transactions. Mr. Jhawar currently is the Chairman of the Board of Directors of The Fresh Market, Inc. (from April 2016 — current), which is a leading specialty grocery retailer with over 175 stores located predominantly in the Southeastern U.S. and he is also Chairman of the Board of Managers of The Stand, LLC (from August 2015 — current), a growing fast casual Southern California better burger restaurant company. In addition, Mr. Jhawar previously sat on a number of private and public company boards including Smart & Final, Inc. from 2007 to 2012, Sprouts Farmers Market, Inc. (NASDAQ: SFM) from 2011 to 2016, including as Chairman of the Board from 2013 to 2015, General Nutrition Centers, Inc. (NYSE: GNC) from 2003 to 2007 and Rent-A-Center, Inc. (NASDAQGS: RCII) from 2001 to 2005. Mr. Jhawar graduated with an M.B.A. from Harvard Business School and graduated, summa cum laude, with a B.S. in Economics from the Wharton School of the University of Pennsylvania.

Mark R. Stone — Mr. Stone is a Senior Managing Director and President, Operations of The Gores Group, a private equity firm. Mr. Stone is a member of the Investment Committee and a member of the Office of the Chairman of The Gores Group. Mr. Stone has worked at The Gores Group since 2005, in part, focusing on all Gores’ operational due diligence efforts and worldwide operations of all Gores’ portfolio companies. He has been a senior team member with key responsibility in several turnaround value-oriented investment opportunities, including Stock Building Supply (ticker: STCK), a supplier of building materials and construction services to professional home builders and contractors in the U.S; United Road Services, a provider of finished vehicle logistics services; and Sage Automotive Interiors, the largest North American manufacturer of high performance automotive seat fabrics. Mr. Stone has also been involved with the acquisition, successful carve-out and transformation of Lineage Power and VincoTech, manufacturers of telecom conversion products, electronic OEMs, power modules, GPS products and electronic manufacturing services, from Tyco Electronics; Therakos, a global leader in advanced technologies for extracorporeal photopheresis (ECP), from Johnson & Johnson; and Sagem Communications, a Paris-based manufacturer of set-top boxes, residential terminals, printers and other communications equipment, from the Safran Group. He has served as Executive Chairman and/or CEO of several portfolio companies including Siemens Enterprise Communications, a leading Munich-based global corporate telephony (PBX) and unified communications (UC) solutions provider, and Enterasys Networks, a global network solutions provider. Prior to joining The Gores Group in 2005, Mr. Stone spent nearly a decade as a Chief Executive transforming businesses across the services, industrial and technology sectors. Mr. Stone spent five years with The Boston Consulting Group as a member of their high technology and industrial goods practices and served in the firm’s Boston, London, Los Angeles and Seoul offices. Mr. Stone earned a B.S. in Finance with Computer Science and Mathematics concentrations from the University of Maine and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

Randall Bort — Mr. Bort has served as a member of our Board since August 14, 2015. Mr. Bort is a Co-Founder of SandTree Holdings, LLC, a private commercial real estate investment firm. Previously, Mr. Bort was an investment banker at Drexel Burnham Lambert, BT Securities, Donaldson, Lufkin & Jenrette, Credit Suisse First Boston, The Mercanti Group and Imperial Capital. Mr. Bort has significant financial, transactional and capital markets experience across multiple industries and has worked both domestically and in Asia. Mr. Bort graduated from Claremont McKenna College with a B.A in Economics and Mathematics and received his M.B.A. in Finance and Entrepreneurial Management from The Wharton School at the University of Pennsylvania. Mr. Bort is a member of the Board of Trustees of Children’s Bureau, a non-profit organization based in Los Angeles focused on foster care and the prevention of child abuse.

Jeffrey Rea — Mr. Rea has served as a member of our Board since March 21, 2016. Mr. Rea currently serves as a director of BMC Stock Holdings, Inc. (NASDAQ: “STCK”). Mr. Rea previously served as President, Chief Executive Officer and Director of Stock Building Supply Holdings, Inc. from November 2010 to December 1, 2015, at which time the company was merged with Building Materials Holding Corporation to create BMC Stock Holdings, Inc. Prior to that, Mr. Rea served as President of the specialty products group at TE Connectivity Ltd. from 2008 to 2010. Prior to that, Mr. Rea was the Senior Vice President of the building products group at Johns

Manville, a global manufacturer of highly engineered materials and building products, which is owned by Berkshire Hathaway Company. Before joining Johns Manville, Mr. Rea served for 15 years in various leadership roles at General Electric Company, including general management, sales and marketing, distribution management and supply chain leadership positions. Mr. Rea also served for five years with its corporate audit staff. Mr. Rea received a degree in mechanical engineering from Rose-Hulman Institute of Technology.

[    ]

[    ]

William Toler — Mr. Toler has served as President and Chief Executive Officer since April 2014. He brings more than 30 years of consumer packaged goods industry experience to Hostess. Prior to joining Hostess, he worked as an operating partner at Oaktree Capital from October 2013 to April 2014. Prior to that, he served from September 2008 to September 2013 as the Chief Executive Officer of AdvancePierre Foods, Inc., a leading supplier of value-added protein and hand-held convenience products to the food service, school, retail, club, vending and convenience store markets. Prior to joining AdvancePierre, Mr. Toler was President of Pinnacle Foods from July 2005 to September 2008. He has also held key positions at ICG Commerce, Campbell Sales Company, Nabisco, Reckitt & Colman and Procter & Gamble.

Mr. Thomas Peterson — Mr. Peterson has served as Executive Vice President, Chief Financial Officer since March 2016. Prior to that he was employed at Hostess as the Senior Vice President and Corporate Controller from April 2013 through February 2016. Prior to joining Hostess, he served as a Managing Director for FTI Consulting from March 2011 to April 2013. Prior to this role, from January 2009 to March 2011, he served as a Director for FTI Consulting.

Mr. Michael Cramer — Mr. Cramer has served as Executive Vice President, Chief Administrative Officer since April 2013. From June 2010 through November 2014, he served as Senior Vice President and Director of Pabst Brewing Company. From March 2004 through June 2008, he served as Executive Vice President for Pinnacle Foods.

Mr. Andrew Jacobs — Mr. Jacobs has served as Senior Vice President, Chief Customer Officer since September 2014. Prior to this role, he was employed at Hostess as the Senior Vice President, Strategic Channels from February 2014 through September 2014. From September 2012 until February 2014, he served as President of Wolfgang Candy Company. From September 2003 through May 2012, he served as Vice President and General Manager (US Customers) for The Hershey Company.

Mr. Stuart Wilcox — Mr. Wilcox has served as Senior Vice President, Chief Operating Officer since October 2015. From January 2014 through October 2015, he served as Senior Vice President of Operations for Goldenstate Foods. From January 2012 through January 2014, he served as Senior Vice President of Operations for The Original Cakerie. From April 2009 through January 2012, he served as the Vice President of Operations for Chiquita/Fresh Express.

Mr. Burke Raine — Mr. Raine has served as Senior Vice President, Chief Marketing Officer since March 2016. From February 2014 through March 2016, he served as Vice President, Marketing for Diamond Foods, Inc. Prior to this position, he served as Senior Director of Marketing for Diamond Foods, Inc. from July 2013 through January 2014. From February 2012 through June 2013, he served as Director of Marketing for PEPSICO. Prior to this role, he was employed at PEPSICO as Senior Marketing Manager from February 2009 through February 2012.

Ms. Jolyn Sebree — Ms. Sebree has served as Senior Vice President, General Counsel and Corporate Secretary since April 2013. From March 2012 through April 2013, she served as Senior Vice President, Acting General Counsel and Corporate Secretary at Hostess Brands, Inc. Prior to this role, she served as Vice President, Assistant General Counsel at Hostess Brands, Inc. from August 2011 to March 2012.

Classified Board of Directors

In accordance with our current certificate of incorporation, our Board is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term.

As discussed above, in connection with the Business Combination, our Board will be reconstituted and initially be comprised of seven members. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes instead of two, each comprising as nearly as possible one-third of the directors to serve three-year terms. If Proposal No. 3 is approved at the Special Meeting, each of our Class I directors will have a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director will have a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director will have a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Committees of the Board of Directors

The standing committees of our Board currently consist of an Audit Committee and a Compensation Committee and, after the Business Combination will also consist of a Nominating and Governance Committee. Each of the committees will report to the Board as they deem appropriate and as the Board may request. The composition, duties and responsibilities of these committees are set forth below. Before we mail definitive proxy materials to our stockholders, we will identify the directors that will constitute each committee of the Board of the post-combination company.

Audit Committee

The Audit Committee is responsible for, among other matters: (i) reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K; (ii) discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements; (iii) discussing with management major risk assessment and risk management policies; (iv) monitoring the independence of the independent auditor; (v) verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; (vi) reviewing and approving all related-party transactions; (vii) inquiring and discussing with management our compliance with applicable laws and regulations; (viii) pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed; (ix) appointing or replacing the independent auditor; (x) determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and (xi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Upon consummation of the Business Combination, we anticipate our Audit Committee will consist of [    ], with [    ] serving as the chair of the Audit Committee. We anticipate that each of [    ] will qualify as independent directors according to the rules and regulations of the SEC and NASDAQ with respect to audit committee membership. We also believe that [    ] will qualify as our “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K. Our Board has adopted a written charter for the Audit Committee, which will be available on our corporate website at [    ] upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (iv) administering our stock plans and other incentive compensation plans.

Upon consummation of the Business Combination, we anticipate our Compensation Committee will consist of [    ], with [    ] serving as the chair of the Compensation Committee. We anticipate that each of [    ] will qualify as independent directors according to the rules and regulations of the SEC and NASDAQ with respect to compensation committee membership. Our Board has adopted a written charter for the Compensation Committee, which will be available on our corporate website at [    ] upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Nominating and Governance Committee

Our Nominating and Governance Committee will be responsible for, among other matters: (i) identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board; (ii) overseeing the organization of our Board to discharge the Board’s duties and responsibilities properly and efficiently; (iii) identifying best practices and recommending corporate governance principles; and (iv) developing and recommending to our Board a set of corporate governance guidelines and principles applicable to us.

Upon consummation of the Business Combination, we anticipate our Nominating and Governance Committee will consist of [    ], with [    ] serving as the chair of the Nominating and Governance Committee. We expect that our Board will adopt a written charter for the Nominating and Governance Committee, which will be available on our corporate website at [    ] upon the completion of the Business Combination. The information on our website is not part of this proxy statement.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, executive officers and employees that complies with the rules and regulations of the NASDAQ. The Code of Ethics codifies the business and ethical principles that govern all aspects of our business. We have previously filed copies of our form Code of Ethics, our form of Audit Committee Charter and our form of Compensation Committee Charter as exhibits to our registration statement in connection with our IPO. You may review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at [    ] or by telephone at (310) 209-3010. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Post-Combination Company Executive Compensation

The following disclosure concerns the compensation of individuals who will serve as the Company’s named executive officers and directors following the completion of the Business Combination.

Compensation Philosophy and Objectives Following the Business Combination

Following the closing of the Business Combination, the post-combination company intends to develop an executive compensation program that is consistent with Hostess’ existing compensation policies and philosophies, which are designed to align compensation with the post-combination company’s business objectives and the creation of stockholder value, while enabling the post-combination company to attract, motivate and retain individuals who contribute to the long-term success of the post-combination company.

Decisions on the executive compensation program will be made by the Compensation Committee of the Board, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term equity-based incentive compensation.

Base Salary

It is expected that our named executive officers’ base salaries will continue as described under the section entitled “Executive Compensation — Hostess — Executive Compensation Program Elements — Base Salaries,” subject to the terms of any employment agreements or severance agreement and will be reviewed annually by the Compensation Committee based upon advice and counsel of its advisors.

Annual Bonuses

The post-combination company intends to use annual cash incentive bonuses for the named executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The post-combination company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the named executive officers. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. For 2016, the post-combination company plans to establish an annual cash bonus plan that links the payment of cash bonus awards to the achievement of targeted financial performance goals.

Equity-Based Awards

The post-combination company intends to use equity-based awards to reward long-term performance of the named executive officers. The post-combination company believes that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of its named executive officers with the interests of its stockholders and serve to motivate and retain the individual named executive officers.

Executive Agreements

We anticipate that the post-combination company will put in place a policy to pay and compensate key executives as appropriate to attract, retain and compensate executive talent following the Business Combination and that said policies will be subject to Compensation Committee approval.

Other Compensation

The post-combination company expects to continue to maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans, in which the named executive officers will participate. The post-combination company also expects to continue to provide certain perquisites to its named executive officers, subject to the Compensation Committee’s ongoing review.

Recoupment Policy

The Compensation Committee will administer the post-combination company’s policies consistent with the Sarbanes-Oxley Act, which would recover CEO and CFO incentive bonuses or equity awards in the event of a financial restatement that would trigger recoupment under the Sarbanes-Oxley Act.

Deductibility of Executive Compensation

Section 162(m) of the Code denies a federal income tax deduction for certain compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly paid executive officers (other than a company’s chief executive officer and chief financial officer) of a publicly traded corporation. Certain types of compensation, including compensation based on performance criteria that are approved in advance by stockholders, are excluded from the deduction limit. We expect our policy will be to consider the tax impact of our compensation arrangements as one factor, among others, in evaluating and determining the structure, implementation, and amount of awards paid to our executive officers. However, to retain highly skilled executives and remain competitive with other employers, the Compensation Committee may authorize compensation that would not be deductible under Section 162(m) or otherwise if it determines that such compensation is in the best interests of the post-combination company and its stockholders, and maintaining tax deductibility will not be the sole consideration taken into account in determining what compensation arrangements are in our and our stockholders’ best interests.

Director Compensation following this Business Combination

Following the completion of the Business Combination, our Compensation Committee will determine the annual compensation to be paid to the members of our Board.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the post-combination company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed certificate of incorporation is attached as Annex B to this proxy statement. We urge you to read our proposed certificate of incorporation in its entirety for a complete description of the rights and preferences of the post-combination company’s securities following the Business Combination.

Authorized and Outstanding Stock

The proposed certificate of incorporation authorizes the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including (A) 200,000,000 shares of Class A Stock, $0.0001 par value per share, (B) 50,000,000 shares of Class B Stock, $0.0001 par value per share, and (C) 10,000,000 shares of Class F Stock, $0.0001 par value per share and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of our Common Stock are, and the shares of Common Stock issuable in connection with the Business Combination pursuant to the Master Transaction Agreement, the Private Placement and the Executive Chairman Employment Agreement will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Special Meeting, there were 46,875,000 shares of Common Stock outstanding, held of record by approximately [    ] holders of Common Stock, no shares of preferred stock outstanding and 56,500,000 warrants outstanding held of record by approximately [    ] holders of warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Class A Stock

The proposed certificate of incorporation provides that the Class A Stock will have identical rights, powers, preferences and privileges to current Class A Stock.

Class B Stock

The proposed certificate of incorporation provides that the Class B Stock will not be entitled to receive dividends, if declared by the Board, or to receive any portion of any such assets in respect of their shares upon liquidation, dissolution, distribution of assets or winding-up of the post-combination company. In addition, the Class B Stock may only be issued to and held by the CDM Holders and their respective permitted transferees and any other transferee of Class B Units (to the extent permitted by the limited partnership agreement of Hostess Holdings then in effect) (collectively, the “Permitted Holders”).

At any time Hostess Holdings issues a Class B Unit to a Permitted Holder, the Company will issue a share of Class B Stock to such Permitted Holder. Upon the conversion or cancellation of any Class B Units pursuant to the Exchange Agreement, the corresponding share of Class B Stock automatically will be cancelled for no consideration. Shares of Class B Stock may only be transferred to a person other than the Company or Hostess Holdings if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee.

Class F Stock

The proposed certificate of incorporation provides that each share of Class F Stock outstanding immediately prior to the filing of the proposed certificate of incorporation will automatically convert into one share of Class A Stock and, concurrently with such conversion, the number of authorized shares of Class F Stock will be reduced to zero.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of the stockholders of the Company. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Holders of Class A Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions. Holders of Class B Stock are not entitled to share in any such dividends or other distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the post-combination company, the holders of the Class A Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied. Holders of Class B Stock are not entitled to receive any portion of any such assets in respect of their shares of Class B Stock.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our Common Stock.

Election of Directors

Our Board is currently divided into two classes, Class I and Class II, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. If Proposal No. 3 is approved, the proposed certificate of incorporation will reclassify our Board into three separate classes, with each class serving a three year term; provided that Class I directors will serve until the 2017 annual meeting, Class II directors will serve until the 2018 annual meeting and Class III directors will serve until the 2019 annual meeting. There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Capital Stock Prior to the Business Combination

We are providing stockholders with the opportunity to redeem their shares of Class A Stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. Our Initial Stockholders, directors and officers have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination.

We will consummate the Business Combination only if a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting are voted in favor of the Business Combination Proposal at the Special Meeting. However, the participation of our Sponsor, officers and directors, or their affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

Our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after our IPO in favor of the Business Combination. As of the date of filing this proxy statement, our Initial Stockholders, directors and officers do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

Pursuant to our current certificate of incorporation, if we are unable to consummate a business combination by August 19, 2017, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $50,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish our public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our Initial Stockholders, officers and directors have agreed to waive their redemption rights with respect to the Founder Shares (i) in connection with the consummation of a business combination, (ii) if we fail to consummate our initial business combination by August 19, 2017, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event our Board resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to August 19, 2017. However, if our Initial Stockholders or any of our officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if we fail to consummate our initial business combination within the required time period.

In the event of a liquidation, dissolution or winding up of the Company after our initial business combination, holders of our Class A Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. Holders of Class B Stock are not entitled to receive any portion of any such assets in respect of their shares of Class B Stock.

Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to our Common Stock, except that upon the consummation of our initial business combination, subject to the limitations described herein, we will provide our stockholders with the opportunity to redeem their shares of our Class A Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to us for the payment of taxes.

Founder Shares

The Founder Shares are identical to the shares of Class A Stock, and holders of Founder Shares have the same stockholder rights as public stockholders, except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our Initial Stockholders, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed (A) to waive their redemption rights with respect to their Founder Shares and any shares of Class A Stock they may hold in connection with the completion of our business combination and (B) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete our business combination by August 19, 2017, although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our business combination within such time period. Our Initial Stockholders, officers and directors have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of our Business Combination.

Our current certificate of incorporation includes a conversion adjustment which provides that the Founder Shares will automatically convert at the time of the Business Combination into a number of shares of Class A

Stock at the closing of the transactions contemplated by the Master Transaction Agreement, at a conversion rate that entitles the holders of such Founder Shares to continue to own, in the aggregate, 20% of our issued and outstanding shares of common stock after giving effect to the Private Placement. However, our Initial Stockholders have agreed to waive such conversion adjustment and, instead, will receive upon conversion one share of Class A Stock for each Founder Share converted as of the closing of the Business Combination, such that the Initial Stockholders will hold, after giving effect to the cancellation of approximately 4,062,500 Founder Shares held by our Sponsor, approximately 8% of the total number of all shares of Common Stock outstanding after consummation of the Business Combination, consisting of the Founder Shares which were automatically converted into shares of Class A Stock at the closing of the Business Combination and the shares of Class A Stock subscribed for by our Sponsor pursuant to its subscription agreement, but excluding any Bridge Shares.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our Sponsor, each of whom will be subject to the same transfer restrictions) until one year after the completion of our initial business combination or earlier if, (x) subsequent to our business combination, the last sale price of the Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A Stock for cash, securities or other property. Upon consummation of the Business Combination, we anticipate that the lock-up period will be changed from one year to six months.

Preferred Stock

Our proposed certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Public Warrants

Each warrant entitles the registered holder to purchase one-half of one share of our Class A Stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of the IPO or 30 days after the completion of our initial business combination. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share of the company’s Class A Stock. Warrants must be exercised for a whole share. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Class A Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A Stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date we send to the notice of redemption to the warrant holder.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $24.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (i) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A Stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Class A Stock by the company if the proposed initial business combination is presented to the stockholders of the company for approval, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company in connection with redemption rights held by stockholders of the Company as provided for in the Company’s current certificate of incorporation or as a result of the repurchase of shares of Class A Stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than fifty percent (50%) of the outstanding shares of Class A Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than seventy percent (70%) of the consideration receivable by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to our IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of Class A Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Stock to be issued to the warrant holder. As a result, warrant holders not purchasing an even number of warrants must sell any odd number of warrants in order to obtain full value from the fractional interest that will not be issued.

Private Placement Warrants

Our Sponsor purchased 19,000,000 Private Placement Warrants at a price of $0.50 per Private Placement Warrant for an aggregate purchase price of $9,500,000 in a private placement that occurred prior to the IPO. The Private Placement Warrants (including the Class A Stock issuable upon exercise of the Private Placement Warrants) are not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the public warrants. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our Sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent and Warrant Agent

The Transfer Agent for our Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law, the Company’s Certificate of Incorporation and Bylaws

We are currently subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers. Assuming the approval of Proposal No. 6 at the Special Meeting, we will no longer be subject to Section 203 following such meeting. Instead, we would “opt out” of Section 203 of the DGCL and, instead, include a provision in our certificate of incorporation that is substantially similar to Section 203 of the DGCL, but excludes our Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder”, and to make certain related changes.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our current certificate of incorporation provides that our Board is classified into two classes of directors. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings. Assuming the approval of Proposal No. 3, then our proposed certificate of incorporation will provide that our Board is classified into three classes of directors.

Assuming the approval of Proposal No. 5, our proposed certificate of incorporation will require the approval by affirmative vote of the holders of at least two-thirds of the Common Stock of the post-combination company to make any amendment to key provisions of the post-combination company certificate of incorporation or bylaws.

In addition, our current certificate of incorporation does not provide for cumulative voting in the election of directors. Our Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Rule 144

Pursuant to Rule 144 of the Securities Act, which we refer to as “Rule 144”, a person who has beneficially owned restricted shares of our Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of Common Stock then outstanding; or

•	the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the date of this proxy statement, we had 46,875,000 shares of Common Stock outstanding. Of these shares, 37,500,000 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 9,375,000 Founder Shares owned by our Initial Shareholders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of our Common Stock we issue to (i) the Selling Equityholders as Stock

Consideration pursuant to the Master Transaction Agreement, (ii) the Private Placement Investors pursuant to the Subscription Agreements, and (iii) Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement, will be restricted securities for purposes of Rule 144.

As of the date of this proxy statement, there are 56,500,000 warrants of the Company outstanding, consisting of 37,500,000 public warrants originally sold as part of the units issued in the Company’s IPO and 19,000,000 Private Placement Warrants that were sold by the Company to our Sponsor in a private sale prior to the Company’s IPO. Each warrant is exercisable for one-half of one share of our Class A Stock, in accordance with the terms of the warrant agreement governing the warrants. 37,500,000 of these warrants are public warrants and are freely tradable. In addition, we will be obligated to file no later than 15 business days after the closing of the Business Combination a registration statement under the Securities Act covering the 18,750,000 shares of our Class A Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Registration Rights

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex H to this proxy statement, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders will be bound by restrictions on the transfer of their Restricted Stock until the later of (i) six months following the date of the Registration Rights Agreement, and (ii) the date that is the earlier of (A) 60 days after a registration statement registering the resale of shares of Class A Stock issued pursuant to the subscription agreements entered into in connection with the Business Combination has been filed with the SEC and declared effective and (B) 270 days after the closing of the transactions contemplated by the Master Transaction Agreement, except for transfers as bona fide gifts, to a trust, to wholly owned subsidiaries or other equity holders (in the case of entities), pursuant to any acquisition or sale involving the Company or with the prior written consent of the Company and each holder of Restricted Stock.

Upon the consummation of the Business Combination, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Restricted Stockholders will each be entitled to participate in six demand registrations, and will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts, selling commissions and expenses related to the sale of shares to fund the indemnification obligations of the Selling Equityholders under the Master Transaction Agreement.

In addition, the Registration Rights Agreement provides that our Initial Stockholders will vote all of their shares of Class A Stock in favor of the election to the Board of Mr. Metropoulos (or his designee for so long as Mr. Metropoulos is entitled to serve on the Board or appoint a member of the Board, as applicable, pursuant to the terms of the Executive Chairman Director Agreement).

Listing of Securities

We intend to apply to continue the listing of our Class A Stock, public units and public warrants on NASDAQ under the symbols “TWNK,” “TWNKU” and “TWNKW,” respectively, upon the closing of the Business Combination.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of our Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of our Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming that no public shares of the Company are redeemed, and alternatively the maximum number of shares of the Company are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

•	each of our current officers and directors;

•	each person who will become a named officer or director of the post-combination company; and

•	all officers and directors of the Company, as a group, and of the post-combination company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock pre-Business Combination is based on 46,875,000 shares of Common Stock (including Founder Shares) issued and outstanding as of [    ].

The expected beneficial ownership of shares of our Common Stock post-Business Combination, assuming none of our public shares are redeemed, has been determined based upon the following: (i) no Company stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for their shares of Class A Stock and we have not issued any additional shares of our Class A Stock; (ii) there will be an aggregate of 130,036,006 shares of our Common Stock (including Founder Shares) issued and outstanding at the closing of the Business Combination; (iii) approximately 32,678,576 shares of Class A Stock have been issued in conjunction with the Private Placement; (iv) approximately 22,136,188 shares of Class A Stock have been issued to AP Hostess LP as part of the Stock Consideration; (v) approximately 29,912,742 shares of Class B Stock, including approximately 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, have been issued to Hostess CDM Co-Invest and CDM Hostess as part of the Stock Consideration; (vi) approximately 4,062,500 Founder Shares have been cancelled by our Sponsor; and (vii) approximately 2,496,000 shares of Class B Stock have been issued to Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement.

The expected beneficial ownership of shares of our Common Stock post-Business Combination assuming 12,500,000 public shares have been redeemed has been determined based on the following: (i) Company stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect to 12,500,000 shares of our Class A Stock; (ii) there will be an aggregate of 130,036,000 shares of our Common Stock (including Founder Shares) issued and outstanding at the closing of the Business Combination; (iii) approximately 32,678,576 shares of Class A Stock have been issued in conjunction with the Private Placement; (iv) approximately 22,136,188 shares of Class A Stock have been issued to AP Hostess LP as part of the Stock Consideration; (v) approximately 29,912,742 shares of Class B Stock, including approximately 5,446,429 shares of Class B Stock representing the partial rollover of Hostess CDM Co-Invest’s equity investment in Hostess, have been issued to Hostess CDM Co-Invest and CDM Hostess as part of the Stock Consideration; (vi) approximately 4,062,500 Founder Shares have been cancelled by our Sponsor; and (vii) approximately 2,496,000 shares of Class B Stock have been issued to Mr. Metropoulos pursuant to the Executive Chairman Employment Agreement.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock or Common Stock beneficially owned by them.

	Before the Business Combination		After the Business Combination
			Assuming No Redemption		Assuming Redemption of 12.5 Million Shares of Class A Stock
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%
Gores Sponsor LLC(2)(3)	9,300,000	19.8%
Alec Gores(2)(3)	9,300,000	19.8%
Arrowgrass Capital Partners (US) LP(4)	2,000,320	5.3%
Blue Mountain Capital Management, LLC(5)	3,000,000	8.00%
Blue Mountain Credit Alternatives Master Fund LP.(6)	2,145,815	5.70%
Davidson Kempner Partners(7)	2,750,000	7.33%
TD Asset Management Inc.(8)	3,374,000	9.0%
Mark R. Stone	—	*
Andrew McBride	—	*
Kyle Wheeler	—	*
Randall Bort(2)	25,000	*
William Patton(2)	25,000	*
Jeffrey Rea(2)	25,000	*
All directors and executive officers as a group (7 individuals)	9,375,000	20.0%

*	Less than one percent.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 9800 Wilshire Blvd., Beverly Hills, California 90212.

(2)	Represents shares of Class F Stock which are automatically convertible into shares of Class A Stock at the time of our Business Combination on a one-for-one basis, subject to adjustment.
(3)

Represents shares held by our Sponsor which is controlled indirectly by Mr. Gores. Mr. Gores may be deemed to beneficially own 9,300,000 shares of Class F Stock and ultimately exercises voting and dispositive power of the securities held by our Sponsor. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein.

(4)	According to Schedule 13G filed on February 16, 2016. The business address of Arrowgrass Capital Partners (US) LP is 1330 Avenue of the Americas, 32nd Floor, New York, New York 10019.
(5)	According to Schedule 13G filed on August 21, 2015. The business address of Blue Mountain Capital Management, LLC is 280 Park Avenue, 12th Floor, New York, New York 10017.
(6)	According to Schedule 13G filed on August 21, 2015. The business address of Blue Mountain Credit Alternatives Master Fund L.P. is 280 Park Avenue, 12th Floor, New York, New York 10017.
(7)	According to Schedule 13G filed on August 14, 2015. The business address of Davidson Kemper Partners is c/o Davidson Kempner Partners, 520 Madison Avenue, 30th Floor, New York, New York 10022.
(8)	According to Schedule 13G filed on February 11, 2016. The business address of TD Asset Management Inc. is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Related Party Transactions

Founder Shares

On June 12, 2015, our Sponsor purchased 11,500,000 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to Mr. Randall Bort, Mr. William Patton and Mr. Jeffrey Rea, the Company’s independent directors. On August 13, 2015, the Sponsor forfeited 1,437,500 Founder Shares, and following the expiration of the unexercised portion of underwriters’ over-allotment option, the Sponsor forfeited an additional 687,500 Founder Shares, so that the Founder Shares held by the Initial Stockholders would represent 20% of the outstanding shares of Common Stock following completion of the IPO. Such forfeitures were retroactively applied as indicated in the condensed statement of changes in stockholders’ equity to reflect an initial sale of 9,375,000 Founder Shares to the Sponsor in June 2015.

Transfer Restrictions — With certain limited exceptions, the Founder Shares will not be transferable, assignable or salable by our Sponsor until the earlier of (i) one year after the completion of an initial business combination, and (ii) the date on which we consummate a liquidation, merger, capital stock exchange, reorganization, or other similar transaction after an initial business combination that results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of our Class A Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the Founder Shares will be released from the lock-up. Upon consummation of the Business Combination, we anticipate changing the lock-up period from one year to six months.

Rights — The Founders Shares are identical to the shares of Class A Stock included in the public units, except that (i) the Founder Shares are subject to certain transfer restrictions, as described above, (ii) our Initial Stockholders, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed (a) to waive their redemption rights with respect to their Founder Shares and public shares owned in connection with the completion of an initial business combination, and (b) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by August 19, 2017 (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if we fail to complete our Business Combination within such time period) and (iii) the Founder Shares are automatically convertible into shares of Class A Stock at the time of the Business Combination, as described in the Company’s current certificate of incorporation.

Voting — If the Company seeks stockholder approval of a business combination, our Initial Stockholders have agreed to vote their Founder Shares and any public shares purchased during or after the IPO in favor of the business combination.

Redemption — Our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares and any public shares they may own in connection with the consummation of our Business Combination. Additionally, our Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares if we fail to consummate our Business Combination by August 19, 2017, although they will be entitled to redemption rights upon liquidation with respect to any public shares they may own.

Cancellation — In order to facilitate the Business Combination, our Sponsor has agreed to the cancellation of approximately 4,062,500 of the Founder Shares held by it and to the acquisition of shares of Class A Stock and Class B Stock by the Selling Equityholders (pursuant to the Master Transaction Agreement) and the participants in the Private Placement (pursuant to subscription agreements entered into in connection therewith) at a discount. The remaining Founder Shares will automatically convert into shares of Class A Stock at the closing of the transactions contemplated by the Master Transaction Agreement and will continue to be subject to the transfer restrictions applicable to the Founder Shares.

Private Placement Warrants

Our Sponsor purchased from the Company an aggregate of 19,000,000 Private Placement Warrants at a price of $0.50 per Private Placement Warrant (a purchase price of $9,500,000) in a private placement that occurred prior to our IPO. Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A Stock at $5.75 per half share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the IPO to be held in the Trust Account pending completion of an initial business combination.

The Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the public units in the IPO, except that the Private Placement Warrants may be net cash settled and are not redeemable by the Company so long as they are held by the Sponsor or its permitted transferees. If any Private Placement Warrants are transferred to holders other than our Sponsor or its permitted transferees, such Private Placement Warrants will be redeemable by the Company and exercisable by the holders on the same basis as the warrants included in the public units sold in the IPO. With certain limited exceptions, the Private Placement Warrants and the Class A Stock underlying such Private Placement Warrants, will not be transferable, assignable or salable by our Sponsor until 30 days after the completion of an initial business combination.

If the Company does not complete a business combination by August 19, 2017, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Sponsor Subscription Agreement

The Company entered into a Sponsor Subscription Agreement with our Sponsor, pursuant to which our Sponsor agreed to purchase up to 17,755,358 shares of Class A Stock for an aggregate commitment amount of approximately $163,000,000, subject to certain conditions, including the closing of the Business Combination. The Sponsor Subscription Agreement provides our Sponsor with the right to transfer up to $113,000,000 of its obligation to purchase the Sponsor Shares to any party or parties, provided that our Sponsor, together with any controlled affiliates or employees of The Gores Group or Platinum Equity LLC or their respective controlled affiliates, maintain a subscription level of at least $50,000,000 in the aggregate. Upon any such transfer, our Sponsor’s commitment to purchase the Sponsor Shares will be correspondingly reduced, and our Sponsor will be fully and unconditionally released from its obligation to purchase the Sponsor Shares subject to the transferred commitment amount. Our Sponsor also has certain additional rights in connection with conducting underwritten offerings.

The Sponsor Shares to be issued pursuant to the Sponsor Subscription Agreement have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Sponsor Subscription Agreement provides that the Company must register the resale of the Sponsor Shares pursuant to a registration statement that must be filed within thirty calendar days after consummation of the Business Combination.

The Sponsor Subscription Agreement will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Master Transaction Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto or (iii) if any of the conditions to the closing are not satisfied on or prior to the closing and which make the consummation of the Business Combination fail to occur. Our Sponsor has waived any interest in, and any claim it may have against, any monies held in the Trust Account as a result of its Sponsor Subscription Agreement. No fees or other compensation was paid or will be payable to our Sponsor or any third parties in connection with the Sponsor Subscription Agreement.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A Stock) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on August 13, 2015. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached as Annex H to this proxy statement, with the Restricted Stockholders, which will replace the existing registration rights agreement. Pursuant to the Registration Rights Agreement, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements, subject to certain exceptions. For more information about the Registration Rights Agreement, please see the section entitled “Proposal No. 1 — Approval of the Business Combination.”

Related Party Notes

On June 12, 2015, our Sponsor loaned us an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to our IPO, and on August 6, 2015, our Sponsor loaned the Company an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to our IPO. These notes were non-interest bearing and payable on the earlier of December 31, 2015 or the completion of our IPO. These notes were repaid in full upon the completion of our IPO.

Our Sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our Audit Committee will review on a quarterly basis all payments that were made to our Sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

In addition, in order to finance transaction costs in connection with our Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that our Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants of the post-combination company at a price of $0.50 per warrant at the option of the lender. The warrants would be identical to the Private Placement Warrants. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our Sponsor or an affiliate of our Sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.

On July 27, 2016, our Sponsor loaned us $500,000 to fund our on-going operational expenses and certain transaction costs incurred by us in connection with the Business Combination. This note is unsecured, non-interest bearing and is payable on the earlier of December 31, 2016 or the closing of the Business Combination. Funds held in our Trust Account will not be used to repay any amounts outstanding under the note if the Company does not complete an initial business combination by August 19, 2017.

After our Business Combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in these proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our Business Combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Related Party Payments

The Company engaged Evergreen Capital Partners, an advisory service company (“Evergreen”), to provide M&A advisory services for the Company in connection with the Business Combination. Evergreen is managed by Messrs. Dominick Schiano and John Janitz, both of whom support The Gores Group by sourcing investment opportunities and advising on strategy, technology, manufacturing and operations matters in the industrial sector. Messrs. Schiano and Janitz are also members of our Sponsor. As of July 5, 2016, the date of the Master Transaction Agreement, Evergreen incurred approximately $1,750,000 in transaction-related consulting and diligence fees in connection with the Business Combination. The Company intends to pay all of Evergreen’s fees incurred in connection with its provision of such consulting and diligence services to the Company.

In addition, Glendon Partners, Inc., an affiliate of the Company (“Glendon”), provided due diligence services to the Company in connection with the Business Combination. As of July 5, 2016, the date of the Master Transaction Agreement, Glendon incurred approximately $647,000 in fees and approximately $58,500 in out-of-pocket expenses in providing such due diligence services. Glendon will continue to incur fees relating to the Business Combination until the closing of the Business Combination. The Company intends to pay all of Glendon’s fees and out-of-pocket expenses incurred by Glendon in connection with its provision of services to the Company.

Administrative Services Agreement

The Company entered into an administrative services agreement on August 13, 2015, pursuant to which it agreed to pay to The Gores Group, an affiliate of the Sponsor, $10,000 a month for office space, utilities and secretarial support. Services commenced on August 14, 2015, the date our securities were first listed on the NASDAQ, and will terminate upon the earlier of the consummation by the Company of a business combination or the liquidation of the Company. For the period from June 1, 2015 (inception) to March 31, 2016, the Company paid The Gores Group $75,000 for such services. This agreement will be terminated upon completion of the Business Combination.

Hostess Related Party Transactions

Employment Agreement with Mr. Metropoulos

Since April 2013, Hostess has been party to an agreement to employ Mr. Metropoulos as its Executive Chairman. Please see the section entitled “Executive Compensation — Hostess — Executive Agreement” for additional information. For the three months ended March 31, 2016, Hostess incurred $1.2 million of compensation expense under this agreement. For the years ended December 31, 2015 and December 31, 2014, Hostess incurred $4.3 million and $4.5 million, respectively, of compensation expense under this agreement. For the period from inception through December 31, 2013, Hostess incurred $2.8 million of compensation expense under this agreement. Upon the completion of the Business Combination, this agreement will be replaced by the Executive Chairman Arrangement. In addition, in April 2013, Hostess paid Mr. Metropoulos approximately $2.0 million for his services to help complete the acquisition of the Hostess brand and related assets out of the bankruptcy liquidation proceedings of its prior owners.

Second Lien Term Loan

As of March 31, 2016, an entity owned by certain trusts for the benefit of members of the Metropoulos family held $90.0 million of the aggregate principal amount outstanding under the Second Lien Term Loan issued in August 2015.

Non-controlling Interest

A non-controlling interest in New Hostess Holdco, LLC and Hostess Management is owned by members of the Hostess management team, including Mr. Metropoulos, who indirectly own an interest in the profits of New Hostess Holdco, LLC through their direct ownership in Hostess Management. Hostess Management provides for allocations of income and distributions to its members based on the terms of its operating agreement, as well as individual unit grant agreements. Please see the section entitled “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations — Components of Operating Results — Revenue — Non-controlling Interest” for additional information.

Unit Based Compensation

Hostess Holdings maintains a profits interest plan that provides for equity awards to members of its management team. This plan consists of an approximately 9% interest in New Hostess Holdco, LLC through ownership in Hostess Management. For a further description of this plan and the awards thereunder since 2013 to Mr. Metropoulos and other members of management, please see the section entitled “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies — Revenue Recognition — Unit Based Compensation.”

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the post-combination company’s officers or one of the post-combination company’s directors;

•	any person who is known by the post-combination company to be the beneficial owner of more than five percent (5%) of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

The post-combination company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee Charter, the Audit Committee will have the responsibility to review related party transactions.

PRICE RANGE OF SECURITIES AND DIVIDENDS

The Company

Price Range of the Company’s Securities

Our units, each of which consists of one share of our Class A Stock, par value $0.0001 per share, and one warrant to purchase one-half of one share of our Class A Stock, began trading on NASDAQ under the symbol “GRSHU” on August 14, 2015. On October 18, 2015, we announced that holders of our units could elect to separately trade the Class A Stock and the warrants included in the units, or to continue to trade the units without separating them. On October 19, 2015, the Class A Stock and warrants began trading on NASDAQ under the symbols “GRSH” and “GRSHW,” respectively. Each warrant entitles the holder to purchase one-half of one share of our Class A Stock at a price of $5.75 per half share, subject to adjustments as described in our final prospectus dated August 13, 2016, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of an initial business combination. Our warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in our prospectus.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Class A Stock and warrants as reported on NASDAQ for the periods presented.

	Units (GRSHU)				Class A Stock (GRSH)				Warrants (GRSHW)
	High		Low		High		Low		High		Low
Fiscal 2016:
Quarter ended 3/31/2016		$10.25		$8.64		$10.00		$9.50		$0.40		$0.21
Quarter ended 6/30/2016		$10.49		$9.66		$9.80		$9.50		$0.3553		$0.16
Quarter ended 9/30/2016(1)	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]	$	[ ]

Fiscal 2015:
Quarter ended 3/31/2015	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Quarter ended 6/30/2015	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A	$	N/A
Quarter ended 9/30/2015(2)		$10.49		$10.00	$	N/A	$	N/A	$	N/A	$	N/A
Quarter ended 12/31/2015(3)(4)		$10.43		$9.92		$10.00		$9.60		$1.00		$0.2799

(1)	Through [ ], 2016.
(2)	Beginning on August 14, 2015 with respect to GRSHU.
(3)	GRSH and GRSHW began separate trading on October 18, 2015.
(4)	Beginning on November 30, 2015 with respect to GRSH, the date active trading of the Class A Stock began.

On July 1, 2016, the trading date before the public announcement of the Business Combination, the Company’s public units, Class A Stock and warrants closed at $10.00, $9.7799 and $0.25, respectively.

Dividend Policy of the Company

The Company has not paid any cash dividends on its Class A Stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination. Following completion of the Business Combination, the post-combination company’s Board will consider whether or not to institute a dividend policy. It is the present intention of the Company to retain any earnings for use in its business operations and, accordingly, the Company does not anticipate the Board declaring any dividends in the foreseeable future.

Hostess

Price Range of Hostess Securities

Historical market price information regarding Hostess is not provided because there is no public market for Hostess’ units. For information about distributions paid by Hostess to its equityholders, please see the sections entitled “Hostess Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Cash Flows from Financing Activities.”

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of our independent registered public accounting firm, KPMG, will be present at the annual meeting of the Company’s stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

Appraisal rights are not available to holders of our shares of Common Stock in connection with the Business Combination.

HOUSEHOLDING INFORMATION

Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212 or by telephone at (310) 209-3010, to inform us of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.
TRANSFER AGENT AND REGISTRAR

The transfer agent for our securities is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

Our Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

We anticipate that the 2017 annual meeting of stockholders will be held no later than [    ]. For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2017 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and our bylaws. Assuming the meeting is held on or about [    ], such proposals must be received by the Company at its offices at Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212 no later than [    ] and no earlier than [    ].

In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to us at the principal executive offices of the Company not later than the close of business on the 90th nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for our 2017 annual meeting, assuming the meeting is held on [    ], notice of a nomination or proposal must be delivered to us no later than [    ] and no earlier than [    ]. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The chairman of our Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact the Company at the following address and telephone number:

Gores Holdings, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

(310) 209-3010

Attention: Jennifer Kwon Chou

Email: jchou@gores.com

You may also obtain these documents by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Morrow Sodali

470 West Avenue

Stamford, Connecticut 06902

Individuals, please call toll-free: (800) 662-5200

Banks and brokerage, please call: (203) 658-9400

Email: GRSH.info@morrowco.com

If you are a stockholder of the Company and would like to request documents, please do so by [    ], in order to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all such information relating to Hostess has been supplied by Hostess. Information provided by either the Company or Hostess does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of the Company for the Special Meeting. We have not authorized anyone to give any information or make any representation about the Business Combination, the Company or Hostess that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

Page
Gores Holdings, Inc.

For the Three Months Ended March 31, 2016
Condensed Balance Sheets (Unaudited)	F-2
Condensed Statement of Operations (Unaudited)	F-3
Condensed Statement of Changes in Stockholders’ Equity (Unaudited)	F-4
Condensed Statement of Cash Flows (Unaudited)	F-5
Notes to Condensed Financial Statements (Unaudited)	F-6

For the Year Ended December 31, 2015
Report of Independent Registered Public Accounting Firm	F-15
Balance Sheet as of December 31, 2015	F-16
Statement of Operations For the Period Ended December 31, 2015	F-17
Statement of Changes In Stockholders’ Equity For the Period Ended December 31, 2015	F-18
Statement of Cash Flows For the Period Ended December 31, 2015	F-19
Notes to Financial Statements	F-20

Hostess Holdings L.P.

Unaudited Consolidated Financial Statements of Hostess Holdings L.P.
Consolidated Balance Sheets as of March 31, 2016 and December 31, 2015	F-29
Consolidated Statements of Operations for the three months ended March 31, 2016 and March 31, 2015	F-30
Consolidated Statements of Cash Flows for the three months ended March 31, 2016 and March 31, 2015	F-31
Consolidated Statements of Partners’ Equity (Deficit) as of January 1, 2015, December 31, 2015 and March 31, 2016	F-32
Notes to Unaudited Consolidated Financial Statements	F-33

Audited Consolidated Financial Statements of Hostess Holdings L.P.
Report of Independent Registered Public Accounting Firm	F-47
Consolidated Balance Sheets as of December 31, 2015 and December 31, 2014	F-48
Consolidated Statements of Operations for the years ended December 31, 2015 and December 31, 2014 and the period from February 6, 2013 (inception) through December 31, 2013	F-49
Consolidated Statements of Cash Flows for the years ended December 31, 2015 and December 31, 2014 and the period from February 6, 2013 (inception) through December 31, 2013	F-50
Consolidated Statements of Partners’ Equity (Deficit) as of February 6, 2013 (inception), December 31, 2013, December 31, 2014 and December 31, 2015	F-51
Notes to Audited Consolidated Financial Statements	F-52

GORES HOLDINGS, INC.

CONDENSED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	(unaudited)	(audited)
ASSETS:
Current assets:
Cash and cash equivalents	$549,249	$790,635
Prepaid expenses	272,808	259,149

Total current assets	822,057	1,049,785
Investments and cash held in Trust Account	375,081,861	375,010,481

Total assets	$375,903,918	$376,060,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$292,908	$217,384
State franchise tax accrual	45,000	69,917

Total current liabilities	337,908	287,301
Deferred underwriting compensation	13,125,000	13,125,000

Total liabilities	13,462,908	13,412,301

Commitments and Contingencies
Shares of Class A common stock subject to possible redemption; 35,744,100 and 35,764,796 shares at March 31, 2016 and December 31, 2015, respectively, at a redemption value of $10.00 per share	357,441,000	357,647,960

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,755,900 and 1,735,204 shares issued and outstanding (excluding 35,744,100 and 35,764,796 shares subject to possible redemption) at March 31, 2016 and December 31, 2015, respectively	176	174
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 9,375,000 shares issued and outstanding	938	938
Additional paid-in-capital	5,675,769	5,468,811
Retained earnings	(469,919)	—
Deficit accumulated	(206,954)	(469,919)

Total stockholders’ equity	5,000,010	5,000,004

Total liabilities and stockholders’ equity	$375,903,918	$376,060,265

See accompanying notes to condensed financial statements (unaudited).

GORES HOLDINGS, INC.

CONDENSED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2016

(Unaudited)

Revenues	$—
Professional fees and other expenses	(234,051)
State franchise taxes, other than income tax	(45,000)

Loss from operations	(279,051)
Other income – Interest and dividend income	72,097

Net loss	$(206,954)

Weighted average common shares outstanding	10,937,736
Basic and diluted

Net loss per common share:	$(0.02)
Basic and diluted

See accompanying notes to condensed financial statements (unaudited).

GORES HOLDINGS, INC.

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Three Months Ended March 31, 2016

(Unaudited)

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Retained Earnings	Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2015	11,110,204	1,112	5,468,811	(469,919)	—	5,000,004
Change in proceeds subject to possible redemption to 35,744,100 shares at redemption value	20,696	2	206,958	—	—	206,960
Net loss	—	—	—	(206,954)	—	(206,954)

Balance at March 31, 2016	11,130,900	1,114	5,675,769	(206,954)	(469,919)	5,000,010

See accompanying notes to condensed financial statements (unaudited).

GORES HOLDINGS, INC.

CONDENSED STATEMENT OF CASH FLOWS

For the Three Months Ended March 31, 2016

(Unaudited)

Cash flows from operating activities:
Net loss	$(206,954)
Changes in prepaid expenses	(13,659)
Changes in state franchise tax accrual	(24,917)
Changes in accrued expenses, formation and offering costs	75,525

Net cash used by operating activities	(170,005)

Cash flows from investing activities:
Interest and dividends reinvested in Trust Account	(71,381)

Net cash used in investing activities	(71,381)

Cash flows from financing activities:
Net cash provided by financing activities	—

Increase in cash	(241,386)
Cash at beginning of period	790,635

Cash at end of period	$549,249

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$13,125,000
Offering costs included in accrued expenses	$—

See accompanying notes to condensed financial statements (unaudited).

GORES HOLDINGS, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Note 1 — Organization and Business Operations

Organization and General

Gores Holdings, Inc. (the “Company”) was incorporated in Delaware on June 1, 2015. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any significant operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination. The Company’s sponsor is Gores Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31 as its fiscal year-end.

At March 31, 2016, the Company had not commenced any significant operations. All activity for the period from June 1, 2015 (inception) through March 31, 2016 relates to the Company’s formation, initial public offering (“Public Offering”) described below and efforts directed toward locating a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Financing

The Company intends to finance a Business Combination with the net proceeds from its $375,000,000 Public Offering and its sale of $9,500,000 of Private Placement Warrants.

Upon the closing of the Public Offering on August 19, 2015 (the “IPO Closing Date”) and the sale of the Private Placement Warrants, an aggregate of $375,000,000 was placed in a trust account with Continental Stock Transfer & Trust Company (the “Trust Account”) acting as Trustee. The remaining proceeds held outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

Trust Account

Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of March 31, 2016 and December 31, 2015, the Trust Account consisted solely of money market funds.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the closing of the Public Offering; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering, subject to the requirements of law and stock exchange rules.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under the rules of the National Association of Securities Dealers Automated Quotations Capital Market (“NASDAQ”). If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination.

As a result of the foregoing redemption provisions, the public shares of common stock have been recorded at redemption amount and classified as temporary equity, in accordance with ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

The Company only has 24 months from the closing date of the Public Offering to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $50,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit (as defined below) in the Public Offering.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 2016 and the results of operations and cash flows for the period presented.

Operating results for the three months ended March 31, 2016 are not necessarily indicative of results that may be expected for the full year in any other period.

The accompanying unaudited condensed financial statements should be read in conjunction with the audited financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 17, 2016.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to be issued in connection with the conversion of Class F common stock or to settle warrants, as calculated using the treasury stock method. At March 31, 2016, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net loss per common share is the same as basic net loss per common share for the period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and were charged to stockholders’ equity upon the completion of the Public Offering. Accordingly, at March 31 2016 and December 31, 2015, offering costs totaling approximately $21,407,116 and $21,407,116 respectively (including $20,625,000 in underwriters’ fees), have been charged to stockholders’ equity.

Redeemable Common Stock

As discussed in Note 3, all of the 37,500,000 common shares sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s charter. In accordance with ASC 480, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

Accordingly, at March 31, 2016 and December 31, 2015, 35,744,100 and 35,764,796, respectively, of the 37,500,000 public shares are classified outside of permanent equity at its redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax liabilities as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2016.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Trust Account

At March 31, 2016 and December 31, 2015, the Company had $375,081,861 and $375,010,481, respectively, in the Trust Account which may be utilized for Business Combinations. At March 31, 2016 and December 31, 2015, the Trust Account consisted of solely money market funds.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the closing of the Public Offering; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering, subject to the requirements of law and stock exchange rules.

Recently Adopted Accounting Pronouncements

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-10 to Topic 915, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in ASU No. 2014-10 simplify the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs, by eliminating the requirement for development stage entities to present inception-to-date information in the statements of operations, cash flows and stockholders’ equity. The adoption of ASU No. 2014-10 did not have a significant impact on the financial statements.

The Company adopted FASB ASU No. 2014-15, which provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures. The adoption of this guidance did not have a significant impact on the financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes—Balance Sheet Classification of Deferred Taxes (Topic 740). The amendments under the new guidance require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The guidance is effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The amendments in this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company has early adopted this guidance effective December 31, 2015 on a retrospective basis, the impact of which was not significant to the financial statements.

Going Concern Consideration

If the Company does not complete its Business Combination by August 19, 2017, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $50,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition if the Company fails to complete its Business Combination by August 19, 2017, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

In addition, at March 31, 2016 and December 31, 2015, the Company had current liabilities of $337,908 and $287,301, respectively, and working capital of $484,149 and $762,484, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1. Such work is continuing after March 31, 2016 and amounts are continuing to accrue.

Note 3 — Public Offering

Public Units

On August 19, 2015, the Company sold 37,500,000 units at a price of $10.00 per unit (the “Units”), including 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $375,000,000. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one redeemable Class A common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder to purchase one-half of one share of Class A common stock for $5.75 per half share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of common stock issuable upon exercise of the Warrants under the Securities Act or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Warrants.

The Company paid an upfront underwriting discount of 2.00% ($7,500,000) of the per Unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.50%

of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.

Note 4 — Related Party Transactions

Founder Shares

On June 12, 2015, the Sponsor purchased 11,500,000 shares of Class F common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Company’s independent directors (together with the Sponsor, the “Initial Stockholders”). On August 13, 2015, the Sponsor forfeited 1,437,500 Founder Shares, and following the expiration of the unexercised portion of underwriters’ over-allotment option, the Sponsor forfeited an additional 687,500 Founder Shares, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of common stock following completion of the Public Offering. Such forfeitures were retroactively applied as indicated in the condensed statement of changes in stockholders’ equity to reflect an initial sale of 9,375,000 Founder Shares to the Sponsor in June 2015. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

Private Placement Warrants

The Sponsor purchased from the Company an aggregate of 19,000,000 warrants at a price of $0.50 per warrant (a purchase price of $9,500,000) in a private placement that occurred prior to the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 per half share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination. The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering, except that the Private Placement Warrants may be net cash settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees

If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on August 13, 2015. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor Loan

On June 12, 2015, the Sponsor loaned the Company an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to the Public Offering, and on August 6, 2015, the Sponsor loaned the Company an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of December 31, 2015 or the completion of the Public Offering. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Services Agreement

The Company entered into an administrative services agreement on August 13, 2015, pursuant to which it agreed to pay to an affiliate of the Sponsor $10,000 a month for office space, utilities and secretarial support. Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. For the three months ended March 31, 2016, the Company paid an affiliate of the Sponsor $30,000 for such services.

Note 5 — Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount totaling $13,125,000, or 3.50% of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of a Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

Note 6 — Income Taxes

Components of the Company’s deferred tax asset at March 31, 2016 are as follows:

Net operating loss	256,492
Valuation allowance	(256,492)

—

The Company established a valuation allowance of approximately $256,492 as of March 31, 2016, which fully offsets the deferred tax asset as of March 31, 2016 of approximately $256,492. The deferred tax asset results from applying an effective combined federal and state tax rate of 38% to net operating carryforwards of approximately $674,979 as of March 31, 2016. The Company’s net operating losses will expire beginning 2035.

The Company has evaluated tax positions taken or expected to be taken in the course of preparing the financial statements to determine if the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the “more likely than not” threshold would be recorded as a tax benefit or expense in the current year. The Company has concluded that there was no impact related to uncertain tax positions on the results of its operations for the three months ended March 31, 2016. As of March 31, 2016, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

Note 7 — Investments and Cash Held in Trust

At March 31, 2016 and December 31, 2015, funds in the Trust Account totaled $375,081,861 and $375,010,481, respectively, and were held in a money market fund.

Note 8 — Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are remeasured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2016, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	March 31, 2016	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments in money market funds held in Trust Account	375,081,861	375,081,861	—	—
Total	$375,081,861	$375,081,861	$—	$—

Note 9 — Stockholders’ Equity

Common Stock

The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Class A common stock, par value $0.0001 per share and 20,000,000 shares of Class F common stock, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share of common stock and vote together as a single class. At March 31, 2016, there were 37,500,000 shares of Class A common stock and 9,375,000 shares of Class F common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At March 31, 2016, there were no shares of preferred stock issued and outstanding.

Note 10 — Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the condensed financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the condensed financial statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Gores Holdings, Inc.:

We have audited the accompanying balance sheet of Gores Holdings, Inc. (the “Company”) as of December 31, 2015, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from June 1, 2015 (inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gores Holdings, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the period from June 1, 2015 (inception) through December 31, 2015, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Los Angeles, California

March 15, 2016

GORES HOLDINGS, INC.

BALANCE SHEET

December 31, 2015

December 31, 2015
ASSETS:
Current assets:
Cash and cash equivalents	$790,635
Prepaid expenses	259,149

Total current assets	1,049,785

Noncurrent assets:
Investments and cash held in Trust Account	375,010,481

Total assets	$376,060,265

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accrued expenses	$217,384
Sponsor convertible note	—
State franchise tax accrual	69,917

Total current liabilities	287,301

Other liabilities:
Deferred underwriting compensation	13,125,000

Total liabilities	13,412,301

Common stock subject to possible redemption; 35,764,796 shares at December 31, 2015 (at redemption value of $10.00 per share)	357,647,960

Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—
Common stock, $0.0001 par value; 200,000,000 shares authorized, 1,735,204 shares issued and outstanding (excluding 35,764,796 subject to possible redemption)	174
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 9,375,000 shares issued and outstanding(1)	938
Additional paid-in-capital	5,468,811
Accumulated deficit	(469,919)

Total stockholders’ equity	5,000,004

Total liabilities and stockholders’ equity	$376,060,265

(1)	Reflects the forfeiture of 2,125,000 shares of Class F common stock. See Note 4.

See accompanying notes to financial statements.

GORES HOLDINGS, INC.

STATEMENT OF OPERATIONS

For the Period from June 1, 2015 (inception) to December 31, 2015
Revenue	$—
Professional fees and other expenses	(411,207)
State franchise taxes, other than income tax	(69,917)

Loss from operations	(481,124)
Other income – Interest income	11,205

Net loss attributable to common shares	$(469,919)

Weighted average common shares outstanding, basic and diluted(1)	10,856,156

Net loss per common share, basic and diluted	$(0.04)

(1)	Reflects the forfeiture of 2,125,000 shares of Class F common stock. See Note 4.

See accompanying notes to financial statements.

GORES HOLDINGS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the period from June 1, 2015 (inception) to December 31, 2015

	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the ‘Development Stage	Stockholders’ Equity
	Shares	Amount
Balance at June 1, 2015 (inception)	—	$—	$—	$—	$—
Sale of Class F common stock to Sponsor in June 2015(1)	9,375,000	938	24,062	—	25,000
Sale of 37,500,000 units at $10.00 per unit on August 19, 2015	37,500,000	3,750	374,996,250	—	375,000,000
Sale of 19,000,000 Private Placement Warrants to Sponsor on August 19, 2015 at $0.50 per Private Placement Warrant	—	—	9,500,000	—	9,500,000
Underwriters’ discounts and commissions and offering expenses	—	—	(8,282,117)	—	(8,282,117)
Deferred underwriting compensation	—	—	(13,125,000)	—	(13,125,000)
Class A common stock subject to possible redemption; 35,789,907 shares at a redemption value of $10.00 per share	(35,789,907)	(3,579)	(357,895,491)	—	(357,899,070)
Change in proceeds subject to possible redemption to 35,764,796 shares at redemption value	25,111	3	251,107	—	251,110

Net loss	—	—	—	(469,919)	(469,919)

Balance at December 31, 2015	11,110,204	$1,112	$5,468,811	$(469,919)	$5,000,004

(1)	Reflects the forfeiture of 2,125,000 shares of Class F common stock. See Note 4.

See accompanying notes to financial statements.

GORES HOLDINGS, INC.

STATEMENT OF CASH FLOWS

For the period from June 1, 2015 (inception) to December 31, 2015

Cash flows from operating activities:
Net loss	$(469,919)
Changes in prepaid expenses	(259,149)
Changes in state franchise tax accrual	69,917
Changes in accrued expenses, formation and offering costs	217,384

Net cash used by operating activities	(441,767)

Cash flows from investing activities:
Cash deposited in Trust Account	(375,000,000)
Interest reinvested in Trust Account	(10,481)

Net cash used in investing activities	(375,010,481)

Cash flows from financing activities:
Proceeds from notes payable – related party	300,000
Proceeds from sale of Class F common stock to Sponsor	25,000
Proceeds from sale of Units in initial public offering	375,000,000
Proceeds from sale of Private Placement Warrants to Sponsor	9,500,000
Repayment of notes payable – related party	(300,000)
Payment of underwriters’ discounts and commissions	(7,500,000)
Payment of offering costs	(782,117)

Net cash provided by financing activities	376,242,883

Increase in cash	790,635
Cash at beginning of period	—

Cash at end of period	$790,635

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$13,125,000
Offering costs included in accrued expenses	$—

See accompanying notes to financial statements.

GORES HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

1.	Organization and Business Operations

Organization and General

Gores Holdings, Inc. (the “Company”) was incorporated in Delaware on June 1, 2015. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination. The Company’s Sponsor is Gores Sponsor LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31 as its fiscal year-end.

At December 31, 2015, the Company had not commenced any operations. All activity for the period from June 1, 2015 (inception) through December 31, 2015 relates to the Company’s formation, initial public offering (“Public Offering”) described below and efforts directed toward locating a suitable Business Combination. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Financing

The Company intends to finance a Business Combination with the net proceeds from its $375,000,000 Public Offering and its sale of $9,500,000 of Private Placement Warrants.

Upon the closing of the Public Offering and the sale of the Private Placement Warrants, an aggregate of $375,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company (the “Trust Account”) acting as Trustee.

Trust Account

The Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 that invest only in direct U.S. government obligations. As of December 31, 2015 the Trust Account consisted solely of money market funds.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the closing of the Public Offering; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering, subject to the requirements of law and stock exchange rules.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust

Account (less any deferred underwriting commissions and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. Currently, the Company will not redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Business Combination, and instead may search for an alternate Business Combination.

As a result of the foregoing redemption provisions, the public shares of common stock have been recorded at redemption amount and classified as temporary equity, in accordance with ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”).

The Company will have 24 months from the closing date of the Public Offering to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $50,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of December 31, 2015 and the results of operations and cash flows for the period presented.

Net Loss Per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period, plus to the extent dilutive the incremental number of shares of common stock to be issued in connection with the conversion of Class F common stock or to settle warrants, as calculated using the treasury stock method. At December 31, 2015, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net loss per common share is the same as basic net loss per common share for the period.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A – “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and were charged to stockholders’ equity upon the completion of the Public Offering. Accordingly, at December 31, 2015, offering costs totaling approximately $21,407,116 (including $20,625,000 in underwriters’ fees) have been charged to stockholders’ equity.

Redeemable Common Stock

As discussed in Note 3, all of the 37,500,000 common shares sold as part of the units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the

Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s charter. In accordance with ASC 480, redemption provisions not solely within the control of the Company require Common Stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable Common Stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

Accordingly, at December 31, 2015, 35,764,796 of the 37,500,000 public shares are classified outside of permanent equity at its redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

For those liabilities or benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax liabilities as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2015.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Trust Account

The Company has $375,010,481 in the Trust Account which may be utilized for Business Combinations. At December 31, 2015 the Trust Account consisted of solely money market funds.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the closing of the Public Offering; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the closing of the Public Offering, subject to the requirements of law and stock exchange rules.

Recently Adopted Accounting Pronouncements

The Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) No. 2014-10 to Topic 915, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in ASU No. 2014-10 simplify the accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs, by eliminating the requirement for development stage entities to present inception-to-date information in the statements of operations, cash flows and stockholders’ equity. The adoption of ASU No. 2014-10 did not have a significant impact on the financial statements.

The Company adopted FASB Accounting Standards Update No. 2014-15, which provided guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern within one year from the date the financial statements are issued and to provide related footnote disclosures. The adoption of this guidance did not have a significant impact on the financial statements.

Recent Accounting Pronouncements

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes – Balance Sheet Classification of Deferred Taxes (Topic 740). The amendments under the new guidance require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The guidance is effective for consolidated financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The amendments in this ASU may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Company has early adopted this guidance effective December 31, 2015 on a retrospective basis, the impact of which was not significant to the financial statements.

Going Concern Consideration

If the Company does not complete its Business Combination by August 19, 2017, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $50,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition if the Company fails to complete its Business Combination by August 19, 2017, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

In addition, at December 31, 2015, the Company had current liabilities of $287,301 and working capital of $762,484 largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination described in Note 1. Such work is continuing after December 31, 2015 and amounts are continuing to accrue.

3.	Public Offering

Public Units

On August 19, 2015, the Company sold 37,500,000 units at a price of $10.00 per unit (the “Units”), including 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $375,000,000. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one redeemable Class A common stock purchase warrant (the “Warrants”). Each Warrant entitles the holder to purchase one-half of one share of Class A common stock for $5.75 per half share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of common stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of common stock issuable upon exercise of the Warrants.

The Company paid an upfront underwriting discount of 2.00% ($7,500,000) of the per Unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.50% of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.

4.	Related Party Transactions

Founder Shares

On June 12, 2015, the Sponsor purchased 11,500,000 shares of Class F common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 50,000 Founder Shares to the Company’s independent directors (together with the

Sponsor, the “Initial Stockholders”). On August 13, 2015, the Sponsor forfeited 1,437,500 Founder Shares, and following the expiration of the unexercised portion of underwriters’ over-allotment option, the Sponsor forfeited an additional 687,500 Founder Shares, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of common stock following completion of the Public Offering. Such forfeitures were retroactively applied as indicated in the condensed statement of changes in stockholders’ equity to reflect an initial sale of 9,375,000 Founder Shares to the Sponsor in June 2015. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

Private Placement Warrants

The Sponsor purchased from the Company an aggregate of 19,000,000 warrants at a price of $0.50 per warrant (a purchase price of $9,500,000) in a private placement that occurred prior to the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one-half of one share of Class A common stock at $5.75 per half share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.

The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering, except that the Private Placement Warrants may be net cash settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.

If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on August 13, 2015. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor Loan

On June 12, 2015, the Sponsor loaned the Company an aggregate of $150,000 by the issuance of an unsecured promissory note for $150,000 to cover expenses related to the Public Offering, and on August 6, 2015, the Sponsor loaned the Company an additional $150,000 by the issuance of a second unsecured promissory note for $150,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of December 31, 2015 or the completion of the Public Offering. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Service Agreement

The Company entered into an administrative services agreement on August 13, 2015, pursuant to which it agreed to pay to an affiliate of the Sponsor $10,000 a month for office space, utilities and secretarial support. Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. For the period from June 1, 2015 (inception) to December 31, 2015, the Company paid an affiliate of the Sponsor $45,000 for such services.

5.	Deferred Underwriting Compensation

The Company is committed to pay the Deferred Discount totaling $13,125,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriters upon the Company’s consummation of a Business Combination. The underwriters are not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriters if there is no Business Combination.

6.	Income Taxes

Components of the Company’s deferred tax asset at December 31, 2015 are as follows:

Net operating loss	178,569
Valuation allowance	(178,569)
—

The Company established a valuation allowance of approximately $178,569 as of December 31, 2015, which fully offsets the deferred tax asset as of December 31, 2015 of approximately $178,569. The deferred tax asset results from applying an effective combined federal and state tax rate of 38% to net operating loss of approximately $469,919 as of December 31, 2015. The Company’s net operating losses will expire beginning 2035.

The Company has evaluated tax positions taken or expected to be taken in the course of preparing the financial statements to determine if the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the “more likely than not” threshold would be recorded as a tax benefit or expense in the current year. The Company has concluded that there was no impact related to uncertain tax positions on the results of its operations for the period ended December 31, 2015. As of December 31, 2015, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

7.	Investments and cash held in Trust

As of December 31, 2015 investment securities in the Company’s Trust Account consist of $375,010,481 in a money market fund.

8.	Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2015, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2015	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments in money market fund held in Trust Account	375,010,481	375,010,481	—	—
Total	$375,010,481	$375,010,481	$—	$—

9.	Stockholders’ Equity

Common Stock

The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Class A common stock, par value $0.0001 per share and 20,000,000 shares of Class F common stock, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share of common stock and vote together as a single class. At December 31, 2015, there were 37,500,000 shares of Class A common stock and 9,375,000 shares of Class F common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2015, there were no shares of preferred stock issued and outstanding.

HOSTESS HOLDINGS, L.P.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,627	$64,473
Restricted cash	4,655	4,655
Accounts receivable, net	52,042	38,860
Inventories	26,477	25,130
Assets held for sale	4,000	4,000
Prepaids and other current assets	2,679	2,041

Total current assets	167,480	139,159
Property and equipment, net	124,708	128,078
Restricted cash	17,225	17,225
Intangible assets, net	263,423	263,579
Goodwill	56,992	56,992
Deferred finance charges	1,605	1,696
Other assets, net	7,089	7,142

Total assets	$638,522	$613,871

LIABILITIES AND PARTNERS’ DEFICIT
Current liabilities:
Long-term debt payable within one year	$9,250	$9,250
Accounts payable	36,583	28,053
Accrued expenses	20,031	20,577
Deferred distributions to partners	4,655	4,655
Other liabilities	433	565

Total current liabilities	70,952	63,100
Commitments and contingencies
Long-term debt	1,192,093	1,193,667
Deferred distributions to partners	17,225	17,225

Total liabilities	1,280,270	1,273,992

Partners’ deficit	(604,676)	(622,130)
Noncontrolling interest	(37,072)	(37,991)

Total liabilities and partners’ deficit	$638,522	$613,871

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Net revenue	$160,218	$146,689
Cost of goods sold	89,926	81,191

Gross profit	70,292	65,498

Operating costs and expenses:
Advertising and marketing	7,199	6,614
Selling expenses	6,795	7,285
General and administrative	9,756	8,412
Impairment of property and equipment	7,300	—
Bakery shutdown costs	147	430
Related party expenses	1,236	1,230

Total operating costs and expenses	32,433	23,971

Operating income	37,859	41,527
Other expense:
Interest expense, net	17,851	9,114
Other (income) expense	1,470	(23)

Total other expense	19,321	9,091

Net income	18,538	32,436

Less: Net income attributable to the noncontrolling interest	929	1,622

Net income attributable to Hostess Holdings, L.P.	$17,609	$30,814

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Operating activities
Net income	$18,533	$32,436
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,677	2,098
Impairment of property and equipment	7,300	—
Non-cash interest expense-debt fee amortization	830	894
Unit-based compensation	150	131
Loss on sale/abandonment of property and equipment	—	5
Change in operating assets and liabilities
Accounts receivable	(13,182)	(12,543)
Inventories	(1,347)	(396)
Prepaids and other current assets	(638)	39
Accounts payable and accrued expenses	4,790	(606)
Other	(104)	(224)

Net cash provided by operating activities	19,009	21,834

Investing activities
Purchases of property and equipment	(2,809)	(7,899)
Proceeds from sale of assets	—	83
Proceeds from marketable securities	—	42,960
Acquisition and development of software assets	(424)	(509)

Net cash provided by (used in) investing activities	(3,233)	34,635

Financing activities
Repayments of debt	(2,312)	(1,250)
Distributions to partners	(305)	(79,557)
Distributions to noncontrolling interest	(10)	—

Net cash used in financing activities	(2,627)	(80,807)

Net increase (decrease) in cash and cash equivalents	13,149	(24,338)
Cash and cash equivalents at beginning of period	64,467	209,623

Cash and cash equivalents at end of period	$77,616	$185,285

Supplemental Disclosures Of Cash Flow Information:
Cash paid during the period for:
Interest	$16,959	$8,374

Supplemental disclosure of non-cash investing:
Accrual of purchases of property and equipment	$3,194	$2,736

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

(Dollars in thousands)

	Partners’ Equity (Deficit) Hostess Holdings, L.P.
	Class A	Class C	Noncontrolling Interest	Total Partners’ Equity (Deficit)
Balance — January 1, 2015	$191,989	$53,100	$4,267	$249,356
Distributions to partners	(533,030)	(419,823)	(46,765)	(999,618)
Unit based compensation	948	433	—	1,381
Net income	64,009	20,244	4,507	88,760

Balance — December 31, 2015	(276,084)	(346,046)	(37,991)	(660,121)
Distributions to partners	(125)	(180)	(10)	(315)
Unit based compensation	75	75	—	150
Net income	8,805	8,804	929	18,538

Balance — March 31, 2016	$(267,329)	$(337,347)	$(37,072)	$(641,748)

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2016

(UNAUDITED)

1.	Significant Accounting Policies

Description of Business

Hostess Holdings, L.P. (together with its subsidiaries, “Hostess Holdings”) was formed on February 6, 2013 in connection with the acquisition of the Hostess® and Dolly Madison® group of brands. Hostess Holdings is a United States packaged food company focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods virtually coast-to-coast providing a wide range of snack cakes, donuts, sweet rolls, snack pies and related products. Hostess Holdings acquired products, including Twinkies®, Cup Cakes, Ding Dongs®, Zingers®, HoHo’s® and Donettes®, from Old HB, Inc. (f/k/a Hostess Brands, Inc.) (Old HB).

Hostess Holdings operates three bakeries and two centralized distribution centers delivering its products to customers’ distribution centers for their delivery to retail locations. This product distribution system allows Hostess Holdings to deliver to its customers’ warehouses. Hostess Holdings’ customers in turn distribute to their retail stores and/or distributors.

Principles of Consolidation

The consolidated financial statements include the accounts of Hostess Holdings and its majority-owned subsidiaries, New Hostess Holdco, LLC (“New Hostess”) and Hostess Management, LLC (“Hostess Management”). All significant intercompany accounts and transactions have been eliminated from these consolidated financial statements. The equity and result of operations of the portion of New Hostess and Hostess Management not owned by Hostess Holdings are reported as noncontrolling interest. As disclosed below, the noncontrolling interest is comprised of members of the management team and Mr. Metropoulos who indirectly own an interest in the profits of New Hostess through their direct ownership in Hostess Management. Hostess Management provides for allocations of income and distributions to its members based on the terms of its operating agreement, as well as each unit grant agreement. As described under “Management Profits Interest Plan” below, Hostess Management has issued units of various classes to its unit holders, including class A units held by Hostess Holdings. In general, profits and distributions above a base amount are allocable to class B and C unit holders once certain vesting and income thresholds are met.

To calculate the noncontrolling interest displayed in the accompanying consolidated balance sheet, Hostess Holdings considers the amount of cash that would be payable to the noncontrolling interest holders if Hostess Holdings were liquidated at that date at book value. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for distributions, is the share of the earnings or losses allocated to noncontrolling interest for the period. Due to dividends in excess of allocated income, the noncontrolling interests held a partners’ deficit of $38.0 million at December 31, 2015. The partners’ deficit held by noncontrolling interest at March 31, 2016 was $37.1 million. These deficits do not represent amounts owed to Hostess Holdings by Hostess Management, as all distributions paid are non-refundable.

Management Profits Interest Plan

Hostess Holdings established a profits interest plan under our 2013 Hostess Management, LLC Equity Incentive Plan (“Plan”) to allow members of the management team to participate in the success of Hostess Holdings. This Plan consists of an approximate 9% interest in New Hostess through ownership in Hostess Management, which was contributed by the parent entities of Hostess Holdings. Hostess Management has three classes of units and requires certain returns to ranking classes before other classes participate in subsequent returns of Hostess Holdings.

Hostess Management is authorized to issue class A units to Hostess Holdings, class B units to management, and 916,096 class C units to Mr. Metropoulos. In March 2016, as a result of the second amendment to the Hostess Management, LLC Agreement, the number of units authorized for grant increased for each of the class A and B units from 1,282,534 to 1,652,759 units and therefore, Hostess Management’s ownership interest in Hostess Holdings increased from 7% to 9% in exchange for the issuance of 370,225 class A units to Hostess Holdings. At March 31, 2016, the aggregate number of class A, B, and C units remaining available for grant were 0, 322,466, and 0 units, respectively.

On March 18, 2016, the Plan Committee granted class B awards of 593,630 units to certain members of management. The units will vest at a rate of one-fifth at approximately the end of each year, or at the member’s anniversary employment date, over 5 years provided the participant remains employed with Hostess Holdings. The unit value of $4.25 per share was used to estimate the fair value of the class B units and was based upon a contemporaneous valuation reflecting market conditions on March 18, 2016. The total estimated grant date fair value was $2.5 million.

Hostess Holdings recognized unit based compensation expense of $0.2 million and $0.1 million during the three months ended March 31, 2016 and March 31, 2015, respectively, within general and administrative. As of March 31, 2016, there was approximately $3.7 million of total estimated unrecognized compensation cost, related to unit based compensation arrangements expected to be recognized over the next 5 years.

The following table represents the nonvested unit activity for the three months ended March 31, 2016:

	Units	Weighted Average Grant Date Fair Value
Beginning balance at January 1, 2016	368,332	$2.87
Granted	593,630	4.25
Vested	—	—
Forfeited	—	—

Nonvested at March 31, 2016	961,962	$3.72

During the year ended December 31, 2015, distributions were available to class B and class C unit holders in excess of the units’ balances. These distributions were held by Hostess Management within restricted cash and will be paid to the unit holders as their units vest under the terms of each holder’s respective agreement. At March 31, 2016 and December 31, 2015, $21.9 million of deferred partner distributions were due to class B and class C unit holders. The expected future payment of these distributions is as follows (in thousands):

2016	$4,655
2017	$8,315
2018	$8,849
2019	$61

Deferred partner distributions represent future expected payments and are classified as restricted cash within the Consolidated Balance Sheets. At March 31, 2016 and December 31, 2015, Hostess Holdings had a current restricted cash balance of $4.7 million and a long-term restricted cash balance of $17.2 million. The funding of the restricted cash is included within distributions to noncontrolling interest in the Consolidated Statements of Cash Flows as a financing activity.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements for the reported amounts of revenues and expenses during the reporting period. Management utilizes estimates, including, but not limited to, valuation and useful lives of tangible and intangible assets, shipments in-transit, reserves for trade and promotional allowances, workers’ compensation and self-insured medical claims.

Change in Accounting Principle

Hostess Holdings adopted Accounting Standards Update (“ASU”) No. 2015-03 and 2015-15, Interest-Imputation of Interest (Subtopic 835-30), as of the beginning of 2016 on a retrospective basis. As a result of the adoption of ASU No. 2015-03 and ASU No. 2015-15, Hostess Holdings reclassified deferred finance charges with respect to its term loan of $19.8 million from other assets, net, to long-term debt, net, in the Consolidated Balance Sheet as of December 31, 2015. Hostess Holdings continues to defer and present its debt issuance costs related to its Revolver Credit Facility as an asset regardless of whether there are any outstanding borrowings on the Revolver as provided in ASU No. 2015-15.

Cash and Cash Equivalents and Restricted Cash

Hostess Holdings considers all highly liquid investments purchased with remaining stated maturities of three months or less when purchased as cash equivalents and are recorded at cost.

At March 31, 2016 and December 31, 2015, Hostess Holdings held restricted cash balances of $21.9 million consisting of amounts due to be paid to certain members of Hostess Management upon vesting of ownership units.

Under Hostess Holdings’ cash management system, checks that have been issued and are out of the control of Hostess Holdings, but which have not cleared the bank by the balance sheet date, are reported as a reduction of cash.

Accounts Receivable

Accounts receivable represents amounts invoiced to customers for goods that have been received by the customer. As of March 31, 2016 and December 31, 2015, Hostess Holdings’ gross accounts receivable was $83.2 million and $70.5 million, respectively, both of which have been reduced by reserves to cover contractual promotional discounts, allowances for product expiration, damages occurring during shipment, quality claims and doubtful accounts in the amount of $31.2 million and $31.6 million, respectively.

The allowance for accounts receivable reserve activity is presented below (in thousands):

	March 31, 2016	December 31, 2015
Allowance for accounts receivable reserves
Beginning balance	$31,623	$28,749
Charged to expense	29,094	106,337
Usages and other adjustments	(29,486)	(103,463)

Ending balance	$31,231	$31,623

Inventories

Inventories are stated at the lower of cost or market on a first-in first-out basis. Hostess Holdings estimates its costs for ingredients, packaging, direct labor and overhead prior to the beginning of each period for Hostess Holdings’ expected production costs for its various products.

Abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) are expensed in the period they are incurred.

The components of inventories are as follows (in thousands):

	March 31, 2016	December 31, 2015
Ingredients and packaging	$11,239	$12,353
Finished goods	12,677	10,054
Inventory in transit to customers	2,561	2,723

	$26,477	$25,130

Property and Equipment

Property and equipment acquired during Hostess Holdings’ purchase were adjusted to fair value as of April 9, 2013 and stated at that value less accumulated depreciation. Property and equipment acquired subsequent to April 9, 2013 is stated at acquisition cost less accumulated depreciation.

Additions to property and equipment are recorded at cost and depreciated straight line over estimated useful lives of 10 to 50 years for buildings and land improvements and 3 to 20 years for machinery and equipment. The property and equipment acquired in the transaction was assigned useful lives for purposes of depreciation that Hostess Holdings believes to be the useful life of such assets. In order to maximize the efficiency of Hostess Holdings operations and to operate the acquired equipment, occasionally Hostess Holdings will remove and relocate equipment between bakeries. Such removal and relocation costs are expensed as incurred. Reinstallation costs are capitalized if the useful life is extended or the equipment is significantly improved. Otherwise, reinstallation costs are expensed as incurred. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated.

Upon retirement or disposition of property and equipment, the capitalized cost and related accumulated depreciation are removed from the balance sheet and any resulting gain or loss is recognized in the Consolidated Statements of Operations.

During the three months ended March 31, 2016, Hostess Holdings decided to close multiple production lines at the Indianapolis, Indiana bakery and transition this production to other facilities. Hostess Holdings recorded an impairment loss of $7.3 million, related to equipment that Hostess Holdings no longer intends to use or has idled.

The values for the land and building assets at the Schiller Park, Illinois bakery have been adjusted to fair value according to a Real Estate Purchase Agreement with a third-party, dated December 21, 2015. Equipment relocated to other bakeries retained its existing net book value, but any original capitalized installation costs associated with these relocated assets have been impaired to zero as any installation costs required at its new location will be capitalized at that time. All personal property and equipment remaining at the Schiller Park, Illinois bakery was sold to a third party on December 19, 2014.

Assets Held for Sale

At March 31, 2016, Hostess Holdings had assets held for sale with a carrying value of $4.0 million. The carrying value was determined by using the fair value agreed upon in a Real Estate Purchase Agreement with a third-party, dated December 21, 2015, less estimated closing costs and transaction commissions. The remaining assets held for sale are the buildings that operated as the Schiller Park, Illinois bakery. Hostess Holdings expects to finalize the sale of this property during the six months ended June 30, 2016.

Software Costs

Costs associated with computer software projects during the preliminary project stage are expensed as incurred. Once management authorizes and commits to funding a project, appropriate application development stage costs are capitalized. Capitalization ceases when the project is substantially complete and the software is ready for its intended use. Upgrades and enhancements to capitalized software are capitalized when such enhancements are determined to provide additional functionality. Training and maintenance costs associated with software applications are expensed as incurred.

During the three months ended March 31, 2016 and March 31, 2015, Hostess Holdings spent $0.4 million and $0.5 million, respectively, on capitalized software development. Included in the caption “Other assets” in the Consolidated Balance Sheets is capitalized software in the amount of approximately $6.5 million at both March 31, 2016 and December 31, 2015.

Capitalized software costs are amortized over their estimated useful life of five years commencing when such assets are ready for their intended use. Software amortization expense was $0.4 million for the three months ended March 31, 2016, and $0.3 million for the three months ended March 31, 2015.

Shutdown Costs

Shutdown costs are considered to be one-time activities an entity undertakes when it closes a facility, or terminates a significant process of its operations.

On October 17, 2014, Hostess Holdings closed its Schiller Park, Illinois bakery. During the three months ended March 31, 2016 and March 31, 2015, Hostess Holdings incurred $0.1 million and $0.4 million, respectively, in expenses associated with utilities, insurance, and maintenance related to the assets that are held for sale.

Fair Value Measurements

Hostess Holdings utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the best extent possible. Hostess Holdings determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date

•

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date

Fair Value of Financial Instruments

Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Hostess Holdings estimates that the cost of its financial instruments reasonably approximates fair value, except for Hostess Holdings’ long-term debt. Hostess Holdings estimates that the approximate fair value of Hostess Holdings’ debt is $1.2 billion based upon information provided by third parties for similar debt, which is considered a Level 2 input of fair value hierarchy.

Goodwill and Intangible Assets

Hostess Holdings’ indefinite-lived intangibles consist of trademarks, which are integral to its corporate identity and are expected to contribute indefinitely to its corporate cash flows. Fair value for trademarks was determined with the assistance of a third-party using the income approach, which is considered to be Level 3 within the fair value hierarchy as defined in the accounting guidance. The application of the income approach was premised on a royalty savings method, whereby the trademark is valued by reference to the amount of royalty income it could generate if it was licensed, in an arm’s-length transaction, to a third-party. At March 31, 2016 and December 31, 2015, trademarks were valued at $254.7 million. Accordingly, they have been assigned an indefinite life.

Also, Hostess Holdings has definite-lived intangibles that consist of customer relationships, which allowed for easier entry into the marketplace. For customer relationships, the application of the income approach was premised on an excess earnings method, whereby the customer relationships are valued by the earnings expected to be generated from those customers after other capital charges. At March 31, 2016 and December 31, 2015, customer relationships were valued at $10.6 million. They have been assigned a life of 17 years and Hostess Holdings began amortization in July 2013. As of March 31, 2016, $1.9 million of customer relationships have been amortized. The excess of the amount Hostess Holdings paid for the business over fair value of the assets acquired was recorded as goodwill. At March 31, 2016 and December 31, 2015, goodwill was carried at $57.0 million.

Hostess Holdings’ policy is to perform an impairment analysis each year as of September 30.

Reserves for Self-Insurance Benefits

Hostess Holdings’ employee health plan is self-insured by Hostess Holdings up to a stop-loss amount of $0.3 million for each participant per plan year. In addition, Hostess Holdings maintains insurance programs covering its exposure to workers’ compensation. Such programs include the retention of certain levels of risks and costs through high deductibles and other risk retention strategies. Reserves for Hostess Holdings’ retained exposures are estimated for reported but unpaid losses, as well as incurred but not reported losses, and are calculated based upon actuarially determined loss development factors, expected long-term medical cost trend rates, future administrative costs, and other assumptions considered by management, including assumptions provided by external insurance brokers, consultants, and actuaries. The factors and assumptions used for estimating reserves are subject to change based upon experience, changes in expected cost and inflation trends, discount rates, and other factors. Adjustments to previously established reserves are included in operating results in the period of adjustment. Included in the caption “Accrued expenses” in the Consolidated Balance Sheets is a reserve for healthcare claims in the amount of approximately $1.9 million at both March 31, 2016 and December 31, 2015, respectively, and a reserve for workers’ compensation claims of $1.5 million and $1.4 million at March 31, 2016 and December 31, 2015, respectively.

Revenue Recognition

Hostess Holdings invoices at the time of shipment of its product, but only recognizes revenue upon delivery to retail customers and distributors as Hostess Holdings arranges freight and is generally responsible, along with Hostess Holdings’ common carriers, for any damage that occurs during transportation. Hostess Holdings allows retail customers and distributors to return product that is damaged at the time of delivery or defective.

Hostess Holdings’ products are sold on credit terms established in accordance with industry practice, which typically requires payment within 30 days of invoice date. Hostess Holdings provides product to customers when needed by the customer. Hostess Holdings’ commitment to freshness and product dating serves to regulate the quantity of product shipped or delivered.

Hostess Holdings participates in a number of promotional activities including, but not limited to, offering rebates for achieving various performance levels, offering incentives for product placement locations in retail stores, offering pricing discounts for those customers electing to provide their own transportation for shipment of product and offering subsidies for advertising placed by customers. In lieu of accepting returns, Hostess Holdings offers an allowance for anticipated expired products to certain customers. All of the above amounts are included as deductions against revenue for the period earned.

The following table presents the components of net revenue (in thousands):

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Gross revenue	$235,589	$209,646
Sales discounts, adjustments and allowances	(75,371)	(62,957)

Net revenue	$160,218	$146,689

For the three months ended March 31, 2016, Hostess Holdings’ largest customer, Walmart, represented 20.7% of net revenue. For the three months ended March 31, 2015, Hostess Holdings’ largest customer, Walmart, represented 22.1% of net revenue.

Cost of Goods Sold

Cost of goods sold consists of ingredients, packaging, labor, energy, other production costs and warehousing and transportation costs for the distribution of product to customers. The cost of ingredients and packaging represent the majority of Hostess Holdings’ total costs of products sold. All costs that are incurred at the bakeries are included in cost of goods sold. Hostess Holdings does not allocate any corporate functions into cost of goods sold.

Advertising and Marketing Costs

Advertising and marketing costs, through both national and regional media, are expensed in the period in which the costs are incurred. These costs totaled $1.1 million for the three months ended March 31, 2016, a decrease of $0.1 million compared to the $1.2 million for the three months ended March 31, 2015.

Income Taxes

Hostess Holdings is a limited partnership, and therefore, has no tax liability for federal income taxes. Income is taxed to the ultimate owners based on their proportionate share of Hostess Holdings’ taxable income. No provision or liability for income taxes has been made in the accompanying consolidated financial statements at the federal level. Hostess Holdings also does not believe it is subject to significant state income taxes, and therefore, Hostess Holdings has not recognized any state income taxes in the accompanying consolidated financial statements.

Contingencies

Hostess Holdings is involved in various lawsuits, claims and proceedings arising in the ordinary course of business. Management records an estimate to accrue for loss contingencies if it believes it is probable that a liability was incurred as of the date of the financial statements and the amount of loss can be reasonably estimated. Currently, there are no amounts that are accrued for claims against Hostess Holdings.

See Note 8. Commitments and Contingencies to these consolidated financial statements for related disclosures.

New Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which is intended to improve financial reporting about share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 will be effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. Hostess Holdings is currently evaluating the impact the adoption of ASU 2016-09 will have on its consolidated financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”), which is intended to improve financial reporting about leasing transactions. This standard requires a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by lease terms of more than 12 months. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Hostess Holdings is currently evaluating the impact the adoption of ASU 2016-02 will have on its consolidated financial position, results of operations or cash flows.

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805) — Simplifying the Accounting for Measurement-Period Adjustments (“ASU 2015-16”). The standard requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. ASU 2015-16 eliminates the requirement to retrospectively account for those adjustments. ASU 2015-16 is effective for fiscal years beginning after December 15, 2015, with early adoption permitted. Hostess Holdings adopted this pronouncement as of the beginning of 2016 and the adoption of this pronouncement did not impact Hostess Holdings’ consolidated financial position, results of operations or cash flows.

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) — Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this standard. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015 and interim periods within those fiscal years. Hostess Holdings adopted ASU 2015-03 as of the beginning of 2016 and changed the presentation of its debt issuance costs for the term loan notes by reclassifying the amounts from deferred finance charges to long-term debt, net, in the Consolidated Balance Sheets. Hostess Holdings adopted ASU 2015-03 on a retrospective basis for debt issuance costs related to its term loans. See “Change in Accounting Principle” above for further information.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. On July 9, 2015, the FASB decided to delay the effective date of ASU 2014-09 by one year. The new standard is effective for Hostess Holdings on January 1, 2018. Companies may elect to adopt this application as of the original effective date for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The standard permits the use of either the retrospective or cumulative effect transition method. In March 2016 and April 2016, the FASB issued ASU No. 2016-08 and ASU No. 2016-10, respectively, which clarifies the implementation guidance on principal versus agent considerations and also identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Hostess Holdings is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures and has not yet selected a transition method.

2.	Property and Equipment

Property and equipment consists of the following (in thousands):

	March 31, 2016	December 31, 2015
Land and buildings	$27,995	$27,936
Machinery and equipment	104,687	109,800
Construction in progress	6,880	3,249

	139,562	140,985
Less accumulated depreciation	(14,854)	(12,907)

	$124,708	$128,078

Depreciation expense was $1.9 million for the three months ended March 31, 2016, compared to $1.6 million for the three months ended March 31, 2015.

3.	Goodwill and Intangible Assets

Goodwill and intangible assets consist of the following (in thousands):

	March 31, 2016	December 31, 2015
Intangible assets with indefinite lives (Trademarks)	$254,681	$254,681
Intangible assets with definite lives (Customer Relationships)	10,598	10,598
Less accumulated amortization (Customer Relationships)	(1,856)	(1,700)

Intangible assets, net	263,423	263,579
Goodwill	56,992	56,992

	$320,415	$320,571

The unamortized portion of customer relationships will be expensed over their remaining useful life of 14 years and is estimated as follows (in thousands):

2016	$468
2017	$624
2018	$623
2019	$624
2020	$623
2021 and thereafter	$5,780

On April 16, 2015, Hostess Holdings sold foreign trademark rights and issued a perpetual irrevocable license to certain “know how” in certain countries in the Middle East. The combined proceeds of these transactions were $12.0 million and were recognized as other income in Hostess Holdings’ accompanying Consolidated Statements of Operations for the year ended December 31, 2015.

4.	Lease Obligations

In the ordinary course of business, Hostess Holdings has entered into operating leases for office equipment and bakery equipment. Rental expense under these operating leases through March 31, 2016 is not material.

In February 2016, Hostess Holdings entered into a lease agreement for a distribution center located in Shorewood, Illinois. The term of the lease is from April 1, 2016 through March 31, 2019.

In October 2014, Hostess Holdings sold its corporate office located at 1 E. Armour Boulevard in Kansas City, Missouri. The transaction was completed as a sale leaseback, resulting in Hostess Holdings retaining the office space as a tenant of the third party purchaser through at least December 31, 2015 as outlined in the lease agreement. Hostess Holdings has subsequently extended the lease through December 31, 2017.

In addition, Hostess Holdings entered into a bond-lease agreement with the Development Authority of Columbus, GA on December 1, 2013. The bond-lease transaction required Hostess Holdings to exchange its property to the taxing jurisdiction for tax-exempt bonds issued in the name of Hostess Holdings and not to exceed $18 million. As the issuer and holder of the bonds, Hostess Holdings is not required to make lease payments. On December 16, 2013, Hostess Holdings received an ad valorem tax agreement from the Columbus, GA Board of Tax Assessors granting tax abatement for the real and personal property located at Hostess Holdings’ Columbus, GA bakery through 2023.

5.	Accrued Expenses

Included in accrued expenses are the following (in thousands):

	March 31, 2016	December 31, 2015
Payroll, vacation and other compensation	$3,591	$4,225
Self-insurance reserves	1,900	1,927
Accrued interest	11,711	11,730
Taxes and management fees	1,345	1,331
Workers compensation reserve	1,484	1,364

	$20,031	$20,577

6.	Debt

Debt consists of the following (in thousands):

	March 31, 2016	December 31, 2015
First Lien Term Loan	$920,375	$922,688
Second Lien Term Loan	300,000	300,000
Less: Amounts due within one year	(9,250)	(9,250)

Long-term portion	$1,211,125	$1,213,438

First and Second Lien Term Loans

The First and Second Lien Term Loans were entered into on August 3, 2015 for $925.0 million and $300.0 million, respectively, and have maturity dates of August 3, 2022 and August 3, 2023, respectively. Proceeds received under the Term Loans were primarily used to finance equity distributions and to pay-off the original Term Loan dated April 9, 2013. Under the terms of the Term Loan agreements, Hostess Holdings shall repay the First Lien Term Loan on the last day of each March, June, September and December, which commenced on December 31, 2015 in an amount equal to 0.25% of the aggregate First Lien Term Loan principal amount with the remainder to be repaid with a balloon payment on its maturity date of August 3, 2022. The Second Lien Term Loan shall be repaid with a balloon payment on its maturity date of August 3, 2023. The Term Loans are secured by liens on substantially all of Hostess Holdings’ present and future assets.

Interest on the First Lien Term Loan is paid quarterly at a rate of the greater of the applicable LIBOR or 1.00% per annum (LIBOR FLOOR) plus an applicable margin of 3.50% per annum or the base rate plus an applicable margin of 2.25% or 2.50% per annum, based on the net first lien leverage ratio. The interest rate charged to Hostess Holdings on the First Lien Term Loan during the three months ending March 31, 2016 was 4.50% per annum.

Hostess Holdings incurred First Lien Term Loan debt fees of $14.7 million, funded with gross proceeds. These fees were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees are amortized and recognized as interest expense utilizing the effective interest method over the life of the Term Loan. Interest expense from the First Lien Term Loan debt fee amortization was $0.5 million for the three months ended March 31, 2016. Hostess Holdings also recorded its contractual interest obligation of $10.5 million for the three months ended March 31, 2016.

Interest on the Second Lien Term Loan is paid quarterly at a rate of the greater of the applicable LIBOR or 1.00% per annum (LIBOR FLOOR) plus an applicable margin of 7.50% per annum or the base rate plus an applicable margin of 6.50% per annum. The interest rate charged to Hostess Holdings on the Second Lien Term Loan during the three months ending March 31, 2016 was 8.50% per annum.

Hostess Holdings incurred Second Lien Term Loan debt fees of $6.3 million, funded with gross proceeds. These fees were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees are amortized and recognized as interest expense utilizing the effective interest method over the life of the Term Loan. Interest expense from the Tier 2 Term Loan debt fee amortization was $0.2 million for the three months ended March 31, 2016. Hostess Holdings also recorded its contractual interest obligation of $6.5 million for the three months ended March 31, 2016.

Original Term Loan (April 9, 2013)

Interest on the original Term Loan dated April 9, 2013 was paid quarterly at a rate of the greater of the applicable LIBOR or 1.25% per annum (LIBOR FLOOR) plus an applicable margin of 5.50% per annum or the base rate plus an applicable margin of 4.5% per annum. The interest rate charged to Hostess Holdings on the Term Loan during the three months ending March 31, 2015 was 6.75% per annum. The final interest payment was made on August 3, 2015, when the original Term Loan was paid off in full. Hostess Holdings incurred Term Loan debt fees of $22.7 million, funded with gross proceeds. These fees were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees were amortized and recognized as interest expense utilizing the effective interest method over the life of the Term Loan. Interest expense from the Term Loan debt fee amortization was $0.8 million for the three months ended March 31, 2015. Hostess Holdings also recorded and paid its contractual interest obligation of $8.4 million for the three months ended March 31, 2015.

Hostess Holdings also expensed 2% prepayment penalties of $6.9 million and $3.0 million as part of the original Term Loan’s early extinguishment in August 2015 and June 2015, respectively, in accordance with its contractual terms. In addition, $15.2 million of amortization was expensed for the year ended December 31, 2015, to write-off the deferred financing costs in connection with the extinguishment of the debt.

Minimum debt repayments under the First Lien and Second Lien Term Loans are due as follows (in thousands):

2016	$6,938
2017	$9,250
2018	$9,250
2019	$9,250
2020	$9,250
2021 and thereafter	$1,176,438

Revolving Credit Facility

A Revolving Credit Agreement (Revolver) was entered into on August 3, 2015 and provides for borrowings up to $100.0 million. The Revolver has a stated maturity date of August 3, 2020 and is secured by liens on substantially all of Hostess Holdings’ present and future assets, including accounts receivable and inventories, as defined in the Revolver. The Revolver has an annual commitment fee on the unused portion of between 0.375% and 0.50% annually based upon the unused percentage.

Interest on borrowings under the Revolver is, at Hostess Holdings’ option, either the applicable LIBOR plus a margin of between 2.00% and 2.50% per annum or the base rate plus a margin of 1.00% per annum.

Hostess Holdings has not borrowed any funds under the Revolver as of March 31, 2016.

Debt fees of $1.8 million were paid in securing the Revolver and were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees are amortized and recognized as interest expense utilizing the straight-line method over the life of the Revolver. Interest expense from the Revolver debt fee amortization was $0.1 million for the three months ended March 31, 2016.

ABL Facility

An Asset-Based Revolving Credit Agreement (ABL Facility) was entered into on April 9, 2013 and repaid in full and terminated as of August 3, 2015 and provided for borrowings up to $60.0 million. The ABL Facility had a stated maturity date of April 9, 2018 and was secured by liens on substantially all of Hostess Holdings’ present and future assets, including accounts receivable and inventories, as defined in the ABL Facility. The ABL had an annual commitment fee based upon the unused portion of between 0.375% and 0.50% annually based upon the unused percentage.

Interest on borrowings under the ABL facility was, at Hostess Holdings’ option, either the applicable LIBOR plus a margin of 2.25% per annum or the base rate plus a margin of 1.25% per annum.

Debt fees of $1.6 million were paid in securing the ABL facility and were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees were amortized and recognized as interest expense utilizing the straight-line method over the life of the Revolving Credit Facility. Interest expense from the ABL facility debt fee amortization was $0.1 million for the three months ended March 31, 2015.

7.	Employee Benefit Plans

Hostess Holdings provides several benefit plans for employees depending upon employee eligibility. Hostess Holdings has a health care plan, a defined contribution retirement plan (401(k)), company-sponsored life insurance, and other benefit plans. The health care plan, available to all full-time employees, is self-insured by Hostess Holdings. Amounts contributed to the plan by Hostess Holdings, totaled approximately $2.3 million for the three months ended March 31, 2016. Comparatively, for the three months ended March 31, 2015, Hostess Holdings contributed $2.1 million.

Hostess Holdings offers an annual incentive plan based upon operating targets that are approved by the board of directors of Hostess Holdings GP, LLC on an annual basis. Hostess Holdings accrued $2.0 million during the three months ended March 31, 2016, relating to the 2016 incentive plan. Comparatively, for the three months ended March 31, 2015, Hostess Holdings accrued $1.6 million. Also, during 2014, Hostess Holdings instituted a long-term incentive plan for certain director level employees, payment under which is contingent on a change in ownership of greater than 50.0%. In accordance with ASC 805-20-55-51, Business Combinations, Hostess Holdings does not carry an accrual for the long-term incentive plan.

8.	Commitments and Contingencies

Accruals and the Potential Effect of Litigation

Liabilities related to legal proceedings are recorded when it is probable that a liability has been incurred and the associated amount can be reasonably estimated. Where the estimated amount of loss is within a range of amounts and no amount within the range is a better estimate than any other amount, the minimum amount is accrued.

As additional information becomes available, the potential liabilities related to these matters are reassessed and the estimates revised, if necessary. These accrued liabilities are subject to change in the future based on new developments in each matter, or changes in circumstances, which could have a material effect on Hostess Holdings’ financial condition and results of operations.

In November 2015, Hostess Holdings gave notice of termination of its broker agreement with National Frozen Distribution Consultants, LLC (NFDC) for cause under the terms of the agreement. Thereafter, Hostess Holdings received a demand for arbitration from NFDC claiming damages of at least $7.5 million for breach of a confidentiality agreement, violation of the Missouri Uniform Trade Secrets Act, breach of contract, breach of the implied covenant of good faith and fair dealing and breach of fiduciary duty and seeking a permanent injunction. Hostess Holdings has filed counterclaims for negligent misrepresentation and unjust enrichment seeking damages in excess of $1 million and intends to vigorously defend this action.

From time to time, Hostess Holdings is subject to various other legal actions, lawsuits, claims and proceedings related to products, employment, environmental regulations, and other matters incidental to its businesses.

Hostess Holdings has no liability accrued for the estimated costs of adjudication of any asserted and unasserted claims existing as of March 31, 2016. Based upon information presently known, Hostess Holdings does not believe that the ultimate resolution of such matters will have a material effect on Hostess Holdings’ financial position, although the final resolution of such matters could have a material effect on its results of operations or cash flows in the period of settlement.

Contractual Commitments

Hostess Holdings has entered into various long-term arrangements through advance purchase contracts to lock in prices for certain high-volume raw materials, packaging components and fuel for normal product production requirements. These advance purchase arrangements are contractual agreements and can only be canceled with a termination penalty that is based upon the current market price of the commodity. These fixed price agreements qualify for the “normal purchase” exception under ASC 815; therefore, the purchases under these contracts are expensed as incurred and included within operating expenses.

Letters of Credit

In August 2015, Hostess Holdings entered into a Letter of Credit arrangement to provide for the issuance of standby letters of credit in the aggregate amount of $1.8 million. This arrangement supports the collateral requirements of its workers compensation insurance program. The Letter of Credit is 100% secured through its revolving facility.

9.	Related Party Transactions

Hostess Holdings is party to an agreement to employ Mr. Metropoulos as the Executive Chairman. The agreement includes payment of an annual salary, a performance bonus at the discretion of the board of directors, and expenses related to the use of his personal aircraft. For both the three months ended March 31, 2016 and March 31, 2015, $1.2 million was expensed by Hostess Holdings for this compensation agreement. The agreement with Mr. Metropoulos has a minimum contractual period of five years in most circumstances.

Hostess Holdings entered into a lease agreement in July 2013, with an entity controlled by Mr. Metropoulos to lease a portion of its Dallas, TX office. The rental payments were immaterial to Hostess Holdings during both the three months ended March 31, 2016 and March 31, 2015.

An entity owned by certain trusts for the benefit of members of the Metropoulos family holds $90.0 million of the aggregate principal amount outstanding under the Second Lien Term Loan issued in August 2015.

Hostess Holdings has a trademark license agreement, effective in March 2014, with AGS Capital LLC, an affiliate of Apollo Management, L.P., which uses Hostess Holdings’ trademarks for gaming machines and internet applications. The income received related to this agreement was immaterial during both the three months ended March 31, 2016 and March 31, 2015.

10.	Subsequent Events

On May 6, 2016, Hostess Holdings completed the sale of the Schiller Park, Illinois bakery for approximately $4.4 million.

On May 10, 2016, Hostess Holdings purchased the stock of Superior Cake Products, Inc. (“Superior”) for $51.0 million, including cash of $0.6 million. Superior manufactures and distributes products sold in the “In-Store Bakery” section of grocery and club retailers and is located in Sturbridge, Massachusetts.

On June 3, 2016, Hostess Holdings voluntarily recalled approximately 710,000 cases of snack cakes and donuts as a direct result of the recall by Hostess Holdings’ supplier, Grain Craft, of certain lots of its flour for undeclared peanut residue. Hostess Holdings also destroyed approximately 200,000 cases of product within its possession that was produced using Grain Craft flour. Hostess Holdings has a Continuing Commodity Guaranty and Indemnification Agreement (“Agreement”) in place with Grain Craft, under which Hostess Holdings believes it has a right of indemnification for its expenses and losses associated with the recall. Hostess Holdings currently estimates that expenses and losses related to the recall will range from $10.0 million to $15.0 million. Hostess Holdings expects to receive recoveries per the Agreement for the amount of the loss; provided, however, that no assurance can be provided regarding the amount or timing of any such recovery.

Hostess Holdings evaluated subsequent events for recognition or disclosure through July 20, 2016, the date at which the consolidated financial statements were available to be issued and determined that there are no other items to disclose.

Report of Independent Registered Public Accounting Firm

The Partners

Hostess Holdings, L.P.:

We have audited the accompanying consolidated balance sheets of Hostess Holdings, L.P. as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in partners’ equity (deficit), and cash flows for the years ended December 31, 2015 and 2014 and the period February 6, 2013 to December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hostess Holdings, L.P. as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years ended December 31, 2015 and 2014 and the period February 6, 2013 to December 31, 2013 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Kansas City, Missouri

July 27, 2016

HOSTESS HOLDINGS, L.P.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$64,473	$209,623
Restricted cash	4,655	—
Marketable securities	—	42,960
Accounts receivable, net	38,860	42,147
Inventories	25,130	19,519
Assets held for sale	4,000	6,800
Prepaids and other current assets	2,041	1,601

Total current assets	139,159	322,650

Property and equipment, net	128,078	112,732
Restricted cash	17,225	1,762
Intangible assets, net	263,579	264,202
Goodwill	56,992	56,992
Deferred finance charges	1,696	—
Other assets, net	7,142	7,156

Total assets	$613,871	$765,494

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)
Current liabilities
Long-term debt payable within one year	$9,250	$5,000
Accounts payable	28,053	24,901
Accrued expenses	20,577	11,904
Deferred distributions to partners	4,655	—
Other liabilities	565	958

Total current liabilities	63,100	42,763

Long-term debt	1,193,667	473,175
Deferred distributions to partners	17,225	—
Other long-term liabilities	—	200

Total liabilities	1,273,992	516,138

Partners’ equity (deficit)	(622,130)	245,089
Noncontrolling interest	(37,991)	4,267

Total liabilities and partners’ equity (deficit)	$613,871	$765,494

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
Net revenue	$620,815	$554,695	$237,418
Cost of goods sold	355,963	320,763	145,498
Special employee incentive compensation	2,649	—	—

Gross profit	262,203	233,932	91,920

Operating costs and expenses:
Advertising and marketing	31,967	32,197	19,354
Selling expenses	29,484	25,664	10,544
General and administrative	32,382	33,745	21,850
Special employee incentive compensation	1,274	—	—
Impairment of property and equipment	2,700	13,241	—
Acquisition and bakery start-up costs	—	—	14,029
Loss on sale/abandonment of property and equipment and bakery shutdown costs	4,182	5,150	—
Related party expenses	4,306	4,468	2,813

Total operating costs and expenses	106,295	114,465	68,590

Operating income	155,908	119,467	23,330
Other expense:
Interest expense, net	50,011	37,447	27,766
Loss on debt extinguishment	25,880	—	—
Other (income) expense	(8,743)	556	1,158

Total other expense	67,148	38,003	28,924

Net income (loss)	88,760	81,464	(5,594)

Less: Net income attributable to the noncontrolling interest	4,507	4,267	—

Net income (loss) attributable to Hostess Holdings, L.P.	$84,253	$77,197	$(5,594)

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) Through December 31, 2013
Operating activities
Net income (loss)	$88,760	$81,464	$(5,594)
Depreciation and amortization	9,836	7,113	2,611
Impairment of property and equipment	2,700	13,241	—
Non-cash interest expense-debt fee amortization	3,423	3,583	2,533
Non-cash loss on debt extinguishment	16,005	—	—
Unit-based compensation	1,381	372	315
Loss on sale/abandonment of property and equipment	3,001	835	—
Other	(51)	1,034	—
Change in operating assets and liabilities
Accounts receivable	3,287	(1,364)	(40,783)
Inventories	(5,611)	(1,468)	(18,051)
Prepaids and other current assets	(441)	(344)	(1,256)
Accounts payable and accrued expenses	10,480	4,755	29,643
Other	202	(892)	910

Net cash provided by (used in) operating activities	$132,972	$108,329	$(29,672)

Investing activities
Purchases of property and equipment	(25,082)	(51,073)	(37,905)
Proceeds from sale of assets	425	5,805	20,201
Proceeds from (purchase of) marketable securities	42,960	(42,470)	(490)
Restricted cash deposit	—	—	(11,761)
Restricted cash release	1,762	—	10,000
Acquisition of business	—	—	(409,129)
Proceeds from sale of licensing rights	—	—	10,000
Acquisition and development of software assets	(2,185)	(3,655)	(3,414)

Net cash provided by (used in) investing activities	17,880	(91,393)	(422,498)

Financing activities
Repayments of debt	(498,565)	(3,751)	—
Proceeds from issuance of debt	1,225,000	—	500,000
Debt fees	(22,819)	—	(24,191)
Contribution from partners	—	—	192,000
Distributions to partners	(952,853)	(6,018)	(13,183)
Distributions to noncontrolling interest	(46,765)	—	—

Net cash provided by (used in) financing activities	(296,002)	(9,769)	654,626

Net increase (decrease) in cash and cash equivalents	(145,150)	7,167	202,456
Cash and cash equivalents at beginning of period.	209,623	202,456	—

Cash and cash equivalents at end of period	$64,473	$209,623	$202,456

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$34,710	$34,154	$24,938

Non-cash investing activity:
Accrual of purchases of property and equipment	$(15)	$1,724	$683

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

(Dollars in thousands)

	Partners’ Equity (Deficit) Hostess Holdings, L.P.
	Class A	Class C	Noncontrolling Interest	Total Partners’ Equity (Deficit)
Initial capital contribution, February 6, 2013	$149,764	$42,236	$—	$192,000
Distributions to partners	(10,282)	(2,901)	—	(13,183)
Unit based compensation	246	69	—	315
Net loss	(4,363)	(1,231)	—	(5,594)

Balance — December 31, 2013	135,365	38,173	—	173,538
Distributions to partners	(3,880)	(2,138)	—	(6,018)
Unit based compensation	290	82	—	372
Net income	60,214	16,983	4,267	81,464

Balance — December 31, 2014	191,989	53,100	4,267	249,356
Distributions to partners	(533,030)	(419,823)	(46,765)	(999,618)
Unit based compensation	948	433	—	1,381
Net income	64,009	20,244	4,507	88,760

Balance — December 31, 2015	$(276,084)	$(346,046)	$(37,991)	$(660,121)

See accompanying notes to consolidated financial statements.

HOSTESS HOLDINGS, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

PERIODS ENDED DECEMBER 31, 2015, DECEMBER 31, 2014, AND DECEMBER 31, 2013

1.	Significant Accounting Policies

Description of Business

Hostess Holdings, L.P. (together with its subsidiaries, “Hostess Holdings”) was formed on February 6, 2013 (Inception) in connection with the acquisition of the Hostess® and Dolly Madison® group of brands. The Company is a United States packaged food company focused on developing, manufacturing, marketing, selling and distributing fresh baked sweet goods virtually coast-to-coast providing a wide range of snack cakes, donuts, sweet rolls, snack pies and related products. The Company acquired products, including Twinkies®, Cup Cakes, Ding Dongs®, Zingers®, HoHo’s® and Donettes®, from Old HB, Inc. (f/k/a Hostess Brands, Inc.) (Old HB).

The Company operates three bakeries and two centralized distribution centers delivering its products to customers’ distribution centers for their delivery to retail locations. This product distribution system allows the Company to deliver to its customers’ warehouses. The Company’s customers in turn distribute to their retail stores.

The Company is governed by its Limited Partnership Agreement dated December 31, 2013. There are two classes of limited partnership units. Each class holds a 50% interest in the Limited Partnership. The General Partner has complete charge of all affairs of the Company.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries, New Hostess Holdco, LLC (“New Hostess”) and Hostess Management, LLC (“Hostess Management”). All significant intercompany accounts and transactions have been eliminated from these consolidated financial statements. The equity and result of operations of the portion of New Hostess and Hostess Management not owned by the Company are reported as noncontrolling interest. As disclosed below, the noncontrolling interest is comprised of members of the management team and Mr. Metropoulos who indirectly own an interest in the profits of New Hostess through their direct ownership in Hostess Management. Hostess Management provides for allocations of income and distributions to its members based on the terms of its operating agreement, as well as each unit grant agreement. As described under “Management Profits Interest Plan” below, Hostess Management has issued units of various classes to its unit holders, including class A units held by the Company. In general, profits and distributions above a base amount are allocable to class B and C unit holders once certain vesting and income thresholds are met.

To calculate the noncontrolling interest displayed in the accompanying consolidated balance sheet, the Company considers the amount of cash that would be payable to the noncontrolling interest holders if the Company were liquidated at that date at book value. The difference between the calculated liquidation distribution amounts at the beginning and the end of the reporting period, after adjusting for distributions, is the share of the earnings or losses allocated to noncontrolling interest for the period. There was no partners’ equity held by noncontrolling interest at December 31, 2013. At December 31, 2014 total partners’ equity held by noncontrolling interest was $4.3 million. Due to dividends in excess of allocated income, the noncontrolling interests held a partners’ deficit of $38.0 million at December 31, 2015. This deficit does not represent amounts owed to the Company by Hostess Management, as all distributions paid are non-refundable.

Management Profits Interest Plan

The Company established a profits interest plan under our 2013 Hostess Management, LLC Equity Incentive Plan (“Plan”) to allow members of the management team to participate in the success of the Company. This Plan consists of a 7% interest in New Hostess through ownership in Hostess Management, LLC (“Hostess Management”), which was contributed by the parent entities of the Company. Hostess Management has three classes of units and requires certain returns to ranking classes before other classes participate in subsequent returns of the Company. Hostess Management is authorized to issue class A units of 1,282,534 to the Company, class B units of 1,282,534 to management, and class C units of 916,096 to Mr. Metropoulos. At December 31, 2015, the aggregate number of class A, B, and C units remaining available for grant were 0, 545,871, and 0 units, respectively.

In September 2013, the Plan Committee awarded a grant of Class C units of 916,096 to Mr. Metropoulos that immediately vested at the date of grant. The total estimated grant date fair value was $0.2 million and was based on an estimated unit value of approximately $0.24. In October 2013, the Plan Committee awarded grants of class B units of 783,756 to certain members of management under the Plan. The total estimated grant date fair value was $1.2 million and was based on an estimated unit value of $1.57 per unit. In July 2014, the Plan Committee awarded grants of class B units of 97,200 and a grant of class B-1 units of 183,219 to certain members of management. The total estimated grant date fair value was $1.6 million and was based on an estimated class B per unit value of $6.05 and a class B-1 per unit value of $5.60. Class B-1 units are a subclass of class B units (together, “class B unit” or “class B units”) and differ from class B units primarily due to being included in a different distribution tranche for Distributable Cash, as defined below. There were no equity awards granted during the year ended December 31, 2015. The estimated fair value of the awards granted in 2013 and 2014, was based upon a contemporaneous valuation reflecting market conditions on each respective date of grant.

Provided continued employment by each holder of class B units for the awards granted in calendar 2013, 40% of class B units shall vest on April 9, 2015 and the remaining 60% shall vest in equal or nearly equal installments on each of the next three anniversaries thereafter. For the awards granted in calendar 2014, 40% of class B units shall vest in calendar 2016 and the remaining 60% shall vest in equal or nearly equal installments on each of the next three anniversaries thereafter, provided that each holder remains employed with the Company. On August 3, 2015, the Board authorized the acceleration of vesting of class B units so that each holder was vested at 50% due to the debt recapitalization.

Each holder of vested class B units shall be entitled to distributions of Distributable Cash and also profits and losses, in proportion to each holder’s percentage share and other terms and conditions as outlined in the Plan. Distributable Cash is defined as all cash and funds received by Hostess Management, LLC, less the sum of all expenditures and reserves necessary for the operation of Hostess Management, LLC. No distribution shall be made with respect to any unvested class B units, however the undistributed amount shall be retained by Hostess Management, LLC until such time the class B unit becomes vested, and then the funds shall be promptly distributed to the holder of such class B unit. If the holder of unvested class B units is terminated for any reason, other than due to a change in control, the units, and all undistributed amounts with respect to the unvested units, shall immediately be forfeited. For awards granted in 2013 and 2014, the amount of Distributable Cash is limited by the individual cap amount, as established in each holder’s award agreement.

The Company recognized unit based compensation expense of $1.4 million, $0.4 million, and $0.3 million during the year ended December 31, 2015, the year ended December 31, 2014, and the period from February 6, 2013 (inception) through December 31, 2013, respectively, within general and administrative. As of December 31, 2015, there was approximately $1.3 million of total estimated unrecognized compensation cost, related to unit based compensation arrangements expected to be recognized over the next 3.4 years.

The following table presents the nonvested class B unit activity:

	Units	Weighted Average Grant Date Fair Value
Beginning balance at February 6, 2013	—	$—
Granted	783,756	1.57
Vested	—	—
Forfeited	(70,229)	1.57

Nonvested at December 31, 2013	713,527	1.57
Granted	280,419	5.76
Vested	—	—
Forfeited	(126,657)	3.27

Nonvested at December 31, 2014	867,289	2.68
Granted	—	—
Vested	(368,331)	2.87
Forfeited	(130,626)	1.57

Nonvested at December 31, 2015	368,332	$2.87

During the year ended December 31, 2015, distributions were available to class B and class C unit holders in excess of the units’ balances. These distributions were held by Hostess Management within restricted cash and will be paid to the unit holders as their units vest under the terms of each holder’s respective agreement. At December 31, 2015, $21.9 million of unvested distributions were due to class B and class C unit holders. The expected future payment of these distributions is as follows (in thousands):

2016	$4,655
2017	$8,315
2018	$8,849
2019	$61

Deferred distribution to partners represents future expected payments and are classified as restricted cash within the Consolidated Balance Sheets. At December 31, 2015, the Company had a current restricted cash balance of $4.7 million and a long-term restricted cash balance of $17.2 million. The funding of the restricted cash is included within distribution to noncontrolling interest in the Consolidated Statements of Cash Flows as a financing activity.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. Generally Accepted Accounting Principles (GAAP) requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements for the reported amounts of revenues and expenses during the reporting period. Management utilizes estimates, including, but not limited to, valuation and useful lives of tangible and intangible assets, shipments in-transit, reserves for trade and promotional allowances, workers’ compensation and self-insured medical claims.

Change in Accounting Principle

The Company adopted Accounting Standards Update (“ASU”) No. 2015-03 and 2015-15, Interest-Imputation of Interest (Subtopic 835-30), as of the beginning of 2016 on a retrospective basis. As a result of the adoption of ASU No. 2015-03 and ASU No. 2015-15, the Company reclassified deferred finance charges with respect to its term loan of $19.8 million and $18.1 million from other assets, net, to long-term debt, net, in the Consolidated Balance Sheets as of December 31, 2015 and December 31, 2014, respectively. The Company continues to defer and present its debt issuance costs related to its Revolver Credit Facility as an asset regardless of whether there are any outstanding borrowings on the Revolver as provided in ASU No. 2015-15.

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments purchased with remaining stated maturities of three months or less when purchased as cash equivalents and are recorded at cost.

At December 31, 2015, the Company held restricted cash balances of $21.9 million consisting of amounts due to be paid to certain members of Hostess Management upon vesting of ownership units.

The Company held a restricted cash balance of $1.8 million at December 31, 2014, consisting of cash held as collateral in support of the Company’s workers’ compensation plans. On August 3, 2015, the restriction on this cash was released.

Under the Company’s cash management system, checks that have been issued and are out of the control of the Company, but which have not cleared the bank by the balance sheet date, are reported as a reduction of cash.

Marketable Securities

Marketable securities represent certificates of deposit with maturities greater than 90 days when purchased, for which cost approximates fair value.

Accounts Receivable

Accounts receivable represents amounts invoiced to customers for goods that have been received by the customer. As of December 31, 2015 and December 31, 2014, the Company’s gross accounts receivable was $70.5 million and $70.8 million, respectively, both of which have been reduced by reserves to cover contractual promotional discounts, allowances for product expiration, damages occurring during shipment, quality claims and doubtful accounts in the amount of $31.6 million and $28.7 million, respectively. The following table presents the allowance for accounts receivable reserve activity (in thousands):

	Fiscal Year 2015	Fiscal Year 2014
Allowance for accounts receivable reserves
Beginning balance	$28,749	$21,958
Charged to expense	106,337	72,451
Usages and other adjustments	(103,463)	(65,660)

Ending balance	$31,623	$28,749

Inventories

Inventories are stated at the lower of cost or market on a first-in first-out basis. The Company estimates its costs for ingredients, packaging, direct labor and overhead prior to the beginning of each period for the Company’s expected production costs for its various products.

Abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage) are expensed in the period they are incurred.

The components of inventories are as follows (in thousands):

	December 31, 2015	December 31, 2014
Ingredients and packaging	$12,353	$9,714
Finished goods	10,054	7,618
Inventory in transit to customers	2,723	2,187

	$25,130	$19,519

Property and Equipment

Property and equipment acquired during the Company’s purchase were adjusted to fair value as of April 9, 2013 and stated at that value less accumulated depreciation. Property and equipment acquired subsequent to April 9, 2013 is stated at acquisition cost less accumulated depreciation.

Additions to property and equipment are recorded at cost and depreciated straight line over estimated useful lives of 10 to 50 years for buildings and land improvements and 3 to 20 years for machinery and equipment. The property and equipment acquired in the transaction was assigned useful lives for purposes of depreciation that the Company believes to be the useful life of such assets. In order to maximize the efficiency of the Company operations and to operate the acquired equipment, occasionally the Company will remove and relocate equipment between bakeries. Such removal and relocation costs are expensed as incurred. Reinstallation costs are capitalized if the useful life is extended or the equipment is significantly improved. Otherwise, reinstallation costs are expensed as incurred. Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated.

Upon retirement or disposition of property and equipment, the capitalized cost and related accumulated depreciation are removed from the balance sheet and any resulting gain or loss is recognized in the Consolidated Statements of Operations.

The values for the land and building assets at the Schiller Park, Illinois bakery have been adjusted to fair value according to a Real Estate Purchase Agreement with a third-party, dated December 21, 2015. Equipment relocated to other bakeries retained its existing net book value, but any original capitalized installation costs associated with these relocated assets have been impaired to zero as any installation costs required at its new location will be capitalized at that time. All personal property and equipment remaining at the Schiller Park, Illinois bakery was sold to a third party on December 19, 2014.

Assets Held for Sale

At December 31, 2015 and December 31, 2014, the Company had assets held for sale with a carrying value of $4.0 million and $6.8 million, respectively. Impairment expenses of $2.7 million and $12.0 million were incurred to write-down the carrying value related to the bakery located at Schiller Park, Illinois, for the year ended December 31, 2015 and December 31, 2014, respectively. At December 31, 2015, the carrying value was determined by using the fair value agreed upon in a Real Estate Purchase Agreement with a third-party, dated December 21, 2015, less estimated closing costs and transaction commissions. At December 31, 2014, the estimated net fair value was based on management’s best estimate of fair value, less estimated transaction costs, which is considered to be a Level 3 measurement within the fair value measurement hierarchy as defined in the accounting guidance. Level 3 fair market values were determined using a variety of information, including market comparables. Also, during the year ended December 31, 2014, the Company recorded an impairment loss of $1.2 million to write-down the corporate office building located in Kansas City, Missouri to fair value. In October 2014, the Company sold its corporate office and the transaction was completed as a sale leaseback, resulting in the Company retaining the office space as a tenant. At both December 31, 2015 and December 31, 2014, the remaining asset held for sale was the building located in Schiller Park, Illinois, which was previously operated by the Company as a bakery.

Software Costs

Costs associated with computer software projects during the preliminary project stage are expensed as incurred. Once management authorizes and commits to funding a project, appropriate application development stage costs are capitalized. Capitalization ceases when the project is substantially complete and the software is ready for its intended use. Upgrades and enhancements to capitalized software are capitalized when such enhancements are determined to provide additional functionality. Training and maintenance costs associated with software applications are expensed as incurred.

During the year ended December 31, 2015, the Company spent $2.2 million on capitalized software development. Included in the caption “Other assets” in the Consolidated Balance Sheets is capitalized software in the amount of approximately $6.5 million and $5.8 million at December 31, 2015 and December 31, 2014, respectively.

Capitalized software costs are amortized over their estimated useful life of five years commencing when such assets are ready for their intended use. Software amortization expense was $1.4 million for the year ended December 31, 2015, $1.0 million for the year ended December 31, 2014, and $0.3 million for the period from inception through December 31, 2013.

Special Employee Incentive Compensation

During the year ended December 31, 2015, one-time special bonus payments totaling $3.9 million were paid to employees as compensation for their efforts in the successful recapitalization of the Company. The $3.9 million of bonus payments were comprised of payments made to employees at the Company’s bakery facilities and corporate employees of $2.6 million and $1.3 million, respectively.

Shutdown Costs

Shutdown costs are considered to be one-time activities an entity undertakes when it closes a facility, or terminates a significant process of its operations.

On October 17, 2014, the Company closed its Schiller Park, Illinois bakery. During the year ended December 31, 2015 and December 31, 2014, the Company incurred $1.2 million and $4.3 million, respectively, in expenses associated with the closure and relocation of assets. Also, the carrying value of the Schiller Park bakery asset was impaired by $2.7 million for the year ended December 31, 2015.

Start-up Costs

Start-up costs are considered to be one-time activities an entity undertakes when it initiates a new product, facility, or process.

When the Company acquired its bakeries in April 2013, the bakeries had not been operational for several months. Accordingly, the Company initiated bakery production activities for each of the four bakeries which included completing the required repairs and maintenance to ensure all of the equipment was in good working order, assembling and training an effective workforce to produce the Company’s products and completing sufficient production test runs on all production lines to ensure that products were being produced and packaged according to its quality standards. This process started in April 2013 and was successfully completed allowing two of the Company’s bakeries to begin full production activities in early June and the other two bakeries to begin full production activities in early July.

The total amount of start-up costs including repairs, materials and supplies, labor costs, and ingredients used in testing was $6.7 million through December 31, 2013. After June 30, 2013, no costs have been allocated to start-up.

Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the best extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•	Level 1 inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date

•

Level 2 inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability

•

Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date

Fair Value of Financial Instruments

Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company estimates that the cost of its financial instruments reasonably approximates fair value, except for the Company’s long-term debt. At December 31, 2015 and December 31, 2014, the Company estimates that the approximate fair value of the Company’s debt is $1.2 billion and $507.4 million, respectively, based upon information provided by third parties for similar debt, which is considered a Level 2 input of fair value hierarchy.

Goodwill and Intangible Assets

The Company’s indefinite-lived intangibles consist of trademarks, which are integral to its corporate identity and are expected to contribute indefinitely to its corporate cash flows. Fair value for trademarks was determined with the assistance of a third-party using the income approach, which is considered to be Level 3 within the fair value hierarchy as defined in the accounting guidance. The application of the income approach was premised on a royalty savings method, whereby the trademark is valued by reference to the amount of royalty income it could generate if it was licensed, in an arm’s-length transaction, to a third-party. At December 31, 2015 and December 31, 2014, trademarks were valued at $254.7 million. Accordingly, they have been assigned an indefinite life.

Also, the Company has definite-lived intangibles that consist of customer relationships, which allowed for easier entry into the marketplace. For customer relationships, the application of the income approach was premised on an excess earnings method, whereby the customer relationships are valued by the earnings expected to be generated from those customers after other capital charges. At December 31, 2015 and December 31, 2014, customer relationships were valued at $10.6 million. They have been assigned a life of 17 years and the Company began amortization in July 2013. As of December 31, 2015 and December 31, 2014, $1.7 million and $1.1 million, respectively, of customer relationships have been amortized. The excess of the amount the Company paid for the business over fair value of the assets acquired was recorded as goodwill. At December 31, 2015 and December 31, 2014, goodwill was carried at $57.0 million.

The Company’s policy is to perform an impairment analysis each year as of September 30.

Reserves for Self-Insurance Benefits

The Company’s employee health plan is self-insured by the Company up to a stop-loss amount of $0.3 million for each participant per plan year. In addition, the Company maintains insurance programs covering its exposure to workers’ compensation. Such programs include the retention of certain levels of risks and costs through high deductibles and other risk retention strategies. Reserves for the Company’s retained exposures are estimated for reported but unpaid losses, as well as incurred but not reported losses, and are calculated based upon actuarially determined loss development factors, expected long-term medical cost trend rates, future administrative costs, and other assumptions considered by management, including assumptions provided by external insurance brokers, consultants, and actuaries. The factors and assumptions used for estimating reserves are subject to change based upon experience, changes in expected cost and inflation trends, discount rates, and other factors. Adjustments to previously established reserves are included in operating results in the period of adjustment. Included in the caption “Accrued expenses” in the consolidated balance sheets is a reserve for healthcare claims in the amount of approximately $1.9 million and $1.8 million at December 31, 2015 and December 31, 2014, respectively, and a reserve for workers’ compensation claims of $1.4 million and $0.9 million at December 31, 2015 and December 31, 2014, respectively.

Revenue Recognition

The Company invoices at the time of shipment of its product, but only recognizes revenue upon delivery to retail customers and distributors as the Company arranges freight and is generally responsible, along with the Company’s common carriers, for any damage that occurs during transportation. The Company allows retail customers and distributors to return product that is damaged at the time of delivery or defective.

The Company’s products are sold on credit terms established in accordance with industry practice, which typically requires payment within 30 days of invoice date. The Company provides product to customers when needed by the customer. The Company’s commitment to freshness and product dating serves to regulate the quantity of product shipped or delivered.

The Company participates in a number of promotional activities including, but not limited to, offering rebates for achieving various performance levels, offering incentives for product placement locations in retail stores, offering pricing discounts for those customers electing to provide their own transportation for shipment of product and offering subsidies for advertising placed by customers. In lieu of accepting returns, the Company offers an allowance for anticipated expired products to certain customers. All of the above amounts are included as deductions against revenue for the period earned.

(in thousands)	Year Ended December 31, 2015	Year Ended December 31, 2014	February 6, 2013 (Inception) through December 31, 2013
Gross revenue	$907,187	$783,068	$323,318
Sales discounts, adjustments and allowances	(286,372)	(228,373)	(85,900)

Net revenue	$620,815	$554,695	$237,418

For the year ended December 31, 2015, the Company’s largest customer represented 20.8% of net revenue. For the year ended December 31, 2014, the Company’s largest customer represented 24.3% of net revenue. For the period from inception through December 31, 2013, the Company’s two largest customers represented 26.1% and 11.4% of its revenue.

Cost of Goods Sold

Cost of goods sold consists of ingredients, packaging, labor, energy, other production costs and warehousing and transportation costs for the distribution of product to customers. The cost of ingredients and packaging represent the majority of the Company’s total costs of products sold. All costs that are incurred at the bakeries are included in cost of goods sold. The Company does not allocate any corporate functions into cost of goods sold.

Advertising and Marketing Costs

Advertising and marketing costs, through both national and regional media, are expensed in the period in which the costs are incurred. These costs totaled $6.5 million for the year ended December 31, 2015, an increase of $3.6 million compared to $2.9 million for the year ended December 31, 2014. Advertising and promotion costs for the period from inception through December 31, 2013 totaled $5.6 million.

“The Sweetest Comeback in the History of Ever”® campaign was an integral part of the Company’s launch. The initial focus of this campaign consisted of a 4-week pre-launch period from mid-June 2013 to sales commencement on July 15, 2013, followed by a 6-week period through August 31, 2013, promoting the recent launch. During this time, the total amount spent on this campaign was approximately $3.1 million or 55% of total advertising expense through December 31, 2013.

Income Taxes

The Company is a limited partnership, and therefore, has no tax liability for federal income taxes. Income is taxed to the ultimate owners based on their proportionate share of the Company’s taxable income. No provision or liability for income taxes has been made in the accompanying consolidated financial statements at the federal level. The Company also does not believe it is subject to significant state income taxes, and therefore, the Company has not recognized any state income taxes in the accompanying consolidated financial statements.

Contingencies

The Company is involved in various lawsuits, claims and proceedings arising in the ordinary course of business. Management records an estimate to accrue for loss contingencies if it believes it is probable that a liability was incurred as of the date of the financial statements and the amount of loss can be reasonably estimated. Currently, there are no amounts that are accrued for claims against the Company.

See Note 8. Commitments and Contingencies to these consolidated financial statements for related disclosures.

New Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09), which is intended to improve financial reporting about share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 will be effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Early adoption is permitted. The Company is currently evaluating the impact the adoption of ASU 2016-09 will have on its consolidated financial position, results of operations or cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases (“ASU 2016-02”), which is intended to improve financial reporting about leasing transactions. This standard requires a lessee to record on the balance sheet the assets and liabilities for the rights and obligations created by lease terms of more than 12 months. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact the adoption of ASU 2016-02 will have on its consolidated financial position, results of operations or cash flows.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) — Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). The standard amends the current requirement for entities to present deferred tax assets and liabilities as current and noncurrent in a consolidated balance sheet by jurisdiction. Instead, entities will be required to classify all deferred tax assets and liabilities as noncurrent by jurisdiction. ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, with early adoption permitted. The Company elected to early adopt this pronouncement retrospectively, as permitted. As such, the adoption of this amendment had no effect on the Company’s consolidated financial statements for the year ended December 31, 2015, the year ended December 31, 2014, and the period from February 6, 2013 (inception) through December 31, 2013.

In April 2015, the FASB issued ASU No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) — Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), which requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this standard. ASU 2015-03 is effective for fiscal years beginning after December 15, 2015 and interim periods within those fiscal years. The Company adopted ASU 2015-03 as of the beginning of 2016 and changed the presentation of its debt issuance costs for the term loan notes by reclassifying the amounts from deferred finance charges to long-term debt, net, in the Consolidated Balance Sheets. The Company adopted ASU 2015-03 on a retrospective basis for debt issuance costs related to its term loans. See “Change in Accounting Principle” above for further information.

The amendment to ASC Topic 815 allows for a simplified hedge accounting approach for swaps that are entered into for the purpose of converting a variable rate borrowing into a fixed rate borrowing. Under this approach, the income statement charge for interest expense will be similar to the amount that would result if the Company had directly entered into a fixed rate agreement. The new approach also allows the Company to assume no ineffectiveness for qualifying swaps if certain criteria are met and hedge documentation may be completed by the financial statement issue date rather than at hedge inception. The adoption of this amendment had no effect on the Company’s consolidated financial statements.

In May 2014, the FASB issued an accounting standards update that replaces existing revenue recognition guidance. Among other things, the updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new guidance is effective for the Company beginning January 1, 2018. The Company is assessing the impact of this accounting pronouncement.

2.	The Acquisition

The Company completed the acquisition of certain assets of Old HB on April 9, 2013 and the accompanying financial statements include the operations of the business since that date. The Company acquired five bakeries, four of which commenced production in 2013: Emporia, KS and Schiller Park, IL in June 2013 and Indianapolis, IN and Columbus, GA in July 2013. These assets constitute the majority of the assets required to operate the Hostess® and Dolly Madison® snack cake business and included, among other things, certain trade names, recipes and know-how, various real estate and personal property. The Company has completed its allocation of the purchase price based upon estimates and valuations of certain of the assets acquired as follows (in thousands):

Property and equipment	$76,857
Trade names	254,681
Customer relationships	10,599
Licensing rights	10,000
Goodwill	56,992

Total purchase price	$409,129

The Company has recorded goodwill associated with the transaction, which reflects future economic benefits arising from assets acquired with the business that are not individually identified and separately recognized.

The fair value measurement of tangible and intangible assets were based on significant inputs not observable in the market and thus represent level 3 measurements within the fair value measurement hierarchy. Level 3 fair market values were determined using a variety of information, including estimated future cash flows, appraisals, market comparables, and quoted market prices.

On April 9, 2013, the Company sold certain foreign trademark rights in Egypt, Jordan, Libya and Palestine for $10.0 million.

3.	Property and Equipment

Property and equipment consists of the following (in thousands):

	December 31, 2015	December 31, 2014
Land and buildings	$27,936	$26,694
Machinery and equipment	109,800	78,097
Construction in progress	3,249	13,539

	140,985	118,330
Less accumulated depreciation	(12,907)	(5,598)

	$128,078	$112,732

Depreciation expense was $7.8 million for the year ended December 31, 2015, compared to $5.3 million and $2.1 million for the year ended December 31, 2014 and the period from inception through December 31, 2013, respectively.

4.	Goodwill and Intangible Assets

Goodwill and intangible assets consist of the following (in thousands):

	December 31, 2015	December 31, 2014
Intangible assets with indefinite lives (Trademarks)	$254,681	$254,681
Intangible assets with definite lives (Customer Relationships)	10,598	10,598
Less accumulated amortization (Customer Relationships)	(1,701)	(1,077)

Intangible assets, net	263,578	264,202
Goodwill	56,992	56,992

	$320,570	$321,194

The Company recognized customer relationship amortization expense of $0.6 million, $0.9 million, and $0.2 million, for the year ended December 31, 2015, the year ended December 31, 2014, and the period from inception through December 31, 2013.

The unamortized portion of customer relationships will be expensed over their remaining useful life of 14 years and is estimated as follows (in thousands):

2016	$623
2017	$624
2018	$623
2019	$624
2020	$623
2021 and thereafter	$5,780

On April 16, 2015, the Company sold foreign trademark rights and issued a perpetual irrevocable license to certain “know how” in certain countries in the Middle East. The combined proceeds of these transactions were $12.0 million and were recognized as other income in the Company’s accompanying statement of operations for the year ended December 31, 2015.

5.	Lease Obligations

In the ordinary course of business, the Company has entered into operating leases for office equipment and bakery equipment. Rental expense, under these operating leases, was not material during the year ended December 31, 2015 and December 31, 2014 or the period from inception through December 31, 2013.

In October 2014, the Company sold its corporate office located at 1 E. Armour Boulevard in Kansas City, Missouri. The transaction was completed as a sale leaseback, resulting in the Company retaining the office space as a tenant of the third party purchaser through at least December 31, 2015 as outlined in the lease agreement. The Company has subsequently extended the lease through December 31, 2017.

In addition, the Company entered into a bond-lease agreement with the Development Authority of Columbus, GA on December 1, 2013. The bond-lease transaction required the Company to exchange its property to the taxing jurisdiction for tax-exempt bonds issued in the name of the Company and not to exceed $18 million. As the issuer and holder of the bonds, the Company is not required to make lease payments. On December 16, 2013, the Company received an ad valorem tax agreement from the Columbus, GA Board of Tax Assessors granting tax abatement for the real and personal property located at the Company’s Columbus, GA bakery through 2023.

6.	Accrued Expenses

Included in accrued expenses are the following (in thousands):

	December 31, 2015	December 31, 2014
Payroll, vacation and other compensation	$4,225	$6,361
Self-insurance reserves	1,927	1,863
Accrued interest	11,730	93
Taxes and management fees	1,331	2,687
Workers compensation reserve	1,364	900

	$20,577	$11,904

7.	Debt

Debt consists of the following (in thousands):

	December 31, 2015	December 31, 2014
Original Term Loan (dated April 9, 2013)	$—	496,250
First Lien Term Loan	922,688	$—
Second Lien Term Loan	300,000	—
Less: Amounts due within one year	(9,250)	(5,000)

Long-term portion at December 31, 2015	$1,213,438	$491,250

First and Second Lien Term Loans

The First and Second Lien Term Loans were entered into on August 3, 2015 for $925.0 million and $300.0 million, respectively, and have maturity dates of August 3, 2022 and August 3, 2023, respectively. Proceeds received under the Term Loans were primarily used to finance equity distributions and to pay-off the original Term Loan dated April 9, 2013. Under the terms of the Term Loan agreements, the Company shall repay the First Lien Term Loan on the last day of each March, June, September and December, which commenced on December 31, 2015 in an amount equal to 0.25% of the aggregate First Lien Term Loan principal amount with the remainder to be repaid with a balloon payment on its maturity date of August 3, 2022. The Second Lien Term Loan shall be repaid with a balloon payment on its maturity date of August 3, 2023. The Term Loans are secured by liens on substantially all of the Company’s present and future assets.

Interest on the First Lien Term Loan is paid quarterly at a rate of the greater of the applicable LIBOR or 1.00% per annum (LIBOR FLOOR) plus an applicable margin of 3.50% per annum or the base rate plus an applicable margin of 2.25% or 2.50% per annum, based on the net first lien leverage ratio. The total weighted average interest rate charged to the Company on the First Lien Term Loan during the year ended December 31, 2015 was 4.50% per annum.

The Company incurred First Lien Term Loan debt fees of $14.7 million, funded with gross proceeds. These fees were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees are amortized and recognized as interest expense utilizing the effective interest method over the life of the Term Loan. Interest expense from the First Lien Term Loan debt fee amortization was $0.9 million for the year ended December 31, 2015. The Company also recorded its contractual interest obligation of $17.5 million for the year ended December 31, 2015.

Interest on the Second Lien Term Loan is paid quarterly at a rate of the greater of the applicable LIBOR or 1.00% per annum (LIBOR FLOOR) plus an applicable margin of 7.50% per annum or the base rate plus an applicable margin of 6.50% per annum. The total weighted average interest rate charged to the Company on the Second Lien Term Loan during the year ending December 31, 2015 was 8.50% per annum.

The Company incurred Second Lien Term Loan debt fees of $6.3 million, funded with gross proceeds. These fees were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees are amortized and recognized as interest expense utilizing the effective interest method over the life of the Term Loan. Interest expense from the Second Lien Term Loan debt fee amortization was $0.3 million for the year ended December 31, 2015. The Company also recorded its contractual interest obligation of $10.7 million for the year ended December 31, 2015.

Original Term Loan (April 9, 2013)

Interest on the original Term Loan dated April 9, 2013 was paid quarterly at a rate of the greater of the applicable LIBOR or 1.25% per annum (LIBOR FLOOR) plus an applicable margin of 5.50% per annum or the base rate plus an applicable margin of 4.5% per annum. The total weighted average interest rate charged to the Company on the Term Loan during the year ending December 31, 2015, for the year ending December 31, 2014 and for the period from inception through December 31, 2013, was 6.75% per annum. The final interest payment was made on August 3, 2015, when the original Term Loan was paid off in full.

The Company incurred Term Loan debt fees of $22.7 million, funded with gross proceeds. These fees were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees were amortized and recognized as interest expense utilizing the effective interest method over the life of the Term Loan. Interest expense from the Term Loan debt fee amortization was $1.9 million for year ended December 31, 2015 and $3.3 million for the year ended December 31, 2014. The Company also recorded and paid its contractual interest obligation of $18.2 million for the year ended December 31, 2015. The contractual interest obligation paid for the year ended December 31, 2014, was $34.2 million.

The Company also expensed 2% prepayment penalties of $6.9 million and $3.0 million as part of the original Term Loan’s early extinguishment in August 2015 and June 2015, respectively, in accordance with its contractual terms. In addition, $16.0 million of amortization was expensed for the year ended December 31, 2015, to write-off the deferred financing costs in connection with the extinguishment of the debt.

Minimum debt repayments under the First Lien and Second Lien Term Loans are due as follows (in thousands):

2016	$9,250
2017	$9,250
2018	$9,250
2019	$9,250
2020	$9,250
2021 and thereafter	$1,176,438

Revolving Credit Facility

A Revolving Credit Agreement (Revolver) was entered into on August 3, 2015 and provides for borrowings up to $100.0 million. The Revolver has a stated maturity date of August 3, 2020 and is secured by liens on substantially all of the Company’s present and future assets, including accounts receivable and inventories, as defined in the Revolver. The Revolver has an annual commitment fee on the unused portion of between 0.375% and 0.50% annually based upon the unused percentage.

Interest on borrowings under the Revolver is, at the Company’s option, either the applicable LIBOR plus a margin of between 2.00% and 2.50% per annum or the base rate plus a margin of 1.00% per annum.

The Company has not borrowed any funds under the Revolver as of December 31, 2015.

Debt fees of $1.8 million were paid in securing the Revolver and were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees are amortized and recognized as interest expense utilizing the straight-line method over the life of the Revolver. Interest expense from the Revolver debt fee amortization was $0.1 million for the year ended December 31, 2015.

ABL Facility

An Asset-Based Revolving Credit Agreement (ABL Facility) was entered into on April 9, 2013 and repaid in full and terminated as of August 3, 2015 and provided for borrowings up to $60.0 million. The ABL Facility had a stated maturity date of April 9, 2018 and was secured by liens on substantially all of the Company’s present and future assets, including accounts receivable and inventories, as defined in the ABL Facility. The ABL had an annual commitment fee based upon the unused portion of between 0.375% and 0.50% annually based upon the unused percentage.

Interest on borrowings under the ABL facility was, at the Company’s option, either the applicable LIBOR plus a margin of 2.25% per annum or the base rate plus a margin of 1.25% per annum.

Debt fees of $1.6 million were paid in securing the ABL facility and were capitalized and recorded as deferred finance charges on the consolidated balance sheet. These debt fees were amortized and recognized as interest expense utilizing the straight-line method over the life of the Revolving Credit Facility. Interest expense from the ABL facility debt fee amortization was $0.4 million for both of the years ended December 31, 2015 and December 31, 2014. ABL facility debt fee amortization was $0.2 million for the period from inception through December 31, 2013. In addition, $0.8 million of amortization was expensed for the year ended December 31, 2015, to write-off the deferred financing costs in connection with the extinguishment of the ABL facility.

8.	Employee Benefit Plans

The Company provides several benefit plans for employees depending upon employee eligibility. The Company has a health care plan, a defined contribution retirement plan (401(k)), company-sponsored life insurance, and other benefit plans. The health care plan, available to all full-time employees, is self-insured by the Company. Amounts contributed to the plan by the Company, totaled approximately $5.8 million for the year ended December 31, 2015. Comparatively, for the year ended December 31, 2014, the Company contributed $5.4 million and for the period from inception through December 31, 2013, the Company contributed $2.9 million to the plan.

The Company offers an annual incentive plan based upon operating targets that are approved by the board of directors of Hostess Holdings GP, LLC on an annual basis. The Company has accrued $1.2 million relating to the 2015 incentive plan, which will be paid in 2016. Also, during 2014, the Company instituted a long-term incentive plan for certain director level employees, payment under which is contingent on a change in ownership of greater than 50.0%. In accordance with ASC 805-20-55-51, Business Combinations, the Company does not carry an accrual for the long-term incentive plan.

9.	Commitments and Contingencies

Accruals and the Potential Effect of Litigation

Liabilities related to legal proceedings are recorded when it is probable that a liability has been incurred and the associated amount can be reasonably estimated. Where the estimated amount of loss is within a range of amounts and no amount within the range is a better estimate than any other amount, the minimum amount is accrued.

As additional information becomes available, the potential liabilities related to these matters are reassessed and the estimates revised, if necessary. These accrued liabilities are subject to change in the future based on new developments in each matter, or changes in circumstances, which could have a material effect on the Company’s financial condition and results of operations.

In November 2015, the Company gave notice of termination of its broker agreement with National Frozen Distribution Consultants, LLC (NFDC) for cause under the terms of the agreement. Thereafter, the Company received a demand for arbitration from NFDC claiming damages of at least $7.5 million for breach of a confidentiality agreement, violation of the Missouri Uniform Trade Secrets Act, breach of contract, breach of the implied covenant of good faith and fair dealing and breach of fiduciary duty and seeking a permanent injunction. The Company has filed counterclaims for negligent misrepresentation and unjust enrichment seeking damages in excess of $1 million and intends to vigorously defend this action.

From time to time, the Company is subject to various other legal actions, lawsuits, claims and proceedings related to products, employment, environmental regulations, and other matters incidental to its businesses.

The Company has no liability accrued for the estimated costs of adjudication of any asserted and unasserted claims existing as of December 31, 2015. Based upon information presently known, the Company does not believe that the ultimate resolution of such matters will have a material effect on the Company’s financial position, although the final resolution of such matters could have a material effect on its results of operations or cash flows in the period of settlement.

Contractual Commitments

The Company has entered into various long-term arrangements through advance purchase contracts to lock in prices for certain high-volume raw materials, packaging components and fuel for normal product production requirements. These advance purchase arrangements are contractual agreements and can only be canceled with a termination penalty that is based upon the current market price of the commodity. These fixed price agreements qualify for the “normal purchase” exception under ASC 815; therefore, the purchases under these contracts are expensed as incurred and included within operating expenses. The contractual commitments are as follows (in thousands):

	Total Committed	Commitments within 1 year	Commitments beyond 1 year
Contractual Commitments
First lien term loan	$922,688	$9,250	$913,438
Second lien term loan	300,000	—	300,000
Corporate office lease (Kansas City, MO)	634	317	317
Corporate office lease (Dallas, TX)	78	78	—
Warehouse lease (Kansas City, MO)	16	16	—
Ingredient procurement	62,400	59,900	2,500
Packaging procurement	5,000	5,000	—

	$1,290,816	$74,561	$1,216,255

Letters of Credit

In August 2015, the Company entered into a Letter of Credit arrangement to provide for the issuance of standby letters of credit in the aggregate amount of $1.8 million. This arrangement supports the collateral requirements of its workers compensation insurance program. The Letter of Credit is 100% secured through its revolving facility.

10.	Related Party Transactions

On April 9, 2013, as the Company completed the acquisition of assets from Old HB, Mr. Metropoulos was paid approximately $2.0 million for his services to help complete the transaction. This payment was recorded as Acquisition-Related Costs in the consolidated statement of operations in 2013.

In addition, the Company is party to an agreement to employ Mr. Metropoulos as the Chief Executive Officer and/or Executive Chairman. The agreement includes payment of an annual salary, a performance bonus at the discretion of the board of directors, and expenses related to the use of his personal aircraft. For the year ended December 31, 2015, $4.3 million was expensed by the Company for this compensation agreement. Comparatively, for the year ended December 31, 2014, the Company expensed $4.5 million and for the period from inception through December 31, 2013, the Company expensed $2.8 million. The agreement with Mr. Metropoulos has a minimum contractual period of five years in most circumstances.

The Company entered into a lease agreement with Metropoulos & Co., LLC, an entity controlled by Mr. Metropoulos, to lease a portion of its Dallas, TX office. The rental payments are immaterial to the Company.

An entity owned by certain trusts for the benefit of members of the Metropoulos family holds $90.0 million aggregate principal amount outstanding of the Second Lien Term Loan issued in August 2015.

11.	Subsequent Events

On May 6, 2016, the Company completed the sale of the Schiller Park, Illinois bakery for approximately $4.4 million.

On May 10, 2016, the Company purchased the stock of Superior Cake Products, Inc. (“Superior”) for $51.0 million, including cash of $0.6 million. Superior manufactures and distributes products sold in the “In-Store Bakery” section of grocery and club retailers and is located in Sturbridge, Massachusetts.

On June 3, 2016, Hostess Holdings voluntarily recalled approximately 710,000 cases of snack cakes and donuts as a direct result of the recall by Hostess Holdings’ supplier, Grain Craft, of certain lots of its flour for undeclared peanut residue. Hostess Holdings also destroyed approximately 200,000 cases of product within its possession that was produced using Grain Craft flour. Hostess Holdings has a Continuing Commodity Guaranty and Indemnification Agreement (“Agreement”) in place with Grain Craft, under which Hostess Holdings believes it has a right of indemnification for its expenses and losses associated with the recall. Hostess Holdings currently estimates that expenses and losses related to the recall will range from $10.0 million to $15.0 million. Hostess Holdings expects to receive recoveries per the Agreement for the amount of the loss; provided, however, that no assurance can be provided regarding the amount or timing of any such recovery.

The Company evaluated subsequent events for recognition or disclosure through July 20, 2016, the date at which the consolidated financial statements were available to be issued and determined that there are no other items to disclose.

Annex A

EXECUTION VERSION

MASTER TRANSACTION AGREEMENT

by and among

GORES HOLDINGS, INC.,

and

HOMER MERGER SUB, INC.,

and

AP HOSTESS HOLDINGS, L.P.,

and

HOSTESS CDM CO-INVEST, LLC,

and

CDM HOSTESS CLASS C, LLC,

and

AP HOSTESS HOLDINGS, L.P., IN ITS CAPACITY AS THE SELLERS’

REPRESENTATIVE HEREUNDER,

Dated as of July 5, 2016

(continued)

(continued)

(continued)

APPENDICES, EXHIBITS AND SCHEDULES

Appendix A	Definitions

Exhibit A	Form of Management LLC Merger Agreement

Exhibit B	Form of Hostess Holdings A&R LPA

Exhibit C	Form of Buyer A&R Charter

Exhibit D	Form of Buyer A&R Bylaws

Exhibit E	Form of AP Hostess Holdings Merger Agreement

Exhibit F	Form of Contribution and Purchase Agreement

Exhibit G	Form of Exchange Agreement

Exhibit H	Form of Tax Receivable Agreement

Exhibit I	Form of Registration Rights Agreement

Exhibit J	Subscription Agreements

Schedule A	List of Sellers and Hostess Securities

Schedule B	Pro-Rata Share and Management LLC Cash Employee Payments

Schedule C	Example of Closing Working Capital Calculation

Schedule D	Example of Hostess EBITDA Calculation

Schedule E	Specified Matter

This MASTER TRANSACTION AGREEMENT, dated as of July 5, 2016 (this “Agreement”), by and among Gores Holdings, Inc., a Delaware corporation (the “Buyer”), Homer Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (“Merger Sub”), AP Hostess Holdings, L.P., a Delaware limited partnership (“AP Hostess LP”), Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”, and together with AP Hostess LP and Hostess CDM Co-Invest, each a “Seller” and, collectively, the “Sellers”), and AP Hostess LP, in its capacity as the Sellers’ Representative hereunder (in such capacity, the “Sellers’ Representative”).

RECITALS

WHEREAS, AP Hostess LP owns all of the common stock, par value $0.01 per share (the “AP Hostess Holdings Common Stock”), of AP Hostess Holdings, Inc., a Delaware corporation (“AP Hostess Holdings”);

WHEREAS, AP Hostess Holdings owns all of the Class A membership interests in Hostess Holdings GP, LLC, a Delaware limited liability company (“Hostess GP”);

WHEREAS, Hostess CDM Co-Invest owns all of the Class C membership interests in Hostess GP (the “Class C GP Interests”);

WHEREAS, Hostess GP is the general partner of Hostess Holdings, L.P., a Delaware limited partnership (“Hostess Holdings”), and owns all of the general partner partnership interests in Hostess Holdings;

WHEREAS, (a) AP Hostess Holdings owns all of the Class A limited partnership interests in Hostess Holdings and (b) Hostess CDM Co-Invest owns all of the Class C limited partnership interests (the “Class C LP Interests”) in Hostess Holdings;

WHEREAS, (a) Hostess Holdings owns all of the issued and outstanding (i) Class A Units, (ii) Class A-1 Units and (iii) Class A-2 Units in Hostess Management, LLC, a Delaware limited liability company (“Management LLC”), (b) the Management LLC Employees own all of the issued and outstanding (i) Class B Units, (ii) Class B-1 Units and (iii) Class B-2 Units in Management LLC and (c) CDM Hostess owns all of the Class C Units in Management LLC (collectively the “Management LLC Units”);

WHEREAS, Hostess Holdings and Management LLC collectively own all of the membership interests in New Hostess Holdco, LLC, a Delaware limited liability company (“New Hostess Holdco”);

WHEREAS, New Hostess Holdco owns all of the membership interests of Hostess Holdco, LLC, a Delaware limited liability company (“Hostess Holdco”);

WHEREAS, immediately prior to the Closing, AP Hostess LP and Hostess CDM Co-Invest shall cause Hostess Holdings to enter into, and to cause Management LLC to enter into, an agreement and plan of merger (the “Management LLC Merger Agreement”) in the form attached hereto as Exhibit A (and consummate the transactions contemplated thereby), pursuant to which Management LLC will merge with and into Hostess Holdings, and Hostess Holdings will be the surviving entity (the “Management LLC Merger”), and as a result of the Management LLC Merger, (a) the Management LLC Units will be cancelled and extinguished, (b) CDM Hostess will receive, in the aggregate, (i) the right to receive certain amounts of cash and (ii) the right to receive Class B LP Units and (c) the Management LLC Employees will receive, or receive the right to receive, certain amounts of cash, in each case as set forth in the Management LLC Merger Agreement;

WHEREAS, simultaneously with the consummation of the Management LLC Merger, the Sellers shall cause Hostess Holdings to adopt the Fourth Amended and Restated Limited Partnership Agreement (the “Hostess Holdings A&R LPA”) in the form attached hereto as Exhibit B, pursuant to which, among other things, Hostess Holdings will (a) admit CDM Hostess and the Buyer as limited partners, (b) revise the capitalization of Hostess Holdings to provide for Class A limited partnership units (“Class A LP Units”) and Class B limited partnership units (“Class B LP Units” and, together with the Class A LP Units, the “LP Units”), (c) convert the Class A limited partnership interests held by AP Hostess Holdings into Class A LP Units and (d) convert the Class C limited partnership interests held by Hostess CDM Co-Invest into Class B LP Units;

WHEREAS, prior to the Closing, the Buyer shall (a), subject to obtaining the Buyer Stockholder Approval, adopt the Second Amended and Restated Certificate of Incorporation (the “Buyer A&R Charter”) in the form attached hereto as Exhibit C, to provide for, among other things, the authorization of additional shares of Buyer Class A Common Stock and the Buyer Class B Common Stock and (b) amend and restate the existing bylaws of the Buyer (the “Buyer A&R Bylaws”) in the form attached hereto as Exhibit D;

WHEREAS, prior to the Closing, the Buyer shall contribute the amount in cash to be paid to AP Hostess LP pursuant to Section 2.4(b) and the number of shares of Buyer Class A Common Stock to be issued to AP Hostess LP pursuant to Section 2.4(b) (collectively, the “AP Hostess Holdings Merger Consideration”) in exchange for all of the Equity Interests in Merger Sub;

WHEREAS, immediately following the adoption of the Hostess Holdings A&R LPA, AP Hostess LP shall cause AP Hostess Holdings to, and the Buyer and Merger Sub shall, enter into an agreement and plan of merger (the “AP Hostess Holdings Merger Agreement”) in the form attached hereto as Exhibit E (and consummate the transactions contemplated thereby) pursuant to which (a) Merger Sub will merge with and into AP Hostess Holdings, and AP Hostess Holdings will be the surviving entity (the “Stage One Merger”), and as a result of the Stage One Merger, (i) AP Hostess LP will cease to own any AP Hostess Holdings Common Stock, (ii) AP Hostess LP will receive the right to receive the AP Hostess Holdings Merger Consideration and (iii) AP Hostess Holdings will become a wholly owned Subsidiary of the Buyer, and (b) immediately following the Stage One Merger, AP Hostess Holdings will merge with and into the Buyer, and the Buyer will be the surviving entity (the “Stage Two Merger” and, together with the Stage One Merger, the “AP Hostess Holdings Merger”);

WHEREAS, it is intended that the Stage One Merger and the Stage Two Merger, taken together, shall constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code;

WHEREAS, immediately following the adoption of the Hostess A&R LPA, Hostess CDM Co-Invest, CDM Hostess and the Buyer shall enter into a Contribution and Purchase Agreement (the “Contribution and Purchase Agreement”) in the form attached hereto as Exhibit F, pursuant to which (a) the Buyer will purchase a portion of the Class B LP Units owned by Hostess CDM Co-Invest in exchange for the amount of cash to be paid to Hostess CDM Co-Invest pursuant to Section 2.4(b), (b) the Buyer will purchase a portion of the Class B LP Units issued to CDM Hostess pursuant to the Management LLC Merger Agreement in exchange for the amount of cash to be paid to CDM Hostess pursuant to Section 2.4(b) and (c) Hostess CDM Co-Invest will (i) contribute all of the Class C GP Interests to the Buyer in exchange for the shares of Buyer Class B Common Stock issuable pursuant to Section 2.4(b)(v) and Section 2.4(b)(vi) and (ii) direct the Buyer to issue and deliver to CDM Hostess the shares of Buyer Class B Common Stock set forth in Section 2.4(b)(vi) (the “Contribution and Purchase”);

WHEREAS, after giving effect to the AP Hostess Holdings Merger and the Contribution and Purchase, the Buyer will own 100% of the Equity Securities of Hostess GP;

WHEREAS, simultaneously with the Contribution and Purchase, in consideration of the consummation of the Management LLC Merger and the Contribution and Purchase, the Buyer, CDM Hostess and Hostess CDM Co-Invest shall, and the Sellers shall cause Hostess Holdings to, enter into an Exchange Agreement (the “Exchange Agreement”) in the form attached hereto as Exhibit G, pursuant to which CDM Hostess and Hostess CDM Co-Invest will be entitled to exchange their respective Class B LP Units in Hostess Holdings for, at the option of the Buyer, the number of shares of Buyer Class A Common Stock specified in the Exchange Agreement or the cash equivalent of such shares of Buyer Class A Common Stock, on the terms and conditions set forth therein; and

WHEREAS, simultaneous with the Contribution and Purchase, in consideration of the Transactions, AP Hostess LP, Hostess CDM Co-Invest, CDM Hostess and the Buyer will enter into (a) a Tax Receivable Agreement (the “Tax Receivable Agreement”), in the form attached hereto as Exhibit H, and (b) an Amended and Restated Registration Rights and Lock-Up Agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit I.

NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Capitalized terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Appendix A hereto.

ARTICLE II

PURCHASE AND SALE

Section 2.1. Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement and in the applicable Transaction Documents, in consideration of an aggregate purchase price (to be delivered in the form and manner described in Section 2.4) (the “Purchase Price”) equal to (a) $2,198,410,000 (the “Base Purchase Price”), plus (b) the Closing Working Capital Adjustment Amount, plus (c) the Hostess Cash, minus (d) the Closing Rollover Indebtedness Amount, minus (e) the Hostess Transaction Costs, minus (f) the LTIP Payment Amount, plus (g) the Tax Receivable Amount, plus (h) the Earn Out Shares, minus, (i) the CDM Consideration Amount, minus (j) the Buyer Transaction Costs:

(i) AP Hostess LP and Hostess CDM Co-Invest shall directly and indirectly cause Hostess Holdings and Management LLC to enter into the Management LLC Merger Agreement and consummate the Management LLC Merger in accordance therewith;

(ii) immediately following the consummation of the Management LLC Merger, AP Hostess LP shall cause AP Hostess Holdings to, and the Buyer and Merger Sub shall, enter into the AP Hostess Holdings Merger Agreement and consummate the AP Hostess Holdings Merger in accordance therewith; and

(iii) immediately following the consummation of the AP Hostess Holdings Merger, Hostess CDM Co-Invest, CDM Hostess and the Buyer shall enter into the Contribution and Purchase Agreement and consummate the Contribution and Purchase in accordance therewith.

Section 2.2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., local time, at the offices of Hostess Brands on the third Business Day following the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or at such other time, date and place as may be mutually agreed upon in writing by the Parties (the date on which the Closing actually occurs being referred to as the “Closing Date”). The Closing will be deemed effective as of 12:01 a.m., Eastern time, on the Closing Date.

Section 2.3. Buyer Financing Certificate. Not more than two Business Days prior to the Closing, the Buyer shall deliver to the Sellers’ Representative written notice (the “Buyer Financing Certificate”) setting forth (a) the aggregate amount of cash proceeds that will be required to satisfy any exercise of the Buyer

Stockholder Redemptions, and (b) the amount of Buyer Cash and Buyer Transaction Costs as of the Closing and (c) the number of shares of Buyer Class A Common Stock outstanding as of the Closing after giving effect to the Buyer Stockholder Redemptions and the issuance of shares of Buyer Class A Common Stock pursuant to the Subscription Agreements, but without giving effect to the issuance of shares of Buyer Class A Common Stock pursuant to Section 2.4(b)(iv).

Section 2.4. Transactions to be Effected at the Closing.

(a) At the Closing, the Buyer shall deposit with the Escrow Agent (i) an amount equal to $2,000,000 (the “Adjustment Escrow Amount”) into a designated non-interest bearing account the (“Adjustment Escrow Account”), by wire transfer of immediately available funds in U.S. dollars, and (ii) the Specified Matter Escrow Shares into a designated non-interest bearing account (the “Specified Matter Escrow Account”); provided, that (A) the Specified Matter AP Hostess LP Escrow Shares shall be deemed delivered to the Escrow Agent on behalf of AP Hostess LP, (B) the Specified Matter Hostess CDM Co-Invest Escrow Shares shall be deemed delivered to the Escrow Agent on behalf of Hostess CDM Co-Invest and (C) the Specified Matter CDM Hostess Escrow Shares shall be deemed delivered to the Escrow Agent on behalf of CDM Hostess. Pursuant to an escrow agreement to be entered into on the Closing Date by and between the Buyer, the Sellers’ Representative and the Escrow Agent in form and substance reasonably acceptable to the Parties (the “Escrow Agreement”), the Buyer and the Sellers’ Representative will appoint the Escrow Agent to (I) hold the Adjustment Escrow Amount until the final determination of the Final Closing Consideration Amount and disburse the Adjustment Escrow Amount as provided herein and in the Escrow Agreement and (II) hold and release the Specified Matter Escrow Shares, in each case as provided herein and in the Escrow Agreement. The Specified Matter Escrow Shares shall be available to the Sellers to satisfy any amounts due from the Sellers for any indemnification claims in respect of the Specified Matter pursuant to Section 9.2(a)(viii).

(b) At the Closing, the Buyer or Merger Sub shall, as applicable:

(i) pay or cause to be paid (by wire transfer of immediately available funds in U.S. dollars to such account or accounts specified by the Sellers’ Representative) to AP Hostess LP, an amount equal to (A)(1) AP Hostess LP’s Pro-Rata Share, multiplied by (2) the Closing Cash Payment Amount, minus (B) 2.5% of the Management LLC Class B-1 and B-2 Cash Payment Amount, minus (C)(1) AP Hostess LP’s Pro-Rata Share, multiplied by (2) the Adjustment Escrow Amount, minus (D) the AP Hostess LP Tax Adjustment Amount, if any, as of the Closing, as set forth in the Allocation Schedule;

(ii) pay or cause to be paid (by wire transfer of immediately available funds in U.S. dollars to such account or accounts specified by the Sellers’ Representative) to Hostess CDM Co-Invest, an amount equal to (A)(1) Hostess CDM Co-Invest’s Pro-Rata Share, multiplied by (2) the Closing Cash Payment Amount, minus (B) 2.5% of the Management LLC Class B-1 and B-2 Cash Payment Amount, minus (C)(1) Hostess CDM Co-Invest’s Pro-Rata Share, multiplied by (2) the Adjustment Escrow Amount, minus (D) the CDM Rollover Amount, as set forth in the Allocation Schedule;

(iii) pay or cause to be paid (by wire transfer of immediately available funds in U.S. dollars to such account or accounts specified by the Sellers’ Representative) to CDM Hostess, an amount equal to (A)(1) CDM Hostess’ Pro-Rata Share, multiplied by (2) the Closing Cash Payment Amount, plus (B) 5.0% of the Management LLC Class B-1 and B-2 Cash Payment Amount, minus (C)(1) CDM Hostess’ Pro-Rata Share, multiplied by (2) the Adjustment Escrow Amount, as set forth in the Allocation Schedule;

(iv) deliver to AP Hostess LP certificates or, at AP Hostess LP’s written request, evidence of shares in book-entry form, representing a number of shares of Buyer Class A Common Stock equal to (A)(1) AP Hostess LP’s Pro-Rata Share multiplied by (2) the Closing Number of Securities, plus (B) the number of AP Hostess LP Tax Adjustment Shares, if any, as of the Closing, minus (C) the number of Specified Matter AP Hostess LP Escrow Shares, as set forth in the Allocation Schedule;

(v) deliver to Hostess CDM Co-Invest certificates or, at Hostess CDM Co-Invest’s written request, evidence of shares in book-entry form, representing a number of shares of Buyer Class B Common Stock equal to (A)(1) Hostess CDM Co-Invest’s Pro-Rata Share multiplied by (2) the Closing Number of Securities, plus (B) the number of CDM Rollover Shares, minus (C) the number of Specified Matter Hostess CDM Co-Invest Escrow Shares, as set forth in the Allocation Schedule;

(vi) deliver to CDM Hostess certificates or, at CDM Hostess’ written request, evidence of shares in book-entry form, representing a number of shares of Buyer Class B Common Stock equal to (A)(1) CDM Hostess’ Pro-Rata Share multiplied by (2) the Closing Number of Securities, minus (B) the number of Specified Matter CDM Hostess Co-Invest Escrow Shares, as set forth in the Allocation Schedule;

(vii) pay or cause to be paid the Estimated Hostess Transaction Costs to the applicable payees as set forth on the Estimated Adjustment Statement;

(viii) pay or cause to be paid to Hostess Brands the Estimated LTIP Payment Amount, which the Buyer will cause Hostess Brands to distribute to the holders of awards under the LTIP as promptly as possible following the Closing in accordance with the amounts set forth on the Estimated Adjustment Statement;

(ix) contribute to Hostess Holdings the Deleveraging Amount;

(x) deliver to the Sellers a copy of the Hostess Holdings A&R LPA, duly executed by the Buyer;

(xi) deliver to the Sellers a certified copy of the Buyer A&R Charter and the Buyer A&R Bylaws;

(xii) deliver to AP Hostess LP a certified copy of the certificate of incorporation of Merger Sub;

(xiii) deliver to AP Hostess LP a copy of the AP Hostess Holdings Merger Agreement, duly executed by the Buyer and by Merger Sub;

(xiv) deliver to Hostess CDM Co-Invest a copy of the Contribution and Purchase Agreement, duly executed by the Buyer;

(xv) deliver to the Sellers a copy of the Exchange Agreement, duly executed by the Buyer;

(xvi) deliver to the Sellers a copy of the Tax Receivable Agreement, duly executed by the Buyer;

(xvii) deliver to the Sellers a copy of the Registration Rights Agreement, duly executed by the Buyer;

(xviii) deliver to the Sellers a copy of the Escrow Agreement, duly executed by the Buyer and the Escrow Agent; and

(xix) deliver to the Sellers all other documents, instruments or certificates required to be delivered by the Buyer at or prior to the Closing pursuant to Section 7.2.

(c) At the Closing, AP Hostess LP will deliver to the Buyer:

(i) a copy of the AP Hostess Holdings Merger Agreement, duly executed by AP Hostess Holdings;

(ii) a copy of the Tax Receivable Agreement, duly executed by AP Hostess LP;

(iii) a copy of the Registration Rights Agreement, duly executed by AP Hostess LP; and

(iv) all documents, instruments or certificates required to be delivered by AP Hostess LP or AP Hostess Holdings at or prior to the Closing pursuant to Section 7.1.

(d) At the Closing, Hostess CDM Co-Invest and CDM Hostess will deliver to the Buyer:

(i) a copy of the Hostess Holdings A&R LPA, duly executed by Hostess CDM Co-Invest and CDM Hostess;

(ii) a copy of the Contribution and Purchase Agreement, duly executed by Hostess CDM Co-Invest and CDM Hostess; and

(iii) a copy of the Exchange Agreement, duly executed by Hostess CDM Co-Invest and CDM Hostess;

(iv) a copy of the Tax Receivable Agreement, duly executed by CDM Hostess and Hostess CDM Co-Invest;

(v) a copy of the Registration Rights Agreement, duly executed by CDM Hostess and Hostess CDM Co-Invest; and

(vi) all documents, instruments or certificates required to be delivered by Hostess CDM Co-Invest or CDM Hostess at or prior to the Closing pursuant to Section 7.1.

(e) At the Closing, AP Hostess LP and Hostess CDM Co-Invest will deliver to the Buyer:

(i) a copy of the Management LLC Merger Agreement, duly executed by Hostess Holdings and Management LLC;

(ii) a copy of the Exchange Agreement, duly executed by Hostess Holdings; and

(iii) a copy of the Hostess Holdings A&R LPA, duly executed by Hostess Holdings and Hostess GP.

(f) At the Closing, the Sellers’ Representative will deliver to the Buyer:

(i) a true and complete schedule reflecting (A) the Closing Cash Payment Amount, the Closing Number of Securities, the Deleveraging Amount, the AP Hostess LP Tax Adjustment Amount, (B) the amount of cash to be paid to each Cash Recipient pursuant to Section 2.4(b), (C) the number of shares of Buyer Class A Common Stock to be issued to AP Hostess LP pursuant to Section 2.4(b), (D) the number of shares of Buyer Class B Common Stock to be issued to CDM Hostess and Hostess CDM Co-Invest pursuant to clause Section 2.4(b), (E) the number of Specified Matter AP Hostess LP Escrow Shares, Specified Matter CDM Hostess Escrow Shares and Specified Matter Hostess CDM Co-Invest Escrow Shares, (F) the number of Class B LP Units to be purchased by the Buyer from Hostess CDM Co-Invest and CDM Hostess pursuant to the Contribution and Sale Agreement, and (G) the Allocation (the “Allocation Schedule”); and

(ii) a copy of the Escrow Agreement, duly executed by the Sellers’ Representative.

(g) The number of shares of Buyer Class A Common Stock and Buyer Class B Common Stock which each Seller is entitled to receive under this Section 2.4 shall be rounded up to the nearest whole number of shares.

Section 2.5. Purchase Price Adjustment.

(a) Estimated Adjustment Statement. No later than five Business Days prior to the Closing Date, the Sellers’ Representative, on behalf of the Sellers, shall deliver to the Buyer a statement (the “Estimated Adjustment Statement”) setting forth the Sellers’ good faith estimate of: (i) the Closing Working Capital (such estimate, the

“Estimated Closing Working Capital”); (ii) the Closing Rollover Indebtedness Amount (the “Estimated Rollover Indebtedness Amount”); (iii) the Hostess Transaction Costs (the “Estimated Hostess Transaction Costs”); (iv) Hostess Cash (the “Estimated Hostess Cash”); and (v) the LTIP Payment Amount (the “Estimated LTIP Payment Amount”) and the amount payable to each holder of any award outstanding under the LTIP, together with instructions that list the applicable bank accounts designated to facilitate payment by the Buyer of the Estimated Hostess Transaction Costs and all relevant supporting documentation used by the Sellers in calculating such amounts. The Estimated Closing Working Capital, the Estimated Rollover Indebtedness Amount, the Estimated Hostess Transaction Costs, the Estimated Hostess Cash and the Estimated LTIP Payment Amount (as contained in the Estimated Adjustment Statement delivered by the Sellers’ Representative to the Buyer) shall be binding on the Parties for the purposes of determining the Estimated Closing Consideration Amount.

(b) Adjustment Statement. Within 90 days after the Closing Date, the Buyer will prepare, or cause to be prepared, and deliver to the Sellers’ Representative an unaudited statement (the “Adjustment Statement”), which shall set forth the Buyer’s good faith calculation of each of the Closing Working Capital, the Hostess Transaction Costs, Hostess Cash, the Closing Rollover Indebtedness Amount and the LTIP Payment Amount. At the Buyer’s request, the Sellers (i) shall reasonably cooperate with and assist, and shall cause their respective Representatives to reasonably cooperate with and assist, the Buyer and its Representatives in the preparation of the Adjustment Statement and (ii) shall provide the Buyer and its Representatives with any information reasonably requested by the Buyer that is necessary for the preparation of the Adjustment Statement. For illustrative purposes, an example of the elements of Closing Working Capital, as if the Closing Date were May 31, 2016, is attached as Schedule C hereto. Any amounts set forth in the Adjustment Statement that are equal to the corresponding amounts set forth in the Estimated Adjustment Statement shall be final and binding upon delivery of the Adjustment Statement.

(c) Adjustment Review Period and Notice of Objection. Upon receipt from the Buyer, the Sellers shall have 45 days to review the Adjustment Statement (the “Adjustment Review Period”). At the request of the Sellers’ Representative, the Buyer (i) shall reasonably cooperate and assist, and shall cause its Subsidiaries, including the Hostess Entities, and each of their respective Representatives to reasonably cooperate and assist, the Sellers’ Representative and its Representatives in the review of the Adjustment Statement (including by requesting their respective accountants to deliver to the Sellers’ Representative and its Representatives copies of their work papers relating to the Hostess Entities) and (ii) shall provide the Seller’ Representative and its Representatives with any information reasonably requested by the Sellers that is necessary for their review of the Adjustment Statement. If the Sellers disagree with the Buyer’s computation of the Closing Working Capital, the Hostess Transaction Costs, Hostess Cash, the Closing Rollover Indebtedness Amount or the LTIP Payment Amount (each as set forth in the Adjustment Statement), the Sellers’ Representative shall, on or prior to the last day of the Adjustment Review Period, deliver a written notice to the Buyer (the “Adjustment Notice of Objection”) that sets forth the Sellers’ objections to the Buyer’s calculation of the Closing Working Capital, the Hostess Transaction Costs, Hostess Cash, the Closing Rollover Indebtedness Amount and the LTIP Payment Amount, as applicable. Any Adjustment Notice of Objection shall specify those items or amounts with which the Sellers disagree and shall set forth the Sellers’ calculation of the Closing Working Capital, the Hostess Transaction Costs, Hostess Cash, the Closing Rollover Indebtedness Amount or the LTIP Payment Amount, as applicable, based on such objections (it being understood that the Sellers shall be deemed to have accepted the Buyer’s calculation of any amounts set forth on the Adjustment Statement to which the Sellers’ Representative does not object in the Adjustment Notice of Objection).

(d) Adjustment Dispute Resolution. If the Sellers’ Representative does not deliver an Adjustment Notice of Objection to the Buyer with respect to an item contained in the Adjustment Statement within the Adjustment Review Period, the Sellers shall be deemed to have accepted the Buyer’s calculation of the underlying item of the Closing Working Capital, the Hostess Transaction Costs, Hostess Cash, the Closing Rollover Indebtedness Amount and the LTIP Payment Amount, as applicable, and such calculation shall be final, conclusive and binding. If the Sellers’ Representative delivers an Adjustment Notice of Objection to the Buyer within the

Adjustment Review Period, the Buyer and the Sellers shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Closing Working Capital, the Hostess Transaction Costs, Hostess Cash, the Closing Rollover Indebtedness Amount or the LTIP Payment Amount, as applicable. If, at the end of such period or any mutually agreed extension thereof, the Buyer and the Sellers are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to a nationally recognized independent accounting firm mutually acceptable to the Buyer and the Sellers or any individual who, in the reasonable determination of the Buyer and the Sellers, is qualified and capable to serve in the capacity for which such nationally recognized independent accounting firm would have served pursuant to this Section 2.5 (such firm or individual, the “Independent Expert”). The Parties shall instruct the Independent Expert promptly to review this Section 2.5, as well as the Adjustment Statement, Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, the Closing Working Capital, the Hostess Transaction Costs, Hostess Cash, the Closing Rollover Indebtedness Amount or the LTIP Payment Amount, as applicable, set forth in the Adjustment Statement requires adjustment pursuant to the terms of this Agreement. The Independent Expert shall base its determination solely on written submissions by the Buyer and the Sellers and not on an independent review. The Buyer and the Sellers shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than 45 days after its retention, the Independent Expert shall deliver to the Buyer and the Sellers a report that sets forth its resolution of the disputed items and amounts and its calculation of the Closing Working Capital, the Hostess Transaction Costs, Hostess Cash or the Closing Rollover Indebtedness Amount, as applicable; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by the Buyer, on one hand, and the Sellers, on the other hand, nor less than the smallest value for such item claimed by the Buyer, on one hand, and the Sellers, on the other hand. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between the Buyer, on the one hand, and the Sellers, on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert. The Buyer and the Sellers agree to execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Independent Expert.

(e) Final Adjustment Amounts. For purposes of this Agreement, “Final Closing Working Capital”, “Final Hostess Transaction Costs”, “Final Hostess Cash”, “Final Rollover Indebtedness Amount”, and “Final LTIP Payment Amount” mean the amount of such items (i) as shown in the Adjustment Statement delivered by the Buyer to the Sellers’ Representative pursuant to Section 2.5(b), if such amounts are equal to the corresponding amounts set forth in the Estimated Adjustment Statement or if no Adjustment Notice of Objection with respect thereto is timely delivered by the Sellers’ Representative to the Buyer pursuant to Section 2.5(d) or (ii) if an Adjustment Notice of Objection is so delivered, (A) as agreed by the Buyer and the Sellers pursuant to Section 2.5(d) or (B) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.5(d).

(f) Closing Consideration Adjustment. Within five Business Days after the Final Closing Consideration Amount has been finally determined pursuant to this Section 2.5:

(i) if the Final Closing Consideration Amount is less than the Estimated Closing Consideration Amount, the Buyer shall be entitled to receive a payment in cash out of the Adjustment Escrow Account in an amount equal to such difference; provided, that if such amount exceeds the Adjustment Escrow Amount, (A) the Buyer shall be entitled to receive the entire Adjustment Escrow Amount and (B) each Seller shall severally, but not jointly, pay to Hostess Holdings an aggregate amount equal to (I) such Sellers’s Pro-Rata Share, multiplied by (II) the amount of such difference; and

(ii) if the Final Closing Consideration Amount is greater than the Estimated Closing Consideration Amount, (A) each Seller shall be entitled receive its Pro-Rata Share of the Adjustment Escrow Amount from the

Adjustment Escrow Account and (B) the Buyer shall cause Hostess Holdings to pay to each Seller an amount equal to (I) such Seller’s Pro-Rata Share, multiplied by (II) the amount of such difference.

(g) Payment of Adjustment Amounts. Any payment required to be made by (i) the Sellers pursuant to this Section 2.5 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of Hostess Holdings designated in writing by the Buyer at least one Business Day prior to such transfer and (ii) Hostess Holdings on behalf of the Buyer pursuant to this Section 2.5 shall be made by wire transfer of immediately available funds in U.S. dollars to the account(s) designated in writing by the Sellers’ Representative at least one Business Day prior to such transfer.

(h) Interest. The amount of any payment to be made pursuant to this Section 2.5 shall bear interest from and including the Closing Date to, but excluding, the date of payment at a rate per annum equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition on the Closing Date. Such interest shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding.

(i) Tax Treatment. Any payments made pursuant to this Section 2.5 and all Tax Receivable Payments shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by applicable Law.

(j) AP Hostess LP Tax Adjustment. Notwithstanding anything to the contrary in this Agreement, in the event that any payment of cash under this Agreement or under the Tax Receivable Agreement to AP Hostess LP or its successors or assignees would cause the cumulative amount treated as paid in cash for U.S. federal income tax purposes to AP Hostess LP pursuant to this Agreement and the Tax Receivable Agreement to exceed 60% of an amount equal to (i) the fair market value of shares of Buyer Class A Common Stock to be issued to AP Hostess LP hereunder (determined by using the average of the high and low trading price on the date that AP Hostess LP became entitled to such payment), plus (ii) the cumulative amount of cash paid to AP Hostess LP pursuant to this Agreement and the Tax Receivable Agreement (the “Maximum Cash Amount”), then such excess cash amount (the “AP Hostess LP Tax Adjustment Amount”) shall instead be paid to AP Hostess LP or its successors or assignees in the form of a number of shares of Buyer Class A Common Stock equal to (A) the AP Hostess LP Tax Adjustment Amount divided by (B) the Adjustment Per Share Price (the “AP Hostess LP Tax Adjustment Shares”); provided, that such excess cash amount shall be further adjusted so as to not exceed the Maximum Cash Amount taking into account the average of the high and low trading price of the AP Hostess LP Tax Adjustment Shares on the date that AP Hostess LP or its successors or assignees became entitled to such AP Hostess LP Tax Adjustment Shares.

Section 2.6. Earn Out.

(a) Initial Hostess EBITDA Statement. Within 30 calendar days following the completion of the audited GAAP financial statements of the Buyer and its Subsidiaries for (i) the 2016 Measurement Year, the Buyer shall deliver to the Sellers’ Representative, and (ii) the 2017 Measurement Year, the Buyer shall deliver to Hostess CDM Co-Invest, an unaudited statement that sets forth in reasonable detail the Buyer’s calculation of the Hostess EBITDA for such Measurement Year and the elements thereof (each such statement, an “Initial Hostess EBITDA Statement”). Each Initial Hostess EBITDA Statement shall (A) specifically and separately identify (I) each excluded item from Hostess EBITDA and (II) each adjustment to Hostess EBITDA, (B) include a schedule reconciling the Hostess EBITDA to the audited GAAP financial statements of the Buyer and its Subsidiaries for such Measurement Year (it being understood that for the 2016 Measurement Year such reconciliation shall only be required for the period from the Closing Date through December 31, 2016), (C) include all backup calculations reasonably necessary to arrive at the Buyer’s calculation of Hostess EBITDA for such Measurement Year, and (D) be certified by the Chief Financial Officer of the Buyer as having been calculated in accordance with the terms of this Section 2.6 and the definition of Hostess EBITDA. In order to facilitate the Sellers’ review of each Initial Hostess EBITDA Statement, the Buyer shall (I) at its own expense and promptly upon request by the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, request that its independent auditors make available their work papers to the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, and (II) make available to the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, such other back-up materials used by the Buyer in preparing the Initial Hostess EBITDA Statement as the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, may reasonably request. For illustrative purposes, an example of the elements of Hostess EBITDA with respect to the fiscal year ending December 31, 2015 is set forth on Schedule D hereto. For the avoidance of doubt, neither the Sellers’ Representative nor AP Hostess LP shall be responsible for compliance with this Section 2.6 with respect to the 2017 Measurement Year, nor shall such Parties have any other obligations or liabilities with respect to the 2017 Measurement Year, which compliance, obligations and liabilities shall be solely the responsibility of Hostess CDM Co-Invest.

(b) Earn Out Review Period and Notice of Objection. Upon receipt from the Buyer, the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, shall have 45 days to review each Initial Hostess EBITDA Statement (the “Earn Out Review Period”). At the request of the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, the Buyer (i) shall reasonably cooperate and assist, and shall cause its Subsidiaries, including the Hostess Entities, and each of their respective Representatives to reasonably cooperate and assist, the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, and their respective Representatives in the review of the Initial Hostess EBITDA Statement (including by requesting their respective accountants to deliver to the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, and their respective Representatives copies of their work papers relating to the Hostess Entities) and (ii) shall provide the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, and their respective Representatives with any information reasonably requested by such Persons that is necessary for their review of the Adjustment Statement. If the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, disagrees with the Buyer’s computation of Hostess EBITDA for the applicable Measurement Year as set forth in the applicable Initial Hostess EBITDA Statement, the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, shall, on or prior to the last day of the Earn Out Review Period, deliver a written notice to the Buyer (the “Earn Out Notice of Objection”) that sets forth the Sellers’ Representative’s or Hostess CDM Co-Invest’s, as applicable, objections to the Buyer’s calculation of the Hostess EBITDA for the applicable Measurement Year. Any Earn Out Notice of Objection shall specify those items or amounts with which the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, disagree and shall set forth the Sellers’ Representative’s or Hostess CDM Co-Invest’s, as applicable, calculation of the Hostess EBITDA for the applicable Measurement Year based on such objections (it being understood that the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, shall be deemed to have accepted the Buyer’s calculation of any amounts set forth on the Initial Hostess EBITDA Statement to which the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, does not object in the Earn Out Notice of Objection).

(c) Earn Out Dispute Resolution. If the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, does not deliver an Earn Out Notice of Objection to the Buyer with respect to an item contained in the applicable Initial Hostess EBITDA Statement within the applicable Earn Out Review Period, the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, shall be deemed to have accepted the Buyer’s calculation of the underlying item of Hostess EBITDA for such Measurement Year, and such calculation shall be final, conclusive and binding. If the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, delivers an Earn Out Notice of Objection to the Buyer within the applicable Earn Out Review Period, the Buyer and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, shall, during the 30 days following such delivery or any mutually agreed extension thereof, use their good faith efforts to reach agreement on the disputed items and amounts in order to determine the amount of the disputed Hostess EBITDA. If, at the end of such period or any mutually agreed extension thereof, the Buyer and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, are unable to resolve their disagreements, they shall jointly retain and refer their disagreements to the Independent Expert (to be selected in accordance with the procedures set forth in Section 2.5(d)). The Parties shall instruct the Independent Expert promptly to review this Section 2.6, as well as the applicable Initial Hostess EBITDA Statement, Earn Out Notice of Objection and any other materials reasonably requested by the Independent Expert, and to determine, solely with respect to the disputed items and amounts so submitted, whether and to what extent, if any, Hostess EBITDA set forth in the applicable Initial Hostess EBITDA

Statement requires adjustment pursuant to the terms of this Agreement. The Independent Expert shall base its determination solely on written submissions by the Buyer and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, and not on an independent review. The Buyer and the Sellers shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert. As promptly as practicable, but in no event later than 45 days after its retention, the Independent Expert shall deliver to the Buyer and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, a report that sets forth its resolution of the disputed items and amounts and its calculation of Hostess EBITDA for the applicable Measurement Year; provided, however, that the Independent Expert may not assign a value to any item greater than the greatest value for such item claimed by the Buyer, on one hand, and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, on the other hand, nor less than the smallest value for such item claimed by the Buyer, on one hand, and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, on the other hand. The decision of the Independent Expert shall be final, conclusive and binding on the Parties. The costs and expenses of the Independent Expert shall be allocated between the Buyer, on the one hand, and the Sellers’ Representative (on behalf of the Sellers) or Hostess CDM Co-Invest, as applicable, on the other hand, based upon the percentage that the portion of the aggregate contested amount not awarded to each Party bears to the aggregate amount actually contested by such Party, as determined by the Independent Expert. The Buyer and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, agree to execute, if requested by the Independent Expert, a reasonable engagement letter, including customary indemnities in favor of the Independent Expert.

(d) Final Hostess EBITDA. For purposes of this Agreement, “Final Hostess EBITDA” for each Measurement Year means the Hostess EBITDA (i) as shown in the Initial Hostess EBITDA Statement delivered by the Buyer to the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, pursuant to Section 2.6(a) if no Earn Out Notice of Objection with respect thereto is timely delivered by the Buyer to the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, pursuant to Section 2.6(b) or (ii) if an Earn Out Notice of Objection is so delivered, (A) as agreed by the Buyer and the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, pursuant to Section 2.6(c) or (B) in the absence of such agreement, as determined in the Independent Expert’s report delivered pursuant to Section 2.6(c).

(e) Issuance of Earn Out Shares. Following the Closing, and as additional consideration for the Management LLC Merger, the AP Hostess Holdings Merger and the Contribution and Purchase, within two Business Days after the Final Hostess EBITDA for the applicable Measurement Year has been finally determined pursuant to this Section 2.6, the Buyer shall issue the following shares of Buyer Class A Common Stock (the “Earn Out Shares”), subject to the terms and conditions set forth in this Agreement and the other Transaction Documents:

(i) if Final Hostess EBITDA for the 2016 Measurement Year is equal to or greater than $225,400,000 (the “2016 EBITDA Target”), the Buyer shall issue the 2016 Earn Out Shares to the Sellers (in accordance with their respective Pro-Rata Shares) promptly, but in any event within five Business Days after the Final Hostess EBITDA for the 2016 Measurement Year has been finally determined pursuant to this Section 2.6;

(ii) if (A) Final Hostess EBITDA for the 2016 Measurement Year is less than the 2016 EBITDA Target and (B) Final Hostess EBITDA for the 2017 Measurement Year is equal to or greater than $240,500,000 (the “2017 Catch Up EBITDA Target”), the Buyer shall issue the 2016 Earn Out Shares to Hostess CDM Co-Invest promptly, but in any event within five Business Days after the Final Hostess EBITDA for the 2017 Measurement Year has been finally determined pursuant to this Section 2.6;

(iii) if Final Hostess EBITDA for the 2017 Measurement Year is equal to or greater than $245,500,000 (the “2017 EBITDA Target”), the Buyer shall issue the 2017 Earn Out Shares to Hostess CDM Co-Invest promptly, but in any event within five Business Days after the Final Hostess EBITDA for the 2017 Measurement Year has been finally determined pursuant to this Section 2.6; and

(iv) if (i) Final Hostess EBITDA for the 2016 Measurement Year is less than the 2016 EBITDA Target and (ii) Final Hostess EBITDA for the 2017 Measurement Year is less than the 2017 Catch Up EBITDA Target, then the Buyer shall not be required to issue any Earn Out Shares.

(f) Issuances to Holders of Buyer Class B Common Stock. Notwithstanding anything to the contrary set forth herein or in the other Transaction Documents, if any Earn-Out Shares are to be issued to CDM Hostess or Hostess CDM Co-Invest and at the time of such issuance, such Seller holds any Buyer Class B Common Stock and Class B LP Units, then in lieu of issuing Buyer Class A Common Stock to such Seller, the Buyer shall (i) issue to such Seller an equivalent number of shares of Buyer Class B Common Stock and (ii) cause Hostess Holdings to issue to such Seller an equivalent number of Class B LP Units, which Buyer Class B Common Stock and Class B LP Units shall be subject to the exchange rights set forth in the Exchange Agreement and shall be deemed “Earn Out Shares” for purposes of this Agreement.

(g) Acceleration Event. Upon the occurrence of an Acceleration Event:

(i) prior to the determination of Final Hostess EBITDA for the 2016 Measurement Year (and issuance of any Earn Out Shares to be issued in connection therewith), the Buyer shall, immediately prior to such Acceleration Event, issue the 2016 Earn Out Shares and the 2017 Earn Out Shares to the Sellers; or

(ii) following the determination of Final Hostess EBITDA for the 2016 Measurement Year (and issuance of any Earn Out Shares to be issued in connection therewith), but prior to the determination of Final Hostess EBITDA for the 2017 Measurement Year (and issuance of any Earn Out Shares to be issued in connection therewith), (A) if Hostess EBITDA for the 2016 Measurement Year was equal to or greater than the 2016 EBITDA Target, the Buyer shall issue the 2017 Earn Out Shares to the Sellers immediately prior to such Acceleration Event and (B) if Hostess EBITDA for the 2016 Measurement Year was less than the 2016 EBITDA Target, the Buyer shall, immediately prior to such Acceleration Event, issue the 2016 Earn Out Shares and the 2017 Earn Out Shares to the Sellers.

(h) Earn Out Covenants. Other than pursuant to the express terms of the Transaction Documents, from the Closing until the earlier of (i) the end of the 2017 Measurement Year and (ii) the issuance of the Earn Out Shares in accordance with Section 2.6(g) (the “Earn Out Period”), the Buyer (A) shall not, and shall cause each of its controlled Affiliates (including the Hostess Entities) to not, without the prior written consent of the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, take any actions that have the primary purpose of avoiding, reducing or preventing the achievement or attainment of the 2016 EBITDA Target, the 2017 Catch Up EBITDA Target or the 2017 EBITDA Target, (B) shall, and shall cause each of its controlled Affiliates (including the Hostess Entities), to conduct the business of the Hostess Entities in good faith, and (C) shall reserve and keep available for issuance such number of shares of Buyer Class A Common Stock and Buyer Class B Common Stock as shall from time to time be sufficient to permit the issuance of all Earn Our Shares and shall take all action required to increase the authorized number of shares of Buyer Class A Common Stock or Buyer Class B Common Stock, as applicable, if at any time there shall be insufficient authorized and unissued shares to permit such reservation.

(i) Further Actions; Termination of Earn Out. The Buyer shall take such actions as are reasonably requested by the Sellers’ Representative or Hostess CDM Co-Invest, as applicable, to evidence the issuances pursuant to this Section 2.6. Immediately following the issuance of all of the applicable Earn Out Shares as required hereunder, all obligations of the Buyer under this Section 2.6 shall terminate and cease to have any further force or effect.

(j) Tax Treatment of Earn Out Shares and Tax Receivable Payments. Any issuance of Earn Out Shares, including any issuance of Earn Out Shares made upon the occurrence of an Acceleration Event pursuant to Section 2.6(g), and any payments made pursuant to the Tax Receivable Agreement, shall be treated as an adjustment to the Purchase Price by the Parties for Tax purposes, unless otherwise required by applicable Law.

(k) Adjustments to EBITDA Targets. If, during the Earn Out Period, the Buyer or any of its Subsidiaries makes any acquisition or divestitures of a company, business or assets and such event would, in the opinion of the board of directors of the Buyer (acting reasonably and in good faith) have an effect on the Hostess EBITDA for any Measurement Year, then the 2016 EBITDA Target, the 2017 Catch Up EBITDA Target or the 2017 EBITDA Target, as applicable, shall be adjusted in such a manner as, in the board of directors’ opinion (acting reasonably and in good faith), would be appropriate for purposes of taking into account the pro-forma full-year impact of such acquisition or disposition (including synergies actually realized in-year) on Hostess EBITDA for the Measurement Year in which such acquisition or divestiture takes place as well as for any Measurement Years following that year. For illustrative purposes only, if an acquisition results in a $50,000,000 increase in Hostess EBITDA for a Measurement Year, the applicable target for such Measurement Year will be increased by $50,000,000.

Section 2.7. Allocation. The Buyer and the Sellers agree to allocate the Estimated Closing Consideration Amount among the Closing Hostess Securities in accordance with the values assigned to such Closing Hostess Securities on the Allocation Schedule (the “Allocation”). As soon as reasonably practicable after the Closing Date, but not more than 60 days following the Closing Date, the Buyer shall provide the Sellers’ Representative with one or more schedules allocating the Estimated Closing Consideration Amount, cash payment on account of the membership interests and any other cash and liabilities of Hostess Holdings treated as Purchase Price for Tax purposes (the “Tax Purchase Price”), and setting forth the Code Section 743 basis adjustment. The Buyer shall take all reasonable comments to such schedules provided by the Sellers’ Representative. The Parties shall each bear their respective expenses and costs of external advisors (including valuation experts) incurred in preparing the Allocation and schedules under this Section 2.7 and defending any Legal Proceeding in connection with the Allocation. The determination and allocation of the Tax Purchase Price Code Section 743 adjustments derived pursuant to this Section 2.7 shall be binding on the Parties for all Tax reporting purposes, except as required by Law. The Buyer shall cause Hostess Holdings and Management LLC to file a valid election under Section 754 of the Code (and any equivalent election for applicable state and local Income Tax purposes), which Code Section 754 election (and equivalent election) shall be filed by Hostess Holdings and Management LLC with its U.S. federal Income Tax Return (and applicable state and local Income Tax Returns) for the taxable year that includes the Closing Date and shall be effective for such year and any other forms necessary for the completion of a valid Code Section 754 election (and equivalent election) effective as of such taxable year. The Buyer shall cause Hostess Holdings and Management LLC to have a valid section 754 election in effect in the Tax Return of Hostess Holdings and Management LLC for the Tax year which includes the Closing Date for U.S. federal Income Tax purposes, and with respect to Hostess Holdings, for all subsequent years. The Allocation shall be adjusted, consistent with the Allocation Schedule, and the allocation of the Tax Purchase Price shall be adjusted, in each case, to reflect any adjustment to the Purchase Price pursuant to Section 2.5 or as otherwise provided under this Agreement. Except as required by Law, the Buyer and the Sellers shall report an allocation of the Tax Purchase Price in a manner entirely consistent with the Allocation and the allocation of the Tax Purchase Price and shall not take any position inconsistent with this Section 2.7 in the filing of any Tax Returns or in the course of any audit by any Governmental Entity, Tax review or Tax proceeding relating to any Tax Returns; provided, however, that if any Party’s allocation of the Tax Purchase Price pursuant to this Section 2.7 is successfully challenged in the course of any Legal Proceeding by a Governmental Entity, (a) the applicable Party shall promptly notify the other Parties in writing of such challenge and include a reasonably detailed description of such challenge and (b) the other Parties may adjust their respective determination and allocation of the Tax Purchase Price (and any corresponding Code Section 743 adjustments) to reflect the determination of such Governmental Entity.

Section 2.8. No Withholding. The Buyer will be entitled to deduct and withhold from the amounts otherwise payable by it pursuant to this Agreement to any Person such amounts as it is required by applicable Law to deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law; provided, that except with respect to any withholding obligation resulting from any change in Law arising on or after the date hereof, it shall not withhold on account of U.S. federal Income Taxes with respect to an applicable Seller that complies with the provisions of Section 6.14(b). In the event that any amount is so deducted and withheld, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom the payment from which such amounts were withheld was made.

Section 2.9. Issuance of LP Units. Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that:

(a) Hostess Holdings Capitalization. Immediately following the consummation of the Management Merger and the adoption of the Hostess Holdings A&R LPA (but, for the avoidance of doubt, prior to the consummation of the Contribution and Purchase), the capitalization of Hostess Holdings shall be consistent with this Section 2.9, and the Parties shall take all action necessary and appropriate to cause Schedule A to the Hostess Holdings A&R LPA and Schedule A to the Contribution and Purchase Agreement to be prepared in a manner consistent with this Section 2.9:

(i) the number of Class A LP Units issued and outstanding shall equal the number of shares of Buyer Class A Common Stock then issued and outstanding;

(ii) the number of Class B LP Units then held by Hostess CDM Co-Invest shall be equal to the sum of (A) the quotient (rounded up to the nearest whole number) of (I) the cash amount payable to Hostess CDM Co-Invest pursuant to Section 2.4(b)(ii) divided by (II) the Closing Per Share Price, plus (B) the number of shares of Buyer Class B Common Stock to be delivered to Hostess CDM Co-Invest pursuant to Section 2.4(b)(v); and

(iii) the number of Class B LP Units then held by CDM Hostess shall be equal to the sum of (A) the quotient (rounded up to the nearest whole number) of (I) the cash amount payable to CDM Hostess pursuant to Section 2.4(b)(iii) divided by (II) the Closing Per Share Price, plus (B) the number of shares of Buyer Class B Common Stock to be delivered to CDM Hostess pursuant to Section 2.4(b)(vi).

(b) Class B LP Units. Immediately following the Contribution and Purchase, after giving effect to the cancellation of the Class B LP Units pursuant to Section 7.2(d) of the Hostess Holdings A&R LPA, the number of issued and outstanding Class B LP Units shall equal the number of Buyer Class B Common Stock then issued and outstanding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS

Each of the Sellers, severally, but not jointly, and solely with respect to such Seller, represents and warrants to the Buyer (and solely with respect to Section 3.9, each of Hostess CDM Co-Invest and CDM Hostess represent and warrant to AP Hostess LP) that each statement contained in this Article III as it applies to such Seller is true and correct as of the date hereof, except as set forth in the disclosure schedules accompanying this Agreement (collectively, the “Disclosure Schedule”).

Section 3.1. Organization and Existence. Each Seller is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation.

Section 3.2. Authority and Enforceability. Each such Seller has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which such Seller is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party, and the consummation by such Seller of the Transactions, have been duly authorized by all necessary action on the part of such Seller, and no other action is necessary on the part of such Seller to authorize this Agreement and the other Transaction Documents to which such Seller is a party or to consummate the Transactions. This Agreement has been, and the other Transaction Documents to which such Seller is a party will be at Closing, duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and the other Transaction Documents to which such Seller is a party will constitute at Closing, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

Section 3.3. Noncontravention.

(a) Neither the execution, delivery and performance of this Agreement or the other Transaction Documents to which such Seller is a party by such Seller, nor the consummation of the Transactions, will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the Organizational Documents of such Seller, (ii) violate any Law or Order applicable to such Seller or (iii) except as set forth on Section 3.3(a) of the Disclosure Schedule, result in a breach of or default under, require consent under, violate any Contract to which such Seller is a party, except in the case of clause (iii) to the extent that any such violation, breach, default or requirement would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect or a material adverse effect on such Seller’s ability to perform its obligations hereunder.

(b) No Permit or Filing is required in connection with the execution and delivery of this Agreement or the other Transaction Documents to which such Seller is a party by such Seller, the performance by such Seller of its obligations hereunder and thereunder or the consummation by such Seller of the Transactions other than (i) Permits and Filings set forth on Section 3.3(b) of the Disclosure Schedule, (ii) Permits and Filings that have been obtained or made by such Seller prior to the date hereof and (iii) Permits and Filings the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Seller’s ability to perform its obligations hereunder.

Section 3.4. Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of such Seller, threatened against or otherwise relating to such Seller that (a) challenge or seek to enjoin, alter or materially delay the Transactions or (b) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Seller’s ability to perform its obligations hereunder.

Section 3.5. Capitalization. As of the date hereof, such Seller owns (of record and beneficially) the Hostess Securities set forth opposite such Seller’s name on Schedule A under the heading “Hostess Securities” free and clear of all Liens (other than other than Liens arising pursuant to applicable securities Laws). At the Closing, such Seller will transfer to the applicable Person (or such Person will succeed by operation of law to) all of such Seller’s right, title and interest in and to such Seller’s Closing Hostess Securities free and clear of all Liens (other than other than Liens arising pursuant to applicable securities Laws), in each case in accordance with the applicable Transaction Documents. Immediately after giving effect to the consummation of the Transactions, the Buyer shall own (of record and beneficially) all of the Closing Hostess Securities directly (other than the AP Hostess Holdings Common Stock, to which the Buyer shall succeed by operation of law).

Section 3.6. Brokers. Other than fees or commissions for which the Sellers will be solely responsible, such Seller does not have any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the Transactions.

Section 3.7. Buyer Shares. Such Seller acknowledges that the shares Buyer Class A Common Stock or shares of Buyer Class B Common Stock or LP Units being acquired pursuant to this Agreement and the other Transaction Documents have not been registered under the Securities Act or under any state or foreign securities Laws. Such Sellers is acquiring such Equity Interests for its own account solely for investment purposes and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities Laws. Such Seller acknowledges that such Equity Interests will not be registered under the Securities Act or any applicable state or foreign securities Laws and that such Equity Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities Laws, as applicable. Such Seller has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Buyer Class A Common Stock or Buyer Class B Common Stock or LP Units and is capable of bearing the economic risks of such investment. Such Seller is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3.8. Independent Investigation. Such Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the Transactions. Such Seller has conducted its own independent review and analysis of, and based thereon has formed an independent judgment concerning, the assets, liabilities, condition, operations and prospects of the business of the Buyer and the Buyer Capital Stock. In entering into this Agreement and the other Transaction Documents to which it is a party, such Seller relied solely upon its own review and analysis and the specific representations and warranties of the Buyer expressly set forth in Article V and not on any representations, warranties, statements or omissions by any Person other than the Buyer, or by the Buyer other than those specific representations and warranties expressly set forth in Article V. Such Seller acknowledges that, except for the representations and warranties expressly set forth in Article V, none of the Buyer, its Affiliates nor any of their respective Related Parties has made or makes, and such Seller has not relied on and is not relying on, any representation, warranty or statement, either express or implied, (a) as to the accuracy or completeness of any of the information delivered or made available to such Seller or any of its Related Parties and (b) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the business of the Buyer delivered or made available to such Seller or any of its Related Parties or lenders.

Section 3.9. Contracts with the Buyer. None of Hostess CDM Co-Invest, CDM Hostess nor any of their respective Affiliates is party to any Contract with the Buyer or any of its Affiliates other than the Transaction Documents and any other Contracts entered into in connection with the Transactions, true, correct and complete copies of which have been provided to AP Hostess LP.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING

TO THE HOSTESS COMPANIES

Each of the Sellers, severally, but not jointly, represents and warrants to the Buyer that each statement contained in this Article IV is true and correct as of the date hereof, except as set forth in the Disclosure Schedule; provided, however, notwithstanding anything to the contrary set forth herein, the statements contained in this Article IV with respect to (a) AP Hostess Holdings are made only by AP Hostess LP, (b) the Class C GP Interests and the Class C LP Interests are made solely by Hostess CDM Co-Invest and (c) the Class C Units in Management LLC are made solely by CDM Hostess.

Section 4.1. Organization and Existence. Each Hostess Company is duly organized, validly existing and in good standing under the Laws of the state of its formation, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each Hostess Company is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

Section 4.2. Capitalization of the Hostess Companies.

(a) Section 4.2(a) of the Disclosure Schedule sets forth, for each Hostess Company as of the date hereof, (i) the number and kind of its authorized Equity Securities, (ii) the number and kind of its issued and outstanding

Equity Securities and (iii) the names of all owners of its Equity Securities and the number and kind of Equity Securities held by each such owner. All issued and outstanding Equity Securities of the Hostess Companies have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Laws, the Organizational Documents of the Hostess Companies or any Contract to which any Hostess Company is a party or otherwise bound.

(b) Except as set forth on Section 4.2(b) of the Disclosure Schedule, (i) there are no outstanding restrictions on transfers or voting on the Equity Securities of each Hostess Company, and (ii) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” rights, appreciation rights, performance units, commitments or Contracts of any kind to which any Hostess Company is a party or by which any of them is bound obligating any Hostess Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Interests in, or any security convertible or exercisable for or exchangeable into any Equity Interests in any Hostess Company.

Section 4.3. Subsidiaries.

(a) A true and complete list of each Hostess Subsidiary, together with the jurisdiction of incorporation or formation, as applicable, of each such Hostess Subsidiary, is set forth on Section 4.3(a) of the Disclosure Schedule.

(b) Each Hostess Subsidiary is duly organized, validly existing and in good standing under the Laws of its jurisdiction of its incorporation or formation, as applicable, and has all requisite power to own, lease and operate its properties and to carry on its business as now being conducted. Each Hostess Subsidiary is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where the character of its properties or assets owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not be reasonably expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

(c) Section 4.3(c) of the Disclosure Schedule sets forth, for each Hostess Subsidiary as of the date hereof, (i) the number and kind of its authorized Equity Securities, (ii) the number and kind of its issued and outstanding Equity Securities, (iii) the names of all owners of its Equity Securities and the number and kind of Equity Securities held by each such owner and (iv) with respect to Management LLC, whether such Equity Interest was granted pursuant to Management LLC’s Equity Incentive Plan and, if so, whether such interest is intended to be a profits interest for federal Income Tax purposes. All of the Equity Securities of Management LLC will be cancelled and extinguished prior to the Closing. All issued and outstanding Equity Securities of the Hostess Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Laws, the Organizational Documents of the Hostess Subsidiaries or any Contract to which any Hostess Subsidiary is a party or otherwise bound. Except as set forth on Section 4.3(c)(i) of the Disclosure Schedule, all of the Equity Securities of each Hostess Subsidiary (other than Management LLC) are owned (of record and beneficially), directly or indirectly, by Hostess Holdings, free and clear of all Liens (other than other than Liens arising pursuant to applicable securities Laws). Except as set forth on Section 4.3(c)(ii) of the Disclosure Schedule, (A) there are no outstanding restrictions on transfers or voting on the Equity Securities of any Hostess Subsidiary, and (B) there are no options, warrants, rights, convertible or exchangeable securities, “phantom” rights, appreciation rights, performance units, commitments or Contracts of any kind to which any Hostess Subsidiary is a party or by which any of them is bound obligating any Hostess Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Interests in, or any security convertible or exercisable for or exchangeable into any Equity Interests in any Hostess Subsidiary.

(d) Except (i) for the ownership interests in the Hostess Subsidiaries and (ii) the Equity Securities of each of Hostess Holdings and Hostess GP owned by AP Hostess Holdings, no Hostess Entity owns, directly or indirectly, any Equity Securities in any other Person as of the date hereof.

Section 4.4. Noncontravention.

(a) Except as set forth on Section 4.4(a) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the Transactions will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the Organizational Documents of any Hostess Entity, (ii) violate any Law or Order applicable to any Hostess Entity or (iii) result in a breach of or default under, require consent under, violate, or result in the creation of a Lien on any of the properties or assets of any Hostess Entity pursuant to, any Hostess Material Contract, except in the case of clause (iii) to the extent that any such violation would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement and the consummation of the Transactions will not, with or without the giving of notice or the lapse of time or both, result in a Rollover Credit Agreement Default, assuming (i) the satisfaction of the requirements set forth in clauses (d), (e) (to the extent within the control of the Buyer and its Affiliates) and (g) of the definition of Permitted Change in Control and (ii) the application of the Deleveraging Amount and the Estimated Hostess Cash as set forth in Section 6.19(b).

(c) No Permit or Filing is required in connection with the consummation of the Transactions by any Hostess Entity other than (i) Permits and Filings set forth on Section 4.4(c) of the Disclosure Schedule, (ii) Permits and Filings that have been obtained or made by the Sellers or the Hostess Entities prior to the date hereof and (iii) Permits and Filings the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

Section 4.5. Financial Statements. Section 4.5 of the Disclosure Schedule contains true and complete copies of (a) (i) the audited consolidated balance sheets of Hostess Holdco and its Subsidiaries as of December 31, 2014 and December 31, 2015, and (ii) the related consolidated statements of income, member’s equity and cash flows for the years ended December 31, 2014 and December 31, 2015 (the “Annual Financial Statements”) and (b) (i) the unaudited consolidated balance sheet of Hostess Holdco and its Subsidiaries as of May 31, 2016 (the “Interim Balance Sheet Date”) and (ii) the related consolidated statements of income, member’s equity and cash flows for the period commencing on January 1, 2016 and ending on the Interim Balance Sheet Date (the “Interim Financial Statements” and, together with the Annual Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP (except as may be indicated in the notes thereto), and, on that basis, present fairly, in all material respects, the consolidated financial condition, results of operations and cash flows of Hostess Holdco and its Subsidiaries as of the indicated dates and for the indicated periods subject, in the case of the Interim Financial Statements, to normal year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the absence of notes.

Section 4.6. Absence of Certain Changes or Events. Except (a) as set forth on Section 4.6 of the Disclosure Schedule, and (b) for any action taken by any Hostess Entity that would be permitted under Section 6.2, since December 31, 2015, the business of the Hostess Entities has been conducted in accordance with the ordinary course of business consistent with past practices, except in connection with any process relating to a sale of the Hostess Entities, including entering into this Agreement. Since December 31, 2015, there has not been any change or event that, individually or in the aggregate with other changes or events, has resulted in, or would be reasonably expected to result in, a Hostess Material Adverse Effect.

Section 4.7. Legal Proceedings. Except as disclosed on Section 4.7 of the Disclosure Schedule, since April 9, 2013 there have not been, and there are no, Legal Proceedings pending or, (a) to the Knowledge of AP Hostess LP, threatened against or otherwise relating to AP Hostess Holdings, (b) to the Knowledge of the Sellers,

threatened against or otherwise relating to Hostess GP, Hostess Holdings or Management LLC or (c) to the Knowledge of the Sellers, threatened against or otherwise relating to New Hostess Holdco or its Subsidiaries, in each case that (i) challenge or seek to enjoin, alter or materially delay the Transactions or (ii) would, individually or in the aggregate, reasonably be expected to be material to any Hostess Entity. Except as disclosed on Section 4.7 of the Disclosure Schedule, none of the Hostess Entities is subject to any Order of any Governmental Entity that (A) challenges, enjoins, alters or materially delays the Transactions or (B) would, individually or in the aggregate, reasonably be expected to be material to any Hostess Entity. There is no material Legal Proceeding (or, to the Knowledge of the Sellers, any basis therefor) pending against or, to the Knowledge of the Sellers, threatened against the Hostess Entities regarding the existence of a defect in, adulteration of, or misbranding of any food product produced, processed, distributed, shipped, or sold by or on behalf of the Hostess Entities (“Products”).

Section 4.8. Compliance with Laws; Permits; Filings.

(a) Except as set forth on Section 4.8(a) of the Disclosure Schedule, each Hostess Entity is, and since April 9, 2013 has been, in compliance in all material respects with all Laws and Orders applicable to it or its business or properties. None of the Hostess Entities have received any written or, to the Knowledge of the Sellers, oral notice to the effect that a Governmental Entity has claimed or alleged that any of the Hostess Entities were not in compliance in all respects with all Laws and Orders applicable to them or their respective businesses or properties, except to the extent that such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

(b) All Permits that the Hostess Entities are required to hold in order to own, lease, maintain, operate and conduct their respective businesses as currently conducted are held by the Hostess Entities, as applicable, except for such Permits the failure to have would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect. Each Hostess Entity is and has been in compliance with the terms of all such Permits, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

(c) Except as set forth on Section 4.8(c) of the Disclosure Schedule, Since April 9, 2013, all Products are and have been in compliance with all requirements of applicable Law, including regulations administered by any Governmental Entity (including the Food and Drug Administration and its counterparts in state, local, and foreign jurisdictions, as applicable) as they relate to the processing, production, good manufacturing practices, packaging, sale, safety, distribution, shipping, advertising, marketing and labeling of Products, except for such noncompliance that would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect. Since April 9, 2013, to the Knowledge of the Sellers, each supplier of the Hostess Entities is and has been in material compliance with all applicable Laws as they relate to the processing, good manufacturing practices, packaging, sale, safety, distribution, shipping, advertising, marketing and labeling of Products and the ingredients of Products (in each case, to the extent applicable to the goods and services provided to the Hostess Entities by such supplier).

Section 4.9. Hostess Material Contracts.

(a) Section 4.9(a) of the Disclosure Schedule sets forth a true and correct list of the following types of Contracts (other than any Contracts affecting real property which are set forth on Section 4.10(b) of the Disclosure Schedule) to which any Hostess Entity is a party:

(i) any stockholder, partnership or other agreement with a holder of Equity Securities, investors’ rights agreement, voting agreement, right of first refusal and co-sale agreement, or registration rights agreement;

(ii) each Contract with any Affiliate of any Hostess Entity, other than Intercompany Contracts;

(iii) each Contract imposing confidentiality (other than Contracts entered into in the ordinary course of business or in connection with the sale process relating to the Hostess Entities and nondisclosure agreements entered into in connection with acquisitions or dispositions), standstill or non-solicitation obligations on any Hostess Entity;

(iv) any non-competition Contract or other Contract that purports to limit in any material respect (A) the ability of any Hostess Entity from operating or doing business in any location (excluding use or other limitations on owned, leased or subleased real property), market or line of business, (B) the Persons to whom any Hostess Entity may sell products or deliver services or (C) the Persons that any Hostess Entity may hire or solicit for hire (other than nondisclosure agreements entered into in connection with acquisitions or dispositions);

(v) any Contract providing for indemnification by any Hostess Entity of any Person, except for any such Contract that is entered into in the ordinary course of business and is not material to the Hostess Entities or their respective businesses taken as a whole;

(vi) any Contract or purchase commitment reasonably expected to result in future payments to or by any Hostess Entity in excess of $5,000,000 per annum, except for Contracts that are terminable on less than 90 days’ notice without material penalty;

(vii) (A) any Contract pursuant to which third-party Intellectual Property that is material to any of the Hostess Entities’ business is licensed to any of the Hostess Entities (excluding any software licenses for software generally available on “shrink wrap” or other standard terms for less than $50,000 in total) and (B) any Contract pursuant to which any of the Hostess Entities has granted any license under, or otherwise transferred or conveyed material right or interest in (whether or not currently exercisable), any material Intellectual Property to any third party;

(viii) any Contract that (A) grants to any Person other than a Hostess Entity, (I) most favored pricing provisions or (II) any exclusive rights, rights of first refusal, rights of first negotiation or other similar rights, or (B) relates to any joint venture, partnership or other similar arrangement;

(ix) any Contract entered into by any Hostess Entity in the last 12 months for the settlement of any material Legal Proceeding for which any Hostess Entity has any ongoing liability or obligation;

(x) any Contract with any Major Customer or Major Supplier;

(xi) any loan or credit agreement, indenture, note or other Contract or instrument evidencing Indebtedness of any Hostess Entity;

(xii) any Contract for (A) the sale of any business, material properties or material assets of any Hostess Entity or (B) the acquisition by any Hostess Entity of any operating business, material properties or material assets, whether by merger, purchase, sale of stock or assets or otherwise, in each case, other than Contracts entered into in the ordinary course of business or in connection with the sale process relating to the Hostess Entities and nondisclosure agreements entered into in connection with acquisitions or dispositions;

(xiii) any material distributor, reseller, sales representative, marketing or advertising Contract; and

(xiv) any Contract that is otherwise material to the Hostess Entities or their respective businesses other than Contracts entered into in the ordinary course of business.

(b) The Contracts set forth on Section 4.9(a) of the Disclosure Schedule are collectively referred to as the “Hostess Material Contracts”. None of the Hostess Entities nor, to the Knowledge of the Sellers, any other party thereto, is in, or has received written notice of any, violation of or default under (including any condition that with the passage of time or the giving of notice would cause such a violation or default under) any Hostess Material Contract, other than those violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect. A copy of each Hostess Material Contract (subject to redaction or non-disclosure to protect proprietary or confidential information concerning any Hostess Entity or as otherwise necessary to comply with the confidentiality obligations of any Hostess Entity) has previously been made available to the Buyer. Each Hostess Material Contract is a valid and binding agreement of the relevant Hostess Entity, and is in full force and effect (except to the extent such Hostess Material Contract terminates or expires after the date hereof in accordance with its terms), and is enforceable against the applicable Hostess Entity and, to the Knowledge of the Persons set forth above, each other party thereto, in accordance with its terms, except (A) as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally, (B) as limited by general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law or (C) for such failures to be valid and binding or in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

Section 4.10. Real Property.

(a) A Hostess Entity has good and marketable fee simple title to each parcel of real property owned by such Hostess Entity (the “Hostess-Owned Real Property”) free and clear of all Liens, except for Permitted Liens. Section 4.10(a) of the Disclosure Schedule contains a true and correct list of all Hostess-Owned Real Property.

(b) Section 4.10(b)(1) of the Disclosure Schedule contains a true and correct list of all leases and subleases (collectively, the “Real Property Leases”) under which any Hostess Entity is lessee and that provide for payments by any Hostess Entity in any one case (i) of $1,000,000 or more over the term of the lease or (ii) annual payments of $100,000 or more. None of the Hostess Entities or, to the Knowledge of the Sellers, any other party thereto, is in, or, during the three-year period prior to the date hereof, has received written notice of any breach, violation of or default under (including any condition that with the passage of time or the giving of notice would cause such a breach, violation or default under) any Real Property Leases. A copy of each Real Property Lease (subject to redaction or non-disclosure to protect proprietary or confidential information concerning any Hostess Entity or as otherwise necessary to comply with the confidentiality obligations of any Hostess Entity) has previously been made available to the Buyer. Each Real Property Lease is a valid and binding agreement of the applicable Hostess Entity, and is in full force and effect (except to the extent such Real Property Lease terminates or expires after the date hereof in accordance with its terms), except (A) as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally, or (B) as limited by general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law. Except as set forth on Section 4.10(b)(2) of the Disclosure Schedule, the consummation of the Transactions will not, with or without the giving of notice or the lapse of time or both, violate any Real Property Lease that is material to the Hostess Entities or respective businesses taken as a whole.

Section 4.11. Employee Benefits.

(a) Section 4.11(a) of the Disclosure Schedule sets forth a true and correct list of all material Benefit Plans. The Sellers have made available (i) each such Benefit Plan, (ii) the most recent summary plan description for each such Benefit Plan for which such a summary plan description is required, (iii) the most recent favorable determination letters from the IRS with respect to each such Benefit Plan intended to qualify under Section 401(a) of the Code, (iv) the most recent IRS Form 5500 and all schedules thereto, if applicable, and (v) the most recent actuarial valuation report and the most recent annual audited financial statement and opinion, if any.

(b) Except as set forth on Section 4.11(b) of the Disclosure Schedule:

(i) none of the Benefit Plans is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA, nor has any of the Hostess Entities ever sponsored, maintained or contributed to such a plan;

(ii) each Benefit Plan that is intended to be qualified under Section 401(a) of the Code and is subject to a favorable determination letter from the IRS and, to the Knowledge of the Sellers, no event has occurred and no condition exists that is reasonably expected to result in the loss of such qualification or revocation of any such determination; and

(iii) none of the Benefit Plans provides for post-retirement health, welfare or life insurance benefits, except as otherwise required by law.

(c) Each Benefit Plan has been established, maintained and administered in all material respects in accordance with its terms and with all applicable Laws, including applicable provisions of ERISA and the Code.

(d) With respect to any Benefit Plan subject to Title IV of ERISA, (i) no liability under Title IV of ERISA has been incurred that has not been satisfied in full and no condition exists that is reasonably expected to cause any of the Hostess Entities to incur liability thereunder, other than liability for premiums due to the Pension Benefit Guaranty Corporation (which premiums have been paid when due), (ii) no failure to satisfy the “minimum funding standards” within the meaning of Section 302 of ERISA and Section 412 of the Code (whether or not waived) has occurred, (iii) all contributions required to be made to any such plan have been timely made, and (iv) there has been no determination that any such plan is, or is expected to be, in “at risk” status (within the meaning of Section 303 of ERISA).

(e) With respect to any Benefit Plan, no Legal Proceedings (other than routine claims for benefits in the ordinary course) are pending, or, to the Knowledge of the Sellers, threatened against any Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Benefit Plan with respect to the operation thereof, and to the Knowledge of the Sellers, no facts or circumstances exist that could reasonably be expected to give rise to any such Legal Proceeding.

(f) Except as set forth on Section 4.11(f) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other events, (i) give rise to liability for severance, termination or other payment or benefit becoming due to any current or former employee, director or independent contractor of any of the Hostess Entities, (ii) result in any acceleration of the time of payment, funding or vesting of any benefits to any current or former employee, director or independent contractor of any of the Hostess Entities, or (iii) increase the amount of compensation or benefits due to any current or former employee, director or independent contractor (or their respective beneficiaries) of any of the Hostess Entities.

(g) Except as set forth on Section 4.11(g) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other events(s) give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code or any other amounts that would fail to be deductible for U.S. federal Income Tax purposes by virtue of Section 280G of the Code.

(h) Section 4.11(h) of the Disclosure Schedule sets forth a true and correct list of each holder of an outstanding award under the LTIP as of the date hereof (or to be issued prior to Closing) and the outstanding amount of such holder’s award.

Section 4.12. Labor and Employment Matters.

(a) Except as set forth on Section 4.12(a) of the Disclosure Schedule, no Hostess Entity is party to any written employment agreements that obligate such Hostess Entity to pay an annual salary to an employee of such Hostess Entity in excess of $150,000 annually, other than written employment agreements that are terminable at will by such Hostess Entity, without penalty.

(b) There are no strikes, work stoppages, slowdowns, lockouts, pickets, arbitrations, grievances, unfair labor practice charges, complaints or other labor disputes pending or, to the Knowledge of the Sellers, threatened against or involving any Hostess Entity, except for such events or circumstances that would not, individually or in the aggregate, reasonably be expected to have a material and adverse effect on any Hostess Entity. Except as set forth on Section 4.12(b) of the Disclosure Schedule, no Hostess Entity is party to any collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to the employees of any Hostess Entity. The Sellers have made available to the Buyer true and correct copies of the labor or collective bargaining agreements listed on Section 4.12(b) of the Disclosure Schedule, together with all amendments, modifications, or supplements thereto.

(c) No labor organization or group of employees of any Hostess Entity has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Sellers, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity by any labor union with respect to employees of any Hostess Entity pending or, to the Knowledge of the Sellers, threatened by any labor organization or group of employees of any Hostess Entity.

(d) Except as set forth on Section 4.12(d) of the Disclosure Schedule, there are no complaints, charges or claims against any Hostess Entity pending or, to the Knowledge of the Sellers, threatened that could be brought or filed, with any Governmental Body or based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by any Hostess Entity, of any individual. Each Hostess Entity is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar Tax, except to the extent that such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect.

(e) Except as set forth on Section 4.12(e) of the Disclosure Schedule, the Hostess Entities have not closed any plant or facility or effectuated any layoffs of employees within the past three years without complying with the Worker Adjustment and Retraining Notification Act, as amended, and any similar state or local statute, rule or regulation (collectively, the “WARN Act”), nor has any plant closure or mass layoff (as such terms are defined under the WARN Act) with respect to any Hostess Entity been planned or announced. There has been no “mass layoff” or “plant closing” (as defined under the WARN Act) with respect to any Hostess Entity within the six months prior to the Closing.

Section 4.13. Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect or except as disclosed on Section 4.13 of the Disclosure Schedule: (a) the Hostess Entities are in compliance with all Environmental Laws, (b) since April 9, 2013, no Hostess Entity has received any notice of any alleged violation of, or liability under, any Environmental Law that are unresolved, (c) there are no Legal Proceedings pending or, to the Knowledge of the Sellers, threatened against any Hostess Entity alleging a violation of, or liability under, any Environmental Law, (d) the Hostess Entities hold and are in compliance with, and since April 9, 2013, have held and been in compliance with, all Permits required under Environmental Law for the operations of the Hostess Entities, (e) there has been no release or threatened release of any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or wastes at, on, under or from any property in quantities or circumstances that would reasonably be likely to result in liability to any Hostess Entity and (f) no Hostess Entity has assumed by Contract any liabilities of another Person arising under, or relating to, Environmental Law. The Sellers have made available to the Buyer copies of all material environmental assessments, audits, reports and other material environmental documentation relating to the Hostess Entities that are in its possession or control.

Section 4.14. Insurance. Each of the Hostess Entities and their respective businesses and properties is insured to the extent specified under the insurance policies listed on Section 4.14 of the Disclosure Schedule, and such insurance policies are in full force and effect. No written notice of cancellation or termination has been received by any Hostess Entity with respect to any such policies that have not been replaced on substantially similar terms prior to the date of such cancellation or termination. There is no pending material claim by any Hostess Entity against any insurance carrier under any such insurance policy for which coverage has been denied or disputed by the applicable insurance carrier (other than a customary reservation of rights notice).

Section 4.15. Taxes. Except as set forth on Section 4.15 of the Disclosure Schedule:

(a) All material Tax Returns required to have been filed by the Hostess Entities have been timely filed and all such Tax Returns are true, correct and complete in all material respects. All material amounts of Taxes required to be paid by any Hostess Entity (whether or not shown on such Tax Returns) have been timely paid. Each of the Hostess Entities has made full and adequate provision in their books and records and Financial Statements in accordance with GAAP for all Taxes which are not yet due and payable.

(b) The Sellers have not received any written notice of any audit, investigation or other proceeding pending against any of the Hostess Entities in respect of any Taxes and no such audit, investigation or other proceeding has been threatened in writing. All deficiencies asserted or assessments made as a result of any audit, examination or other proceeding by any taxing authority of the Tax Returns of the Hostess Entities or any of have been fully paid, settled or withdrawn. There are no material Liens on any of the assets of any Hostess Entity that arose in connection with any failure (or alleged failure) to pay any Tax, other than Permitted Liens.

(c) The Hostess Entities have timely withheld, collected or deducted and paid to the applicable Taxing Authority all material amounts of Taxes required to have been withheld, collected or deducted and paid in connection with amounts paid or owing to any third party.

(d) No Hostess Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e) No Hostess Entity (i) is a party to any Tax allocation, Tax indemnity, sharing agreement or similar agreement with respect to Taxes, (ii) has any liability for the Taxes of any Person by reason of Treas. Reg. Section 1.1502-6 (or any analogous provision of state, local or foreign law), Contract (excluding any Contract included in clause (i)), assumption, transferee or successor liability, operation of Law or otherwise, (iii) other than a group of which Superior Cake Products, Inc. is the parent, has ever been a member of an affiliated, consolidated, combined or unitary group filing for federal or state Income Tax purposes, (iv) is subject to any private letter ruling of the IRS or any comparable rulings of any Taxing Authority, (v) has participated in a “reportable transaction” (other than a “loss transaction”) within the meaning of Treas. Reg. Section 1.6011-4(b), (vi) has entered into any agreement or arrangement with any taxing authority that requires any Hostess Entity to take any action or to refrain from taking any action, and is not party to any agreement with any Taxing Authority that would be terminated or adversely affected as a result of the transactions contemplated by this Agreement or (vii) has granted any Person any power of attorney that is currently in force with respect to any material Tax matter.

(f) At all times since their formation, each Hostess Entity (other than AP Hostess Holdings, Hostess Superior Cake Products, Inc. and Superior Cake Products, Inc.) has been properly characterized for U.S. federal Income Tax purposes as a partnership or a disregarded entity.

(g) None of the limited partnership interests in Hostess Holdings are subject to allocations with respect to contributed property under Section 704(c) of the Code, and no gain has been recognized by any partner of Hostess Holdings as a result of distributions made by Hostess Holdings.

(h) None of AP Hostess Holdings, Hostess Superior Cake Products, Inc. or Superior Cake Products, Inc. has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of

Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (or as much of Section 356 of the Code as relates to Section 355 of the Code) or Section 361 of the Code in the two years prior to the date of this Agreement.

(i) No claim has been made in writing by any Taxing Authority in a jurisdiction in which any of the Hostess Entities do not file Tax Returns that such applicable Hostess Entity is or may be required to file Tax Returns in that jurisdiction.

(j) None of the Hostess Entities will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date which taxable income was realized (or reflects economic income arising) prior to the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, including by reason of the application of Section 481 of the Code (or any analogous provision of state, local or foreign law), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign law) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 (or any corresponding or similar provision of state, local, or foreign Income Tax law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date; or (vi) election under Section 108(i) of the Code.

(k) The Buyer will not be subject after the Closing to any limitation under Section 197(f)(9) of the Code on its ability to amortize any intangible of any of the Hostess Entities (other than Hostess Superior Cake Products, Inc. and Superior Cake Products, Inc.) described in Section 197 of the Code.

Section 4.16. Intellectual Property.

(a) Section 4.16(a)(i) of the Disclosure Schedule identifies all Intellectual Property that is (i) owned or purported to be owned by any Hostess Entity (solely or jointly with others) and (ii) subject to an application or registration (by name, owner and, where applicable, registration or application number and jurisdiction) (collectively, “Registered IP”). Each item comprising Registered IP has been filed (in the case of applications), duly registered or issued by the official governmental registrars or issuers in all the jurisdictions shown in Section 4.16(a)(i) of the Disclosure Schedule (the “Territory”) and, except as set forth on Section 4.16(a)(ii) of the Disclosure Schedule, is valid and enforceable in each applicable Territory in all material respects. The Hostess Entities collectively are the sole and exclusive owner of all right, title and interest to and in the Hostess Intellectual Property (other than Intellectual Property validly licensed to any of the Hostess Entities or Intellectual Property in the public domain available for use) free and clear of any Liens (other than Permitted Liens and non-exclusive licenses granted by Hostess Entities pursuant to the Contracts listed in Section 4.9(a)(vii) of the Disclosure Schedule. Except as set forth on Section 4.16(a)(iii) of the Disclosure Schedule, all documents and instruments necessary to perfect the rights of the Hostess Entities in the Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Entities. Except as set forth on Section 4.16(a)(iv) of the Disclosure Schedule, each item comprising Registered IP is and at all times has been in compliance with all legal requirements, and all filings, payments, and other actions required to be made or taken to maintain such item comprising Registered IP in full force and effect have been made and taken by the applicable deadline or (where the Hostess Entities are entitled to extensions) extensions have been timely filed to extend such deadlines.

(b) The Hostess Entities own or have adequate rights to use the Intellectual Property necessary for the Hostess Entities to operate their businesses as currently conducted.

(c) Except as set forth on Section 4.16(c) of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Hostess Material Adverse Effect, (i) no trademark or trade name comprising Registered IP (or material trademark or tradename that is not Registered IP) owned, used, or applied for by any of the Hostess Entities infringes upon or dilutes any trademark or trade name owned, used or applied for by any other Person, and (ii) no event or circumstance has occurred or exists that has resulted in, or could reasonably be expected to result in, the abandonment of any trademark or trade name comprising Registered IP (or material trademark or tradename that is not Registered IP) owned, used or applied for by any of the Hostess Entities.

(d) Except as set forth in Section 4.16(d)(i) of the Disclosure Schedule, there is no (i) material infringement or claimed material infringement by any Hostess Entity of any Intellectual Property owned by any one or more third parties or (ii) to the Knowledge of the Sellers, any material infringement by a third party of any Intellectual Property owned by any Hostess Entity. Except as set forth in Section 4.16(d)(ii) of the Disclosure Schedule, no material Legal Proceeding (including any interference, opposition, reissue, reexamination, or other proceeding) is, or since April 9, 2013 has been, pending or, to the Knowledge of the Sellers, threatened, in which the scope, validity, or enforceability of any Registered IP (or any material trademark or tradename that is not Registered IP) owned or purported to be owned by any of the Hostess Entities (solely or jointly with others) is being, has been, or could reasonably be expected to be contested or challenged.

(e) The Hostess Entities have taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce their rights in all trade secrets and other proprietary or confidential information pertaining to the Hostess Entities, the Hostess Entities Intellectual Property, Products or the business of the Hostess Entities (including any confidential information owned by any Person to whom any of the Hostess Entities has a confidentiality obligation).

(f) This Section 4.16, together with Section 4.4, Section 4.7 and Section 4.9, contains the sole and exclusive representations and warranties relating to Intellectual Property infringement matters.

Section 4.17. Absence of Undisclosed Liabilities. Except as set forth on Section 4.17 of the Disclosure Schedule, no Hostess Entity has any material liability, absolute or contingent (whether or not of a nature required by GAAP to be reflected in a consolidated corporate balance sheet), except liabilities, obligations or contingencies that (a) are accrued or reserved against in the Financial Statements or (b) were incurred or accrued in the ordinary course of business since the Interim Balance Sheet Date.

Section 4.18. Indebtedness. Section 4.18(a) of the Disclosure Schedule sets forth the outstanding principal amount of Rollover Indebtedness as of the date hereof. Section 4.18(b) of the Disclosure Schedule sets forth the principal amount of all of the outstanding Indebtedness, as of the date hereof, of the Hostess Entities, other than the Rollover Indebtedness. As of the date hereof, no Rollover Credit Agreement Default has occurred and is continuing.

Section 4.19. Affiliate Transactions. Except as set forth on Section 4.9(a)(i) of the Disclosure Schedule or Section 4.19 of the Disclosure Schedule, there are no Contracts between or among any Hostess Entity, on the one hand, and any officer, director or equityholders of any Hostess Entity or, to the Knowledge of the Sellers, any Affiliate of any officer, director or equityholders of any Hostess Entity, on the other hand.

Section 4.20. Major Customers and Major Suppliers.

(a) Section 4.20(a)(1) of the Disclosure Schedule sets forth a list of the Major Suppliers. Except as set forth on Section 4.20(a)(2) of the Disclosure Schedule, no Hostess Entity is engaged in any material dispute with any Major Supplier and no Major Supplier has (i) cancelled or terminated any Contract with any Hostess Entity or indicated its intent to do so or (ii) terminated or indicated its intent to materially limit or modify, or, to the Knowledge of the Sellers, threatened to terminate or materially limit or modify, its business relations with any Hostess Entity.

(b) Section 4.20(b) of the Disclosure Schedule sets forth a list of the Major Customers. No Hostess Entity is engaged in any material dispute with any Major Customer and no Major Customer has (i) cancelled or terminated any Contract with any Hostess Entity or indicated its intent to do so or (ii) terminated or indicated its intent to materially limit or modify, or, to the Knowledge of the Sellers, threatened to terminate or materially limit or modify, its business relations with any Hostess Entity.

Section 4.21. Inventory. Except as set forth on Section 4.21 of the Disclosure Schedule, the inventory of the Hostess Entities is at a normal and customary level consistent with the normal pattern of the business of the Hostess Entities and consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below standard quality, all of which have been written off or written down to the lower of cost or market on the Interim Financial Statements or, with respect to inventory acquired since such date, on the accounting records of the Hostess Entities, as the case may be.

Section 4.22. Sufficiency of Assets. The Hostess Entities have good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of the material items of tangible personal property used or held for use in the business of the Hostess Entities, free and clear of any and all Liens, other than the Permitted Liens and such imperfections of title, if any, that do not materially interfere with the present value of such property. All such items of tangible personal property that are material to the operation of the business of the Hostess Entities are in reasonably good condition and in a state of reasonably good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. The tangible assets owned or leased by the Hostess Entities constitute all of the tangible assets reasonably necessary for the continued conduct of the business of the Hostess Entities after the Closing, in each case, in the same manner and in all respects as conducted as of the date hereof.

Section 4.23. Product Warranty. Except as set forth on Section 4.23 of the Disclosure Schedule, there are no warranties outstanding with respect to any Products beyond those set forth in the standard conditions of sale of such Products, and, to the Knowledge of the Sellers, each Product that has been manufactured as of the date hereof contains all warnings required by applicable Law.

Section 4.24. Product Recalls. Except as set forth on Section 4.24 of the Disclosure Schedule, since April 9, 2013, (a) no Products distributed by any Hostess Entity have been the subject of any voluntary or mandatory recall, public notification, or notification to any Governmental Entity, or similar action and, to the Knowledge of the Sellers, there has been no reasonable basis for, and no Hostess Entity is considering, any such recall, public notification, notification to any Governmental Entity, or similar action, (b) no customer or subsequent purchaser of any such Product has asserted a claim with respect to any nonconformity of any such Product with applicable customer specifications, warranties, labeling requirements, regulatory requirement, quality control or similar standards, whether contractual, statutory, regulatory or imposed by Hostess Entity policies that would reasonably be likely to result in material liability to any Hostess Entity, and (c) no consumer, customer, Governmental Entity, or other third party has communicated to any Hostess Entity any contention that any food products were (i) unwholesome, unsanitary, injurious to health, or (ii) were otherwise adulterated or misbranded, as those terms are defined in the Federal Food, Drug, and Cosmetic Act, in each case that would reasonably be likely to result in material liability to the Hostess Entities taken as a whole.

Section 4.25. Accounts Receivable. Except as set forth on Section 4.25 of the Disclosure Schedule, the Accounts Receivable of the Hostess Entities are (a) valid and genuine and have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice and (b) not subject to valid defenses, set offs or counterclaims. No further goods or services are required to be provided in order to complete the sales and to entitle the Hostess Entities or their assignees to collect the Accounts Receivable in full and none of the Accounts Receivable has been pledged or assigned to any Person.

Section 4.26. Foreign Corrupt Practices Act. None of the Hostess Entities or, to the Knowledge of the Sellers, any of the Hostess Entities’ respective directors, officers, employees, Affiliates or any other Persons acting on their behalf has, in connection with the operation the business of the Hostess Entities, (i) made, offered or promised to make or offer any payment, loan or transfer of anything of value, including any reward, advantage or benefit of any kind, to or for the benefit of any government official, candidate for public office, political party or political campaign, or any official of such party or campaign, for the purpose of (A) influencing any act or decision of such government official, candidate, party or campaign or any official of such party or campaign, (B) inducing such government official, candidate, party or campaign or any official of such party or campaign to do or omit to do any act in violation of a lawful duty, (C) obtaining or retaining business for or with any Person, (D) expediting or securing the performance of official acts of a routine nature, or (E) otherwise securing any improper advantage, (ii) paid, offered or agreed or promised to make or offer any bribe, payoff, influence payment, kickback, unlawful rebate or other similar unlawful payment of any nature, (iii) made, offered or agreed or promised to make or offer any unlawful contributions, gifts, entertainment or other unlawful expenditures; (iv) established or maintained any unlawful fund of corporate monies or other properties; (v) created or caused the creation of any false or inaccurate books and records related to any of the foregoing; (vi) otherwise violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, 15 U.S.C. §§78dd-1, et seq. (“FCPA”), the United Kingdom Bribery Act of 2010 (the “Bribery Act”) or any other applicable anti-corruption or anti-bribery Law or (vii) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws.

Section 4.27. Brokers. Other than fees or commissions for which the Sellers will be solely responsible, no Hostess Entity has any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the Transactions.

Section 4.28. Information Supplied. None of the information supplied or to be supplied by the Sellers or the Hostess Entities for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Buyer’s stockholders or at the time of the Buyer Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Sellers make no representation, warranty or covenant with respect to statements made or incorporated by reference therein based on information supplied by the Buyer or Merger Sub for inclusion or incorporation by reference in the Proxy Statement or any Buyer SEC Reports.

Section 4.29. Disclaimer of Warranties. EXCEPT AS SET FORTH IN ARTICLE III AND THIS ARTICLE IV, THE CLOSING HOSTESS SECURITIES AND THE ASSETS AND PROPERTIES OF THE HOSTESS ENTITIES ARE BEING SOLD ON AN “AS IS”, “WHERE IS” BASIS AS OF THE CLOSING, AND IN THEIR CONDITION AS OF THE CLOSING, WITH “ALL FAULTS” AND, EXCEPT AS SET FORTH IN ARTICLE III AND THIS ARTICLE IV, NONE OF THE SELLERS, THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE RELATED PARTIES MAKE OR HAVE MADE, AND THE BUYER IS NOT RELYING ON, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE HOSTESS SECURITIES, THE CLOSING HOSTESS SECURITIES OR THE ASSETS AND PROPERTIES OF THE HOSTESS ENTITIES, INCLUDING WITH RESPECT TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (B) THE OPERATION OF THE BUSINESS OF THE HOSTESS ENTITIES BY THE BUYER AFTER THE CLOSING OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS OF THE HOSTESS ENTITIES AFTER THE CLOSING. EXCEPT AS SET FORTH IN ARTICLE IX, NONE OF THE SELLERS, THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR RESPECTIVE RELATED PARTIES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE BUYER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE BUYER, ITS AFFILIATES OR REPRESENTATIVES OF, OR THE BUYER’S USE OF OR RELIANCE ON, ANY INFORMATION RELATING TO THE BUSINESS OF THE HOSTESS ENTITIES, THE HOSTESS SECURITIES, THE CLOSING HOSTESS SECURITIES OR THE ASSETS AND PROPERTIES OF THE HOSTESS ENTITIES, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE BUYER, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS”, MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK OUT” DISCUSSIONS, RESPONSES TO

QUESTIONS SUBMITTED ON BEHALF OF THE BUYER OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED. NOTWITHSTANDING ANYTHING IN THIS SECTION 4.29 OR ELSEWHERE IN THIS AGREEMENT TO THE CONTRARY, NOTHING IN THIS AGREEMENT SHALL LIMIT OR RESTRICT, OR BE USED AS A DEFENSE AGAINST, THE RIGHT OF ANY INDEMNITEE TO RELY ON AND ENFORCE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS SET FORTH IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT, OR WAIVE OR LIMIT IN ANY MANNER ANY INDEMNITEE’S RIGHTS OR REMEDIES IN THE EVENT OF FRAUD, WITH SPECIFIC INTENT TO DECEIVE AND MISLEAD THE INDEMNITEE, REGARDING THE REPRESENTATIONS AND WARRANTIES MADE HEREIN OR IN ANY SCHEDULE, EXHIBIT OR CERTIFICATE DELIVERED PURSUANT HERETO.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Sellers (but with respect to Section 5.23, solely to AP Hostess LP) that each statement contained in this Article V is true and correct as of the date hereof, except as set forth or incorporated by reference in the Buyer SEC Reports (excluding disclosures referred to in any “Risk Factors” contained therein).

Section 5.1. Organization and Existence. Each of the Buyer and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware.

Section 5.2. Authority and Enforceability. The Buyer and Merger Sub have the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which each of them is a party, to perform their respective obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by each of the Buyer and Merger Sub of this Agreement the other Transaction Documents to which each of them is a party, and the consummation by the Buyer and Merger Sub of the Transactions, as applicable, have been duly authorized by all necessary action on the part of the Buyer and Merger Sub, and no other action is necessary on the part of the Buyer or Merger Sub to authorize this Agreement or the other Transaction Documents to which each of them is or will be a party or to consummate the Transactions. This Agreement has been, and the other Transaction Documents to which the Buyer and Merger Sub are or will be a party will be at Closing, duly executed and delivered by the Buyer and Merger Sub, as applicable, and, assuming the due authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and the other Transaction Documents to which the Buyer or Merger Sub are a party will constitute at Closing, legal, valid and binding obligations of the Buyer and Merger Sub, as applicable, enforceable against the Buyer and Merger Sub, as applicable, in accordance with their terms, except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (b) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law.

Section 5.3. Noncontravention.

(a) Neither the execution, delivery and performance by the Buyer or Merger Sub of this Agreement or the other Transaction Documents to which each of them is a party, nor the consummation of the Transactions, will, with or without the giving of notice or the lapse of time or both, (i) violate any provision of the Organizational Documents of the Buyer or Merger Sub, (ii) violate any Law or Order applicable to the Buyer or Merger Sub or (iii) result in a breach of or default under, require consent under, violate, or result in the creation of a Lien on any of the properties or assets of the Buyer or Merger Sub pursuant to, any Contract to which the Buyer or Merger

Sub is a party, except in the case of clause (iii) to the extent that any such violation, breach, default or requirement would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Buyer’s or Merger Sub’s ability to perform its obligations hereunder.

(b) No Permit of, or Filing is required in connection with the execution and delivery by the Buyer or Merger Sub of this Agreement and the other Transaction Documents to which each of them is or will be a party, the performance by the Buyer or Merger Sub of their respective obligations hereunder and thereunder and the consummation by the Buyer or Merger Sub of the Transactions, as applicable, other than Permits and Filings that have been obtained or made by the Buyer or Merger Sub prior to the date hereof.

Section 5.4. Capitalization.

(a) As of the date hereof, the authorized Buyer Capital Stock consists of (i) 200,000,000 shares of Buyer Class A Common Stock, (ii) 20,000,000 shares of Buyer Class F Common Stock, and (iii) 1,000,000 shares of Buyer Preferred Stock. The issued and outstanding Buyer Capital Stock consists of (A) 37,500,000 shares of Buyer Class A Common Stock (B) 9,375,000 shares of Buyer Class F Common Stock, and (C) zero shares of Buyer Preferred Stock, and, upon the closing of the transactions contemplated in the Subscription Agreements and this Agreement, the Buyer has committed to cancel up to 4,562,500 shares of Buyer Class F Common Stock. At all times from the date of this Agreement through the Closing, the Buyer will own all of the issued and outstanding shares of capital stock of Merger Sub. Immediately following the Closing, the issued and outstanding shares of Buyer Capital Stock will consist of (A) a number of shares of Buyer Class A Common Stock equal to (I) the number of shares of Buyer Class A Common Stock issued to AP Hostess LP pursuant to Section 2.4(b)(iv), plus (II) the number of shares of Buyer Class A Common Stock set forth in the Buyer Financing Certificate, plus, (III) the number of shares of Buyer Class A Common Stock issued to C. Dean Metropoulos pursuant to the Executive Chairman Agreement, (B) the number of shares of Buyer Class B Common Stock issued to Hostess CDM Co-Invest and CDM Hostess pursuant to Section 2.4(b)(v) and Section 2.4(b)(vi), respectively, (C) zero shares of Buyer Class F Common Stock, and (D) zero shares of Buyer Preferred Stock.

(b) As of the date hereof, the Buyer has issued 56,500,000 warrants (the “Buyer Warrants”), each such Buyer Warrant entitling the holder thereof to purchase one-half of one share of Buyer Class A Common Stock on the terms and conditions set forth in applicable warrant agreement. Immediately following the Closing, the Buyer will have 56,500,000 Warrants issued and outstanding.

(c) Other than the Buyer Class F Common Stock and the Buyer Warrants, and except as provided for in the Transaction Documents, there are no options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments or Contracts of any kind to which the Buyer or Merger Sub is a party or by which either of them is bound obligating the Buyer or Merger Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Interests in, or any security convertible or exercisable for or exchangeable into any Equity Interests in the Buyer or Merger Sub.

(d) Each holder of any of the shares of Buyer Capital Stock initially issued to Buyer Sponsor in connection with the Buyer’s initial public offering (i) is obligated to vote all of such shares of Buyer Common Stock in favor of approving the Transactions and (ii) is not entitled to elect to redeem any of such shares of Buyer Common Stock pursuant to the Buyer’s Organizational Documents.

(e) All issued and outstanding shares of Buyer Capital Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with all applicable Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Laws, the Organizational Documents of the Buyer or any Contract to which the Buyer is a party or otherwise bound. All outstanding Buyer Warrants have been duly authorized and validly issued, are fully paid and were issued in compliance with all applicable

Laws and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Laws, the Organizational Documents of the Buyer or any Contract to which the Buyer is a party or otherwise bound.

(f) The Stock Consideration, when issued in accordance with the terms of this Agreement and the other Transaction Documents, as applicable, shall be duly authorized, validly issued, fully paid and non-assessable, issued to the Sellers free and clear of all Liens (other than other than Liens arising pursuant to applicable securities Laws).

Section 5.5. Subsidiaries. Except for Merger Sub, the Buyer has no Subsidiaries and does not own, directly or indirectly, any Equity Interests or other interests or investments (whether equity or debt) in any Person, whether incorporated or unincorporated. Except as provided for in the Transaction Documents, neither the Buyer nor Merger Sub is party to any Contract that obligates the Buyer or Merger Sub to invest money in, loan money to or make any capital contribution to any other Person.

Section 5.6. Taxes.

(a) The Buyer has timely filed or has caused to be timely filed all material Tax Returns required to be filed by it (taking into account any validly obtained extension of time within which to file), and all such Tax Returns are true, complete and accurate in all material respects. The Buyer has paid or caused to be paid all material Taxes due and owing by it, other than Taxes that are being contested in good faith through appropriate proceedings for which appropriate reserves have been established.

(b) No deficiencies for any material Taxes (other than Taxes that are not yet due and payable or that are being contested in good faith and for which appropriate reserves have been established) have been proposed, asserted, assessed or threatened in writing against the Buyer which have not been settled and paid. All written assessments for material Taxes due and owing by the Buyer with respect to completed and settled examinations or concluded litigation have been paid. There is no currently effective agreement or other document with respect to the Buyer extending the period of assessment or collection of any material Taxes. There are no material Liens for Taxes on any of the assets of the Buyer other than Permitted Liens. Since the date of Buyer’s incorporation or organization, as applicable, it has not been a “controlled corporation” or a “distributing corporation” in any distribution that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law). The Buyer has not engaged in any “listed transaction” within the meaning of Section 6011 of the Code.

Section 5.7. Buyer Material Contracts. The Buyer is not party to any Contract that is material to the Buyer, other than the Buyer Material Contracts. The Buyer has performed all material obligations required to be performed by it to date under the Buyer Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder in any material respect.

Section 5.8. Employees; Benefit Plans. Other than any former officers or as described in the Buyer SEC Reports, the Buyer has never had any employees. Other than reimbursement of any out-of-pocket expenses incurred by the Buyer’s officers and directors in connection with activities on the Buyer’s behalf in an aggregate amount not in excess of the amount of cash held by the Buyer outside of the Trust Account, the Buyer has no unsatisfied material liability with respect to any employee. The Buyer does not currently maintain or have any direct liability under any Benefit Plan, and neither the execution and delivery of this Agreement or the other Transaction Documents nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of the Buyer, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 5.9. Compliance with Laws. The Buyer has at all times since its incorporation or organization, as applicable, been and is in compliance in all material respects with all Laws and Orders applicable to its businesses or operations. The Buyer has not received any written notice or, to the Knowledge of the Buyer, oral notice to the effect that a Governmental Entity has claimed or alleged that Buyer was not in compliance in all material respects with all Laws and Orders applicable to the Buyer or its business or properties.

Section 5.10. Affiliate Transactions. Except as described in the Buyer SEC Reports, no Contract between the Buyer, on the one hand, and any of the present or former directors, officers, employees, stockholders or warrant holders or Affiliates of the Buyer (or an immediate family member of any of the foregoing), on the other hand, will continue in effect following the Closing, other than any such Contract that is not material to the Buyer.

Section 5.11. Buyer SEC Reports; Financial Statements.

(a) The Buyer has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Buyer with the SEC under the Exchange Act or the Securities Act since the Buyer’s incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the “Buyer SEC Reports”), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the “Additional Buyer SEC Reports”). All Buyer SEC Reports, Additional Buyer SEC Reports, any correspondence from or to the SEC or Nasdaq Stock Market, Inc. (“NASDAQ”) (other than such correspondence in connection with the initial public offering of the Buyer) and all certifications and statements required by (i) Rule 13a-14 or 15d-14 under the Exchange Act, or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on EDGAR in full without redaction. The Buyer has heretofore furnished to the Sellers true and correct copies of all amendments and modifications that have not been filed by the Buyer with the SEC to all agreements, documents and other instruments that previously had been filed by the Buyer with the SEC and are currently in effect. The Buyer SEC Reports were, and the Additional Buyer SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Buyer SEC Reports did not, and the Additional Buyer SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications are each true and correct. The Buyer maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of the Buyer has filed with the SEC on a timely basis all statements required with respect to the Buyer by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 5.11, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or NASDAQ.

(b) The financial statements and notes contained or incorporated by reference in the Buyer SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Buyer SEC Reports will fairly present, the financial condition and the results of operations, changes in stockholders’ equity and cash flows of the Buyer as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with (i) GAAP and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. The Buyer has no off-balance sheet arrangements that are not disclosed in the Buyer SEC Reports. No financial statements other than those of the Buyer are required by GAAP to be included in the consolidated financial statements of the Buyer.

Section 5.12. Information Supplied. None of the information supplied or to be supplied by the Buyer for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Buyer’s stockholders or at the time of the Buyer Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Buyer makes no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by the Sellers for inclusion or incorporation by reference in the Proxy Statement or (b) any projections or forecasts included in the Proxy Statement.

Section 5.13. NASDAQ Stock Market Quotation. The issued and outstanding shares of Buyer Capital Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ Capital Market under the symbol “GRSH”. The issued and outstanding Buyer Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ Capital Market under the symbol “GRSHW”. The Buyer is a member in good standing with NASDAQ Capital Market. There is no action or proceeding pending or, to the Knowledge of the Buyer, threatened (in writing) against the Buyer by the NASDAQ or the SEC with respect to any intention by such entity to deregister the Buyer Capital Stock or Buyer Warrants or terminate the listing of the Buyer on the NASDAQ Capital Market. None of the Buyer or any of its Affiliates has taken any action in an attempt to terminate the registration of the Buyer Capital Stock or the Buyer Warrants under the Exchange Act.

Section 5.14. Board Approval; Stockholder Vote. The board of directors of the Buyer (including any required committee or subgroup of the board of directors of the Buyer) has, as of the date of this Agreement, unanimously (a) approved and declared the advisability of this Agreement, the other Transaction Documents and the consummation of the Transactions, and (b) determined that the consummation of the Transactions is in the best interest of the stockholders of the Buyer. Other than the Buyer Stockholder Approval, no other corporate proceedings on the part of the Buyer are necessary to approve the consummation of the Transactions.

Section 5.15. Investment Company Act. The Buyer is not, and following the Closing will continue not to be, an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. The Buyer constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 5.16. Co-Investor Amount. Exhibit J sets forth true, accurate and complete copies of each of the subscription agreements (the “Subscription Agreements”) entered into by the Buyer with the applicable investors named therein (collectively, the “Co-Investors”), pursuant to which the Co-Investors have committed to provide equity financing to the Buyer in the aggregate amount of $300,000,000 (the “Co-Investor Amount”). The Co-Investor Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable the Buyer to (a) pay all cash amounts required to be paid by the Buyer or Merger Sub under or in connection with this Agreement and (b) pay any and all fees and expenses of or payable by the Buyer with respect to the Transactions. To the Buyer’s Knowledge with respect to each Co-Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by the Buyer. Each Subscription Agreement is a legal, valid and binding obligation of the Buyer and, to the Buyer’s Knowledge, each Co-Investor. The Subscription Agreements provide that the Sellers’ Representative is a third-party beneficiary thereof and is entitled to enforce such agreements. There are no other agreements, side letters, or arrangements between the Buyer and any Co-Investor relating to any Subscription Agreement, that could affect the obligation of the Co-Investors to contribute to the Buyer the applicable portion of the Co-Investor Amount set forth in the Subscription Agreements, and the Buyer does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any Subscription Agreement not being satisfied, or the Co-Investor Amount not being available to the Buyer, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Buyer under any material term or condition of any Subscription Agreement and, as of the date hereof, the Buyer has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any Subscription Agreement. The Subscription Agreements

contain all of the conditions precedent (other than the conditions contained in the other Transaction Documents) to the obligations of the Co-Investors to contribute to the Buyer the applicable portion of the Co-Investor Amount set forth in the Subscription Agreements on the terms therein.

Section 5.17. Trust Account.

(a) As of the date hereof, the Buyer has at least $375,000,000 in the account established by the Buyer for the benefit of its public stockholders (the “Trust Account”), with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of August 13, 2015, by and between the Buyer and the Trustee (the “Trust Agreement”). Other than pursuant to the Trust Agreement and the Subscription Agreements, the obligations of the Buyer under this Agreement are not subject to any conditions regarding the Buyer’s, its Affiliates’, or any other Person’s ability to obtain financing for the consummation of the Transactions.

(b) The Trust Agreement, to the Buyer’s Knowledge with respect to the Trustee, has not been amended or modified, is valid and in full force and effect and is enforceable in accordance with its terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to creditors’ rights generally and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) (i) between the Buyer and the Trustee that would cause the description of the Trust Agreement in the Buyer SEC Reports to be inaccurate in any material respect or (ii) to the Buyer’s Knowledge, that would entitle any Person (other than stockholders of the Buyer holding Buyer Class A Common Stock sold in the Buyer’s initial public offering who shall have elected to redeem their shares of Buyer Class A Common Stock pursuant to the Buyer Charter) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account and (B) to redeem Buyer Class A Common Stock in accordance with the provisions of the Buyer Charter. There are no Legal Proceedings pending or, to the Knowledge of the Buyer, threatened with respect to the Trust Account.

Section 5.18. Title to Assets. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, the Buyer owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by the Buyer in the operation of its business and which are material to the Buyer, free and clear of any Liens (other than Permitted Liens).

Section 5.19. Securities Laws Matters. The Buyer acknowledges that the Closing Hostess Securities being acquired pursuant to this Agreement and the other Transaction Documents have not been registered under the Securities Act or under any state or foreign securities Laws. The Buyer is acquiring the Closing Hostess Securities for its own account solely for investment purposes and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities Laws. The Buyer acknowledges that the Closing Hostess Securities will not be registered under the Securities Act or any applicable state or foreign securities Laws and that the Closing Hostess Securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities Laws, as applicable. The Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Closing Hostess Securities and is capable of bearing the economic risks of such investment. The Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 5.20. Legal Proceedings. There are no Legal Proceedings pending or, to the Knowledge of the Buyer, threatened against or otherwise relating to the Buyer that (a) would challenge or seek to enjoin, alter or materially delay the Transactions or (b) would, individually or in the aggregate, reasonably be expected to be material to the Buyer.

Section 5.21. Independent Investigation. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its participation in the Transactions. The Buyer has conducted its own independent review and analysis of, and based thereon has formed an independent judgment concerning, the assets, liabilities, condition, operations and prospects of the business of the Hostess Entities and the Closing Hostess Securities. In entering into this Agreement and the other Transaction Documents to which they are parties, the Buyer and Merger Sub have relied solely upon their own review and analysis and the specific representations and warranties of the Sellers expressly set forth in Article III and Article IV and not on any representations, warranties, statements or omissions by any Person other than the Sellers, or by the Sellers other than those specific representations and warranties expressly set forth in Article III and Article IV. The Buyer acknowledges that, except for the representations and warranties expressly set forth in Article III and Article IV, none of the Sellers, their respective Affiliates nor any of their respective Related Parties has made or makes, and the Buyer has not relied on and is not relying on, any representation, warranty or statement, either express or implied, (a) as to the accuracy or completeness of any of the information delivered or made available to the Buyer or any of its Related Parties or lenders and (b) with respect to any projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the business of the Hostess Entities delivered or made available to the Buyer or any of its Related Parties or lenders.

Section 5.22. Brokers. Other than fees or commissions for which the Buyer will be solely responsible, none of the Buyer, Merger Sub nor any of their respective Affiliates, including Buyer Sponsor, has any liability or obligation to pay, or is entitled to receive, any fees or commissions to any broker, finder or agent with respect to the Transactions.

Section 5.23. Contracts with Hostess CDM Co-Invest and CDM Hostess. None of the Buyer or any of its Affiliates is a party to any Contract with Hostess CDM Co-Invest, CDM Hostess or any of their respective Affiliates other than the Transaction Documents and any other Contracts entered into in connection with the Transactions, true, correct and complete copies of which have been provided to AP Hostess LP.

Section 5.24. Disclaimer of Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE V, NONE OF THE BUYER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE RELATED PARTIES MAKE OR HAVE MADE, AND THE SELLERS ARE NOT RELYING ON, ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE BUYER, THE BUYER CAPITAL STOCK OR THE ASSETS AND PROPERTIES OF THE BUYER, INCLUDING WITH RESPECT TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (B) THE OPERATION OF THE BUSINESS OF THE HOSTESS ENTITIES BY THE BUYER AFTER THE CLOSING OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS OF THE HOSTESS ENTITIES AFTER THE CLOSING. EXCEPT AS SET FORTH IN ARTICLE IX, NONE OF THE BUYER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE RELATED PARTIES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE SELLERS OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE SELLERS, THEIR AFFILIATES OR REPRESENTATIVES OF, OR THE SELLERS’ USE OF OR RELIANCE ON, ANY INFORMATION RELATING TO THE BUSINESS OF BUYER, THE BUYER CAPITAL STOCK OR THE ASSETS AND PROPERTIES OF THE BUYER, INCLUDING ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE SELLERS, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS”, MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE SELLERS OR IN ANY OTHER FORM IN EXPECTATION OF THE TRANSACTIONS. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED. NOTWITHSTANDING ANYTHING IN THIS SECTION 5.24 OR ELSEWHERE IN THIS AGREEMENT TO THE CONTRARY, NOTHING IN THIS AGREEMENT SHALL LIMIT OR RESTRICT, OR BE USED AS A DEFENSE AGAINST, THE RIGHT OF ANY INDEMNITEE TO RELY ON AND ENFORCE THE REPRESENTATIONS, WARRANTIES, COVENANTS AND

AGREEMENTS SET FORTH IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT, OR WAIVE OR LIMIT IN ANY MANNER ANY INDEMNITEE’S RIGHTS OR REMEDIES IN THE EVENT OF FRAUD, WITH SPECIFIC INTENT TO DECEIVE AND MISLEAD THE INDEMNITEE, REGARDING THE REPRESENTATIONS AND WARRANTIES MADE HEREIN OR IN ANY SCHEDULE, EXHIBIT OR CERTIFICATE DELIVERED PURSUANT HERETO.

ARTICLE VI

COVENANTS

Section 6.1. Access to Information.

(a) During the Interim Period, the Sellers shall, and shall cause the Hostess Entities, to provide the Buyer and its Representatives with access to information regarding the Hostess Entities and their material operations, in each case, as reasonably requested by the Buyer and to the extent such information is readily available or could be readily obtained without any material interference with the business or operations of the Sellers or the Hostess Entities, in each case, other than information (i) that such Seller reasonably believes it or any Hostess Entity is prohibited from providing to the Buyer by reason of applicable Law, (ii) that constitutes or allows access to information protected by attorney/client privilege or (iii) that such Seller or Hostess Entity is required to keep confidential or to prevent access to by reason of any Contract with a third party (provided, that the Parties shall work in good faith to develop alternative means by which to provide the Buyer and its Representatives such information in a manner that does not result in the violation of any such Law or Contract or loss or such privilege); provided, however, that such access (A) shall be conducted at the Buyer’s expense, during normal business hours and under the supervision of personnel of the Hostess Entities, (B) does not disrupt the normal operations of any Hostess Entity and (C) shall comply with all applicable Laws, including those regarding the exchange of competitively sensitive information. Notwithstanding anything contained herein, the Buyer shall not be permitted during the Interim Period to contact any of the Hostess Entities’ respective vendors, employees, customers or suppliers, or any Governmental Entities (except in connection with applications for Permits or Filings required to be made prior to the Closing under this Agreement and, in such case, only in accordance with the terms of this Agreement) regarding the operations or legal status of any Hostess Entity without receiving prior written consent from the Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Following the Closing, each of the Sellers shall be entitled to retain copies (at such Seller’s sole cost and expense) of all books and records relating to its ownership of the Hostess Entities, as applicable, and their respective businesses; provided, however, that such retained copies shall be subject to the confidentiality obligations set forth in Section 6.5(c).

(c) After the Closing, the Buyer will, and will cause its Representatives to, afford to each of the Sellers, including their respective Representatives, reasonable access to all books, records, files and documents to the extent they are related to the Hostess Entities and their respective Related Parties in order to permit such Persons to prepare for and participate in any other investigation and defend any Legal Proceedings relating to or involving such Person, to discharge its obligations under this Agreement, to comply with financial reporting requirements, and for other reasonable business purposes, and will afford such Persons reasonable assistance in connection therewith. The Buyer will cause such records to be maintained for not less than six years from the Closing Date and will not dispose of such records thereafter without first offering in writing to deliver them to the Sellers; provided, however, that in the event that the Buyer transfers all or a portion of the business of any Hostess Entity to any third party during such period, the Buyer may transfer to such third party all or a portion of the books, records, files and documents related thereof, so long as such third-party transferee expressly assumes in writing the obligations of the Buyer under this Section 6.1(c).

Section 6.2. Conduct of Business Pending the Closing.

(a) During the Interim Period and except (i) as contemplated, permitted, or required by this Agreement, the other Transaction Documents or applicable Law, or (ii) to the extent that the other Party shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed) (such exceptions, the “Conduct of Business Exceptions”), and except as prohibited pursuant to this Section 6.2, (A) the Sellers shall cause each Hostess Entity to use its reasonable best efforts to conduct its business in the ordinary course of business consistent with past practices, and, subject to the requirements of this Agreement and the other Transaction Documents, to use its reasonable best efforts to preserve, maintain and protect their material assets in material compliance with applicable Laws and (B) the Buyer and Merger Sub shall use their respective reasonable best efforts to conduct their businesses in the ordinary course of business consistent with past practices, and, subject to the requirements of this Agreement and the other Transaction Documents, to use their reasonable best efforts to preserve, maintain and protect their material assets in material compliance with applicable Laws.

(b) Without limiting the foregoing, during the Interim Period, except as set forth on Section 6.2(b) of the Disclosure Schedule and subject to the Conduct of Business Exceptions, the Sellers shall not, and shall cause the Hostess Entities not to:

(i) sell, transfer or dispose of any of the material assets or properties of any Hostess Entity, other than (A) sales, transfers or dispositions of obsolete or surplus assets, (B) sales, transfers or dispositions in connection with the normal repair or replacement of assets or properties and (C) sales or dispositions in accordance with any Hostess Material Contract or sales in lieu of condemnation or in connection with eminent domain or similar Legal Proceedings;

(ii) directly or indirectly acquire, whether by merger or consolidating with, or acquiring all or substantially all of the assets of, any other Person;

(iii) make any capital expenditure or leasehold improvement that exceeds $500,000 individually or exceeds $5,000,000 in the aggregate, except to the extent such capital expenditure or leasehold improvement: (A) has been budgeted for by the Hostess Entities in the budget set forth on Section 6.2(b)(iii) of the Disclosure Schedule (the “Capital Expenditure Plan”); (B) is directed by a Governmental Entity; or (C) is incurred with respect to any emergency situation; provided, however, that the Hostess Entities may, in the reasonable discretion of the Sellers, delay the making of any capital expenditures included on the Capital Expenditure Plan; provided, further, that all such actions shall be taken in good faith and based on the needs and possible changing requirements of the business;

(iv) grant, issue, sell or otherwise dispose of any of the Equity Securities of any Hostess Entity;

(v) liquidate, dissolve, reorganize or otherwise wind up the business or operations of any Hostess Entity;

(vi) purchase any Equity Securities of any Person other than a Subsidiary;

(vii) amend or modify the Organizational Documents of any Hostess Entity;

(viii) effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of the any Hostess Entity;

(ix) engage in any material new line of business;

(x) (A) change any material Tax or accounting methods, policies or practices inconsistent with past practice, except as required by a change in GAAP or applicable Law, (B) make, revoke or amend any material Tax election, (C) enter into any closing agreement affecting any U.S. federal or other material Tax liability, (D)

waive any refund of Taxes other than claiming it as a credit or a payment of an estimated tax, (E) extend any statute of limitations with respect to Taxes inconsistent with past practice or (F) file any amended Tax Return related to a material amount of Taxes;

(xi) with respect to any current or former employee, director or independent contractor of any Hostess Entity (A) increase the compensation payable or employee benefits to be provided except (I) any increases in the rate of base salary or wage that does not exceed 10% of such Person’s current compensation pursuant to (x) annual adjustments in the ordinary course of business consistent with past practices or (y) in connection with any promotion or material increase in responsibility of any officer or employee in the ordinary course of business consistent with past practice, or (II) any increases required pursuant to any existing Benefit Plans, (B) grant or increase any severance or change in control pay or benefits, (C) enter into, amend, or terminate any Benefit Plan or any employee benefit plan, policy, program, agreement, trust or arrangement that would have constituted a Benefit Plan if it had been in effect on the date of this Agreement, or (D) take any action to accelerate the vesting or payment of, otherwise fund or secure the payment of, any compensation or benefits under any Benefit Plan;

(xii) create, incur, assume, guarantee or otherwise become liable with respect to any Indebtedness for borrowed money;

(xiii) amend, terminate (unless the counterparty is in default under the applicable Hostess Material Contract and such termination is permitted) or waive any material term under any Hostess Material Contract other than in the ordinary course of business;

(xiv) amend, terminate or waive any material term under the Rollover Credit Agreement;

(xv) enter into any labor or collective bargaining or similar agreement, or make any commitment or incur any liability to any labor organization with respect to any Hostess Entity, other than with respect to matters involving, or subject to, the normal grievance process for individual employees at any plant or facility operated by a Hostess Entity which do not give rise to any liability that is material to the Hostess Entities;

(xvi) release, assign, compromise, settle or agree to settle any Legal Proceeding material to the Hostess Entities or their respective properties or assets; provided, that nothing contained herein shall restrict the ability of the Hostess Entities to release, assign, compromise, settle or agree to settle any Legal Proceedings (A) relating to the Specified Matter or (B) so long as such settlement is solely monetary in nature and any payments related to such settlement are made prior to the Closing, included as Current Liabilities in the determination of Final Closing Working Capital or otherwise reflected as a reduction to the Purchase Price;

(xvii) fail to comply with the terms of the Rollover Credit Agreements or take any action, or omit to take any action, that would result in a Rollover Credit Agreement Default; or

(xviii) agree or commit to do any of the foregoing.

(c) Without limiting the foregoing, during the Interim Period, except as otherwise expressly contemplated by this Agreement or set forth on Section 6.2(c) of the Disclosure Schedule and subject to the Conduct of Business Exceptions, neither the Buyer nor Merger Sub shall:

(i) directly or indirectly acquire, whether by merger or consolidating with, or acquiring all or substantially all of the assets of, any other Person;

(ii) grant, issue, sell or otherwise dispose of any of the Equity Securities of the Buyer or Merger Sub, including any Buyer Capital Stock;

(iii) liquidate, dissolve, reorganize or otherwise wind up the business or operations of the Buyer or Merger Sub;

(iv) purchase any Equity Securities of any Person;

(v) amend or modify the Organizational Documents of the Buyer or Merger Sub;

(vi) effect any recapitalization, reclassification, stock dividend, stock split or like change in the capitalization of the Buyer or Merger;

(vii) engage in any new line of business;

(viii) enter into any transaction with any Affiliate of the Buyer;

(ix) (A) change any material Tax or accounting methods, policies or practices inconsistent with past practice, except as required by a change in GAAP or applicable Law, (B) make, revoke or amend any material Tax election, or (C) enter into any closing agreement affecting any material Tax liability;

(x) create, incur, assume, guarantee or otherwise become liable with respect to any Indebtedness for borrowed money;

(xi) amend, terminate (unless the counterparty is in default under the applicable Buyer Material Contract and such termination is permitted) or waive any material term under any Buyer Material Contract;

(xii) declare, set aside or pay any dividend or any other distribution with respect to the Equity Interests of the Buyer or redeem or repurchase any Equity Interests of the Buyer (other than in accordance with the Buyer Stockholder Redemption at the Closing); or

(xiii) agree or commit to do any of the foregoing.

(d) Notwithstanding anything to the contrary set forth herein, the Hostess Entities shall be permitted to (i) declare, set aside and pay dividends during the Interim Period, (ii) pay the Toler Bonus pursuant to the Management LLC Merger Agreement and (iii) grant any Tranche 2 LTIP awards set forth on Section 4.11(h)(2) of the Disclosure Schedule that have not been granted as of the date hereof; provided, that any such awards under the LTIP that are to be paid at or in connection with the Closing shall be included in the Estimated LTIP Payment Amount; provided, however, that the Sellers shall cause the Hostess Companies to not distribute any Hostess Cash, pay any Hostess Cash dividend to its equityholders or incur any additional Rollover Indebtedness (other than interest that is accrued in the ordinary course of business) during the period commencing on 12:01 a.m. (Eastern time) on the Closing Date through the Closing.

Section 6.3. Exclusivity.

(a) During the Interim Period, the Sellers shall not, and shall cause the Hostess Entities and their respective Representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or group, concerning any sale of any material assets of the Hostess Entities or any of the outstanding Hostess Securities or any conversion, consolidation, liquidation, dissolution or similar transaction involving the Hostess Entities other than with the Buyer and its Representatives (an “Alternative Transaction”), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the Transactions shall not be deemed a violation of this Section 6.3. The Sellers shall, and shall cause their respective Affiliates and respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction. If the Sellers, the Hostess Entities or any of their respective

Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Sellers shall promptly (and in no event later than 24 hours after the Sellers become aware of such inquiry or proposal) (A) advise the Buyer orally and in writing of such inquiry or proposal (including the identity of the Person making such inquiry or submitting such proposal, and the terms thereof), (B) provide the Buyer a copy of such inquiry or proposal, if in writing, and (C) notify such Person in writing that Sellers are subject to an exclusivity agreement with respect to the sale of the Hostess Entities that prohibits them from considering such inquiry or proposal. Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 6.3(a) by any of the Sellers or their respective Affiliates or Representatives shall be deemed to be a breach of this Section 6.3(a) by the Sellers.

(b) During the Interim Period, the Buyer shall not, and shall cause its Affiliates and their respective Representatives not to, directly or indirectly, (i) enter into, knowingly solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or group, concerning any Business Combination Proposal, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Business Combination Proposal or (iii) commence, continue or renew any due diligence investigation regarding any Business Combination Proposal. The Buyer shall, and shall cause each of its Affiliates and their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Business Combination Proposal. If the Buyer, its Affiliates or any of their respective Representatives receives any inquiry or proposal with respect to a Business Combination Proposal at any time prior to the Closing, then the Buyer shall promptly (and in no event later than 24 hours after the Buyer becomes aware of such inquiry or proposal) (A) advise the Sellers’ Representative orally and in writing of such inquiry or proposal (including the identity of the Person making such inquiry or submitting such proposal, and the terms thereof) and (B) provide the Sellers’ Representative a copy of such inquiry or proposal, if in writing. Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 6.3(b) by any of the Buyer or its Affiliates or their respective Representatives shall be deemed to be a breach of this Section 6.3(b) by the Buyer.

Section 6.4. Trust Account. Upon satisfaction or waiver of the conditions set forth in Article VII and provision of notice thereof to the Trustee (which notice the Buyer shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, the Buyer (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its commercially reasonable efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to stockholders of the Buyer holding shares of the Buyer Class A Common Stock sold in the Buyer’s initial public offering who shall have previously validly elected to redeem their shares of Buyer Class A Common Stock pursuant to the Buyer Charter, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.5. Publicity; Confidentiality.

(a) The Sellers and the Buyer shall reasonably cooperate to (i) prepare and make a public announcement regarding the Transactions on the date hereof and (ii) create and implement a communications plan regarding the Transactions (the “Communications Plan”) promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the other Transaction Documents or the Transactions or any matter related to the foregoing, without the prior written consent of the Sellers, in the case of a public announcement by the Buyer, or the Buyer, in the case of a public announcement by the Sellers (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except (A) if such announcement or other communication is required by applicable Law or Order, in which case the disclosing Party shall, to the extent permitted by applicable Law or Order, first allow such other Parties to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (B) in the case of the Sellers, the Buyer and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person’s direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality, (C) to the extent provided for in the Communications Plan, internal announcements to employees of the Hostess Entities, (D) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.5(a), and (E) announcements and communications to Governmental Entities in connection with Filings or Permits relating to the Transactions required to be made under this Agreement.

(b) The Buyer acknowledges that the information being provided to it in connection with the Transactions is subject to the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, (i) the obligations of confidentiality and limited use contained in the Confidentiality Agreement shall, without further action of any party to the Confidentiality Agreement, terminate with respect to information relating to the Hostess Entities and their respective businesses; and (ii) the restrictions contained in the Confidentiality Agreement regarding (A) soliciting and hiring directors, officers, managers or other employees of the Hostess Entities and (B) contacting customers and suppliers of the Hostess Entities, without further action of any party to the Confidentiality Agreement, terminate. The Buyer acknowledges that the Confidentiality Agreement shall remain in full force and effect in all other respects in accordance with its terms.

(c) During the two-year period following the Closing, the Sellers will, and will cause their respective Affiliates and Representatives to, hold in confidence any and all information concerning any Hostess Entity that would have been considered “Information” under the Confidentiality Agreement had it been disclosed to the Buyer prior to the date hereof, mutatis mutandis, except to the extent that the Buyer would have been permitted to disclose such Information under the Confidentiality Agreement.

Section 6.6. Proxy Statement.

(a) As promptly as practicable following the execution and delivery of this Agreement, the Buyer shall, in accordance with this this Section 6.6, prepare and file with the SEC, in preliminary form, a proxy statement in connection with the Transactions (as amended or supplemented, the “Proxy Statement”) to be sent to the stockholders of the Buyer relating to the Buyer Stockholders Meeting, for the purpose of, among other things, soliciting proxies from holders of Buyer Capital Stock to vote at the Buyer Stockholders Meeting in favor of (i) the adoption of this Agreement and the approval of the Transactions, (ii) the issuance of the Buyer Class A Common Stock and the Buyer Class B Common Stock constituting the Stock Consideration, (iii) the amendment and restatement of the Buyer Charter in the form of the Buyer A&R Charter and (iv) any other proposals the Parties deem necessary or desirable to consummate the Transactions (collectively, the “Transaction Proposals”). The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. The Buyer shall file the definitive Proxy Statement with the SEC and cause the Proxy Statement to be mailed to its stockholders of record, as of the record date to be established by the board of directors of the Buyer, within three Business Days of (A) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, or (B) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC.

(b) Prior to filing with the SEC, the Buyer will make available to the Sellers drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Sellers with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith. The Buyer shall not file any such documents with the SEC without the prior written consent of the Sellers (such consent not to be unreasonably withheld, conditioned or delayed). The Buyer will advise the Sellers promptly after it receives notice thereof, of (i) the time when the Proxy Statement has been filed, (ii) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, (iii) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC, (iv) the filing of any supplement or amendment to the Proxy Statement, (v) the issuance of any stop order by the SEC, (vi) any request by the SEC for amendment of the Proxy Statement, (vii) any comments from the SEC relating to the Proxy Statement and responses thereto or (viii) requests by the SEC for additional information. The Buyer shall promptly respond to any SEC comments on the Proxy Statement and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable; provided, that prior to responding to any requests or comments from the SEC, the Buyer will make available to the Sellers drafts of any such response and provide the Sellers with a reasonable opportunity to comment on such drafts.

(c) If at any time prior to the Buyer Stockholders Meeting there shall be discovered any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Buyer shall promptly transmit to its stockholders an amendment or supplement to the Proxy Statement containing such information. If, at any time prior to the Closing, the Sellers discover any information, event or circumstance relating to the Business or the Hostess Entities or any of their respective Affiliates, officers, directors or employees that should be set forth in an amendment or a supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Sellers shall promptly inform the Buyer of such information, event or circumstance.

(d) The Buyer shall make all necessary Filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” laws, and any rules and regulations thereunder.

(e) The Sellers agree to promptly provide the Buyer with all information concerning the Business and the management, operations and financial condition of the Hostess Companies, in each case, reasonably requested by the Buyer for inclusion in the Proxy Statement. The Sellers shall cause the officers and employees of the Hostess Companies to be reasonably available to the Buyer and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

Section 6.7. Buyer Stockholders Meeting. The Buyer shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with the Sellers) for, duly call, give notice of, convene and hold a meeting of the Buyer’s stockholders (the “Buyer Stockholders Meeting”), for the purpose of obtaining the Buyer Stockholder Approval, which meeting shall be held not more than 45 days after the date on which the Buyer mails the Proxy Statement to its stockholders. The Buyer shall use its reasonable best efforts to obtain the Buyer Stockholder Approval, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the Buyer Stockholder Approval. The Buyer shall, through its board of directors, recommend to its stockholders that they vote in favor of the Transaction Proposals (the “Buyer Board Recommendation”), and the Buyer shall include the Buyer Board Recommendation in the Proxy Statement. The board of directors of the Buyer shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Recommendation (a “Change in Recommendation”); provided, that the board of directors may make a Change in Recommendation if it determines in good faith, after consultation with its outside legal counsel, that a failure to make a Change in Recommendation would reasonably be expected to constitute a breach by the board of directors of its fiduciary obligations to the Buyer’s stockholders under applicable Law. The Buyer agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Buyer Stockholders Meeting for the purpose of seeking the Buyer Stockholder Approval shall not be affected by any Change in Recommendation, and the Buyer agrees to establish a record date for, duly call, give notice of, convene and hold the Buyer Stockholders Meeting and submit for the approval of its stockholders the matters contemplated by the Proxy Statement, regardless of whether or not there shall be any Change in Recommendation. Notwithstanding anything to the contrary contained in this Agreement, the Buyer shall be entitled to postpone or adjourn the Buyer Stockholders Meeting (a) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of the Buyer has determined in good faith is required by applicable Law is disclosed to the Buyer’s stockholders and for such supplement or amendment to be promptly disseminated to the Buyer’s stockholders prior to the Buyer Stockholders Meeting, (b) if, as of the time for which the Buyer Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Buyer Class A Common Stock and Buyer Class F Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Buyer Stockholders Meeting or (c) by ten Business Days in order to solicit additional proxies from stockholders for purposes of obtaining the Buyer Stockholder Approval; provided, that in the event of a postponement or adjournment pursuant to clauses (a) or (b) above, the Buyer Stockholders’ Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved, and in no event shall the Buyer Stockholders’ Meeting be reconvened on a date that is later than five Business Days prior to the Outside Date.

Section 6.8. Listing of Buyer Capital Stock. The Buyer will use its reasonable best efforts to cause the shares of Buyer Class A Common Stock constituting the Stock Consideration to be approved for listing on the NASDAQ Capital Market as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing. During the Interim Period, the Buyer shall use its reasonable best efforts to remain listed as a public company on the NASDAQ Capital Market.

Section 6.9. Qualification as an Emerging Growth Company. The Buyer shall, at all times during the Interim Period, (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the JOBS Act and (b) not take any action that would cause the Buyer to not qualify as an “emerging growth company” within the meaning of the JOBS Act.

Section 6.10. Section 16 of the Exchange Act. Prior to the Closing, the board of directors of the Buyer, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Buyer Class A Common Stock, in each case, pursuant to this Agreement and the other Transaction Documents by any officer or director of the Hostess Entities who is expected to become a “covered person” of the Buyer for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) shall be an exempt transaction for purposes of Section 16.

Section 6.11. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Merger Agreement and the consummation of the Transactions. Notwithstanding the immediately preceding sentence, the Buyer, on the one hand, and the Sellers, on the other hand, in accordance with each Seller’s Pro-Rata Share, shall each pay 50% of any filing fees required by Governmental Entities, including with respect to Filings or Permits required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the Transactions, including filing fees in connection with filings under the HSR Act or other Antitrust Laws.

Section 6.12. Governmental Filings.

(a) Subject to the terms and conditions of this Agreement and the other Transaction Documents, each of the Buyer and the Sellers shall, and the Sellers shall cause the Hostess Entities to, cooperate with each other and shall use (and cause their respective Subsidiaries to use) their reasonable best efforts to take or cause to be taken all actions, and do or cause to be done, and reasonably assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Agreement or the other Transaction Documents and, subject to the conditions set forth in Section 7.3, to consummate the Transactions as soon as practicable.

(b) Without limiting the generality of the foregoing clause (a), the Buyer and the Sellers shall, and the Sellers shall cause the Hostess Companies to, use their reasonable best efforts to each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act within ten Business Days following the execution of this Agreement (unless otherwise agreed upon by the Parties in writing). The Buyer and the Sellers shall, and the Sellers shall cause the Hostess Companies to, supply as promptly as practicable any additional information or documentary material that may be requested pursuant to the HSR Act and shall take all other actions necessary to cause the expiration or termination of the applicable waiting periods as soon as practicable. The Buyer and the Sellers shall, and the Sellers shall cause the Hostess Companies to, respond as promptly as practicable to any additional requests for information, including requests for production of documents and production of witnesses for interviews, investigational hearings or depositions, made by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission (the “Antitrust Authorities”) and take all other reasonable actions to obtain all applicable consents, approvals, clearances or waivers from the Antitrust Authorities. The Buyer shall exercise its reasonable best efforts, and the Sellers shall, and the Sellers shall cause the Hostess Companies to, cooperate fully with the Buyer, to prevent the entry in any Legal Proceeding brought by an Antitrust Authority or any other Governmental Entity of an Order that would prohibit, make unlawful or delay the consummation of the Transactions. Other than such Filings under the HSR Act, the filing of which shall be made in accordance with the first sentence of this Section 6.12(b), the Buyer and the Sellers will, and will cause the Hostess Entities to, as soon as reasonably practicable and in no event more than 60 days following the execution of this Agreement, prepare and file with each applicable Governmental Entity all Filings and requests for such Permits set forth on Section 6.12(b) of the Disclosure Schedule, which Filings and requests are necessary for the consummation of the Transactions in accordance with the terms of this Agreement. The Buyer and the Sellers will, and will cause the Hostess Entities to, diligently pursue and use their reasonable best efforts to obtain such Permits as soon as reasonably practical and will cooperate with each other in seeking such Permits. To such end, the Parties agree to make available the personnel and other resources of their respective organizations in order to obtain all such Permits. Each Party will promptly inform the other Parties of any material communication received by such Party from, or given by such Party to, any Governmental Entity from which any such Permit is required and of any material communication received or given in connection with any Legal Proceeding by a private party, in each case regarding any of the Transactions, and will permit the other Party to review any communication given by it to, and consult with each other in advance of any response to, or meeting or conference with, any such Governmental Entity or, in connection with any Legal Proceeding by a private party, with such other Person, and to the extent permitted by such Governmental Entity or other Person, give the other Party the opportunity to review such response and to attend and to participate in such meetings and conferences.

(c) Each of the Sellers and the Buyer agrees to instruct its respective counsel to cooperate with each other and use their reasonable best efforts to facilitate and expedite the identification and resolution of any issues arising under any applicable Antitrust Laws at the earliest practicable dates. Said reasonable best efforts and cooperation include counsel’s undertaking (to the extent permitted by applicable Law and in each case regarding the Transactions and without waiving attorney-client or any other applicable privilege) to (i) furnish to each other’s counsel such reasonably necessary information and reasonable assistance as the other may request in connection with its preparation of any Filing or submission that is necessary under the HSR Act and any other applicable Antitrust Laws (except for sharing any Item 4(c) or Item 4(d) documents), and (ii) cooperate in the filing of any substantive memoranda, white papers, Filings, correspondence or other written or oral communications explaining or defending this Agreement or any of the Transactions or responding to requests or objects made by any Antitrust Authority or any Person. None of the Sellers or the Buyer or any of their respective Affiliates or counsel shall independently contact any Antitrust Authority or participate in any meeting or discussion (or any other communication by any means) with any Antitrust Authority in respect of any such filings, applications, investigation or other inquiry without giving, in the case of the Buyer and its Affiliates, the Sellers, and in the case of the Sellers and its Affiliates, the Buyer, where practicable, prior reasonable notice of the meeting or discussion, the opportunity to confer with each other regarding appropriate contacts with and responses to personnel of said Antitrust Authority, the opportunity to review and comment on the contents of any representations (oral or otherwise) expected to be communicated at the meeting or discussion, and, to the extent permitted by the relevant Antitrust Authority, the opportunity to attend and participate at the meeting or discussion (which, at the request of the Buyer or the Sellers, as applicable, shall be limited to outside antitrust counsel only).

(d) During the Interim Period, to the extent reasonably and specifically requested by the Buyer and at the sole cost and expense of the Buyer, the Sellers shall, and shall cause the Hostess Entities to, use their reasonable best efforts to obtain any required consents and approvals of parties to Contracts with any Hostess Entity, and the Buyer shall cooperate with reasonable requests of the Sellers in connection with obtaining such Consents. The Buyer agrees that any Filings or Permits with or from any Governmental Entity are the responsibility of the Buyer, and that the Buyer shall take, or cause to be taken, all actions and to do, or cause to be done, all things required, necessary, proper or advisable to obtain such Filings or Permits with or from any Governmental Entity as are required, necessary, proper or advisable in connection with the consummation of the Transactions; provided, however, that at the Buyer’s expense, the Sellers shall, and shall cause the Hostess Entities to cooperate with reasonable requests of the Buyer in connection with obtaining such Filings or Permits. Without limiting the foregoing, from the date hereof through the Closing Date, the Buyer agrees that except as may be agreed in writing by the Sellers, the Buyer and its Affiliates shall not, and shall not permit any action, including entering into any transaction, which could reasonably be expected to impact the ability of the Parties to secure all required Filings or Permits with or from any Governmental Entity to consummate the Transactions, or take any action with any Governmental Entity relating to the foregoing, or agree, in writing or otherwise, to do any of the foregoing, in each case which could reasonably be expected to materially delay or prevent the consummation of the Transactions or result in the failure to satisfy any condition to consummation of the Transactions.

Section 6.13. Transfer Taxes. Notwithstanding any provision of this Agreement to the contrary, the Buyer, on the one hand, and the Sellers, on the other hand, in accordance with each Seller’s Pro-Rata Share, shall each pay 50% of any Transfer Taxes incurred in connection with this Agreement and the other Transaction Documents and the consummation of the Transactions, including Taxes directly attributable to the Management LLC Merger. The Sellers and the Buyer shall cooperate in timely making all Filings, Tax Returns, reports and forms as may be required to comply with the provisions of such Tax Laws.

Section 6.14. Tax Matters.

(a) Prior to the Closing Date, the AP Hostess LP shall cause AP Hostess Holdings to provide AP Hostess LP with the statement described in Treas. Reg. Section 1.897 2(h)(1)(i) to the effect that no Hostess Entity constitutes a U.S. real property interest as defined in Section 897(c) of the Code. Within 30 days of providing the statement to the Sellers’ Representative, as required by Treas. Reg. Section 1.897-2(h)(2), the Sellers shall cause AP Hostess Holdings, or, if after the Closing, the Buyer shall cause AP Hostess, Inc., to file with the IRS the notice described in Treas. Regs. Section 1.897-2(h), naming the Sellers’ Representative as the foreign interest holder requesting the statement, and shall furnish a copy of such filing to the Sellers’ Representative.

(b) On or prior to the Closing Date, each Seller shall deliver to the Buyer (i) a properly prepared and executed certificate of non-foreign status under Treas. Reg. Section 1.1445-2(b)(2) and (ii) an IRS Form W-9 claiming a complete exemption from backup withholding.

(c) The Buyer shall not make any election under Section 338 or 336(e) of the Code, or any similar provision of state or local law, with respect to the purchase of the Closing Hostess Securities.

(d) The Sellers shall prepare, or cause to be prepared, and timely file, or cause to be timely filed, all Tax Returns of the Hostess Entities due on or before the Closing Date in accordance with past practice, except as otherwise required by Tax Law, and shall timely pay all Taxes shown as due and owing thereon. The Buyer shall prepare, or cause to be prepared, and timely file, or cause to be timely filed, all Tax Returns of the Hostess Entities for all periods that begin before and end on or prior to the Closing Date or which include the Closing Date, which are filed after the Closing Date.

(i) At least 15 days prior to the date on which a non-Income Tax Return relating to a Pre-Closing Tax Period is due (taking into account any extensions of such due date), or such shorter period as is reasonable based on the filing deadline, the Buyer shall deliver to the Sellers’ Representative for its review and approval a draft of such Tax Return and a statement of the amount of Tax that is the responsibility of the Sellers pursuant to Section 6.14(f) and Section 9.2(a)(vi), and the Sellers shall pay such amount of Tax showing due on such Tax Returns and on any Income Tax Returns relating to a Pre-Closing Tax Period filed after the Closing Date to the Buyer no later than three days prior to the date that such Tax is due; provided, that each Seller’s obligation to pay such amounts shall be determined in accordance with its respective indemnification obligations under Section 9.2(a). The Sellers’ Representative’s approval of such Tax Returns shall not be unreasonably withheld, conditioned or delayed, provided that the Buyer accepts the reasonable written comments of the Sellers’ Representative made on a timely basis.

(ii) The Buyer shall provide the Sellers’ Representative with a copy of any proposed Income Tax Return relating to a Pre-Closing Tax Period and any associated work papers at least 30 days prior to the filing of such Tax Return. The Buyer and the Sellers’ Representative shall use good faith efforts to resolve any dispute regarding such Income Tax Returns. If the Buyer and the Sellers’ Representative are unable to resolve any dispute arising pursuant to this Section 6.14, then they shall refer any disputes to the Independent Expert, whose determination shall be final and conclusive on the Parties, with the cost of such Independent Expert shared equally by the Buyer and the Sellers’ Representative. If the Independent Expert has not rendered its determination with respect to the preparation of any Tax Returns pursuant to this Section 6.14 by the due date of such Income Tax Returns (taking into account any extensions obtained), then such Income Tax Returns shall be filed in the manner reasonably determined by the Buyer and including any reasonable comments of the Sellers’ Representative and, if necessary, subsequently amended to conform with the decision of the Independent Expert.

(e) The Buyer and the Sellers shall, and shall each cause its Affiliates to, provide to the other Party such cooperation and information, as and to the extent reasonably requested, in connection with preparing, reviewing and filing of any Tax Return, amended Tax Return or claim for refund, determining liabilities for Taxes or a right to refund of Taxes, or in conducting any audit or other action with respect to Taxes, in each case, at the expense of the requesting party. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings and other determinations by Governmental Entities relating to Taxes, and relevant records concerning the ownership and Tax basis of property, which any such Party may possess. Each Party will retain all Tax Returns, schedules, work papers, and all material records and other documents relating to Tax matters of the Hostess Entities for the Tax period first ending after the Closing Date and for all prior Tax periods until the later of either (i) the expiration of the applicable statute of limitations (and, to the extent notice is provided with respect thereto, any extensions thereof) for the Tax periods to which the Tax Returns and other documents relate or (ii) eight years following the due date (without extension) for such Tax Returns. Thereafter, the Party holding such Tax Returns or other documents may dispose of them provided that such Party shall give to the other Party 30 days’ written notice of such disposal and providing the other Party with the opportunity to copy (at such other Party’s cost) such Tax Returns or other documents. Each Party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided.

(f) (i) If a Hostess Entity is permitted, but not required, under applicable foreign, state or local Income Tax Laws to treat the Closing Date as the last day of a taxable period, such day shall be treated as the last day of a taxable period; provided, that the Tax year of AP Hostess Holdings will end on the Closing Date.

(ii) For all purposes of this Agreement, including this Section 6.14, Section 9.2 and for purposes of calculating Final Closing Working Capital:

(1) Except as provided in Section 6.14(f)(ii)(2), any Taxes for a taxable period beginning before the Closing Date (the “Straddle Period”) and ending after the Closing Date with respect to any Hostess Entity shall be apportioned between the portion of the period ending on the Closing Date and the portion of the period commencing on the day immediately following the Closing Date, based on the actual operations of such Hostess Entity, as the case may be, by a closing of the books of such Hostess Entity, as if the Closing Date were the end of a Tax year, and each such portion of such period shall be deemed to be a taxable period (whether or not it is in fact a taxable period), and taking into account any net operating losses, credit or deduction generated in the period (or portion of the period) ending on the Closing Date. For purposes of computing the Taxes attributable to the two portions of a taxable period pursuant to this Section 6.14(f)(ii)(1), the amount of any item that is taken into account only once for each taxable period (e.g., the benefit of graduated tax rates, exemption amounts, etc.) shall be allocated between the two portions of the period in proportion to the number of days in each portion.

(2) In the case of any Taxes based on capitalization, debt or shares of stock authorized, issued or outstanding, or any real property, personal property or similar ad valorem Taxes that are payable for a taxable period that includes, but does not end on, the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on (and including) the Closing Date and the denominator of which is the number of days in the entire taxable period.

(3) For all purposes of this Agreement, and notwithstanding anything else in this Agreement (A) any deduction attributable to Hostess Transaction Costs, the payment of consulting fees, severance obligations, bonus obligations, “success fees” or bonuses payable to employees of a Hostess Entity, payments under the option plan, deferred unamortized financing fees, and the full amount of expenses described in Section 6.18 shall be allocated to the Pre-Closing Tax Period, (B) any Tax attributable to the making of an election under Section 338(g) or 336(e) of the Code (or similar provision under state or local Law) shall be allocated and payable solely by the Buyer and (C) any taxes attributable to any action taken by the Buyer or any Hostess Entity on the Closing Date after the Closing that is not in the ordinary course of business shall be allocated to the taxable period beginning after the Closing Date, except, in the case of clauses (A) and (C), as required by Law.

(4) To the extent permitted by Law, the Buyer shall cause each Hostess Entity to carry back and apply any net operating loss, credit or deduction that has accrued or was incurred in any taxable period ended on or prior to the Closing Date to prior taxable years in a Pre-Closing Tax Period, and shall not make any election to carry forward such loss to a taxable period ending after the Closing Date. The Buyer shall promptly file any claim for a net operating loss carryback.

(iii) To the extent not taken into account in determining the Final Closing Working Capital, the Buyer shall, or shall cause the Hostess Entities to, pay to each Seller, in accordance with such Seller’s Pro-Rata Share, the amount of any cash Tax refunds or credits of Taxes actually received by a Hostess Entity that arise with respect to any Pre-Closing Tax Period and the amount of any benefit of any overpayment actually received with respect to any Pre-Closing Tax Period that is applied in a taxable period (or portion thereof) beginning on or after the Closing Date (other than, in each case, refunds, credits or overpayments attributable to the carryback of losses, credits or similar items from a taxable period or portion thereof beginning on or after the Closing Date), in each case, net of any reasonable costs or Taxes incurred in connection therewith; provided, that the Buyer shall pay AP Hostess LP 100% of any Tax refund, credit or overpayment attributable to AP Hostess Holdings payable under this Section 6.14(f)(iii). Such payments shall be made within 15 days of receipt of any such refund or credit or application of any such overpayment by the Buyer or the Hostess Entities. All other refunds and credits shall be retained by the Buyer. If any amount paid pursuant to this Section 6.14(f)(iii) shall subsequently be challenged successfully by any Taxing Authority, the Sellers shall repay to the Buyer such amount, together with any interest imposed thereon and any costs incurred by the Buyer or the Hostess Entities with respect to such challenge.

(g) For U.S. federal Income Tax purposes, the Parties intend to treat the Stage One Merger and the Stage Two Merger, taken together, as a Tax-free reorganization under Section 368(a)(1)(A) of Code.

(h) If a written notice of any Tax Proceeding with respect to any of the Hostess Entities is received by the Buyer or any of the Hostess Entities for which the Sellers could reasonably be expected to be liable pursuant to

Section 9.2(a) (a “Tax Claim”), the notified party shall give the Sellers’ Representative prompt written notice of such Tax Claim; provided, that the failure by the applicable notified party to provide notice of such Tax Claim to the Sellers’ Representative shall not affect the rights or obligations of the Parties under this Agreement except to the extent the Sellers have been actually prejudiced as a result of such failure. After the Closing, upon the Sellers’ Representative’s delivery of notice to the Buyer within 30 days of the Sellers’ Representative’s receipt of written notice of such Tax Claim, the Sellers’ Representative shall have the right (at its option) to represent the interests of the applicable Hostess Entities in any Tax Claim relating to a Pre-Closing Tax Period (other than a Straddle Period); provided, however, that (i) the controlling party shall keep the non-controlling party reasonably informed and consult in good faith with the noncontrolling party with respect to any issue relating to such Tax Claim, (ii) the controlling party shall provide the non-controlling party with copies of all correspondence, notices and other written material received from any Governmental Entity with respect to such Tax Claim, (iii) the controlling party shall provide the non-controlling party with a copy of, and an opportunity to review and comment on, all submissions made to a Governmental Entity in connection with such Tax Claim and (iv) the controlling party may not agree to a settlement or compromise thereof without the prior written consent of the noncontrolling party, which consent shall not be unreasonably withheld, conditioned or delayed. If (A) the Sellers’ Representative fails to notify the Buyer of its election to control such a Tax Claim within 30 days following receipt by the Sellers’ Representative of a notice of such Tax Claim or (B) such Tax Claim relates to a Straddle Period, the Buyer shall control such Tax Claim, subject to the foregoing proviso. In the event of a conflict between the provisions of this Section 6.14(h), on the one hand, and the provisions of Section 9.4, on the other, the provisions of this Section 6.14(h) shall control.

(i) Any U.S. federal Income Tax Return for a taxable period ending on or including the Closing Date for a Hostess Entity that is properly characterized for U.S. federal income Tax purposes as a partnership shall include (and shall not rescind) a valid election under Section 754 of the Code (and under applicable state and local Tax Law) that is effective for the taxable year that includes the Closing Date.

Section 6.15. Subscription Agreements.

(a) The Buyer shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements of, the Subscription Agreements in a manner materially adverse to the Sellers. The Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and using its commercially reasonable efforts to (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to the Buyer in the Subscription Agreements and otherwise comply with its obligations thereunder, (ii) in the event that all conditions in the Subscription Agreements (other than conditions that the Buyer or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Subscription Agreements at or prior to Closing and (iii) enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that the Buyer or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable Co-Investors to contribute to the Buyer the applicable portion of the Co-Investor Amount set forth in the Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, the Buyer shall give the Sellers, prompt (and, in any event within three Business Days) written notice: (A) of any amendment to any Subscription Agreement (together with a copy of such amendment), (B) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Subscription Agreement known to the Buyer; (C) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (D) if the Buyer does not expect to receive all or any portion of the Co-Investor Amount on the terms, in the manner or from the sources contemplated by the

Subscription Agreements. The Subscription Agreements contain all of the conditions precedent to the obligations of the Co-Investors to contribute to the Buyer the applicable portion of the Co-Investor Amount set forth in the Subscription Agreements on the terms therein.

(b) The Buyer shall use its commercially reasonable efforts to cause the Co-Investors to contribute the Co-Investor Amount at or prior to the Closing if all conditions set forth in the applicable Subscription Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and other than conditions that the Buyer or any of its Affiliates control the satisfaction of). The Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions required to obtain the Co-investor Amount contemplated by the Subscription Agreements, including enforcing the rights of the Buyer under the Subscription Agreements.

Section 6.16. Release.

(a) Effective upon and following the Closing, the Buyer, on its own behalf and on behalf of each Hostess Entity and each of their respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each Seller, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Seller Released Parties”) from all disputes, claims, Losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Hostess Entity occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Article IX hereof), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Seller Released Parties; provided, however, that nothing in this Section 6.16 shall release the Seller Released Parties from their obligations under this Agreement or the other Transaction Documents.

(b) Effective upon and following the Closing, each Seller, on its own behalf and on behalf of each of their respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges the Buyer and each Hostess Entity, each of their respective Affiliates and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Buyer Released Parties”) from all disputes, claims, Losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Hostess Entity occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Section 6.18 and Article IX hereof); provided, however, that nothing in this Section 6.16 shall release the Buyer Released Parties from their obligations (i) under this Agreement or the other Transaction Documents or (ii) with respect to any salary, bonuses, vacation pay or employee benefits accrued pursuant to a Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Hostess Entities in effect as of the date of this Agreement and consistent with past practice.

Section 6.17. Further Actions.

(a) Subject to the terms and conditions of this Agreement, the Buyer and each of the Sellers agree to use their reasonable best efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Transactions.

(b) Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at a Party’s request and without further consideration, the other Parties shall execute and deliver to such requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as required in order to consummate the Transactions.

(c) From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Sellers shall give prompt notice to the Buyer, and the Buyer shall give prompt notice to the Sellers, of (i) any notice or other communication received by such Party from any Governmental Entity in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any actions, suits, claims, investigations or other Legal Proceedings commenced or threatened against, relating to or involving or otherwise affecting such Party or its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, has caused any representation or warranty made by such party contained in this Agreement to be untrue or inaccurate, and (iv) any failure of such Party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder. For the avoidance of doubt, the delivery of any notice pursuant to this Section 6.17(c) shall not (A) cure any breach of, or non-compliance with, any other provision of this Agreement, (B) limit the remedies available to the Party receiving such notice, or (C) constitute an acknowledgment or admission of breach of this Agreement.

Section 6.18. D&O Indemnification and Insurance.

(a) The Buyer agrees that all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former directors or officers, as the case may be, of any Hostess Entity (each, together with such person’s heirs, executors or administrators, a “D&O Indemnified Party”), as provided in their respective Organizational Documents or in any indemnification agreement with a Hostess Entity set forth on Section 6.18(a) of the Disclosure Schedule shall survive the Closing and shall continue in full force and effect. For a period of six years from the Closing Date, the Buyer shall cause the Hostess Entities to maintain in effect the exculpation, indemnification and advancement of expenses provisions of such Hostess Entity’s Organizational Documents as in effect immediately prior to the Closing Date or in any indemnification agreements of each Hostess Entity with any D&O Indemnified Party as in effect immediately prior to the Closing Date, and the Buyer shall, and shall cause the Hostess Entities to, not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, however, that all rights to indemnification or advancement of expenses in respect of any Legal Proceedings pending or asserted or any claim made within such period shall continue until the disposition of such Legal Proceeding or resolution of such claim. From and after the Closing Date, the Buyer shall cause the Hostess Entities to honor, in accordance with their respective terms, each of the covenants contained in this Section 6.18 without limit as to time.

(b) The Sellers shall cause the Hostess Entities to obtain prior to the Closing Date fully-paid six-year “tail” insurance policies (the “D&O Tail”) with respect to directors’ and officers’ liability insurance of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the date hereof by the Hostess Entities (the “Current Policies”), and with such other terms as are no less favorable in the aggregate than those in the Current Policies. The Buyer shall cause the Hostess Entities to maintain the D&O Tail in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Hostess Entities, as applicable, and no other party shall have any further obligation to purchase or pay for such insurance pursuant to this Section 6.18(b).

(c) The rights of each D&O Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such person may have under the Organizational Documents of any Hostess Entity, any other indemnification arrangement, any Law or otherwise. The provisions of this Section 6.18 shall survive the Closing and expressly are intended to benefit, and are enforceable by, each of the D&O Indemnified Parties, each of whom is an intended third-party beneficiary of this Section 6.18.

(d) In the event the Buyer, any Hostess Entity or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Buyer, such Hostess Entity shall assume the obligations set forth in this Section 6.18.

Section 6.19. Rollover Credit Agreements.

(a) The Sellers shall take such actions, including by causing the applicable Hostess Entities to take such actions, as are reasonably necessary to ensure that the Transactions will satisfy the requirements of a Permitted Change in Control under each Rollover Credit Agreements, including (i) delivering the notices required by clause (f) of the definition Permitted Change in Control at least 15 days prior to the Closing Date, (ii) facilitating delivery of “know-your-customer” information relating to the Buyer that has been requested by the administrative agents under the Rollover Credit Agreements pursuant to clause (g) of the definition of Permitted Change in Control and (iii) delivering the certificates required by clause (h) of the definition of Permitted Change in Control. The Buyer shall use commercially reasonable efforts to cooperate with and assist the Sellers in connection with the foregoing and shall provide the Sellers and their Representatives with any readily available financial information relevant to the occurrence of a Permitted Change in Control under each of the Rollover Credit Agreements, and execute any documents relevant to the occurrence of a Permitted Change in Control under each of the Rollover Credit Agreements, in each case, that is reasonably requested by the Sellers in connection with the foregoing, all at Sellers’ sole cost and expense; provided, that notwithstanding the foregoing, nothing in this Agreement (including this Section 6.19(a)) shall require any such cooperation to the extent that it would require the Buyer or any of its Related Parties to (A) incur any cost, expense or other liability or give any indemnities, (B) take any action that conflicts with or violates its Organizational Documents, any Contract to which it is a party or any applicable Laws or (C) approve any debt financing or enter into any agreement or deliver any document or instrument relating to any debt financing.

(b) Simultaneously with the Closing (i) the Buyer shall contribute the Deleveraging Amount to Hostess Holdings, (ii) immediately thereafter, the Buyer shall cause Hostess Holdings to contribute the Deleveraging Amount to New Hostess Holdco, (iii) immediately thereafter, the Buyer shall cause New Hostess Holdco to contribute the Deleveraging Amount to Hostess Holdco, (iv) immediately thereafter, the Buyer shall cause Hostess Holdco to contribute the Deleveraging Amount to HB Holdings, LLC, (v) immediately thereafter, the Buyer shall cause HB Holdings, LLC to contribute the Deleveraging Amount to Hostess Brands and (vi) immediately thereafter, the Buyer shall cause Hostess Brands to pay to the lenders under the Rollover Credit Agreements an amount equal to (A) the Deleveraging Amount, plus (B) the Estimated Hostess Cash in excess of $7,500,000, as a partial repayment of the outstanding Rollover Indebtedness. Prior to the Closing, at the request of the Buyer, the Sellers will deliver, or will cause the applicable Hostess Entity to deliver, prepayment notices under the Rollover Credit Agreements in respect of the payments to be made pursuant to clause (vi) of the previous sentence, which prepayment notices may be conditional in accordance with the terms of the Rollover Credit Agreements.

Section 6.20. Aircraft Lease. At or prior to the Closing, the Sellers shall, and shall cause the Hostess Entities, to (a) terminate all Contracts and other arrangements involving the lease of any aircraft by or to any of the Hostess Entities and (b) deliver to the Buyer evidence reasonably satisfactory to the Buyer that all of such Contracts and other arrangements have been terminated without any liability or obligation on any Hostess Entity following the Closing, including the payment and satisfaction of any liabilities and obligations due thereunder; provided, that in the event such Contracts or other arrangements have not been terminated as of the Closing, all liabilities and obligations due thereunder as of the Closing shall be deemed Hostess Transaction Expenses.

Section 6.21. Board of Directors. The Parties shall use commercially reasonable efforts to ensure that board of directors of the Buyer at the Closing shall be comprised of seven members, consisting of (a) C. Dean Metropoulos, (b) one director to be designated by Apollo Global Management, (c) one director to be designated by Gores Sponsor LLC, (iii) the three current independent directors of the Buyer and (d) one independent director to be mutually selected by the Parties.

Section 6.22. Section 280G Approval. As soon as reasonably practicable following the date hereof, but in no event later than five Business Days prior to the Closing Date, AP Hostess Holdings shall (a) solicit, and use commercially reasonable efforts to secure, from each Person who has a right to any payments and/or benefits or potential right to any payments and/or benefits as a result of or in connection with the transactions contemplated herein that would be deemed to constitute “parachute payments” (within the meaning of Section 280G of the

Code and the regulations promulgated thereunder (“Section 280G”)) a waiver of such Person’s rights to any such payments and/or benefits, including any potential payments and/or benefits (the “Waived 280G Benefits”) applicable to such Person so that all remaining payments and/or benefits applicable to such Person shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G); and (b) if a waiver of Section 280G is obtained, solicit, and use commercially reasonable efforts to secure, at least three Business Days prior to the Closing Date, the approval of its stockholders, to the extent and in the manner required under Sections 280G(b)(5)(A)(ii) and 280G(b)(5)(B) of the Code and the regulations promulgated thereunder, in order to pay any Waived 280G Benefits. AP Hostess Holdings shall provide drafts of such waivers and such stockholder approval materials, including disclosure documents, to the Buyer for its review and comment at least three Business Days prior to obtaining such waivers and soliciting such approval. None of the Waived 280G Benefits shall be made if they are not approved by the stockholders of AP Hostess Holdings as contemplated above. Prior to the Closing Date, AP Hostess Holdings shall deliver to the Buyer evidence that a vote of its stockholders was solicited in accordance with the provisions of this Section 6.22 and that either (i) the requisite number of stockholder votes was obtained with respect to the Waived 280G Benefits (the “280G Approval”); or (ii) that the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits have not been and shall not be made or provided.

ARTICLE VII

CLOSING CONDITIONS

Section 7.1. The Buyer’s Conditions to Closing. The obligation of the Buyer to consummate the Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by the Buyer:

(a) Representations and Warranties.

(i) The Fundamental Representations of the Sellers shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Hostess Material Adverse Effect” or any similar limitation contain herein) as of the Closing Date as though made on and as the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(ii) all other representations and warranties of the Sellers set forth in Article III and Article IV hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “Hostess Material Adverse Effect” or any similar limitation contained herein) as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Sellers to be so true and correct, individually or in the aggregate, has not had and is not reasonably likely to have a Hostess Material Adverse Effect.

(b) Compliance with Agreements. The covenants, agreements and obligations required by this Agreement to be performed and complied with by the Sellers at or prior to the Closing shall have been performed and complied with in all material respects at or prior to the Closing.

(c) Certificates. The Sellers’ Representative shall execute and deliver to the Buyer, on behalf of the Sellers, a certificate executed by the Sellers’ Representative, dated as of the Closing Date, stating that the conditions specified in Section 7.1(a), Section 7.1(b) and Section 7.1(f) have been satisfied, and the Hostess Companies shall execute and deliver to the Buyer a certificate, reasonably acceptable to the Buyer in form and substance, executed by an authorized representative of each Hostess Company stating that such Hostess Company is not, and during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

(d) Documents. The Sellers shall have delivered to the Buyer or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including a fully executed IRS Form W-9 for each Seller and copies of the documents to be delivered by the Sellers pursuant to Section 2.4(c), duly executed by the Sellers and the Hostess Companies, as applicable.

(e) Resignations. Each member of the board of directors of Hostess GP shall have executed and delivered to Hostess GP and the Buyer a letter of resignation resigning as a member of the board of directors of Hostess GP.

(f) No Material Adverse Effect. From the date hereof through the Closing Date, there shall not have occurred any event, change, circumstance, effect, occurrence, condition, state of facts or development that would, individually or in the aggregate, reasonably be expected to result in a Hostess Material Adverse Effect.

(g) No Legal Proceedings. There shall not be instituted, pending or threatened in writing any Legal Proceeding initiated by any Governmental Entity challenging or seeking to make illegal or otherwise directly or indirectly restrain or prohibit the consummation of the Transactions.

(h) Rollover Credit Agreements. The consummation of the Transactions on the Closing Date shall have satisfied the requirements of a Permitted Change in Control ((i) other than (A) the requirements set forth in clauses (d), (e) (to the extent within the control of the Buyer or its Affiliates) and (g) of the definition thereof and (B) requirements that by their nature are to be satisfied by actions taken on the Closing Date and (ii) assuming the application of the Deleveraging Amount and the Estimated Hostess Cash as set forth in Section 6.19(b)) and, as of the Closing Date, no Rollover Credit Agreement Default shall have occurred and be continuing.

(i) Required Funds. The funds contained in the Trust Account, together with the Co-Investor Amount and the CDM Rollover Amount, shall equal or exceed the Buyer’s Required Funds.

Section 7.2. The Sellers’ Conditions to Closing. The obligation of the Sellers to consummate the Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by the Sellers:

(a) Representations and Warranties.

(i) The Fundamental Representations of the Buyer shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contain herein) as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(ii) all other representations and warranties of the Buyer set forth in Article V hereof shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation contained herein) as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties of the Buyer to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of any of the Transactions.

(b) Compliance with Agreements. The covenants, agreements and obligations required by this Agreement to be performed and complied with by the Buyer at or prior to the Closing shall have been performed and complied with in all material respects at or prior to the Closing.

(c) Certificates. The Buyer shall execute and deliver to the Sellers a certificate executed by an authorized officer of the Buyer, dated as of the Closing Date, stating that the conditions specified in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Documents. The Buyer shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including copies of the documents to be delivered by the Buyer pursuant to Section 2.4(b), duly executed by the Buyer and Merger Sub, as applicable.

(e) Buyer A&R Charter. The Buyer Charter shall be amended and restated in the form of the Buyer A&R Charter.

(f) Listing of Stock Consideration. The Buyer Class A Common Stock to be issued as Stock Consideration shall have been approved for listing on the NASDAQ Capital Market.

(g) Required Funds. The funds contained in the Trust Account, together with the Co-Investor Amount and the CDM Rollover Amount, shall equal or exceed the Sellers’ Required Funds.

(h) Trust Account. (i) The Buyer shall have made all necessary arrangements with the Trustee to cause the Trustee to disburse all of the funds contained in the Trust Account available to the Buyer to be released to the Buyer at the Closing; (ii) all of such funds in the Trust Account available to the Buyer shall be released to the Buyer for payment of the Closing Cash Payment Amount, the Buyer Transaction Costs, the Estimated Hostess Transaction Costs and the Estimated LTIP Amount, and contribution of the Deleveraging Amount; and (iii) there shall be no Legal Proceeding pending or threatened by any Person (not including the Sellers and their Affiliates) with respect to or against the Trust Account that would reasonably be expected to have a material adverse effect on the Buyer’s ability to perform its obligations hereunder.

Section 7.3. Mutual Conditions to Closing. The respective obligations of the Buyer and the Sellers to consummate the Transactions shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived by mutual written agreement of the Buyer and the Sellers:

(a) Governmental Approvals. All applicable waiting periods (and any extensions thereof) under the HSR Act will have expired or otherwise been terminated, and the Parties will have received or have been deemed to have received all other necessary pre-closing authorizations, consents, clearances, waivers and approvals of all Governmental Entities in connection with the execution, delivery and performance of this Agreement, the Merger Agreement and the Transactions.

(b) Absence of Orders. No provision of any applicable Law prohibiting, enjoining, restricting or making illegal the consummation of the Transactions shall be in effect and no temporary, preliminary or permanent restraining Order enjoining, restricting or making illegal the consummation of the Transactions will be in effect.

(c) Buyer Stockholder Approval. The Buyer Stockholder Approval shall have been duly obtained in accordance with the DGCL, the Buyer’s Organizational Documents, and the NASDAQ rules and regulations.

ARTICLE VIII

TERMINATION

Section 8.1. Grounds for Termination.

This Agreement may be terminated:

(a) by either the Buyer or, upon notice from the Sellers’ Representative to the Buyer, the Sellers (provided that the terminating Party is not then in breach of any representation, warranty, covenant or other agreement contained in this Agreement such that the conditions to Closing set forth in Section 7.1(a), Section 7.1(b), Section 7.2(a), Section 7.2(b), Section 7.3(a) or Section 7.3(b), as applicable, would not have been satisfied) if the Closing shall not have occurred by November 30, 2016 (the “Outside Date”);

(b) by the Buyer if (i) there exists a breach of any representation or warranty of the Sellers contained in this Agreement such that the closing condition set forth in Section 7.1(a) would not be satisfied or (ii) the Sellers shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Sellers such that the Closing condition set forth in Section 7.1(b) would not be satisfied; provided, that (A) the Buyer shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) unless, in the case of (i) or (ii), the Sellers have not cured such breach by the date that is 30 days after the date that the Sellers receive written notice of such breach from the Buyer (or such lesser period remaining prior to the date that is one day prior to the Outside Date); and (B) the Buyer shall not be entitled to terminate this Agreement pursuant to this Section 8.1(b) if, at the time of such termination, the Buyer is in breach of any representation, warranty, covenant or other agreement contained in this Agreement in a manner such that the conditions to Closing set forth in Section 7.2(a) or Section 7.2(b), as applicable, would not have been satisfied;

(c) by the Sellers, upon notice from the Sellers’ Representative to the Buyer, if (i) there exists a breach of any representation or warranty of the Buyer contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied or (ii) the Buyer shall have breached any of the covenants or agreements contained in this Agreement and the other Transaction Documents to be complied with by the Buyer such that the closing condition set forth in Section 7.2(b) would not be satisfied; provided, that (A) the Sellers shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) unless, in the case of (i) or (ii), the Buyer has not cured such breach by the date that is 30 days after the date that the Buyer receives written notice of such breach from the Sellers (or such lesser period remaining prior to the date that is one day prior to the Outside Date); and (B) the Sellers shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c) if, at the time of such termination, the Sellers are in breach of any representation, warranty, covenant or other agreement contained in this Agreement in a manner such that the conditions to Closing set forth in Section 7.1(a) or Section 7.1(b), as applicable, would not have been satisfied;

(d) by either the Buyer or, upon notice from the Sellers’ Representative to the Buyer, the Sellers if (i) there shall be in effect a final, nonappealable Order prohibiting, enjoining, restricting or making illegal the Transactions or (ii) at the Buyer Stockholders Meeting (including any adjournments thereof) the Buyer Stockholder Approval is not obtained; or

(e) at any time prior to the Closing Date by mutual written agreement of the Buyer and the Sellers.

Section 8.2. Effect of Termination. Termination of this Agreement pursuant to Section 8.1 shall terminate all obligations of the Parties, except for the obligations under Section 6.5, Section 6.11, Article X and the Confidentiality Agreement; provided, however, that termination pursuant to Section 8.1 shall not relieve a defaulting or breaching Party (whether or not the terminating Party) from any liability to the other Party resulting from any intentional default or intentional breach hereunder unless, with respect to a termination pursuant to Section 8.1, the Parties have expressly waived such defaulting or breaching Party from any liability resulting from any such default or breach hereunder.

ARTICLE IX

INDEMNIFICATION

Section 9.1. Survival.

(a) Except as otherwise set forth in this Section 9.1(a), all representations and warranties contained in this Agreement shall survive the Closing for a period of 12 months from the Closing. The representations and warranties contained in Section 3.1 (Organization and Existence), Section 3.2 (Authority and Enforceability), Section 3.5 (Capitalization), Section 3.6 (Brokers), Section 4.2 (Capitalization of the Hostess Companies), Section 4.27 (Brokers), Section 5.1 (Organization and Existence), Section 5.2 (Authority and Enforceability), Section 5.4 (Capitalization) and Section 5.22 (Brokers) (collectively, the “Fundamental Representations”) shall survive the Closing until the fifth anniversary of the Closing Date, and the representations and warranties contained in Section 4.15 (Taxes) (the “Tax Representations”) shall survive the Closing until the date which is 30 days after the expiration of the applicable statute of limitations with respect to such Tax matters (including any extensions thereof).

(b) The covenants and agreements contained in this Agreement that by their terms do not contemplate performance after the Closing shall not survive the Closing. The covenants and agreements contained in this Agreement that by their terms contemplate performance after the Closing Date shall survive the Closing in accordance with their terms until such covenants and agreements are fully performed or fulfilled.

(c) The period for which a representation or warranty, covenant or agreement survives the Closing is referred to herein as the “Applicable Survival Period.” In the event notice of a claim for indemnification under Section 9.2 or Section 9.3 is given within the Applicable Survival Period, the representation or warranty, covenant or agreement that is the subject of such indemnification claim shall survive with respect to such claim until such claim is finally resolved.

Section 9.2. Indemnification by the Sellers.

(a) Subject to the limitations set forth herein, after the Closing, each of the Sellers shall severally, but not jointly, compensate, reimburse, indemnify, hold harmless and defend the Buyer against, and shall hold the Buyer, its Representatives and its Affiliates (including the Hostess Companies), each of their respective Related Parties, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Buyer Indemnitees”) harmless from, any loss, liability, claim, charge, action, suit, proceeding, assessed interest, penalty, damage, Tax or cost or expense (including reasonable legal, accounting and other costs and expenses of professionals) (collectively, “Losses”) resulting from, arising out of, or incurred by such Buyer Indemnitee in connection with, or otherwise with respect to: (i) any failure of any representation or warranty of such Seller contained in Article III to be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, except that any such representations or warranties which by their express terms are made solely as of a specified earlier date shall be true and correct only as of such specified earlier date; (ii) any failure of any representation or warranty of the Sellers contained in Article IV to be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, except that any such representations or warranties which by their express terms are made solely as of a specified earlier date shall be true and correct only as of such specified earlier date; (iii) any breach of the covenants or agreements of such Seller contained in this Agreement, (iv) any breach of the covenants or agreements of the Hostess Entities in respect of covenants and agreements contained in this Agreement that are required to be performed prior to or contemporaneously with the Closing, (v) any Hostess Transaction Costs or LTIP Payment Amounts that remain unpaid as of Closing and for which any Hostess Entity remains liable (in each case, to the extent not included in determining the Closing Working Capital Adjustment Amount or as part of the Final Hostess Transaction Costs or the Final LTIP Payment Amount, respectively, in accordance with Section 2.5), (vi) (A) any Taxes (or the non-payment thereof) of the Hostess Entities for any Pre-Closing Tax Period, (B) any Taxes imposed on any of the Hostess Entities for Taxes of any Person by reason of being a transferee or successor to such Person prior to the Closing Date, pursuant to Treas. Reg. Section 1.1502-6 (or comparable provision under any other applicable Law) by reason of being affiliated with such Person prior to the Closing or any Contract entered into by any of the Hostess Entities prior to the Closing or (C) the failure of any representations and warranties with respect to Taxes to be true and correct in all respects or the breach or non-performance of any covenant or agreement with respect to Taxes by any of the Hostess Entities prior to the Closing, or by the Sellers or the Sellers’ Representative, in each case to the extent not taken into account in determining the Closing Working Capital Adjustment Amount in accordance with Section 2.5 or paid pursuant to Section 6.14), (vii) any inaccuracy in the Allocation Schedule and (viii) the matter referred to in Schedule E hereto (the “Specified Matter”); provided, that any indemnification obligations of the Sellers pursuant to this Section 9.2(a)(ii), (iv), (v), (vi), (vii), and (viii) shall be satisfied by the Sellers in accordance with their respective Pro-Rata Shares; provided, further, that (A) AP Hostess LP shall pay 100% of any indemnification obligations arising under Section 9.2(a)(vi) with respect to Taxes imposed on AP Hostess Holdings, (B) only the Seller(s) that benefit from any inaccuracy in the Allocation Schedule shall be responsible for any indemnification obligations arising under Section 9.2(a)(vii), and in such case, shall be responsible for such indemnification obligations in proportion to the benefit accruing to such Seller(s) and (C) the Buyer shall have no right to bring a claim for indemnification arising with respect to the Specified Matter other than pursuant to Section 9.2(a)(viii).

(b) Subject to Section 9.2(c), no Seller shall be liable for any Loss or Losses unless the claim for such Loss or Losses is brought within the Applicable Survival Period. No Seller shall be liable for any Loss or Losses if such Loss or Losses arise from a failure of a representation or warranty of a Seller to be true and correct, other than a Loss or Losses arising from a failure of any Fundamental Representation or a Tax Representation to be true and correct, unless and until the amount of Losses arising from any matter or series of matters relating to the same underlying fact, circumstance, action or event exceeds $300,000 (“Covered Losses”). No Seller shall be liable for any Loss or Losses if such Loss or Losses arise from a failure of a representation or warranty of a Seller to be true and correct, other than a Loss or Losses arising from a failure of any Fundamental Representation to be true and correct, unless and until the aggregate amount of all Covered Losses incurred by Buyer Indemnitees exceeds 0.75% of the Closing Cash Payment Amount (the “Deductible”), and then only to the extent that such Covered Losses exceed the Deductible; provided, however, that (i) the cumulative indemnification obligations of each Seller under Section 9.2(a)(i) or Section 9.2(a)(ii), other than with respect to any Loss or Losses arising from a failure of any Fundamental Representation or a Tax Representation to be true and correct, shall in no event exceed 7.5% of the Closing Cash Payment Amount actually received by such Seller pursuant to Article II, (ii) the cumulative indemnification obligations of the Sellers under Section 9.2(a)(viii) shall in no event exceed $12,000,000 in the aggregate (the “Specified Matter Cap”), (iii) the cumulative indemnification obligations of the Sellers under this Agreement shall in no event exceed the Closing Cash Payment Amount in the aggregate (the “Indemnity Cap”) and (iv) the cumulative indemnification obligations of each Seller under this Agreement shall in no event exceed the cash amount actually received by such Seller pursuant to Article II.

(c) Within 20 calendar days of each Specified Matter Calculation Date, the Buyer will prepare, or cause to be prepared, and deliver to the Sellers’ Representative a statement (the “Specified Matter Statement”) setting forth the Buyer’s good faith estimate of the aggregate unsatisfied indemnification obligations of the Sellers pursuant to Section 9.2(a)(viii) with respect to the Specified Matter for the period from the Closing Date to such Specified Matter Calculation Date, taking into account all recoveries from insurance policies or any other Person alleged to be responsible for such Losses, any Tax benefits (to the extent such Tax benefits would be available to reduce such Losses pursuant to Section 9.6(c)) and any such Losses previously recovered pursuant to this Section 9.2(c) (the “Specified Matter Indemnification Amount”). Upon receipt from the Buyer, the Sellers shall have 30 days to review the Specified Matter Statement (the “Specified Matter Review Period”). At the request of the Sellers’ Representative, the Buyer (i) shall reasonably cooperate and assist, and shall cause its Subsidiaries, including the Hostess Entities, and each of their respective Representatives to reasonably cooperate and assist, the Sellers’ Representative and its Representatives in the review of the Specified Matter Statement (including by requesting their respective accountants to deliver to the Sellers’ Representative and its Representatives copies of their work papers relating to the Hostess Entities) and (ii) shall provide the Seller’ Representative and its Representatives with any information reasonably requested by the Sellers’ Representative that is necessary for its review of the Specified Matter Statement. If the Sellers’ Representative disagrees with the Buyer’s computation of the Specified Matter Indemnification Amount, the Sellers’ Representative shall, on or prior to the last day of the Specified Matter Review Period, deliver a written notice to the Buyer (the “Specified Matter Notice of Objection”) that sets forth the Sellers’ Representative’s objections to the Buyer’s calculation of the Specified Matter Indemnification Amount for such period. Upon receipt of a Specified Matter Notice of Objection, the Buyer and the Sellers’ Representative shall negotiate in good faith for a period of 30 days to agree upon the Specified Matter Indemnification Amount relating to such Specified Matter Calculation Date, and if the Buyer and the Sellers’ Representative are unable to agree upon such Specified Matter Indemnification Amount, such dispute shall be resolved in accordance with Section 10.7. Within 60 calendar days following the final determination of any Specified Matter Indemnification Amount (either by agreement in accordance with this Section 9.2(c) or pursuant to a final and non-appealable judgment obtained in accordance with Section 10.7)

(a “Specified Matter Payment Date”), each Seller shall pay such Seller’s Pro-Rata Share of the Specified Matter Indemnification Amount by wire transfer of immediately available funds in U.S. dollars to the account of Hostess Holdings designated by the Buyer; provided, that if the Specified Matter Payment Date falls between January 1 and the date that is 30 calendar days following the date on which the Buyer files its annual report on Form 10-K with the SEC for the preceding calendar year, the Specified Matter Payment Date shall be extended until the date that is 30 calendar days following the date on which the Buyer files its annual report on Form 10-K with the SEC for the preceding fiscal year. The Sellers’ Representative shall be permitted to instruct the Escrow Agent to release to each Seller, in accordance with the Escrow Agreement, the number of such Seller’s Specified Matter Escrow Shares as are necessary, in the Sellers’ Representative’s reasonable discretion, to fund such Seller’s portion of the Specified Matter Indemnification Amount. Notwithstanding anything herein to the contrary, the Buyer shall have no right to bring a claim for indemnification under Section 9.2(a)(viii) other than pursuant to a Specified Matter Statement delivered following each Specified Matter Calculation Date. Following the final Specified Matter Calculation Date and the final determination and payment of all Specified Matter Indemnification Amounts to the Buyer in accordance with this Section 9.2(c), the Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Specified Matter Escrow Account to each Seller the remaining portion of such Seller’s Specified Matter Escrow Shares, and thereafter all obligations of the Sellers under Section 9.2(a)(viii) shall terminate and cease to have any further force or effect. The indemnification obligations of the Sellers pursuant to Section 9.2(a)(viii) shall survive until the second anniversary of the Closing Date; provided, that in the event the Buyer makes a claim for indemnification pursuant to a Specified Matter Statement delivered to the Sellers’ Representative on or prior to 11:59 p.m. Eastern time on the day that is 20 days following the second anniversary of the Closing Date, any indemnification claim contained in such Specified Matter Statement shall survive until such claim is finally resolved (either by agreement in accordance with this Section 9.2(c) or pursuant to a final and non-appealable judgment obtained in accordance with Section 10.7). Promptly following the delivery of the Specified Matter Statement for the second Specified Matter Calculation Date (and no later than five Business Days thereafter), the Buyer and the Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to release from the Specified Matter Escrow Account to each Seller 50% of the remaining portion of such Seller’s Specified Matter Escrow Shares, less such number of each Seller’s Specified Matter Escrow Shares as are necessary, in the Buyer’s reasonable discretion, to fund each Seller’s portion of any Specified Matter Indemnification Amount that has not been finally resolved in accordance with this Section 9.2(c).

(d) Other than with respect to the Specified Matter, any payment required to be made by the Sellers pursuant to this Section 9.2 shall be made by wire transfer of immediately available funds in U.S. dollars to the account of Hostess Holdings designated in writing by the Buyer at least one Business Day prior to such transfer.

(e) In addition to the limitations set forth in Section 9.2(b), no Seller shall be obligated to indemnify any Buyer Indemnitee under Section 9.2(a)(i) through Section 9.2(a)(iv) and Section 9.2(a)(vi)(C) with respect to any fact, event or action disclosed in the Disclosure Schedule, or any covenant or condition expressly waived in writing by the Buyer on or prior to the Closing.

(f) The Buyer acknowledges and agrees that, should the Closing occur, its and each Buyer Indemnitee’s sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement, the Hostess Entities and their respective assets and liabilities, the Transactions and the Closing Hostess Securities shall be pursuant to the indemnification provisions set forth in this Article IX; provided, that nothing contained herein shall operate to limit the liability of any Seller to the Buyer Indemnitees for fraud committed against the Buyer, with specific intent to deceive and mislead the Buyer, regarding the representations and warranties made herein or in any schedule, exhibit or certificate delivered pursuant hereto. For the avoidance of doubt, the limitations set forth in Section 9.2(b) shall not apply to any such fraud.

Section 9.3. Indemnification by the Buyer.

(a) Subject to the limitations set forth herein, after the Closing, the Buyer shall, and shall cause the Hostess Companies to, compensate, reimburse, indemnify, hold harmless and defend the Sellers against, and shall hold the Sellers and their respective Related Parties, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Seller Indemnitees”) harmless from, any Loss resulting from, arising out of, or incurred by such Seller Indemnitee in connection with, or otherwise with respect to, (i) any failure of any representation or warranty of the Buyer contained in Article V to be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date, except that any such representations or warranties which by their express terms are made solely as of a specified earlier date shall be true and correct only as of such specified earlier date; and (ii) any breach of the covenants or agreements of the Buyer contained in this Agreement.

(b) Subject to Section 9.1(c), neither the Buyer nor any Hostess Company shall be liable for any Loss or Losses unless the claim for such Loss or Losses is brought within the Applicable Survival Period. Neither the Buyer nor any Hostess Company shall be liable for any Loss or Losses if such Loss or Losses arise from a failure of a representation or warranty of the Buyer to be true and correct, other than a Loss or Losses arising from a failure of any Fundamental Representation to be true and correct, unless such Loss or Losses are Covered Losses. Neither the Buyer nor any Hostess Company shall be liable for any Loss or Losses if such Loss or Losses arise from a failure of a representation or warranty of the Buyer to be true and correct, other than a Loss or Losses arising from a failure of any Fundamental Representation to be true and correct, unless and until the aggregate amount of all Covered Losses incurred by the Seller Indemnitees exceeds the Deductible, and then only to the extent that such Covered Losses exceed the Deductible; provided, however, that the cumulative indemnification obligations of the Buyer and the Hostess Companies under Section 9.3(a)(i), other than with respect to any Loss or Losses arising from a failure of any Fundamental Representation to be true and correct, shall in no event exceed 7.5% of the Closing Cash Payment Amount; provided, further, that the cumulative indemnification obligations of the Buyer and the Hostess Companies under this Agreement shall in no event exceed the Indemnity Cap.

(c) The Buyer shall cause Hostess Holdings to make any payments required to be made pursuant to this Section 9.3 by wire transfer of immediately available funds to the account(s) designated in writing by the Sellers’ Representative at least one Business Day prior to such transfer.

(d) In addition to the limitations set forth in Section 9.3(b), neither the Buyer nor any Hostess Company shall be obligated to indemnify any Seller Indemnitee under Section 9.3(a)(i) with respect to (i) any fact, event or action disclosed in the Buyer SEC Reports (excluding disclosures referred to in any “Risk Factors” contained therein) or (ii) any covenant or condition expressly waived in writing by the Sellers’ Representative or prior to the Closing.

(e) The Sellers acknowledge and agree that, should the Closing occur, their and each Seller Indemnitee’s sole and exclusive remedy with respect to any and all matters arising out of, relating to or connected with this Agreement, the Hostess Entities and their respective assets and liabilities, the Transactions and the Closing Hostess Securities shall be pursuant to the indemnification provisions set forth in Section 6.16 or in this Article IX; provided, that nothing contained herein shall operate to limit the liability of the Buyer to the Seller Indemnitees for intentional fraud committed against the Sellers, with specific intent to deceive and mislead the Sellers, regarding the representations and warranties made herein or in any schedule, exhibit or certificate delivered pursuant hereto. For the avoidance of doubt, the limitations set forth in Section 9.3(b) shall not apply to any such fraud.

Section 9.4. Indemnification Procedure for Third Party Claims.

(a) In the event that any claim or demand, or other circumstance or state of facts that could give rise to any claim or demand, for which an Indemnitor may be liable to an Indemnitee hereunder is asserted or sought to be collected by a third party (“Third Party Claim”), the Indemnitee shall as soon as practicable notify the

Indemnitor in writing of such Third Party Claim (“Notice of Claim”); provided, however, that a failure by an Indemnitee to provide a Notice of Claim as soon as practicable shall not affect the rights or obligations of such Indemnitee other than to the extent the Indemnitor shall have been actually prejudiced as a result of such failure. The Notice of Claim shall (i) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (ii) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated Loss and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder. The Indemnitee shall enclose with the Notice of Claim a copy of all papers served with respect to such Third Party Claim, if any, and any other documents evidencing such Third Party Claim.

(b) The Indemnitor shall have the right, but not the obligation to assume the defense or prosecution of such Third Party Claim and any litigation resulting therefrom with counsel of its choice and at its sole cost and expense (a “Third Party Defense”); provided, that if the Indemnitor is a Seller, the Indemnitor shall not have the right to assume the defense of prosecution of any Third Party Claim or litigation resulting therefrom that is asserted directly or on behalf of a Major Supplier, Major Customer or any other Person with whom any Buyer Indemnitee has a meaningful business relationship. If the Indemnitor assumes the Third Party Defense in accordance herewith, (i) the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, but the Indemnitor shall control the investigation, defense and settlement thereof; provided, however, that the Indemnitee shall be entitled to participate in any such defense with separate co-counsel at the expense of the Indemnitor if so requested by the Indemnitor to so participate or, if counsel to the Indemnitee reasonably determines that a conflict exists on a material issue between the Indemnitee and the Indemnitor that would make such representation advisable, (ii) the Indemnitee will not file any papers or consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnitor (which consent shall not be unreasonably withheld, conditioned or delayed), and (iii) the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim to the extent such judgment or settlement provides for equitable relief without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed). The Parties will use their commercially reasonable efforts to minimize Losses from Third Party Claims and will act in good faith in responding to, defending against, settling or otherwise dealing with such claims. The Parties will also cooperate in any such defense and give each other reasonable access to all information relevant thereto. If the Indemnitor has assumed the Third Party Defense, any settlement entered into or any judgment that was consented to by the Indemnitor without the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) shall not be determinative of the amount of Losses relating to such matter.

(c) If the Indemnitor does not assume the Third Party Defense, the Indemnitee will be entitled to assume the Third Party Defense, at its sole cost and expense (or, if the Indemnitee incurs a Loss with respect to the matter in question for which the Indemnitee is entitled to indemnification pursuant to Section 9.2 or Section 9.3, as applicable, at the expense of the Indemnitor) upon delivery of notice to such effect to the Indemnitor; provided, however, that the Indemnitor (i) shall have the right to participate in the Third Party Defense at its sole cost and expense, but the Indemnitee shall control the investigation, defense and settlement thereof, and (ii) any settlement entered into or any judgment that was consented to by the Indemnitee without the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) shall not be determinative of the amount of Losses relating to such matter.

Section 9.5. Indemnification Procedures for Non-Third Party Claims. The Indemnitee shall notify the Indemnitor in writing promptly of its discovery of any matter for which it may seek indemnification pursuant to this Article IX that does not involve a Third Party Claim, such notice shall (a) state that the Indemnitee has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnitee is entitled to indemnification pursuant to this Agreement, and (b) specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder. The Indemnitee will reasonably cooperate and assist the Indemnitor in determining the validity of any claim for indemnity by the Indemnitee and in otherwise resolving such matters. Such assistance and cooperation will include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters.

Section 9.6. Calculation of Indemnity Payments.

(a) Each Indemnitee shall use its commercially reasonable efforts to pursue and collect on any recovery available under any insurance policies; provided, however, no delay or failure on the part of such Indemnitee to pursue and collect on any such insurance policy shall limit the Indemnitee’s ability to make a claim of indemnification hereunder or otherwise relieve any Indemnitor from its obligations under this Article IX. The amount of Losses payable under this Article IX by the Indemnitor shall be reduced by any and all amounts recovered by the Indemnitee under applicable insurance policies or from any other Person alleged to be responsible therefor (net of any actual costs incurred by the Indemnitee in connection with such recovery or increases in insurance premiums paid by the Indemnitee solely as a result of such recovery). If the Indemnitee receives any amounts under applicable insurance policies or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnitor, then such Indemnitee shall promptly reimburse the Indemnitor for any payment made or expense incurred by such Indemnitor in connection with providing such indemnification up to the amount received by the Indemnitee, net of any expenses incurred by such Indemnitee in collecting such amount.

(b) Each Indemnitee shall use its commercially reasonable efforts to mitigate its Losses upon and after becoming aware of any event or condition that would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

(c) The amount of Losses incurred by an Indemnitee shall be reduced by any net Tax benefit actually realized by the Indemnitee or its Affiliates directly arising from the payment or incurrence of such Losses through the end of the taxable year in which such Losses were incurred (the “Tax Benefit Period”), after deducting all costs and expenses of recovery. A Tax benefit shall be “actually realized” at the time (i) any cash refund of Taxes is actually received or applied against other Taxes due (provided that for purposes of calculating the Tax Benefit Period only, and not for purposes of payment, the date of the filing of the refund claim shall be used) or (ii) of the filing of a Tax Return on which a deduction for the relevant Loss is applied to reduce the amount of Taxes that would otherwise be payable, with the amount of any Tax benefit determined by comparing (A) the amount of Taxes that would be required to have been paid had a deduction for the relevant Loss not been taken into account on the relevant Tax Return, with (B) the amount of Taxes actually required to be paid or payable after taking into account such deduction. If the Indemnitee has other losses, deductions, credits, credit carryovers, carrybacks or net operating losses available to it at the time of the calculation, the Tax benefit from the payment or incurrence of the relevant Loss shall be deemed to be realized only after all other losses, deductions, credits, credit carryovers, carrybacks or net operating losses have been completely utilized.

(d) No Indemnitor shall be obligated to indemnify any Indemnitee with respect to any Loss that was included in determining the Closing Working Capital Adjustment Amount in accordance with Section 2.5, and, for the avoidance of doubt, the Specified Matter shall be excluded from the Closing Working Capital Adjustment Amount.

(e) All materiality qualifications (such as “material”, “material adverse effect” and “Hostess Material Adverse Effect”) contained in the representations and warranties herein (other than the representations contained in Section 4.5, Section 4.6, the second sentence of Section 4.8(c), Section 4.28, Section 5.11 and Section 5.12) shall be disregarded for all purposes under this Article IX, including for purposes of determining the amount of Losses and for purposes of determining the accuracy of such representations and warranties.

Section 9.7. Characterization of Indemnification Payments. Except as otherwise required by applicable Law, the Parties shall treat any payment made pursuant to this Article IX as an adjustment to the Purchase Price.

Section 9.8. Sellers’ Representative. Each Seller hereby irrevocably appoints the Sellers’ Representative as of the date hereof, with power of designation and assignment as its true and lawful attorney-in-fact and agent with full power of substitution, to act solely and exclusively on behalf of, and in the name of, such Seller, with the full power, without the consent of such Seller, to exercise as the Sellers’ Representative in its sole discretion deems appropriate, the powers that such Seller could exercise hereunder with respect to all of its rights and obligations (including consenting to the settlement of any indemnification claim under this Article IX) and to take all actions with respect thereto necessary or appropriate in the judgment of the Sellers’ Representative in connection with this Agreement. In any Third Party Defense in which more than one Seller is an Indemnitor, the Sellers’ Representative shall act on behalf of all such Sellers. The Buyer and any Buyer Indemnitee shall be entitled to rely exclusively upon any notices and other acts of the Sellers’ Representative relating to the Sellers’ rights and obligations hereunder as being legally binding acts of each Seller individually and collectively and the Buyer and any Buyer Indemnitee shall deliver any notice required or permitted hereunder to be delivered to the Sellers to the Sellers’ Representative. No Seller may take any action with respect to its rights and obligations hereunder without the express written consent of the Sellers’ Representative.

ARTICLE X

MISCELLANEOUS

Section 10.1. Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

(a)	if to the Buyer, to:

Gores Holdings, Inc.
9800 Wilshire Blvd.
Beverly Hills, California 90212
Attention:	Mark Stone
Fax:	(310) 443-9880

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, California 94065
Attention:	Kyle C. Krpata
James R. Griffin
Fax:	(650) 802-3100

(b)	if to the Sellers, to the Sellers’ Representative, to:

AP Hostess Holdings, L.P.
9 West 57th Street
43rd Floor
New York, New York 10019
Attention:	Laurie Medley
Fax:	(646) 607-0528

with a required copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
Attention:	Robert G. Robison
Andrew L. Milano
Fax:	(212) 309-6001

or to such other address or to the attention of such Person or Persons as the recipient Party has specified by prior written notice to the sending Party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

Section 10.2. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

Section 10.3. Limited Recourse. Each Party covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, a Legal Proceeding arising under or in connection with, this Agreement, the other Transaction Documents or the Transactions against any Related Party of any Party. Any claim or cause of action based upon, arising out of, or related to this Agreement or the other Transaction Documents may only be brought against Persons that are expressly named as Parties, and then only with respect to the specific obligations set forth herein. No Related Party of any Party and no Related Party of a Related Party shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of any Party under this Agreement or the other Transaction Documents or of or for any Legal Proceeding based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate such transactions), in each case whether based on Contract, tort, fraud, strict liability, other Laws or otherwise and whether by piercing the corporate veil, by a claim by or on behalf of a Party or another Person or otherwise. In no event shall any Person be liable to another Person for any damages that are not reasonably foreseeable or any punitive damages (except, in each case, to the extent asserted against a Party by a third party) with respect to the Transactions. For the avoidance of doubt, nothing contained in this Section 10.3 shall be deemed to limit the Sellers’ Representative’s ability to exercise its rights under the Subscription Agreements.

Section 10.4. Counterparts. This Agreement or the other Transaction Documents may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement or the other Transaction Documents shall become effective when each party shall have received a counterpart of such document signed by the other parties. The Parties agree that the delivery of this Agreement, the other Transaction Documents and any other agreements and documents delivered at the Closing may be effected by means of an exchange of facsimile or electronically transmitted signatures.

Section 10.5. Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents, the Schedules, Exhibits, Appendices and the other documents, instruments and agreements specifically referred to herein or therein or delivered pursuant hereto or thereto set forth the entire understanding of the Parties hereto with respect to the Transactions. All Schedules, Exhibits and Appendices referred to herein are intended to be and hereby are specifically made a part of this Agreement. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement, except for the Confidentiality Agreement. This Agreement will not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns, other than (a) Section 6.16, Section 6.18 and Section 10.3 (which will be for the benefit of the Persons set forth therein), and any such Person will have the rights provided for therein) and (b) this Article X in respect of the Sections set forth under the foregoing clause (a).

Section 10.6. Governing Law. This Agreement and the other Transaction Documents (other than the Subscription Agreements) shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 10.7. Consent to Jurisdiction; Waiver of Jury Trial. Except as provided in Section 2.5(d), Section 2.6(c), Section 6.14(d)(ii) and the Subscription Agreements, each Party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any Legal Proceeding arising out of this Agreement, the other Transaction Documents or the Transactions, and agrees to commence any such Legal Proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Legal Proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any Legal Proceeding out of this Agreement, the other Transaction Documents (other than the Subscription Agreements) or the Transactions in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE TRANSACTIONS OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

Section 10.8. Right to Specific Performance.

(a) The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and the other Transaction Documents to which it is a party and to enforce specifically the terms and provisions of this Agreement and the other Transaction Documents to which it is a party, this being in addition to any other remedy to which such Party is entitled at law, in equity, in contract, in tort or otherwise. For the avoidance of doubt, the Sellers may simultaneously pursue (i) a grant of specific performance pursuant to this Section 10.8 and (ii) their rights and remedies at law, in equity, in contract, in tort or otherwise.

(b) The Parties hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement and the other Transaction Documents by the Buyer or the Sellers (to the extent a party thereto), as applicable, and to specifically enforce the terms and provisions of this Agreement and the other Transaction Documents to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the Buyer or the Sellers, as applicable, under this Agreement and the other Transaction Documents (to the extent a party thereto) all in accordance with the terms of this Section 10.8.

(c) None of the Buyer or the Sellers, as applicable, shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and the other Transaction Documents and to enforce specifically the terms and provisions of this Agreement and the other Transaction Documents (to the extent a party thereto), all in accordance with the terms of this Section 10.8.

Section 10.9. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 10.9 shall be null and void, ab initio.

Section 10.10. Headings. All headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

Section 10.11. Construction. For the purposes of this Agreement and the other Transaction Documents, except as otherwise expressly provided herein or unless the context otherwise requires: (a) the meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires; (b) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; (c) the terms “hereof”, “herein”, “hereunder”, “hereby” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement or such other Transaction Document as a whole and not to any particular provision of this Agreement or such other Transaction Document; (d) when a reference is made in this Agreement or such other Transaction Document to an Article, Section, paragraph, Exhibit or Schedule, such reference is to an Article, Section, paragraph, Exhibit or Schedule to this Agreement or such other Transaction Document unless otherwise specified; (e) the word “include”, “includes” and “including” when used in this Agreement or such other Transaction Document shall be deemed to be followed by the words “without limitation”, unless otherwise specified; (f) a reference to any Party to this Agreement or such other Transaction Document or any other agreement or document shall include such Party’s predecessors, successors and permitted assigns; (g) all accounting terms used and not defined herein have the respective meanings given to them under GAAP; (h) any event, the scheduled occurrence of which would fall on a day that is not a Business Day, shall be deferred until the next succeeding Business Day; (i) any reference to the Sellers “causing” AP Hostess Holdings to take any action shall be a reference to AP Hostess LP causing AP Hostess Holdings to take such action; (j) any statement in the Agreement to the effect that any information, document or other material has been “made available” by the Sellers shall mean that a true and complete copy of such information, document or material was included in and available at the “Project Homer” online datasite hosted by Intralinks at least two Business Days prior to the date hereof and (k) the word “or” shall be disjunctive but not exclusive. The Parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement or any other Transaction Document to be construed or interpreted against any Party by virtue of the authorship of this Agreement or such other Transaction Document shall not apply to the construction and interpretation hereof.

Section 10.12. Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of the Buyer and by the Sellers’ Representative, on behalf of the Sellers; provided, however, that any amendment, supplement or modification to any form of Transaction Document attached hereto as an exhibit the amendment of which, by its terms, would require the consent of CDM Hostess or CDM Hostess Co-Invest, shall require the written consent of CDM Hostess or CDM Hostess Co-Invest, as applicable. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

Section 10.13. Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are made a part of this Agreement. The Disclosure Schedule has been arranged for purposes of convenience only, in sections corresponding to the Sections of this Agreement. The disclosure of any item in any section or subsection of Disclosure Schedule will be deemed disclosure with respect to each other section and subsection of the Disclosure Schedule to which the relevance of such item is reasonably apparent. Certain information set forth in the Disclosure Schedule is or may be included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedule is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedule in any dispute or controversy between the Parties as to whether any obligation, item, or matter not described herein or included in a Disclosure Schedule is or is not material for purposes of this Agreement. The inclusion of any item in the Disclosure Schedule should not be interpreted as indicating that any Seller has determined that such item is necessarily material to the business, assets, liabilities, financial condition, results of operation or prospects of any Hostess Entity, or amounts to a Hostess Material Adverse Effect, or is otherwise material, or that such information is required to be included in the Disclosure Schedule, or is outside of the ordinary course of business of any Hostess Entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

BUYER:

GORES HOLDINGS, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer

MERGER SUB:

HOMER MERGER SUB, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer and President

SELLERS:

AP HOSTESS HOLDINGS, L.P.

By: AP Hostess Holdings GP, LLC, its general partner

By:	/s/ Andrew Jhawar
Name: Andrew Jhawar
Title: Vice President

HOSTESS CDM CO-INVEST, LLC

By:	/s/ Michael Cramer
Name: Michael Cramer
Title: President and Secretary

CDM HOSTESS CLASS C, LLC

By:	/s/ Michael Cramer
Name: Michael Cramer
Title: President and Secretary

SELLERS’ REPRESENTATIVE:

AP HOSTESS HOLDINGS, L.P.

By: AP Hostess Holdings GP, LLC, its general partner

By:	/s/ Andrew Jhawar
Name: Andrew Jhawar
Title: Vice President

Appendix A

Definitions

When used in the Agreement, the following terms have the meanings assigned to them in this Section:

“2016 Earn Out Shares” means 2,750,000 shares of Buyer Class A Common Stock.

“2016 EBITDA Target” has the meaning set forth in Section 2.6(e)(i).

“2016 Measurement Year” means the one-year period commencing on January 1, 2016, and ending on December 31, 2016.

“2017 Catch Up EBITDA Target” has the meaning set forth in Section 2.6(e)(i).

“2017 Earn Out Shares” means 2,750,000 shares of Buyer Class A Common Stock.

“2017 EBITDA Target” has the meaning set forth in Section 2.6(e)(ii).

“2017 Measurement Year” means the one-year period commencing on January 1, 2017, and ending on December 31, 2017.

“280G Approval” has the mean set forth in Section 6.22.

“Acceleration Event” means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Law):

(a) a breach of Section 2.6(h), and continuance of such breach for a period of 30 days after there has been given to the Buyer by the Sellers’ Representative a notice specifying such breach; provided, however, that no cure period will be permitted for any such breach that by its nature cannot be cured; or

(b) a Change of Control; provided, that on the date such Change of Control is consummated (the “COC Date”), the Hostess EBITDA for the calendar year through the COC Date shall not be less than (i) (A) the 2016 EBITDA Target (if the COC Date occurs in the 2016 Measurement Year) or (B) the 2017 EBITDA Target (if the COC Date occurs in the 2017 Measurement Year), as applicable, multiplied by (ii) the number of days between January 1 of such calendar year and the COC Date, divided by (iii) 365;

“Accounts Receivable” means (a) any trade accounts receivable and other rights to payment owed to any Hostess Entity and (b) any other account or note receivable of any Hostess Entity (whether or not arising out of the ordinary course of business), in each case, net of all trade and customary allowances, and together with, in each case, the full benefit of any security interest of any Hostess Entity therein and any claim, remedy or other right related to the foregoing.

“Additional Buyer SEC Reports” has the meaning set forth in Section 5.11(a).

“Adjustment Escrow Account” has the meaning set forth in Section 2.4(a).

“Adjustment Escrow Amount” has the meaning set forth in Section 2.4(a).

“Adjustment Notice of Objection” has the meaning set forth in Section 2.5(c).

“Adjustment Per Share Price” means, as of the date of issuance of any AP Hostess LP Tax Adjustment Shares, the average of the daily VWAP of a share of Buyer Class A Common Stock for the 10 Trading Days immediately prior to such date.

“Adjustment Review Period” has the meaning set forth in Section 2.5(c).

“Adjustment Statement” has the meaning set forth in Section 2.5(b).

“Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” of a Person means the power to, directly or indirectly, direct or cause the direction of the management and policies of such Person whether through ownership of voting securities or other ownership interests, by Contract or otherwise, including, with respect to a corporation, partnership or limited liability company, the direct or indirect ownership of more than 50% of the voting securities in such corporation or of the voting interest in a partnership or limited liability company.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocation” has the meaning set forth in Section 2.7.

“Allocation Schedule” has the meaning set forth in Section 2.4(f)(i).

“Alternative Transaction” has the meaning set forth in Section 6.3(a).

“Annual Financial Statements” has the meaning set forth in Section 4.5.

“Antitrust Authorities” has the meaning set forth in Section 6.12(b).

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“AP Hostess Holdings” has the meaning set forth in the recitals to this Agreement.

“AP Hostess Holdings Common Stock” has the meaning set forth in the recitals to this Agreement.

“AP Hostess Holdings Merger” has the meaning set forth in the recitals to this Agreement.

“AP Hostess Holdings Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“AP Hostess Holdings Merger Consideration” has the meaning set forth in the recitals to this Agreement.

“AP Hostess LP” has the meaning set forth in the preamble to this Agreement.

“AP Hostess LP Tax Adjustment Amount” has the meaning set forth in Section 2.5(j).

“AP Hostess LP Tax Adjustment Shares” has the meaning set forth in Section 2.5(j).

“Applicable Survival Period” has the meaning set forth in Section 9.1(c).

“Base Purchase Price” has the meaning set forth in Section 2.1.

“Benefit Plan” means any “employee benefit plan” as defined in ERISA Section 3(3) and any other retirement, supplemental retirement, employment, bonus, incentive compensation, deferred compensation, change in control, retention, employee loan, retiree medical or life insurance, educational, employee assistance, fringe benefit, equity or severance plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, which any of the Sellers or their Subsidiaries sponsors or maintains for the benefit of any current or former employee, director or independent contractor of any of the Hostess Entities, or with respect to which any of the Hostess Entities has or could reasonably be expected to have any liability, whether through an ERISA Affiliate or otherwise.

“Bribery Act” has the meaning set forth in Section 4.26.

“Business Combination” has the meaning given to such term in the Organizational Documents of the Buyer as of the date hereof.

“Business Combination Proposal” means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest with respect to the Hostess Business Combination), relating to a Business Combination.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

“Buyer” has the meaning set forth in the preamble to this Agreement.

“Buyer A&R Charter” has the meaning set forth in the recitals to this Agreement.

“Buyer A&R Bylaws” has the meaning set forth in the recitals to this Agreements.

“Buyer Board Recommendation” has the meaning set forth in Section 6.7.

“Buyer Capital Stock” means, collectively, the Buyer Class A Common Stock, the Buyer Class F Common Stock, the Buyer Preferred stock and, following the adoption of the Buyer A&R Charter, the Buyer Class B Common Stock.

“Buyer Cash” means, as of the date of determination, (a) all amounts in the Trust Account, plus (b) all other Cash and Cash Equivalents of the Buyer (including the proceeds of any issuance of any Buyer Capital Stock after the date hereof), plus (c) the Co-Investor Amount.

“Buyer Charter” means that certain Amended and Restated Certificate of Incorporation of the Buyer, dated August 13, 2015.

“Buyer Class A Common Stock” means the Class A Common Stock of the Buyer, par value $0.0001 per share.

“Buyer Class B Common Stock” means the Class B Common Stock of the Buyer, par value $0.0001 per share, to be authorized pursuant to the Buyer A&R Charter, which Buyer Class B Common Stock will represent a voting, non-economic, ownership interest in the Buyer.

“Buyer Class F Common Stock” means the Class F Common Stock of the Buyer, par value $0.0001 per share.

“Buyer Financing Certificate” has the meaning set forth in Section 2.3.

“Buyer Indemnitees” has the meaning set forth in Section 9.2(a).

“Buyer Material Contract” means a material contract, as such term is defined in Regulation S-K of the SEC, to which the Buyer is party.

“Buyer Preferred Stock” means the undesignated preferred stock of the Buyer, par value $0.0001 per share.

“Buyer Released Parties” has the meaning set forth in Section 6.16(b).

“Buyer’s Required Funds” means $537,500,000.

“Buyer SEC Reports” has the meaning set forth in Section 5.11(a).

“Buyer Sponsor” means Gores Sponsor LLC, a Delaware limited liability company.

“Buyer Stockholder Approval” means the required vote of the stockholders of the Buyer, in each case obtained in accordance with the DGCL, the Buyer’s Organizational Documents and the rules and regulations of NASDAQ, to approve the Transaction Proposals.

“Buyer Stockholder Redemption” means the right held by certain stockholders of the Buyer to redeem all or a portion of their shares of Buyer Class A Common Stock upon the consummation of the Transactions, for a per-share redemption price, payable in cash, equal to (a) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the Transactions, including interest (which interest shall be net of taxes payable), divided by (b) the number of then outstanding shares of Buyer Class A Common Stock issued in connection with the Buyer’s initial public offering.

“Buyer Stockholders Meeting” has the meaning set forth in Section 6.7.

“Buyer Transaction Costs” means all fees, costs and expenses of the Buyer incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents and the consummation of the Transactions, whether paid or unpaid prior to the Closing (which amount of Buyer Transaction Costs may not exceed $30,000,000).

“Buyer Warrants” has the meaning set forth in Section 5.4(b).

“Capital Expenditure Plan” has the meaning set forth in Section 6.2(b)(iii).

“Cash and Cash Equivalents” means cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts. For the avoidance of doubt, Cash and Cash Equivalents as of any given time shall not include any checks, drafts and wires issued as of such time that have not yet cleared, but shall include any deposits in transit as of such time that have not yet cleared. For the avoidance of doubt Hostess Cash shall not include (a) any Cash and Cash Equivalents held by the Hostess Entities that is to be distributed or is otherwise payable to the Management LLC Employees or CDM Hostess pursuant to the Management LLC Merger Agreement or (b) any Cash and Cash Equivalents residing in any collateral cash account securing any obligation or contingent obligation of a Hostess Entity, but only to the extent that such obligation or contingent obligation is not included as a Current Liability on the Adjustment Statement or otherwise reduces the Purchase Price. For the avoidance of doubt, Cash and Cash Equivalents shall exclude any amounts included in Current Assets.

“Cash Recipients” means, collectively, and the Sellers and the Management LLC Employees.

“CDM Consideration Amount” means an amount equal to $24,960,000, which represents 2,496,000 shares of Class A Common Stock to be issued pursuant to the Executive Chairman Agreement.

“CDM Hostess” has the meaning set forth in the preamble to this Agreement.

“CDM Rollover Shares” means 5,446,429 shares of Buyer Class B Common Stock.

“CDM Rollover Amount” means $50,000,000.

“Certifications” has the meaning set forth in Section 5.11(a).

“Change of Control” means any transaction or series of transactions the result of which is (a) the acquisition by any Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of the Buyer or any Hostess Company, (b) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act and the rules thereunder) acquiring at least 50% of the combined voting power of the then outstanding securities of the Buyer or any Hostess Company or the surviving Person outstanding immediately after such combination or (c) a sale of substantially all of the assets of the Buyer or the Hostess Companies.

“Change in Recommendation” has the meaning set forth in Section 6.7.

“Class A LP Unit” has the meaning set forth in the recitals to this Agreements.

“Class B LP Unit” has the meaning set forth in the recitals to this Agreements.

“Class C GP Interests” has the meaning set forth in the recitals to this Agreement.

“Class C LP Interests” has the meaning set forth in the recitals to this Agreement.

“Closing” has the meaning set forth in Section 2.2.

“Closing Cash Payment Amount” means an amount equal to (a) Buyer Cash as of the Closing, minus (b) the Buyer Transaction Costs, to the extent not paid prior to the Closing, minus (c) the Deleveraging Amount, minus (d) the Estimated LTIP Payment Amount, minus (f) the Estimated Hostess Transaction Costs, plus (f) the CDM Rollover Amount.

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Hostess Securities” means the AP Hostess Holdings Common Stock, the Class C GP Interests and the Class B LP Units to be acquired by the Buyer at the Closing, as set forth on the Allocation Schedule.

“Closing Number of Securities” means (a) the Closing Securities Payment Amount, divided by (b) the Closing Per Share Price.

“Closing Per Share Price” means (a) an amount equal to the Closing Securities Payment Amount, divided by (b) an amount equal to the Closing Securities Payment Amount, plus $9,375,000, multiplied by (c) 10.

“Closing Rollover Indebtedness Amount” means, as of 12:01 a.m., Eastern time, on the Closing Date, the aggregate amount of the Rollover Indebtedness.

“Closing Securities Payment Amount” means an amount equal to (a) the Estimated Closing Consideration Amount, minus (b) the Closing Cash Payment Amount, minus (c) the CDM Consideration Amount.

“Closing Working Capital” means, as of 12:01 a.m., Eastern time, on the Closing Date, (a) the aggregate amount of Current Assets, less (b) the aggregate amount of Current Liabilities, in each case, as calculated in accordance with GAAP and prepared using the format and accounting principles, methodologies and policies set forth on Schedule C.

“Closing Working Capital Adjustment Amount” means an amount (which may be positive or negative) equal to (a) the Estimated Closing Working Capital Adjustment Amount, plus (b) the Final Closing Working Capital Adjustment Amount.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investor Amount” has the meaning set forth in Section 5.16.

“Co-Investors” has the meaning set forth in Section 5.16.

“Communications Plan” has the meaning set forth in Section 6.5(a).

“Conduct of Business Exceptions” has the meaning set forth in Section 6.2(a).

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated October 29, 2015, by and between The Gores Group, LLC and Hostess Holdco, as amended and joined from time to time.

“Contract” means any contract, lease, license, indenture, undertaking or other agreement that is legally binding, whether written or oral.

“Contribution and Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Contribution and Purchase” has the meaning set forth in the recitals to this Agreement.

“Covered Losses” has the meaning set forth in Section 9.2(b).

“Current Assets” means the current assets of the Hostess Entities as determined in accordance with the classifications and line items shown on Schedule C. For the avoidance of doubt, Current Assets shall exclude any Cash and Cash Equivalents.

“Current Liabilities” means the current liabilities of the Hostess Entities, as determined in accordance with the classifications and line items shown on Schedule C. For the avoidance of doubt, Current Liabilities shall exclude any Rollover Indebtedness.

“Current Policies” has the meaning set forth in Section 6.18(b).

“D&O Indemnified Party” has the meaning set forth in Section 6.18(a).

“D&O Tail” has the meaning set forth in Section 6.18(b).

“Deductible” has the meaning set forth in Section 9.2(b).

“Deleveraging Amount” means (a) the Estimated Rollover Indebtedness Amount, minus (b) the Target Rollover Indebtedness Amount, minus (c) the Estimated Hostess Cash.

“DGCL” means the General Corporation Law of the State of Delaware.

“Disclosure Schedule” has the meaning set forth in the lead in to Article III.

“Earn Out Notice of Objection” has the meaning set forth in Section 2.6(b).

“Earn Out Period” has the meaning set forth in Section 2.6(h).

“Earn Out Review Period” has the meaning set forth in Section 2.6(b).

“Earn Out Shares” has the meaning set forth in Section 2.6(e).

“EDGAR” means the SEC’s Electronic Data-Gathering, Analysis and Retrieval system.

“Employee” means any employee of any Hostess Entity as of the applicable date of determination.

“Environmental Law” means any applicable Law relating to the protection of the environment in effect as of the applicable date of determination.

“Equity Interest” has the meaning set forth in the definition of Equity Securities.

“Equity Securities” means (a) capital stock, partnership or membership interests or units (whether general or limited), and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing entity or a right to control such entity (an “Equity Interest”), (b) subscriptions, calls, warrants, options, purchase rights or commitments of any kind or character relating to, or entitling any Person to acquire, any Equity Interest, (c) stock appreciation, phantom stock, equity participation or similar rights and (d) securities convertible into or exercisable or exchangeable for any Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and the regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any entity, is treated as a single employer sunder Section 414 of the Code.

“Escrow Agent” means J.P. Morgan Chase Bank, N.A.

“Escrow Agreement” has the meaning set forth in Section 2.4(a).

“Estimated Adjustment Statement” has the meaning set forth in Section 2.5(a).

“Estimated Closing Consideration Amount” means an amount equal to (a) the Base Purchase Price, plus (b) the Estimated Closing Working Capital Adjustment Amount, plus, (c) the Estimated Hostess Cash, minus (d) the Estimated Rollover Indebtedness Amount, minus (e) the Estimated Hostess Transaction Costs, minus (f) the Estimated LTIP Payment Amount, minus (g) the Buyer Transaction Costs.

“Estimated Closing Working Capital” has the meaning set forth in Section 2.5(a).

“Estimated Closing Working Capital Adjustment Amount” means if (a) Estimated Closing Working Capital is Within the Band Amount, $0; (b) Estimated Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to the Estimated Closing Working Capital minus the Lower Band Amount; and (c) Estimated Closing Working Capital is greater than the Upper Band Amount, the amount equal to Estimated Closing Working Capital minus the Upper Band Amount.

“Estimated Hostess Cash” has the meaning set forth in Section 2.5(a).

“Estimated Hostess Transaction Costs” has the meaning set forth in Section 2.5(a).

“Estimated LTIP Payment Amount” has the meaning set forth in Section 2.5(a).

“Estimated Rollover Indebtedness Amount” has the meaning set forth in Section 2.5(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals to this Agreement.

“Executive Chairman Agreement” means that certain Executive Chairman Employment Agreement, dated as of the date hereof, by and between the Buyer and C. Dean Metropoulos.

“FCPA” has the meaning set forth in Section 4.26.

“Filing” means a registration, declaration or filing with a Governmental Entity.

“Final Closing Consideration Amount” means an amount equal to (a) the Base Purchase Price, plus (b) the Final Closing Working Capital Adjustment Amount, plus, (c) the Final Hostess Cash, minus (d) the Final Rollover Indebtedness Amount, minus (e) the Final Hostess Transaction Costs, minus (f) the Final LTIP Payment Amount, minus (g) the Buyer Transaction Costs.

“Final Closing Working Capital” has the meaning set forth in Section 2.5(e).

“Final Closing Working Capital Adjustment Amount” means if (a) Estimated Closing Working Capital and Final Closing Working Capital are either (i) both less than the Lower Band Amount or (ii) both greater than the Upper Band Amount, the amount (which may be positive or negative) equal to (A) Final Closing Working Capital, minus (B) Estimated Closing Working Capital; (b) Estimated Closing Working Capital is less than the Lower Band Amount and Final Closing Working Capital is Within the Band Amount, the amount equal to the negative of the Estimated Closing Working Capital Adjustment Amount; (c) Estimated Closing Working Capital is less than the Lower Band Amount and Final Closing Working Capital is greater than the Upper Band Amount, the amount equal to the sum of (i) the negative of the Estimated Closing Working Capital Adjustment Amount, plus (ii) Final Closing Working Capital, minus (iii) the Upper Band Amount; (d) Estimated Closing Working Capital and Final Closing Working Capital are both Within the Band Amount, $0; (e) Estimated Closing Working Capital is Within the Band Amount and Final Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to (A) Final Closing Working Capital, minus (B) the Lower Band Amount; (f) Estimated Closing Working Capital is Within the Band Amount and Final Closing Working Capital is greater than the Upper Band Amount, the amount equal to (A) Final Closing Working Capital, minus (B) the Upper Band Amount; (g) Estimated Closing Working Capital is greater than the Upper Band Amount and Final Closing Working Capital is Within the Band Amount, the amount equal to the negative of the Estimated Closing Working Capital Adjustment Amount; or (h) Estimated Closing Working Capital is greater than the Upper Band Amount and Final Closing Working Capital is less than the Lower Band Amount, the amount (which shall be negative) equal to the sum of (i) the negative of the Estimated Closing Working Capital Adjustment Amount, plus (ii) Final Closing Working Capital, minus (iii) the Lower Band Amount.

“Final Hostess Cash” has the meaning set forth in Section 2.5(e).

“Final Hostess EBITDA” has the meaning set forth in Section 2.6(d).

“Final Hostess Transaction Costs” has the meaning set forth in Section 2.5(e).

“Final LTIP Payment Amount” has the meaning set forth in Section 2.5(e).

“Final Rollover Indebtedness Amount” has the meaning set forth in Section 2.5(e).

“Financial Statements” has the meaning set forth in Section 4.5.

“Fundamental Representations” has the meaning set forth in Section 9.1(a).

“GAAP” means generally accepted accounting principles in the United States, consistently applied in accordance with past practices.

“Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction.

“Hostess Brands” means Hostess Brands, LLC, a Delaware limited liability company.

“Hostess Business Combination” means the acquisition by the Buyer, directly or indirectly, of the Closing Hostess Securities upon the terms and subject to the conditions set forth in this Agreement and the other Transaction Documents.

“Hostess Cash” means, as of 12:01 a.m., Eastern time, on the Closing Date, an amount equal to all Cash and Cash Equivalents of each Hostess Entity.

“Hostess CDM Co-Invest” has the meaning set forth in the preamble to this Agreement.

“Hostess Company” means each of AP Hostess Holdings, Hostess GP and Hostess Holdings.

“Hostess EBITDA” means, for any period, “EBITDA” as defined on Schedule D, in each case calculated in accordance with GAAP applied consistently with past practices and the rules and methods set forth on Schedule D; provided, that to the extent of any conflict between GAAP applied consistently with past practices and the rules and methods set forth on Schedule D, the rules and methods set forth on Schedule D shall control.

“Hostess Entities” means, collectively, the Hostess Companies and the Hostess Subsidiaries.

“Hostess GP” has the meaning set forth in the recitals to this Agreement.

“Hostess Holdco” has the meaning set forth in the recitals to this Agreement.

“Hostess Holdings” has the meaning set forth in the recitals to this Agreement.

“Hostess Holdings A&R LPA” has the meaning set forth in the recitals to this Agreement.

“Hostess Intellectual Property” means all Intellectual Property that is either (a) owned or purported to be owned by the Hostess Entities (solely or jointly with others) or (b) used in the business of any of the Hostess Entities or incorporated or embodied in any Products.

“Hostess Material Adverse Effect” means any change, effect, event or occurrence that is materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Hostess Entities, taken as a whole; provided, however, that any such change, effect, event or occurrence resulting from the following items shall not be considered when determining whether a Hostess Material Adverse Effect has occurred (unless, in the case of clauses (a), (b), (c) and (d), such changes or events have a disproportionate effect on the Hostess Entities as compared to other companies in the same industry, in which case only the extent of such disproportionate effect shall be taken into account when determining whether a Hostess Material Adverse Effect has occurred): (a) changes in economic, political, regulatory, financial or capital market conditions generally or in the industries in which the Hostess Entities operate (including the inability to finance the acquisition or any increased costs for financing or suspension of trading in, or limitation on prices for, securities on any domestic or international securities exchange) or any failure or bankruptcy (or any similar event) of any financial services or banking institution or insurance company, (b) any acts of war, sabotage, terrorist activities or changes imposed by a Governmental Entity associated with additional security, (c) effects of weather or meteorological events, (d) any change of Law, accounting standards, regulatory policy or industry standards after the date hereof, (e) the announcement, execution, delivery or performance of this Agreement or the consummation of the Transactions or the fact that the prospective owner of the Hostess Entities is the Buyer, (f) any change in the financial condition or results of operation of the Buyer or its Affiliates, including changes to the credit rating of the Buyer and its Affiliates, (g) any failure by the Hostess Entities to meet projections or forecasts or revenue or earnings predictions for any period (but, for the purposes of clarity, not the underlying causes of such failure), (h) any event described in the Disclosure Schedule (but, for the purposes of clarity, not the changes, effects or occurrences resulting from such event), (i) any actions taken by a Hostess Entity after the date hereof at the written request of the Buyer and (j) any actions required to be taken pursuant to this Agreement.

“Hostess Material Contracts” has the meaning set forth in Section 4.9(b).

“Hostess-Owned Real Property” has the meaning set forth in Section 4.10(a).

“Hostess Securities” means the AP Hostess Holdings Common Stock, the Class C GP Interests and the Class C LP Interests set forth on Schedule A.

“Hostess Subsidiary” means each of Management LLC (prior to the consummation of the Management LLC Merger), New Hostess Holdco and each Subsidiary thereof.

“Hostess Transaction Costs” means fees, costs and expenses of the Hostess Entities, other than fees, costs and expenses incurred on behalf of the Buyer or any Affiliate thereof, in each case, incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Documents and the consummation of the Transactions, to the extent not paid prior to the Closing. For the avoidance of doubt, the Hostess Transaction Costs shall include (a) all fees, costs and expenses of any Hostess Entity arising from the Transactions contemplated by the Management LLC Merger, the AP Hostess Holdings Merger and the Contribution and Purchase, but shall exclude fees costs and expenses incurred by the Buyer, Merger Sub and their Affiliates in connection with the Management LLC Merger, the AP Hostess Holdings Merger and the Contribution and Purchase, (b) all bonuses, change in control payments, severance payments, retirement payments, retention or similar payments or success fees payable in connection with or anticipation of the consummation of the Transactions, and any Taxes payable in connection with the foregoing amounts, (c) all costs, fees and expenses related to the D&O Tail, (d) all amounts payable or potentially payable under the Toler Letter Agreement, to the extent not paid prior to the Closing, and (e) any Taxes payable in connection with any amounts payable under clause (b). For the avoidance of doubt, bonuses awarded or payable in the ordinary course of business and accrued as a Current Liability on the Estimated Adjustment Statement and the LTIP Payment Amount shall not be considered Hostess Transaction Costs.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Tax Return” means a Tax Return with respect to an Income Tax.

“Income Taxes” means Taxes imposed on net income and franchise Taxes imposed in lieu of Taxes imposed on net income, and any partnership tax return with respect to an income or franchise Tax.

“Indebtedness” means any of the following: (a) any indebtedness for borrowed money; (b) any obligations evidenced by bonds, debentures, notes or other similar instruments; (c) any obligations to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities; (d) any obligations as lessee under capitalized leases; (e) any obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities; (f) any guaranty of any of the foregoing; (g) any accrued interest, fees and charges in respect of any of the foregoing; and (h) any prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment or discharge of any of the foregoing.

“Indemnitee” means any Person that is seeking indemnification pursuant to the provisions of this Agreement.

“Indemnitor” means any Party from which a Person is seeking indemnification pursuant to the provisions of this Agreement.

“Indemnity Cap” has the meaning set forth in Section 9.2(b).

“Independent Expert” has the meaning set forth in Section 2.5(d).

“Initial Hostess EBITDA Statement” has the meaning set forth in Section 2.6(a).

“Intellectual Property” means all (a) patents and patent applications, (b) trademarks, service marks and trademark and service mark applications and registrations, trade dress, logos, trade names and domain names, (c) copyrights, together with all applications, registrations and renewals therefor, and (d) trade secrets and other proprietary and confidential information (including recipes).

“Intercompany Contract” means each Contract between a Hostess Entity, on the one hand, and a different Hostess Entity, on the other hand.

“Interim Balance Sheet Date” has the meaning set forth in Section 4.5.

“Interim Financial Statements” has the meaning set forth in Section 4.5.

“Interim Period” means the period beginning on the date hereof and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IRS” means the Internal Revenue Service.

“JOBS Act” means the U.S. Jumpstart Our Business Startups Act of 2012, as amended.

“Knowledge” means, (a) for purposes of the representations and warranties set forth in Article III, (i) with respect to Hostess CDM Co-Invest and CDM Hostess, the actual knowledge of C. Dean Metropoulos and (ii) with respect to AP Hostess LP, the actual knowledge of Andrew Jhawar and Daniel Flesh, (b) for purposes of the representations and warranties set forth in Article IV, (i) with respect to the Sellers, the actual knowledge of William Toler, Michael Cramer, Thomas Peterson, Andrew Jacobs and Robert Molina, and the knowledge that each such person would reasonably be expected to obtain in the course of diligently performing his duties, and the actual knowledge of C. Dean Metropoulos, and (ii) with respect to AP Hostess LP, the actual knowledge of Andrew Jhawar and Daniel Flesh; provided, however, that for purposes of the representations and warranties set forth in the last sentence of Section 4.8(c), “Knowledge” shall mean, with respect to the Sellers, the actual knowledge of William Toler, Michael Cramer, Thomas Peterson, Andrew Jacobs, Robert Molina and C. Dean Metropoulos without any duty of inquiry, and (c) for purposes of the representations and warranties set forth in Article V, with respect to the Buyer, the actual knowledge of Alec Gores and Mark Stone, and the knowledge that each such person would reasonably be expected to obtain in the course of diligently performing his duties.

“Law” means, with respect to any Person, any statute, law (including common law), code, treaty, ordinance, rule or regulation of any Governmental Entity applicable to such Person as of the date hereof.

“Legal Proceeding” means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

“Lien” means with respect to any property or asset, any lien, mortgage, pledge, charge, security interest or other encumbrance in respect of such property or asset.

“Losses” has the meaning set forth in Section 9.2(a).

“Lower Band Amount” means Target Working Capital minus the Non-Adjustment Amount.

“LTIP” means Hostess Brand’s Long Term Incentive Program.

“LTIP Payment Amount” means the aggregate amounts payable to holders of outstanding awards under the Tranche 1 LTIP awards set forth on Section 4.11(h)(1) of the Disclosure Schedule as of immediately prior to the Closing.

“LP Unit” has the meaning set forth in the recitals to this Agreement.

“Major Customer” means each of the top 20 recurring customers of the Hostess Entities based on amounts paid for goods or services during the twelve months ended May 31, 2016.

“Major Supplier” means (a) each of the top 20 recurring suppliers and vendors of goods and services to the Hostess Entities based on amounts paid for goods or services during the twelve months ended May 31, 2016 and (b) any sole source supplier of any good or services to the Hostess Entities, other than any sole source supplier providing goods or services for which the Hostess Entities can readily obtain a replacement supplier.

“Management LLC” has the meaning set forth in the recitals to this Agreement.

“Management LLC Employees” means the employees of the Hostess Entities, who, as of the date hereof, own Management LLC Units, excluding, for the avoidance of doubt, CDM Hostess.

“Management LLC Class B-1 and B-2 Cash Payment Amount” means the aggregate amount of cash to be paid to the Management LLC Employees holding Class B-1 Units and Class B-2 Units in Management LLC as of the Closing, as set forth on Schedule B.

“Management LLC Merger” has the meaning set forth in the recitals to this Agreement.

“Management LLC Merger Agreement” has the meaning set forth in the recitals to this Agreement.

“Management LLC Units” has the meaning set forth in the recitals to this Agreement.

“Maximum Cash Amount” has the meaning set forth in Section 2.5(j).

“Measurement Year” means either of the 2016 Measurement Year or the 2017 Measurement Year.

“Merger Sub” has the meaning set forth in the preamble to this Agreement.

“NASDAQ” has the meaning set forth in Section 5.11(a).

“New Hostess Holdco” has the meaning set forth in the recitals to this Agreement.

“Non-Adjustment Amount” means $1,500,000.

“Notice of Claim” has the meaning set forth in Section 9.4(a).

“Order” means any award, injunction, judgment, order, writ, decree or ruling entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction.

“Organizational Documents” means, with respect to any Person that is not an individual, the articles or certificate of incorporation or organization, by-laws, limited partnership agreement, partnership agreement, limited liability company agreement, shareholders agreement or such other organizational documents of such Person.

“Outside Date” has the meaning set forth in Section 8.1(a).

“Parties” means the Sellers, the Buyer and Merger Sub, collectively.

“Permit” means a consent, approval, license, permit, certificate, authorization or extension of applicable waiting period from any Governmental Entity.

“Permitted Change in Control” has the meaning given to such term in each of the Rollover Credit Agreements, as applicable.

“Permitted Lien” means (a) any Lien for Taxes that are not yet due or delinquent or that are being contested in good faith, provided that adequate reserves have been made therefor in accordance with GAAP on the Financial Statements, (b) any landlords’, mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Lien arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that is being contested in good faith, (c) imperfections or irregularities of title and other Liens that would not, individually or in the aggregate, materially detract from the value of, or materially interfere with, the present use and enjoyment of the asset or property subject thereto or affected thereby, (d) zoning, planning, building and other similar limitations, restrictions and rights of any Governmental Entity to regulate property, (e) any Lien to be released on or prior to Closing, (f) Liens and other matters listed on Section 10 of the Disclosure Schedule, (g) any condition that may be shown on a current survey or by inspection of a property, (h) any Lien that a reputable title insurance company would be willing to omit as an exception or affirmatively insure against in a title insurance policy for the affected property, (i) any Lien recorded or filed in any land register or other public register, and (j) any Lien arising pursuant to the Rollover Credit Agreements or securing the Rollover Indebtedness.

“Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization or Governmental Entity.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion through the end of the Closing Date for any Straddle Period.

“Products” has the meaning set forth in Section 4.7.

“Pro-Rata Share” means, with respect to each Seller, the percentage expressed opposite such Seller’s name on Schedule B under the heading of “Pro-Rata Share”.

“Proxy Statement” has the meaning set forth in Section 6.6(a).

“Purchase Price” has the meaning set forth in Section 2.1.

“Real Property Leases” has the meaning set forth in Section 4.10(b).

“Registered IP” has the meaning set forth in Section 4.16(a).

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Related Parties” means, with respect to a Person, such Person’s former, current and future direct or indirect equityholders, controlling Persons, shareholders, members, general or limited partners, Affiliates, Representatives, and each of their respective successors and assigns.

“Representatives” means the officers, directors, managers, employees, counsel, accountants, agents, financial advisers and consultants of a Person.

“Rollover Credit Agreement Default” means any Default (as defined in either Rollover Credit Agreement) or any Event of Default (as defined in either Rollover Credit Agreement).

“Rollover Credit Agreements” means, collectively, (a) that certain First Lien Credit Agreement, dated as of August 3, 2015, by and among HB Holdings, LLC, Hostess Brands, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent and (b) that certain Second Lien Credit Agreement, dated as of August 3, 2015, by and among HB Holdings, LLC, Hostess Brands, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

“Rollover Indebtedness” means, as of the applicable date of determination, all of the outstanding Indebtedness of the Hostess Subsidiaries under the Rollover Credit Agreements; provided, that for purposes of determining the Rollover Indebtedness, no contingent reimbursement obligations with respect to any letters of credit or similar credit support of a Hostess Entity shall be considered Indebtedness of the Hostess Entities.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Section 16” has the meaning set forth in Section 6.10.

“Section 280G” has the mean set forth in Section 6.22.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Seller” or “Sellers” has the meaning set forth in the preamble to this Agreement.

“Seller Indemnitees” has the meaning set forth in Section 9.3(a).

“Seller Released Parties” has the meaning set forth in Section 6.16(a).

“Sellers’ Representative” has the meaning set forth in the preamble to this Agreement.

“Sellers’ Required Funds” means $600,000,000.

“Specified Matter” has the meaning set forth in Section 9.2(a)(vii).

“Specified Matter AP Hostess LP Escrow Shares” means a number of shares of Buyer Class A Common Stock equal to (a) the Specified Matter Cap, multiplied by (b) AP Hostess LP’s Pro-Rata Share, divided by (c) the Closing Per Share Price.

“Specified Matter Calculation Date” shall mean each of (a) December 31, 2016, (b) December 31, 2017 and (c) the second anniversary of the Closing Date.

“Specified Matter Cap” has the meaning set forth in Section 9.2(b)(ii).

“Specified Matter CDM Hostess Escrow Shares” means a number of shares of Buyer Class B Common Stock equal to (a) the Specified Matter Cap, multiplied by (b) CDM Hostess’ Pro-Rata Share, divided by (c) the Closing Per Share Price.

“Specified Matter Hostess CDM Co-Invest Escrow Shares” means a number of shares of Buyer Class B Common Stock equal to (a) the Specified Matter Cap, multiplied by (b) Hostess CDM Co-Invest’s Pro-Rata Share, divided by (c) the Closing Per Share Price.

“Specified Matter Escrow Account” has the meaning set forth in Section 2.4(a).

“Specified Matter Escrow Shares” means, collectively, the Specified Matter AP Hostess LP Escrow Shares, Specified Matter CDM Hostess Escrow Shares and Specified Matter Hostess CDM Co-Invest Escrow Shares.

“Specified Matter Indemnification Amount” has the meaning set forth in Section 9.2(c).

“Specified Matter Notice of Objection” has the meaning set forth in Section 9.2(c).

“Specified Matter Payment Date” has the meaning set forth in Section 9.2(c).

“Specified Matter Review Period” has the meaning set forth in Section 9.2(c).

“Specified Matter Statement” has the meaning set forth in Section 9.2(c).

“Stage One Merger” has the meaning set forth in the recitals to this Agreement.

“Stage Two Merger” has the meaning set forth in the recitals to this Agreement.

“Stock Consideration” means the Buyer Class A Common Stock, the Buyer Class B Common Stock and the LP Units to be issued to the Sellers pursuant to the Transactions contemplated by this Agreement, the AP Hostess Holdings Merger Agreement, Management LLC Merger Agreement and the Contribution and Purchase Agreement, including any Earn Out Shares issuable pursuant to Section 2.6.

“Straddle Period” has the meaning set forth in Section 6.14(f)(ii)(1).

“Subscription Agreements” has the meaning set forth in Section 5.16.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of a non-corporate Person.

“Target Rollover Indebtedness Amount” means $991,800,000.

“Target Working Capital” means $39,600,000.

“Tax” or “Taxes” means (a) any United States local, state or federal or foreign income, profits, franchise, withholding, ad valorem, personal property (tangible and intangible), employment, payroll, sales and use, social security, disability, occupation, real property, escheat or unclaimed property obligation, severance, excise and other taxes imposed by a Taxing Authority, (b) any interest, penalty, fine or addition thereto and (c) any liability in respect of any items described in clauses (a) or (b) payable by reason of Contract, assumption, transferee or successor liability, operation of Law or Treas. Reg. Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Tax Benefit Period” has the meaning set forth in Section 9.6(c).

“Tax Claim” has the meaning set forth in Section 6.14(h).

“Tax Purchase Price” has the meaning set forth in Section 2.7.

“Tax Receivable Payments” means all payments made to the Sellers pursuant to the Tax Receivables Agreement.

“Tax Receivable Agreement” has the meaning set forth in the recitals to this Agreement.

“Tax Receivable Amount” means the aggregate amount of all Tax Receivable Payments.

“Tax Representations” has the meaning set forth in Section 9.1(a).

“Tax Returns” means any return, report or similar statement filed or required to be filed with respect to any Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

“Territory” has the meaning set forth in Section 4.16(a).

“Third Party Claim” has the meaning set forth in Section 9.4(a).

“Third Party Defense” has the meaning set forth in Section 9.4(b).

“Toler Bonus” has the meaning set forth in the Management LLC Merger Agreement.

“Toler Letter Agreement” means that certain letter agreement, dated July 4, 2016, from Hostess Brands to William Toler.

“Trading Day” means a day on which the NASDAQ Capital Market or such other principal United States securities exchange on which the shares of Buyer Class A Common Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Buyer Class A Common Stock are not listed or admitted to trading on such an exchange, on the automated quotation system on which the shares of Buyer Class A Common Stock are then authorized for quotation.

“Transaction Document” means this Agreement, the Management LLC Merger Agreement, the Hostess Holdings A&R LPA, AP Hostess Holdings Merger Agreement, Buyer A&R Charter, Contribution and Purchase Agreement, the Exchange Agreement, the Tax Receivable Agreement, the Registration Rights Agreement, the Escrow Agreement, the Subscription Agreements, the Executive Chairman Agreement, the Confidentiality Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transaction Proposals” has the meaning set forth in Section 6.6(a).

“Transfer Taxes” means all transfer, sales, use, real property transfer, goods and services, value added, documentary, stamp duty, gross receipts, excise, transfer and conveyance Taxes and other similar Taxes, duties, fees or charges.

“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Trust Account” has the meaning set forth in Section 5.17(a).

“Trust Agreement” has the meaning set forth in Section 5.17(a).

“Trustee” has the meaning set forth in Section 5.17(a).

“Upper Band Amount” means Target Working Capital plus the Non-Adjustment Amount.

“VWAP” means the daily per share volume-weighted average price of Buyer Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which Buyer Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for Buyer Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volumeweighted average price is unavailable, (a) the per share volume-weighted average price of such Buyer Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Buyer Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Buyer).

“Waived 280G Benefits” has the mean set forth in Section 6.22.

“Within the Band Amount” means greater than or equal to the Lower Band Amount and less than or equal to the Upper Band Amount.

“WARN Act” has the meaning set forth in Section 4.12(e).

Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

HOSTESS BRANDS, INC.

[●], 2016

Hostess Brands, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Hostess Brands, Inc.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on June 1, 2015 (the “Original Certificate”). A certificate of amendment to the Original Certificate was filed with the Secretary of State of the State of Delaware on June 11, 2015. The Corporation filed an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware on August 13, 2015 (the “First Amended and Restated Certificate”).

2. This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”) was duly adopted by the Board of Directors of the Corporation (the “Board”) and the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

3. This Second Amended and Restated Certificate restates, integrates and amends the provisions of the First Amended and Restated Certificate. Certain capitalized terms used in this Second Amended and Restated Certificate are defined where appropriate herein.

4. The text of the First Amended and Restated Certificate is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is Hostess Brands, Inc. (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. Subject to Section 4.2, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 261,000,000 shares, consisting of (a) 260,000,000 shares of common stock (the “Common Stock”), including (i) 200,000,000 shares of Class A Common Stock (the “Class A Common Stock”), (ii) 50,000,000 shares of Class B Common Stock (the “Class B Common Stock”), and 10,000,000 shares of Class F Common Stock (the “Class F Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2 Class F Common Stock. Immediately upon the filing of this Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, each share of Class F Common Stock outstanding immediately prior to the filing of this Second Amended and Restated Certificate shall automatically be converted into one share of Class A Common Stock without any action on the part of any person, including the Corporation, and concurrently with such conversion, the number of authorized shares of Class F Common Stock shall be reduced to zero. It is intended that the conversion of Class F Common Stock into Class A Common Stock will be treated as a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

Section 4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4 Common Stock.

(a) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall possess all voting power with respect to the Corporation. The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. The holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters submitted to a vote of the stockholders of the Corporation.

(b) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation).

(c) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions; provided, however, that the holders of Class B Common Stock shall not be entitled to share in any such dividends or other distributions.

(d) Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them; provided, however, that the holders of Class B Common Stock shall not be entitled to receive any portion of any such assets in respect of their shares of Class B Common Stock.

Section 4.5 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.6 Class B Common Stock.

(a) Shares of Class B Common Stock may only be issued to and held by the CDM Holders (as defined in Article 10.3) and their respective Permitted Transferees (as defined in the LP Agreement) and any other transferee of Class B Units to the extent permitted by the LP Agreement (collectively, the “Permitted Holders”).

(b) At any time Hostess Holdings issues a Class B Unit to a Permitted Holder, the Corporation shall issue a share of Class B Common Stock to such Permitted Holder. Upon the conversion or cancellation of any Class B Units pursuant to the Exchange Agreement and the LP Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled for no consideration being paid or issued with respect thereto and without any action on the part of any person, including the Corporation, subject to the terms of the Exchange Agreement and LP Agreement. Any such cancelled shares of Class B Common Stock shall be deemed no longer outstanding, and all rights with respect to such shares shall automatically cease and terminate. Shares of Class B Common Stock may only be transferred to a person other than the Corporation or Hostess Holdings if the transferee is a Permitted Holder and an equal number of Class B Units are simultaneously transferred to such transferee in accordance with the LP Agreement. If Class B Units are being transferred to a Permitted Holder in accordance with the LP Agreement, an equal number of shares of Class B Common Stock must be simultaneously transferred to such transferee. The Corporation shall take all actions necessary so that, for so long as the Class B Common Stock is outstanding, the number of shares of Class B Common Stock outstanding equals the number of Class B Units outstanding and held by the Permitted Holders. For the avoidance of doubt, nothing herein restricts the ability of the Permitted Holders from surrendering shares of Class B Common Stock to the Corporation or Hostess Holdings pursuant to the Exchange Agreement.

(c) The Corporation shall, and shall cause the General Partner and Hostess Holdings to, take all actions necessary so that, for as long as the Class B Common Stock is outstanding, the number of Class B Units outstanding equals the number of shares of Class B Common Stock outstanding. The Corporation shall take all such other actions as may be reasonably necessary or advisable to give effect to the intended substantive economic results of the provisions of this Second Amended and Restated Certificate, the Exchange Agreement and the LP Agreement.

(d) At any time when there are no longer any shares of Class B Common Stock outstanding, this Second Amended and Restated Certificate automatically shall be deemed amended to delete this Section 4.6 in its entirety.

(e) As used in this Second Amended and Restated Certificate, the term:

(i) “Class A Units” means the Class A Units of Hostess Holdings.

(ii) “Class B Units” means the Class B Units of Hostess Holdings.

(iii) “Exchange Agreement” means the Exchange Agreement, dated as of [●], 2016, by and among the Corporation, Hostess Holdings, CDM Hostess Co-Invest, LLC, CDM Hostess Class C, LLC, and such other holders of Class B Units from time to time party thereto, as it may be amended from time to time in accordance with its terms.

(iv) “General Partner” means Hostess Holdings GP, LLC or any person who becomes an additional, successor or substitute general partner of Hostess Holdings pursuant to the LP Agreement.

(v) “Hostess Holdings” means Hostess Holdings, L.P., a Delaware limited liability company.

(vi) “LP Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of Hostess Holdings, dated as of [●], 2016, as amended from time to time in accordance with its terms.

(vii) “Master Transaction Agreement” means the Master Transaction Agreement, dated as of July [●], 2016, by and among the Corporation, Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC and AP Hostess Holdings, L.P. in its capacity as Sellers’ Representative thereunder, as amended from time to time in accordance with its terms.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Amended and Restated Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL and this Second Amended and Restated Certificate.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Subject to Section 5.5 hereof, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of the Common Stock.

(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock – Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

ARTICLE VII

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or Executive Chairman of the Board, as applicable, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation to procure a judgment in its favor (each, a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA excise taxes, damages, claims and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

(a) The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

(b) Without limiting the foregoing, to the extent permitted by applicable law, each of the Sellers (as defined in the Master Transaction Agreement) and their respective Affiliates (as defined in Article 10.3) (other than the Corporation and its subsidiaries) and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (each, an “Exempted Person”) shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the

Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article IX.

(c) Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article IX shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law.

ARTICLE X

BUSINESS COMBINATIONS

Section 10.1 Opt Out of DGCL 203. The Corporation shall not be governed by Section 203 of the DGCL.

Section 10.2 Limitations on Business Combinations. Notwithstanding the foregoing, the Corporation shall not engage in any business combination, at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, with any interested stockholder for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

Section 10.3 Definitions. For purposes of this Article X, the term:

(a) “Affiliate” means, with respect to any person, any other person that controls, is controlled by, or is under common control with such person.

(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 10.2 is not applicable to the surviving entity;

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C) – (E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v) any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(d) “CDM Holders” means CDM Hostess Co-Invest, LLC, CDM Hostess Class C, LLC and C. Dean Metropoulos (at such time as he may hold shares of Class B Common Stock).

(e) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article X, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(f) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, or (iii) an Affiliate or associate of any such person described in clauses (i) and (ii); provided, however, that the term “interested stockholder” shall not include (A) the Sponsor Holders or their transferees, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided, that such person specified in this clause (B) shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(g) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:

(i) beneficially owns such stock, directly or indirectly; or

(ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(h) “person” means any individual, corporation, partnership, unincorporated association or other entity.

(i) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(j) “Sponsor Holders” means (i) the investment funds affiliated with The Gores Group LLC and their respective successors and Affiliates, (ii) the investment funds affiliated with Apollo Global Management and their respective successors and Affiliates and (iii) the CDM Holders and their respective successors and Affiliates.

(k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

ARTICLE XI

AMENDMENT OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Article V, Section 7.1, Section 7.3, Article VIII, Article IX, Article X and this Article XI may be altered, amended or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless, in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least two thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

IN WITNESS WHEREOF, Hostess Brands, Inc. has caused this Second Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set forth above.

HOSTESS BRANDS, INC.

By:
Name:
Title:

Annex C

AMENDED AND RESTATED BYLAWS

OF

HOSTESS BRANDS, INC. (THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board. Special meetings of stockholders shall be held at such place and time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). For purposes of these Bylaws, references to the “Chairman of the Board” shall be deemed to mean C. Dean Metropoulos for so long as he shall serve as Executive Chairman of the Company pursuant to that certain Executive Chairman Employment Agreement, dated as of July 5, 2016 (as the same may be amended or restated from time to time).

Section 2.3. Notices. Notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat by the Corporation not less than 10 nor more than 60 days before the date of the meeting. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any special meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Second Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting and showing the address and the number of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. Subject to the rights of the holders of one or more series of preferred stock of the Corporation (“Preferred Stock”), voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Section 3.4. Newly Created Directorships and Vacancies. Unless otherwise provided by the Certificate of Incorporation, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Company (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided further, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to

Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive

Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President or any Vice President. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

Section 9.16. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or the Corporation’s certificate of incorporation or bylaws or (d) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Section 9.16 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Section 9.16 (including, without limitation, each portion of any sentence of this Section 9.16 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Annex D

1999 AVENUE OF THE STARS 19th FLOOR LOS ANGELES, CALIFORNIA 90067

T 310.443.2300 F 310.443.8700

July 4, 2016

Board of Directors

Gores Holdings, Inc.

9800 Wilshire Blvd.

Beverly Hills, CA 90212

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Gores Holdings, Inc. (the “Company”) of the Consideration (as defined below) to be paid by the Company pursuant to the Master Transaction Agreement (the “Agreement”) to be entered into by the Company, Homer Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC (together with AP Hostess Holdings, L.P. and Hostess CDM Co-Invest, LLC, the “Sellers”) and AP Hostess Holdings, L.P., in its capacity as the Sellers’ representative. As more fully described in the Agreement, the Company will pay in the aggregate approximately $423 million in cash and approximately $532 million of equity interests in the Company (or equity interests that are exchangeable for equity interests in the Company) to the Sellers and the employee owners of Hostess Management, LLC and the Company will receive 100% of the interests in Hostess Holdings, L.P. (“Hostess Holdings”) (other than equity interests that are exchangeable for equity interests in the Company) and Hostess Holdings GP, LLC (the transactions contemplated by the Agreement, the “Transaction”). In connection with the Transaction, the Company will repay approximately $221 million and assume approximately $992 million of indebtedness of Hostess Holdings or its subsidiaries (all such indebtedness, together with the amounts payable pursuant to the foregoing sentence, the “Consideration”). With your consent, we have assumed that any adjustments to the Consideration in accordance with the Agreement or otherwise would not be material to our analysis or this opinion.

We have been engaged by you to render this opinion and will receive a portion of our fee in connection therewith upon delivery of this opinion, which portion is not contingent upon the consummation of the Transaction. We will receive the principal portion of our fee upon consummation of the Transaction. No part of our fee is conditioned upon the conclusion expressed in this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, Hostess Holdings and their respective affiliates. We are currently providing certain capital markets advisory services to the Company in connection with the Transaction, and we expect to receive compensation for such services contingent upon the closing of the Transaction. We and our affiliates may in the future provide investment banking and other services to the Company unrelated to the Transaction and may receive compensation for such services. In the past two years prior to the date hereof, we acted as, among other things, (i) restructuring advisor to an ad hoc creditors committee on which an affiliate of one of the Sellers is a member, (ii) financial advisor to three companies in which an affiliate of one of the Sellers is an equityholder, (iii) restructuring advisor to (x) an affiliate of one of the Sellers and (y) a company in which an affiliate of one of the Sellers is an equityholder, (iv) co-manager for a debt offering by a company in which an affiliate of one of the Sellers is a minority equityholder and (v) placement agent for a potential capital raising transaction by an affiliate of one of the Sellers

Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be

LOS ANGELES | NEW YORK | BOSTON | CHICAGO

available to the Company and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Transaction or any other matter. At your direction, we have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the Consideration to the extent expressly specified herein. With your consent, we express no opinion as to the prices at which the securities of the Company may trade at any time. We are not tax, legal, regulatory or accounting experts, are not expressing any view or opinion with respect to such matters or similar matters, and have assumed and relied upon, without independent verification, the assessments of the Company and its other advisors with respect to tax, legal, regulatory, accounting and similar matters. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft dated as of July 3, 2016 that we have reviewed, that the Transaction will be consummated in accordance with its terms and that the parties to the Agreement will comply with all the material terms of the Agreement. We also have assumed, with your consent, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without the imposition of any delay, limitation, restriction, divestiture or condition that would have an adverse effect on Hostess Holdings or the Company or on the expected benefits to the Company of the Transaction. We also have not been requested to, and have not, participated in the structuring or negotiation of the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company and Hostess Holdings; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of Hostess Holdings furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed certain internal information relating to expenses expected to result from the Transaction; (iv) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i)–(iii) of this paragraph, as well as the business and prospects of Hostess Holdings generally; (v) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vi) reviewed the financial terms of certain other transactions that we deemed relevant; (vii) reviewed a draft, dated July 3, 2016, of the Agreement; (viii) participated in certain discussions and negotiations among representatives of the Company and its advisors; and (ix) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our review, we have not assumed any responsibility for independent verification of any of the information supplied to, discussed with or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, Hostess Holdings or any other entity, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and other information relating to Hostess Holdings and expenses expected to result from the Transaction referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Hostess Holdings or the Company, as the case may be, as to the future performance of Hostess Holdings and the other matters covered thereby. We also have assumed, at your direction, that the future financial results and the other matters covered thereby reflected in such forecasts and other information will be achieved at the times and in the amounts projected. In addition, we have relied, with your consent, on the assessments of the management of the Company as to the Company’s ability to retain key employees of Hostess Holdings. With respect to outstanding litigation involving Hostess Holdings or its subsidiaries and for which significant damages are alleged, you have instructed us to rely solely upon the judgment of the management of the Company and its counsel that the outcome of the litigation will not have a material adverse effect on the financial condition or results or operations of Hostess Holdings.

LOS ANGELES | NEW YORK | BOSTON | CHICAGO

Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, Hostess Holdings or the Transaction.

This opinion is solely for the use and benefit of the Board of Directors of the Company (in its capacity as such) in its evaluation of the Transaction and may not be disclosed to or relied upon by any stockholders or any other person, except, with respect to disclosure, as is expressly permitted by our engagement letter with the Company regarding the Transaction. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company or Hostess Holdings, other than the fairness of the Consideration from a financial point of view to the Company.

In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.

Based upon and subject to the foregoing, it is our opinion that, as the date hereof, the Consideration to be paid by the Company in the Transaction is fair from a financial point of view to the Company.

Very truly yours,

/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

LOS ANGELES | NEW YORK | BOSTON | CHICAGO

Annex E

CONTRIBUTION AND PURCHASE AGREEMENT

This CONTRIBUTION AND PURCHASE AGREEMENT, dated as of [●], 2016 (this “Agreement”), is by and among Gores Holdings, Inc., a Delaware corporation (the “Company”), Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess Co-Invest”) and CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Master Agreement (as defined below).

RECITALS

WHEREAS, the Company, Hostess Co-Invest, CDM Hostess, AP Hostess and certain other parties thereto have entered into that certain Master Transaction Agreement, dated as of July 5, 2016 (the “Master Agreement”), pursuant to which, among other things, the parties have agreed to enter into this agreement and effect the transactions contemplated herein;

WHEREAS, each of Hostess Co-Invest and CDM Hostess currently owns the limited partnership interests in Hostess Holdings, L.P., a Delaware limited partnership (“Hostess Holdings”), set forth opposite its name on Schedule A hereto (collectively, the “Purchased Partnership Interests”);

WHEREAS, each of Hostess Co-Invest and CDM Hostess desires to sell, and the Company desires to acquire, all of their right, title and interest in and to the Purchased Partnership Interests, on the terms set forth herein;

WHEREAS, Hostess Co-Invest currently owns all of the Class C GP Units (the “Class C Units”) of Hostess Holdings GP, LLC, a Delaware limited liability company and the general partner of Hostess Holdings (“Hostess GP”);

WHEREAS, Hostess Co-Invest desires to contribute, and the Company desires to accept, all of its right, title and interest in and to the Class C Units, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale. Hostess Co-Invest and CDM Hostess agree to sell, assign, transfer and convey to the Company, and the Company agrees to purchase and acquire from each of them, all of the Purchased Partnership Interests, free and clear of all Liens. In consideration of the Purchased Partnership Interests, the Company agrees to pay (or cause to be paid) to (a) Hostess Co-Invest an amount in cash set forth in Section 2.4(b)(ii) of the Master Agreement (to be delivered in the manner described in Section 2.4 of the Master Agreement) and (b) to CDM Hostess an amount in cash set forth in Section 2.4(b)(iii) of the Master Agreement (to be delivered in the manner described in Section 2.4 of the Master Agreement).

2. Contribution. Hostess Co-Invest agrees to contribute, assign and transfer and hereby contributes, assigns and transfers, and the Company agrees to accept, and hereby accepts the Class C Units. In consideration of the Class C Units, the Company agrees to issue and deliver (or cause to be delivered) to Hostess Co-Invest the number of shares of Buyer Class B Common Stock set forth in Sections 2.4(b)(v) and (vi) of the Master Agreement; provided, however, that Hostess Co-Invest hereby directs the Company to issue and deliver to CDM Hostess the number of shares of Buyer Class B Common Stock set forth in Section 2.4(b)(vi) (in each case to be delivered in the manner described in Section 2.4 of the Master Agreement).

3. Closing. The transactions set forth in Section 1 and Section 2 of this Agreement shall take place forthwith upon execution of this Agreement, without any further action of the parties hereto.

4. Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of each of the parties hereto. Any term or condition of this Agreement may be waived at any time by the party hereto that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party hereto waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

5. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

6. Tax Treatment. For purposes of the Code and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the LLC Agreement of Hostess Holdings as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. The transactions set forth in Section 1 and Section 2 of this Agreement are intended to constitute taxable sales pursuant to Section 1001 of the Code.

7. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8. Counterparts. This Agreement may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. The parties hereto agree that the delivery of this Agreement, and any other agreements and documents delivered in connection with the consummation of the transaction contemplated by this Agreement, may be effected by means of an exchange of facsimile or electronically transmitted signatures.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

10. Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GORES HOLDINGS, INC.

By:

Name:
Title:

Contribution Agreement Signature Page

HOSTESS CDM CO-INVEST, LLC

By:

Name:
Title:

CDM HOSTESS CLASS C, LLC

By:

Name:
Title:

Contribution Agreement Signature Page

Schedule A

Purchased Partnership Interests

Name of Limited Partner	Number of Purchased Partnership Interests
Hostess CDM Co-Invest, LLC

[To be completed with the number equal to the quotient (rounded up to the nearest whole number) of (x) the cash amount payable to Hostess CDM Co-Invest pursuant to Section 2.4(b)(ii) of the Master Transaction Agreement divided by (y) the Closing Per Share Price (as defined in the Master Transaction Agreement).]

CDM Hostess Class C, LLC

[To be completed with the number equal to the quotient (rounded up to the nearest whole number) of (x) the cash amount payable to CDM Hostess pursuant to Section 2.4(b)(iii) of the Master Transaction Agreement divided by (y) the Closing Per Share Price (as defined in the Master Transaction Agreement).]

Annex F

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2016, is by and among Gores Holdings, Inc., a Delaware corporation (the “Company”), Hostess Holdings, L.P., a Delaware limited partnership (“Holdings”), Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess Co-Invest”), CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”), C. Dean Metropoulos (“Metropoulos”), and such other holders of Class B Units from time to time party hereto.

WHEREAS, the Company, Hostess Co-Invest, CDM Hostess and certain other parties thereto have entered into that certain Management Transaction Agreement, dated as of July 5, 2016 (the “Master Agreement”), pursuant to which, among other things, the parties have agreed to enter into this agreement and effect the transactions contemplated herein;

WHEREAS, the Company, Holdings, Hostess Brands, LLC and Metropoulos are parties to that certain Executive Chairman Employment Agreement, dated as of July [26], 2016, pursuant to which, among other things, Metropoulos has been issued Class B Units and shares of Class B Common Stock; and

WHEREAS, the parties hereto desire to provide for the exchange from time to time of Class B Units, and the surrender of shares of Class B Common Stock for cancellation, for cash or for shares of Class A Common Stock on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

SECTION 1.1 Definitions.

The following definitions shall for all purposes, unless the context otherwise clearly indicates, apply to the capitalized terms used in this Agreement.

“Acquirer” means the acquirer or surviving entity (which, for the sake of clarity, may be Holdings or the Company) in a Change of Control.

“Agreement” has the meaning set forth in the preamble hereto.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

“Cash Exchange Payment” means an amount in immediately available funds in U.S. dollars equal to the product of (a) the number of Class B Units Exchanged, multiplied by (b) the then-applicable Exchange Rate multiplied by (c) the average of the daily VWAP of a share of Class A Common Stock for the 10 Trading Days immediately prior to the date of delivery of the relevant Exchange Notice.

“CDM Hostess” has the meaning set forth in the preamble hereto.

“Certificate” means the certificate of incorporation of the Company, as the same may be amended or amended and restated from time to time in accordance with its terms.

F-1

“Change of Control” has the meaning given to the term “Change in Control” in the Tax Receivable Agreement.

“Change of Control Exchange” has the meaning set forth in Section 2.1(e).

“Change of Control Exchange Time” has the meaning set forth in Section 2.1(e).

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company.

“Class A Unit” means (a) a Class A Unit of Holdings, or (b) the common stock or other equity securities for which a Class A Unit has been converted or exchanged of a successor corporation or entity.

“Class B Unit” means (a) a Class B Unit of Holdings, or (b) the common stock or other equity securities for which a Class B Unit has been converted or exchanged of a successor corporation or entity.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Company” has the meaning set forth in the preamble hereto.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a), but subject to Section 2.1(c), the date identified in the respective Exchange Notice (which may be the date on which the Exchange Notice is delivered to Holdings).

“Exchange” means an exchange of Class B Units (together with the cancellation of shares of Class B Common Stock) for cash or shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Holdings Unitholder or such Holdings Unitholder’s duly authorized attorney.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Class B Unit is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.4 of this Agreement.

“General Partner” means Hostess Holdings GP, LLC or any Person who becomes an additional, successor or substitute general partner of Holdings pursuant to the LP Agreement.

“Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction.

“Holdings” has the meaning set forth in the preamble hereto.

“Holdings Unitholder” means Hostess Co-Invest, CDM Hostess, Metropoulos and any Person that executes a joinder as set forth in Section 3.4 of this Agreement.

“Hostess Co-Invest” has the meaning set forth in the preamble hereto.

“Legal Proceeding: means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Entity.

F-2

“Lien” means with respect to any property or asset, any lien, mortgage, pledge, charge, security interest or other encumbrance in respect of such property or asset.

“LP Agreement” means the Fourth Amended and Restated Limited Partnership Agreement of Holdings, by and among the Company, Holdings, Hostess Co-Invest, CDM Hostess, Metropoulos and certain other parties thereto, dated the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“LP Units” means the Class A Units and the Class B Units.

“Master Agreement” has the meaning set forth in the recitals hereto.

“Metropoulos” has the meaning set forth in the preamble hereto.

“Permitted Transferee” has the meaning set forth in Section 3.4.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity.

“Registration Rights Agreement” means the Amended and Restated Registration Rights and Lock-Up Agreement, by and among the Company, Hostess Co-Invest, CDM Hostess, Metropoulos and certain other parties thereto, dated as of the date hereof, as such agreement may be amended from time to time in accordance with its terms.

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, Holdings and the other parties thereto, as such agreement may be amended or supplemented from time to time in accordance with its terms.

“Trading Day” means a day on which the NASDAQ Capital Market or such other principal United States securities exchange on which the shares of Class A Common Stock are listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Class A Common Stock are not listed or admitted to trading on such an exchange, on the automated quotation system on which the shares of Class A Common Stock are then authorized for quotation.

“VWAP” means the daily per share volume-weighted average price of the Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which Class A Common Stock trades, as displayed under the heading Bloomberg VWAP on the Bloomberg page designated for the Class A Common Stock (or its equivalent successor if such page is not available) in respect of the period from the open of trading on such day until the close of trading on such day (or if such volume-weighted average price is unavailable, (a) the per share volume-weighted average price of such Class A Common Stock on such day (determined without regard to afterhours trading or any other trading outside the regular trading session or trading hours), or (b) if such determination is not feasible, the market price per share of Class A Common Stock, in either case as determined by a nationally recognized independent investment banking firm retained in good faith for this purpose by the Company).

SECTION 1.2 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles and Sections are to

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Articles and Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. The word “or” shall be disjunctive but not exclusive. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any applicable law. Except to the extent otherwise expressly provided herein, all references to any Holdings Unitholder shall be deemed to refer solely to such Person in its capacity as such Holdings Unitholder and not in any other capacity.

SECTION 1.3 Construction. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

SECTION 2.1 Exchange of Class B Units.

(a) Upon the terms and subject to the conditions of this Agreement, each Holdings Unitholder shall be entitled at any time and from time to time to effect an Exchange. In the event a Holdings Unitholder wishes to effect an Exchange, such Holdings Unitholder shall (i) deliver to Holdings an Exchange Notice and (ii) surrender or, in the absence of such surrender, be deemed to have surrendered, Class B Units to Holdings (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) representing a corresponding number of shares of Class B Common Stock) (in each case, free and clear of all Liens), in each case, to Holdings’ address set forth in Section 3.5(b). In consideration for such surrender, the exchanging Holdings Unitholder shall be entitled to, at the option of the Company (acting by a majority of the disinterested members of the Board of Directors), either (A) a Cash Exchange Payment by Holdings in accordance with the instructions provided in the Exchange Notice, in which event such exchanged Class B Units and such shares of Class B Common Stock automatically shall be deemed cancelled concomitant with such payment, without any action on the part of any Person, including the Company or Holdings, or (B) the issuance by the Company to such Holdings Unitholder of a number of shares of Class A Common Stock equal to (I) the number of Class B Units exchanged multiplied by (II) the Exchange Rate, in which event such exchanged Class B Units automatically shall be converted into a corresponding number of Class A Units (and the Class B Units so converted shall thereby cease to exist), and concomitantly with any such issuance, any exchanged Class B Common Stock automatically shall be deemed cancelled, without any action on the part of any Person, including the Company or Holdings). Each such Exchange shall to the extent permitted by law be treated for U.S. income tax reporting purposes as a taxable exchange of the Holdings Unitholder’s Class B Units for Class A Common Stock or a Cash Exchange Payment, as applicable, and corresponding payments under the Tax Receivable Agreement.

(b) Following the delivery of the Exchange Notice, the Company shall deliver or cause to be delivered (i) the Cash Exchange Payment in accordance with Section 2.1(a) as promptly as practicable (but not later than five Business Days) after the Exchange Date or (ii) if the Company elects to issue Class A Common Stock, the number of shares of Class A Common Stock deliverable upon such Exchange as promptly as practicable after the Exchange Date (but not later than the close of business on the Business Day immediately following the Exchange Date), at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is

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no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company), registered in the name of the relevant exchanging Holdings Unitholder (or in such other name as is requested in writing by the Holdings Unitholder), in certificated or uncertificated form, as may be requested by the exchanging Holdings Unitholder; provided, that to the extent the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Holdings Unitholder set forth in the Exchange Notice, the Company shall use its reasonable best efforts to deliver the shares of Class A Common Stock deliverable to such exchanging Holdings Unitholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Holdings Unitholder by no later than the close of business on the Business Day immediately following the Exchange Date. An Exchange pursuant to this Section 2.1 of Class B Units, and the cancellation of shares of Class B Common Stock, for Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the applicable Cash Exchange Payment or shares of Class A Common Stock have been delivered to the exchanging Holdings Unitholder at such time, and if the Company does not elect a Cash Exchange Payment, the Holdings Unitholder will be treated as a holder of record of Class A Common Stock as of the close of business on such Date of Exchange.

(c) An Exchange Notice from a Holdings Unitholder may specify that the Exchange is to be (i) contingent (including as to the timing) upon the consummation of a purchase by another Person of shares of Class A Common Stock into which the Class B Units are exchangeable and/or (ii) effective upon a specified future date. In such case, a Holdings Unitholder may withdraw or amend an Exchange Notice, in whole or in part, at any time prior to the effectiveness of the Exchange by delivery of a written notice of withdrawal to the Company and Holdings specifying (A) the number of withdrawn Class B Units, (B) the number of Class B Units as to which the Exchange Notice remains in effect, if any, and (C) if the Holdings Unitholder so determines, revised timing of the Exchange or any other new or revised information permitted in the Exchange Notice.

(d) In connection with a Change of Control, and subject to any approval of the Change of Control by the holders of Class A Common Stock and Class B Common Stock required under the Certificate or applicable Law (which approval has been granted by a vote or consent of the stockholders of the Company), the Company shall have the right to require each Holdings Unitholder to Exchange some or all Class B Units beneficially owned by such Holdings Unitholder (and a corresponding number of shares of Class B Common Stock) (in each case, free and clear of all Liens), in consideration for the issuance by the Company to such Holdings Unitholder of a number of shares of Class A Common Stock equal to the number of Class B Units surrendered multiplied by the Exchange Rate (a “Change of Control Exchange”), such Change of Control Exchange to be effected by the surrender of such Class B Units to the Company (and surrender for cancellation one or more stock certificates (if certificated) or instructions and stock powers (if uncertificated)) and the subsequent automatic conversion of such exchanged Class B Units into an equal number of Class A Units (whereupon, the Class B Units so converted shall cease to exist and concomitantly with any such issuance, any exchanged Class B Common Stock automatically shall be deemed cancelled without any action on the part of any Person, including the Company or Holdings); provided, that if the Company requires the Holdings Unitholders to Exchange less than all of their outstanding Class B Units (and to surrender a corresponding number of shares of Class B Common Stock for cancellation), each Holdings Unitholder’s participation in the Change of Control Exchange shall be reduced pro rata. Any Change of Control Exchange shall be effective immediately prior to the consummation of the Change of Control (and, for the avoidance of doubt, shall not be effective if such Change of Control is not consummated) (the “Change of Control Exchange Time”) and the Holdings Unitholder will be treated as a holder of record of Class A Common Stock as of the Change of Control Exchange Time. For the avoidance of doubt, (i) any Class B Units and a corresponding number of shares of Class B Common Stock held by a Holdings Unitholder that are not Exchanged or cancelled, as applicable, pursuant to a Change of Control Exchange may be Exchanged by such Holdings Unitholder pursuant to Section 2.1(a) subject to, and in accordance with, the terms thereof and (ii) notwithstanding anything to the contrary herein, the Company shall not be entitled to make a Cash Exchange Payment in the case of a Change of Control Exchange.

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(e) To effect the delivery of such shares of Class A Common Stock, the Company shall: (i) deliver or cause to be delivered at the offices of the then-acting registrar and transfer agent of the Class A Common Stock (or, if there is no then-acting registrar and transfer agent of the Class A Common Stock, at the principal executive offices of the Company) such number of shares of Class A Common Stock, registered in the name of the relevant Holdings Unitholder (or in such other name as is requested in writing by such Holdings Unitholder), in certificated or uncertificated form, as may be requested by such Holdings Unitholder, or (ii) if the Class A Common Stock is settled through the facilities of The Depository Trust Company, upon the written instruction of such Holdings Unitholder, use its reasonable best efforts to deliver the shares of Class A Common Stock through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Holdings Unitholder.

(f) The Company shall provide written notice of an expected Change of Control to all Holdings Unitholders within the earlier of (i) five (5) days following the execution of the agreement with respect to such Change of Control and (ii) ten (10) days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for LP Units or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be identical whether paid for LP Units or shares of Class A Common Stock, any election with respect to types of consideration that a holder of LP Units or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Class B Units or shares of Class A Common Stock, as applicable, to be transferred to the Acquirer by all stockholders in the Change of Control, and the number of Class B Units held by each Holdings Unitholder that the Company intends to require be Exchanged for shares of Class A Common Stock in connection with the Change of Control. The Company shall update such notice from time to time to reflect any material changes to such notice. The Company may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on Form 8-K, Schedule TO, Schedule 14D-9 or similar form filed with the SEC.

(g) Immediately upon the Exchange of any Class B Unit pursuant to this Section 2.1, an equal number of outstanding shares of Class B Common Stock beneficially owned by the exchanging Holdings Unitholder automatically shall be deemed cancelled without any action on the part of any Person, including the Company. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(h) The Company, Holdings and each Holdings Unitholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Holdings Unitholder that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holdings Unitholder), then such Holdings Unitholder or the Person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Holdings Unitholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Holdings Unitholder as a result of any such Exchange.

SECTION 2.2 Common Stock to be Issued.

(a) In connection with any Exchange, the Company reserves the right to provide shares of Class A Common Stock that are registered pursuant to the Securities Act, unregistered shares of Class A Common Stock or any combination thereof, as it may determine in its sole discretion, it being understood that all such unregistered

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shares of Class A Common Stock shall be entitled to the registration rights set forth in the Registration Rights Agreement; provided, such holders thereof shall have agreed to join the Registration Rights Agreement as parties thereto.

(b) The Company shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuances upon any Exchange, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the Exchange of all Class B Units of Holdings that may be outstanding from time to time. The Company shall at all times reserve and keep available out of its authorized but unissued Class B Common Stock, such number of shares of Class B Common Stock as shall from time to time be sufficient for purposes of satisfying the Exchange Agreement. The Company shall take any and all actions necessary or desirable to give effect to the foregoing.

(c) Prior to the effective Date of any Exchange effected pursuant to this Agreement, the Company shall take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Company of equity securities of the Company (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Company for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of the Company, including any director by deputization. The authorizing resolutions shall be approved by either the Company’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3) of the Company (with the authorizing resolutions specifying the name of each such director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement.

(d) Any Class A Common Stock or Class B Common Stock to be issued by the Company in accordance with this Agreement shall be validly issued, fully paid and non-assessable.

SECTION 2.3 Capital Structure of the Company and Holdings.

(a) The Company shall, and shall cause the General Partner to cause Holdings to, take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) each Class B Unit has the same economic rights as each Class A Unit; (ii) the number of Class A Units outstanding equals the number of shares of Class A Common Stock outstanding; and (iii) one Class B Unit is exchangeable for one share of Class A Common Stock pursuant to this Agreement.

(b) Upon the issuance by the Company of any shares of Class A Common Stock other than pursuant to an Exchange (including any issuance in connection with a business acquisition by the Company or its direct or indirect subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), the Company shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to Holdings in exchange for a number of newly issued Class A Units equal to the number of shares of Class A Common Stock issued.

(c) At any time that Holdings issues a Class B Unit, the Company shall issue a share of Class B Common Stock to the recipient of such Class B Unit. Upon the conversion or cancellation of any Class B Unit pursuant to this Agreement or the LP Agreement, the corresponding share of Class B Common Stock automatically shall be cancelled without any action on the part of any Person, including the Company. The Company may only issue shares of Class B Common Stock to Hostess Co-Invest, CDM Hostess, Metropoulos and their respective Permitted Transferees. Holdings may only issue Class B Units to Hostess Co-Invest, CDM Hostess, Metropoulos and their respective Permitted Transferees. A Holdings Unitholder may only transfer shares of Class B Common Stock to a Person if (i) such Person is a Permitted Transferee of such Holdings Unitholder and (ii) an equal number of Class B Units are simultaneously transferred to the transferee. A Holdings Unitholder may only

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transfer Class B Units to a Person if (A) such Person is a Permitted Transferee of such Holdings Unitholder and (B) an equal number of shares of Class B Common Stock are simultaneously transferred to the transferee.

(d) If the Company redeems, repurchases or otherwise acquires any shares of its Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), Holdings shall, coincident with such redemption, repurchase or acquisition, redeem or repurchase an identical number of Class A Units held by the Company upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of the Class A Common Stock.

(e) The Company shall not in any manner effect any Subdivision or Combination of Class A Common Stock unless Holdings simultaneously effects a Subdivision or Combination, as the case may be, of LP Units with an identical ratio as the Subdivision or Combination of Class A Common Stock. Holdings shall not in any manner effect any Subdivision or Combination of LP Units unless the Company simultaneously effects a Subdivision or Combination, as the case may be, of Class A Common Stock and Class B Common Stock with an identical ratio as the Subdivision or Combination of LP Units.

(f) The Company shall not issue, and shall not agree to issue (including pursuant to any security or other instrument convertible into or exercisable or exchangeable for) any class of equity securities other than its Class A Common Stock, Class B Common Stock or one or more series of Preferred Stock that the Company may determine to issue from time to time in accordance with, and subject to the limitations contained in, the Certificate and this Section 2.3(f). The Company shall not issue any shares of Preferred Stock unless (i) Holdings issues or agrees to issue, as the case may be, to the Company a number of units, with designations, preferences and other rights and terms that are substantially the same as such shares of Preferred Stock, equal to the number of such shares of Preferred Stock issued by the Company, and (ii) the Company transfers to Holdings the proceeds (net of any selling or underwriting discounts or commissions and other expenses) of the issuance of such Preferred Stock (and agrees to transfer to Holdings any amounts paid by the holders of securities or instruments exercisable or exchangeable therefor upon their exercise or exchange, if applicable, net of expenses).

(g) For as long as this Agreement is in effect: (i) Holdings shall not, and the Company shall cause the General Partner to cause Holdings not to, at any time, issue LP Units except as required by this Agreement; (ii) Holdings shall not, and the Company shall cause the General Partner to cause Holdings not to, at any time, issue LP Units to any Person other than the Company, Hostess Co-Invest, CDM Hostess, Metropoulos and their respective Permitted Transferees; and (iii) the Company shall not transfer any Class A Units except in connection with a Change of Control.

(h) If the Company makes a dividend or other distribution of Company stock on its Class A Common Stock, Holdings shall make a dividend or other distribution to the Holdings Unitholders holding Class B Units of an equivalent number of units of Holdings with designations, preferences and other rights and terms that are substantially the same as such distributed stock.

(i) If the Company makes a cash dividend on the Class A Common Stock not funded by a matching pro rata dividend by Holdings on the LP Units, then each Holdings Unitholder holding Class B Units shall, at its option either (i) be issued that number of Class B Units equal to its pro rata share of the value of such cash dividend as if such cash dividend had been paid to all holders of LP Units or (ii) be entitled to receive from Holdings a pro rata cash amount equal to what such Holdings Unitholders would have received in connection with such dividend assuming that such Holdings Unitholder held shares of Class A Common Stock on an fully as-converted basis (regardless, for these purposes, of any limitations on Exchanges otherwise set forth herein); provided, that no Class B Units shall be issued or issuable and no cash paid to such Holdings Unitholders under this Section 2.3(i) to the extent that such cash dividend is funded with excess cash held by the Company that was accumulated because tax distributions made by Holdings to the Company exceed the Company’s actual tax liabilities.

(j) If the Company makes a distribution of property other than cash or Company stock on the Class A Common Stock that the Company has not received through a matching pro rata distribution of such property on

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LP Units by Holdings, then each Holdings Unitholder holding Class B Units shall be issued that number of Class B Units equal to its pro rata share of the aggregate value of such property as if such property had been paid to all holders of LP Units.

(k) For the avoidance of doubt, no Exchange will impair the right of an exchanging Holdings Unitholder to receive any distribution for periods ending on or prior to the Date of Exchange for such Exchange (but for which payment had not yet been made with respect to the Class B Units in question at the time the Exchange is consummated); provided that, for purposes of this Section 2.3(k), the exchanging Holdings Unitholder’s right to receive its pro rata portion of any distribution by Holdings in respect of such periods shall not be deemed impaired to the extent that Holdings has not paid the Company its pro rata portion of such distribution prior to the consummation of the applicable Exchange.

SECTION 2.4 Adjustment. Without limiting anything set forth in Section 2.3:

(a) In the event there is any (i) Subdivision or Combination of the shares of Class B Common Stock or Class B Units that is not accompanied by an equivalent subdivision or combination of the Class A Common Stock; or (ii) Subdivision or Combination of the Class A Common Stock that is not accompanied by an equivalent subdivision or combination of the shares of Class B Common Stock and Class B Units, the Exchange Rate shall be adjusted accordingly.

(b) If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Holdings Unitholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Holdings Unitholder would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 2.4(b) shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

(c) This Agreement shall apply to the Class B Units and shares of Class B Common Stock held by the Holdings Unitholder and their Permitted Transferees as of the date hereof, as well as any Class B Units and shares of Class B Common Stock hereafter acquired by a Holdings Unitholder or its Permitted Transferees. This Agreement shall apply to, mutatis mutandis, and all references to “Class B Units” or “Class B Common Stock” shall be deemed to include, any security, securities or other property of the Company or Holdings which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Class B Units, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

ARTICLE III

SECTION 3.1 Representations and Warranties of the Company. The Company represents and warrants that (a) it is a corporation duly incorporated and is validly existing under the laws of the State of Delaware, (b) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, including the issuance of Class A Common Stock in accordance with the terms hereof, (c) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of the Company, (d) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy,

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insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate or the Bylaws of the Company, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected.

SECTION 3.2 Representations and Warranties of Holdings. Holdings represents and warrants that (a) it is a limited partnership duly formed and is validly existing under the laws of the State of Delaware, (b) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, (c) the execution and delivery of this Agreement by Holdings and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Holdings, (d) this Agreement constitutes a legal, valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (e) the execution, delivery and performance of this Agreement by Holdings and the consummation by Holdings of the transactions contemplated hereby will not (i) result in a violation of the LP Agreement, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which Holdings is a party or by which any property or asset of Holdings is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to Holdings or by which any property or asset of Holdings is bound or affected.

SECTION 3.3 Representations and Warranties of the Holdings Unitholders. Each Holdings Unitholder, severally and not jointly, represents and warrants that (a) if such Holdings Unitholder is not a natural person, it is duly formed and validly existing under the laws of the state of its formation, (b) it has all requisite power and authority (or, in the case of any Holdings Unitholder that is a natural person, the legal capacity) to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (c) the execution and delivery of this Agreement by it and consummation of the transactions contemplated hereby have been duly authorized by all necessary entity or other action on the part of such Holdings Unitholder, (d) this Agreement constitutes a legal, valid and binding obligation of such Holdings Unitholder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (e) the execution, delivery and performance of this Agreement by such Holdings Unitholder and the consummation by such Holdings Unitholder of the transactions contemplated hereby will not (i) if such Holdings Unitholder is not a natural person, result in a violation of the certificate of incorporation and bylaws or other organizational documents of such Holdings Unitholder, (ii) conflict with, result in a breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any rights of termination, suspension, amendment, acceleration or cancellation, under any agreement, contract, commitment, instrument, undertaking, lease, note, mortgage, indenture, license or arrangement, whether written or oral, to which such Holdings Unitholder is a party or by which any property or asset of such Holdings Unitholder is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Holdings Unitholder or by which any property or asset of such Holdings Unitholder is bound or affected.

SECTION 3.4 Additional Holdings Unitholders. To the extent a Holdings Unitholder validly transfers any or all of such Class B Units (together with the corresponding number of shares of Class B Common

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Stock) to another Person in a transaction in accordance with, and not in contravention of, the LP Agreement or the Registration Rights Agreement, then such transferee (each, a “Permitted Transferee”) shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holdings Unitholder hereunder. To the extent Holdings issues Class B Units in the future (other than to the Company), then the holder of such Class B Units shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holdings Unitholder hereunder.

SECTION 3.5 Addresses and Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or e-mail, with confirmation of transmission, or (d) on the third Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

(a) If to the Company, to:

Gores Holdings, Inc.

[Address 1]

[Address 2]

Attention:

with a copy to:

Weil Gotshal & Manges, LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Telephone:     (650) 802-3093

Facsimile:      (650) 802-3100

Email:             kyle.krpata@weil.com

                         james.griffin@weil.com

Attention:       Kyle Krpata

                        James R. Griffin

(b) If to Holdings, to:

Hostess Holdings, L.P.

[Address 1]

[Address 2]

Attention:         [●]

with a copy to:

[●]

(c) If to any Holdings Unitholder, to the address and other contact information set forth in the records of Holdings from time to time.

The Company or Holdings may designate, by notice to all of the Holdings Unitholders, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees. Holdings Unitholders may designate, by notice to the Company and Holdings, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

SECTION 3.6 Further Assurances. The parties shall execute, deliver, acknowledge and file such further agreements and instruments and take such other actions as may be reasonably necessary from time to time to make effective this Agreement and the transactions contemplated herein.

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SECTION 3.7 Termination. This Agreement shall terminate and be of no further force or effect when no Class B Units remain outstanding.

SECTION 3.8 No Third Party Beneficiaries. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns (including any Permitted Transferees that have executed a joinder to this Agreement).

SECTION 3.9 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

SECTION 3.10 Amendment; Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of the Company, Holdings, the holders of a majority of the then outstanding Class B Units, and for so long as either of them holds any Class B Units, Hostess Co-Invest, CDM Hostess and Metropoulos. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

SECTION 3.11 Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United Stated District for the District of Delaware) for the purposes of any Legal Proceeding arising out of this Agreement, the or the transactions contemplated hereby, and agrees to commence any such Legal Proceeding only in such courts. Each party hereto further agrees that service of any process, summons, notice or document by United States registered mail to such party’s respective address set forth herein shall be effective service of process for any such Legal Proceeding. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

SECTION 3.12 Tax Treatment. For purposes of the Code and the Treasury Regulations promulgated thereunder, this Agreement shall be treated as part of the LLC Agreement of Holdings as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. An Exchange under this Agreement is intended to constitute a taxable sale pursuant to Section 1001 of the Code.

SECTION 3.13 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a

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temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient.

SECTION 3.14 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 3.15 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.15.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

COMPANY GORES HOLDINGS, INC.

By:
Name:
Title:

HOSTESS HOLDINGS HOSTESS HOLDINGS, L.P.

By:
Name:
Title:

HOSTESS CO-INVEST HOSTESS CDM CO-INVEST, LLC

By:
Name:
Title:

CDM HOSTESS CDM HOSTESS CLASS C, LLC

By:
Name:
Title:

METROPOULOS C. DEAN METROPOULOS

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

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EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

Hostess Holdings, L.P.

[Address 1]

[Address 2]

Attention:     [●]

Reference is hereby made to the Exchange Agreement, dated as of [●], 2016 (as amended from time to time in accordance with its terms, the “Exchange Agreement”), by and among Gores Holdings, Inc., Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, C. Dean Metropoulos and such other holders of Class B Units from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

Effective as of the Date of Exchange set forth below, the undersigned Holdings Unitholder hereby transfers to Holdings the number of Class B Units set forth below in Exchange for shares of Class A Common Stock to be issued in its name as set forth below, or, at the option of the Company, for a Cash Exchange Payment to the account set forth below, in each case in accordance with the Exchange Agreement. The undersigned hereby acknowledges that the Exchange of Class B Units shall include the automatic cancellation of an equal number of outstanding shares of Class B Common Stock beneficially owned by the undersigned.

Legal Name of Holdings Unitholder:

Address:

Number of Class B Units to be Exchanged:

Date of Exchange:

Cash Exchange Payment instructions:

If the Holdings Unitholder desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below.

If the Holdings Unitholder desires the shares of Class A Common Stock be settled through the delivery of certificates to the Holdings Unitholder or its designee, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

The undersigned hereby represents and warrants that (i) the undersigned has all requisite power and authority (or, in case the undersigned is a natural person, the legal capacity) to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the undersigned has good and marketable title to its Class B Units and shares of Class B Common Stock that are subject to this Election of Exchange, and such Class B Units and shares of Class B Common Stock are being transferred to Holdings free and clear of any Lien; and (iv) no consent, approval, authorization, order,

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registration or qualification of, or any notice to or filing with, any third party or any court or governmental agency or body having jurisdiction over the undersigned or the Class B Units or shares of Class B Common Stock subject to this Election of Exchange is required to be obtained or made by the undersigned for the transfer of such Class B Units or shares of Class B Common Stock.

The undersigned hereby irrevocably constitutes and appoints any officer of the Company or Holdings, as applicable, as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, solely to do any and all things and to take any and all actions necessary to effect the Exchange elected hereby, including to transfer to Holdings or the Company the Class B Units and the shares of Class B Common Stock subject to this Election of Exchange and to deliver to the undersigned the cash or the shares of Class A Common Stock to be delivered in Exchange therefor.

F-16

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

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EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2016 (the “Agreement”), by and among Gores Holdings, Inc. (the “Company”), Hostess Holdings, L.P. (“Holdings”), Hostess CDM Co-Invest, LLC, CDM Hostess Class C, LLC, C. Dean Metropoulos and such other holders of Class B Units from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Class B Units. By signing and returning this Joinder Agreement to the Company and Holdings, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holdings Unitholder in the Agreement, with all attendant rights, duties and obligations of a Holdings Unitholder thereunder and (ii) makes, as of the date hereof, each of the representations and warranties of a Holdings Unitholder in Section 3.3 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by the Company and Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:

Attention:

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IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

Acknowledged as of                      , 20    :

GORES HOLDINGS, INC.

By:
Name:
Title:

[HOLDINGS UNITHOLDER]

By:
Name:
Title:

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Annex G

TAX RECEIVABLE AGREEMENT

by and among

GORES HOLDINGS, INC.,

HOSTESS CDM CO-INVEST, LLC,

CDM HOSTESS CLASS C, LLC,

AP HOSTESS HOLDINGS, L.P.

and

C. DEAN METROPOULOS

Dated as of [●], 2016

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [●], 2016 and effective upon the consummation of the Contribution and Purchase and the AP Hostess Holdings Merger (each as defined below), is hereby entered into by and among Gores Holdings, Inc., a Delaware corporation (the “Corporate Taxpayer”), Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”, and together with Hostess CDM Co-Invest, the “CDM Entity Holders”), AP Hostess Holdings, L.P., a Delaware limited partnership (“AP Hostess LP”), C. Dean Metropoulos (“CDM” and together with the CDM Entity Holders, the “CDM Holders”) and any successors or assignees of the LP Units (as defined below) of the CDM Holders (such transferees, together with the CDM Holders and AP Hostess LP, the “Holders”, and together with the Corporate Taxpayer, the “Parties”).

RECITALS

WHEREAS, pursuant to the Second Amended and Restated Certificate of Incorporation of the Corporate Taxpayer, dated as of [●], 2016, the Corporate Taxpayer shall be authorized to issue, among other things, (a) Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) and (b) Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”);

WHEREAS, pursuant to the Fourth Amended and Restated Limited Partnership Agreement of Hostess Holdings, L.P., a Delaware limited partnership (“Hostess Holdings”, and such agreement, the “Hostess Holdings A&R LPA”), the capitalization of Hostess Holdings will be revised to provide for (a) Class A limited partner partnership units (the “Class A LP Units”) and (b) Class B limited partner partnership units (the “Class B LP Units” and, together with the Class A LP Units, the “LP Units”);

WHEREAS, Hostess CDM Co-Invest owns all of the Class C membership interests in Hostess Holdings GP, LLC, a Delaware limited liability company (“Hostess GP”, and such interests, the “Class C GP Interests”);

WHEREAS, Hostess GP is the general partner of Hostess Holdings, L.P., a Delaware limited partnership (“Hostess Holdings”) and owns all of the general partner partnership interests in Hostess Holdings;

WHEREAS, pursuant to the Master Transaction Agreement, dated as of July 5, 2016, by and among the Corporate Taxpayer, Homer Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporate Taxpayer (“Merger Sub”), the Holders (other than CDM) and the other parties thereto (the “Master Transaction Agreement”), AP Hostess LP shall cause AP Hostess Holdings, Inc., a Delaware corporation (“AP Hostess Holdings”) to, and the Corporate Taxpayer and Merger Sub shall, enter into an agreement and plan of merger pursuant to which (a) Merger Sub will merge with and into AP Hostess Holdings, and AP Hostess Holdings will be the surviving entity (the “Stage One Merger”), and in connection with the Stage One Merger, (i) AP Hostess LP will cease to own any common stock of AP Hostess Holdings, (ii) AP Hostess LP will receive cash and shares of Class A Common Stock and (iii) AP Hostess Holdings will become a wholly-owned Subsidiary of the Corporate Taxpayer, and (b) immediately following the Stage One Merger, AP Hostess Holdings will merge with and into the Corporate Taxpayer, and the Corporate Taxpayer will be the surviving entity (the “Stage Two Merger” and together with the Stage One Merger, the “AP Hostess Holdings Merger”);

WHEREAS, pursuant to the Master Transaction Agreement, the Corporate Taxpayer and the CDM Entity Holders shall enter into a Contribution and Purchase Agreement, pursuant to which (a) the Corporate Taxpayer will purchase all of the Class A LP Units owned by Hostess CDM Co-Invest in exchange for cash, (b) the Corporate Taxpayer will purchase all of the Class A LP Units issued to CDM Hostess pursuant to the Management LLC Merger Agreement (as defined in the Master Transaction Agreement) in exchange for cash and (c) Hostess CDM Co-Invest will (i) contribute all of the Class C GP Interests to the Corporate Taxpayer in exchange for shares of Class B Common Stock and (ii) direct the Corporate Taxpayer to issue and deliver to CDM Hostess shares of Class B Common Stock (the “Contribution and Purchase”);

WHEREAS, pursuant to the Master Transaction Agreement, after the Effective Date, the Corporate Taxpayer may (a) issue to the CDM Entity Holders additional shares of Class B Common Stock and (b) cause Hostess Holdings to issue to the CDM Entity Holders additional Class B LP Units (together, the “Earn Out Interests”, and such issuance, the “Earn Out”);

WHEREAS, pursuant to the Executive Chairman Employment Agreement, dated as of July [25], 2016, by and among Hostess Brands, LLC, a Delaware limited liability company (“Hostess Brands”), C. Dean Metropoulos (“CDM”), Hostess Holdings and the Corporate Taxpayer (the “CDM Employment Agreement”), CDM (i) will receive, as compensation, 2,496,000 Class B LP Units (the “2016 Compensation Units”) and (ii) has the opportunity to receive, as compensation, additional shares of Class B Common Stock and additional Class B LP Units (together, the “2018 Earn Out Interests” if certain conditions are met (the “2018 Earn Out”;

WHEREAS, following the Contribution and Purchase, the AP Hostess Holdings Merger and certain other transactions, (a) the CDM Holders will hold all of the Class B LP Units and (b) the Corporate Taxpayer will hold (i) all of the membership interests in Hostess GP and (ii) all of the Class A LP Units;

WHEREAS, simultaneously with the Contribution and Purchase, in consideration of the Contribution and Purchase and certain other transactions, the Corporate Taxpayer and the CDM Entity Holders shall, and the Corporate Taxpayer shall cause Hostess GP to cause Hostess Holdings to, enter into an Exchange Agreement (the “Exchange Agreement”), pursuant to which each CDM Holder will be entitled to exchange its respective Class B Units (including any Earn Out Interests that are issued pursuant to the Earn Out, and any 2016 Compensation Units or 2018 Earn Out Interests) for, at the option of the Corporate Taxpayer, the number of shares of Class A Common Stock specified in the Exchange Agreement or the cash equivalent of such shares of Class A Common Stock, on the terms and conditions set forth therein (each, a “Post-Transaction Exchange”);

WHEREAS, (a) Hostess Holdings is classified as a partnership for U.S. federal and applicable state and local income tax purposes, (b) the Corporate Taxpayer is classified as a corporation for U.S. federal and applicable state and local income tax purposes and (c) Hostess Brands is classified as a disregarded entity of Hostess Holdings for U.S. federal and applicable state and local income tax purposes;

WHEREAS, it is intended that (a) the Contribution and Purchase and (b) any future Post-Transaction Exchange will each constitute a taxable sale of the LP Units and the Class C GP Interests (as applicable) pursuant to Section 1001 of the Internal Revenue Code of 1986 (the “Code”);

WHEREAS, it is intended that the issuance of the 2016 Compensation Units and the 2018 Earn Out Interests (if any) pursuant to the 2018 Earn Out will constitute compensation to CDM for services provided to Hostess Brands, for U.S. federal and applicable state and local income tax purposes;

WHEREAS, it is intended that the Stage One Merger and the Stage Two Merger, taken together, shall constitute a tax-free reorganization under Section 368(a)(1)(A) of the Code;

WHEREAS, Hostess Holdings will have in effect an election under Section 754 of the Code (and any corresponding provisions of state or local Tax Law), for each Taxable Year (as defined below) of Hostess Holdings, which election is intended generally to result in an adjustment under Sections 734(b) and 743(b) of the Code (including a substituted basis transaction described in Treasury Regulations Section 1.755-1(b)(5)) to the Tax (as defined below) basis of the assets owned by Hostess Holdings (solely with respect to the Corporate Taxpayer) with respect to each Exchange, by reason of the Exchange and the receipt of certain payments under this Agreement;

WHEREAS, the income, gain, loss, deduction and other Tax items of the Corporate Taxpayer and its wholly owned Subsidiaries (as defined below) may be affected by (a) the Basis Adjustments (as defined below) and (b) the Imputed Interest (as defined below); and

WHEREAS, the Parties desire to make certain arrangements with respect to the effect of the Basis Adjustments and the Imputed Interest on the liability for Taxes of the Corporate Taxpayer.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. As used in this Agreement, the terms set forth in this ARTICLE I have the following meanings.

“2016 Compensation Units” has the meaning set forth in the Recitals.

“2018 Earn Out” has the meaning set forth in the Recitals.

“2018 Earn Out Interests” has the meaning set forth in the Recitals.

“Advisory Firm” means any accounting firm or any law firm that, in either case, is nationally recognized as being expert in tax matters.

“Affiliate” means, with respect to any specified Person, (a) any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, (b) a Member of the Immediate Family of such specified Person, and (c) any investment fund advised or managed by, or under common control or management with, such specified Person.

“Agreed Rate” means LIBOR plus 100 basis points.

“Agreement” has the meaning set forth in the Preamble.

“Amended Schedule” has the meaning set forth in Section 2.2(b).

“AP Hostess LP” has the meaning set forth in the Preamble.

“AP Hostess LP Tax Adjustment Amount” has the meaning set forth in Section 3.8.

“AP Hostess LP Tax Adjustment Shares” has the meaning set forth in Section 3.8.

“AP Hostess Holdings” has the meaning set forth in the Recitals.

“AP Hostess Holdings Merger” has the meaning set forth in the Recitals.

“AP Hostess Holdings Merger Agreement” has the meaning set forth in the Recitals.

“Applicable Asset” means any asset that is, for U.S. federal income tax purposes, (a) depreciable or amortizable, (b) stock of a corporation or (c) land.

“Applicable Tax Basis” means, with respect to a Reference Asset (or portion thereof), at any time, (a) in respect of a Holder other than CDM, the portion of the Tax basis of such Reference Asset (or portion thereof) that is attributable to Basis Adjustments attributable to TRA Payments made to such Holder (or its predecessors or successors) as of such time, (b) in respect of CDM (or its predecessors or successors), (i) with respect to the portion of such Reference Asset (or portion thereof) that is attributable to an Exchange of 2016 Compensation Units, the excess (if any) of (A) the Tax basis of such portion (including Basis Adjustments attributable to TRA Payments made to CDM (or its predecessors or successors) in respect of the 2016 Compensation Units) as of such time over (B) the Unadjusted Tax Basis (2016 Compensation) of such portion as of such time and (ii) with respect to the portion of such Reference Asset (or portion thereof) that is attributable to an Exchange of 2018 Earn Out Interests, the Tax basis of such portion (including Basis Adjustments attributable to TRA Payments made to CDM (or its predecessors or successors) in respect of the 2018 Earn Out Interests) as of such time.

“Assumed State and Local Tax Rate” means, with respect to any Taxable Year, the product of (a) the excess of (i) one hundred percent (100%) over (ii) the highest U.S. federal corporate income tax rate for such Taxable Year multiplied by (b) the sum, with respect to each state and local jurisdiction in which Hostess Holdings files Tax Returns, of the products of (i) the Corporate Taxpayer’s Tax apportionment rate(s) for such jurisdiction for such Taxable Year multiplied by (ii) the highest corporate Tax rate(s) for such jurisdiction for such Taxable Year.

“Basis Adjustment” means, in respect of a Holder, the adjustment to the Tax basis of a Reference Asset under Sections 732, 755 and 1012 of the Code and the Treasury Regulations thereunder (in situations where, as a result of one or more Exchanges, Hostess Holdings becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes) or under Sections 734(b), 743(b) and 755 of the Code and the Treasury Regulations thereunder (including, in the case of the AP Hostess Holdings Merger, a substituted basis transaction described in Treasury Regulations Section 1.755-1(b)(5)) (in situations where, following an Exchange, Hostess Holdings remains in existence as an entity for U.S. federal income tax purposes) and, in each case, comparable provisions of state and local Tax Law, as a result of (a) an Exchange by such Holder and (b) payments made to such Holder pursuant to this Agreement. For the avoidance of doubt, the amount of any Basis Adjustment resulting from an Exchange shall be determined without regard to any Pre-Exchange Transfers (and as if any such Pre-Exchange Transfers had not occurred). As required by Section 2.1(a), Hostess Holdings will ensure that an election under Section 754 of the Code is in effect for each Taxable Year of Hostess Holdings (until Hostess Holdings becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes).

“Board” means the Board of Directors of the Corporate Taxpayer.

“Business Day” means any day, other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or required to close.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock or shares;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“CDM Entity Holders” has the meaning set forth in the Preamble.

“CDM Holders” has the meaning set forth in the Preamble.

“CDM Hostess” has the meaning set forth in the Preamble.

A “Change in Control” shall be deemed to have occurred upon:

(a) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Corporate Taxpayer’s assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than to any Subsidiary of the Corporate Taxpayer; provided, that, for clarity and notwithstanding anything to the contrary, neither the approval of nor consummation of a transaction treated for U.S. federal income tax purposes as a liquidation into the Corporate Taxpayer of its wholly owned Subsidiaries or merger of such entities into one another or the Corporate Taxpayer will constitute a “Change in Control”;

(b) the merger or consolidation of the Corporate Taxpayer with any other person, other than a merger or consolidation which would result in the Voting Securities of the Corporate Taxpayer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.1% of the total voting power represented by the Voting Securities of the Corporate Taxpayer or such surviving entity outstanding immediately after such merger or consolidation;

(c) the liquidation or dissolution of the Corporate Taxpayer; or

(d) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporate Taxpayer or (ii) a corporation or other entity owned, directly or indirectly, by the stockholders of the Corporate Taxpayer in substantially the same proportions as their ownership of stock of the Corporate Taxpayer) of more than 50.1% of the aggregate voting power of the Voting Securities of the Corporate Taxpayer.

“Class A Common Stock” has the meaning set forth in the Recitals.

“Class A Common Stock Market Value” means, for any day, the average of the high price and the low price of a share of Class A Common Stock for such day; provided, that if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then a majority of the independent members of the Board shall determine the fair market value of a share of Class A Common Stock for such day in good faith.

“Class A LP Units” has the meaning set forth in the Recitals.

“Class B Common Stock” has the meaning set forth in the Recitals.

“Class B LP Units” has the meaning set forth in the Recitals.

“Class C GP Interests” has the meaning set forth in the Recitals.

“Code” has the meaning set forth in the Recitals.

“Contribution and Purchase” has the meaning set forth in the Recitals.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Corporate Taxpayer” has the meaning set forth in the Preamble.

“Corporate Taxpayer Group” means any of the Corporate Taxpayer and its Subsidiaries.

“Corporate Taxpayer Return” means the U.S. federal, state or local Tax Return, as applicable, of the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer (or any Tax Return filed for a consolidated, affiliated, combined or unitary group of which the Corporate Taxpayer or any wholly owned Subsidiary of the Corporate Taxpayer is a member) filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit (Shared)” means, for a Taxable Year, in respect of a Holder, the cumulative amount of Realized Tax Benefits (Shared) in respect of such Holder for all Taxable Years or portions thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, Hostess Holdings and its Subsidiaries, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments (Shared) for the same period. The Realized Tax Benefit (Shared) and Realized Tax Detriment (Shared) in respect of such Holder for each Taxable Year or portion thereof shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. If a Cumulative Net Realized Tax Benefit (Shared) in respect of such Holder is being calculated with respect to a portion of a Taxable Year, then calculations of the Cumulative Net Realized Tax Benefit (Shared) in respect of such Holder (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books and the Taxable Year had closed on the relevant date.

“Cumulative Net Realized Tax Benefit (Not Shared)” means, for a Taxable Year, in respect of a Holder, the cumulative amount of Realized Tax Benefits (Not Shared) in respect of such Holder for all Taxable Years or portions thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, Hostess Holdings and its Subsidiaries, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments (Not Shared) for the same period. The Realized Tax Benefit (Not Shared) and Realized Tax Detriment (Not Shared) in respect of such Holder for each Taxable Year or portion thereof shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination. If a Cumulative Net Realized Tax Benefit (Not Shared) in respect of such Holder is being calculated with respect to a portion of a Taxable Year, then calculations of the Cumulative Net Realized Tax Benefit (Not Shared) in respect of such Holder (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books and the Taxable Year had closed on the relevant date.

“Default Rate” means LIBOR plus 500 basis points.

“Determination” has the meaning ascribed to such term in Section 1313(a) of the Code or similar provisions of state and local Tax Law, as applicable, or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” has the meaning set forth in Section 4.2.

“Early Termination Notice” has the meaning set forth in Section 4.2.

“Early Termination Payment” has the meaning set forth in Section 4.3(b).

“Early Termination Rate” means LIBOR plus 100 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.2.

“Earn Out” has the meaning set forth in the Recitals.

“Earn Out Interests” has the meaning set forth in the Recitals.

“Exchange” means an acquisition or purchase, as determined for U.S. federal income tax purposes (including pursuant to a “disguised sale of a partnership interest” under Section 707 of the Code), of Interests by the Corporate Taxpayer from a Holder (including a permitted assignee under Section 7.5 who is a party by reason of a joinder) pursuant to (a) the Contribution and Purchase, (b) a Post-Transaction Exchange or (c) the AP Hostess Holdings Merger. Any reference in this Agreement to Interests “Exchanged” is intended to denote Interests that are the subject of an Exchange.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agreement” has the meaning set forth in the Recitals.

“Expert” has the meaning set forth in Section 7.9.

“Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, legislative body or official of the United States or any state, or similar governing entity, in the United States or in a foreign jurisdiction.

“Holders” has the meaning set forth in the Preamble.

“Holders’ Representative” means Hostess CDM Co-Invest or its designee; provided, that when CDM and the CDM Entity Holders (or their assignees) no longer have any rights to TRA Payments, AP Hostess LP or its designee shall be the Holders’ Representative.

“Hostess GP” has the meaning set forth in the Recitals.

“Hostess Agreements” means the Hostess Holdings A&R LPA and the Exchange Agreement.

“Hostess Brands” has the meaning set forth in the Recitals.

“Hostess CDM Co-Invest” has the meaning set forth in the Preamble.

“Hostess Holdings” has the meaning set forth in the Recitals.

“Hostess Holdings A&R LPA” has the meaning set forth in the Recitals.

“Hypothetical Tax Liability (Not Shared)” means, in respect of a Holder, with respect to any Taxable Year, the liability for Taxes for such Taxable Year or portion thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries and (c) without duplication, Hostess Holdings and its Subsidiaries, but only with respect to the Corporate Taxpayer’s pro rata shares of the Tax liability of Hostess Holdings and its Subsidiaries for such Taxable Year or portion thereof, in each case calculated using the same methods, elections, conventions and similar practices used in calculating the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries on the relevant Corporate Taxpayer Return, but (i) using the Unadjusted Tax Basis (Not Shared) of the Reference Assets in respect of such Holder (which, in the case of an actual or deemed disposition of a Reference Asset (or portion thereof), shall be the Unadjusted Tax Basis (Not Shared) of such Reference Asset (or portion thereof) as of immediately before such disposition), (ii) excluding any deduction attributable to Imputed Interest in respect of such Holder for the Taxable Year, (iii) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to or (without duplication) available for use because of the prior use of the portion of the Basis Adjustment resulting from payments made to such Holder (or its predecessors or successors) under this Agreement or the Imputed Interest with respect to such Holder and (iv) for purposes of determining the liability for state and local Taxes for a Taxable Year, the combined tax rate for state and local Taxes shall be the Assumed State and Local Tax Rate for such Taxable Year. If a Hypothetical Tax Liability (Not Shared) is being calculated with respect to a portion of a Taxable Year, then calculations of the Hypothetical Tax Liability (Not Shared) (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the Corporate Taxpayer and its Subsidiaries and the Taxable Year had closed on the relevant date. For purposes of calculating the Hypothetical Tax Liability (Not Shared), a disposition of an interest in Hostess Holdings shall be treated as a disposition of the portion of the assets of Hostess Holdings (or its Subsidiaries) to which such interest relates.

“Hypothetical Tax Liability (Shared)” means with respect to any Taxable Year, the liability for Taxes for such Taxable Year or portion thereof of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries and (c) without duplication, Hostess Holdings and its Subsidiaries, but only with respect to the Corporate Taxpayer’s pro rata shares of the Tax liability of Hostess Holdings and its Subsidiaries for such Taxable Year or portion thereof, in each case calculated using the same methods, elections, conventions and similar practices used in calculating the actual liability for Taxes of the Corporate Taxpayer and its Subsidiaries on the relevant Corporate Taxpayer Return, but (i) using the Unadjusted Tax Basis (Shared) of the Reference Assets (which, in the case of an actual or deemed disposition of a Reference Asset (or portion thereof), shall be the Unadjusted Tax Basis (Shared) of such Reference Asset (or portion thereof) as of immediately before such disposition), (ii) without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to or (without duplication) available for use because of the prior use of the Basis Adjustment with respect to all Holders (other than the portion of such Basis Adjustment resulting from payments made under this Agreement) and (iii) for purposes of determining the liability for state and local Taxes for a Taxable Year, the combined tax rate for state and local Taxes shall be the Assumed State and Local Tax Rate for such Taxable Year. If a Hypothetical Tax Liability (Shared) is being calculated with respect to a portion of a Taxable Year, then calculations of the Hypothetical Tax Liability (Shared) (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the Corporate Taxpayer and its Subsidiaries and the Taxable Year had closed on the relevant date. For purposes of calculating the Hypothetical Tax Liability (Shared), a disposition of an interest in Hostess Holdings shall be treated as a disposition of the portion of the assets of Hostess Holdings (or its Subsidiaries) to which such interest relates.

“Imputed Interest” means, in respect of a Holder, any interest imputed under Sections 1272, 1274 or 483 or other provision of the Code and any similar provisions of state and local tax Law with respect to the Corporate Taxpayer’s payment obligations in respect of such Holder under this Agreement.

“Interest” means LP Units and Class C GP Interests.

“Interest Amount” has the meaning set forth in Section 3.1(b).

“IRS” means the Internal Revenue Service.

“Law” means, with respect to any Person, any statute, law (including common law), code, treaty, ordinance, rule or regulation of any Governmental Entity applicable to such Person as of the date hereof.

“LIBOR” means during any period, an interest rate per annum equal to the one-year LIBOR reported, on the date two days prior to the first day of such period, on the Reuters Screen page “LIBOR01” (or if such screen shall cease to be publicly available, as reported by any other publicly available source of such market rate) for London interbank offered rates for U.S. dollar deposits for such period.

“LP Units” has the meaning set forth in the Recitals.

“Master Transaction Agreement” has the meaning set forth in the Recitals.

“Maximum Cash Amount” has the meaning set forth in Section 3.8.

“Maximum Rate” has the meaning set forth in Section 3.6.

“Member of the Immediate Family” means, with respect to any Person who is an individual, (a) each parent, spouse (but not including a former spouse or a spouse from whom such Person is legally separated) or child (including those adopted) of such individual and (b) each trust naming only one or more of the Persons listed in clause (a) above as beneficiaries.

“Merger Sub” has the meaning set forth in the Recitals.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2).

“Net Tax Benefit” has the meaning set forth in Section 3.1(b).

“Objection Notice” has the meaning set forth in Section 2.2(a).

“Participation Percentage” means, with respect to a Holder, the number set forth on Schedule 1 next to such Holder’s name; provided, that (i) with respect to any Tax Benefit Payment attributable to an Exchange by a CDM Entity Holder, the “Participation Percentage” for such CDM Entity Holder shall be 52.5% and the “Participation Percentage” for each other CDM Entity Holder shall be 0%, and (ii) the Corporate Taxpayer shall equitably adjust the Holders’ Participation Percentages from time to time to reflect permitted transfer of rights hereunder and waivers and elections pursuant to clauses (A) and (B) of Section 4.1(b).

“Parties” has the meaning set forth in the Preamble.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Post-Transaction Exchange” has the meaning set forth in the Recitals.

“Pre-Exchange Transfer” means, with respect to an Interest, any transfer (including upon the death of a Holder), (a) that occurs prior to an Exchange of such Interest and (b) to which Section 743(b) of the Code applies; provided, that the issuance of the 2016 Compensation Units to CDM pursuant to the CDM Employment Agreement shall not be considered a “Pre-Exchange Transfer”.

“Realized Tax Benefit (Not Shared)” means, in respect of a Holder (other than AP Hostess LP or its successor transferees or assignees pursuant to Section 7.5(a), except to the extent that any such Person is a successor transferee or assignee of another Holder pursuant to Section 7.5(a)), for a Taxable Year (or portion thereof), the excess, if any, of the Hypothetical Tax Liability (Not Shared) in respect of such Holder for such Taxable Year (or portion thereof) over the actual liability for Taxes for such Taxable Year (or portion thereof) of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, Hostess Holdings and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of Hostess Holdings and its Subsidiaries for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit (Not Shared) in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Benefit (Shared)” means, in respect of a Holder, for a Taxable Year (or portion thereof), the product of (a) such Holder’s Participation Percentage as of such Taxable Year (or portion thereof) multiplied by (b) the excess, if any, of the Hypothetical Tax Liability (Shared) for such Taxable Year (or portion thereof) over the actual liability for Taxes for such Taxable Year (or portion thereof) of (i) the Corporate Taxpayer, (ii) its wholly owned Subsidiaries, and (iii) without duplication, Hostess Holdings and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of Hostess Holdings and its Subsidiaries for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit (Shared) in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating to Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Detriment (Not Shared)” means, in respect of a Holder (other than AP Hostess LP or its successor transferees or assignees pursuant to Section 7.5(a), except to the extent that any such Person is a successor transferee or assignee of another Holder pursuant to Section 7.5(a)), for a Taxable Year (or portion thereof), the excess, if any, of the actual liability for Taxes for such Taxable Year (or portion thereof) of (a) the Corporate Taxpayer, (b) its wholly owned Subsidiaries, and (c) without duplication, Hostess Holdings and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of Hostess Holdings and its Subsidiaries for such Taxable Year (or portion thereof) over the Hypothetical Tax Liability (Not Shared) in respect of such Holder for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment (Not Shared) in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Detriment (Shared)” means, in respect of a Holder, for a Taxable Year (or portion thereof), the product of (a) such Holder’s Participation Percentage as of such Taxable Year (or portion thereof) multiplied by (b) the excess, if any, of the actual liability for Taxes for such Taxable Year (or portion thereof) of (i) the Corporate Taxpayer, (ii) its wholly owned Subsidiaries, and (iii) without duplication, Hostess Holdings and its Subsidiaries, but only with respect to the Corporate Taxpayer and its wholly owned Subsidiaries’ pro rata shares of the Tax liability of Hostess Holdings and its Subsidiaries for such Taxable Year (or portion thereof) over the Hypothetical Tax Liability (Shared) in respect of such Holder for such Taxable Year (or portion thereof). If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment (Shared) in respect of such Holder unless and until there has been a Determination. If an “actual liability” for Taxes is being calculated with respect to a portion of a Taxable Year, then calculations of such actual liability (including determinations relating Basis Adjustments and Imputed Interest to the extent applicable) shall be made as if there were an interim closing of the books of the relevant entity and its Subsidiaries and the Taxable Year had closed on the relevant date.

“Realized Tax Benefit or Detriment” has the meaning set forth in Section 2.1(a).

“Reconciliation Dispute” has the meaning set forth in Section 7.9.

“Reconciliation Procedures” has the meaning set forth in Section 2.2(a).

“Reference Asset” means (a) with respect to any Exchange, an Applicable Asset that is held by Hostess Holdings or by any of its direct or indirect subsidiaries treated as a partnership or disregarded entity for purposes of the applicable Tax, at the time of such Exchange and (b) any Applicable Asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

“Schedule” means any of the following: (i) a Tax Benefit Schedule or (ii) the Early Termination Schedule, and, in each case, any amendments thereto.

“SEC” means the U.S. Securities and Exchange Commission.

“Senior Obligations” has the meaning set forth in Section 5.1.

“Stage One Merger” has the meaning set forth in the Recitals.

“Stage Two Merger” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than fifty percent (50%) of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b).

“Tax Benefit Schedule” has the meaning set forth in Section 2.1(a).

“Tax Protection Period” means the period commencing on the date hereof and ending at such time as the CDM Entity Holders have, in the aggregate, disposed of ninety percent (90%) or more of their LP Units held immediately after the consummation of the Contribution and Purchase in one or more taxable transactions.

“Tax Return” means any return, declaration, election, report or similar statement filed or required to be filed with a Taxing Authority with respect to Taxes (including any attached schedules), including any information return, claim for refund, declaration of estimated Tax, and amendments of any of the foregoing.

“Taxable Year” means a “taxable year” (as defined in Section 441(b) of the Code (or comparable provisions of state or local Tax Law)) of the Corporate Taxpayer or any Subsidiary thereof, ending after the date hereof.

“Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any domestic, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Payment” means a Tax Benefit Payment and an Early Termination Payment.

“Treasury Regulations” means the final, temporary and (to the extent they can be relied upon) proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Unadjusted Tax Basis (2016 Compensation)” means, with respect to a Reference Asset (or portion thereof) that is attributable to an Exchange of 2016 Compensation Units, at any time, the lesser of (a) the Tax basis that such Reference Asset (or portion thereof) would have had at such time if no Basis Adjustments had been made or (b) the Tax basis of such Reference Asset (or portion thereof).

“Unadjusted Tax Basis (Not Shared)” means, in respect of a Holder (other than AP Hostess LP or its successor transferees or assignees pursuant to Section 7.5(a), except to the extent that any such Person is a successor transferee or assignee of another Holder pursuant to Section 7.5(a)), with respect to a Reference Asset, at any time, (a) with respect to the portion of such Reference Asset that has been subject to a Basis Adjustment in respect of such Holder (determined without regard to any dilutive or antidilutive effect of any contribution to or distribution from Hostess Holdings after the date hereof), the excess of (i) the Tax basis of such portion at such time over (ii) the Applicable Tax Basis in respect of such Holder of such portion at such time, and (b) with respect to the remaining portion of such Reference Asset, the Tax basis of such remaining portion at such time.

“Unadjusted Tax Basis (Shared)” means, with respect to a Reference Asset, at any time, (i) with respect to the portion of such Reference Asset that has been subject to a Basis Adjustment (determined without regard to any dilutive or antidilutive effect of any contribution to or distribution from Hostess Holdings after the date hereof), the aggregate Applicable Tax Basis in respect of all Holders of such portion at such time plus the aggregate Unadjusted Tax Basis (2016 Compensation) (if any) as of such time, and (ii) with respect to the remaining portion of such Reference Asset, the Tax basis of such remaining portion at such time.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (a) in each Taxable Year ending on or after such Early Termination Date (or with respect to which the Tax Benefit Payment has not been determined and (subject to Sections 3.6 and 5.3) paid), the Corporate Taxpayer and its wholly owned Subsidiaries will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustments and the Imputed Interest during such Taxable Year or future Taxable Years in which such deductions would become available (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from post-Early Termination Date Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions), (b) the U.S. federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other Law as in effect on the Early Termination Date (but taking into account for the applicable Taxable Years adjustments to the tax rates that have been enacted as of the Early Termination Date with a delayed effective date), (c) any loss carryovers generated by any Basis Adjustment or Imputed Interest and available as of the Early Termination Date will be used by the Corporate Taxpayer on a pro rata basis from the Early Termination Date through the scheduled expiration date of such loss carryovers, (d) any non-depreciable or non-amortizable Reference Asset will be disposed of on the later of (i) the fifteenth anniversary of the applicable Basis Adjustment or (ii) the Early Termination Date, for an amount sufficient to fully utilize the Basis Adjustment with respect to such Reference Asset; provided, that in the event of a Change in Control which includes a taxable sale of such Reference Asset (including the sale of equity interests in an entity classified as a partnership or disregarded entity that directly or indirectly owns such Reference Asset), such Reference Asset shall be deemed disposed of at the time of the Change in Control, (e) if, on the Early Termination Date, the Holder has (or is deemed to have) Interests that have not been Exchanged, then each such Interest shall be deemed to be Exchanged for the Class A Common Stock Market Value on the Early Termination Date, and the Holder shall be deemed to receive the amount of cash the Holder would have been entitled to pursuant to this Agreement had the Interest actually been Exchanged on the Early Termination Date, determined using the Valuation Assumptions, (f) the Corporate Taxpayer will make a Tax Benefit Payment one hundred twenty-five (125) calendar days after the due date (taking into account automatic extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer (or its wholly owned Subsidiaries, as applicable) for each Taxable Year for which a Tax Benefit Payment would be due, (g) if, on the Early Termination Date, the Earn Out Interests (if any) have not yet been issued pursuant to Earn Out solely because the Early Termination Date occurred prior to the date on which the Earn Out could potentially be paid under the Master Transaction Agreement, then the maximum number of Earn Out Interests permitted to be issued under the Master Transaction Agreement shall be deemed to be issued on the Early Termination Date immediately before the deemed Exchange described in clause (e) above and (h) if, on the Early Termination Date, the 2018 Earn Out Interests (if any) have not yet been issued pursuant the 2018 Earn Out solely because the Early Termination Date occurred prior to the date on which the 2018 Earn Out could potentially be paid under the CDM Employment Agreement, then the maximum number of 2018 Earn Out Interests permitted to be issued under the CDM Employment Agreement shall be deemed to be issued on the Early Termination Date immediately before the deemed Exchange described in clause (e) above.

“Voting Securities” means any securities of the Corporate Taxpayer which are entitled to vote generally in matters submitted for a vote of the Corporate Taxpayer’s stockholders or generally in the election of the Board.

1.2 Terms Generally. In this Agreement, unless otherwise specified or where the context otherwise requires:

(a) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

(b) words importing any gender shall include other genders;

(c) words importing the singular only shall include the plural and vice versa;

(d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”;

(e) the words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

(f) references to “Articles,” “Exhibits,” “Sections” or “Schedules” shall be to Articles, Exhibits, Sections or Schedules of or to this Agreement;

(g) references to the “Corporate Taxpayer Group” are references to members of the Corporate Taxpayer Group individually and collectively;

(h) references to any Person include the successors and permitted assigns of such Person;

(i) the use of the words “or,” “either” and “any” shall not be exclusive;

(j) wherever a conflict exists between this Agreement and any other agreement between the Parties, this Agreement shall control but solely to the extent of such conflict;

(k) references to “$” or “dollars” means the lawful currency of the United States of America;

(l) references to any agreement, contract or schedule, unless otherwise stated, are to such agreement, contract or schedule as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof;

(m) references to any law, statute, regulation or other government rule is to it as amended, consolidated, replaced, supplemented or interpreted from time to time and, as applicable, is to corresponding provisions of successor laws, statutes regulations or other government rules; and

(n) the Parties have participated collectively in the negotiation and drafting of this Agreement; accordingly, in the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted collectively by the Parties, and that no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II.

DETERMINATION OF CERTAIN REALIZED TAX BENEFIT

2.1 Tax Benefit Schedule.

(a) Tax Benefit Schedule. Within ninety (90) calendar days after the due date (taking into account valid extensions) of the U.S. federal income Tax Return of the Corporate Taxpayer (or its wholly owned Subsidiaries, as applicable) for any Taxable Year in which there is a Realized Tax Benefit (Shared), Realized Tax Benefit (Not Shared), Realized Tax Detriment (Shared) or Realized Tax Detriment (Not Shared) (collectively, a “Realized Tax Benefit or Detriment”), the Corporate Taxpayer shall provide to the Holders’ Representative a schedule showing in reasonable detail the calculation of the Realized Tax Benefit or Detriment in respect of each Holder for such Taxable Year and any Tax Benefit Payment in respect of the Holders (a “Tax Benefit Schedule”). The Tax Benefit Schedules provided by the Corporate Taxpayer will become final as provided in Section 2.2(a) and shall be amended as provided in Section 2.2(b). Notwithstanding anything to the contrary, the Corporate Taxpayer shall cause Hostess GP to cause Hostess Holdings to ensure that an election under Section 754 of the Code is in effect for each Taxable Year of Hostess Holdings (until Hostess Holdings becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes).

(b) Applicable Principles. Subject to Section 3.3(a), the Realized Tax Benefit or Detriment for each Taxable Year is intended to measure the decrease or increase in the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries (and Hostess Holdings and its Subsidiaries, as applicable and without duplication) for such Taxable Year (or portion thereof) attributable to the Basis Adjustments and the Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, the actual liability for Taxes of the Corporate Taxpayer and its wholly owned Subsidiaries (and Hostess Holdings and its Subsidiaries, as applicable and without duplication) will take into account any deduction of Imputed Interest. Carryovers or carrybacks of any Tax item attributable to the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations or the appropriate provisions of U.S. state and local Tax Law, as applicable, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. The Parties agree that (i) all Tax Benefit Payments to the Holders (other than amounts accounted for as interest under the Code) with respect to the Tax Basis (other than the Applicable Tax Basis) of the Reference Assets will be shared among the Holders in proportion to their Participation Percentages, (ii) all Tax Benefit Payments to CDM or the CDM Entity Holders (other than amounts accounted for as interest under the Code) will be treated as subsequent upward purchase price adjustments that have the effect of creating additional Basis Adjustments in respect of CDM or such CDM Entity Holder to the Reference Assets for the Corporate Taxpayer or its wholly owned Subsidiaries, as applicable, in the Taxable Year of payment, and (iii) as a result, such additional Basis Adjustments in respect of CDM or such CDM Entity Holder will be incorporated into the calculations with respect to the Taxable Year of payment and future Taxable Years, as appropriate.

2.2 Procedure; Amendments.

(a) Procedure. Every time the Corporate Taxpayer delivers to the Holders’ Representative an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.2(b), including any Early Termination Schedule or amended Early Termination Schedule, the Corporate Taxpayer shall also allow the Holders’ Representative reasonable access, at the Corporate Taxpayer’s sole cost, to the appropriate representatives, as determined by the Corporate Taxpayer, at the Corporate Taxpayer and the Advisory Firm that prepared the relevant Corporate Taxpayer Returns in connection with a review of such Schedule. Without limiting the application of the preceding sentence, the Corporate Taxpayer shall, upon request, deliver to the Holders’ Representative work papers providing reasonable detail regarding the computation of such Tax Benefit Schedule. An applicable Tax Benefit Schedule or amendment thereto shall, subject to the final sentence of this Section 2.2(a), become final and binding on the Holders’ Representative and each Holder and its Affiliates thirty (30) calendar days from the first date on which the Corporate Taxpayer sent the Holders’ Representative the applicable Schedule or amendment thereto unless (i) the Holders’ Representative within thirty (30) calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with written notice of a material objection to such Schedule made in good faith and setting forth in reasonable detail the Holders’ Representative material objection along with a letter from an Advisory Firm supporting such objection, if such objection relates to the application of Tax Law (an “Objection Notice”) or (ii) the Holders’ Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Holders’ Representative are unable to resolve the issues raised in such Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Objection Notice, the Corporate Taxpayer and the Holders’ Representative shall employ the reconciliation procedures described in Section 7.9 (the “Reconciliation Procedures”).

(b) Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to the Holders’ Representative, (iii) to comply with an Expert’s determination under the Reconciliation Procedures applicable to this Agreement, (iv) to reflect a change in the Realized Tax Benefit or Detriment in respect of a Holder for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Detriment in respect of a Holder for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).

2.3 Consistency with Tax Returns. Notwithstanding anything to the contrary herein, all calculations and determinations hereunder, including Basis Adjustments, the Schedules, and the determination of the Realized Tax Benefit or Detriment, shall be made in accordance with any elections, methodologies or positions taken on the relevant Corporate Taxpayer Returns.

ARTICLE III.

TAX BENEFIT PAYMENTS

3.1 Payments.

(a) Payments. Except as provided in Sections 3.6 and 5.3, and subject to Section 3.3, within five (5) Business Days after all the Tax Benefit Schedules with respect to the Taxable Year delivered to the Holders pursuant to this Agreement become final in accordance with ARTICLE II, the Corporate Taxpayer shall pay or cause to be paid to each Holder for such Taxable Year such Holder’s Tax Benefit Payment (if any) determined pursuant to Section 3.1(b). Subject to Section 3.8, each such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to the bank account previously designated by the Holders’ Representative to the Corporate Taxpayer or as otherwise agreed by the Corporate Taxpayer and the Holders’ Representative.

(b) A “Tax Benefit Payment” in respect of a Holder for a Taxable Year means an aggregate amount, not less than zero, which the Corporate Taxpayer is required to pay or cause to be paid pursuant to Section 3.1, equal to the sum of the Net Tax Benefit and the Interest Amount in respect of such Holder. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest for U.S. federal and applicable state and local Tax purposes but instead shall be treated as additional consideration for the acquisition of Interests in Exchanges, unless otherwise required by Law, as reasonably determined by the Corporate Taxpayer. The “Net Tax Benefit” in respect of such Holder for a Taxable Year shall be an amount equal to the excess, if any, of (i) 85% of the sum of (A) the Cumulative Net Realized Tax Benefit (Shared) in respect of such Holder and (B) the Cumulative Net Realized Tax Benefit (Not Shared) in respect of such Holder, in each case as of the end of such Taxable Year (or portion thereof) over (ii) the total amount of payments previously made under this Section 3.1 in respect of such Holder (excluding payments of Interest Amounts) provided, that, notwithstanding anything in Section 3.1 to the contrary, unless (x) the Parties agree otherwise in writing upon the request of a CDM Holder or (y) prior to the effectiveness of a relevant Exchange, a CDM Holder provides timely written notice to the Corporate Taxpayer that it will elect out of the installment method under Section 453 of the Code with respect to such Exchange, in no event shall the gross Tax Benefit Payments paid to such CDM Holder in respect of any Exchange by such CDM Holder (excluding any such payment characterized as Imputed Interest) exceed 75% of the initial consideration received by such CDM Holder in connection with such Exchange; provided, further, that in no event shall the previous proviso result in the diminution of payments to be made under this Agreement to AP Hostess Holdings or its successors or assigns (except to the extent that AP Hostess Holdings or any such successor or assign is itself a successor or assign of a CDM Holder).

(c) The “Interest Amount” in respect of such Holder for a Taxable Year (or portion thereof) shall equal the interest on the Net Tax Benefit in respect of such Holder with respect to such Taxable Year (or portion thereof) calculated at the Agreed Rate compounded annually from the due date (without extensions) for filing the U.S. federal income Tax Return of the Corporate Taxpayer for such Taxable Year until the Payment Date. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange on an individual basis by reference to the resulting Basis Adjustment to the Corporate Taxpayer.

3.2 Duplicative Payments. It is intended that the provisions of this Agreement will not result in a duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement, subject to ARTICLE IV and Section 7.13, will result in 85% of the Cumulative Net Realized Tax Benefit (Shared) and Cumulative Net Realized Tax Benefit (Not Shared) (but calculated by taking into account all Exchanges by all Holders as of any time) as of any determination date being paid to the Holders pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner to ensure such intentions are realized. For the avoidance of doubt, interest shall not accrue under more than one provision of this Agreement for any specific period of time.

3.3 Pro Rata Payments; Coordination of Benefits.

(a) Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate tax benefit of the Corporate Taxpayer’s, and/or its wholly owned Subsidiaries’, as applicable, deductions within Net Tax Benefit (including the Basis Adjustments and Imputed Interest under this Agreement) is limited in a particular Taxable Year because the Corporate Taxpayer and/or its wholly owned Subsidiaries, as applicable, does or do not have sufficient taxable income or other limitations to utilize the tax benefits within Net Tax Benefit (including the Basis Adjustments or Imputed Interest), the Net Tax Benefit shall be allocated among all Holders eligible for payments hereunder in proportion to the respective amounts of Net Tax Benefit that would have been allocated to each such party if the Corporate Taxpayer and, as applicable, its wholly owned Subsidiaries, had sufficient taxable income so that there were no such limitation (or such other limitations did not apply).

(b) After taking into account Section 3.3(a), if the Corporate Taxpayer defers a Tax Benefit Payment in respect of a particular Taxable Year pursuant to Section 5.3, then the Parties agree that no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full. If, as a result of the deferral described in the foregoing sentence, the Tax Benefit Payments are to be partially but not fully satisfied with respect to a Taxable Year, such Tax Benefit Payments shall be made in the same proportion as the Tax Benefit Payments that would have been paid to the Holders if the Corporate Taxpayer were to satisfy its obligation in full.

3.4 No Return of Payments. Notwithstanding anything to the contrary in this Agreement, the Holders shall not be required to return any previously made TRA Payment or any other payment hereunder.

3.5 Stock and Stockholders of the Corporate Taxpayer. TRA Payments and any other payments hereunder are not conditioned on the Holders holding any stock of the Corporate Taxpayer (or any successor thereto).

3.6 Interest Amount Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable Agreed Rate or Default Rate shall exceed the maximum lawful interest rate that may be contracted for, charged, taken, received or reserved in accordance with applicable Law (the “Maximum Rate”), the Agreed Rate and Default Rate (as applicable) shall be limited to the Maximum Rate; provided, that any amounts unpaid as a result of such limitation (other than with respect to an Early Termination Payment) shall be paid (together with interest calculated at the Agreed Rate or the Default Rate (as applicable) with respect to the period such amounts remained unpaid) on subsequent payment dates to the extent not exceeding the legal limitation.

3.7 Day Count Convention. All computations using the Agreed Rate, Default Rate or Termination Rate shall use the “Actual/360” day count convention.

3.8 AP Hostess LP Tax Adjustment. Notwithstanding anything to the contrary in this Agreement, in the event that any payment of cash under this Agreement or the Master Transaction Agreement to AP Hostess LP or its successors or assignees would cause the cumulative amount treated as paid in cash for U.S. federal income tax purposes to AP Hostess LP or its successors or assignees pursuant to this Agreement and the Master Transaction Agreement to exceed 60% of an amount equal to (a) the fair market value of shares of Class A Common Stock to be issued to AP Hostess LP or its successors or assignees (determined by using the average of the high and low trading price on the date that AP Hostess LP became entitled to such payment), plus (b) the cumulative amount of cash paid to AP Hostess LP or its successors or assignees pursuant to this Agreement and the Master Transaction Agreement (the “Maximum Cash Amount”), then such excess cash amount (the “AP Hostess LP Tax Adjustment Amount”) shall instead be paid to AP Hostess LP or its successors or assignees in the form of a number of shares of Class A Common Stock equal to (i) the AP Hostess LP Tax Adjustment Amount divided by (ii) the Class A Common Stock Market Value, excluding the fair market value (as determined above) of shares of Class A Common Stock to be issued to AP Hostess LP or its successors or assignees on account of the Earn Out Interests that are deemed to be on account of interest for U.S. federal income tax purposes (the “AP Hostess LP Tax Adjustment Shares”); provided, that such excess cash amount shall be further adjusted so as to not exceed the Maximum Cash Amount taking into account the Class A Common Stock Market Value on the date that AP Hostess LP or its successors or assignees became entitled to such AP Hostess LP Tax Adjustment Shares.

ARTICLE IV.

TERMINATION

4.1 Early Termination, Change in Control and Breach of Agreement.

(a) The Corporate Taxpayer may, with the prior written consent of a majority of the disinterested members of the Board, terminate this Agreement with respect to all amounts payable to all of the Holders (including, for the avoidance of doubt, any transferee pursuant to Section 7.5(a)) at any time by paying or causing to be paid to such Holders an Early Termination Payment; provided, however, that this Agreement shall terminate with respect to any such Holder only upon the payment of such Early Termination Payment to such Holder; provided, further, that the Corporate Taxpayer may withdraw any notice to execute its termination rights under this Section 4.1(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of an Early Termination Payment to a Holder, the Corporate Taxpayer shall not have any further payment obligations in respect of such Holder under this Agreement, other than for any Tax Benefit Payment (i) agreed to by the Corporate Taxpayer and such Holder as due and payable but unpaid as of the Early Termination Date, (ii) that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iii) due for the Taxable Year ending with or including the Early Termination Date (except to the extent that the amounts described in clauses (i), (ii) and

(iii) above are included in the calculation of the Early Termination Payment). If an Exchange occurs with respect to Interests with respect to which the Corporate Taxpayer has previously paid or cause to be paid to the applicable Holder an Early Termination Payment, the Corporate Taxpayer shall have no obligations under this Agreement with respect to such Exchange.

(b) In the event that there occurs a Change in Control or the Corporate Taxpayer materially breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of Law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then all obligations hereunder shall be accelerated, and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such Change in Control or breach, as applicable, to each Holder and shall include (i) each Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of such Change in Control or breach (and the Corporate Taxpayer shall provide each Holder with an Early Termination Schedule, which shall become final in accordance with the procedures set forth in Section 4.2), (ii) any Tax Benefit Payment agreed to by the Corporate Taxpayer and any Holder as due and payable but unpaid as of the date of such Change in Control or breach, as applicable, (iii) any Tax Benefit Payment that is the subject of an Objection Notice, which will be payable in accordance with resolution of the issues identified in such Objection Notice pursuant to this Agreement, and (iv) any Tax Benefit Payment due for the Taxable Year ending with or including the date of such Change in Control or breach, as applicable (except to the extent that the amounts described in clauses (ii), (iii) and (iv) above are included in the calculation of the amount described in clause (i) above). Notwithstanding the foregoing, (A) in the event of a Change in Control, each Holder may waive the acceleration of payments with respect to such Holder hereunder pursuant to this Section 4.1(b), in which case, for each Taxable Year ending on or after the date of the Change in Control, all TRA Payments in respect of such Holder shall be calculated by applying clauses (a) and (b) of the definition of “Valuation Assumptions,” substituting in each case the term “the date of the Change of Control” for “the Early Termination Date”, and (B) in the event that the Corporate Taxpayer materially breaches this Agreement, each Holder shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), (iii) and (iv) above or to seek specific performance of the terms hereof. The Parties agree that it will not be considered to be a material breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within thirty (30) calendar days of the date such payment is due (for the avoidance of doubt, taking into account Sections 3.6, 5.2 and 5.3).

4.2 Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1, the Corporate Taxpayer shall deliver to the Holders’ Representative notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporate Taxpayer’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment for each Holder. The Early Termination Schedule will become final and binding with respect to the Holders’ Representative and each Holder and its Affiliates thirty (30) calendar days from the first date on which the Corporate Taxpayer sent the Holders’ Representative such Early Termination Schedule unless (a) the Holders’ Representative within thirty (30) calendar days after the date the Corporate Taxpayer sent such Schedule or amendment thereto provides the Corporate Taxpayer with an Objection Notice with respect to such Early Termination Schedule or (b) the Holders’ Representative provides a written waiver of the right to provide any Objection Notice with respect to such Schedule or amendment thereto within the period described in clause (a) above, in which case such Schedule or amendment thereto becomes binding on the date the waiver is received by the Corporate Taxpayer. If the Corporate Taxpayer and the Holders’ Representative, for any reason, are unable to resolve the issues raised in such Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Objection Notice, the Corporate Taxpayer and the Holders’ Representative shall employ the Reconciliation Procedures. The date on which every Early Termination Schedule under this Agreement becomes final with respect to all Holders in accordance with this Section 4.2 shall be the “Early Termination Effective Date”.

4.3 Payment upon Early Termination.

(a) Within five (5) Business Days after the Early Termination Effective Date, the Corporate Taxpayer shall pay or cause to be paid to each Holder an amount equal to its Early Termination Payment. Subject to Section 3.8, such payment shall be made, at the sole discretion of the Corporate Taxpayer, by wire or Automated Clearing House transfer of immediately available funds to a bank account or accounts designated by the Holder or as otherwise agreed by the Corporate Taxpayer and the Holder.

(b) An “Early Termination Payment” in respect of a Holder shall equal the net present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to such Holder under Section 3.1(a) beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

4.4 Termination as to CDM. If CDM ceases to be entitled to receive any 2018 Earn Out Interests pursuant to the 2018 Earn Out (and he has not received any 2018 Earn Out Interests pursuant to the 2018 Earn Out), then this Agreement shall automatically terminate as to CDM with respect to his 2018 Earn Out Interests; provided, that for the avoidance of doubt, this Section 4.4 shall not affect CDM’s entitlement hereunder in respect of his 2016 Compensation Units, as a successor transferee or assignee of LP Units of another Holder or as a successor transferee or assignee of another Holder pursuant to Section 7.5(a).

ARTICLE V.

SUBORDINATION AND LATE PAYMENTS

5.1 Subordination. Notwithstanding any other provision of this Agreement to the contrary, any TRA Payment (or portion thereof) required to be made to a Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest (including interest which accrues after the commencement of any case or proceeding in bankruptcy, or the reorganization of the Corporate Taxpayer or any Subsidiary thereof), fees, premiums, charges, expenses, attorneys’ fees or other obligations in respect of indebtedness for borrowed money of the Corporate Taxpayer (and its wholly-owned Subsidiaries, if applicable) (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of Corporate Taxpayer (and its wholly-owned Subsidiaries, as applicable) that are not Senior Obligations.

5.2 Late Payments by the Corporate Taxpayer. The amount of all or any portion of any TRA Payment not made to the Holders when due under the terms of this Agreement (taking into account any deferral under Section 5.3) shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such TRA Payment was due and payable.

5.3 Payment Deferral.

(a) Notwithstanding anything to the contrary provided herein, to the extent that, at the time any TRA Payment becomes due and payable hereunder, (i) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any outstanding or committed indebtedness for borrowed money to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness, or (ii) (A) the Corporate Taxpayer does not have the cash on hand to make such TRA Payment, and (B) the Corporate Taxpayer is not able to obtain cash from the Corporate Taxpayer Group to fund such TRA Payment because (1) the Corporate Taxpayer Group is not permitted, pursuant to the terms of any such indebtedness, to make tax distributions or similar payments to the Corporate Taxpayer to allow it to make such TRA Payment, or if, after making such TRA Payment, the Corporate Taxpayer Group would be in breach or default under the terms of any such indebtedness or (2) the applicable member of the Corporate Taxpayer Group does not have the cash on hand to make the payment described in clause (1) above, then, in each case, upon prior notice to the Holders’ Representative, the Corporate Taxpayer shall be permitted to defer such TRA Payment until the condition described in clauses (i) or (ii) above is no longer applicable.

(b) If the Corporate Taxpayer defers any TRA Payment (or portion thereof) pursuant to Section 5.3(a), such deferred amount shall accrue interest at the Agreed Rate, from the date that such amounts originally became due and owing pursuant to the terms hereof to the Payment Date, compounded annually, and such deferred amounts shall not be treated as late payments or as a breach of any obligation under this Agreement.

ARTICLE VI.

CERTAIN COVENANTS

6.1 Participation in the Corporate Taxpayer’s and Hostess Holdings’ Tax Matters. Except as otherwise provided herein or in the Hostess Agreements, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer, Hostess Holdings and their respective Subsidiaries, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporate Taxpayer shall notify the Holders’ Representative of, and keep the Holders’ Representative reasonably informed with respect to, the portion of any audit of the Corporate Taxpayer and Hostess Holdings by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the Holders and their Affiliates under this Agreement, and shall provide to the Holders’ Representative reasonable opportunity to provide information and other input to the Corporate Taxpayer, Hostess Holdings and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporate Taxpayer shall not (and shall cause Hostess Holdings not to) take any action that is inconsistent with any provision of the Hostess Agreements.

6.2 Consistency. The Corporate Taxpayer and each Holder agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes, all Tax-related items (including the Basis Adjustments and each Tax Benefit Payment and any Imputed Interest) in a manner consistent with that specified by the Corporate Taxpayer in any Schedule provided by or on behalf of the Corporate Taxpayer under this Agreement unless otherwise required by Law based on written advice of an Advisory Firm.

6.3 Cooperation. Each Holder shall (a) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return, complying with any Tax Law, or contesting or defending any audit, examination or controversy with any Taxing Authority or other governmental authority, (b) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporate Taxpayer shall reimburse the Holders for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

6.4 Future Indebtedness. If the Corporate Taxpayer Group incur any indebtedness after the date hereof, the Corporate Taxpayer shall, and shall cause each other member of the Corporate Taxpayer Group to, use commercially reasonable efforts to ensure that such indebtedness does not prohibit, at any time in which no default or event of default thereunder has occurred and is continuing: (a) in the case of the Corporate Taxpayer, TRA Payments to be made in full when due, and (b) in the case of any other member of the Corporate Taxpayer Group, payments to be made directly or indirectly to the Corporate Taxpayer to enable the Corporate Taxpayer to make TRA Payments in full when due on terms and conditions at least as favorable to the Corporate Taxpayer as those as are then market (in the good faith determination of the Corporate Taxpayer) for indebtedness of such type. The Holders’ Representative may, in its sole discretion, waive the requirements of this Section 9.4, in whole or in part.

6.5 Tax Protection. During the Tax Protection Period, the Corporate Taxpayer shall, and shall cause Hostess Holdings and its Subsidiaries to, use commercially reasonable efforts to ensure that any indebtedness of Hostess Holdings or any Subsidiary (other than any indebtedness that is held or guaranteed by a CDM Entity Holder) constitutes a Nonrecourse Liability.

ARTICLE VII.

MISCELLANEOUS

7.1 Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile, with confirmation of transmission, or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications, to be valid, must be addressed as follows:

If to the Corporate Taxpayer, to:

Gores Holdings, Inc.

9800 Wilshire Blvd.

Beverly Hills, California 90212

Attention: Mark Stone

Fax:          (310) 443-9880

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Attention: Kyle C. Krpata

                 James R. Griffin

Fax:          (650) 802-3100

If to a CDM Holder:

[●]

with a required copy (which shall not constitute notice) to:

[●]

If to AP Hostess LP:

AP Hostess Holdings, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Attention: Laurie Medley

Fax:          (646) 607-0528

with a required copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attention: Robert G. Robison

                 Andrew L. Milano

Fax:          (212) 309-6001

Any Party may change its address, fax number or e-mail by giving the other Party written notice of its new address or fax number in the manner set forth above.

7.2 Counterparts. This Agreement may be executed in counterparts, and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart of such document signed by the other parties. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

7.3 Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.4 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.5 Successors; Assignment; Amendments; Waivers.

(a) A Holder is permitted to transfer any of its rights only upon execution and delivery by the transferee of a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement, in which the transferee agrees to become a “Holder” for all purposes of this Agreement, except as otherwise provided in such joinder.

(b) No provision of this Agreement may be amended unless such amendment is approved in writing by the Corporate Taxpayer and the Holders. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place (except to the extent expressly provided by this Agreement and provided that, for the avoidance of doubt, if a Change in Control has occurred and an Early Termination Payment is required to be made then the Corporate Taxpayer’s payment obligations shall be determined taking into account the provisions of ARTICLE IV).

7.6 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7.8 Consent to Jurisdiction; Waiver of Jury Trial. Each Party irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the

State of Delaware) for the purposes of any legal proceeding arising out of this Agreement, and agrees to commence any such legal proceeding only in such courts. Each Party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such legal proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any legal proceeding out of this Agreement in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

7.9 Reconciliation. In the event that the Corporate Taxpayer and the Holders’ Representative are unable to resolve a disagreement with respect to the matters governed by ARTICLE II or ARTICLE IV within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to such Parties. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and (unless the Corporate Taxpayer and the Holders’ Representative agree otherwise), the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Holders’ Representative or their Affiliates or other actual or potential conflict of interest. If the Parties are unable to agree on an Expert within fifteen (15) calendar days of the end of the thirty (30) calendar-day period set forth in Sections 2.1 or 4.2, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or, in each case, as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. If the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement), the undisputed amount shall be paid on the date prescribed by this Agreement, subject to adjustment upon resolution. For the avoidance of doubt, this Section 7.9 shall not restrict the ability of the Corporate Taxpayer or its Affiliates to determine when or whether to file or amend any Tax Return. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne equally by the Corporate Taxpayer and the Holders (on a pro rata basis based on relative proportion of all Early Termination Payments under this Agreement, measured by present value of payments due under this Agreement, using the present value calculation and assumptions described under Section 4.3(b) assuming for such purpose the Early Termination Date is the date the Reconciliation Dispute is resolved) participating in the Reconciliation Dispute. The Corporate Taxpayer may withhold payments under this Agreement to collect amounts due under the preceding sentence. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and the Holders’ Representative and/or its Affiliates, as applicable, participating in the Reconciliation Dispute and may be entered and enforced in any court having jurisdiction.

7.10 Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold or cause to be deducted and withheld from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer determines in good faith it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law, provided, that, (a) the Corporate Taxpayer shall use commercially reasonable efforts to notify any applicable Holder of its intent to withhold at least ten (10) Business Days prior to withholding such amounts and (b) except with respect to any withholding obligation resulting from any change in Law arising on or after the date hereof, the Corporate Taxpayer shall not withhold on account of U.S. federal income Taxes with respect to an applicable Holder that provides (i) a properly prepared and executed certificate of non-foreign status under Treasury Regulations Section 1.1445-2(b)(2) and (ii) an IRS Form W-9 claiming a complete exemption from backup withholding.

To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Holder.

7.11 Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a) If the Corporate Taxpayer and its wholly owned Subsidiaries are or become members of a combined, consolidated, affiliated or unitary group that files a consolidated, combined or unitary income tax return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of state or local Law, then: (i) the provisions of this Agreement shall be applied with respect to the relevant group as a whole; and (ii) TRA Payments, Net Tax Benefit, Cumulative Net Realized Tax Benefit (Shared), Cumulative Net Realized Tax Benefit (Not Shared), Realized Tax Benefit or Detriment and other applicable items hereunder shall be computed with reference to the consolidated (or combined or unitary, where applicable) taxable income, gain, loss, deduction and attributes of the relevant group as a whole.

(b) If any entity that is or may be obligated to make a TRA Payment, or any entity any portion of the income of which is included in the income of the Corporate Taxpayer’s consolidated, combined, affiliated or unitary group, directly or indirectly transfers (as determined for U.S. federal income tax purposes) one or more assets to a Person classified as a corporation for U.S. income tax purposes with which such entity does not file a consolidated income tax return pursuant to Section 1501 et seq. of the Code (or, for purposes of calculations relating to state or local taxes, a consolidated, combined or unitary income tax return under applicable state or local Law), such entity, for purposes of calculating the amount of any TRA Payment (e.g., calculating the gross income of the entity and, if applicable, determining the Realized Tax Benefit (Shared) or the Realized Tax Benefit (Not Shared) of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such transfer. The consideration deemed to be received by such entity shall be equal to the fair market value of the transferred asset, increased by the amount of debt that would increase the transferor’s “amount realized” for U.S. federal income tax purposes in connection with such transfer, in the case of a contribution of an encumbered asset (including an interest in an entity classified for U.S. federal income tax purposes as a partnership which has debt outstanding). For the avoidance of doubt, a transaction treated for U.S. federal income tax purposes as a liquidation into the Corporate Taxpayer of one or more of its wholly owned Subsidiaries or merger of one or more of such entities into one another or the Corporate Taxpayer will not cause any such Persons to be treated as having disposed of any of its assets for purposes of this Section 7.11(b). In the event there occurs a transaction described in the preceding sentence, the Tax Benefit Payments and any other amounts due under this Agreement shall be calculated without regard to such transaction.

7.12 Confidentiality. Each Holder and each of its assignees acknowledge and agree that the information of the Corporate Taxpayer is confidential and agrees that, until the date that is three (3) years after the termination of this Agreement in respect of such Holder (or assignee), such Holder (or assignee) shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters acquired pursuant to this Agreement of the Corporate Taxpayer and its Affiliates and successors, learned by the Holder heretofore or hereafter, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by Law or legal process or to enforce the terms of this Agreement. This Section 7.12 shall not apply to (a) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the Holder in violation of this Agreement) or is generally known to the business community, (b) any information independently determined by a Holder or provided to a Holder by a third party on a non-confidential basis and (c) the disclosure of information to the extent necessary for the Holder to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns. Notwithstanding anything to the contrary herein or in any other agreement, the Holders and each of their assignees (and each employee, representative or other agent of the Holders or their assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure and any related tax strategies of or relating to the Corporate Taxpayer and its Affiliates, the Holder or its assignee, and any of their transactions or agreements, and all materials of any kind (including opinions or other tax analyses) that are provided to the Holder or its assignee relating to such tax treatment and tax structure and any related tax strategies.

If a Holder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporate Taxpayer and its Affiliates shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or its Affiliates and the accounts and funds managed by the Corporate Taxpayer and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

7.13 Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Law, a Holder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such Holder (or its direct or indirect owners) to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income tax purposes or could have other material adverse tax consequences to such Holder (or its direct or indirect owners), then at the election of such Holder and the receipt by such Holder of the written consent of the Corporate Taxpayer (such consent not to be unreasonably withheld, conditioned or delayed) and to the extent specified by such Holder, this Agreement shall cease to have further effect with respect to such Holder.

7.14 Independent Nature of Holders’ Rights and Obligations. The rights and obligations of each Holder are independent of the rights and obligations of any other Holder. No Holder shall be responsible in any way for the performance of the obligations of any other Holder, nor shall any Holder have the right to enforce the rights or obligations of any other Holder. The obligations of each Holder are solely for the benefit of, and shall be enforceable solely by, the Corporate Taxpayer. The decision of each Holder to enter into this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein or in any other agreement or document delivered at any closing (other than the Hostess Holdings A&R LPA and any joinder thereto), and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporate Taxpayer acknowledges that the Holders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

7.15 Hostess Agreements. This Agreement shall be treated as part of the Hostess Agreements as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:

Gores Holdings, Inc.

By:
Name: Title:

HOLDERS:

Hostess CDM Co-Invest, LLC

By:
Name: Title:

CDM Hostess Class C, LLC

By:
Name: Title:

AP Hostess Holdings, L.P.

By:
Name: Title:

C. Dean Metropoulos

By:

[Signature Page to Tax Receivable Agreement]

EXHIBIT A

Form of Joinder to the Tax Receivable Agreement

This JOINDER (this “Joinder”) to the Tax Receivable Agreement (as defined below), dated as of [●], by and among Gores Holdings, Inc., a Delaware corporation (the “Corporate Taxpayer”), and [●] (the “Permitted Transferee”).

WHEREAS, on [●], the Permitted Transferee acquired (the “Acquisition”) from [●] (the “Transferor”) the right to receive any and all payments that may become due and payable to the Transferor under the Tax Receivable Agreement (as defined below) with respect to Interests that have been Exchanged or may in the future be Exchanged (the “Applicable Interests”); and WHEREAS, the Transferor, in connection with the Acquisition, has required the Permitted Transferee to execute and deliver this Joinder pursuant to Section 7.5 of the Tax Receivable Agreement, dated as of [●], 2016, by and between the Corporate Taxpayer, the Holders (as defined therein) (the “Tax Receivable Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Permitted Transferee hereby agrees as follows:

Section 1.1. Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words have the respective meanings set forth in the Tax Receivable Agreement.

Section 1.2. Joinder. The Permitted Transferee hereby acknowledges and agrees to become a “Holder” (as defined in the Tax Receivable Agreement) for all purposes of the Tax Receivable Agreement with respect to the Applicable Interests.

Section 1.3. Notice. Any notice, request, consent, claim, demand, approval, waiver or other communication hereunder to the Permitted Transferee shall be delivered or sent to the Permitted Transferee at the address set forth on the signature page hereto in accordance with Section 7.1 of the Tax Receivable Agreement.

Section 1.4. Governing Law. This Joinder shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first above written.

CORPORATE TAXPAYER:

Gores Holdings, Inc.

By:
Name: Title:

PERMITTED TRANSFEREE:

[●]

By:
Name: Title:

[Signature Page to Joinder to Tax Receivable Agreement]

SCHEDULE 1

Participation Percentages

Holder	Participation Percentage
Hostess CDM Co-Invest	47.5%
CDM Hostess	5.00%
AP Hostess LP	47.50%
CDM	0.00%

Annex H

AMENDED AND RESTATED

REGISTRATION RIGHTS AND LOCK-UP AGREEMENT

This Amended and Restated Registration Rights and Lock-Up Agreement (this “Agreement”) is made and entered into as of [●], 2016, by and among (i) [●] (formerly known as Gores Holdings, Inc.), a Delaware corporation (the “Company”), (ii) AP Hostess Holdings, L.P., a Delaware limited partnership (the “Apollo Holder”), (iii) Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess Co-Invest”), (iv) CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”), (v) C. Dean Metropoulos (“Metropoulos” and, together with Hostess Co-Invest and CDM Hostess, the “Metropoulos Holders”), (vi) Gores Sponsor LLC, a Delaware limited liability company (the “Gores Sponsor”), (vii) Randy Bort, (viii) William Patton and (ix) Jeffrey Rea (together with William Patton, Randy Bort and the Gores Sponsor, the “Gores Holders”) (the Gores Holders, together with the Metropoulos Holders and the Apollo Holder, the “Stockholders” and each individually a “Stockholder”).

WHEREAS, the Gores Holders and the Company are parties to that certain Registration Rights Agreement, dated as of August 13, 2015 (the “Original Registration Rights Agreement”);

WHEREAS, pursuant to the Master Transaction Agreement, dated as of July 5, 2016, by and among the Company, Homer Merger Sub, Inc., the Apollo Holder, certain of the Metropoulos Holders and certain other parties thereto (the “Master Transaction Agreement”), the Company will acquire all of the issued and outstanding Class A Units (the “Class A Units”) in Hostess Holdings, L.P., a Delaware limited partnership (“Hostess LP”);

WHEREAS, as a result of the transactions contemplated by the Master Transaction Agreement (the “Transactions”), shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Founder Shares”), shall automatically convert into shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”);

WHEREAS, immediately after giving effect to the Transactions, (a) the Gores Sponsor will own shares of Class A Common Stock and warrants to acquire shares of Class A Common Stock (the “Private Placement Warrants”), (b) the Apollo Holder will own shares of Class A Common Stock, (c) CDM Hostess will own Class B Units in Hostess LP (the “Class B Units”) and shares of the Company’s Class B Common Stock, par value $0.001 per share (the “Class B Common Stock”), which units may be exchanged for an equivalent number of shares of Class A Common Stock in accordance with the Exchange Agreement, dated as of the date hereof, by and between the Company, Hostess LP and the Metropoulos Holders, as amended in accordance with its terms (the “Exchange Agreement”), (d) Hostess CDM Co-Invest will own Class B Units and Class B Common Stock (including the CDM Rollover Shares), which units may be exchanged for an equivalent number of shares of Class A Common Stock in accordance with the Exchange Agreement; (e) Randy Bort will own shares of Class A Common Stock, (f) William Patton will own shares of Class A Common Stock and (g) Jeffrey Rea will own shares of Class A Common Stock;

WHEREAS, Metropoulos will be issued shares of Class B Common Stock and Class B Units and may be issued shares of Class A Common Stock (collectively, the “Chairman Shares”) pursuant to that certain Executive Chairman Employment Agreement, dated as of July [26], 2016, by and between the Company, Hostess LP, Hostess Brands, LLC and Metropoulos (the “Executive Agreement”);

WHEREAS, the Apollo Holder and certain of the Metropoulos Holders may each receive additional shares of Class A Common Stock (or an equivalent number of shares of Class B Common Stock and Class B Units) (the “Earn-out Shares”) pursuant to the earn-out provisions of the Master Transaction Agreement (the “Earn-out”);

WHEREAS, the Apollo Holder may receive additional shares of Class A Common Stock (the “TRA Shares”) pursuant to the Tax Receivable Agreement, dated as of the date hereof, by and among the Company, the Metropoulos Holders and Apollo Holder (the “TRA”); and

WHEREAS, the Company and the Stockholders desire to enter into this Agreement (a) to provide for transfer restrictions with respect to the Company’s securities beneficially held by the Stockholders and (b) to amend and restate the Original Registration Rights Agreement to provide the registration rights with respect to Registrable Securities on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Accountants” means the independent registered public accounting firm selected by the board of directors of the Company.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble hereto.

“Apollo Holder” has the meaning set forth in the preamble hereto.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“CDM Hostess” has the meaning set forth in the preamble hereto.

“CDM Rollover Shares” has the meaning set forth in the Master Transaction Agreement; provided, that for all purposes of this Agreement, “CDM Rollover Shares” shall be deemed to also include a corresponding number of Class B Units.

“Chairman Shares” has the meaning set forth in the recitals hereto.

“Class A Common Stock” has the meaning set forth in the recitals hereto.

“Class A Units” has the meaning set forth in the recitals hereto.

“Class B Common Stock” has the meaning set forth in the recitals hereto.

“Class B Units” has the meaning set forth in the recitals hereto.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto.

“Covered Transfer” has the meaning set forth in Section 2(c).

“Demand Notice” has the meaning set forth in Section 3(a).

“Demand Party” has the meaning set forth in Section 3(a).

“Demand Registration” has the meaning set forth in Section 3(a).

“Earn-out” has the meaning set forth in the recitals hereto.

“Earn-out Shares” has the meaning set forth in the recitals hereto.

“Equity Securities” has the meaning set forth in Rule 3a11-1 under the Exchange Act.

“Escrowed Shares” means the shares of Class A Common Stock and the Class B Units and shares of Class B Common Stock placed in escrow at the closing of the Transactions pursuant to Section 2.4(a) of the Master Transaction Agreement.

“Escrowed Share Sale” means the sale of Escrowed Shares as contemplated by Article IX of the Master Transaction Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in the recitals hereto.

“Executive Agreement” has the meaning set forth in the recitals hereto.

“FINRA” has the meaning set forth in Section 3(h)(xviii).

“Form S-1” means a registration statement on Form S-1 or any similar long-form registration statement, as it may be amended from time to time, or any similar successor form.

“Form S-1 Shelf” has the meaning set forth in Section 3(c).

“Form S-3” means a registration statement on Form S-3 or any similar short-form registration statement, as it may be amended from time to time, or any similar successor form.

“Form S-3 Shelf” has the meaning set forth in Section 3(c).

“Founder Shares” has the meaning set forth in the recitals hereto.

“GAAP” means United States generally accepted accounting principles in effect on the date hereof, consistently applied.

“Gores Restricted Shares” means that portion of the shares of Class A Common Stock acquired by Gores Sponsor at the closing of the Transactions for an aggregate purchase price of $50 million or less.

“Gores Holders” has the meaning set forth in the preamble hereto.

“Gores Sponsor” has the meaning set forth in the preamble hereto.

“Governmental Authority” means any Federal, state, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body.

“Hostess Co-Invest” has the meaning set forth in the preamble hereto.

“Hostess LP” has the meaning set forth in the recitals hereto.

“Information” has the meaning set forth in Section 3(h)(xi).

“Insider Letter” shall mean that certain letter agreement, dated as of August 13, 2015, by and between the Company, the Gores Sponsor and certain other parties thereto.

“Inspectors” has the meaning set forth in Section 3(h)(xi).

“Indemnity Transfer” means any Transfer of shares of Class A Common Stock, including Escrowed Shares, made to satisfy any payment required to be made in respect of an indemnification claim that has been finally determined pursuant to Article IX of the Master Transaction Agreement.

“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405) prepared by or on behalf of the Company or used or referred to by the Company in any offering of Registrable Securities pursuant to Section 3.

“Legal Proceeding” means any action, suit, hearing, claim, lawsuit, litigation, investigation, arbitration or proceeding (in each case, whether civil, criminal or administrative or at law or in equity) by or before a Governmental Authority.

“Lock-Up Period” has the meaning set forth in Section 2(a).

“Market Sale” means a sale pursuant to an effective registration statement under the Securities Act or a sale in the manner described by Rule 144(f).

“Master Transaction Agreement” has the meaning set forth in the recitals hereto.

“Metropoulos” has the meaning set forth in the preamble hereto.

“Metropoulos Holders” has the meaning set forth in the preamble hereto.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, ruling, subpoena or award or other decision issued, promulgated or entered by or with any Governmental Authority.

“Permitted Issuer Information” means any “issuer information” (as defined in Rule 433 of the Rules and Regulations) used with the prior written consent of the Company in any offering of Registrable Securities pursuant to Section 3.

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock corporation, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preliminary Prospectus” means any preliminary prospectus relating to an offering of Registrable Securities pursuant to Section 3.

“Primary Registration” shall have the meaning set forth in Section 3(d)(ii).

“Private Placement Warrants” has the meaning set forth in the recitals hereto.

“Proportionate Percentage” means, at any time, with respect to each Stockholder in connection with a registered offering of Class A Common Stock, (a) the number of shares of Class A Common Stock that are being registered multiplied by (b) a fraction, the numerator of which is the number of Registrable Securities held by such Stockholder and the denominator is the aggregate number of Registrable Securities held by all Stockholders.

“Prospectus” means the final prospectus relating to any offering of Registrable Securities pursuant to Section 3, including any prospectus supplement thereto, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations.

“Records” has the meaning set forth in Section 3(h)(xi).

“Registrable Security” shall mean (a) the shares of Class A Common Stock issued upon the conversion of any Founder Shares, (b) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any Private Placement Warrants), (c) any outstanding share of Class A Common Stock (including the shares of Class A Common Stock issued or issuable upon the exercise or exchange of any other Equity Security or Equity Securities) held by a Stockholder as of the date of this Agreement or hereafter acquired, (d) the shares of Class A Common Stock issued or issuable upon an exchange for Class B Units (including upon an exchange of any Class B Units issued pursuant to the Earn-out or constituting Escrowed Shares or the CDM Rollover Shares), (e) shares of Class A Common Stock constituting Earn-out Shares, (f) shares of Class A Common Stock constituting the TRA Shares, (g) shares of Class A Common Stock issued to an officer, director or employee of the Company or any of its direct or indirect subsidiaries pursuant to an equity incentive plan or as compensation under any other employment arrangement that is Transferred to and thereafter beneficially owned by a Stockholder, (h) Escrowed Shares (i) shares of Class A Common Stock issued pursuant to the Executive Agreement (including any shares of Class A Common Stock issued upon the exchange of any Class B Units issued thereunder) and (j) any other Equity Security of the Company issued or issuable with respect to any such share of the Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction. For the avoidance of doubt, Registrable Securities shall not include any shares of Class A Common Stock acquired pursuant to a subscription agreement entered into with the Company in connection with the Transactions (the “Co-Invest Shares”), but the Registrable Securities shall include any shares of Class A Common Stock issued in exchange for CDM Rollover Shares.

“Registration Expenses” has the meaning set forth in Section 3(h).

“Registration Limit” has the meaning set forth in Section 3(f).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Restricted Shares” has the meaning set forth in Section 2(b).

“Road Show Material” has the meaning set forth in Section 3(j).

“Rule 144” means Rule 144 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 158” means Rule 158 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 405” means Rule 405 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rule 415” means Rule 415 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto

“Rule 433” means Rule 433 of the Rules and Regulations or any successor rule thereto or any complementary rule thereto.

“Rules and Regulations” means the rules and regulations of the Commission, as the same shall be in effect from time to time.

“Securities Act” means the Securities Act of 1933, and the Rules and Regulations, all as the same shall be in effect from time to time.

“Sellers’ Counsel” means a single counsel representing all selling Stockholders in connection with the registration and sale of Registrable Securities hereunder, which counsel shall be selected by the Stockholders holding the largest portion of the Registrable Securities to be registered in such offering, with the consent of each other selling Stockholder (such consent not to be unreasonably withheld, conditioned or delayed).

“Stockholders” has the meaning set forth in the preamble hereto.

“Third Party Demand Holders” means any holder of Class A Common Stock or other Equity Securities of the Company with contractual rights to require the Company to register such Class A Common Stock or other Equity Securities for resale under the Securities Act; provided the Company’s grant of such contractual rights shall have been approved by each of the Stockholders.

“Third Party Piggyback Holders” means any holder of Class A Common Stock or other Equity Securities of the Company with contractual rights to require the Company to include such Class A Common Stock or other Equity Securities in a registration statement under the Securities Act being otherwise filled by the Company; provided the Company’s grant of such contractual rights shall have been approved by each of the Stockholders.

“Third Party Registration” shall have the meaning set forth in Section 3(d)(ii).

“TRA” has the meaning set forth in the recitals hereto.

“TRA Shares” has the meaning set forth in the recitals hereto.

“Transactions” has the meaning set forth in the recitals hereto.

“Transfer” has the meaning set forth in Section 2(b).

“Underwritten Offering” means a sale of Class A Common Stock to an underwriter for reoffering to the public.

Section 2. Transfer Restrictions.

(a) For purposes of this Agreement, the “Lock-Up Period” is the period commencing on the date hereof and continuing until the later of (i) [●], 2017, the calendar date that is six months following the date hereof, and (ii) the date that is the earlier of (A) 60 days after a registration statement registering the resale of shares of Class A Common Stock issued pursuant to the subscription agreements entered into in connection with the Transactions has been filed with the SEC and declared effective and (B) 270 days after the closing.

(b) Except for (i) the Co-Invest Shares (other than the Gores Restricted Shares), which the holders thereof may Transfer to any Person at any time (including pursuant to Section 2(c)), (ii) the CDM Rollover Shares, which the Metropoulos Holders may Transfer to any Person at any time (including pursuant to Section 2(c)) and (iii) the Class B Units (and any shares of Class A Common Stock issued in exchange therefor) that may be Transferred by Metropoulos pursuant to Section 3.2(b) of the Executive Agreement, during the Lock-Up Period no Stockholder shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute (including registered dispositions pursuant to Section 3) (“Transfer”) any shares of Class A Common Stock, shares of Class B Common Stock, Private Placement Warrants, Class A Units, Class B Units, Gores Restricted Shares, or any options or warrants to purchase any shares of Class A Common Stock, shares of Class B Common Stock, Private Placement Warrants, Class A Units, Class B Units, Gores Restricted Shares or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive shares of Class A Common Stock, shares of Class B Common Stock, Private Placement Warrants, Class A Units, Class B Units or Gores Restricted Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including securities held as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission (collectively, the “Restricted Shares”). The foregoing restriction is expressly agreed to preclude each Stockholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shares even if such Restricted Shares would be disposed of by someone other than such Stockholder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Shares of the applicable Stockholder or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Shares. For the avoidance of doubt, none of the Co-Invest Shares will be considered Restricted Shares other than the Gores Restricted Shares.

(c) Notwithstanding anything to the contrary set forth herein, a Stockholder may Transfer Restricted Shares (and for the avoidance of doubt, the Metropoulos Holders may Transfer the CDM Rollover Shares and the holders of Co-Invest Shares may Transfer such shares (other than the Gores Restricted Shares)) during the Lock-Up Period:

(i) as a bona fide gift or gifts (subject to the provisions of the last sentence of this Section 2(c));

(ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Stockholder or its stockholders, partners, members or beneficiaries or (B) of any individual related to such Stockholder or to the stockholders, partners, members or beneficiaries of such Stockholder, by blood, marriage or adoption and not more remote than first cousin (subject to the provisions of the last sentence of this Section 2(c));

(iii) if a Stockholder is a corporation, limited liability company, partnership or trust, such Stockholder may Transfer Restricted Shares to any wholly-owned subsidiary thereof, or to the stockholders, partners, members or beneficiaries of such Stockholder (subject to the provisions of the last sentence of this Section 2(c));

(iv) pursuant to any take-over bid, acquisition, sale or merger involving the Company;

(v) any Indemnity Transfer, including an Escrowed Share Sale; provided, that all of the proceeds of such Transfer shall be paid to the applicable indemnitee within two Business Days of the receipt thereof by the transferee;

(vi) with the prior written consent of the Company and each other Stockholder; or

(vii) with respect to the Chairman Shares only, to any Metropoulos Holder or an Affiliate thereof.

It shall be a condition to any Transfer of Restricted Shares pursuant to clauses (i), (ii), (iii), and, if the Transfer is other than a Market Sale, clause (v), and, if required as a condition to such consent, clause (vi) (each, a “Covered Transfer”), that the transferee execute and deliver a joinder to this Agreement in the form attached hereto as Exhibit A. For the avoidance of doubt, any such transferee so executing and delivering a joinder to this Agreement shall thereupon be deemed a Stockholder and shall have all the benefits and obligations of a Stockholder under this Agreement, including the registration rights provided in Section 3. Any transferee of an Apollo Holder under a Covered Transfer, shall be an Apollo Holder hereunder; any transferee of a Metropoulos Holder under Covered Transfer, shall be a Metropoulos Holder hereunder; and any transferee of a Gores Holder under a Covered Transfer, shall be a Gores Holder hereunder.

(d) Notwithstanding anything to the contrary herein, nothing in this Section 2 shall limit the exchange of any Class B Units or the cancellation of shares of Class B Common Stock in connection with such exchange (whether or not such interests and shares are Restricted Shares) for shares of Class A Common Stock in accordance with the terms of the Exchange Agreement.

(e) The foregoing restrictions shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Restricted Shares; provided, however, that such plan does not provide for the Transfer of Restricted Shares during the Lock-Up Period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of any Stockholder or the Company.

(f) Each Stockholder hereby represents and warrants that it now has, and, except as contemplated by this Section 2, for the duration of the Lock-Up Period will have, good and marketable title to its Restricted Shares, free and clear of all liens, encumbrances, and claims that could impact the ability of such Stockholder to comply with the foregoing restrictions. Each Stockholder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Restricted Shares during the Lock-Up Period except in compliance with the foregoing restrictions.

(g) At the request of any Stockholder, the Company shall promptly (and in any event within two Business Days from the date such request is received) remove any restrictive legends (including any electronic transfer restrictions) from Restricted Shares held by such Stockholder that such Stockholder is permitted to Transfer hereunder and that no longer constitute Registrable Securities.

(h) For the avoidance of doubt, the transfer restrictions set forth in this Section 2 are separate and independent from (i) those applicable to the Gores Holders pursuant to the Insider Letter and (ii) those applicable to Metropoulos pursuant to the Executive Agreement.

(i) For so long as the Commission does not permit, for purposes of resales of securities pursuant to Rule 144, the tacking of (i) the holding period for the Class B Units held by the Metropoulos Holders with (ii) the holding period of Class A Common Stock subsequently acquired by the Metropoulos Holders through an exchange of such Class A Common Stock for an equivalent number shares of Class B Units in accordance with the Exchange Agreement, the Apollo Holder agrees and covenants that it shall not sell or dispose of any of its Class A Common Stock pursuant to Rule 144 prior to the date that is the earlier of (A) six months after the date Metropoulos Holders acquired an equivalent number of Class A Common Stock through an exchange of such Class A Common Stock for shares of Class B Units and Class B Common Stock in accordance with the Exchange Agreement and (B) the date that is 18 months after the date hereof.

Section 3. Registration Rights.

(a) Right to Demand; Demand Notices. Subject to the provisions of this Section 3, the Apollo Holder, the Metropoulos Holders and the Gores Sponsor may at any time from time to time, subject to (i) the transfer restrictions set forth in Section 2, and (ii) such Stockholder’s Registration Limit, make a written request to the Company for registration under and in accordance with the provisions of the Securities Act on (A) Form S-1 or (B) if available, Form S-3, which, in the case of either clause (A) or clause (B), may be a shelf registration statement filed pursuant to Rule 415 of the Rules and Regulations, of all or part of its Registrable Securities (such requesting Stockholder, the “Demand Party” and such registration, a “Demand Registration”); provided, that, in the case of an Underwritten Offering, the sale of the Registrable Securities required to be registered is reasonably expected to result in aggregate gross proceeds of not less than $20,000,000. All requests made pursuant to this Section 3 will specify the aggregate amount of Registrable Securities to be registered, specify if such registration is intended, in whole or in part, as an Indemnity Transfer (and, if so, whether an Escrowed Share Sale), and will also specify the intended method of transfer thereof (a “Demand Notice”), including, if such transfer is pursuant to an Underwritten Offering, whether such offering shall be a “firm commitment” underwriting. Subject to Section 3(b), promptly upon receipt of any such Demand Notice, the Company will use its reasonable best efforts to effect, as soon as possible, but in any event within 45 days after (i) receipt of such Demand Notice or (ii) such later date permitted by Section 3(b), such registration under the Securities Act of the Registrable Securities that the Company has been so requested to register.

(b) Company’s Right to Defer Registration. If the Company is requested to effect a Demand Registration and the Company furnishes to the Demand Party a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its subsidiaries, taken as a whole, for such Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request for such registration from such Demand Party; provided, however, that the Company may not defer its obligation in this manner more than once in any 12-month period. If the Company shall so postpone the filing of a Registration Statement and if the Demand Party within 60 days after receipt of the notice of postponement advises the Company in writing that such Demand Party has determined to withdraw such request for registration, then such Demand Registration shall be deemed to be withdrawn and shall not reduce any Stockholder’s Registration Limit. If the effective date of any Registration Statement filed would otherwise be at least 45 calendar days, but fewer than 90 calendar days, after the end of the Company’s fiscal year, and the Securities Act requires the Company to include audited financials as of the end of such fiscal year, the Company may delay the effectiveness of such Registration Statement for such period (up to a maximum of 45 days) as is reasonably necessary to include therein audited financial statements for such fiscal year, which delay shall not be counted against the limitation on deferrals during any 12-month period.

(c) Registration Statement Form. If the Company files a shelf registration statement on Form S-3 (a “Form S-3 Shelf”) and thereafter the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use its reasonable best efforts to file a shelf registration on Form S-1 (a “Form S-1 Shelf”) as promptly as practicable to replace the shelf registration statement that is a Form S-3 Shelf and have the Form S-1 Shelf declared effective as promptly as practicable.

(d) Piggyback Registration.

(i) If the Company at any time proposes to register (including by the amendment or supplement of an existing automatic shelf registration statement) Registrable Securities held by a Demand Party under the Securities Act pursuant to a Demand Registration under Section 3(a), it shall promptly give written notice to each other Stockholder of its intention to so register Registrable Securities and, upon the written request, given within 10 days after delivery of any such notice by the Company, of any other Stockholder to include in such registration Registrable Securities (which request shall specify the number of Registrable Securities proposed to be included in such registration, which amount shall not exceed such other Stockholder’s Proportionate Percentage), subject to Section 3(e), the Company shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Registrable Securities otherwise being sold pursuant to such Demand Registration. No Third Party Piggyback Holder shall have any right to notice of, or to include Class A Common Stock or other Equity Securities of the Company, in a Demand Registration.

(ii) If the Company at any time after the expiration of the Lock-Up Period proposes for any reason to register (including by the amendment or supplement of an existing automatic shelf registration statement) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) Class A Common Stock or other Equity Securities of the Company, for its own account (a “Primary Registration”) or for the account of any Third Party Demand Holder (a “Third Party Registration”), it shall promptly give written notice to each Stockholder of its intention to register such securities and, upon the written request, given within 10 days after delivery of any such notice by the Company, of any Stockholder to include in such registration Registrable Securities (which shall specify the number of Registrable Securities proposed to be included in such registration, which amount shall not exceed such other Stockholder’s Proportionate Percentage), subject to Section 3(e), the Company shall cause all such Registrable Securities to be included in such registration on the same terms and conditions as the Class A Common Stock or other Equity Securities of the Company otherwise being sold pursuant to such registered offering.

(iii) For the purposes of this Section 3(d), the filing by the Company of an automatic shelf registration statement for offerings pursuant to Rule 415(a) that omits information with respect to any specific offering pursuant to Rule 430B shall not trigger any notification or participation rights hereunder until such time as the Company amends or supplements such registration statement to include information with respect to a specific offering of Securities (and such amendment or supplement shall trigger the notice and participation rights provided for above).

(e) Cutbacks.

(i) In the case of an Underwritten Offering pursuant to a Demand Registration under Section 3(a) and Section 3(d)(i), if the managing underwriter advises the Demand Party in writing that the inclusion of all Registrable Securities proposed to be included in such registration would interfere with the successful marketing (including pricing) of such Underwritten Offering, then the number of Registrable Securities to be included in such registration shall be allocated among the selling Stockholders in the following order of priority:

(1) first, to the Registrable Securities to be offered in Escrowed Share Sales;

(2) second, to the Registrable Securities to be offered in Indemnity Transfers (other than in Escrowed Share Sales); and

(3) third, to the Registrable Securities to be offered by the Stockholders (other than Indemnity Transfers), pro rata based on the total number of Registrable Securities held by the Stockholders;

(ii) In the case of an Underwritten Offering pursuant to a Primary Registration under Section 3(d)(ii), if the managing underwriter advises the Company in writing that the inclusion of the Class A Common Stock or other Equity Securities proposed to be included by the Company, together with (A) the Registrable Securities proposed to be included by the Stockholders and (B) the Class A Common Stock or other Equity Securities proposed to be included by any Third Party Piggyback Holders, would interfere with the successful marketing (including pricing) of such Underwritten Offering, then the securities to be included in such Underwritten Offering shall be allocated among the Company, the Stockholders and any Third Party Piggyback Holders in the following order of priority:

(1) first, to the Registrable Securities to be offered by the Stockholders, pro rata based on the total number of Registrable Securities held by the Stockholders;

(2) second, to the Class A Common Stock or other Equity Securities to be offered by the Company; and

(3) third, to the Class A Common Stock or other Equity Securities to be offered by any Third Party Piggyback Holders.

(iii) In the case of an Underwritten Offering pursuant to a Third Party Registration under Section 3(d)(ii), if the managing underwriter advises the Third Party Demand Holder in writing that the inclusion of the Class A Common Stock or other Equity Securities proposed to be included by the Third Party Demand Holder, together with (A) the Registrable Securities proposed to be included by the Stockholders, (B) the Class A Common Stock or other Equity Securities proposed to be included by the Company and (C) the Class A Common Stock or other Equity Securities proposed to be included by Third Party Piggyback Holders, would interfere with the successful marketing (including pricing) of such Underwritten Offering, then the securities to be included in such Underwritten Offering shall be allocated among the Third Party Demand Holders, the Stockholders, the Company and the Third Party Piggyback Holders in the following order of priority:

(1) first, to the Class A Common Stock or other Equity Securities to be offered by the Third Party Demand Holders;

(2) second, to the Registrable Securities to be offered by the Stockholders, pro rata based on the total number of Registrable Securities held by the Stockholders;

(3) third, to the Class A Common Stock or other Equity Securities to be offered by the Third Party Piggyback Holders, pro rata based on the total Equity Securities of the Company held by them; and

(4) fourth, to the Class A Common Stock or other Equity Securities to be offered by the Company.

(f) Registration Limit. Except as provided below, the aggregate number of Demand Registrations that a Stockholder may participate in as a Demand Party pursuant to Section 3(a) or pursuant to Section 3(d)(i), is six (6) (the “Registration Limit”) (it being understood and agreed that the Registration Limit for the Metropoulos Holders collectively is six (6)). Once a Stockholder has reached its Registration Limit, such Stockholder shall have no further right to request a Demand Registration pursuant to Section 3(a) or to receive notice of, or participate in, a Demand Registration pursuant to Section 3(d)(i) (for the avoidance of doubt, such Stockholder’s rights under Section 3(d)(ii) shall be unaffected by such Stockholder’s Registration Limit). For the purposes hereof, a Stockholder shall be deemed to have “participated” in a Demand Registration if the Registration Statement relating to such Demand Registration includes Registrable Securities of such Stockholder and such Registration Statement becomes effective; provided, however, that no Stockholder shall be deemed to have participated in a Demand Registration if (i) such registration, after it has become effective, is or becomes subject to any stop order, injunction or other Order of the Commission or other Governmental Authority or court by reason of an act or omission by the Company and such interference is not cured within 20 Business Days or (ii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied because of an act or omission by the Company (other than a failure of the Company or any of its officers or employees to execute or deliver any closing certificate by reason of facts or circumstances existing due to actions of such Stockholder). Notwithstanding the foregoing, if the Apollo Holder and/or the Metropoulos Holders include Registrable Securities in a Demand Registration solely for an Indemnity Transfer (A) in the case of an Escrowed Share Sale, such Demand Registration shall not reduce such Stockholder’s Registration Limit until after the first three Escrowed Share Sales by such Stockholder, or (B) in the case of an Indemnity Transfer other than an Escrowed Share Sale, such Demand Registration shall not reduce such Stockholder’s Registration Limit.

(g) Holdback Agreements. If the Company at any time prior to the second anniversary of the Effective Date shall register any shares of Common Stock or other Equity Securities under the Securities Act (including any registration pursuant to Section 3(a) but excluding any registration on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) for sale to the public in an Underwritten Offering, if requested by the underwriter, no Stockholder shall sell, make any short sale of, grant any option for the purchase of, or otherwise transfer, any Registrable Securities (other than those Registrable Securities included in such registration pursuant to this Agreement) without the prior written consent of the Company, for a period designated by the Company in writing to the Stockholders, which period shall not begin prior to the commencement of the roadshow for such public offering and shall not exceed 90 days after the pricing date of such underwritten offering; provided, however, that the Stockholders shall receive the benefit of any shorter “lockup” period or permitted exceptions agreed to by the managing underwriter(s) for any Underwritten Offering irrespective of whether such Stockholder participated in the Underwritten Offering and the terms of such lock-up agreements shall govern such Stockholders in lieu of this Section 3(g).

(h) Preparation and Filing. If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

(i) use its reasonable best efforts to cause a Registration Statement that registers such Registrable Securities to become and remain effective for a period of 180 days or until all of such Registrable Securities have been transferred (if earlier);

(ii) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Securities, any Preliminary Prospectus and the Prospectus relating thereto or any amendments or supplements relating to such a Registration Statement or such prospectuses, to Sellers’ Counsel, copies of all such documents proposed to be filed (it being understood that such five Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Securities are to be covered by such Registration Statement may reasonably propose;

(iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of 180 days or until all of such Registrable Securities have been transferred (if earlier) and to comply in all material respects with the provisions of the Securities Act with respect to the sale or other transfer of such Registrable Securities;

(iv) promptly notify each Stockholder in writing (A) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any selling Stockholder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of such Registrable Securities to consummate the transfer in such jurisdictions; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(vi) without limiting subsection (v) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the transfer of such Registrable Securities;

(vii) furnish to each selling Stockholder and the underwriters, if any, such number of copies of such Registration Statement, any amendments thereto, any exhibits thereto or documents incorporated by reference therein (but only to the extent not publicly available on EDGAR or the Company’s website), any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus (each in conformity with the requirements of the Securities Act), and such other documents as such selling Stockholder or underwriters may reasonably request in order to facilitate the public offering and sale or other transfer of such Registrable Securities;

(viii) notify in writing on a timely basis each selling Stockholder at any time when the Prospectus is required to be delivered under the Securities Act, when the Company becomes aware of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such Stockholder, prepare and furnish to such Stockholder a number of copies reasonably requested by such Stockholder of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) use its reasonable best efforts to prevent the issuance of an Order suspending the effectiveness of a Registration Statement, and if one is issued, use its reasonable best efforts to obtain the withdrawal of any Order suspending the effectiveness of a Registration Statement as soon as possible;

(x) retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date thereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to effect compliance with the Securities Act and the Rules and Regulations, to notify promptly in writing the selling Stockholders and underwriters and, if required by applicable law, to file such document and to prepare and furnish without charge to each selling Stockholder and underwriter as many copies as each such selling Stockholder and underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect compliance with the Securities Act and the Rules and Regulations;

(xi) make available for inspection by the selling Stockholders, the Sellers’ Counsel or any underwriter participating in any transfer pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), during normal business hours and at the offices where normally kept, all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, managers and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement. Any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (i) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such Information is ordered pursuant to a subpoena or other Order from a Governmental Authority or (iii) such Information has been made generally available to the public. The selling Stockholders agree that they will, upon learning that disclosure of such Information is sought by a Governmental Authority, give prompt written notice to the Company and use their reasonable commercial efforts to allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential;

(xii) in the case of an Underwritten Offering, use its reasonable best efforts to obtain from its Accountants a “comfort” letter delivered to the underwriters in such offering in customary form and covering such matters of the type customarily covered by comfort letters;

(xiii) in the case of an Underwritten Offering, use its reasonable best efforts to obtain from its counsel an opinion or opinions in customary form;

(xiv) provide a transfer agent and registrar (which may be the same entity) for such Registrable Securities and a CUSIP number for such Registrable Securities, in each case no later than the effective date of such registration;

(xv) upon the reasonable request of any underwriter, issue to any underwriter to which any selling Stockholder may sell Registrable Securities in such offering, certificates evidencing such Registrable Securities;

(xvi) use its reasonable best efforts to list such Registrable Securities on any national securities exchange on which any shares of Class A Common Stock are listed or, if no such shares are listed on a national securities exchange, use its reasonable best efforts to qualify such Registrable Securities for inclusion on such national securities exchange as the selling Stockholders shall request;

(xvii) in connection with an Underwritten Offering, participate, to the extent reasonably requested by the managing underwriter for the offering and the selling Stockholders, in customary efforts to sell the Registrable Securities being offered, cause such steps to be taken as to ensure the good faith participation of senior management officers of the Company in “road shows” as is customary and take such other actions as the underwriters or the selling Stockholders may reasonably request in order to expedite or facilitate the transfer of Registrable Securities;

(xviii) reasonably cooperate with each Stockholder and each underwriter participating in the transfer of Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”), including, if appropriate, the pre-filing of the Prospectus as part of a shelf Registration Statement in advance of an Underwritten Offering;

(xix) make available to its security holders, as soon as reasonably practicable but not later than 18 months after the effective date, earnings statements (which need not be audited) covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 3(a) of the Securities Act and Rule 158 thereunder;

(xx) during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act;

(xxi) otherwise use its reasonable best efforts to comply in all material respects with all applicable Rules and Regulations; and

(xxii) use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

(i) Expenses. Except as provided below, all expenses incident to the Company’s performance of, or compliance with, this Section 3, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as may be required by the rules and regulations of FINRA), (ii) all fees and expenses of compliance with state securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters or Stockholders, not to exceed $25,000 in the aggregate, in connection with “blue sky” qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters may designate), (iii) all printing and related messenger and delivery expenses (including expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with The Depository Trust Company (or any other depositary or transfer agent/registrar) and, if requested, of printing any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments thereto), (iv) all fees and disbursements of counsel and advisors for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and “comfort” letters required by or incident to such performance), (v) all

Securities Act liability insurance if the Company so desires, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, and (vii) all fees and disbursements of one Sellers’ Counsel in connection with such registration (all such expenses being herein called “Registration Expenses”), will be borne by the Company, regardless of whether the Registration Statement becomes effective; provided, however, that all underwriting discounts and selling commissions applicable to the Registrable Securities shall not be borne by the Company, but shall be borne by the seller or sellers thereof, in proportion to the number of Registrable Securities sold by such seller or sellers. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company. Notwithstanding the foregoing, in the case of a registration that includes an Indemnity Transfer, the Stockholder or Stockholders on whose behalf such Indemnity Transfer is being registered, and not the Company, shall be responsible for and pay for a pro rata portion of the applicable Registration Expenses computed on the basis of the net proceeds from such Indemnity Transfer divided by the net proceeds from all securities included in such registration.

(j) Indemnification.

(i) In connection with any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of such Registrable Securities, each underwriter, broker or any other Person acting on behalf of such seller and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in (I) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (II) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (III) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any underwriter or (IV) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus, when considered together with the most recent Preliminary Prospectus (collectively, “Road Show Material”), (B) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, Issuer Free Writing Prospectus, Permitted Issuer Information, Road Show Material and the Prospectus, in the light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall reimburse such seller, such underwriter, such broker or such other Person acting on behalf of such seller and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Road Show Material in reliance upon and in conformity with written information furnished to the Company by such seller or underwriter specifically for use in the preparation thereof.

(ii) In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each seller of Registrable Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 3(j)) the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of such seller, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and each other seller of Registrable Securities under such Registration Statement with respect to any statement or omission from any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter by such seller specifically for use in connection with the preparation of such Preliminary Prospectus, Registration Statement, Prospectus, Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Road Show Material; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the gross proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(iii) Indemnification similar to that specified in Sections 3(j)(i) and (j)(ii) shall be given by the Company and each seller of Registrable Securities (with such modifications as may be appropriate) with respect to any required registration or other qualification of their Registrable Securities under any Federal or state law or regulation of Governmental Authority other than the Securities Act.

(iv) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 3(j), such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 3(j), the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of one counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 3(j).

(v) If the indemnification provided for in this Section 3(j) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the gross proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(vi) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities.

(k) Underwritten Offerings. Notwithstanding anything to the contrary set forth in this Agreement:

(i) If any offering pursuant to a Demand Registration involves an Underwritten Offering, the Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering, which managing underwriters shall be a firm of nationally recognized standing and reasonably satisfactory to the Company and the other selling Stockholders, in which case the Company and the other selling Stockholders shall enter into an agreement with such firm for the underwriting of such offering containing customary terms and conditions; and

(ii) no Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees (A) to sell such Stockholder’s Registrable Securities proposed to be included therein on the basis provided in any underwriting arrangement(s) with respect to all selling Stockholders and (B) as expeditiously as possible, to notify the Company of the occurrence of any event concerning such Stockholder as a result of which any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(l) Information by Holder. Each Stockholder that includes Registrable Securities in any registration shall furnish to the Company such written information regarding such Stockholder and the distribution proposed by such Stockholder as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

(m) Exchange Act Compliance. The Company, pursuant to the Exchange Act relating to any class of its Securities shall have become effective, shall comply in all material respects with all of the reporting requirements of the Exchange Act and shall comply in all material respects with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of Registrable Securities. The Company shall reasonably cooperate with each Stockholder in supplying such information as may be reasonably necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144 (or any comparable successor rules). The Company shall furnish to any Stockholder upon reasonable request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement of Rule 144 (or such comparable successor rules). The Company shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

(n) No Conflict of Rights. The Company represents and warrants to each Stockholder that the registration rights granted in this Agreement do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby. The Company shall not enter into any contract or arrangement whereby any Person shall become a Third Party Demand Holder (other than pursuant to the subscription agreements entered into in connection with the Transactions) or a Third Party Piggyback Holder without the prior written consent of each Stockholder.

Section 4. Certain Additional Agreements. For so long as Metropoulos is entitled to designate a member for election to the Board and the board of directors (or equivalent body) of any subsidiaries of the Company pursuant to the Executive Chairman Agreement, dated as of July [26], 2016, by and between the Company and Metropoulos (the “CDM Designee”), the Gores Holders shall take all commercially reasonable actions (including voting or causing to be voted all shares of Class A Common Stock or other voting securities of the Company held of record or beneficially owned by such holder) so as to cause to be elected to the Board (and not removed from the Board unless directed by Metropoulos) the CDM Designee.

Section 5. Miscellaneous.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(b) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the subject matter hereof.

(c) Termination. The provisions of this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities held by any Stockholder, provided, however, that Section 3(j) shall survive the termination of this Agreement indefinitely.

(d) Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, the Stockholders and their respective successors and permitted assigns. Except as otherwise expressly permitted pursuant to the terms of this Agreement, neither the Company nor the Stockholders shall assign or otherwise transfer their rights or obligations hereunder (it being understood that the Stockholders shall have the right to assign and transfer their rights and obligations in connection with any transfer of Restricted Shares or CDM Rollover Shares (as applicable) pursuant to a Covered Transfer).

(e) Modifications; Amendments. The terms and provisions of this Agreement may not be modified, amended or waived, except pursuant to a writing signed by the Company and each of the Stockholders; provided, however, that (i) any modification, amendment or waiver of Section 2(i) shall require only the written consent of the Metropoulos Holders and the Apollo Holder and (ii) any modification, amendment or waiver of Section 4 shall require only the written consent of the Metropoulos Holders and the Gores Holders.

(f) Waiver; Consents. No course of dealing between the Company or the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Whenever in this Agreement the consent of a Stockholder is required, such Consent shall be given by Persons comprising such Stockholder who hold a majority of the Registrable Securities held by such Stockholder.

(g) Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed in any number of original or facsimile counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(i) Remedies. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

(j) Notices. All notices, requests, consents and other communications hereunder to any party hereto shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by fax, by e-mail, by nationally-recognized overnight courier, or by first class mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor:

(i)	If to the Gores Holders or the Company:

Gores Sponsor LLC

9800 Wilshire Blvd.

Beverly Hills, California 90212

Attention: Mark Stone

Fax: (310) 443-9980

with a required copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, California 94065

Attention:	Kyle C. Krpata
James R. Griffin
Fax:	(650) 802-3100

(ii)	If to the Apollo Holder:

9 West 59th Street

43rd Floor

New York, New York 10019

Attention:	Laurie Medley
Fax:	(646) 607-0528

with a required copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Attention:	Robert G. Robison
Andrew L. Milano
Fax:	(212) 309-6001

If to the Metropoulos Holders:

200 Greenwich Avenue

Greenwich, Connecticut 06830

Attention:	C. Dean Metropoulos
Fax:	[●]

with a required copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:	Edward T. Ackerman
Fax:	(212) 757-3390

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by fax or e-mail, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after being sent and (c) in the case of mailing, on the third Business Day following such mailing if sent by certified mail, return receipt requested.

(k) Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(l) Consent to Jurisdiction; Waiver of Jury Trial. Each party hereto irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (unless the Federal Courts have exclusive jurisdiction over the matter, in which case the United States District for the District of Delaware, or the Court of Chancery of the State of Delaware does not have jurisdiction, in which case the Superior Court of the State of Delaware) for the purposes of any Legal Proceeding arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any Legal Proceeding only in such courts. Each party further agrees that service of any process, summons, notice or document by United States registered mail to such Party’s respective address set forth herein shall be effective service of process for any such Legal Proceeding. Each Party irrevocably and unconditionally waives any objection to the laying of venue of Legal Proceeding arising out of this Agreement or the transactions contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Legal Proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

(m) Interpretive Matters. Unless the context otherwise requires, (i) all references to articles, sections, schedules or exhibits are to Articles, Sections, Schedules or Exhibits of or to this Agreement, (ii) each accounting term not otherwise defined in this Agreement has the meaning assigned for it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (iv) the term “including” and any variation thereof shall mean by way of example and not by way of limitation, whether or not the words “without limitation” actually appear. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents necessary in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(o) Third Party Beneficiaries. The covenants of the Company contained in this Agreement are solely for the benefit of the Stockholders. Accordingly, except as expressly set forth herein, no third party (including any holder of Class A Common Stock of the Company) or anyone acting on behalf of any thereof, other than the Stockholders and their permitted assignees, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(p) Effectiveness. This Agreement shall become effective on the date hereof and shall thereupon amend and restate in full the Original Registration Rights Agreement.

[Signature Page Follows]

Exhibit A

JOINDER AGREEMENT – TRANSFEREES

Reference is hereby made to that certain Registration Rights and Lock-Up Agreement, dated as of [●], 2016 (as amended from time to time, the “Registration Rights and Lock-Up Agreement”), by and among (i) [●] (formerly known as Gores Holdings, Inc.), a Delaware corporation, (ii) AP Hostess Holdings, L.P., a Delaware limited partnership, (iii) Hostess CDM Co-Invest, LLC, a Delaware limited liability company, (iv) CDM Hostess Class C, LLC, a Delaware limited liability company, (v) C. Dean Metropoulos, (vi) Gores Sponsor LLC, a Delaware limited liability company, (vii) Randy Bort, (viii) William Patton and (ix) Jeffrey Rea.

Pursuant to and in accordance with Section 2(c) of the Registration Rights and Lock-Up Agreement, the undersigned hereby agrees that upon the execution of this Joinder Agreement, it shall become a party to the Registration Rights and Lock-Up Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights and Lock-Up Agreement as though an original party thereto and shall be deemed to be a Stockholder for all purposes thereof.

[TRANSFEREE]

By

Name:

Title:

Annex I-1

EXECUTION VERSION

GORES SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this        day of July, 2016, by and between Gores Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company intends to enter into that certain Master Transaction Agreement, to be dated as of the date hereof (the “Transaction Agreement”), pursuant to which the Company will acquire from the Sellers named therein all of the entities and interests comprising the business of the Hostess Brands (the “Hostess Business”), on the terms and subject to the conditions set forth therein (the “Transaction”); and

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $9.18032787 per share, or the aggregate amount set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the anticipated consummation of the Transaction. The Closing shall occur one (1) business day prior to the anticipated closing date of the Transaction. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, Subscriber shall deliver to the Company on the closing date specified in the Closing Notice (the “Closing Date”) the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Acquired Shares in book entry form.

b. The Closing shall be subject to the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby; and

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(iv) all conditions precedent to the closing of the Transaction, including the approval of the Company’s shareholders, shall have been satisfied or waived.

c. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Agreement.

3. Company Representations and Warranties. The Company represents and warrants that:

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the Delaware General Corporation Law.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

a. If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is

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genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”) or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

e. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants

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and agreements made to Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Seller, the Hostess Business and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

i. Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

m. Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations

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(collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

5. Registration Rights. The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction, the Company will file with the SEC a registration statement registering the resale of the Acquired Shares (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof; provided, however, that the Company’s obligations to include the Acquired Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Acquired Shares as shall be reasonably requested by the Company to effect the registration of the Acquired Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated August 13, 2015 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its Representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement.

8. Miscellaneous.

a. Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

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b. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

c. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned.

d. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

e. The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the Sellers’ Representative (as defined in the Transaction Agreement), which shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATIN PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GORES HOLDINGS, INC.

By:
Name: Title:

Date: July     , 2016

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SUBSCRIBER: Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name: Title:	Name: Title:

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):	Date: July , 2016

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Acquired Shares subscribed for:

Price Per Acquired Share: $9.18032787

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

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Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

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Annex I-2

EXECUTION VERSION

GORES SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into this 5th day of July, 2016, by and between Gores Holdings, Inc., a Delaware corporation (the “Company”), and Canyon Capital Advisors LLC (“Canyon”) on behalf of one or more managed funds or accounts (each such managed fund or account a “Subscriber” and collectively the “Subscribers”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, the Company concurrently herewith is entering into that certain Master Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), pursuant to which the Company will acquire from the Sellers named therein all of the entities and interests comprising the business of the Hostess Brands (the “Hostess Business”), on the terms and subject to the conditions set forth therein (the “Transaction”); and

WHEREAS, in connection with the Transaction, Canyon shall cause the Subscribers to subscribe for and purchase from the Company in the aggregate that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $9.18032787 per share, or the aggregate amount set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to the Subscribers the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of the Subscribers to the Company on or prior to the Closing (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Canyon hereby agrees to cause each Subscriber to subscribe for and purchase, and the Company hereby agrees to issue and sell to each Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”) in accordance with the Allocation Notice (as defined below).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of the Transaction. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to Canyon (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, Canyon (a) shall deliver to the Company not later than two (2) business days following the date of the Closing Notice a schedule identifying each Subscriber and the number of Acquired Shares to be acquired by each Subscriber (the “Allocation Notice”) and shall provide the requested information on Schedules A and B hereto with respect to each Subscriber, and (b) shall cause each Subscriber to deliver, on the closing date specified in the Closing Notice (the “Closing Date”), the Purchase Price for the Acquired Shares to be purchased by such Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to such Subscriber of the Acquired Shares allocated to such Subscriber in the Allocation Notice in book entry form.

b. The Closing shall be subject to the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

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(ii) all representations and warranties of the Company and Canyon contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Canyon of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby;

(iv) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s shareholders, shall have been satisfied or waived; and

(v) the Transaction shall have been, or substantially concurrently with the Subscription, shall be, consummated in accordance with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, waivers or consents thereto that are materially adverse to Canyon or the Subscribers without the approval of Canyon (such approval not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of “Hostess Material Adverse Effect” contained in the Transaction Agreement and any request, consent or instruction made or granted by the Company without the approval of Canyon (such approval not to be unreasonably withheld, conditioned or delayed) pursuant to clause (i) of the definition of “Hostess Material Adverse Effect” shall, in each case, be deemed to be materially adverse to the Subscribers).

c. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Agreement.

3. Company Representations and Warranties. The Company represents and warrants that:

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to each Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the Delaware General Corporation Law.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the

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property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

e. None of the other subscription agreements (the “Other Subscription Agreements”) for shares of Class A Common Stock (the “Other Shares”) being entered into by the Company in connection with the Transaction (or any agreements entered in connection therewith or in connection with the sale of the Other Shares) contain any provisions that are materially more favorable to the “Subscribers” (as defined therein) or any affiliate or any party related thereto than the provisions of this Subscription Agreement, except that the Other Subscriptions Agreements being entered into by Gores Sponsor LLC permits the transfer of such other subscriber’s rights and obligations thereunder.

f. Immediately after giving effect to Transaction, the Subscription and the sale of the Other Shares, the authorized capital stock of the Company shall consist of (i) 200,000,0000 shares of Class A Common Stock, (ii) 50,000,0000 shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) (iii) 10,000,0000 shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”) and (iv) 1,000,000 shares of preferred stock. Immediately after giving effect to the Transaction, the Subscription and the sale of the Other Shares, the issued and outstanding shares of capital stock of the Company will consist of (A) a number of shares of Class A Common Stock equal to (I) the number of shares of Class A Common Stock issued to AP Hostess LP pursuant to the Transaction Agreement plus (II) the number of shares of Class A Common Stock set forth in the Buyer Financing Certificate to be delivered by the Company to the Sellers’ Representatives not more than two business days prior to the closing of the Transaction, plus (III) the number of shares of Buyer Class A Common Stock issued to C. Dean Metropoulos pursuant to the employment agreement of the executive chairman of the Hostess Business dated as of the date hereof (the “Executive Chairman Agreement”), (B) the number of shares of Class B Common Stock issued to Hostess CDM Co-Invest and CDM Hostess pursuant to the Transaction Agreement, (C) zero shares of Class F Common Stock, and (D) zero shares of preferred stock. Upon the Closing and the closings under the other Subscription Agreements, the Company has committed to cancel up to 4,562,500 shares of Class F Common Stock.

g. As of the date hereof, the Company has issued 56,500,000 warrants (the “Warrants”), each such Warrant entitling the holder thereof to purchase one-half of one share of Class A Common Stock on the terms and conditions set forth in the applicable warrant agreement. Immediately following the closing of the Transaction, the Company will have 56,500,000 Warrants issued and outstanding.

h. Up to 8,250,000 shares of Class A Common Stock (or Class B Common Stock, if applicable) may be issued following the closing of the Transaction in the event that the Company achieves certain revenue targets, on the terms and conditions set forth in the Transaction Agreement and the Executive Chairman Agreement.

4. Canyon Representations and Warranties. Canyon represents and warrants that:

a. Canyon and each Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, and Canyon has the power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly authorized, executed and delivered by Canyon. This Subscription Agreement is enforceable against Canyon in accordance with its terms, except as may be limited or

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otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Canyon of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Canyon or any Subscriber or any of their respective subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Canyon or any Subscriber or any of their respective subsidiaries is a party or by which Canyon or any Subscriber or any of their respective subsidiaries is bound or to which any of the property or assets of Canyon or any Subscriber or any of their subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Canyon or any Subscriber and their respective subsidiaries, taken as a whole (a “Canyon Material Adverse Effect”) or materially affect the legal authority of Canyon or any Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of Canyon or any Subscriber or any of their respective subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Canyon or any Subscriber or any of their subsidiaries or any of their respective properties that would reasonably be expected to have a Canyon Material Adverse Effect or materially affect the legal authority of Canyon or any Subscriber to comply in all material respects with this Subscription Agreement.

d. Canyon and each Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) Canyon has full investment discretion with respect to each Subscriber, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each Subscriber, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Neither Canyon nor any Subscriber is an entity formed for the specific purpose of acquiring the Acquired Shares.

e. Canyon understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Canyon understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by any Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Canyon acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Canyon understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, each Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Canyon understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

f. Canyon understands and agrees that each Subscriber is purchasing the Acquired Shares directly from the Company. Canyon further acknowledges that there have been no representations, warranties, covenants and agreements made to Canyon or any Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

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g. Canyon represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

h. In making its decision for each Subscriber to purchase the Acquired Shares, Canyon represents that it has relied solely upon independent investigation made by Canyon. Canyon acknowledges and agrees that Canyon has received such information as Canyon deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Seller, the Hostess Business and the Transaction. Canyon represents and agrees that Canyon and Canyon’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Canyon and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

i. Canyon became aware of this offering of the Acquired Shares solely by means of direct contact between Canyon and the Company, and the Acquired Shares were offered to Canyon solely by direct contact between Canyon and the Company. Canyon did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Canyon, by any other means. Canyon acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Canyon acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Canyon has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Canyon has sought such accounting, legal and tax advice as Canyon has considered necessary to make an informed investment decision.

k. Alone, or together with any professional advisor(s), Canyon represents and acknowledges that Canyon has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for each Subscriber and that each Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of each Subscriber’s investment in the Company. Canyon acknowledges specifically that a possibility of total loss exists.

l. Canyon understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

m. Canyon represents and warrants that neither it nor any Subscriber is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Canyon agrees to provide law enforcement agencies, if requested thereby, such records of it or any Subscriber as required by applicable law, provided that it or such Subscriber, as applicable, is permitted to do so under applicable law. Canyon represents that if it or any Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Canyon or such Subscriber, as applicable, maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Canyon also represents that, to the extent required, it and each Subscriber maintains policies and procedures reasonably designed for the screening of its investors against

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the OFAC sanctions programs, including the OFAC List. Canyon further represents and warrants that, to the extent required, it and each Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Canyon and each Subscriber and used to purchase the Acquired Shares were legally derived.

5. Registration Rights.

a. The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file a registration statement to register under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all Registrable Securities on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (the “Registration Statement”). The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC within sixty (60) of the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all Subscribers with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities, including with respect to the effectiveness thereof or in the event the Registration Statement must be supplemented or amended.

b. Without limiting, and in addition to, the foregoing, the Company agrees to provide and cause its representatives to provide any Subscriber who subscribes for and/or holds as of the date hereof 10,000,000 or more shares of Class A Common Stock hereunder (an “Eligible Subscriber”) with reasonable assistance and cooperation in conducting one or more underwritten offerings, whether or not marketed, pursuant to the Registration Statement (the “Underwritten Rights”). In furtherance of the Underwritten Rights, the Company and each Eligible Subscriber will negotiate in good faith and enter into a letter agreement (the “Letter Agreement”) as promptly as practicable following the date hereof. Pursuant to the Letter Agreement, the Company will agree to: (i) pay all registration expenses related to such underwritten offerings, including costs and expenses related to SEC filing fees, FINRA filing fees, qualification and listing of the shares on the applicable stock exchange and reimbursement of one counsel for the Eligible Subscribers and (ii) provide the Eligible Subscribers with customary indemnification from the Company. For the purposes of this Subscription Agreement and the Letter Agreement, “Registrable Securities” shall mean, as of any date of determination, any shares of the Class A Common Stock held by a Subscriber, including shares issuable in connection with derivatives, in either case, whether now owned or hereinafter acquired, and any other securities issued or issuable with respect to any such shares of Class A Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (A) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (B) the earlier of (1) five (5) years and (2) such time that such holder has disposed of (or, if Rule 144(i) is no longer applicable to the Company or 144(i)(ii)(2) is amended to remove the reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of) all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations thereunder, (C) when they shall have ceased to be outstanding or (D) when such securities have been sold in a private transaction in which the transferor’s rights under this Section 5 are not assigned to the transferee of such securities. Notwithstanding the foregoing, the Company’s obligations to include Registrable Securities in a Registration Statement are contingent upon Subscriber furnishing in writing to the Company such

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information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The Underwritten Rights, including rights under the Letter Agreement, will be assignable by Eligible Subscribers in whole or in part to each Eligible Subscriber’s permitted assignees under this Subscription Agreement.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Canyon of the termination of the Transaction Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Canyon acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Canyon further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated August 13, 2015 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Canyon, on behalf of itself, each Subscriber and its and their Representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Agreement.

8. Miscellaneous.

a. If Gores Sponsor LLC (“Gores”), Platinum Equity, LLC (“Platinum”), any of their respective affiliates or any of their members or employees intends to sell, assign or transfer (“Transfer”) any shares of Class A Common Stock held by them or any portion of its commitment to purchase shares of Class A Common Stock pursuant to any Other Subscription Agreement entered into by Gores for a purchase price of at least $11.00 per share of Class A Common Stock at any time prior to or contemporaneously with the consummation of the Transaction, Gores, Platinum, any of their respective affiliates or any of their members or employees, as applicable, shall give each Subscriber at least 5 business days prior notice of the terms and conditions of such Transfer, and each Subscriber shall have the right to sell its pro rata portion (based on the aggregate number of commitments that Gores, Platinum and any other subscriber under any Other Subscription Agreement, or any agreement entered into in connection therewith or in connection with the sale of the Other Shares, elect to Transfer at such price) of such shares or commitment (either to Gores, Platinum, any of their respective affiliates or any of their members or employees, as applicable, or to the prospective purchaser) on the same terms and conditions as Gores, Platinum, any of their respective affiliates or any of their members or employees, as applicable, is selling its shares of Class A Common Stock or commitment therefor to such purchaser in such Transfer, provided that (a) any Transfer made by Gores to any members, controlled affiliates or employees of

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The Gores Group LLC or Platinum or their respective controlled affiliates pursuant to (i) the subscription agreement between Gores and Gores Holdings as of the date hereof, (ii) the limited liability company agreement of Gores, or (b) any Transfer from Gores to C. Dean Metropoulos pursuant to the letter agreement of the executive chairman of the Hostess Business dated on or about the date hereof, in each case, shall not qualify as a Transfer for purposes of this clause.

b. The Company will not (i) amend or waive Section 2 of the Registration Rights and Lock-up Agreement or (ii) agree to a transfer pursuant to Section 2(c)(vi) without the consent of Canyon.

c. Canyon acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Canyon agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

d. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

e. Neither this Subscription Agreement nor any rights that may accrue to Canyon or any Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned.

f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The Company may request from Canyon such additional information as the Company may deem necessary to evaluate the eligibility of each Subscriber to acquire the Acquired Shares, and Canyon shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

h. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the Sellers’ Representative, which shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

j. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

l. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

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m. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

n. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the Company and Canyon has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GORES HOLDINGS, INC.

By:	/s/ Mark Stone
Name: Mark Stone
Title: Chief Executive Officer

Date: July 5th, 2016

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CANYON CAPITAL ADVISORS LLC, On behalf of one or more managed funds or accounts:

By: /s/ Jonathan M. Kaplan
Name: Jonathan M. Kaplan
Title: Authorized Signatory

Date: July 5, 2016

Canyon’s EIN:

Business Address-Street:
2000 Avenue of the Stars, Fl. 11
Los Angeles, CA 90067
City, State, Zip:

Attn:

Telephone No.:

Facsimile No.:

Number of Acquired Shares subscribed for: 4,357,143

Price Per Acquired Share: $9.18032787

Aggregate Purchase Price: $40,000,000

You must cause the Subscribers to pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF CANYON

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

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Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

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SCHEDULE B

SUBSCRIBER:

Signature of Subscriber: By: Name: Title:	Signature of Joint Subscriber, if applicable: By: Name: Title:

Date: July , 2016

Name of Subscriber: (Please print. Please indicate name and capacity of person signing above)	Name of Joint Subscriber, if applicable: (Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Number of Acquired Shares subscribed for:

Price Per Acquired Share: $9.18032787

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

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Annex I-3

EXECUTION VERSION

GORES SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 5th day of July, 2016, by and between Gores Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below).

WHEREAS, the Company concurrently herewith is entering into that certain Master Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), pursuant to which the Company will acquire from the Sellers named therein all of the entities and interests comprising the business of the Hostess Brands (the “Hostess Business”), on the terms and subject to the conditions set forth therein (the “Transaction”); and

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) set forth on the signature page hereto (the “Acquired Shares”), for a purchase price of $9.18032787 per share, or the aggregate amount set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the Closing (as defined below);

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

a. The closing of the Subscription contemplated hereby (the “Closing”) is contingent upon the substantially concurrent consummation of the Transaction. The Closing shall occur on the closing date of the Transaction. Upon not less than five (5) business days’ written notice from (or on behalf of) the Company to Subscriber (the “Closing Notice”) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, Subscriber shall deliver to the Company on the closing date specified in the Closing Notice (the “Closing Date”) the Purchase Price for the Acquired Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice against delivery by the Company to Subscriber of the Acquired Shares in book entry form.

b. The Closing shall be subject to the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Acquired Shares for offering or sale or trading in any jurisdiction, or initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii) all representations and warranties of the Company and Subscriber contained in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by each of the Company and Subscriber of each of the representations, warranties and agreements of each such party contained in this Subscription Agreement as of the Closing Date;

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(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby;

(iv) all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s shareholders, shall have been satisfied or waived; and

(v) the Transaction shall have been, or substantially concurrently with the Subscription, shall be, consummated in accordance with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, waivers or consents thereto that are materially adverse to Subscriber without the approval of Subscriber (such approval not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any change to the definition of “Hostess Material Adverse Effect” contained in the Transaction Agreement and any request, consent or instruction made or granted by the Company without the approval of Subscriber (such approval not to be unreasonably withheld, conditioned or delayed) pursuant to clause (i) of the definition of “Hostess Material Adverse Effect” shall, in each case, be deemed to be materially adverse to Subscriber).

c. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Company Representations and Warranties. The Company represents and warrants that:

a. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

b. The Acquired Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, the Acquired Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s amended and restated certificate of incorporation or under the Delaware General Corporation Law.

c. This Subscription Agreement has been duly authorized, executed and delivered by the Company and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

d. The issuance and sale of the Acquired Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having

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jurisdiction over the Company or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with this Subscription Agreement.

e. None of the other subscription agreements (the “Other Subscription Agreements”) for shares of Class A Common Stock (the “Other Shares”) being entered into by the Company in connection with the Transaction (or any agreements entered in connection therewith or in connection with the sale of the Other Shares) contain any provisions that are materially more favorable to the “Subscribers” (as defined therein) or any affiliate or any party related thereto than the provisions of this Subscription Agreement.

f. Immediately after giving effect to Transaction, the Subscription and the sale of the Other Shares, the authorized capital stock of the Company shall consist of (i) 200,000,0000 shares of Class A Common Stock, (ii) 50,000,0000 shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”) (iii) 10,000,0000 shares of the Company’s Class F Common Stock, par value $0.0001 per share (the “Class F Common Stock”) and (iv) 1,000,000 shares of preferred stock. Immediately after giving effect to the Transaction, the Subscription and the sale of the Other Shares, the issued and outstanding shares of capital stock of the Company will consist of (A) a number of shares of Class A Common Stock equal to (I) the number of shares of Class A Common Stock issued to AP Hostess LP pursuant to the Transaction Agreement plus (II) the number of shares of Class A Common Stock set forth in the Buyer Financing Certificate to be delivered by the Company to the Sellers’ Representatives not more than two business days prior to the closing of the Transaction, plus (III) the number of shares of Buyer Class A Common Stock issued to C. Dean Metropoulos pursuant to the employment agreement of the executive chairman of the Hostess Business dated as of the date hereof (the “Executive Chairman Agreement”), (B) the number of shares of Class B Common Stock issued to Hostess CDM Co-Invest and CDM Hostess pursuant to the Transaction Agreement, (C) zero shares of Class F Common Stock, and (D) zero shares of preferred stock. Upon the Closing and the closings under the other Subscription Agreements, the Company has committed to cancel up to 4,562,500 shares of Class F Common Stock.

g. As of the date hereof, the Company has issued 56,500,000 warrants (the “Warrants”), each such Warrant entitling the holder thereof to purchase one-half of one share of Class A Common Stock on the terms and conditions set forth in the applicable warrant agreement. Immediately following the closing of the Transaction, the Company will have 56,500,000 Warrants issued and outstanding.

h. Up to 8,250,000 shares of Class A Common Stock (or Class B Common Stock, if applicable) may be issued following the closing of the Transaction in the event that the Company achieves certain revenue targets, on the terms and conditions set forth in the Transaction Agreement and the Executive Chairman Agreement.

4. Subscriber Representations and Warranties. Subscriber represents and warrants that:

a. If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

b. If Subscriber is not an individual, this Subscription Agreement has been duly authorized, executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. This Subscription Agreement is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

c. The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of

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any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of Subscriber and its subsidiaries, taken as a whole (a “Subscriber Material Adverse Effect”) or materially affect the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement; (ii) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect or materially affect the legal authority of Subscriber to comply in all material respects with this Subscription Agreement.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares.

e. Subscriber understands that the Acquired Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares have not been registered under the Securities Act. Subscriber understands that the Acquired Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares shall contain a legend to such effect. Subscriber acknowledges that the Acquired Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Acquired Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares and may be required to bear the financial risk of an investment in the Acquired Shares for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares.

f. Subscriber understands and agrees that Subscriber is purchasing the Acquired Shares directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by the Company or any of its officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements included in this Subscription Agreement.

g. Subscriber represents and warrants that its acquisition and holding of the Acquired Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

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h. In making its decision to purchase the Acquired Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Seller, the Hostess Business and the Transaction. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares.

i. Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact between Subscriber and the Company, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

j. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.

k. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

l. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

m. Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

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5. Registration Rights.

a. The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file a registration statement to register under and in accordance with the provisions of the Securities Act, the offer, sale and distribution of all Registrable Securities on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short-form, or any similar or successor short-form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long-form registration (the “Registration Statement”). The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC within sixty (60) of the Filing Deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the Filing Deadline if the Registration Statement is reviewed by, and receives comments from, the SEC. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until all such securities cease to be Registrable Securities (as defined below) or such shorter period upon which all Subscribers with Registrable Securities included in such Registration Statement have notified the Company that such Registrable Securities have actually been sold. The Company will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable the Subscriber to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange, update or amend the Registration Statement as necessary to include Registrable Securities and provide customary notice to holders of Registrable Securities, including with respect to the effectiveness thereof or in the event the Registration Statement must be supplemented or amended.

b. Without limiting, and in addition to, the foregoing, the Company agrees to provide and cause its representatives to provide any Subscriber who subscribes for and/or holds as of the date hereof 10,000,000 or more shares of Class A Common Stock hereunder (an “Eligible Subscriber”) with reasonable assistance and cooperation in conducting one or more underwritten offerings, whether or not marketed, pursuant to the Registration Statement (the “Underwritten Rights”). In furtherance of the Underwritten Rights, the Company and each Eligible Subscriber will negotiate in good faith and enter into a letter agreement (the “Letter Agreement”) as promptly as practicable following the date hereof. Pursuant to the Letter Agreement, the Company will agree to: (i) pay all registration expenses related to such underwritten offerings, including costs and expenses related to SEC filing fees, FINRA filing fees, qualification and listing of the shares on the applicable stock exchange and reimbursement of one counsel for the Eligible Subscribers and (ii) provide the Eligible Subscribers with customary indemnification from the Company. For the purposes of this Subscription Agreement and the Letter Agreement, “Registrable Securities” shall mean, as of any date of determination, any shares of the Class A Common Stock held by a Subscriber, including shares issuable in connection with derivatives, in either case, whether now owned or hereinafter acquired, and any other securities issued or issuable with respect to any such shares of Class A Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (A) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (B) the earlier of (1) five (5) years and (2) such time that such holder has disposed of (or, if Rule 144(i) is no longer applicable to the Company or 144(i)(ii)(2) is amended to remove the reporting requirement preceding a disposition of securities, such time that such holder is able to dispose of) all of its, his or her Registrable Securities pursuant to Rule 144 without any volume limitations thereunder, (C) when they shall have ceased to be outstanding or (D) when such securities have been sold in a private transaction in which the transferor’s rights under this Section 5 are not assigned to the transferee of such securities. Notwithstanding the foregoing, the Company’s obligations to include Registrable Securities in a Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. The

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Underwritten Rights, including rights under the Letter Agreement, will be assignable by Eligible Subscribers in whole or in part to each Eligible Subscriber’s permitted assignees under this Subscription Agreement.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement or (c) if any of the conditions to Closing set forth in Section 2 of this Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated at the Closing; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Transaction Agreement promptly after the termination of such agreement.

7. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated August 13, 2015 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public shareholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its Representatives, hereby irrevocable waives any and all right, title and interest, or any claim of any kind they have or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement.

8. Miscellaneous.

a. Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.

b. The Company is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

c. This Subscription Agreement and all of Subscriber’s rights and obligations hereunder (including Subscriber’s obligation to purchase the Acquired Shares) may be transferred or assigned, at any time and from time to time, to one or more persons in related or unrelated transactions (each such person, a “Transferee”); provided that Subscriber, together with any controlled affiliates or employees of The Gores Group LLC or Platinum Equity LLC or their respective controlled affiliates party (or any other person so designated by the Subscriber) to any Other Subscription Agreement, shall retain a hold level of $50,000,000, in the aggregate, that may not be so transferred or assigned hereunder or under any such Other Subscription Agreement to any party other than to any other controlled affiliate or employee of The Gores Group LLC or Platinum Equity LLC or their respective controlled affiliates. Upon any such assignment:

(i) the applicable Transferee shall enter into a subscription agreement (each such subscription agreement, a “New Subscription Agreement”) with the Company to purchase that number of Subscriber’s

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Acquired Shares specified therein (the “Transferee Acquired Shares”), which New Subscription Agreement shall be in the same form as this Subscription Agreement, except that this Section 8.c. shall be replaced with the following:

“Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned.”; and

(ii) upon a Transferee’s execution and delivery of a New Subscription Agreement, the number of Acquired Shares to be purchased by Subscriber hereunder shall be reduced by the total number of Transferee Acquired Shares to be purchased by the applicable Transferee pursuant to the applicable New Subscription Agreement, which reduction shall be reflected by Subscriber and the Company amending this Subscription Agreement to update the “Number of Acquired Shares subscribed for” and “Aggregate Purchase Price” on the signature page hereto to reflect such reduced number of Acquired Shares, and Subscriber shall be fully and unconditionally released from its obligation to purchase such Transferee Acquired Shares hereunder.

d. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

e. The Company may request from Subscriber such additional information as the Company may deem necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures.

f. This Subscription Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought.

g. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the Sellers’ Representative (as defined in the Transaction Agreement), which shall be a third-party beneficiary to this Subscription Agreement and shall be entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

h. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

i. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

j. This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

k. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent

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breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

l. THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

GORES HOLDINGS, INC.

By:	/s/ Mark Stone
Name: Mark Stone Title: Chief Executive Officer

Date: July 5th, 2016

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SUBSCRIBER: GORES SPONSOR LLC

Signature of Subscriber: By: AEG Holdings, LLC Its: Managing Member By: /s/ Alec Gores Name: Alec Gores Title: Managing Member	Signature of Joint Subscriber, if applicable: By: Name: Title:

By: Platinum Equity, LLC Its: Managing Member By: /s/ Mary Ann Sigler Name: Mary Ann Sigler Title: CFO

Name of Subscriber: Gores Sponsor LLC (Please print. Please indicate name and capacity of person signing above)	Name of Joint Subscriber, if applicable: (Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):	Date: July 5th, 2016

Email Address: cpollard@gores.com

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street: c/o Gores Holdings, Inc. 9800 Wilshire Blvd. Beverly Hills, CA 90212	Mailing Address-Street (if different):
City, State, Zip: Attn:	City, State, Zip: Attn:

Telephone No.: (310) 209-3010	Telephone No.:

Facsimile No.: (310) 209-3310	Facsimile No.:

Number of Acquired Shares subscribed for:
17,755,358

Price Per Acquired Share: $9.18032787

Aggregate Purchase Price: $ 163,000,000
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

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SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

2.	☐ We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

B.	ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.	☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☒ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☒	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

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Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐ Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence must not be included as an asset; (b) indebtedness secured by the person’s primary residence up to the estimated fair market value of the primary residence must not be included as a liability (except that if the amount of such indebtedness outstanding at the time of calculation exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess must be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the residence must be included as a liability;

☐ Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☒ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

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Annex J-1

EXECUTIVE CHAIRMAN EMPLOYMENT AGREEMENT

This EXECUTIVE CHAIRMAN EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of July 28, 2016, by and among Hostess Brands, LLC, a Delaware limited liability company (“Hostess Brands” and, together with its Subsidiaries, the “Company”), C. Dean Metropoulos (the “Chairman”), Hostess Holdings, L.P., a Delaware limited partnership (“Hostess Holdings”), and Gores Holdings, Inc., a Delaware corporation (“Gores Holdings”), solely for purposes of Sections 3.1 and 3.3 hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the MTA (as defined below).

WHEREAS, the Chairman currently serves as the Executive Chairman of Hostess Brands and certain of its Affiliates pursuant to the terms of that certain letter agreement, dated April 9, 2013, by and among the Chairman, Hostess Brands and the other parties thereto (as amended, the “Original Agreement”);

WHEREAS, upon the Closing contemplated by that certain Master Transaction Agreement, dated as of July 5, 2016, entered into by and among Gores Holdings, Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”), and Sellers’ Representative (as may be amended from time to time, the “MTA”), Gores Holdings will acquire the Hostess Entities;

WHEREAS, simultaneously with the execution of this Agreement, Gores Holdings and the Chairman are entering into an Executive Chairman Agreement, which shall govern the terms of the Chairman’s service with Gores Holdings following the Closing (the “Gores Holdings Agreement”); and

WHEREAS, the Company and the Chairman desire that this Agreement and the Gores Holdings Agreement supersede and replace the Original Agreement and that certain Executive Chairman Employment Agreement entered into by and between the Chairman and Gores Holdings on July 5, 2016 (the “Prior Chairman Agreement”), in order to, in part, more appropriately reflect the Chairman’s anticipated role and the allocation of the Chairman’s duties as between Gores Holdings and its Subsidiaries, including Hostess Brands (and any side letters or similar agreements in effect between any Hostess Entity and the Chairman immediately prior to the Closing) and otherwise set forth the operative terms and conditions of the Chairman’s service as Executive Chairman of Gores Holdings and Hostess Brands, respectively, subject to and effective as of the Closing (the “Effective Date”).

NOW, THEREFORE, in consideration of such service and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hostess Brands and the Chairman agree as follows:

1. Position; Term. Hostess Brands hereby agrees to employ the Chairman, and the Chairman hereby agrees to serve Hostess Brands as a member and Executive Chairman of the board of directors of Hostess Brands or equivalent body, if any (the “Board”), and any Subsidiaries of Hostess Brands (each, a “Subsidiary Board”), and to provide the services described in Section 2 hereof, in each case, upon the terms and conditions contained in this Agreement. Subject to Section 5 hereof, the Chairman’s employment shall continue until December 31, 2018, and may be extended by mutual agreement of the parties until December 31, 2019 (the period of actual employment, the “Term”).

2. Duties. During the Term, the Chairman shall have such duties, authorities and responsibilities as are consistent with his position and shall commit such time as is reasonably necessary to fulfill such duties and responsibilities. The Chairman shall be reasonably available to the Chief Executive Officer and other members of management of the Company as needed. The Chairman shall also attend meetings of the Board and any other Subsidiary Boards to which he is appointed (whether in person or by means of conference telephone or other communications equipment).

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3. Compensation.

3.1 Salary. In consideration of the services rendered by the Chairman pursuant to this Agreement, (a) the Company shall provide the Chairman with an annualized base salary of $30,000, payable in accordance with the Company’s normal payroll practices, and (b) Hostess Holdings shall issue to the Chairman 2,496,000 fully vested Class B LP Units and Gores Holdings shall issue to the Chairman 2,496,000 fully vested shares of Class B Common Stock, par value $0.0001 per share, of Gores Holdings (“Class B Common Stock”). Such Class B LP Units and shares of Class B Common Stock shall be issued by Hostess Holdings and Gores Holdings, respectively, to the Chairman on the Effective Date.

3.2 Holding Period.

(a) In recognition that the Class B LP Units and shares of Class B Common Stock issued pursuant to Section 3.1 will not be subject to any service vesting requirements, the Chairman hereby acknowledges and agrees that prior to the one (1) year anniversary of the Effective Date, the Chairman shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute (“Transfer”) any of such Class B LP Units or shares of Class B Common Stock (or any shares of Class A Common Stock, par value $0.0001 per share, of Gores Holdings (“Class A Common Stock”) issued in exchange therefor pursuant to the Exchange Agreement), other than in transactions described in Section 3.2(b). The foregoing restriction is expressly agreed to preclude the Chairman from engaging in any hedging or other transaction which is designed to or which could reasonably be expected to lead to or result in a sale or disposition of such Class B LP Units or shares of Class B Common Stock (or shares of Class A Common Stock issued in exchange therefor), even if such Class B LP Units or shares of Class B Common Stock (or shares of Class A Common Stock issued in exchange therefor) would be disposed of by someone other than the Chairman. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of such Class B LP Units or shares of Class B Common Stock (or shares of Class A Common Stock issued in exchange therefor) of the Chairman or with respect to any security that includes, relates to, or derives any significant part of its value from such Class B LP Units or shares of Class B Common Stock (or shares of Class A Common Stock issued in exchange therefor).

(b) Notwithstanding the foregoing, (i) the Chairman may exchange Class B LP Units issued pursuant to Section 3.1 (together with the cancellation of a corresponding number of shares of Class B Common Stock) for shares of Class A Common Stock pursuant to the terms of the Exchange Agreement and (ii) the Chairman may Transfer Class B LP Units and a corresponding number of shares of Class B Common Stock (or shares of Class A Common Stock issued in exchange therefor) issued pursuant to Section 3.1 prior to the one (1) year anniversary of the Effective Date (A) in connection with any Transfer of a type described in Section 2(c) of that certain Registration Rights Agreement, dated as of the Effective Date, by and among Gores Holdings and the other parties thereto or (B) in one or more transactions for cash consideration, which consideration in the aggregate (calculated based on the actual amounts received by the Chairman in connection with such transactions) shall be equal to, or exceed by no more than de minimis amounts, the amount of withholding tax incurred in connection with the compensation described in Section 3.1(b) and reimbursed by the Chairman to the Company in accordance with Section 7.5.

3.3 2018 Earn-Out Opportunity.

(a) The Chairman shall have the opportunity to earn additional consideration in respect of 2018 (for purposes of this Section 3.3, references to 2018 shall be deemed to refer to the one year period commencing on January 1, 2018, and ending on December 31, 2018) in the form of fully vested shares of Class A Common Stock (the “2018 Shares”) if Gores Holdings and its Subsidiaries (collectively, the “Holdings Group”) achieve certain levels of Hostess EBITDA above the Hostess EBITDA target for 2018 (as set forth in further detail below), subject to the Chairman’s continued employment through December 31, 2018; provided, however, if the Company terminates the Chairman’s employment without Cause (as defined below), the Chairman dies or

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becomes disabled (within the meaning of the Company’s long-term disability policy), or the Chairman terminates his employment with Good Reason (as defined below), in any case prior to December 31, 2018, the Chairman shall remain eligible to receive the 2018 Shares in accordance with this Section 3.3 notwithstanding such termination of employment. If the Holdings Group achieves Hostess EBITDA for 2018 in the amounts set forth under “Hostess EBITDA Achieved for 2018” (which target amounts are based on the current Hostess EBITDA target for 2018 of $252,800,000), the Chairman shall be entitled to receive the number of 2018 Shares (i.e., shares of Class A Common Stock in addition to the securities issued pursuant to Section 3.1) set forth below:

Hostess EBITDA Achieved for 2018	Amount Above Target	2018 Shares Earned
$257,800,000 or more	$5,000,000	1,375,000 shares
$262,800,000 or more	$10,000,000	1,375,000 shares
Total potential 2018 Shares to be earned		2,750,000 shares

(b) For the purposes of this Agreement, “Hostess EBITDA” shall have the meaning set forth in, and be calculated in accordance with, the MTA. As soon as reasonably practicable following December 31, 2018, but in no event later than thirty (30) calendar days following the completion of the audited GAAP financial statements of Gores Holdings for 2018, Gores Holdings shall make all determinations as to the Hostess EBITDA achieved for 2018, and deliver, or cause to be delivered, to the Chairman an unaudited statement that sets forth in reasonable detail Gores Holdings’ calculation of the Hostess EBITDA for 2018 and the elements thereof. Such statement shall be the Initial Hostess EBITDA Statement for 2018, and Sections 2.6(a) – (d) of the MTA shall apply mutatis mutandis as if set forth herein, with references to “Sellers” or “Sellers’ Representative” referring to the Chairman.

(c) Within two (2) Business Days after the Final Hostess EBITDA for 2018 has been determined pursuant to Sections 2.6(a) – (d) of the MTA, Gores Holdings shall issue the shares of Class A Common Stock earned by the Chairman pursuant to this Section 3.3, if any, registered in the name of the Chairman or in the name of Hostess CDM Co-Invest or CDM Hostess if requested in writing by the Chairman. Notwithstanding anything to the contrary set forth herein, if 2018 Shares are to be issued in accordance with this Section 3.3, and at the time of such issuance, either CDM Hostess or Hostess CDM Co-Invest holds any Class B Common Stock and Class B LP Units, then in lieu of issuing Class A Common Stock hereunder, upon the Chairman’s written request, Gores Holdings (i) shall issue an equivalent number of shares of Class B Common Stock, and (ii) shall, and shall cause Hostess Holdings GP, LLC to, cause Hostess Holdings to issue an equivalent number of Class B LP Units, which Class B Common Stock and Class B LP Units shall be “2018 Shares” for purposes hereof and shall be subject to the exchange rights set forth in the Exchange Agreement.

(d) Upon the occurrence of an Acceleration Event prior to the determination of Final Hostess EBITDA for 2018 (and the issuance of any 2018 Shares in connection therewith), Gores Holdings shall, immediately prior to such Acceleration Event, issue or cause to be issued to the Chairman (or his designee in accordance herewith) the total potential 2018 Shares to be earned; provided, however, that if the Acceleration Event occurs in 2018, then (i) the reference to Section 2.6(h) of the MTA in clause (a) of the definition of Acceleration Event shall be deemed to refer to Section 3.3(e) hereof and (ii) clause (b) of the definition of Acceleration Event shall apply mutatis mutandis to 2018 and the target EBITDA amounts set forth under “Hostess EBITDA Achieved for 2018” in Section 3.3(a).

(e) From the Effective Date until the earlier of (i) the end of 2018 and (ii) the issuance of the 2018 Shares in accordance with this Section 3.3 (the “2018 Earn Out Period”), Gores Holdings (A) shall not, and shall cause each of its controlled Affiliates (including the Hostess Entities) to not, without the prior written consent of the Chairman, take any actions that have the primary purpose of avoiding, reducing or preventing the achievement or attainment of the target EBITDA amounts set forth under “Hostess EBITDA Achieved for 2018” in Section 3.3(a), (B) shall, and shall cause each of its controlled Affiliates (including the Hostess Entities) to, conduct the business of the Hostess Entities in good faith, and (C) shall reserve and keep available for issuance

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such number of shares of Class A Common Stock and Class B Common Stock as shall from time to time be sufficient to permit the issuance of all 2018 Shares and shall take all action required to increase the authorized number of shares of Class A Common Stock or Class B Common Stock, as applicable, if at any time there shall be insufficient authorized and unissued shares to permit such reservation.

(f) If, following the Effective Date, any member of the Holdings Group makes any acquisition or divestiture of a company, business or assets and such event would, in the opinion of the board of directors of Gores Holdings (the “Gores Holdings Board”) (acting reasonably and in good faith) have an effect on the Hostess EBITDA for 2018, then the target EBITDA amounts set forth under “Hostess EBITDA Achieved for 2018” in Section 3.3(a) shall be adjusted in such a manner as, in the Gores Holdings Board’s opinion (acting reasonably and in good faith), would be appropriate for purposes of taking into account the pro-forma full-year impact of such acquisition or disposition (including synergies actually realized in-year) on Hostess EBITDA for the year in which such acquisition or divestiture takes place as well as for any subsequent years. For illustrative purposes only, if an acquisition after the Effective Date results in a $50,000,000 increase in Hostess EBITDA for 2018, then the target EBITDA amounts set forth under “Hostess EBITDA Achieved for 2018” will be increased by $50,000,000.

(g) For the purposes of this Agreement, “Cause” means (i) the Chairman’s conviction of, or plea of guilty to, a felony, that materially impairs his ability to perform his duties for the Company or (ii) his gross dereliction, gross negligence or malfeasance in the performance of his duties under this Agreement; provided that, the Company’s termination of the Chairman’s employment shall not be deemed to be for Cause unless and until the Company has delivered to the Chairman a written notice specifying in reasonable detail the actions or inactions that the Company believes constitute Cause hereunder, and the Chairman has been given a reasonable opportunity, which shall not be less than sixty (60) days after delivery of the notice of termination for Cause, to respond to such written notice (including the opportunity to meet with the Board, together with the Chairman’s counsel) and/or cure such actions or inactions (to the extent curable).

(h) For the purposes of this Agreement, “Good Reason” means (i) any material adverse change in the Chairman’s title, role, or responsibilities to the Company or Gores Holdings, including his removal from the Board or any Subsidiary Board or the Gores Holdings Board, (ii) the Company’s breach of any material provision of this Agreement, (iii) at any time on or after January 1, 2018, the Chairman’s good faith determination that, based on the professional opinion of his physician and in the interest of the Chairman’s health and well-being, any medical condition that he is then suffering requires him to step down from his position and duties with the Company, or (iv) the alteration, amendment, addition to or repeal of Article IX of the Second Amended and Restated Certificate of Incorporation of Gores Holdings, or the adoption of any provision of the Second Amended and Restated Certificate of Incorporation of Gores Holdings inconsistent with such Article IX in effect as of the Effective Time, in each case, without the prior written consent of the Chairman; provided that the Chairman’s termination of his employment shall not be deemed to be for Good Reason under clause (i) or (ii) above unless and until the Chairman has delivered to Hostess Brands a written notice specifying in reasonable detail the circumstances constituting Good Reason hereunder, and Hostess Brands has been given a reasonable opportunity, which shall not be less than sixty (60) days after delivery of the notice of termination for Good Reason, to respond to such written notice and/or cure such circumstances (to the extent curable).

3.4 Representations. The Chairman acknowledges that the shares of Class A Common Stock, Class B Common Stock and/or Class B LP Units acquired or to be acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state or foreign securities laws. The Chairman is acquiring such securities for his own account solely for investment purposes and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities laws. The Chairman acknowledges that such securities will not be registered under the Securities Act or any applicable state or foreign securities laws and that such securities may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities laws or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities laws, as applicable. The Chairman has

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sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investment in such securities and is capable of bearing the economic risks of such investment. The Chairman represents that he is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5 Benefits. During the Term, the Chairman shall be entitled to participate in any employee benefit plan that any member of the Holdings Group has adopted or may adopt, maintain, or contribute to for the benefit of its and its affiliates’ employees generally, subject to satisfying the applicable eligibility requirements. The Chairman’s participation will be consistent with applicable law and the terms of the applicable plans. The Company agrees to provide the Chairman with all reasonable back-office support necessary for the Chairman to perform his duties hereunder, including access to technology and secretarial support. During the Term, the Chairman shall have continued access to and use of the automobile provided to the Chairman pursuant to Section 5 of the Original Agreement. Upon the Chairman’s termination of employment with the Company for any reason, title and ownership of the automobile shall be transferred to the Chairman at no additional cost, subject to any taxes applicable to such transfer.

4. Reimbursement of Expenses. The Company shall promptly reimburse the Chairman for all reasonable and necessary expenses actually incurred by him directly in connection with the business and affairs of the Company and the performance of his duties hereunder, in each case subject to appropriate substantiation and itemization of such expenses and fees in accordance with the guidelines and limitations established by the Company from time to time. For the avoidance of doubt, the Chairman shall be entitled to travel for business reasons on his personal aircraft (or leased or chartered aircraft of a comparable size and type) consistent with past practice, and the Company shall promptly reimburse the Chairman for the cost of such travel in an amount not to exceed $25,000 per month during the Term (less the amount of any reimbursements in the applicable month for personal aircraft travel paid to the Chairman by Gores Holdings in connection with his services pursuant to the Gores Holdings Agreement).

5. Termination.

5.1 General. The Chairman’s employment hereunder may be terminated earlier than as provided in Section 1 either (a) at the option of the Company at any time with or without Cause, by written notice to the Chairman, or (b) at the option of the Chairman for any or no reason, on thirty (30) days’ prior written notice to the Company (which the Company may, in its sole discretion, make effective as a resignation earlier than the termination date provided in such notice). For the avoidance of doubt, (i) if the Effective Date does not occur, this Agreement shall automatically terminate and be of no further force or effect without any further action by the Company or the Chairman and (ii) Section 3.3 shall survive any termination of the Chairman’s employment hereunder in accordance with their respective terms.

5.2 Resignation as Chairman. Upon any termination of the Chairman’s employment, if the Chairman is not then otherwise entitled to designate a director to serve on the Board or any Subsidiary Board pursuant to a written agreement between the Chairman and the Company or any of its Affiliates, the Chairman shall be deemed to have resigned as a member of the Board and each Subsidiary Board, to the extent applicable.

6. Indemnification. On the Effective Date, the Company and the Chairman shall enter into a customary director and officer indemnification in a form mutually agreed upon by the Company and the Chairman.

7. Miscellaneous.

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7.1 Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed effective when delivered by hand or mailed by certified mail, postage and fees prepaid, or nationally recognized overnight express mail service, as follows:

If to the Company, Gores Holdings or Hostess Holdings:

c/o Gores Holdings, Inc.

9800 Wilshire Blvd.

Beverly Hills, CA 90212

Attention: Mark Stone

If to the Chairman:

The last address shown on records of the Company, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: Edward T. Ackerman, Esq.

E-mail: eackerman@paulweiss.com

Facsimile: (212) 757-3990

7.2 Entire Agreement; Termination. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the subject matter hereof. This Agreement supersedes all prior understandings and agreements with respect to the subject matter hereof, whether written or oral, including, without limitation, the Original Agreement and the Prior Chairman Agreement, which shall have no force or effect as of the Effective Date. In the event that the Effective Date does not occur, this Agreement will automatically terminate and be void ab initio.

7.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.4 Amendments; Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of Hostess Brands and the Chairman. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

7.5 Tax Withholding. Hostess Brands shall deduct and withhold from any amounts payable under this Agreement such federal, state, local or other taxes to the extent required to be withheld pursuant to applicable law. Hostess Brands shall treat (a) the Chairman as an employee of Hostess Brands for purposes of Section 3121(d) of the Code (and similar provisions of state and local law) for the period during which the Chairman provides services to Hostess Brands under this Agreement and (b) the compensation payable to the Chairman under Sections 3.1 and 3.3 as wages for purposes of Section 3121(a) of the Code (and similar provisions of state and local law). For so long as the Chairman is an employee of Hostess Brands, the Chairman shall reimburse Hostess Brands for any withholding tax incurred in connection with the compensation described in Sections 3.1(b) and 3.3 (for the avoidance of doubt, excluding the employer portion of employment taxes);

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provided, that the Chairman’s reimbursement obligation in respect of the compensation described in Section 3.1(b) may, at the election of the Chairman, be satisfied by a set-off of the amount otherwise payable by Hostess Brands to Hostess CDM Co-Invest pursuant to Section 2.4(b)(ii) of the MTA.

7.6 Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses, such reimbursements shall be made as soon as practicable following the Chairman’s submission for reimbursement but in no event later than the last day of the Chairman’s taxable year following the taxable year in which the related expense was incurred. Such reimbursements are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursements that the Chairman receives in one taxable year shall not affect the amount of such benefits or reimbursements that he receives in any other taxable year.

7.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.8 Counterparts. This Agreement may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart of such document signed by the other parties. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

HOSTESS BRANDS, LLC

By:	/s/ Michael Cramer

Name:	Michael Cramer
Title:	Executive Vice President and Chief Administrative Officer

CHAIRMAN

/s/ C. Dean Metropoulos
C. Dean Metropoulos

HOSTESS HOLDINGS, L.P.

By:	/s/ Michael Cramer

Name:	Michael Cramer
Title	Authorized Signatory

GORES HOLDINGS, INC., solely for purposes of Sections 3.1 and 3.3

By:	/s/ Mark Stone

Name:	Mark Stone
Title:	Chief Executive Officer

[Signature page to Executive Chairman Employment Agreement]

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Annex J-2

EXECUTIVE CHAIRMAN AGREEMENT

This EXECUTIVE CHAIRMAN AGREEMENT (this “Agreement”) is entered into as of July 28, 2016, by and between Gores Holdings, Inc., a Delaware corporation (“Gores Holdings”), and C. Dean Metropoulos (the “Chairman”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the MTA (as defined below). This Agreement amends and restates in its entirety that certain Executive Chairman Employment Agreement entered into by and between the parties on July 5, 2016 (the “Prior Chairman Agreement”), in order to, in part, more appropriately reflect the Chairman’s anticipated role and the allocation of the Chairman’s duties as between Gores Holdings and its Subsidiaries.

WHEREAS, the Chairman currently serves as the Executive Chairman of Hostess Brands, LLC (“Hostess Brands”) and certain of its Affiliates pursuant to the terms of that certain letter agreement, dated April 9, 2013, by and among the Chairman, Hostess Brands and the other parties thereto (as amended, the “Original Agreement”);

WHEREAS, upon the Closing contemplated by that certain Master Transaction Agreement, dated as of July 5, 2016, entered into by and among Gores Holdings, Homer Merger Sub, Inc., AP Hostess Holdings, L.P., Hostess CDM Co-Invest, LLC, a Delaware limited liability company (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC, a Delaware limited liability company (“CDM Hostess”), and Sellers’ Representative (as may be amended from time to time, the “MTA”), Gores Holdings will acquire the Hostess Entities;

WHEREAS, simultaneously with the execution of this Agreement, Hostess Brands and the Chairman are entering into an Executive Chairman Employment Agreement, which will govern the terms of the Chairman’s continued employment with Hostess Brands following the Closing (the “Hostess Brands Employment Agreement”); and

WHEREAS, Gores Holdings and the Chairman desire that this Agreement and the Hostess Brands Employment Agreement supersede and replace the Original Agreement and the Prior Chairman Agreement (and any side letters or similar agreements in effect between any Hostess Entity and the Chairman immediately prior to the Closing) and otherwise set forth the operative terms and conditions of the Chairman’s service as Executive Chairman of Gores Holdings and Hostess Brands, respectively, subject to and effective as of the Closing (the “Effective Date”).

NOW, THEREFORE, in consideration of such service and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gores Holdings and the Chairman agree as follows:

1. Position; Term.

1.1 Gores Holdings hereby agrees to engage the officer and director services of the Chairman, and the Chairman hereby agrees to serve Gores Holdings as a member and Executive Chairman of the board of directors of Gores Holdings (the “Board”) and the board of directors (or equivalent body) of any Subsidiaries of Gores Holdings (each, a “Subsidiary Board”) and to provide the services described in Section 2 hereof, in each case, upon the terms and conditions contained in this Agreement. Subject to Section 5 hereof, the Chairman’s service with Gores Holdings shall continue until December 31, 2018, and may be extended by mutual agreement of the parties until December 31, 2019 (the period of actual service, the “Term”).

1.2 From and after the Effective Date, for so long as the Chairman, Hostess CDM Co-Invest (and any series thereof), CDM Hostess (and any series thereof) and their respective Permitted Transferees (as defined in the Fourth Amended and Restated Limited Partnership Agreement of Hostess Holdings, as amended) (collectively, the “CDM Holders”) in the aggregate hold a number of shares of Holding’s capital stock equal to or in excess of seven and one half percent (7.5%) of Holding’s fully-diluted capital stock, the Chairman shall have the right, but

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not the obligation, to designate one (1) member for election to the Board and any Subsidiary Board (the “CDM Designee”); provided, however, that as long as the Chairman is serving as a member and Executive Chairman of the Board pursuant to Section 1.1, the Chairman shall be the CDM Designee. Until such time as the CDM Holders in the aggregate hold a number of shares of Gores Holdings’ capital stock less than seven and one half percent (7.5%) of Gores Holdings’ fully-diluted capital stock, after which the right of the Chairman to designate a member of the Board pursuant to this Section 1.2 shall terminate and be of no further force or effect, (a) Gores Holdings shall take all commercially reasonable actions so as to cause to be elected to the Board (and not removed unless directed by the Chairman) the CDM Designee and (b) Gores Holdings shall, and shall cause its Subsidiaries to, elect (and not remove unless directed by the Chairman) the CDM Designee at each Subsidiary Board.

2. Duties.

2.1 General. During the Term, the Chairman shall have such duties, authorities and responsibilities as are consistent with his position and shall commit such time as is reasonably necessary to fulfill such duties and responsibilities. The Chairman shall be reasonably available to the Chief Executive Officer and other members of management of Gores Holdings as needed. The Chairman shall also attend meetings of the Board and any other Subsidiary Boards to which he is appointed (whether in person or by means of conference telephone or other communications equipment). Gores Holdings acknowledges that during the Term, the Chairman will continue to be engaged in other businesses and activities unrelated to the business of Gores Holdings that do not constitute a Competitive Business (as defined below); provided, that any passive investment of up to ten percent (10%) of the debt and/or equity securities (including any derivative instrument convertible into debt or equity) in any corporation or other entity shall be deemed not to be engaging in a Competitive Business. For purposes hereof, “Competitive Business” shall mean the business of manufacturing, marketing, selling and distributing bakery sweet goods, including cake and other snack and dessert products (including fruit pies).

2.2 Corporate Opportunity. Notwithstanding the foregoing, the Chairman shall not be deemed to be engaging in a Competitive Business as a result of advising his immediate family members or his or their respective affiliates (collectively, the “CDM Parties”) in connection with their investment in, ownership of, or sale of (a) any company or business in which any of the CDM Parties is considering an investment, and with respect to which any of the CDM Parties has executed a nondisclosure agreement, in each case on or prior to July 5, 2016, or (b) any company or business that is presented in writing by the Chairman (together with reasonable detail with respect thereto) to the Board as a potential opportunity for Gores Holdings (a “Potential Opportunity”) and that the Board determines not to pursue (it being understood and agreed that Gores Holdings shall be deemed to have declined any Potential Opportunity if the Board fails to respond in writing within ten (10) Business Days following notice thereof by the Chairman). It is further acknowledged and agreed that this Section 2 is independent of, and not in limitation of, Article IX (Corporate Opportunity) of the Second Amended and Restated Certificate of Incorporation of Gores Holdings.

3. Compensation. The Chairman shall not receive any remuneration from Gores Holdings in connection with his services to Gores Holdings as Executive Chairman pursuant to this Agreement.

4. Reimbursement of Expenses. Gores Holdings shall promptly reimburse the Chairman for all reasonable and necessary expenses actually incurred by him directly in connection with the business and affairs of Gores Holdings and the performance of his duties hereunder, in each case subject to appropriate substantiation and itemization of such expenses and fees in accordance with the guidelines and limitations established by Gores Holdings from time to time. For the avoidance of doubt, the Chairman shall be entitled to travel for business reasons on his personal aircraft (or leased or chartered aircraft of a comparable size and type) consistent with past practice, and Gores Holdings shall promptly reimburse the Chairman for the cost of such travel in an amount not to exceed $25,000 per month during the Term (less the amount of any reimbursements in the applicable month for personal aircraft travel paid to the Chairman by Hostess Brands in connection with his services pursuant to the Hostess Brands Employment Agreement).

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5. Termination.

5.1 General. The Chairman’s service hereunder may be terminated earlier than as provided in Section 1 either (a) at the option of Gores Holdings at any time with or without cause, by written notice to the Chairman, or (b) at the option of the Chairman for any or no reason, on thirty (30) days’ prior written notice to Gores Holdings (which Gores Holdings may, in its sole discretion, make effective as a resignation earlier than the termination date provided in such notice). For the avoidance of doubt, (i) if the Effective Date does not occur, this Agreement shall automatically terminate and be of no further force or effect without any further action by Gores Holdings or the Chairman and (ii) Section 1.2 shall survive any termination of the Chairman’s service hereunder in accordance with its terms.

5.2 Resignation as a Chairman. Upon any termination of the Chairman’s service, if the Chairman is not then otherwise entitled to designate a director to serve on the Board pursuant to a written agreement between the Chairman and Gores Holdings, the Chairman shall be deemed to have resigned as a member of the Board and any other Subsidiary Board, to the extent applicable.

6. Indemnification. On the Effective Date, Gores Holdings and the Chairman shall enter into a customary director and officer indemnification agreement in a form mutually agreed upon by Gores Holdings and the Chairman.

7. Miscellaneous.

7.1 Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed effective when delivered by hand or mailed by certified mail, postage and fees prepaid, or nationally recognized overnight express mail service, as follows:

If to Gores Holdings:

Gores Holdings, Inc. 9800 Wilshire Blvd. Beverly Hills, CA 90212 Attention: Mark Stone

If to the Chairman:

The last address shown on records of Gores Holdings, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019-6064 Attention: Edward T. Ackerman, Esq. E-mail: eackerman@paulweiss.com Facsimile: (212) 757-3990

7.2 Entire Agreement; Termination. This Agreement constitutes the entire agreement and understanding between the parties hereto with regard to the subject matter hereof. This Agreement supersedes all prior understandings and agreements with respect to the subject matter hereof, whether written or oral, including, without limitation, the Original Agreement and the Prior Chairman Agreement, which shall have no force or effect as of the Effective Date. In the event that the Effective Date does not occur, this Agreement will automatically terminate and be void ab initio.

7.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part hereof, (c) the

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remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

7.4 Amendments; Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of Gores Holdings and the Chairman. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

7.5 Tax Withholding. The Chairman shall be solely responsible for all tax payments related to his services with Gores Holdings, and Gores Holdings shall not deduct or withhold from any amounts payable under this Agreement any federal state, local or other taxes.

7.6 Section 409A. With regard to any provision herein that provides for reimbursement of costs and expenses, such reimbursements shall be made as soon as practicable following the Chairman’s submission for reimbursement but in no event later than the last day of the Chairman’s taxable year following the taxable year in which the related expense was incurred. Such reimbursements are not subject to liquidation or exchange for another benefit and the amount of such benefits and reimbursements that the Chairman receives in one taxable year shall not affect the amount of such benefits or reimbursements that he receives in any other taxable year.

7.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.8 Counterparts. This Agreement may be executed in counterparts, and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart of such document signed by the other parties. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

[Signature Page to Follow]

J-2-4

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

GORES HOLDINGS, INC.

By:	/s/ Mark Stone

Name:	Mark Stone
Title:	Chief Executive Officer

CHAIRMAN

/s/ C. Dean Metropoulos
C. Dean Metropoulos

[Signature page to Executive Chairman Employment Agreement]

J-2-5

Annex K

GORES SPONSOR LLC

c/o The Gores Group, LLC

9800 Wilshire Boulevard

Beverly Hills, CA 90212

July 5, 2016

C. Dean Metropoulos

200 Greenwich Avenue

Greenwich, CT 06830

RE: Gores Holdings, Inc.

Reference is made to that certain Master Transaction Agreement (the “Transaction Agreement”), dated on or about the date hereof, pursuant to which Gores Holdings, Inc., a Delaware corporation (“Gores Holdings”), will acquire from the sellers named therein all of the entities and interests comprising the business of the Hostess Brands (the “Transaction”).

This letter agreement (this “Letter Agreement”) is being entered into in connection with the proposed sale, assignment or transfer (“Transfer”; “Transferred” has a correlative meaning) of an aggregate of 12,308,929 shares (the “Bridge Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Gores Holdings representing an aggregate purchase price of $113 million, to Gores Sponsor LLC, a Delaware limited liability company (the “Sponsor”), together with Platinum Equity, LLC and each of their respective affiliates and the employees of the foregoing (collectively, the “Sponsor Parties”) pursuant to any subscription agreement entered into by the Sponsor and Gores Holdings. In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor and Gores Holdings hereby agree with C. Dean Metropoulos (“Metropoulos”) as follows:

1.

To the extent that any of the Sponsor Parties successfully Transfer all or any portion of the Bridge Shares to any person or entity other than a Sponsor Party (“Non-Sponsor Parties”) prior to the consummation of the Transaction (the “Closing”), the Sponsor shall, immediately prior to the Closing, cause Gores Holdings to, and Gores Holdings shall, cancel and issue the following to Metropoulos or his designated transferee: (a) 2,000,000 of the private placement warrants issued by Gores Holdings to the Sponsor and entitling the holder thereof to purchase one-half of one share of Class A Common Stock, par value $0.0001, per warrant (the “Warrants”); and (b) 500,000 shares of Gores Holdings’ Class F Common Stock, par value $0.0001 per share, held by the Sponsor (the “Founder Shares”); provided, however, to the extent that the Sponsor Parties Transfer to Non-Sponsor Parties less than all of the Bridge Shares prior to the Closing, Metropoulos shall only be entitled to receive an amount of Warrants and Founder Shares equal to the product of (i) the Warrants and Founder Shares that Metropoulos would have otherwise been entitled to receive had all Bridge Shares been Transferred to Non-Sponsor Parties on or prior to Closing and (ii) a fraction, the numerator of which is the actual number of Bridge Shares Transferred to Non-Sponsor Parties on or prior to Closing and the denominator of which is the number of Bridge Shares. Any resulting fraction of Founder Shares and Warrants shall be rounded up to a whole number.

2.

This Letter Agreement shall terminate upon the earliest to occur of: (a) the mutual written agreement of the parties hereto; (b) the valid termination of the Transaction Agreement in accordance with its terms; (c) the date of Closing if none of the Bridge Shares have been Transferred on or prior to the date thereof; and (d) the date on which the transactions contemplated pursuant to Section 1 hereof are fully consummated.

This Letter Agreement may be amended or modified only with the express written agreement of the parties hereto. This Letter Agreement is made pursuant to and shall be governed by the laws of the State of Delaware, without regard to conflict of law principles. Delivery of an executed counterpart to this Letter Agreement by facsimile or by electronic mail in portable document format (PDF) shall be effective as delivery of a manually executed original counterpart to this Letter Agreement.

[Remainder of page intentionally left blank]

If the foregoing correctly sets forth your understanding of the subject matter hereof, please so indicate by executing this letter agreement in the space provided below.

Very truly yours,

GORES SPONSOR LLC

By: AEG Holdings, LLC
Its: Managing Member

By:	/s/ Alec Gores
Name: Alec Gores
Title: Managing Member

By: Platinum Equity, LLC
Its: Managing Member

By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler
Title: Chief Financial Officer

[Signature Page to Letter Agreement re: C. Dean Metropoulos]

Acknowledged and Agreed:

/s/ C. Dean Metropoulos
C. Dean Metropoulos

[Signature Page to Letter Agreement re: C. Dean Metropoulos]

Acknowledged and Agreed,

solely as it relates to the cancellation and issuance

of the Founder Shares and Warrants pursuant to Section 1 hereof:

GORES HOLDINGS, INC.

By:	/s/ Mark Stone
	Name:	Mark Stone
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement re: C. Dean Metropoulos]

Annex L

HOSTESS BRANDS, INC.

2016 EQUITY INCENTIVE PLAN

1. Purpose.

The purpose of the Hostess Brands, Inc. 2016 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan and/or an Award Agreement (as defined below), they shall have the meanings specified below:

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Other Stock-Based Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof and payable based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Cause” shall have the meaning set forth in Section 13.2(b) hereof.

“Change of Control” shall have the meaning set forth in Section 12.2 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or (iii) the Board, as determined by the Board.

“Common Stock” means the Company’s Class A common stock, par value $0.0001 per share.

“Company” means Hostess Brands, Inc., a Delaware corporation, or any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee or such later date as the Committee may specify to be the effective date of an Award.

“Disability” shall mean, unless otherwise defined in an individual Award Agreement, the Participant has been unable to perform the essential duties, responsibilities and functions of Participant’s position with the Company and its subsidiaries by reason of any medically determinable physical or mental impairment for 180 days in any one-year period and has qualified to receive long-term disability payments under the Company’s long-term disability policy, as may be in effect from time to time. Participant shall cooperate in all respects with the Company if a question arises as to whether Participant has become subject to a Disability (including, without limitation, submitting to reasonable examinations by one or more medical doctors and other health care specialists selected by the Company and authorizing such medical doctors and other health care specialists to discuss Participant’s condition with the Company). Notwithstanding the foregoing, in the event that a Participant is party to an employment, consulting, severance or other service-related agreement with the Company or any of its affiliates and such agreement contains a definition of “Disability,” the definition of “Disability” set forth above shall be deemed replaced and superseded, with respect to such Participant, by the definition of “Disability” used in such agreement.

“Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Excluded Persons” means each of Gores Sponsor LLC, AP Hostess Holdings, L.P., CDM Hostess Class C, LLC and Hostess DM Co-Invest, LLC and their respective affiliates.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, the closing price as quoted on Nasdaq or on such other principal exchange or market on which the Common Stock is then traded, or if the Common Stock was not traded on such date, then the immediately preceding date on which sales of shares of Common Stock have been so quoted or reported shall be used. If there should not be a public market for the Common Stock on such date, “Fair Market Value” shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“GAAP” means United States generally accepted accounting principles.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Incumbent Directors” shall have the meaning set forth in Section 12.2(b) hereof.

“Nasdaq” means The Nasdaq Stock Market.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Other Stock-Based Awards” shall have the meaning set forth in Section 11 hereof.

“Outstanding Company Voting Securities” shall have the meaning set forth in Section 12.2(a) hereof.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Criteria” shall have the meaning set forth in Section 10.3 hereof.

“Performance Goals” shall have the meaning set forth in Section 10.4 hereof.

“Performance Stock Unit” means a Restricted Stock Unit designated as a Performance Stock Unit under Section 9.1 hereof, to be paid or distributed based on or conditioned upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means the Hostess Brands, Inc. 2016 Equity Incentive Plan as set forth herein, effective and as may be amended from time to time as provided herein, and includes any sub-plan or appendix that may be created and approved by the Board to allow Eligible Persons of Subsidiaries to participant in the plan.

“Policy” shall have the meaning set forth in Section 13.3(b) hereof.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Share Reserve” shall have the meaning set forth in Section 4.1 hereof.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration.

3.1 Committee Members. The Plan shall be administered by the Committee; provided, however, if there is a Committee but the Board is not acting as the Committee, the Board may exercise any and all authority granted to the Committee under the Plan, including without limitation the right to grant awards to executive officers and other Eligible Persons; provided, further, in the case of Awards to executive officers, the grants shall be based on the recommendation of a Committee (or subcommittee of the Board) comprised of “independent directors” under the rules adopted by Nasdaq. To the extent required by, or intended to obtain an exemption or benefit under, applicable law or securities exchange rules, it is intended that the Committee or subcommittee thereof be comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan and who satisfy the requirements for (i) an “independent director” under rules adopted by Nasdaq or such other principal exchange or market on which the Common Stock is then traded, (ii) a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act, and/or (iii) an “outside director” under Section 162(m) of the Code, as applicable. Notwithstanding the foregoing, the mere fact that an Award has been granted inconsistent with any of the foregoing provisions of this Section 3.1 shall not invalidate any Award which is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (vii) make all determinations it deems advisable for the administration of the Plan, (viii) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (ix) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (x) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change of Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (xi) adopt such procedures, modifications or subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or employed outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or board of directors of a Subsidiary or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate in writing to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) or such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof, the total number of Shares of Common Stock that are reserved for issuance under the Plan (the “Share Reserve”) shall equal 7,150,000 shares of Common Stock. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, however, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. Shares of Common Stock that are (i) tendered by a Participant or withheld by the Company in payment of the exercise, base or purchase price relating to an Award, (ii) tendered by the Participant or withheld by the Company to satisfy any taxes or tax withholding obligations with respect to an Award, or (iii) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right under the Plan, as applicable, will not be available for future Awards under the Plan.

4.2 Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, or otherwise terminated without delivery of the shares of Common Stock or payment of consideration to the Participant under the Plan (other than as contemplated by Section 4.1), the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, as applicable, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company.

4.3 Awards Granted to Eligible Persons Other Than Non-Employee Directors. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, (iv) Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals, and (v) Other Stock-Based Awards that vest in full or in part based on the attainment of Performance Goals, in each case that are granted to any single Eligible Person other than a Non-Employee Director in any single calendar year during the term of the Plan shall be limited to 1,000,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof), except for calendar year 2016, in which case such limit shall be 2,000,000 shares.

4.4 Awards Granted to Non-Employee Directors. Annual compensation awarded to any Non-Employee Director during each fiscal year, including both shares of Common Stock subject to Awards and any cash fees paid to such Non-Employee Director (but excluding expense reimbursements), may not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

4.5 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to stockholders of the Company), the Committee shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof (including the maximum number of shares of Common Stock that may become payable to a Participant provided in Sections 4.3 and 4.4 hereof), (ii) the number and kind of shares of Common Stock, shares of other classes of the Company’s common stock, securities, units or other rights or property subject to, or issuable in respect of, then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) the maximum amount that may become payable to a Participant under Cash Performance Awards provided in Section 10.1 hereof, (v) other value determinations applicable to the Plan and/or outstanding Awards, (vi) any dividend equivalent rights associated with outstanding Awards and (vii) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code. Without limitation, any adjustments made pursuant to this Section 4.5 may in the Committee’s sole discretion be made through the granting of dividend equivalent rights to holders of outstanding Awards.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to such Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person shall be represented by an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 15.2 hereof.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. All Stock Options granted under the Plan to U.S. taxpayers are intended to comply with or be exempt from the requirements of Section 409A of the Code.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a Stock Option shall be ten years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s

Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Subject to Section 409A of the Code and the provisions of this Section 6, the Committee may extend at any time the period in which a Stock Option may be exercised.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price may be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion in an Award Agreement or otherwise (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In accordance with Section 15.12 hereof, and in addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 15.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of proposed transfer. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.3 hereof.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation Section 1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Stock Options into account in the order in which granted. Any Stock Option grant that exceeds such limit shall be treated as a non-qualified stock option.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five years.

(d) Termination of Service. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than (i) three months following termination of Service of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of Service of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than in accordance with Section 15.3 hereof, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (i) cancel a Stock Option when the exercise price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change of Control) or cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or (ii) approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by Nasdaq or such other principal exchange or market on which the Common Stock is then traded.

6.9 Dividend Equivalent Rights. Dividends shall not be paid with respect to Stock Options. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Options to the extent permitted by the Committee and set forth in the Award Agreement.

6.10 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares underlying a Stock Option until such time as shares or Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be non-transferable, except as provided in Section 15.3 hereof. All Stock Appreciation Rights granted under the Plan to U.S. taxpayers are intended to comply with or otherwise be exempt from the requirements of Section 409A of the Code.

7.2 Stand-Alone and Tandem Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option, or may be granted in tandem with a Stock Option, either on the Date of Grant or at any time thereafter during the term of the Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a

Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee; provided, however, that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.4 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (i) cancel a Stock Appreciation Right when the base price per share exceeds the Fair Market Value of one share of Common Stock in exchange for cash or another Award (other than in connection with a Change of Control) or cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or (ii) approve any modification to such Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by Nasdaq or such other principal exchange or market on which the Common Stock is then traded.

7.5 Dividend Equivalent Rights. Dividends shall not be paid with respect to Stock Appreciation Rights. Dividend equivalent rights shall be granted with respect to the shares of Common Stock subject to Stock Appreciation Rights to the extent permitted by the Committee and set forth in the Award Agreement.

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or made subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally, at the times of vesting or other payment of the Restricted Stock Award or otherwise. Notwithstanding anything in this Section 8.4 to the contrary, dividends and other distributions made with respect to a Restricted Stock Award that is subject to performance-based vesting shall not be paid until, and only to the extent that, the Award vests.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit is equal to the Fair Market Value of a share of Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine. In addition, a Restricted Stock Unit may be designated as a “Performance Stock Unit,” the vesting requirements of which may be based, in whole or in part, on the attainment of pre-established business and/or individual Performance Goal(s) over a specified performance period designed to meet the requirements for exemption under Section 162(m) of the Code, or otherwise, as approved by the Committee in its discretion. Restricted Stock Units shall be non-transferable, except as provided in Section 15.3 hereof.

9.2 Vesting of Restricted Stock Units. The Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) and/or on such other terms and conditions as approved by the Committee (including Performance Goal(s)) designed to meet the requirements for exemption under Section 162(m) of the Code and/or on such other terms and conditions as approved by the Committee in its discretion. If the vesting requirements of a Restricted Stock Unit Award are not satisfied, the Award shall be forfeited.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of a share of Common Stock, determined on such date or over such time period as determined by the Committee.

9.4 Dividend Equivalent Rights. Restricted Stock Units may be granted together with dividend equivalent rights with respect to the shares of Common Stock subject to the Award, which dividend equivalent rights may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion. Any payments made pursuant to dividend equivalent rights will be paid at such times as determined by the Committee in its discretion (including, without limitation, at the times paid to stockholders generally or at the times of vesting or payment of the Restricted Stock Units). Notwithstanding anything in this Section 9.4 to the contrary, dividends and other distributions made with respect to a Restricted Stock Unit that is subject to performance-based vesting shall not be paid until, and only to the extent that, the Award vests. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units.

9.5 No Rights as Stockholder. The Participant shall not have any rights as a stockholder with respect to the shares subject to a Restricted Stock Unit until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10. Cash Performance Awards and Performance Criteria.

10.1 Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code is limited to $10,000,000. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award upon a Change of Control or termination of Service under certain circumstances, as set forth in the Award Agreement. Cash Performance Awards shall be non-transferable, except as provided in Section 15.3 hereof.

10.2 Payment. Payment amounts may be based on the attainment of specified levels of the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels, and performance falling between such levels. The requirements for payment may be also based upon the continued Service of the Participant with the Company or a Subsidiary during the applicable performance period and on such other conditions as determined by the Committee and set forth in the Award Agreement. With respect to Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria, and the amount and terms of payment and/or vesting upon achievement of the Performance Goals.

10.3 Performance Criteria. For purposes of Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Performance Criteria shall be one or any combination of the following, for the Company or any identified Subsidiary or business unit, as determined by the Committee at the time of the Award: (i) net earnings; (ii) earnings per share; (iii) net debt; (iv) net revenue; (v) revenue growth, sales growth or product revenue growth; (vi) net income (before or after taxes); (vii) pre- or after-tax income (before or after allocation of corporate overhead and bonus); (viii) net operating profit; (ix) return measures (including, but not limited to, return on assets or net assets, capital, equity or sales); (x) cash flow (including, but not limited to, operating cash flow, distributable cash flow, cash flow per share and free cash flow); (xi) earnings before or after interest, taxes depreciation, amortization and/or rent; (xii) appreciation in and/or maintenance of share price (including, but not limited to, growth measures and total stockholder return); (xiv) cost reduction, expense control or loss management; (xv) market share; (xvi) economic value added; (xvii) working capital; (xviii) adjusted operating margins, gross margins or cash margin; (xix) year-end cash; (xx) debt reductions; (xxi) the completion of corporate transactions; (xxii) gross or net profit margins; (xxiii) revenue mix; (xxiv) operating efficiency; (xxv) product diversification; (xxvi) market penetration; (xxvii) measurable achievement in quality, operation or development initiatives or production volume levels; (xxviii) quarterly dividends or distributions; (xxix) employee retention or turnover; (xxxi) operating income before depreciation, amortization and/or taxes; and/or (xxxii) any combination of or a specified increase or decrease, as applicable, in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP (or adjusted GAAP, as applicable), consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Goals may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to a selected peer company or group of peer companies (including particular business segments or divisions of such company or companies) or a market or other index, as specified by the Committee.

10.4 Performance Goals. For purposes of Cash Performance Awards, Performance Stock Units and other Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals need not be the same for all Participants.

10.5 Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect charges for restructurings, non-operating income, the impact of corporate transactions or discontinued operations, events that are unusual in nature or infrequent in occurrence and other non-recurring items, currency fluctuations, litigation or claim judgements, settlements and the cumulative effects of accounting or tax law changes. In addition, to the extent not inconsistent with Section 162(m) of the Code, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Cash Performance Awards for the partial performance period.

10.6 Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, in accordance with Section 162(m) of the Code, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award granted under this Section 10 and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that otherwise would be payable under an Award granted under this Section 10. The Committee may exercise such discretion in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that otherwise would be payable to any Participant under a Cash Performance Award, Performance Stock Unit or other Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

10.7 Certification. Following the conclusion of the performance period of a Cash Performance Award, Performance Stock Unit or other Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

10.8 Payment. Upon certification of the Performance Goals for a Cash Performance Award, Performance Stock Unit or other Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, Cash Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment.

11. Other Stock-Based Awards. The Committee, in its sole discretion, may grant Awards that are valued, in or whole or in part, by reference to, or are otherwise based on the Fair Market Value of shares of Common Stock (“Other Stock-Based Awards”), including without limitation, unrestricted shares, deferred shares, phantom shares or units, and dividend equivalent rights. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including without limitation, the right to receive one or more shares of Common Stock (or the equivalent cash value thereof) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based awards will be made, the number of shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, shares or a combination of cash and shares, and all other terms and conditions of such Awards not inconsistent with the terms of the Plan.

12. Change of Control.

12.1 Effect on Awards. Upon the occurrence of a Change of Control, unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including, without limitation, the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards); (c) acceleration of exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon a termination of Service following such event; and (d) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash, shares or other property or consideration in connection with such Change of Control: (i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and (ii) cancel all or any portion of outstanding Awards for fair value (in the form of cash, shares of Common Stock, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, however, that, in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change of Control transaction to holders of shares of Common Stock (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Shares in connection with the Change of Control.

12.2 Definition of Change of Control. Unless otherwise defined in an Award Agreement, “Change of Control” shall mean the occurrence of one or more of the following events:

(a) Any Person, other than the Excluded Persons, becomes the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not be taken into account in determining whether a Change of Control has occurred: (i) any acquisition of voting securities of the Company directly from the Company or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries.

(b) During any period of twelve (12) months, the following individuals (the “Incumbent Directors”) cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended.

(c) Consummation of a reorganization, recapitalization, merger or consolidation involving the Company, unless, following such transaction: (i) any individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such transaction are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the transaction (“successor entity”) in substantially the same relative proportions as their ownership immediately prior to such transaction; (ii) no Person (excluding any successor entity, any Excluded Person or any employee benefit plan or related trust of the Company, such successor entity or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the successor entity, except to the extent that such ownership existed prior to any such transaction; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the successor entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such transaction.

(d) The sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person that is not an Excluded Person.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

13. Forfeiture Events.

13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of Service for Cause; violation of Company policies; breach of noncompetition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant; or other conduct by the Participant that is detrimental to the business or reputation of the Company.

13.2 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause or

(ii) after termination of Service for any other reason, the Committee determines in its reasonable discretion that after termination, the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether the Participant has been terminated for Cause, the date upon which such termination for Cause occurs and whether the Participant engaged in conduct that violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary. Any such determination shall be final, conclusive and binding upon all Persons. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant’s Service for Cause or violates any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, the Company may suspend the Participant’s rights to exercise any Stock Option or Stock Appreciation Right, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act or omission could constitute the basis for a termination for Cause as provided in this Section 13.2.

(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean any of the following, as determined by the Board: the Participant’s: (i) failure, refusal or neglect to perform his or her job functions, or to follow the lawful directives of the Company or its Subsidiaries (other than by reason of a physical or mental impairment); (ii) commission of any felony or commission of a non-felony crime involving moral turpitude; (iii) embezzlement, misappropriation or fraud, whether or not related to the Participant’s employment with the Company or its Subsidiaries; (iv) engagement in dishonesty or misconduct which has negatively reflect on a the public reputation of the Company or its Subsidiaries; (v) violation of any material policy of the Company or its Subsidiaries; (vi) breach of the restrictive covenants contained in any agreement between the Participant and the Company or any Subsidiary; or (vii) material breach of any obligation under any written agreement between the Participant and the Company or any Subsidiary. Any voluntary termination of Service or other engagement by the Participant in anticipation of an involuntary termination of the Participant’s Service for Cause shall be deemed to be a termination for “Cause.” Notwithstanding the foregoing, in the event that a Participant is party to an employment, consulting, severance or other service-related agreement with the Company or any of its affiliates and such agreement contains a definition of “Cause,” the definition of “Cause” set forth above shall be deemed replaced and superseded, with respect to such Participant, by the definition of “Cause” used in such agreement.

13.3 Right of Recapture.

(a) General. If at any time within one year (or such longer time specified in an Award Agreement or other agreement with a Participant or policy applicable to the Participant) after the date on which a Participant exercises a Stock Option or Stock Appreciation Right or on which a Restricted Stock Award, Restricted Stock Unit or Other-Stock Based Award vests or becomes payable or on which a Cash Performance Award is paid to a Participant, or on which income otherwise is realized by a Participant in connection with an Award, (i) a Participant’s Service is terminated for Cause, (ii) the Committee determines in its discretion that the Participant is subject to any recoupment of benefits pursuant to the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, or (iii) after a Participant’s Service terminates for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act or omission which would have warranted termination of the Participant’s Service for Cause or (2) after a Participant’s termination of Service, the Participant engaged in conduct that materially violated any continuing obligation or duty of the Participant in respect of the Company or any Subsidiary, then any gain realized by the Participant from the exercise, vesting, payment or other realization of income by the Participant in connection with an Award, shall be paid by the Participant to the Company upon notice from the Company, subject to applicable law. Such gain shall be determined as of the date or dates on which the gain is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. To the extent not otherwise prohibited by law, the Company shall have the right to offset such gain against any amounts otherwise owed to the Participant by the Company (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b) Accounting Restatement. If a Participant receives compensation pursuant to an Award under the Plan (whether a Stock Option, Cash Performance Award or otherwise) based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, to the extent not otherwise prohibited by law, upon the written request of the Company, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed (clauses (i) and (ii), the “Policy”). Each Award granted hereunder shall be subject to the Policy, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy.

14. Transfer, Leave of Absence, Etc. For purposes of the Plan, except as otherwise determined by the Committee, the following events shall not be deemed a termination of Service: (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or (b) an approved leave of absence for military service or sickness, a leave of absence where the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted, a leave of absence for any other purpose approved by the Company or if the Committee otherwise so provides in writing.

15. General Provisions.

15.1 Status of Plan. The Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver shares of Common Stock or make payments with respect to Awards.

15.2 Award Agreement. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or Restricted Stock Units subject to the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement also may set forth the effect on an Award of (i) a Change of Control and/or (ii) a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and also may set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall supersede and control.

15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.6 hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the legatee or legatees of such Award designated under the Participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Service of an Eligible Person or a Participant for any reason or no reason at any time.

15.6 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.5 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that the stock certificates (if any) be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws or other applicable restrictions, or, should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee considers necessary or advisable.

15.7 Trading Policy and Other Restrictions. Stock Option exercises and other transactions involving Awards under the Plan shall be subject to the Company’s insider trading policy as may be in effect from time to time, and other restrictions, terms and conditions established by the Committee or by applicable law, including any other applicable policies set by the Committee from time to time.

15.8 Section 16 Participants. With respect to Participants subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. The Plan and Awards granted hereunder to any Participants subject to Section 16 of the Exchange Act shall be deemed amended to the extent necessary to conform to the applicable conditions of Rule 16b-3 or its successors under the Exchange Act.

15.9 Section 409A Compliance.

(a) To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the

Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements.

(b) No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months plus one day following the date of the Participant’s termination of Service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

15.10 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action that the Company determines is necessary or advisable to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue-sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

15.11 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not reduce the Share Reserve except as may otherwise be required under applicable law or the listing requirements of Nasdaq or other exchange or securities market on which the Common Stock is listed.

15.12 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include permitting the Participant to elect to satisfy the withholding obligation by tendering shares of Common Stock to the Company or having the Company withhold a number of shares of Common Stock having a value equal to the minimum statutory tax or as otherwise specified in an Award Agreement, or similar charge required to be paid or withheld.

15.13 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of shares of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.14 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.15 Plan Binding on Transferees. The Plan shall be binding upon the Company and its transferees and assigns, and the Participant and the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.16 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.17 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal or other securities laws.

15.18 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.19 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code or otherwise, and neither the Company nor the Committee shall have any liability to a person with respect thereto.

15.20 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third-party administrators of any data of a professional or personal nature for the purpose of administering the Plan.

15.21 Awards to Non-U.S. Participants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors, consultants or other personal service providers, the Committee, in its sole discretion, shall have the power and authority to (i) modify the terms and conditions of any Award granted to Participants outside the United States to comply with applicable local laws, (ii) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals and (iii) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 15.21 by the Committee shall be attached to this Plan document as appendices.

16. Term; Amendment and Termination; Stockholder Approval; Arbitration.

16.1 Term. The Plan shall be effective as of the date the Board approves the Plan (the “Effective Date”), subject to the approval by the stockholders of the Company. Subject to Section 16.2 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

16.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, however, that no amendment, modification, suspension or termination of the Plan shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Board may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code or for any other purpose, and shall seek such approval to the extent it deems necessary in its discretion to comply with applicable law or listing requirements of Nasdaq or other exchange or securities market. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable in its discretion to comply with or to take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations.

16.3 Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand and the Company on the other, shall be submitted to arbitration in the State of New York under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that any such submission by the Participant must be made within one year of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator’s award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses.

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

GORES HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints [    ] and [    ] (each a “Proxy” and collectively, the “Proxies”), and each of them independently, with full power of substitution as proxies to vote the shares of Common Stock of the Company (as defined below) that the undersigned is entitled to vote (the “Shares”) at the Special Meeting in Lieu of 2016 Annual Meeting of Stockholders (the “Special Meeting”) of Gores Holdings, Inc. (the “Company”) to be held on [                    ] at [            ] at [            ], and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and, unless such authority is withheld on the reverse side hereof, in the Proxies’ discretion on such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

GORES HOLDINGS, INC. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11.	Please mark votes as indicated in this example	☒

Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to adopt the Master Transaction Agreement, dated as of July 5, 2016 (as it may be amended from time to time, the “Master Transaction Agreement”), by and among the Company, Homer Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Company Merger Sub”), AP Hostess Holdings, L.P. (“AP Hostess LP”), Hostess CDM Co-Invest, LLC (“Hostess CDM Co-Invest”), CDM Hostess Class C, LLC (“CDM Hostess” and, together with AP Hostess LP and Hostess CDM Co-Invest, the “Selling Equityholders”), and AP Hostess LP, in its capacity as the sellers’ representative thereunder (in such capacity, the “Sellers’ Representative”), a copy of which is attached to this proxy statement as Annex A, and approve the transactions contemplated thereby, including, (i) the mergers of: (A) Hostess Management, LLC, a Delaware limited liability company owned, directly or indirectly, by certain of the Selling Equityholders and certain members of Hostess’ management, with and into Hostess Holdings, L.P., a Delaware limited partnership owned, directly or indirectly, by certain of the Selling Equityholders (“Hostess Holdings”), with Hostess Holdings continuing

FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Intention to Exercise Redemption Rights

If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the section entitled “Special Meeting in Lieu of 2016 Annual Meeting of the Company’s Stockholders — Redemption Rights.”

as the surviving entity (the “Management Merger”); (B) Company Merger Sub with and into AP Hostess Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of AP Hostess LP (“AP Hostess Holdings”), with AP Hostess Holdings continuing as the surviving entity (the “Subsidiary Merger”); and (C) immediately thereafter, AP Hostess Holdings with and into the Company, with the Company continuing as the surviving entity (the “Company Merger” and, together with the Management Merger and the Subsidiary Merger, the “Mergers”); and (ii) the purchase by the Company of certain of the limited partnership interests in Hostess Holdings held by certain of the Selling Equityholders (the “Purchase” and, together with the Mergers and the other transactions contemplated by the Master Transaction Agreement, the “Business Combination”);

Proposal No. 2 — The NASDAQ Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable NASDAQ listing rules, the issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the Business Combination, the Private Placement (as defined below) and the Executive Chairman Employment Agreement to be entered into with Mr. C. Dean Metropoulos;

FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ Stockholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), owned by me in connection with the proposed Business Combination between the Company and Hostess.

Proposal No. 3 — To amend the Company’s amended and restated certificate of incorporation to provide for the classification of its board of directors into three classes of directors with staggered terms of office and to make certain related changes;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — To amend the Company’s amended and restated certificate of incorporation to authorize an additional 40,000,000 shares of Common Stock, which would consist of (i) establishing 50,000,000 shares of a newly designated class of Class B Common Stock of the Company, par value $0.0001 per share, in order to provide for the Company’s new “Up-C” structure, which allows certain of the Selling Equityholders to continue to hold their ownership interst in Hostess in a tax efficient manner, and (ii) decreasing the post-combination company’s shares of Class F Common Stock, par value $0.0001 per share from 20,000,000 shares to 10,000,000 shares;

FOR ☐	AGAINST ☐	ABSTAIN ☐

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Proposal No. 5 — To consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to change the stockholder vote required to amend the certain provisions of the post-combination company’s proposed certificate and bylaws;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 6 — To amend the Company’s amended and restated certificate of incorporation to elect not to be governed by Section 203 of the DGCL and, instead, include a provision in its certificate of incorporation that is substantially similar to Section 203 of the DGCL, but carves out its Sponsor, Apollo and the CDM Holders, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder,” and to make certain related changes;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 7 — To amend the Company’s amended and restated certificate of incorporation to provide for certain additional changes, including changing the post-combination company’s corporate name from “Gores Holdings, Inc.” to “Hostess Brands, Inc.,” providing that certain transactions are not “corporate opportunities” and that certain persons, including the Selling Equityholders and their affiliates, are not subject to the doctrine of corporate opportunity, and eliminating certain provisions specific to its status as a blank check company, which its board of directors believes are necessary to adequately address the needs of the post-combination company, subject to approval by our stockholders at the Special Meeting;

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 8 — The Director Election Proposal — To consider and vote upon a proposal to elect seven directors to our board of directors, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the post-combination company’s annual meeting of stockholders in 2017, each Class II director having a term that expires at the post-combination company’s annual meeting of stockholders in 2018 and each Class III director having a term that expires at the post-combination company’s annual meeting of stockholders in 2019, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death;

FOR ALL ☐	AGAINST ALL ☐	FOR ALL EXCEPT ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below.
Nominees: 01 Mr. C. Dean Metropoulos 02 Mr. Andrew Jhawar 03 Mr. Mark Stone 04 Mr. Randy Bort 05 Mr. Jeffrey Rea 06 07

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Proposal No. 9 — The Incentive Plan Proposal — To approve the Hostess Brands, Inc. 2016 Equity Incentive Plan (the “Incentive Plan”), including the authorization of the initial share reserve under the Incentive Plan and also for purposes of complying with Section 162(m) of the Internal Revenue Code of 1986, as amended;

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 10 — The Ratification Proposal — To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 11: The Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the NASDAQ Proposal, or the Charter Amendment Proposals.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:             , 2016

Signature

Signature (if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership please sign in partnership name by an authorized person.

A vote to abstain will have the same effect as a vote “AGAINST” Proposals No. 1, 2, 3, 4, 5, 6, 7, 9, 10 and 11.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted “FOR” each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11.

If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.

▲  PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

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